                                                    Filed pursuant to Rule 424B5
                                               Registration File No.: 333-119328

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities, nor will we accept offers to buy these securities, prior to the time a final prospectus supplement is delivered.
This prospectus supplement is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JUNE 13, 2005

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 13, 2005)

[UBS INVESTMENT BANK LOGO]                               [LEHMAN BROTHERS LOGO]

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C3
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-C3
       CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-AB, CLASS A-4, CLASS A-M,
      CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS X-CP

     APPROXIMATE TOTAL PRINCIPAL BALANCE AT INITIAL ISSUANCE: $1,860,868,000

     We, Structured Asset Securities Corporation II, have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated June 13,
2005. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The offered certificates will represent interests only in the trust identified above. They will not represent interests in or obligations of any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of the mortgage loans that back them.

     The holders of each class of offered certificates will receive, to the extent of available funds, monthly payments of interest, principal or both, commencing on the distribution date in July 2005. The table on page S-5 of this prospectus supplement contains a list of the respective classes of offered certificates and states the original principal balance or notional amount, initial interest rate, interest rate description and other select characteristics of each of those classes. That same table on page S-5 of this prospectus supplement also contains a list of the non-offered classes of the series 2005-C3 certificates.

     YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-46 IN THIS
PROSPECTUS SUPPLEMENT AND ON PAGE 13 IN THE ACCOMPANYING PROSPECTUS PRIOR TO
INVESTING IN THE OFFERED CERTIFICATES.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

     Lehman Brothers Inc. and UBS Securities LLC are the underwriters for this offering. They will purchase their respective allocations, in each case if any, of the offered certificates from us, subject to the satisfaction of specified conditions. Our proceeds from the sale of the offered certificates will equal
approximately $          , plus accrued interest on all the offered
certificates, before deducting expenses payable by us. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. Not every underwriter will have an obligation to purchase offered certificates from us. See "Method of Distribution" in this prospectus supplement.

     With respect to this offering, Lehman Brothers Inc. is acting as co-lead manager and sole bookrunner and UBS Securities LLC is acting as co-lead manager.

UBS INVESTMENT BANK                                              LEHMAN BROTHERS

            The date of this prospectus supplement is June   , 2005.

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C3

         Commercial Mortgage Pass-Through Certificates, Series 2005-C3

                                  [MAP OMITTED]

COLORADO                           CONNECTICUT                   TENNESSEE
6 properties                       27 properties                 3 properties
$33,732,786                        $110,323,975                  $7,957,709
1.7% of total                      5.6% of total                 0.4% of total

KANSAS                             NEW JERSEY                    LOUISIANA
1 property                         20 properties                 2 properties
$2,071,103                         $42,130,322                   $15,700,000
0.1% of total                      2.1% of total                 0.8% of total

MISSOURI                           MARYLAND                      ARKANSAS
3 properties                       6 properties                  1 property
$11,387,075                        $34,151,640                   $1,844,133
0.6% of total                      1.7% of total                 0.1% of total

MINNESOTA                          WEST VIRGINIA                 TEXAS
1 property                         1 property                    35 properties
$1,461,121                         $2,289,643                    $161,144,845
0.1% of total                      0.1% of total                 8.2% of total

ILLINOIS                           VIRGINIA                      OKLAHOMA
10 properties                      23 properties                 1 property
$232,459,299                       $38,609,846                   $1,801,576
11.8% of total                     2.0% of total                 0.1% of total

MICHIGAN                           KENTUCKY                      ARIZONA
3 properties                       1 property                    7 properties
$25,354,991                        $1,801,576                    $66,565,201
1.3% of total                      0.1% of total                 3.4% of total

INDIANA                            NORTH CAROLINA                CALIFORNIA
4 properties                       28 properties                 18 properties
$32,829,796                        $120,415,542                  $152,578,781
1.7% of total                      6.1% of total                 7.7% of total

OHIO                               SOUTH CAROLINA                NEVADA
9 properties                       14 properties                 2 properties
$37,078,191                        $24,333,348                   $30,000,000
1.9% of total                      1.2% of total                 1.5% of total

PENNSYLVANIA                       GEORGIA                       OREGON
27 properties                      11 properties                 1 property
$87,934,227                        $106,638,118                  $1,035,552
4.4% of total                      5.4% of total                 0.1% of total

NEW YORK                           FLORIDA                       WASHINGTON
9 properties                       47 properties                 1 property
$424,233,047                       $106,353,999                  $1,844,133
21.5% of total                     5.4% of total                 0.1% of total

MASSACHUSETTS                      ALABAMA
3 properties                       6 properties
$45,558,581                        $15,407,893
2.3% of total                      0.8% of total

                    MORTGAGED PROPERTIES BY PROPERTY TYPE(1)

                              [PIE CHART OMITTED]

                      Industrial/Warehouse          3.5%
                      Self Storage                  0.6%
                      Office                       46.0%
                      Retail                       33.2%
                      Hotel                         9.5%
                      Multifamily(2)                7.2%

(1)  Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)  Multifamily component includes MHP properties representing 0.4% of the aggregate pool.

[ ] (greater than) 10.0% of Initial Mortgage Pool Balance

[ ] (greater than) 5.0 - 10.0% of Initial Mortgage Pool Balance

[ ] (greater than) 1.0 - 5.0% of Initial Mortage Pool Balance

[ ] (less than or equal to) 1.0% of Initial Mortgage Pool Balance



          [PICTURE OMITTED]                           [PICTURE OMITTED]
    200 PARK AVENUE, NEW YORK, NY                WACHOVIA PORTFOLIO, VARIOUS

          [PICTURE OMITTED]                           [PICTURE OMITTED]
900 NORTH MICHIGAN AVENUE, CHICAGO, IL     COURTYARD BY MARRIOTT PORTFOLIO, VARIOUS




                                                        [PICTURE OMITTED]
                                                CROSSROADS TOWNE CENTER, GILBERT, AZ

           [PICTURE OMITTED]                            [PICTURE OMITTED]
101 AVENUE OF THE AMERICAS, NEW YORK, NY             PACIFIC POINTE, GARDENA, CA

           [PICTURE OMITTED]                            [PICTURE OMITTED]
      LAKESIDE COMMONS, ATLANTA, GA          DECORATIVE CENTER OF HOUSTON, HOUSTON, TX

                                     [PICTURE OMITTED]
                           MACQUARIE DDR PORTFOLIO III, VARIOUS


                                TABLE OF CONTENTS



                                                                          PAGE
                                                                          ----

Important Notice About the Information Contained in this Prospectus

ANNEX A-1--Certain Characteristics of Individual Underlying Mortgage

ANNEX B--Certain Information Regarding Multifamily Properties ..........      B
ANNEX C-1--Price/Yield Tables ..........................................    C-1
ANNEX C-2--Decrement Tables ............................................    C-2
ANNEX D--Form of Distribution Date Statement ...........................      D
ANNEX E--Reference Rate Schedule .......................................      E
ANNEX F--Class A-AB Planned Principal Balance Schedule .................      F
ANNEX G--Global Clearance and Tax Documentation Procedures .............      G

                                   PROSPECTUS



                                      S-3

            IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents:

     o  this prospectus supplement, which describes the specific terms of the offered certificates; and

     o  the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates. If the description of the terms of the offered certificates contained in this prospectus supplement varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement and the accompanying prospectus.

                   NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     Within the United Kingdom, this prospectus supplement and the accompanying prospectus are directed only at persons who (i) have professional experience in matters relating to investments or (ii) are persons falling within Articles
49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion)
Order 2001 (all such persons together being referred to as "Relevant U.K.
Persons"). Within the United Kingdom, this prospectus supplement and the accompanying prospectus must not be acted on or relied on by persons who are not Relevant U.K. Persons. Any investment or investment activity within the
United Kingdom to which this prospectus supplement and the accompanying prospectus relate, including the offered certificates, is available only to
Relevant U.K. Persons and will be engaged in only with Relevant U.K. Persons.

                         NOTICE TO RESIDENTS OF KOREA

     The securities to which these materials relate (the "Subject Securities")
have not been and will not be registered under the Securities and Exchange Act of Korea and none of the Subject Securities may be offered or sold, directly or indirectly, in Korea or to any resident of Korea or to any persons for the reoffering or resale, directly or indirectly, in Korea or to any resident of
Korea, except pursuant to applicable laws and regulations of Korea. None of
Lehman Brothers Inc. or UBS Securities LLC or any of their respective affiliates makes any representation with respect to the eligibility of any recipients of these materials or of the Subject Securities to acquire the
Subject Securities under the laws of Korea, including, without limitation, the
Foreign Exchange Transaction Regulations of Korea. In addition, any recipient or purchaser of the Subject Securities represents that it is purchasing or acquiring the Subject Securities as principal for its own account. For a period of one year from the issue date of the Subject Securities, neither the holder of the Subject Securities nor any resident of Korea may transfer the Subject
Securities in Korea or to any resident of Korea unless such transfer involves all of the Subject Securities held by it. Also, for a period of one year from the issue date of the Subject Securities, the face amount of each certificate representing the Subject Securities held by a resident of Korea shall not be subdivided into more than one such certificate representing the Subject
Securities. Furthermore, the purchaser of the Subject Securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the Foreign Exchange Transaction laws) in connection with the purchase of the Subject Securities. For the avoidance of doubt, it is the sole responsibility of the recipient or purchaser of the Subject Securities to determine whether such recipient or purchaser is eligible for the acquisition of the Subject Securities under applicable laws and regulations of Korea, and whether such recipient or purchaser will have complied with all applicable
Korean legal and regulatory requirements in connection with the purchase of the
Subject Securities.

                         NOTICE TO RESIDENTS OF GERMANY

     Each of the underwriters has confirmed that it is aware that no German sales prospectus (Verkaufsprospekt) has been or will be published in respect of the offering of the series 2005-C3 certificates and each of the underwriters has represented and agreed that it will comply with the German Securities Sales
Prospectus Act (Wertpapier - Verkaufsprospektgesetz) or any other laws applicable in Germany governing the issue, offering and sale of the series
2005-C3 certificates. In particular, each underwriter has undertaken not to engage in a public offering (Offentliches Angebot) in Germany with respect to any of the series 2005-C3 certificates otherwise than in accordance with the
German Securities Sales Prospectus Act and any other act replacing or supplementing it and all other applicable laws and regulations.

     Any series 2005-C3 certificates purchased by any person which it wishes to offer for sale or resale may not be offered in any jurisdiction in circumstances which would result in the depositor being obliged to register any further prospectus or corresponding document relating to the series 2005-C3 certificates in such jurisdiction.

                                      S-4

                       SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.

                        INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2005-C3 commercial mortgage pass-through certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not offered by this prospectus supplement.

          SERIES 2005-C3 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES



            APPROX. TOTAL                         APPROX. %
         PRINCIPAL BALANCE        APPROX. %      TOTAL CREDIT                                  WEIGHTED
            OR NOTIONAL          OF INITIAL       SUPPORT AT     PASS-THROUGH     INITIAL      AVERAGE
              AMOUNT AT           MORTGAGE          INITIAL          RATE      PASS-THROUGH      LIFE       PRINCIPAL      RATINGS
 CLASS     INITIAL ISSUANCE    POOL BALANCE(4)    ISSUANCE(4)    DESCRIPTION       RATE       (YEARS) (8)   WINDOW (8)   S&P/MOODY'S
 -----     --------------      ---------------    -----------    -----------       ----       -----------   ----------   -----------

Offered Certificates
A-1        $   83,000,000            4.2%          30.000%(5)        Fixed               %        2.71      07/05-04/10    AAA/Aaa
A-2        $  150,000,000            7.6%          30.000%(5)        Fixed               %        4.91      04/10-07/10    AAA/Aaa
A-3        $  369,000,000           18.7%          30.000%(5)        Fixed               %        6.46      10/11-05/12    AAA/Aaa
A-AB       $   83,000,000            4.2%          30.000%(5)        Fixed               %        7.12      07/10-10/14    AAA/Aaa
A-4        $  698,912,000           35.4%          30.000%(5)        Fixed               %        9.73      10/14-05/15    AAA/Aaa
A-M        $  197,702,000           10.0%          20.000%           Fixed               %        9.88      05/15-05/15    AAA/Aaa
A-J        $  185,345,000            9.4%          10.625%           Fixed               %        9.89      05/15-06/15    AAA/Aaa
B          $   22,242,000            1.1%           9.500%          Fixed(6)             %        9.96      06/15-06/15    AA+/Aa1
C          $   19,770,000            1.0%           8.500%          Fixed(6)             %        9.96      06/15-06/15     AA/Aa2
D          $   19,770,000            1.0%           7.500%          Fixed(6)             %        9.96      06/15-06/15    AA-/Aa3
E          $   12,356,000            0.6%           6.875%          Fixed(6)             %        9.96      06/15-06/15     A+/A1
F          $   19,771,000            1.0%           5.875%          Fixed(6)             %        9.99      06/15-07/15      A/A2
X-CP       $1,851,490,000(3)         N/A             N/A          Variable IO            %(7)      N/A          N/A        AAA/Aaa

Non-Offered Certificates
X-CL       $1,977,017,986(3)         N/A             N/A          Variable IO            %(7)      N/A          N/A          N/A
G          $   14,827,000            0.7%            N/A            Fixed(6)             %         N/A          N/A          N/A
H          $   22,242,000            1.1%            N/A            Fixed(6)             %         N/A          N/A          N/A
J          $   19,770,000            1.0%            N/A            Fixed(6)             %         N/A          N/A          N/A
K          $   19,770,000            1.0%            N/A            Fixed(6)             %         N/A          N/A          N/A
L          $    7,414,000            0.4%            N/A             Fixed               %         N/A          N/A          N/A
M          $    2,471,000            0.1%            N/A             Fixed               %         N/A          N/A          N/A
N          $    2,471,000            0.1%            N/A             Fixed               %         N/A          N/A          N/A
P          $    4,943,000            0.3%            N/A             Fixed               %         N/A          N/A          N/A
Q          $    2,471,000            0.1%            N/A             Fixed               %         N/A          N/A          N/A
S          $    4,943,000            0.3%            N/A             Fixed               %         N/A          N/A          N/A
T          $   14,827,986            0.8%            N/A             Fixed               %         N/A          N/A          N/A
ML-1(1)    $    7,536,204            N/A             N/A             Fixed               %         N/A          N/A          N/A
ML-2(1)    $   43,700,000            N/A             N/A             Fixed               %         N/A          N/A          N/A
CBM-1(2)   $    5,400,000            N/A             N/A             Fixed               %         N/A          N/A          N/A
CBM-2(2)   $   16,500,000            N/A             N/A             Fixed               %         N/A          N/A          N/A
CBM-3(2)   $   20,800,000            N/A             N/A             Fixed               %         N/A          N/A          N/A
X-CBM(2)   $   42,700,000(3)         N/A             N/A          Variable IO            %(7)      N/A          N/A          N/A
R-I                 N/A              N/A             N/A              N/A            N/A           N/A          N/A          N/A
R-II                N/A              N/A             N/A              N/A            N/A           N/A          N/A          N/A
R-III               N/A              N/A             N/A              N/A            N/A           N/A          N/A          N/A


                                       S-5

------------

(1)  The class ML-1 and ML-2 certificates will represent an interest solely in a portion of the underlying mortgage loan that is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 200
     Park Avenue. Accordingly, those series 2005-C3 certificates are considered to be among the series 2005-C3 loan-specific certificates. The 200 Park
     Avenue underlying mortgage loan consists of two loan components that are referred to in this prospectus supplement as the 200 Park Avenue pooled component and the 200 Park Avenue non-pooled component. The 200 Park Avenue non-pooled component backs the class ML-1 and ML-2 certificates. The 200
     Park Avenue pooled component will be pooled with the other underlying mortgage loans to back the non-loan specific classes of the series 2005-C3 certificates.

(2)  The class CBM-1, CBM-2, CBM-3 and X-CBM certificates will represent an interest solely in a portion of the underlying mortgage loan that is secured by the portfolio of mortgaged real properties collectively identified on Annex A-1 to this prospectus supplement as Courtyard by
     Marriott Portfolio. Accordingly, those series 2005-C3 certificates are considered to be among the series 2005-C3 loan-specific certificates. The
     Courtyard by Marriott Portfolio underlying mortgage loan consists of two loan components that are referred to in this prospectus supplement as the
     Courtyard by Marriott Portfolio pooled component and the Courtyard by
     Marriott Portfolio non-pooled component. The Courtyard by Marriott
     Portfolio non-pooled component backs the class CBM-1, CBM-2, CBM-3 and
     X-CBM certificates. The Courtyard by Marriott Portfolio pooled component will be pooled with the other underlying mortgage loans to back the non-loan specific classes of the series 2005-C3 certificates.

(3)  Notional amount.

(4)  The approximate percentage of total initial mortgage pool balance, and the approximate percentage of total credit support at initial issuance, of any class shown on the table on page S-5 does not take into account any of the principal balances of the class ML-1, ML-2, CBM-1, CBM-2 or CBM-3 certificates or either of the respective non-pooled components of the 200
     Park Avenue and Courtyard by Marriott Portfolio underlying mortgage loans that are represented by those series 2005-C3 certificates.

(5)  Presented on an aggregate basis for the class A-1, A-2, A-3, A-AB and A-4 certificates.

(6)  In general, the pass-through rates for the class B, C, D, E, F, G, H, J and
     K certificates will, in the case of each of those classes, be fixed at the rate per annum specified in the table above as the initial pass-through rate for the subject class. However, with respect to any interest accrual period, if the weighted average of certain net interest rates on the underlying mortgage loans (or, in the case of the 200 Park Avenue and
     Courtyard by Marriott Portfolio underlying mortgage loans, just on the respective pooled components thereof) is below the identified initial pass-through rate for the class B, C, D, E, F, G, H, J or K certificates, as the case may be, then the pass-through rate for the subject class of series 2005-C3 certificates during that interest accrual period will be that weighted average net interest rate.

(7)  Approximate.

(8)  Calculated based on: (a) the assumptions that the related borrower timely makes all payments on each underlying mortgage loan and that no underlying mortgage loan is prepaid prior to maturity; and (b) the other modeling assumptions referred to under "Yield and Maturity Considerations" in, and set forth in the glossary to, this prospectus supplement.

     The series 2005-C3 certificates will evidence beneficial ownership interests in a common law trust designated as the LB-UBS Commercial Mortgage
Trust 2005-C3. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust, which will constitute the trust fund, will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement, including an initial mortgage pool balance, which is further discussed in the next paragraph, of approximately $1,977,017,986.

     Each of the 200 Park Avenue underlying mortgage loan and the Courtyard by
Marriott Portfolio underlying mortgage loan consists of two loan components that are referred to in this prospectus supplement as a pooled component and a non-pooled component, respectively (and, in addition, each of those mortgage loans is part of a loan combination, as further described herein). In connection therewith: (a) the 200 Park Avenue underlying mortgage loan and the
Courtyard by Marriott Portfolio underlying mortgage loan are sometimes referred to as the underlying split mortgage loans; (b) the respective pooled components of the underlying split mortgage loans are sometimes referred to as the split mortgage loan pooled components; and (c) the respective non-pooled components of the split underlying mortgage loans are sometimes referred

                                      S-6

to as the split mortgage loan non-pooled components. For purposes of presenting information in this prospectus supplement, the respective non-pooled components of the 200 Park Avenue underlying mortgage loan and the Courtyard by Marriott
Portfolio underlying mortgage loan are each treated as being separate mortgage loans that are outside of the trust. Accordingly, references in this prospectus supplement to the initial mortgage pool balance are to the aggregate principal balance of the underlying mortgage loans (without regard to the respective non-pooled components of the 200 Park Avenue underlying mortgage loan and the
Courtyard by Marriott Portfolio underlying mortgage loan) as of June 13, 2005, after application of all scheduled payments of principal due with respect to the underlying mortgage loans on or before that date.

     The governing document for purposes of issuing the series 2005-C3 certificates and forming the trust will be a pooling and servicing agreement to be dated as of June 13, 2005. The series 2005-C3 pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the series 2005-C3 certificates.

     The parties to the series 2005-C3 pooling and servicing agreement will include us, a trustee, a fiscal agent, a master servicer and a special servicer. A copy of the series 2005-C3 pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Available Information; Incorporation by Reference" in the
accompanying prospectus.

A.  TOTAL PRINCIPAL
    BALANCE OR NOTIONAL
    AMOUNT AT INITIAL
    ISSUANCE..............  The class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C,
                            D, E, F, G, H, J, K, L, M, N, P, Q, S, T, ML-1,
                            ML-2, CBM-1, CBM-2 and CBM-3 certificates will be
                            the series 2005-C3 certificates with principal
                            balances and are sometimes referred to as the series
                            2005-C3 principal balance certificates. In addition:

                            o  the class ML-1 and ML-2 certificates are
                               sometimes referred to as the class ML principal
                               balance certificates;

                            o  the class CBM-1, CBM-2 and CBM-3 certificates
                               are sometimes referred to as the class CBM
                               principal balance certificates; and

                            o  the class ML principal balance certificates and
                               the class CBM principal balance certificates are
                               sometimes referred to as the series 2005-C3
                               loan-specific principal balance certificates.

                            The table on page S-5 of this prospectus supplement
                            identifies for each class of series 2005-C3
                            principal balance certificates the approximate
                            total principal balance of that class at initial
                            issuance. The actual total principal balance of any
                            class of series 2005-C3 principal balance
                            certificates at initial issuance may be larger or
                            smaller than the amount shown in the table on page
                            S-5 of this prospectus supplement, depending on,
                            among other things, the actual size of the initial
                            mortgage pool balance or, in the case of a class of
                            series 2005-C3 loan-specific principal balance
                            certificates, the actual size of the split mortgage
                            loan non-pooled component backing that class of
                            certificates. The actual size of the initial
                            mortgage pool balance may be as much as 5% larger
                            or smaller than the amount presented in this
                            prospectus supplement.

                            The class X-CL, X-CP and X-CBM certificates will
                            not have principal balances and are sometimes
                            referred to as the "series 2005-C3 interest-only
                            certificates." For purposes of calculating the
                            amount of accrued interest, each of those classes
                            of series 2005-C3 interest-only certificates will
                            have a total notional amount.

                            The total notional amount of the class X-CL
                            certificates will equal the total principal balance
                            of the class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B,
                            C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T
                            certificates outstanding from time to time. The
                            total notional amount of the class X-CL
                            certificates at initial issuance will be
                            approximately $         , although it may be as
                            much as 5% larger or smaller.

                                      S-7

                            The total notional amount of the class X-CP
                            certificates will equal:

                            o  during the period from the date of initial
                               issuance of the series 2005-C3 certificates
                               through and including the distribution date in
                                            , the sum of (a) the lesser of
                               $         and the total principal balance of the
                               class     certificates outstanding from time to
                               time and (b) the total principal balance of the
                               class    ,    ,    ,    ,    ,    ,    ,    ,
                                  ,     and     certificates outstanding from
                               time to time;

                            o  during the period following the distribution
                               date in               through and including the
                               distribution date in              , the sum of
                               (a) the lesser of $          and the total
                               principal balance of the class     certificates
                               outstanding from time to time and (b) the total
                               principal balance of the class    ,    ,    ,
                                  ,    ,    ,    ,    ,     and
                               certificates outstanding from time to time;

                            o  during the period following the distribution
                               date in               through and including the
                               distribution date in              , the sum of
                               (a) the lesser of $          and the total
                               principal balance of the class     certificates
                               outstanding from time to time and (b) the total
                               principal balance of the class    ,    ,    ,
                                  ,    ,    ,    ,    ,     and
                               certificates outstanding from time to time;

                            o  during the period following the distribution
                               date in               through and including the
                               distribution date in              , the sum of
                               (a) the lesser of $          and the total
                               principal balance of the class     certificates
                               outstanding from time to time, (b) the total
                               principal balance of the class    ,    ,    ,
                                  ,    ,    ,    ,     and     certificates
                               outstanding from time to time and (c) the lesser
                               of $        and the total principal balance of
                               the class     certificates outstanding from time
                               to time;

                            o  during the period following the distribution
                               date in               through and including the
                               distribution date in             , the sum of
                               (a) the lesser of $          and the total
                               principal balance of the class     certificates
                               outstanding from time to time, (b) the total
                               principal balance of the class    ,    ,    ,
                                  ,    ,    ,     and     certificates
                               outstanding from time to time and (c) the lesser
                               of $         and the total principal balance of
                               the class     certificates outstanding from time
                               to time;

                            o  during the period following the distribution
                               date in               through and including the
                               distribution date in              , the sum of
                               (a) the lesser of $          and the total
                               principal balance of the class     certificates
                               outstanding from time to time, (b) the total
                               principal balance of the class    ,    ,    ,
                                  ,     and     certificates outstanding from
                               time to time and (c) the lesser of $         and
                               the total principal balance of the class
                               certificates outstanding from time to time;

                            o  during the period following the distribution
                               date in               through and including the
                               distribution date in              , the sum of
                               (a) the lesser of $          and the total
                               principal balance of the class     certificates
                               outstanding from time to time, (b) the lesser of
                               $         and the total principal balance of the
                               class     certificates outstanding from time to
                               time, (c) the total principal balance of the
                               class    ,    ,     and     certificates
                               outstanding from time to time and (d) the lesser
                               of $

                                      S-8

                               and the total principal balance of the class
                               certificates outstanding from time to time;

                            o  during the period following the distribution
                               date in               through and including the
                               distribution date in              , the sum of
                               (a) the lesser of $          and the total
                               principal balance of the class     certificates
                               outstanding from time to time, (b) the total
                               principal balance of the class    ,     and
                               certificates outstanding from time to time and
                               (c) the lesser of $        and the total
                               principal balance of the class     certificates
                               outstanding from time to time; and

                            o  following the distribution date in          , $0.

                            The total initial notional amount of the class X-CP
                            certificates will be approximately
                            $               , although it may be as much as 10%
                            larger or smaller.

                            The total notional amount of the class X-CBM
                            certificates will equal the total principal balance
                            of the class CBM principal balance certificates
                            outstanding from time to time.

                            The class R-I, R-II and R-III certificates will not
                            have principal balances or notional amounts. They
                            will be residual interest certificates. The holders
                            of the class R-I, R-II and R-III certificates are
                            not expected to receive any material payments.

B.  TOTAL CREDIT SUPPORT
    AT INITIAL ISSUANCE...  The respective classes of the series 2005-C3 certificates, other than the class R-I, R-II and
                            R-III certificates, will entitle their holders to
                            varying degrees of seniority for purposes of--

                            o  receiving payments of interest and, if and when
                               applicable, payments of principal, and

                            o  bearing the effects of losses on the underlying
                               mortgage loans, as well as default-related and
                               other unanticipated expenses of the trust.

                            Without regard to the class ML-1, ML-2, CBM-1,
                            CBM-2, CBM-3 and X-CBM certificates, which are
                            discussed below in this "--Total Credit Support at
                            Initial Issuance" subsection:

                            o  the class A-1, A-2, A-3, A-AB, A-4, X-CL and X-CP
                               certificates will be the most senior classes of
                               the series 2005-C3 certificates;

                            o  after the classes referred to in the prior
                               bullet, the class A-M certificates will be the
                               next most senior class of the series 2005-C3
                               certificates;

                            o  after the classes referred to in the prior two
                               bullets, the class A-J certificates will be the
                               next most senior class of the series 2005-C3
                               certificates; and

                            o  thereafter, the class B, C, D, E, F, G, H, J, K,
                               L, M, N, P, Q, S and T certificates will, in the
                               case of each such class, be senior to each other
                               such class, if any, with a later alphabetic class
                               designation.

                            The class R-I, R-II and R-III certificates will be
                            residual interest certificates and will not provide
                            any credit support to the other series 2005-C3
                            certificates.

                            The table on page S-5 of this prospectus supplement
                            shows the approximate total credit support provided
                            to each class of offered certificates, other than
                            the class X-CP certificates, through the
                            subordination of other classes of the series

                                      S-9

                            2005-C3 principal balance certificates (other than
                            the series 2005-C3 loan-specific principal balance
                            certificates). In the case of each class of offered
                            certificates, exclusive of the class X-CP
                            certificates, the credit support shown in the table
                            on page S-5 of this prospectus supplement
                            represents the total initial principal balance,
                            expressed as a percentage of the initial mortgage
                            pool balance, of all classes of the series 2005-C3
                            principal balance certificates (other than the
                            series 2005-C3 loan-specific principal balance
                            certificates) that are subordinate to the indicated
                            class.

                            The class ML principal balance certificates
                            represent interests solely in the non-pooled
                            component of the 200 Park Avenue underlying
                            mortgage loan, and the class CBM-1, CBM-2, CBM-3
                            and X-CBM certificates--referred to from time to
                            time in this prospectus supplement as the class CBM
                            certificates-- represent interests solely in the
                            non-pooled component of the Courtyard by Marriott
                            Portfolio underlying mortgage loan. Accordingly,
                            the class ML principal balance certificates and the
                            class CBM certificates are referred to from time to
                            time in this prospectus supplement as the series
                            2005-C3 loan-specific certificates.

                            The series 2005-C3 loan-specific certificates
                            relating to a particular underlying split mortgage
                            loan represent a right to receive payments solely
                            out of payments and other collections on the
                            non-pooled component of that underlying split
                            mortgage loan, as described under "Description of
                            the Offered Certificates--Payments--Payments on the
                            Loan-Specific Certificates" in this prospectus
                            supplement. In that regard--

                            o  the holders of the respective classes of the
                               series 2005-C3 loan-specific certificates
                               relating to a particular underlying split
                               mortgage loan will be entitled to receive,
                               subject to available funds, monthly payments of
                               interest, at the respective pass-through rates
                               for the subject classes of certificates, provided
                               that (a) the allocation, on each related due
                               date, of payments of interest to the non-pooled
                               component of such underlying split mortgage loan
                               will be subordinate to the allocation, on such
                               due date, of payments of interest to the related
                               pooled component of such underlying split
                               mortgage loan and to the two (2) related pari
                               passu non-trust loans (identified below under
                               "--Relevant Parties--Non-Trust Mortgage Loan
                               Noteholders") that are part of the same loan
                               combination as such subject underlying split
                               mortgage loan, and (b) following and during the
                               continuance of certain uncured events of default
                               with respect to the underlying split mortgage
                               loan represented by the subject class of series
                               2005-C3 loan-specific certificates, payments of
                               interest will be allocable to the non-pooled
                               component of such underlying split mortgage loan
                               only following payment in full of all accrued
                               interest (other than default interest) on and the
                               entire principal balance of (i) the pooled
                               component of such underlying split mortgage loan
                               and (ii) the two (2) related pari passu non-trust
                               loans that are part of the same loan combination
                               as the subject underlying split mortgage loan;
                               and

                            o  the holders of the respective classes of the
                               series 2005-C3 loan-specific principal balance
                               certificates relating to a particular underlying
                               split mortgage loan will be entitled to receive,
                               in the aggregate, subject to available funds, (a)
                               prior to the occurrence of certain material
                               uncured events of default with respect to the
                               underlying split mortgage loan represented by the
                               subject class of series 2005-C3 loan-specific
                               principal balance certificates, payments of
                               principal allocable to the non-pooled component
                               of such

                                      S-10

                               underlying split mortgage loan on the related
                               due date, which allocation of payments of
                               principal to the non-pooled component of such
                               underlying split mortgage loan will be
                               subordinate to the allocation of payments of
                               principal to the related pooled component of
                               such underlying split mortgage loan and to the
                               two (2) related pari passu non-trust loans that
                               are part of the same loan combination as such
                               subject underlying split mortgage loan on such
                               due date, and (b) following and during the
                               continuance of certain uncured events of default
                               with respect to the underlying split mortgage
                               loan represented by the subject class of series
                               2005-C3 loan-specific principal balance
                               certificates, payments of principal up to the
                               unpaid principal balance of the non-pooled
                               component of such underlying split mortgage
                               loan, but only following payment in full of the
                               entire principal balance of the pooled component
                               of such underlying split mortgage loan and of
                               the entire principal balance of the two (2)
                               related pari passu non-trust loans that are part
                               of the same loan combination as the subject
                               underlying split mortgage loan.

C.  PASS-THROUGH RATE.....  Each class of the series 2005-C3 certificates, other than the class R-I, R-II and R-III certificates,
                            will bear interest. The table on page S-5 of this
                            prospectus supplement provides the indicated
                            information regarding the pass-through rate at which
                            each of those classes of the series 2005-C3
                            certificates will accrue interest.

                            The pass-through rates for the class A-1, A-2, A-3,
                            A-AB, A-4, A-M, A-J, L, M, N, P, Q, S and T
                            certificates will, in the case of each of those
                            classes, be fixed at the rate per annum identified
                            in the table on page S-5 of this prospectus
                            supplement as the initial pass-through rate for the
                            subject class.

                            The pass-through rates for the class B, C, D, E, F,
                            G, H, J and K certificates will, in the case of
                            each of those classes, generally be fixed at the
                            rate per annum identified in the table on page S-5
                            of this prospectus supplement as the initial
                            pass-through rate for the subject class. However,
                            with respect to any interest accrual period, if the
                            weighted average of certain net interest rates on
                            the underlying mortgage loans (or, in the case of
                            the underlying split mortgage loans, the net
                            interest rates on the split mortgage loan pooled
                            components only) is below the identified initial
                            pass-through rate for the class B, C, D, E, F, G,
                            H, J or K certificates, as the case may be, then
                            the pass-through rate that will be in effect for
                            the subject class of series 2005-C3 certificates
                            during that interest accrual period will be that
                            weighted average net interest rate.

                            The pass-through rate for the class X-CP
                            certificates, for each interest accrual period from
                            and including the initial interest accrual period
                            through and including the interest accrual period
                            that ends in              , will equal the weighted
                            average of the respective strip rates, which we
                            refer to as class X-CP strip rates, at which
                            interest accrues during the subject interest
                            accrual period on the respective components of the
                            total notional amount of the class X-CP
                            certificates outstanding immediately prior to the
                            related distribution date, with the relevant
                            weighting to be done based upon the relative sizes
                            of those components. Each of those components will
                            be comprised of all or a designated portion of the
                            total principal balance of a specified class of
                            series 2005-C3 principal balance certificates. If
                            all or a designated portion of the total principal
                            balance of any class of series 2005-C3 principal
                            balance certificates is identified under "--Total
                            Principal Balance or Notional Amount at Initial
                            Issuance" above as being part of the total notional
                            amount of the class X-CP certificates

                                      S-11

                            outstanding immediately prior to any distribution
                            date, then that total principal balance, or
                            designated portion thereof, will represent a
                            separate component of the total notional amount of
                            the class X-CP certificates for purposes of
                            calculating the accrual of interest during the
                            related interest accrual period.

                            For purposes of accruing interest during any
                            interest accrual period from and including the
                            initial interest accrual period through and
                            including the interest accrual period that ends in
                                         , on any particular component of the
                            total notional amount of the class X-CP
                            certificates outstanding immediately prior to the
                            related distribution date, the applicable class
                            X-CP strip rate will equal the excess, if any, of:

                            (1) the lesser of--

                                (a) the reference rate specified on Annex E to
                                    this prospectus supplement for that interest
                                    accrual period, and

                                (b) the weighted average of certain net interest
                                    rates on the underlying mortgage loans (or,
                                    in the case of the underlying split mortgage
                                    loans, the net interest rates on the split
                                    mortgage loan pooled components only) for
                                    that interest accrual period, over

                            (2) the pass-through rate in effect during that
                                interest accrual period for the class of series
                                2005-C3 principal balance certificates whose
                                total principal balance, or a designated portion
                                thereof, comprises the subject component.

                            Following the interest accrual period that ends in
                                         , the class X-CP certificates will
                            cease to accrue interest. In connection therewith,
                            the class X-CP certificates will have a 0%
                            pass-through rate for the interest accrual period
                            beginning in               and for each interest
                            accrual period thereafter.

                            The pass-through rate for the class X-CL
                            certificates will, with respect to any interest
                            accrual period, equal a weighted average of the
                            respective strip rates, which we refer to as class
                            X-CL strip rates, at which interest accrues during
                            that interest accrual period on the respective
                            components of the total notional amount of the
                            class X-CL certificates outstanding immediately
                            prior to the related distribution date, with the
                            relevant weighting to be done based upon the
                            relative sizes of those components. Each of those
                            components will be comprised of all or a designated
                            portion of the total principal balance of one of
                            the classes of series 2005-C3 principal balance
                            certificates. In general, the total principal
                            balance of each class of series 2005-C3 principal
                            balance certificates (exclusive of the series
                            2005-C3 loan-specific principal balance
                            certificates) will constitute a separate component
                            of the total notional amount of the class X-CL
                            certificates. However, if a portion, but not all,
                            of the total principal balance of any particular
                            class of series 2005-C3 principal balance
                            certificates (exclusive of the series 2005-C3
                            loan-specific principal balance certificates) is
                            identified under "--Total Principal Balance or
                            Notional Amount at Initial Issuance" above as being
                            part of the total notional amount of the class X-CP
                            certificates outstanding immediately prior to any
                            distribution date, then that identified portion of
                            such total principal balance will represent one
                            separate component of the total notional amount of
                            the class X-CL certificates for purposes of
                            calculating the accrual of interest during the
                            related interest accrual period, and the remaining
                            portion of such total principal balance will
                            represent another separate component of the class
                            X-CL certificates for purposes of calculating the
                            accrual of interest during the related interest
                            accrual period.

                                      S-12

                            For purposes of accruing interest during any
                            interest accrual period from and including the
                            initial interest accrual period through and
                            including the interest accrual period that ends in
                                         , on any particular component of the
                            total notional amount of the class X-CL
                            certificates outstanding immediately prior to the
                            related distribution date, the applicable class
                            X-CL strip rate will be calculated as follows:

                            (1) if the subject component consists of either the
                                total principal balance, or a designated portion
                                of the total principal balance, of any class of
                                series 2005-C3 principal balance certificates
                                (exclusive of the series 2005-C3 loan-specific
                                principal balance certificates), and if such
                                total principal balance or such designated
                                portion of such total principal balance, as
                                applicable, also constitutes a component of the
                                total notional amount of the class X-CP
                                certificates outstanding immediately prior to
                                the related distribution date, then the
                                applicable class X-CL strip rate will equal the
                                excess, if any, of (a) the weighted average of
                                certain net interest rates on the underlying
                                mortgage loans (or, in the case of the
                                underlying split mortgage loans, the net
                                interest rates on the split mortgage loan pooled
                                components only), over (b) the greater of (i)
                                the reference rate specified on Annex E to this
                                prospectus supplement for that interest accrual
                                period and (ii) the pass-through rate in effect
                                during that interest accrual period for that
                                class of series 2005-C3 principal balance
                                certificates; and

                            (2) if the subject component consists of either the
                                total principal balance, or a designated portion
                                of the total principal balance, of any class of
                                series 2005-C3 principal balance certificates
                                (exclusive of the series 2005-C3 loan-specific
                                principal balance certificates), and if such
                                total principal balance or such designated
                                portion of such total principal balance, as
                                applicable, does not also constitute a component
                                of the total notional amount of the class X-CP
                                certificates outstanding immediately prior to
                                the related distribution date, then the
                                applicable class X-CL strip rate will equal the
                                excess, if any, of (a) the weighted average of
                                certain net interest rates on the underlying
                                mortgage loans (or, in the case of the
                                underlying split mortgage loans, the net
                                interest rates on the split mortgage loan pooled
                                components only), over (b) the pass-through rate
                                in effect during that interest accrual period
                                for that class of series 2005-C3 principal
                                balance certificates.

                            Notwithstanding the foregoing, for purposes of
                            accruing interest on the class X-CL certificates
                            during each interest accrual period subsequent to
                            the interest accrual period that ends in
                                         , the total principal balance of each
                            class of series 2005-C3 principal balance
                            certificates (exclusive of the series 2005-C3
                            loan-specific principal balance certificates) will
                            constitute a single separate component of the total
                            notional amount of the class X-CL certificates, and
                            the applicable class X-CL strip rate with respect
                            to each of those components for each of those
                            interest accrual periods will equal the excess, if
                            any, of (a) the weighted average of certain net
                            interest rates on the underlying mortgage loans
                            (or, in the case of the underlying split mortgage
                            loans, the net interest rates on the split mortgage
                            loan pooled components only), over (b) the
                            pass-through rate in effect during the subject
                            interest accrual period for the class of series
                            2005-C3 principal balance certificates whose
                            principal balance makes up that component.

                                      S-13

                            The pass-through rates for the respective classes
                            of the series 2005-C3 loan-specific principal
                            balance certificates will, in the case of each of
                            those classes, be fixed at the rate per annum
                            identified in the table on page S-5 of this
                            prospectus supplement as the initial pass-through
                            rate for the subject class.

                            The pass-through rate for the class X-CBM
                            certificates will be a variable rate that is, for
                            any interest accrual period, equal to the excess,
                            if any, of the mortgage interest rate with respect
                            to the non-pooled component of the Courtyard by
                            Marriott Portfolio underlying mortgage loan in
                            effect as of the date of initial issuance of the
                            offered certificates (net of the total annual rate
                            at which the related master servicing fee,
                            including any primary servicing fee, and the
                            trustee fee are calculated), over the weighted
                            average of the respective pass-through rates of the
                            class CBM principal balance certificates for the
                            subject interest accrual period.

                            The respective initial pass-through rates listed in
                            the table on page S-5 for the class X-CP, X-CL and
                            X-CBM certificates are each approximate.

                            The references to "certain net interest rates on
                            the underlying mortgage loans (or, in the case of
                            the underlying split mortgage loans, the net
                            interest rates on the split mortgage loan pooled
                            components only)" above in this "--Pass-Through
                            Rate" subsection, in connection with the
                            description of the respective pass-through rates
                            for several of the interest-bearing classes of the
                            series 2005-C3 certificates, mean, as to any
                            particular mortgage loan in the trust, an annual
                            rate of interest that is generally equal to (a) the
                            related mortgage interest rate (or, in the case of
                            an underlying split mortgage loan, the mortgage
                            interest rate on the pooled component thereof only)
                            in effect as of, and without regard to any
                            modification or change to that mortgage interest
                            rate subsequent to, the date of initial issuance of
                            the offered certificates, minus (b) the sum of:

                            o  the annual rate at which the trustee fee is
                               calculated; and

                            o  the annual rate at which the related master
                               servicing fee is calculated (which fee includes
                               any related primary servicing fee payable by the
                               master servicer to any related sub-servicer);

                            provided that, if the subject underlying mortgage
                            loan accrues interest on the basis of the actual
                            number of days elapsed during any one-month
                            interest accrual period in a year assumed to
                            consist of 360 days, then, in some months, the
                            "related mortgage interest rate" (or, in the case
                            of an underlying split mortgage loan, the "mortgage
                            interest rate on the pooled component thereof
                            only") referred to above in clause (a) of this
                            sentence will be converted to a 30/360 equivalent
                            annual rate (that is, an annual rate that would
                            generally produce an equivalent amount of interest
                            if accrued on the same principal amount during the
                            same one-month interest accrual period, but on the
                            basis of an assumed 360-day year consisting of
                            twelve 30-day months), prior to subtracting any of
                            the rates referred to in clause (b) of this
                            sentence.

D.  WEIGHTED AVERAGE LIFE
    AND PRINCIPAL WINDOW..  The weighted average life of any class of series
                            2005-C3 principal balance certificates refers to the
                            average amount of time that will elapse from the
                            date of their issuance until each dollar to be
                            applied in reduction of the total principal balance
                            of those certificates is paid to the investors. The
                            principal window for any class of series 2005-C3
                            principal balance certificates is the period during
                            which the holders of those certificates will receive
                            payments of principal. The

                                      S-14

                            weighted average life and principal window shown in
                            the table on page S-5 of this prospectus supplement
                            for each class of offered certificates, exclusive
                            of the class X-CP certificates, were calculated
                            based on the following assumptions with respect to
                            each underlying mortgage loan--

                            o  the related borrower timely makes all payments on
                               the mortgage loan, and

                            o  the mortgage loan will not be prepaid prior to
                               stated maturity.

                            The weighted average life and principal window
                            shown in the table on page S-5 of this prospectus
                            supplement for each class of offered certificates,
                            exclusive of the class X-CP certificates, were
                            further calculated based on the other modeling
                            assumptions referred to under "Yield and Maturity
                            Considerations" in, and set forth in the glossary
                            to, this prospectus supplement.

E.  RATINGS..............   The ratings shown in the table on page S-5 of this
                            prospectus supplement for the offered certificates
                            are those of Standard & Poor's Ratings Services, a
                            division of The McGraw-Hill Companies, Inc., and
                            Moody's Investors Service, Inc., respectively. It is
                            a condition to their issuance that the respective
                            classes of the offered certificates receive credit
                            ratings no lower than those shown in the table on
                            page S-5 of this prospectus supplement.

                            The ratings assigned to the respective classes of
                            offered certificates will represent the likelihood
                            of--

                            o  timely receipt by the holders of all interest to
                               which they are entitled on each distribution
                               date, and

                            o  except in the case of the class X-CP
                               certificates, the ultimate receipt by the holders
                               of all principal to which they are entitled by
                               the applicable rated final distribution date
                               described under "--Relevant Dates and
                               Periods--Rated Final Distribution Date" below.

                            A security rating is not a recommendation to buy,
                            sell or hold securities and the assigning rating
                            agency may revise or withdraw its rating at any
                            time.

                            Further, the ratings on the respective classes of
                            offered certificates do not represent any
                            assessment of: the tax attributes of the offered
                            certificates; the likelihood, frequency or extent
                            of receipt of principal prepayments; the extent to
                            which interest payable on any class of offered
                            certificates may be reduced in connection with
                            prepayment interest shortfalls; the extent of
                            receipt of prepayment premiums, yield maintenance
                            charges or default interest; or the investors'
                            anticipated yield to maturity.

                            See "Ratings" in this prospectus supplement.

                                RELEVANT PARTIES

WHO WE ARE...............   Our name is Structured Asset Securities
                            Corporation II. We are a special purpose Delaware
                            corporation. Our address is 745 Seventh Avenue, New
                            York, New York 10019, and our telephone number is
                            (212) 526-7000. See "Structured Asset Securities
                            Corporation II" in the accompanying prospectus.

INITIAL TRUSTEE..........   LaSalle Bank National Association, a national
                            banking association, will act as the initial trustee
                            on behalf of the series 2005-C3 certificateholders.
                            It maintains an office at 135 South LaSalle Street,
                            Suite 1625, Chicago, Illinois 60603. See

                                      S-15

                            "Description of the Offered Certificates--The
                            Trustee" in this prospectus supplement. The trustee
                            will also have, or be responsible for appointing an
                            agent to perform, additional duties with respect to
                            tax administration. Following the transfer of the
                            underlying mortgage loans into the trust, the
                            trustee, on behalf of the trust, will become the
                            mortgagee of record under each underlying mortgage
                            loan.

INITIAL FISCAL AGENT.....   ABN AMRO Bank N.V., a Netherlands banking
                            corporation, will act as the initial fiscal agent
                            with respect to the series 2005-C3 certificates. See
                            "Description of the Offered Certificates--The Fiscal
                            Agent" in this prospectus supplement.

INITIAL MASTER SERVICER...  Wells Fargo Bank, National Association, a national banking association, will act as the initial master
                            servicer with respect to the underlying mortgage
                            loans. See "Servicing of the Underlying Mortgage
                            Loans--The Initial Master Servicer and the Initial
                            Special Servicer" in this prospectus supplement.
INITIAL SPECIAL
SERVICER..................  J.E. Robert Company, Inc., will act as the initial special servicer with respect to the underlying
                            mortgage loans. See "Servicing of the Underlying
                            Mortgage Loans--The Initial Master Servicer and the
                            Initial Special Servicer" in this prospectus
                            supplement.
NON-TRUST MORTGAGE LOAN
NOTEHOLDERS...............  Fourteen (14) underlying mortgage loans are, in each case, part of a loan combination comprised of
                            two (2) or more mortgage loans that are obligations
                            of the same borrower, only one of which will be
                            included in the trust fund. The remaining mortgage
                            loan(s) in a subject loan combination will not be
                            included in the trust fund, provided that all of the
                            mortgage loans in a subject loan combination are
                            together secured by the same mortgage instrument(s)
                            encumbering the same mortgaged real property or
                            properties. All of the mortgage loans comprising a
                            given loan combination are cross-defaulted, but none
                            of the loan combinations is cross-collateralized or
                            cross-defaulted with any other loan combination. Two
                            of the foregoing underlying mortgage loans that are
                            part of a loan combination are also split underlying
                            mortgage loans consisting of a pooled component and
                            a non-pooled component, and each such non-pooled
                            component is treated, for the purposes of this
                            prospectus supplement, as a separate mortgage loan
                            outside of the trust.

                                      S-16

                            The following underlying mortgage loans are each
                            part of a loan combination:



                                                                       CUT-OFF DATE          ORIGINAL
                                                                    PRINCIPAL BALANCE    PRINCIPAL BALANCE
                                                                        OF RELATED          OF RELATED
                                     CUT-OFF DATE   % OF INITIAL        PARI PASSU          SUBORDINATE
    MORTGAGED PROPERTY NAME            PRINCIPAL      MORTGAGE          NON-TRUST            NON-TRUST
  (AS IDENTIFIED ON ANNEX A-1)          BALANCE     POOL BALANCE    LOANS(1) (IF ANY)    LOANS(2) (IF ANY)
---------------------------------    -------------  -------------   -----------------    -----------------

 1. 200 Park Avenue Pooled
    Component(3) .................    $278,500,000      14.1%         $570,263,796(3)          N/A
    200 Park Avenue Non-Pooled
    Component(3) .................    $ 51,236,204

 2. 900 North Michigan Avenue.....    $207,810,357      10.5%              N/A             $37,000,685

 3. Courtyard by Marriott
    Portfolio Pooled Component(4).    $121,500,000       6.1%         $355,800,000(4)      $30,000,000

    Courtyard by Marriott
    Portfolio Non-Pooled
    Component(4) .................    $ 42,700,000

 4. 101 Avenue of the Americas....    $ 89,911,806       4.5%           $59,941,204            N/A
 5. Medlock Crossing .............    $ 32,325,000       1.6%              N/A              $1,925,000
 6. University Square ............    $ 14,135,000       0.7%              N/A              $  925,000
 7. The Crossing .................    $  9,320,000       0.5%              N/A              $  582,500
 8. Lancaster ....................    $  6,815,000       0.3%              N/A              $  545,000
 9. Roanoke West .................    $  6,720,000       0.3%              N/A              $  420,000
10. Chambersburg .................    $  5,673,944       0.3%              N/A              $  450,000
11. Super K Shops ................    $  3,900,000       0.2%              N/A              $  180,000
12. Crosswoods Commons ...........    $  3,695,000       0.2%              N/A              $  230,000
13. Springboro Discount Drug......    $  3,394,000       0.2%              N/A              $  267,000
14. Vineland Towne Center ........    $  2,015,700       0.1%              N/A              $  161,300


                            ----------------

                            (1) A pari passu non-trust mortgage loan is entitled
                                to payments of interest and principal on a pro
                                rata and pari passu basis with the related
                                underlying mortgage loan (or, in the case of an
                                underlying split mortgage loan, the related
                                split mortgage loan pooled component) and any
                                other related pari passu non-trust mortgage loan
                                that are part of the subject loan combination.

                            (2) A subordinate non-trust mortgage loan is (i)
                                prior to the occurrence of certain material
                                uncured events of default, entitled to monthly
                                payments of principal and interest following
                                monthly payments of principal and interest with
                                respect to all of the other mortgage loans in
                                the subject loan combination and (ii) following
                                and during the continuance of certain uncured
                                events of default with respect to subject loan
                                combination, entitled to payments of principal
                                and interest only following payment of all
                                accrued interest (other than default interest)
                                and the total outstanding principal balance of
                                all of the other mortgage loans in the subject
                                loan combination.

                            (3) The 200 Park Avenue mortgage loan in the trust
                                consists of the 200 Park Avenue pooled component
                                and the 200 Park Avenue non-pooled component, as
                                described under "Description of the Mortgage
                                Pool--Split Mortgage Loans--The Pooled and
                                Non-Pooled Components of the 200 Park Avenue
                                Mortgage Loan" in this prospectus supplement.
                                The cut-off date principal balance of the entire
                                200 Park Avenue mortgage loan in the trust is
                                $329,736,204. There are two (2) 200 Park Avenue
                                pari passu non-trust mortgage loans comprising
                                the $570,263,796 amount in the table above. The
                                two (2) 200 Park Avenue pari passu non-trust
                                mortgage loans are pari passu only with the 200
                                Park Avenue pooled component, and the 200 Park
                                Avenue non-pooled component is generally
                                subordinate to the 200 Park Avenue pooled
                                component and both 200 Park Avenue non-trust
                                mortgage loans. The aggregate cut-off date
                                principal balance of the entire 200 Park Avenue
                                loan combination is $900,000,000.

                            (4) The Courtyard by Marriott Portfolio mortgage
                                loan in the trust consists of the Courtyard by
                                Marriott Portfolio pooled component and the
                                Courtyard by Marriott Portfolio non-pooled
                                component, as described under "Description of
                                the Mortgage Pool--Split Mortgage Loans--The
                                Pooled and Non-Pooled Components of the
                                Courtyard by Marriott Portfolio Mortgage Loan"
                                in this prospectus supplement. The cut-off date
                                principal balance of the entire Courtyard by
                                Marriott Portfolio mortgage loan in the trust is
                                $164,200,000. There are two (2) Courtyard by
                                Marriott Portfolio pari passu non-trust mortgage
                                loans comprising the $355,800,000 amount in the
                                table above. The two (2) Courtyard by Marriott
                                Portfolio pari passu non-trust mortgage loans
                                are pari passu only with the Courtyard by
                                Marriott Portfolio pooled component, and the
                                Courtyard by Marriott Portfolio non-pooled
                                component is generally subordinate to the
                                Courtyard by Marriott Portfolio pooled component
                                and both Courtyard by Marriott Portfolio pari
                                passu non-trust mortgage loans. The aggregate
                                prinicpal balance of the entire Courtyard by
                                Marriott Portfolio loan combination is
                                $550,000,000.

                                      S-17

                            Each of the 200 Park Avenue non-trust mortgage
                            loans and the Courtyard by Marriott Portfolio pari
                            passu non-trust mortgage loans are currently held
                            by one of our affiliates and are expected to be
                            included in a separate commercial mortgage
                            securitization. The 101 Avenue of the Americas
                            non-trust mortgage loan is currently held by an
                            institution unaffiliated with us and is expected to
                            be included in a separate commercial mortgage
                            securitization. The Courtyard by Marriott Portfolio
                            subordinate non-trust mortgage loan and all of the
                            remaining non-trust mortgage loans listed in the
                            table above are currently held by one of our
                            affiliates.

                            All of the loan combinations will be serviced under
                            the series 2005-C3 pooling and servicing agreement
                            by the master servicer and the special servicer
                            thereunder. Pursuant to one or more co-lender or
                            similar agreements with respect to each of the loan
                            combinations, the holder of a particular non-trust
                            mortgage loan in the subject loan combination, or a
                            group of holders of non-trust mortgage loans in the
                            subject loan combination (acting together), may be
                            granted various rights and powers, including (a)
                            cure rights with respect to the underlying mortgage
                            loan in that loan combination, (b) a purchase
                            option with respect to the underlying mortgage loan
                            in that loan combination, (c) the right to advise,
                            direct and/or consult with the applicable servicer
                            regarding various servicing matters, including
                            certain modifications, affecting that loan
                            combination and/or (d) the right to replace the
                            special servicer with respect to that loan
                            combination. In some cases, those rights and powers
                            may be assignable or may be exercised through a
                            representative or designee.

                            See "Description of the Mortgage Pool--Loan
                            Combinations" in this prospectus supplement for a
                            more detailed description, with respect to each
                            loan combination, of the related co-lender
                            arrangement and the priority of payments among the
                            mortgage loans comprising such loan combination.
                            Also, see "Servicing of the Underlying Mortgage
                            Loans--The Series 2005-C3 Controlling Class
                            Representative, the Directing Certificateholders
                            and the Non-Trust Loan Noteholders" and
                            "--Replacement of the Special Servicer" in this
                            prospectus supplement for a more detailed
                            description of certain of the foregoing rights of
                            the respective non-trust mortgage loan noteholders.
                            See also "See "Risk Factors--Risks Related to the
                            Underlying Mortgage Loans--The Underlying Mortgage
                            Loans Have a Variety of Characteristics Which May
                            Expose Investors to Greater Risk of Default and
                            Loss--Some of the Mortgaged Real Properties Are or
                            May Be Encumbered by Additional Debt and the
                            Ownership Interests in Some Borrowers Have Been or
                            May Be Pledged to Secure Debt Which, in Either
                            Case, May Reduce the Cash Flow Available to the
                            Subject Mortgaged Real Property" in this prospectus
                            supplement.
CONTROLLING CLASS
OF CERTIFICATEHOLDERS....   The holders or beneficial owners of certificates
                            representing a majority interest in a designated
                            controlling class of the series 2005-C3 certificates
                            will have the right, subject to the conditions
                            described under "Servicing of the Underlying
                            Mortgage Loans--The Series 2005-C3 Controlling Class
                            Representative, the Directing Certificateholders and
                            the Non-Trust Loan Noteholders" and "--Replacement
                            of the Special Servicer" in this prospectus
                            supplement, to--

                            o  replace the existing special servicer under the
                               series 2005-C3 pooling and servicing agreement,
                               with or without cause, or any such special
                               servicer that has resigned, been terminated or
                               otherwise ceased to serve in that capacity,
                               except to the extent that a related non-trust
                               mortgage loan noteholder or its

                                      S-18

                               representative may otherwise do so with respect
                               to any loan combination, and

                            o  select a representative that may direct and
                               advise the master servicer and/or the special
                               servicer, as applicable, regarding various
                               servicing matters with respect to the underlying
                               mortgage loans under the series 2005-C3 pooling
                               and servicing agreement, except to the extent
                               that a related non-trust mortgage loan noteholder
                               or its representative or a directing class ML or
                               CBM certificateholder may otherwise do so with
                               respect to any loan combination.

                            Unless there are significant losses on the
                            underlying mortgage loans, the controlling class of
                            series 2005-C3 certificateholders will be the
                            holders of a non-offered class of series 2005-C3
                            certificates.
CLASS ML DIRECTING
CERTIFICATEHOLDER.........  The class ML directing certificateholder will, in general, be the particular holder or beneficial
                            owner of class ML principal balance certificates
                            designated by the holders or beneficial owners of
                            class ML principal balance certificates representing
                            a majority of the voting rights evidenced by all of
                            the class ML principal balance certificates. Subject
                            to the discussion under "Servicing of the Underlying
                            Mortgage Loans--The Series 2005-C3 Controlling Class
                            Representative, the Directing Certificateholders and
                            the Non-Trust Loan Noteholders" in this prospectus
                            supplement, the class ML directing certificateholder
                            will be entitled to exercise the following rights:

                            o  following certain events, including the
                               occurrence of a monetary event of default and the
                               transfer to special servicing of the 200 Park
                               Avenue underlying mortgage loan, the class ML
                               directing certificateholder may purchase the 200
                               Park Avenue underlying mortgage loan from the
                               trust fund, together with the 200 Park Avenue
                               non-trust loans, at an aggregate par purchase
                               price;

                            o  the class ML directing certificateholder may cure
                               certain events of default that occur with respect
                               to the 200 Park Avenue loan combination (however,
                               any such cure is required to be effected with
                               respect to all of the 200 Park Avenue pooled
                               component and the 200 Park Avenue non-trust
                               loans, but is not required to be effected with
                               respect to the 200 Park Avenue non-pooled
                               component); and

                            o  if and for so long as the total unpaid principal
                               balance of the class ML principal balance
                               certificates, net of any appraisal reduction
                               amount (as discussed under "--Description of the
                               Offered Certificates--Advances of Delinquent
                               Monthly Debt Service Payments" below) with
                               respect to the 200 Park Avenue underlying
                               mortgage loan, is greater than, or equal to,
                               27.5% of the initial total principal balance of
                               the class ML principal balance certificates, the
                               class ML directing certificateholder may direct
                               and advise the special servicer with respect to
                               various servicing matters regarding the 200 Park
                               Avenue loan combination.

                            See "Description of the Mortgage Pool--Loan
                            Combination--The 200 Park Avenue Mortgage Loan" and
                            "Servicing of the Underlying Mortgage Loans--The
                            Series 2005-C3 Controlling Class Representative,
                            the Directing Certificateholders and the Non-Trust
                            Loan Noteholders" for further information regarding
                            the matters discussed in the preceding paragraph.

                                      S-19

CLASS CBM DIRECTING
CERTIFICATEHOLDER.........  The class CBM directing certificateholder, will, in general, be the particular holder or beneficial
                            owner of class CBM certificates designated by the
                            holders or beneficial owners of class CBM
                            certificates representing a majority of the voting
                            rights evidenced by all of the class CBM
                            certificates. Subject to the discussion under
                            "Servicing of the Underlying Mortgage Loans--The
                            Series 2005-C3 Controlling Class Representative, the
                            Directing Certificateholders and the Non-Trust Loan
                            Noteholders" in this prospectus supplement, the
                            class CBM directing certificateholder will be
                            entitled to exercise the following rights:

                            o  if and for so long as the total unpaid principal
                               balance of the Courtyard by Marriott Portfolio
                               subordinate non-trust mortgage loan, net of any
                               appraisal reduction amount (as discussed under
                               "--Description of the Offered
                               Certificates--Advances of Delinquent Monthly Debt
                               Service Payments" below) with respect to the
                               Courtyard by Marriott Portfolio loan combination,
                               is equal to, or greater than, 27.5% of the
                               original principal balance of the Courtyard by
                               Marriott Portfolio subordinate non-trust mortgage
                               loan, then (a) the class CBM directing
                               certificateholder will be entitled to consult
                               (such consultation to be nonbinding) with the
                               special servicer with respect to various
                               servicing matters regarding the Courtyard by
                               Marriott Portfolio loan combination, and (b) only
                               the holder of the Courtyard by Marriott Portfolio
                               subordinate non-trust mortgage loan will be
                               entitled to exercise the purchase and cure rights
                               set forth in subparagraph 1. and 2. of the
                               following bullet and to direct and advise the
                               special servicer with respect to various
                               servicing matters regarding the Courtyard by
                               Marriott Portfolio loan combination;

                            o  if and for so long as the total unpaid principal
                               balance of the Courtyard by Marriott Portfolio
                               subordinate non-trust mortgage loan, net of any
                               appraisal reduction amount with respect to the
                               Courtyard by Marriott Portfolio loan combination,
                               is less than 27.5% of the original principal
                               balance of the Courtyard by Marriott Portfolio
                               subordinate non-trust mortgage loan, then--

                               1. following certain events, including the
                                  occurrence of a monetary event of default and
                                  the transfer to special servicing of the
                                  Courtyard by Marriott Portfolio underlying
                                  mortgage loan, each of the holder of the
                                  Courtyard by Marriott Portfolio subordinate
                                  non-trust mortgage loan and the class CBM
                                  directing certificateholder will be entitled
                                  to purchase the Courtyard by Marriott
                                  Portfolio underlying mortgage loan from the
                                  trust fund and the Courtyard by Marriott
                                  Portfolio pari passu non-trust loans at an
                                  aggregate par purchase price; provided that
                                  the purchase right of the holder of such
                                  subordinate non-trust mortgage loan will be
                                  prior to the purchase right of the class CBM
                                  directing certificateholder;

                               2. each of the holder of the Courtyard by
                                  Marriott Portfolio subordinate non-trust
                                  mortgage loan and (with the consent of the
                                  holder of the Courtyard by Marriott Portfolio
                                  subordinate non-trust mortgage loan) the class
                                  CBM directing certificateholder will be
                                  entitled to cure certain events of default
                                  that occur with respect to the Courtyard by
                                  Marriott Portfolio loan combination (exclusive
                                  of the subordinate non-trust mortgage loan,
                                  provided that the cure right of the holder of
                                  such subordinate non-trust mortgage loan will
                                  be prior to the cure right of the class CBM
                                  directing certificateholder, and provided,
                                  further, that any cure by the class CBM
                                  directing certificateholder is required to be

                                      S-20

                                  effected with respect to all of the Courtyard
                                  by Marriott Portfolio pooled component and the
                                  Courtyard by Marriott Portfolio pari passu
                                  non-trust loans, but is not required to be
                                  effected with respect to the Courtyard by
                                  Marriott Portfolio non-pooled component;

                               3. for so long as the total unpaid principal
                                  balance of the class CBM principal balance
                                  certificates, net of any appraisal reduction
                                  amount with respect to the Courtyard by
                                  Marriott Portfolio underlying mortgage loan,
                                  is greater than, or equal to, 27.5% of the
                                  total original principal balance of the class
                                  CBM principal balance certificates, the class
                                  CBM directing certificateholder may direct and
                                  advise the special servicer with respect to
                                  various servicing matters regarding the
                                  Courtyard by Marriott Portfolio underlying
                                  mortgage loan.

                            See "Description of the Mortgage Pool--Loan
                            Combination--The Courtyard by Marriott Portfolio
                            Mortgage Loan" and "Servicing of the Underlying
                            Mortgage Loans--The Series 2005-C3 Controlling
                            Class Representative, the Directing
                            Certificateholders and the Non-Trust Loan
                            Noteholders" for further information regarding the
                            matters discussed in the preceding paragraph.

UNDERWRITERS.............   Lehman Brothers Inc. and UBS Securities LLC are
                            the underwriters of this offering. With respect to
                            this offering--

                            o  Lehman Brothers Inc. is acting as co-lead manager
                               and sole bookrunner, and

                            o  UBS Securities LLC is acting as co-lead manager.

                            Lehman Brothers Inc. is our affiliate and an
                            affiliate of one or more of the mortgage loan
                            sellers. UBS Securities LLC is an affiliate of
                            another mortgage loan seller. See "Method of
                            Distribution" in this prospectus supplement.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE.............   Five (5) mortgage loans that we intend to include
                            in the trust, representing 1.3% of the initial
                            mortgage pool balance, were originated after June
                            13, 2005. Accordingly, references to "cut-off date"
                            in this prospectus supplement mean, individually and
                            collectively:

                            o  June 13, 2005, in the case of each underlying
                               mortgage loan originated on or before that date;
                               and

                            o  the related date of origination, in the case of
                               each underlying mortgage loan originated after
                               June 13, 2005.

                            All payments and collections received on the
                            underlying mortgage loans after that cut-off date,
                            excluding any payments or collections that
                            represent amounts due on or before that cut-off
                            date, will belong to the trust.

ISSUE DATE...............   The date of initial issuance for the offered
                            certificates will be on or about June 30, 2005.

DISTRIBUTION DATE........   Payments on the offered certificates are scheduled
                            to occur monthly, commencing in July 2005. During
                            any given month, the distribution date will be the
                            fourth business day following the 11th calendar day
                            of that month or, if that 11th calendar day is not a
                            business day, then the fifth business day following
                            that 11th calendar day.

                                      S-21

RECORD DATE..............   The record date for each monthly payment on an
                            offered certificate will be the last business day of
                            the prior calendar month, except that the first
                            record date will be the date of initial issuance of
                            the offered certificates. The registered holders of
                            the series 2005-C3 certificates at the close of
                            business on each record date will be entitled to
                            receive, on the following distribution date, any
                            payments on those certificates, except that the last
                            payment on any offered certificate will be made only
                            upon presentation and surrender of the certificate.

COLLECTION PERIOD........   Amounts available for payment on the offered
                            certificates on any distribution date will depend on
                            the payments and other collections received, and any
                            advances of payments due, on the underlying mortgage
                            loans during the related collection period. In
                            general, each collection period--

                            o  will relate to a particular distribution date,

                            o  will be approximately one month long,

                            o  will begin immediately after the prior collection
                               period ends or, in the case of the first
                               collection period, will begin on the day
                               following the cut-off date, and

                            o  will end on a specified day of the same calendar
                               month in which the related distribution date
                               occurs or, if that specified day is not a
                               business day, then on the immediately following
                               business day.

                            However, the collection period for any distribution
                            date for each of the 200 Park Avenue underlying
                            mortgage loan and the Courtyard by Marriott
                            Portfolio underlying mortgage loan may, in each
                            case, differ from the collection period with
                            respect to the rest of the mortgage pool for that
                            distribution date. Accordingly, there may be three
                            (3) collection periods with respect to each
                            distribution date--

                            o  a collection period with respect to the 200 Park
                               Avenue underlying mortgage loan,

                            o  a collection period with respect to the Courtyard
                               by Marriott Portfolio underlying mortgage loan,
                               and

                            o  a collection period with respect to the rest of
                               the mortgage pool,

                            o  which three (3) collection periods will not
                               necessarily coincide with each other.

                            Unless the context clearly indicates otherwise,
                            references in any other portion of this prospectus
                            supplement to "collection period" will mean,
                            individually and collectively, as applicable, the
                            foregoing three (3) collection periods for the
                            subject distribution date.

INTEREST ACCRUAL PERIOD...  The amount of interest payable with respect to the offered certificates on any distribution date will
                            be a function of the interest accrued during the
                            related interest accrual period. The interest
                            accrual period for any distribution date will be the
                            period commencing on the 11th day of the month
                            preceding the month in which that distribution date
                            occurs and ending on the 10th day of the month in
                            which that distribution date occurs.

                            Because of the timing of their origination in June
                            2005 or for other reasons, five (5) underlying
                            mortgage loans, representing 1.3% of the initial
                            mortgage pool

                                      S-22

                            balance, do not provide for the payment of a full
                            month's interest in July 2005. In connection
                            therewith, the related mortgage loan seller will
                            supplement any amounts payable by the related
                            borrowers in July 2005, such that the trust will
                            receive, in July 2005, a full month's interest with
                            respect to each of those mortgage loans. For
                            purposes of determining distributions on the series
                            2005-C3 certificates, each of those supplemental
                            payments should be considered a payment by the
                            related borrower.
RATED FINAL
DISTRIBUTION DATE.........  The rated final distribution dates for the respective classes of the offered certificates with
                            principal balances are as follows:

                            o  for the class A-1, A-2, A-3, A-AB, A-4, A-M and
                               A-J certificates, the distribution date in      ;
                               and

                             o for the class B, C, D, E and F certificates, the
                               distribution date in                .

                            See "Ratings" in this prospectus supplement.
ASSUMED FINAL
DISTRIBUTION DATE.........  With respect to any class of offered certificates, the assumed final distribution date is the
                            distribution date on which the holders of those
                            certificates would be expected to receive their last
                            payment and the total principal balance or notional
                            amount, as applicable, of those certificates would
                            be expected to be reduced to zero, based upon--

                            o  the assumption that each borrower timely makes
                               all payments on its underlying mortgage loan;

                            o  the assumption that no borrower prepays its
                               underlying mortgage loan prior to stated
                               maturity; and

                            o  the other modeling assumptions referred to under
                               "Yield and Maturity Considerations" in, and set
                               forth in the glossary to, this prospectus
                               supplement.

                            Accordingly, the assumed final distribution date
                            for each class of offered certificates is the
                            distribution date in the calendar month and year
                            set forth below for that class:

                                                           MONTH AND YEAR OF
                                                             ASSUMED FINAL
                                 CLASS                     DISTRIBUTION DATE
                            --------------                 -----------------
                            A-1 ..........
                            A-2 ..........
                            A-3 ..........
                            A-AB .........
                            A-4 ..........
                            A-M ..........
                            A-J ..........
                            B ............
                            C ............
                            D ............
                            E ............
                            F ............
                            X-CP .........

                                      S-23

                     DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND
DENOMINATIONS.............  We intend to deliver the offered certificates in book-entry form in original denominations of $10,000
                            initial principal balance--or, solely in the case of
                            the class X-CP certificates, $250,000 initial
                            notional amount--and in any greater whole dollar
                            denominations.

                            You will initially hold your offered certificates,
                            directly or indirectly, through The Depository
                            Trust Company, and they will be registered in the
                            name of Cede & Co. as nominee for The Depository
                            Trust Company. As a result, you will not receive a
                            fully registered physical certificate representing
                            your interest in any offered certificate, except
                            under the limited circumstances described under
                            "Description of the Offered
                            Certificates--Registration and Denominations" in
                            this prospectus supplement and under "Description
                            of the Certificates--Book-Entry Registration" in
                            the accompanying prospectus.

                            PAYMENTS

A.  GENERAL..............   The trustee will make payments of interest and,
                            except in the case of the class X-CL and X-CP
                            certificates, principal to the following classes of
                            series 2005-C3 certificateholders, sequentially as
                            follows:

                                  PAYMENT ORDER                  CLASS
                                  --------------         --------------------
                                                         A-1, A-2, A-3, A-AB,
                                  1st...........          A-4, X-CL and X-CP
                                  2nd ..........                  A-M
                                  3rd ..........                  A-J
                                  4th ..........                   B
                                  5th ..........                   C
                                  6th ..........                   D
                                  7th ..........                   E
                                  8th ..........                   F
                                  9th ..........                   G
                                  10th .........                   H
                                  11th .........                   J
                                  12th .........                   K
                                  13th .........                   L
                                  14th .........                   M
                                  15th .........                   N
                                  16th .........                   P
                                  17th .........                   Q
                                  18th .........                   S
                                  19th .........                   T

                            Amounts allocable as interest and principal with
                            respect to the split mortgage loan non-pooled
                            components will not be available to make payments
                            of interest and/or principal with respect to the
                            classes of series 2005-C3 certificates listed in
                            the foregoing table.

                            The allocation of interest payments among the A-1,
                            A-2, A-3, A-AB, A-4, X-CL and X-CP classes will be
                            made on a pro rata basis in accordance with the
                            respective interest entitlements evidenced by those
                            classes of certificates.

                                      S-24

                            The class R-I, R-II and R-III certificates do not
                            bear interest and do not entitle their respective
                            holders to payments of interest.

                            The allocation of principal payments among the A-1,
                            A-2, A-3, A-AB and A-4 classes is described under
                            "--Payments of Principal" below.

                            The class X-CL, X-CP, X-CBM, R-I, R-II and R-III
                            certificates do not have principal balances and do
                            not entitle their respective holders to payments of
                            principal.

                            The trustee will make payments of interest and,
                            except in the case of the class X-CBM certificates,
                            if applicable, principal with respect to the series
                            2005-C3 loan-specific certificates relating to a
                            particular underlying split mortgage loan, as
                            described under "Description of the Mortgage
                            Pool--Split Mortgage Loans" and "Description of the
                            Offered Certificates--Payments--Payments on the
                            Loan-Specific Certificates" in this prospectus
                            supplement, solely out of payments and other
                            collections on the non-pooled component of that
                            underlying mortgage loan. In that regard--

                            o  the class ML principal balance certificates will
                               represent a right to receive, subject to
                               available funds, monthly payments of interest on
                               the following basis:

                               1. prior to the occurrence of certain material
                                  uncured events of default with respect to the
                                  200 Park Avenue underlying mortgage loan, the
                                  holders of the class ML principal balance
                                  certificates will be entitled to receive
                                  monthly payments of interest, at the
                                  respective pass-through rates for those
                                  classes, provided that the allocation, on each
                                  due date, of payments of interest to the
                                  non-pooled component of the 200 Park Avenue
                                  underlying mortgage loan will be subordinate
                                  to the allocation, on such due date, of
                                  payments of interest to the pooled component
                                  of the 200 Park Avenue underlying mortgage
                                  loan and to the two (2) related pari passu
                                  non-trust loans (identified above under
                                  "--Relevant Parties--Non-Trust Mortgage Loan
                                  Noteholders") that are part of the 200 Park
                                  Avenue loan combination; and

                               2. following and during the continuance of
                                  certain uncured events of default with respect
                                  to the 200 Park Avenue underlying mortgage
                                  loan, the holders of the class ML principal
                                  balance certificates will be entitled to
                                  receive monthly payments of interest, at the
                                  respective pass-through rates for those
                                  classes, provided that payments of interest
                                  will then be allocable to the non-pooled
                                  component of the 200 Park Avenue underlying
                                  mortgage loan on each related due date only
                                  following payment in full of all accrued
                                  interest (other than default interest) on and
                                  the entire principal balance of (i) the pooled
                                  component of the 200 Park Avenue underlying
                                  mortgage loan and (ii) the two (2) related
                                  pari passu non-trust loans that are part of
                                  the 200 Park Avenue loan combination; and

                            o  the holders of the class ML principal balance
                               certificates will represent a right to receive,
                               subject to available funds, all payments and
                               other collections of principal on the non-pooled
                               component of the 200 Park Avenue underlying
                               mortgage loan, on the following basis:

                               1. prior to the occurrence of certain material
                                  uncured events of default with respect to the
                                  200 Park Avenue underlying mortgage loan, the

                                      S-25

                                  holders of the class ML principal balance
                                  certificates will be entitled to receive, in
                                  the aggregate, monthly payments of principal
                                  allocable to the non-pooled component of the
                                  200 Park Avenue underlying mortgage loan on
                                  each related due date, which allocation of
                                  payments of principal to the non-pooled
                                  component of the 200 Park Avenue underlying
                                  mortgage loan will be subordinate to the
                                  allocation of payments of principal to the
                                  pooled component of the 200 Park Avenue
                                  underlying mortgage loan and to the two (2)
                                  related pari passu non-trust loans that are
                                  part of the 200 Park Avenue loan combination
                                  on such due date; and

                               2. following and during the continuance of
                                  certain uncured events of default with respect
                                  to the 200 Park Avenue underlying mortgage
                                  loan, the holders of the class ML principal
                                  balance certificates will be entitled to
                                  receive, in the aggregate, payments of
                                  principal allocable to the non-pooled
                                  component of the 200 Park Avenue underlying
                                  mortgage loan only following payment in full
                                  of the entire principal balance of the pooled
                                  component of the 200 Park Avenue underlying
                                  mortgage loan and the entire principal balance
                                  of the two (2) related pari passu non-trust
                                  loans that are part of the 200 Park Avenue
                                  loan combination; and

                            o  the class CBM certificates will represent a right
                               to receive, subject to available funds, monthly
                               payments of interest on the following basis:

                               1. prior to the occurrence of certain material
                                  uncured events of default with respect to the
                                  Courtyard by Marriott Portfolio underlying
                                  mortgage loan, the holders of the class CBM
                                  certificates will be entitled to receive
                                  monthly payments of interest, at the
                                  respective pass-through rates for those
                                  classes, provided that the allocation, on each
                                  due date, of payments of interest to the
                                  non-pooled component of the Courtyard by
                                  Marriott Portfolio underlying mortgage loan
                                  will be subordinate to the allocation, on such
                                  due date, of payments of interest to the
                                  pooled component of the Courtyard by Marriott
                                  Portfolio underlying mortgage loan and to the
                                  two (2) related pari passu non-trust loans
                                  (identified above under "--Relevant
                                  Parties--Non-Trust Mortgage Loan Noteholders")
                                  that are part of the Courtyard by Marriott
                                  Portfolio loan combination; and

                               2. following and during the continuance of
                                  certain uncured events of default with respect
                                  to the Courtyard by Marriott Portfolio
                                  underlying mortgage loan, the holders of the
                                  class CBM certificates will be entitled to
                                  receive monthly payments of interest, at the
                                  respective pass-through rates for those
                                  classes, provided that payments of interest
                                  will then be allocable to the non-pooled
                                  component of the Courtyard by Marriott
                                  Portfolio underlying mortgage loan on each
                                  related due date only following payment in
                                  full of all accrued interest (other than
                                  default interest) on and the entire principal
                                  balance of (i) the pooled component of the
                                  Courtyard by Marriott Portfolio underlying
                                  mortgage loan and (ii) the two (2) related
                                  pari passu non-trust loans that are part of
                                  the Courtyard by Marriott Portfolio loan
                                  combination; and

                            o  the class CBM principal balance certificates
                               will represent a right to receive, subject to
                               available funds, all payments and other
                               collections of principal on

                                      S-26

                               the non-pooled component of the Courtyard by
                               Marriott Portfolio underlying mortgage loan, on
                               the following basis:

                               1. prior to the occurrence of certain material
                                  uncured events of default with respect to the
                                  Courtyard by Marriott Portfolio underlying
                                  mortgage loan, the holders of the class CBM
                                  principal balance certificates will be
                                  entitled to receive, in the aggregate, monthly
                                  payments of principal allocable to the
                                  non-pooled component of the Courtyard by
                                  Marriott Portfolio underlying mortgage loan on
                                  each related due date, which allocation of
                                  payments of principal to the non-pooled
                                  component of the Courtyard by Marriott
                                  Portfolio underlying mortgage loan will be
                                  subordinate to the allocation of payments of
                                  principal to the related pooled component of
                                  the Courtyard by Marriott Portfolio underlying
                                  mortgage loan and to the two (2) related pari
                                  passu non-trust loans that are part of the
                                  Courtyard by Marriott Portfolio loan
                                  combination on such due date; and

                               2. following and during the continuance of
                                  certain uncured events of default with respect
                                  to the Courtyard by Marriott Portfolio
                                  underlying mortgage loan, the holders of the
                                  class CBM principal balance certificates will
                                  be entitled to receive, in the aggregate,
                                  payments of principal allocable to the
                                  non-pooled component of the Courtyard by
                                  Marriott Portfolio underlying mortgage loan
                                  only following payment in full of the entire
                                  principal balance of the pooled component of
                                  the Courtyard by Marriott Portfolio underlying
                                  mortgage loan and of the entire principal
                                  balance of the two (2) related pari passu
                                  non-trust loans that are part of the Courtyard
                                  by Marriott Portfolio loan combination.

                            See "Description of the Mortgage Pool--Split
                            Mortgage Loans," "--Loan Combinations--The 200 Park
                            Avenue Mortgage Loan," "--Loan Combinations--The
                            Courtyard by Marriott Portfolio Mortgage Loan," and
                            "Description of the Offered Certificates--Payments--
                            Priority of Payments--Payments on the Loan-Specific
                            Certificates" in this prospectus supplement for a
                            further description of the payment priority with
                            respect to: (a) the 200 Park Avenue loan
                            combination, the pooled and non-pooled components of
                            the 200 Park Avenue underlying mortgage loan and
                            the respective classes of the class ML principal
                            balance certificates; and (b) the Courtyard by
                            Marriott Portfolio loan combination, the pooled and
                            non-pooled components of the Courtyard by Marriott
                            Portfolio underlying mortgage loan and the
                            respective classes of the class CBM certificates.

B. PAYMENTS OF INTEREST...  Each class of series 2005-C3 certificates, other than the class R-I, R-II and R-III certificates,
                            will bear interest. In each case, that interest will
                            accrue during each interest accrual period based
                            upon--

                            o  the pass-through rate applicable for the
                               particular class for that interest accrual
                               period,

                            o  the total principal balance or notional amount,
                               as the case may be, of the particular class
                               outstanding immediately prior to the related
                               distribution date, and

                            o  either--(a) except in the case of the series
                               2005-C3 loan-specific certificates, the
                               assumption that each year consists of twelve
                               30-day months, or (b) in the case of the series
                               2005-C3 loan-specific certificates, the actual
                               number of

                                      S-27

                               days elapsed during any one-month interest
                               accrual period in a year assumed to consist of
                               360 days.

                            The borrowers under the underlying mortgage loans
                            are generally prohibited from making whole or
                            partial voluntary prepayments that are not
                            accompanied by a full month's interest on the
                            prepayment. If, however, a whole or partial
                            voluntary prepayment (or, to the extent it results
                            from the receipt of insurance proceeds or a
                            condemnation award, a whole or partial involuntary
                            prepayment) on an underlying mortgage loan is not
                            accompanied by the amount of one full month's
                            interest on the prepayment, then, as and to the
                            extent described under "Description of the Offered
                            Certificates--Payments--Payments of Interest" in
                            this prospectus supplement, the resulting
                            shortfall, less--

                            o  the amount of the master servicing fee that would
                               have been payable from that uncollected interest,
                               and

                            o  in the case of a voluntary prepayment on a
                               non-specially serviced mortgage loan, the
                               applicable portion of the payment made by the
                               master servicer to cover prepayment interest
                               shortfalls resulting from the voluntary
                               prepayments on non-specially serviced mortgage
                               loans during the related collection period,

                            will be allocated to reduce the amount of accrued
                            interest otherwise payable to the holders of all of
                            the interest-bearing classes of the series 2005-C3
                            certificates, including the offered certificates,
                            but excluding the series 2005-C3 loan-specific
                            certificates, on a pro rata basis in accordance
                            with the respective amounts of interest actually
                            accrued on those classes during the corresponding
                            interest accrual period; provided that--

                            o  any such resulting interest shortfall that is
                               attributable to a prepayment of the non-pooled
                               component of the 200 Park Avenue underlying
                               mortgage loan would be allocated to reduce the
                               amount of accrued interest otherwise payable to
                               the holders of the respective classes of the
                               class ML principal balance certificates; and

                            o  any such resulting interest shortfall that is
                               attributable to a prepayment of the non-pooled
                               component of the Courtyard by Marriott Portfolio
                               underlying mortgage loan would be allocated to
                               reduce the amount of accrued interest otherwise
                               payable to the holders of the respective classes
                               of the class CBM certificates.

                            On each distribution date, subject to available
                            funds and the payment priority described under
                            "--Payments--General" above, you will be entitled
                            to receive your proportionate share of all unpaid
                            distributable interest accrued with respect to your
                            class of offered certificates through the end of
                            the related interest accrual period.

                            See "Description of the Offered Certificates--
                            Payments--Payments of Interest" and "--Payments--
                            Priority of Payments" in this prospectus supplement.

C. PAYMENTS OF PRINCIPAL..  Subject to available funds and the payment priority described under "--Payments--General" above, the
                            holders of each class of offered certificates, other
                            than the class X-CP certificates, will be entitled
                            to receive a total amount of principal over time
                            equal to the total principal balance of their
                            particular class.

                                      S-28

                            The trustee is required to make payments of
                            principal to the holders of the various classes of
                            the series 2005-C3 principal balance certificates
                            (other than the series 2005-C3 loan-specific
                            principal balance certificates) in a specified
                            sequential order, such that:

                            o  no payments of principal will be made to the
                               holders of any of the class G, H, J, K, L, M, N,
                               P, Q, S and T certificates until the total
                               principal balance of the offered certificates
                               (exclusive of the class X-CP certificates) is
                               reduced to zero;

                            o  no payments of principal will be made to the
                               holders of the class A-M, A-J, B, C, D, E or F
                               certificates until, in the case of each class of
                               those offered certificates, the total principal
                               balance of all more senior classes of offered
                               certificates (exclusive of the class X-CP
                               certificates) is reduced to zero;

                            o  on any given distribution date, beginning with
                               the distribution date in July 2010, except as
                               described in the paragraph following these
                               bullets, the total principal balance of the class
                               A-AB certificates must be paid down to the
                               applicable scheduled principal balance for that
                               class set forth on Annex F to this prospectus
                               supplement before any payments of principal are
                               made with respect to the class A-1, A-2, A-3
                               and/or A-4 certificates; and

                            o  except as described in the paragraph following
                               these bullets, no payments of principal will be
                               made to the holders of the class A-4 certificates
                               until the total principal balance of the class
                               A-1, A-2, A-3 and A-AB certificates is reduced to
                               zero, no payments of principal will be made to
                               the holders of the class A-AB certificates (other
                               than as described in the immediately preceding
                               bullet) until the total principal balance of the
                               class A-1, A-2 and A-3 certificates is reduced to
                               zero, no payments of principal will be made to
                               the holders of the class A-3 certificates until
                               the total principal balance of the class A-1 and
                               A-2 certificates is reduced to zero, and no
                               payments of principal will be made to the holders
                               of the class A-2 certificates until the total
                               principal balance of the class A-1 certificates
                               is reduced to zero.

                            Because of losses on the underlying mortgage loans
                            and/or default-related or other unanticipated
                            expenses of the trust, the total principal balance
                            of the class A-M, A-J, B, C, D, E, F, G, H, J, K,
                            L, M, N, P, Q, S and T certificates could be
                            reduced to zero at a time when the class A-1, A-2,
                            A-3, A-AB and A-4 certificates, or any two or more
                            classes of those certificates, remain outstanding.
                            Under those circumstances, any payments of
                            principal on the outstanding class A-1, A-2, A-3,
                            A-AB and A-4 certificates will be made among those
                            classes of certificates on a pro rata basis in
                            accordance with their respective total principal
                            balances.

                            The total payments of principal to be made on the
                            series 2005-C3 principal balance certificates
                            (exclusive of the series 2005-C3 loan specific
                            principal balance certificates) on any distribution
                            date will, in general, be a function of--

                            o  the amount of scheduled payments of principal due
                               or, in some cases, deemed due on the underlying
                               mortgage loans (or, in the case of an underlying
                               split mortgage loan, on the related split
                               mortgage loan pooled component) during the
                               related collection period, which payments are
                               either received as of the end of that collection
                               period or advanced by the master servicer, the
                               trustee or the fiscal agent; and

                                      S-29

                            o  the amount of any prepayments and other
                               unscheduled collections of previously unadvanced
                               principal with respect to the underlying mortgage
                               loans (or, in the case of an underlying split
                               mortgage loan, with respect to the related split
                               mortgage loan pooled component) that are received
                               during the related collection period.

                            However, if the master servicer, the special
                            servicer, the trustee or the fiscal agent
                            reimburses itself out of general collections on the
                            mortgage pool for any advance that it has
                            determined is not recoverable out of collections on
                            the related underlying mortgage loan, then that
                            advance (together with accrued interest thereon)
                            will be deemed, to the fullest extent permitted, to
                            be reimbursed first out of payments and other
                            collections of principal otherwise distributable on
                            the series 2005-C3 principal balance certificates
                            (exclusive of the series 2005-C3 loan specific
                            principal balance certificates), prior to being
                            deemed reimbursed out of payments and other
                            collections of interest otherwise distributable on
                            the series 2005-C3 certificates (exclusive of the
                            series 2005-C3 loan specific certificates).

                            On any distribution date, the holders of the
                            respective classes of the series 2005-C3 loan
                            specific principal balance certificates relating to
                            any particular underlying split mortgage loan will
                            be entitled to receive an aggregate amount of
                            principal payments up to all payments and other
                            collections of principal with respect to the
                            related split mortgage loan non-pooled component
                            that were received during the related collection
                            period.

                            The class X-CL, X-CP, X-CBM, R-I, R-II and R-III
                            certificates do not have principal balances and do
                            not entitle their holders to payments of principal.

                            See "Description of the Offered
                            Certificates--Payments--Payments of Principal" and
                            "--Payments--Priority of Payments" in this
                            prospectus supplement.

D. PAYMENTS OF PREPAYMENT
   PREMIUMS AND YIELD
   MAINTENANCE CHARGES....  If any prepayment premium or yield maintenance charge is collected on any of the underlying
                            mortgage loans (exclusive of any prepayment premium
                            or yield maintenance charge collected with respect
                            to the split mortgage loan non-pooled components),
                            then the trustee will pay that amount, net of any
                            liquidation fee or workout fee payable therefrom, in
                            the proportions described under "Description of the
                            Offered Certificates--Payments--Payments of
                            Prepayment Premiums and Yield Maintenance Charges"
                            in this prospectus supplement, to--

                            o  the holders of the class X-CL certificates;

                            o  the holders of the class X-CP certificates;
                               and/or

                            o  the holders of any of the class A-1, A-2, A-3,
                               A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J
                               and/or K certificates that are then entitled to
                               receive any principal payments.

                            If any prepayment consideration is collected during
                            any particular collection period with respect to an
                            underlying split mortgage loan, primarily as a
                            result of a default and liquidation, then on the
                            distribution date corresponding to that collection
                            period, the trustee will allocate that prepayment
                            consideration between the related pooled component
                            and the related non-pooled component on a pro rata
                            basis in accordance with the respective amounts of
                            principal then being prepaid with respect to each
                            such portion. The portion of any prepayment
                            consideration allocable to the non-pooled component
                            of the 200 Park Avenue underlying mortgage loan
                            will be distributed to the applicable holders of
                            the

                                      S-30

                            class ML principal balance certificates, and the
                            portion of any prepayment consideration allocable
                            to the non-pooled component of the Courtyard by
                            Marriott Portfolio underlying mortgage loan will be
                            distributed to the applicable holders of the class
                            CBM certificates.

REDUCTIONS OF CERTIFICATE
  PRINCIPAL  BALANCES IN
  CONNECTION WITH LOSSES
  ON THE UNDERLYING
  MORTGAGE LOANS AND
  DEFAULT-RELATED AND
  OTHER UNANTICIPATED
  EXPENSES................  Because of losses on the underlying mortgage loans
                            (including, for this purpose, advances that are
                            reimbursed out of general collections on the
                            mortgage pool because collections on the related
                            underlying mortgage loan are determined to be
                            insufficient to make such reimbursement) and/or
                            default-related and other unanticipated expenses of
                            the trust, the total principal balance of the
                            mortgage pool, net of outstanding advances of
                            principal and exclusive of the split mortgage loan
                            non-pooled components, may fall below the total
                            principal balance of the series 2005-C3 principal
                            balance certificates (exclusive of the series
                            2005-C3 loan-specific principal balance
                            certificates). If and to the extent that those
                            losses on the underlying mortgage loans and/or
                            expenses of the trust cause such a deficit to exist
                            following the payments made on the series 2005-C3
                            certificates on any distribution date, the total
                            principal balances of the following classes of
                            series 2005-C3 principal balance certificates will
                            be sequentially reduced, in the following order,
                            until that deficit is eliminated:

                              REDUCTION ORDER                    CLASS
                              ---------------               ---------------
                              1st ...........                      T
                              2nd ...........                      S
                              3rd ...........                      Q
                              4th ...........                      P
                              5th ...........                      N
                              6th ...........                      M
                              7th ...........                      L
                              8th ...........                      K
                              9th ...........                      J
                              10th ..........                      H
                              11th ..........                      G
                              12th ..........                      F
                              13th ..........                      E
                              14th ..........                      D
                              15th ..........                      C
                              16th ..........                      B
                              17th ..........                     A-J
                              18th ..........                     A-M
                              19th ..........                A-1, A-2, A-3,
                                                              A-AB and A-4

                            Any reduction to the respective total principal
                            balances of the A-1, A-2, A-3, A-AB and A-4 classes
                            will be made on a pro rata basis in accordance with
                            the relative sizes of those principal balances.

                                      S-31

                            Notwithstanding the foregoing, as and to the extent
                            described under "Description of the Offered
                            Certificates--Reductions of Certificate Principal
                            Balances in Connection with Realized Losses and
                            Additional Trust Fund Expenses" in this prospectus
                            supplement--

                            o  losses on and/or default related or other
                               unanticipated trust fund expenses with respect to
                               the 200 Park Avenue underlying mortgage loan will
                               first be allocated to reduce the total principal
                               balance of the class ML-2 and ML-1 certificates,
                               in that order, and

                            o  losses on and/or default related or other
                               unanticipated trust fund expenses with respect to
                               the Courtyard by Marriott Portfolio underlying
                               mortgage loan will first be allocated to reduce
                               the total principal balance of the class CBM-3,
                               CBM-2 and CBM-1 certificates, in that order,

                            in each case, prior to being allocated to reduce
                            the total principal balance of any class in the
                            foregoing table.

                            See "Description of the Offered
                            Certificates--Reductions of Certificate Principal
                            Balances in Connection with Realized Losses and
                            Additional Trust Fund Expenses" in this prospectus
                            supplement.

ADVANCES OF DELINQUENT
  MONTHLY DEBT SERVICE
  PAYMENTS................  Except as described below in this "--Advances of
                            Delinquent Monthly Debt Service Payments"
                            subsection, the master servicer will be required to
                            make advances with respect to any delinquent
                            scheduled debt service payments, other than balloon
                            payments, due or assumed due on the underlying
                            mortgage loans (exclusive of the split mortgage loan
                            non-pooled components), in each case net of related
                            master servicing fees and workout fees. In addition,
                            the trustee must make any of those advances that the
                            master servicer is required, but fails, to make, and
                            the fiscal agent must make any of those advances
                            that the trustee is required, but fails, to make. As
                            described under "Description of the Offered
                            Certificates--Advances of Delinquent Monthly Debt
                            Service Payments" in this prospectus supplement, any
                            party that makes an advance will be entitled to be
                            reimbursed for that advance, together with interest
                            at the prime rate described in that section of this
                            prospectus supplement.

                            Notwithstanding the foregoing, none of the master
                            servicer, the trustee or the fiscal agent will be
                            required to make any advance that it determines or,
                            with respect to specially serviced mortgage loans
                            and mortgage loans as to which the related
                            mortgaged real properties have been acquired by the
                            trust following default, that the special servicer
                            determines, will not be recoverable from proceeds
                            of the related underlying mortgage loan.

                            None of the master servicer, the trustee or the
                            fiscal agent will be required to make any advance
                            of delinquent debt service payments with respect to
                            a split mortgage loan non-pooled component or with
                            respect to any non-trust mortgage loan included in
                            any of the loan combinations described herein.

                            If any of the adverse events or circumstances that
                            we refer to under "Servicing of the Underlying
                            Mortgage Loans--Required Appraisals" in, and
                            identify in the glossary to, this prospectus
                            supplement, occurs or exists with respect to any
                            underlying mortgage loan or the mortgaged real
                            property for that mortgage loan, then a new
                            appraisal (or, in cases involving underlying
                            mortgage loans or mortgaged real properties with
                            principal balances or allocated loan amounts, as

                                      S-32

                            the case may be, of less than $2,000,000, a
                            valuation estimate of that property) must be
                            obtained or conducted. If, based on that appraisal
                            or other valuation, subject to the discussion below
                            regarding underlying mortgage loans (including
                            underlying split mortgage loans) that are part of
                            loan combinations, it is determined that--

                            o  the principal balance of, and other delinquent
                               amounts due under, the subject underlying
                               mortgage loan, exceed

                            o  an amount equal to--

                               1.  90% of the new appraised or estimated value
                                   of that real property (which value may be
                                   subject to reduction by the special servicer
                                   based on its review of the related appraisal
                                   and other relevant information), minus

                               2.  the amount of any obligations secured by
                                   liens on the property, which liens are prior
                                   to the lien of the mortgage loan, plus

                               3.  certain escrows and reserves and any letters
                                   of credit constituting additional security
                                   for the mortgage loan,

                            then the amount otherwise required to be advanced
                            with respect to interest on that mortgage loan (or,
                            in the case of an underlying split mortgage loan,
                            on the related split mortgage loan pooled
                            component) will be reduced. The reduction will be
                            in generally the same proportion that the excess,
                            sometimes referred to as an appraisal reduction
                            amount, bears to the principal balance of the
                            mortgage loan, net of related advances of
                            principal. Due to the payment priorities, any
                            reduction in advances of interest will, in general,
                            reduce the funds available to pay interest on the
                            most subordinate interest-bearing class or classes
                            of series 2005-C3 certificates then outstanding.
                            Appraisal reduction amounts will not affect the
                            principal portion of P&I advances.

                            The calculation of any appraisal reduction amount,
                            as described above under this "--Advances of
                            Delinquent Monthly Debt Service Payments" section,
                            in respect of any underlying mortgage loan
                            (including an underlying split mortgage loan) that
                            is part of a loan combination will, in each case,
                            take into account all of the mortgage loans
                            comprising the related loan combination. The
                            special servicer will determine whether an
                            appraisal reduction amount exists with respect to
                            the entire subject loan combination based on a
                            calculation that generally treats the subject loan
                            combination as if it was a single underlying
                            mortgage loan. Any resulting appraisal reduction
                            amount will be allocated among the mortgage loans
                            in the subject loan combination and between the
                            pooled and non-pooled components of the split
                            underlying mortgage loans, as follows--

                            o  with respect to the 200 Park Avenue loan
                               combination, any appraisal reduction amount will
                               be allocated, first, to the non-pooled component
                               of the 200 Park Avenue underlying mortgage loan
                               (up to the amount of the outstanding principal
                               balance of, and all accrued and unpaid interest
                               (other than default interest) on, that non-pooled
                               component), and then, on a pro rata basis by
                               balance, between the pooled component of the 200
                               Park Avenue underlying mortgage loan and the
                               related pari passu non-trust mortgage loan(s);

                            o  with respect to the 101 Avenue of the Americas
                               loan combination, any resulting appraisal
                               reduction amount will be allocated, on a pro rata
                               basis by

                                      S-33

                               balance, between the 101 Avenue of the Americas
                               underlying mortgage loan and the related pari
                               passu non-trust mortgage loan;

                            o  with respect to the Courtyard by Marriott
                               Portfolio loan combination, any resulting
                               appraisal reduction amount will be allocated,
                               first, to the related subordinate non-trust
                               mortgage loan in that loan combination (up to the
                               amount of the outstanding principal balance of,
                               and all accrued and unpaid interest (other than
                               default interest) on, that subordinate non-trust
                               mortgage loan), and second, to the non-pooled
                               component of the Courtyard by Marriott Portfolio
                               underlying mortgage loan (up to the amount of the
                               outstanding principal balance of, and all accrued
                               and unpaid interest (other than default interest)
                               on, that non-pooled component), and third, on a
                               pro rata basis by balance, between the pooled
                               component of the Courtyard by Marriott Portfolio
                               underlying mortgage loan and the related pari
                               passu non-trust mortgage loan(s).

                            o  with respect to each other loan combination
                               identified in the loan combination chart under
                               "--Relevant Parties--Non-Trust Mortgage Loan
                               Noteholders," any resulting appraisal reduction
                               amount will, in each case, be allocated, first,
                               to the related subordinate non-trust mortgage
                               loan (up to the amount of the outstanding
                               principal balance of, and all accrued and unpaid
                               interest (other than default interest) on, that
                               subordinate non-trust mortgage loan), and then,
                               to the subject underlying mortgage loan.

                            The amount of advances of interest on any of the
                            underlying mortgage loans that are part of a loan
                            combination (or, in the case of a split underlying
                            mortgage loan, the pooled component thereof) will
                            reflect any appraisal reduction amount allocable
                            thereto.

                            See "Description of the Offered
                            Certificates--Advances of Delinquent Monthly Debt
                            Service Payments" and "Servicing of the Underlying
                            Mortgage Loans--Required Appraisals" and
                            "--Servicing and Other Compensation and Payment of
                            Expenses" in this prospectus supplement. See also
                            "Description of the Certificates--Advances" in the
                            accompanying prospectus.
REPORTS TO
 CERTIFICATEHOLDERS.......  On each distribution date, the trustee will provide or make available to the registered holders of the
                            series 2005-C3 certificates a monthly report
                            substantially in the form of Annex D to this
                            prospectus supplement. The trustee's report will
                            detail, among other things, the payments made to the
                            series 2005-C3 certificateholders on that
                            distribution date and the performance of the
                            underlying mortgage loans and the mortgaged real
                            properties.

                            Upon reasonable prior notice, you may also review
                            at the trustee's offices during normal business
                            hours a variety of information and documents that
                            pertain to the underlying mortgage loans and the
                            mortgaged real properties for those loans.

                            See "Description of the Offered
                            Certificates--Reports to Certificateholders;
                            Available Information" in this prospectus
                            supplement.

OPTIONAL TERMINATION.....   Specified parties to the transaction may terminate
                            the trust by purchasing all of the mortgage loans
                            and any foreclosure properties held by the trust,
                            but only when the total principal balance of the
                            mortgage pool, net of outstanding advances of
                            principal but including the split mortgage loan
                            non-pooled components, is less than 1.0% of the
                            initial total principal balance of the series
                            2005-C3 principal balance certificates.

                                      S-34

                            See "Description of the Offered
                            Certificates--Termination" in this prospectus
                            supplement.

         THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL..................   In this section, "--The Underlying Mortgage Loans
                            and the Mortgaged Real Properties," we provide
                            summary information with respect to the mortgage
                            loans that we intend to include in the trust. For
                            more detailed information regarding those mortgage
                            loans, you should review the following sections in
                            this prospectus supplement:

                            o  "Description of the Mortgage Pool;"

                            o  "Risk Factors--Risks Related to the Underlying
                               Mortgage Loans;"

                            o  Annex A-1--Certain Characteristics of Individual
                               Underlying Mortgage Loans;

                            o  Annex A-2--Certain Characteristics of the
                               Mortgage Pool;

                            o  Annex A-3--Certain Monetary Terms of the
                               Underlying Mortgage Loans;

                            o  Annex A-4--Certain Information Regarding
                               Reserves; and

                            o  Annex B--Certain Information Regarding
                               Multifamily Properties.

                            When reviewing the information that we have
                            included in this prospectus supplement, including
                            the Annexes hereto, with respect to the mortgage
                            loans that are to back the offered certificates,
                            please note that--

                            o  All numerical information provided with respect
                               to the underlying mortgage loans is provided on
                               an approximate basis.

                            o  References to initial mortgage pool balance mean
                               the aggregate cut-off date principal balance of
                               all the underlying mortgage loans, exclusive of
                               the respective split mortgage loan non-pooled
                               components. We will transfer each of the
                               underlying mortgage loans, at its respective
                               cut-off date principal balance, to the trust. We
                               show the cut-off date principal balance for each
                               of the underlying mortgage loans (or, in the case
                               of each of the underlying split mortgage loans,
                               the cut-off date principal balance of the related
                               split mortgage loan pooled component only) on
                               Annex A-1 to this prospectus supplement.

                            o  All weighted average information provided with
                               respect to the mortgage loans reflects a
                               weighting based on their respective cut-off date
                               principal balances (or, in the case of each of
                               the underlying split mortgage loans, unless the
                               context clearly indicates otherwise, based on the
                               cut-off date principal balance of the related
                               split mortgage loan pooled component only).

                            o  When information with respect to mortgaged real
                               properties is expressed as a percentage of the
                               initial mortgage pool balance, the percentages
                               are based upon the cut-off date principal
                               balances of the related mortgage loans or
                               allocated portions of those balances (or, in the
                               case of each of the underlying split mortgage
                               loans, the cut-off date principal balance of the
                               related split mortgage loan pooled component
                               only).

                            o  The 200 Park Avenue underlying split mortgage
                               loan is a $329,736,204 mortgage loan which is
                               comprised of two loan components--

                                      S-35

                               1.  the 200 Park Avenue underlying loan component
                                   A-1A, which is the pooled component, has a
                                   current principal balance of $278,500,000 and
                                   accrues interest at         % per annum; and

                               2.  the 200 Park Avenue underlying loan component
                                   A-1B, which is the non-pooled component, has
                                   a current principal balance of $51,236,204
                                   and accrues interest at         % per annum.

                            o  The Courtyard by Marriott Portfolio underlying
                               split mortgage loan is a $164,200,000 mortgage
                               loan which is comprised of two loan components--

                               1.  the Courtyard by Marriott Portfolio
                                   underlying loan component A-1A, which is the
                                   pooled component, has a current principal
                                   balance of $121,500,000 and accrues interest
                                   at       % per annum; and

                               2.  the Courtyard by Marriott Portfolio
                                   underlying loan component A-1B, which is the
                                   non-pooled component, has a current principal
                                   balance of $42,700,000 and accrues interest
                                   at       % per annum.

                            o  With respect to each of the underlying mortgage
                               loans (including the underlying split mortgage
                               loans) that are part of a loan combination,
                               certain statistical information (in particular,
                               information relating to debt service coverage and
                               loan-to-value ratios) in this prospectus
                               supplement are calculated in the following
                               manner:

                               1.  with respect to the 200 Park Avenue
                                   underlying mortgage loan, taking into account
                                   the corresponding pari passu non-trust
                                   mortgage loans in the 200 Park Avenue loan
                                   combination, but without regard to the
                                   non-pooled component of the 200 Park Avenue
                                   underlying mortgage loan (treating such
                                   non-pooled component as if it is a separate
                                   subordinated mortgage loan that is not
                                   included in the trust) (see "Description of
                                   the Mortgage Pool--Significant Underlying
                                   Mortgage Loans--The 200 Park Avenue Mortgage
                                   Loan");

                               2.  with respect to the 101 Avenue of the
                                   Americas underlying mortgage loan, taking
                                   into account the corresponding pari passu
                                   non-trust mortgage loan in the 101 Avenue of
                                   the Americas loan combination (see
                                   "Description of the Mortgage
                                   Pool--Significant Underlying Mortgage
                                   Loans--The 101 Avenue of the Americas
                                   Mortgage Loan");

                               3.  with respect to the Courtyard by Marriott
                                   Portfolio underlying mortgage loan, taking
                                   into account the corresponding pari passu
                                   non-trust mortgage loans in the Courtyard by
                                   Marriott Portfolio loan combination, but
                                   without regard to (a) the non-pooled
                                   component of the Courtyard by Marriott
                                   Portfolio underlying mortgage loan (treating
                                   such non-pooled component as if it is a
                                   separate subordinated mortgage loan that is
                                   not included in the trust) and (b) the
                                   corresponding subordinate non-trust mortgage
                                   loans in the Courtyard by Marriott Portfolio
                                   loan combination (see "Description of the
                                   Mortgage Pool--Significant Underlying
                                   Mortgage Loans--The Courtyard by Marriott
                                   Portfolio Mortgage Loan");

                               4.  with respect to each other loan combination
                                   identified in the loan combination chart
                                   under "--Relevant Parties--Non-Trust Mortgage
                                   Loan Noteholders," without regard to the
                                   corresponding non-trust mortgage loan(s) in
                                   the subject loan combination, each of which
                                   is

                                      S-36

                                 generally subordinate (even though each such
                                 corresponding subordinate non-trust mortgage
                                 loan is cross-defaulted with the subject
                                 underlying mortgage loan). See "Description of
                                 the Mortgage Pool--Significant Underlying
                                 Mortgage Loans--The 900 North Michigan Avenue
                                 Mortgage Loan" and "--Loan Combinations" in
                                 this prospectus supplement.

                            o  If any of the mortgage loans is secured by
                               multiple real properties located in more than one
                               state or representing more than one property
                               type, a portion of that mortgage loan has been
                               allocated to each of those properties.

                            o  Whenever we refer to a particular mortgaged real
                               property by name, we mean the mortgaged real
                               property identified by that name on Annex A-1 to
                               this prospectus supplement. Whenever we refer to
                               a particular mortgage loan by name, we mean the
                               mortgage loan secured by the mortgaged real
                               property identified by that name on Annex A-1 to
                               this prospectus supplement.

                            o  Eleven (11) mortgage loans that we intend to
                               include in the trust, representing 6.5% of the
                               initial mortgage pool balance, have not closed as
                               of the date of the preparation of this prospectus
                               supplement and therefore certain mortgage loan
                               characteristics included in this prospectus
                               supplement for those mortgage loans, including
                               the interest rates thereof, have been estimated.
                               As a result, certain statistical information in
                               this prospectus supplement may change if those
                               mortgage loans bear a different interest rate
                               than anticipated.

                            o  Statistical information regarding the mortgage
                               loans may change prior to the date of initial
                               issuance of the offered certificates as a result
                               of changes in the composition of the mortgage
                               pool prior to that date.

                            It has been confirmed to us by S&P and Moody's that
                            ten (10) of the mortgage loans that we intend to
                            include in the trust, representing 54.1% of the
                            initial mortgage pool balance, each has, in the
                            context of its inclusion in the mortgage pool,
                            credit characteristics consistent with investment
                            grade-rated obligations. Eight (8) of those
                            mortgage loans are described under "Description of
                            the Mortgage Pool--Significant Underlying Mortgage
                            Loans" in this prospectus supplement.

SOURCE OF THE UNDERLYING
  MORTGAGE LOANS..........  We are not the originator of any of the mortgage loans that we intend to include in the trust. We
                            will acquire those mortgage loans from two or more
                            parties. Except in two (2) cases, representing 0.4%
                            of the initial mortgage pool balance, each of those
                            mortgage loans was originated by--

                            o  the related mortgage loan seller from whom we
                               acquired the mortgage loan,

                            o  an affiliate of the related mortgage loan seller,
                               or

                            o  a correspondent in the related mortgage loan
                               seller's or its affiliate's conduit lending
                               program.

                            Lehman Brothers Inc. is our affiliate and an
                            affiliate of one or more of the mortgage loan
                            sellers. UBS Securities LLC is an affiliate of
                            another mortgage loan seller.

                                      S-37

PAYMENT AND OTHER TERMS...  Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower
                            to repay a specified sum with interest. Repayment of
                            each of the mortgage loans that we intend to include
                            in the trust is secured by a mortgage lien on the
                            fee and/or leasehold interest of the related
                            borrower or another party in one or more commercial
                            or multifamily real properties. Except for limited
                            permitted encumbrances, which we identify in the
                            glossary to this prospectus supplement, that
                            mortgage lien will be a first priority lien.

                            All of the mortgage loans that we intend to include
                            in the trust are or should be considered
                            nonrecourse. None of those mortgage loans is
                            insured or guaranteed by any governmental agency or
                            instrumentality or by any private mortgage insurer.

                            Each of the mortgage loans that we intend to
                            include in the trust (or, with respect to each of
                            the underlying split mortgage loans, the related
                            split mortgage loan pooled component) currently
                            accrues interest at the annual rate specified with
                            respect to that loan on Annex A-1 to this
                            prospectus supplement. The mortgage interest rate
                            for each underlying mortgage loan (or, in the case
                            of each of the underlying split mortgage loans, for
                            each of the pooled component and non-pooled
                            component thereof) is, in the absence of default,
                            fixed for the entire term of the loan.

                            Subject, in some cases, to a next business day
                            convention--

                            o  One (1) of the mortgage loans that we intend to
                               include in the trust fund, representing 2.0% of
                               the initial mortgage pool balance, provide for
                               scheduled payments of principal and/or interest
                               to be due on the fifth day of each month, and

                            o  111 of the mortgage loans that we intend to
                               include in the trust fund, representing 98.0% of
                               the initial mortgage pool balance, provide for
                               scheduled payments of principal and/or interest
                               to be due on the eleventh day of each month.

                            All of the mortgage loans that we intend to include
                            in the trust, provide for:

                            o  either (a) amortization schedules that (i) are
                               significantly longer than their respective
                               remaining terms to stated maturity and (ii) in
                               some cases, begin following the end of an initial
                               interest-only period or (b) no amortization prior
                               to stated maturity; and

                            o  a substantial balloon payment of principal on
                               each of their respective maturity dates.

                            Twelve (12) of the balloon mortgage loans
                            identified in the prior paragraph, representing
                            25.7% of the initial mortgage pool balance, require
                            payments of interest only to be due on each due
                            date until the stated maturity date. Another 36 of
                            the balloon mortgage loans identified in the prior
                            paragraph, representing 25.9% of the initial
                            mortgage pool balance, require payments of interest
                            only to be due until the expiration of a designated
                            interest-only period that ends prior to the related
                            stated maturity date.

DELINQUENCY STATUS.......   None of the mortgage loans that we intend to
                            include in the trust were 30 days or more delinquent
                            with respect to any monthly debt service payment as
                            of the cut-off date or at any time during the
                            12-month period preceding that date.

                                      S-38

PREPAYMENT LOCK-OUT,
  DEFEASANCE, PREPAYMENT
  PREMIUM AND YIELD
  MAINTENANCE PERIODS.....  An initial prepayment lock-out period is currently in effect for all of the mortgage loans that we
                            intend to include in the trust. A prepayment
                            lock-out period is a period during which the
                            principal balance of a mortgage loan may not be
                            voluntarily prepaid in whole or in part.

                            Ninety-seven (97) of the mortgage loans that we
                            intend to include in the trust, representing 90.4%
                            of the initial mortgage pool balance, provide for a
                            defeasance period, following the initial prepayment
                            lock-out period. A defeasance period is a period
                            when voluntary prepayments are still prohibited but
                            the related borrower may obtain a full or partial
                            release of the related mortgaged real property from
                            the related mortgage lien by defeasing the mortgage
                            loan through the delivery of non-callable U.S.
                            Treasury securities or other non-callable
                            government securities, within the meaning of
                            section 2(a)(16) of the Investment Company Act of
                            1940, which are acceptable to the applicable rating
                            agencies, as substitute collateral. None of these
                            97 underlying mortgage loans permits defeasance
                            prior to the second anniversary of the date of
                            initial issuance of the offered certificates. One
                            of these 97 underlying mortgage loans, representing
                            0.4% of the initial mortgage pool balance, provides
                            for (a) first, an initial prepayment lock-out
                            period, followed by (b) second, a defeasance
                            period, followed by (c) third, a period when the
                            borrower may prepay the mortgage loan, in whole,
                            together with a declining percentage prepayment
                            premium.

                            Fifteen (15) other mortgage loans that we intend to
                            include in the trust, representing 9.6% of the
                            initial mortgage pool balance, provide in each such
                            case for a period, following the initial prepayment
                            lock-out period, when the loan is prepayable
                            together with prepayment consideration equal to the
                            greater of (a) a yield maintenance charge and (b)
                            1.0% of the amount prepaid, and (except as
                            described in the next paragraph) do not provide for
                            defeasance.

                            One (1) of the 15 mortgage loans referred to in the
                            first sentence of the preceding paragraph,
                            representing 2.0% of the initial mortgage pool
                            balance, each provides for (a) first, an initial
                            prepayment lock-out period, followed by (b) second,
                            a period when the borrower may prepay the subject
                            mortgage loan in whole or in part, together with a
                            yield maintenance charge, followed by (c) third, a
                            period when the borrower may, at its election, (i)
                            defease the subject mortgage loan, in whole or in
                            part, and/or (ii) prepay the subject mortgage loan
                            in whole or in part, together with a yield
                            maintenance charge. See "Description of the
                            Mortgage Pool--Significant Underlying Mortgage
                            Loans--The Macquarie DDR Portfolio III Mortgage
                            Loan--The Mortgage Loan" in this prospectus
                            supplement. For the purposes of this prospectus
                            supplement, during the periods referred to in
                            clauses (b) and (c) above, the entire underlying
                            mortgage loan is treated as being in a prepayment
                            consideration period.

                                      S-39

                            Set forth below is information regarding the
                            remaining terms of the prepayment lock-out and
                            prepayment lock-out/defeasance periods,
                            respectively, for all of the underlying mortgage
                            loans that currently provide for a prepayment
                            lock-out period:

                            Maximum remaining prepayment lock-out
                              or prepayment lock-out/defeasance
                              period ................................ 120 months
                            Minimum remaining prepayment lock-out
                              or prepayment lock-out/defeasance
                              period ................................   6 months
                            Weighted average remaining prepayment
                              lock-out or prepayment lock-out/
                              defeasance period .....................  96 months

                            Notwithstanding the foregoing, even a mortgage loan
                            in a prepayment lock-out or prepayment
                            lockout/defeasance period may allow for prepayments
                            under limited circumstances. For example, in the
                            case of one (1) underlying mortgage loan,
                            representing 10.5% of the initial mortgage pool
                            balance, which mortgage loan is part of a loan
                            combination, a portion of that mortgage loan is
                            prepayable at any time prior to the second
                            anniversary of the date of initial issuance of the
                            offered certificates, in connection with a partial
                            release of property, in an amount equal to its pro
                            rata share of the $4,000,000 permitted release
                            price, together with prepayment consideration equal
                            to the greater of (i) one percent of the amount to
                            be prepaid, and (ii) a yield maintenance charge
                            specified in the related loan agreement (see
                            "Description of the Mortgage Pool--Significant
                            Underlying Mortgage Loans--The 900 North Michigan
                            Avenue Mortgage Loan--Partial Releases" in, and the
                            modeling assumptions to, this prospectus
                            supplement). In addition, in the case of one (1)
                            underlying mortgage loan, representing 11.1% of the
                            initial mortgage pool balance, a $15,157,150
                            portion of that underlying mortgage loan is freely
                            prepayable at any time without any prepayment
                            consideration, and a $36,942,851 portion of that
                            underlying mortgage loan is prepayable at any time,
                            together with the payment of a yield maintenance
                            charge (see "Description of the Mortgage
                            Pool--Significant Underlying Mortgage Loans--The
                            Wachovia Portfolio Mortgage
                            Loan--Releases/Substitutions" in, and the modeling
                            assumptions to, this prospectus supplement). See
                            "Description of the Mortgage Pool--Terms and
                            Conditions of the Underlying Mortgage Loans--Other
                            Prepayment Provisions" in this prospectus
                            supplement.

ADDITIONAL STATISTICAL INFORMATION

A. GENERAL
  CHARACTERISTICS.........  The mortgage pool will have the following general characteristics as of the cut-off date:



                            Initial mortgage pool balance ............... $1,977,017,986
                            Number of mortgage loans ....................            112
                            Number of mortgaged real properties .........            331

                            Maximum cut-off date principal balance ...... $  278,500,000
                            Minimum cut-off date principal balance ...... $    1,142,321
                            Average cut-off date principal balance ...... $   17,651,946

                            Maximum mortgage interest rate ..............         7.475%
                            Minimum mortgage interest rate ..............         5.098%
                            Weighted average mortgage interest rate .....         5.668%


                                      S-40



                            Maximum original term to maturity ......................... 180 months
                            Minimum original term to maturity .........................  60 months
                            Weighted average original term to maturity ................ 109 months

                            Maximum remaining term to maturity ........................ 179 months
                            Minimum remaining term to maturity ........................  58 months
                            Weighted average remaining term to maturity ............... 108 months

                            Weighted average underwritten debt service coverage ratio .      1.51x
                            Weighted average cut-off date loan-to-value ratio .........      62.5%

                            In reviewing the foregoing table, please note that:

                            o  The initial mortgage pool balance is subject to a
                               permitted variance of plus or minus 5%. The
                               initial mortgage pool balance does not reflect
                               the respective non-pooled components of the 200
                               Park Avenue underlying mortgage loan and the
                               Courtyard by Marriott Portfolio underlying
                               mortgage loan.

                            o  Unless specifically indicated otherwise,
                               statistical information with respect to the
                               underlying split mortgage loans, including
                               related principal balances, loan-to-value ratios
                               and debt service coverage ratios, is being
                               presented in this prospectus supplement based
                               only on the related split mortgage loan pooled
                               components (as if the related split mortgage loan
                               non-pooled component of each of those mortgage
                               loans is a separate subordinated mortgage loan
                               that is not included in the trust fund).

                            o  Except as described below in the second
                               succeeding bullet, the underwritten debt service
                               coverage ratio for any mortgage loan that is to
                               be included in the trust is equal to the
                               underwritten annual net cash flow for the related
                               mortgaged real property, divided by the product
                               of 12 times the monthly debt service payment due
                               in respect of that underlying mortgage loan on
                               the first due date following the cut-off date or,
                               if that mortgage loan is currently in an
                               interest-only period, on the first due date after
                               the commencement of the scheduled amortization.

                            o  Except as described in the following bullet, the
                               cut-off date loan-to-value ratio for any mortgage
                               loan to be included in the trust is equal to its
                               cut-off date principal balance, divided by the
                               estimated value of the related mortgaged real
                               property as set forth in a related third-party
                               appraisal dated as specified on Annex A-1 to this
                               prospectus supplement.

                            o  The exceptions to the foregoing calculations of
                               underwritten debt service coverage ratio and
                               cut-off date loan-to-value ratio are as follows:

                               (1)   in the case of an underlying mortgage loan
                                     that provides for payments of interest
                                     only until the related stated maturity
                                     date, the calculation of underwritten debt
                                     service coverage ratio is based upon the
                                     actual interest-only payments (calculated
                                     in accordance with the related loan
                                     documents) that will be due in respect of
                                     the subject mortgage loan during the
                                     12-month period following the cut-off
                                     date; and

                               (2)   with respect to each underlying mortgage
                                     loan (including each underlying split
                                     mortgage loan) that is part of a loan
                                     combination (as set forth under
                                     "Description of the Mortgage Pool--Loan
                                     Combinations" in this

                                      S-41

                                     prospectus supplement), the underwritten
                                     debt service coverage ratio and the cut-off
                                     date loan-to-value ratio for the subject
                                     underlying mortgage loan are each
                                     calculated taking into account all
                                     corresponding pari passu non-trust mortgage
                                     loans, if any, in the subject loan
                                     combination, but without regard to (a) any
                                     corresponding subordinate non-trust
                                     mortgage loans in the subject loan
                                     combination and (b) any non-pooled
                                     component of the subject underlying
                                     mortgage loan (as if such non-pooled
                                     component is a separate subordinated
                                     mortgage loan that is not included in the
                                     trust).

                            o  In the case of some of the mortgage loans that we
                               intend to include in the trust, the calculation
                               of underwritten annual net cash flow for the
                               related mortgaged real property or properties
                               (which is, in turn, used in the calculation of
                               underwritten debt service coverage ratios) was
                               based on certain assumptions regarding projected
                               rental income and/or occupancy, including: (a)
                               the assumption that a particular tenant at the
                               subject mortgaged real property that has executed
                               a lease, but has not yet taken occupancy and/or
                               has not yet commenced paying rent, will take
                               occupancy and commence paying rent on a future
                               date, (b) the assumption that an unexecuted lease
                               that is currently being negotiated with respect
                               to a particular tenant at the subject mortgaged
                               real property or is out for signature will be
                               executed and in place on a future date, (c) the
                               assumption that a portion of the currently vacant
                               and unleased space at the subject mortgaged real
                               property will be leased at current market rates
                               and consistent with occupancy rates of comparable
                               properties in the subject market, (d) the
                               assumption that certain rental income payable on
                               a future date under a signed lease, but where the
                               tenant is in an initial rent abatement or free
                               rent period, will be paid commencing on such
                               future date, (e) assumptions regarding the
                               renewal of particular leases, incremental rent
                               increases and/or the re-leasing of certain space
                               at the subject mortgaged real property, and/or
                               (f) certain additional lease-up assumptions as
                               may be described in the footnotes to Annex A-1 to
                               this prospectus supplement. There is no assurance
                               that the foregoing assumptions made with respect
                               to any particular underlying mortgage loan will,
                               in fact, be consistent with actual property
                               performance; and, if they are not consistent,
                               actual annual net cash flow for a mortgaged
                               property may be less than the underwritten annual
                               net cash flow presented with respect to that
                               property in this prospectus supplement.

                            o  The maximum mortgage interest rate, minimum
                               mortgage interest rate and weighted average
                               mortgage interest rate in the foregoing table is
                               based on anticipated interest rate information
                               for 11 mortgage loans that we intend to include
                               in the trust, representing 6.5% of the initial
                               mortgage pool balance, that have not closed as of
                               the date of this prospectus supplement, and
                               therefore those statistics may change if those
                               mortgage loans bear a different interest rate
                               than anticipated.

                                      S-42

B. GEOGRAPHIC
 CONCENTRATION............  The table below shows the number of, and percentage of the initial mortgage pool balance secured by,
                            mortgaged real properties located in the indicated
                            states:

                                                                   % OF INITIAL
                                                     NUMBER OF       MORTGAGE
                                     STATE          PROPERTIES     POOL BALANCE
                            --------------------    ----------     ------------
                            New York ...........         9             21.5%
                            Illinois ...........        10             11.8%
                            Texas ..............        35              8.2%
                            California .........        18              7.7%
                            North Carolina .....        28              6.1%
                            Connecticut ........        27              5.6%
                            Georgia ............        11              5.4%
                            Florida ............        47              5.4%

                            The remaining mortgaged real properties with
                            respect to the mortgage pool are located throughout
                            24 other states. No more than 4.4% of the initial
                            mortgage pool balance is secured by mortgaged real
                            properties located in any of these other states.

C. PROPERTY TYPES........   The table below shows the number of, and
                            percentage of the initial mortgage pool balance
                            secured by, mortgaged real properties predominantly
                            operated for each indicated purpose:

                                                                    % OF INITIAL
                                                        NUMBER OF     MORTGAGE
                                 PROPERTY TYPE         PROPERTIES   POOL BALANCE
                            ------------------------   ----------   ------------
                            Office .................      150           46.0%
                            Retail .................       52           33.2%
                              Anchored Retail ......       29           23.8%
                              Unanchored Retail ....       23            9.4%
                            Hotel ..................       70            9.5%
                            Multifamily ............       28            6.8%
                            Industrial/Warehouse ...       23            3.5%
                            Self-Storage ...........        6            0.6%
                            Mobile Home Park .......        2            0.4%

D. ENCUMBERED INTERESTS...  The table below shows the number of mortgage loans and the percentage of the initial mortgage pool
                            balance represented thereby, that are secured by
                            mortgaged real properties for which the whole or
                            predominant encumbered interest is as indicated:

                          ENCUMBERED INTEREST                      % OF INITIAL
                           IN THE MORTGAGED           NUMBER OF       MORTGAGE
                            REAL PROPERTY          MORTGAGE LOANS   POOL BALANCE
                          -------------------      --------------   ------------
                          Fee Simple ............       110             89.3%
                          Fee Simple/Leasehold ..         1              6.1%
                          Leasehold .............         1              4.5%

                            It should be noted that each mortgage loan secured
                            by overlapping fee and leasehold interests or by a
                            predominant fee interest and a relatively minor
                            leasehold interest, is presented as being secured
                            by a fee simple interest in this prospectus
                            supplement and is therefore included within the
                            category referred to as "fee simple" in the chart
                            above.

                                      S-43

E. SIGNIFICANT
  UNDERLYING MORTGAGE
  LOANS ..................  The ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend
                            to include in the trust fund, collectively represent
                            57.0% of the initial mortgage pool balance. For a
                            discussion of those ten (10) largest underlying
                            mortgage loans and/or groups of cross-collateralized
                            underlying mortgage loans, see "Description of the
                            Mortgage Pool--Significant Underlying Mortgage
                            Loans" in this prospectus supplement.

                       LEGAL AND INVESTMENT CONSIDERATIONS
FEDERAL INCOME
 TAX CONSEQUENCES.........  The trustee or its agent will make elections to treat designated portions of the assets of the trust
                            as multiple real estate mortgage investment
                            conduits, or REMICs, under sections 860A through
                            860G of the Internal Revenue Code of 1986, as
                            amended. Those multiple REMICs are as follows:

                            o  REMIC I, which will hold, among other things, the
                               underlying mortgage loans;

                            o  REMIC II, which will hold the regular interests
                               in REMIC I; and

                            o  REMIC III, which will hold the regular interests
                               in REMIC II.

                            The offered certificates will be treated as regular
                            interests in REMIC III. This means that they will
                            be treated as newly issued debt instruments for
                            federal income tax purposes. You will have to
                            report income on your offered certificates in
                            accordance with the accrual method of accounting
                            even if you are otherwise a cash method taxpayer.

                            One or more classes of the offered certificates may
                            be issued with more than a de minimis amount of
                            original issue discount. If you own an offered
                            certificate issued with original issue discount,
                            you may have to report original issue discount
                            income and be subject to a tax on this income
                            before you receive a corresponding cash payment.
                            When determining the rate of accrual of original
                            issue discount, market discount and premium, if
                            any, with respect to the series 2005-C3
                            certificates for federal income tax purposes, the
                            prepayment assumption used will be that following
                            any date of determination:

                            o  no mortgage loan in the trust will be prepaid
                               prior to maturity, and

                            o  there will be no extension of maturity for any
                               mortgage loan in the trust.

                            For a more detailed discussion of the federal
                            income tax aspects of investing in the offered
                            certificates, see "Federal Income Tax Consequences"
                            in each of this prospectus supplement and the
                            accompanying prospectus.

ERISA....................   We anticipate that, subject to satisfaction of the
                            conditions referred to under "ERISA Considerations"
                            in this prospectus supplement, retirement plans and
                            other employee benefit plans and arrangements
                            subject to--

                            o  Title I of the Employee Retirement Income
                               Security Act of 1974, as amended, or

                            o  section 4975 of the Internal Revenue Code of
                               1986, as amended,

                            will be able to invest in the offered certificates
                            without giving rise to a prohibited transaction.
                            This is based upon an individual prohibited
                            transaction exemption granted to a predecessor to
                            Lehman Brothers Inc. by the U.S. Department of
                            Labor.

                                      S-44

                            If you are a fiduciary of any retirement plan or
                            other employee benefit plan or arrangement subject
                            to Title I of ERISA or section 4975 of the Internal
                            Revenue Code of 1986, as amended, you should review
                            carefully with your legal advisors whether the
                            purchase or holding of the offered certificates
                            could give rise to a transaction that is prohibited
                            under ERISA or section 4975 of the Internal Revenue
                            Code of 1986, as amended. See "ERISA
                            Considerations" in this prospectus supplement and
                            in the accompanying prospectus.

LEGAL INVESTMENT.........   None of the offered certificates will be mortgage
                            related securities within the meaning of the
                            Secondary Mortgage Market Enhancement Act of 1984,
                            as amended. All institutions whose investment
                            activities are subject to legal investment laws and
                            regulations, regulatory capital requirements or
                            review by regulatory authorities should consult with
                            their own legal advisors in determining whether and
                            to what extent the offered certificates will be
                            legal investments for them. See "Legal Investment"
                            in this prospectus supplement and in the
                            accompanying prospectus.

INVESTMENT
 CONSIDERATIONS...........  The rate and timing of payments and other collections of principal on or with respect to the
                            underlying mortgage loans may affect the yield to
                            maturity on your offered certificates. In the case
                            of any offered certificate purchased at a discount
                            from its principal balance, a slower than
                            anticipated rate of payments and other collections
                            of principal on the underlying mortgage loans could
                            result in a lower than anticipated yield. In the
                            case of any offered certificate purchased at a
                            premium from its principal balance, a faster than
                            anticipated rate of payments and other collections
                            of principal on the underlying mortgage loans could
                            result in a lower than anticipated yield.

                            In addition, if you are contemplating the purchase
                            of class X-CP certificates, you should be aware
                            that--

                            o  the yield to maturity on the class X-CP
                               certificates will be highly sensitive to the rate
                               and timing of any principal prepayments and/or
                               other early liquidations of the underlying
                               mortgage loans;

                            o  a faster than anticipated rate of payments and
                               other collections of principal on the underlying
                               mortgage loans could result in a lower
                               anticipated yield with respect to the class X-CP
                               certificates, and

                            o  an extremely rapid rate of prepayments and/or
                               other liquidations of the underlying mortgage
                               loans could result in a complete or partial loss
                               of your initial investment with respect to the
                               class X-CP certificates.

                            The yield on any offered certificate with a
                            variable or capped pass-through rate could also be
                            adversely affected if the underlying mortgage loans
                            with relatively higher net mortgage interest rates
                            pay principal faster than the mortgage loans with
                            relatively lower net mortgage interest rates. In
                            addition, the pass-through rate for, and yield on,
                            the class X-CP certificates will vary with changes
                            in the relative sizes of the respective components
                            that make up the related total notional amount of
                            that class, with each of those components
                            consisting of the total principal balance, or a
                            designated portion of the total principal balance,
                            of a class of series 2005-C3 principal balance
                            certificates.

                            See "Yield and Maturity Considerations" in this
                            prospectus supplement and in the accompanying
                            prospectus.

                                      S-45

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors.
You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Class A-M, A-J, B, C, D, E and F Certificates Are Subordinate to, and
Are Therefore Riskier than, the Class A-1, A-2, A-3, A-AB and A-4
Certificates. If you purchase class A-M, A-J, B, C, D, E and F certificates, then your offered certificates will provide credit support to other classes of series 2005-C3 certificates, including the A-1, A-2, A-3, A-AB, A-4, X-CP and
X-CL classes. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series 2005-C3 certificates.

     When making an investment decision, you should consider, among other things--

     o   the payment priorities of the respective classes of the series 2005-C3 certificates,

     o   the order in which the principal balances of the respective classes of the series 2005-C3 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

     o   the characteristics and quality of the mortgage loans in the trust.

     See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be
Highly Unpredictable," "--Any Credit Support for Your Offered Certificates May
Be Insufficient to Protect You Against All Potential Losses" and "--Payments on
the Offered Certificates Will Be Made Solely from the Limited Assets of the
Related Trust, and Those Assets May Be Insufficient to Make All Required
Payments on Those Certificates" in the accompanying prospectus.

     The Offered Certificates Have Uncertain Yields to Maturity. The yields on your offered certificates will depend on--

     o   the price you paid for your offered certificates, and

     o   the rate, timing and amount of payments on your offered certificates.

     The rate, timing and amount of payments on your offered certificates will depend on:

     (a) the pass-through rate for, and other payment terms of, your offered certificates;

     (b) the rate and timing of payments and other collections of principal on the underlying mortgage loans;

     (c) the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans;

     (d) the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     (e) the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans; and

     (f)  servicing decisions with respect to the underlying mortgage loans.

     In general, these factors cannot be predicted with any certainty.
Accordingly, you may find it difficult to determine the effect that these factors might have on the yield to maturity of your offered certificates.

                                      S-46

     See "Description of the Mortgage Pool," "Servicing of the Underlying
Mortgage Loans," "Description of the Offered Certificates--Payments" and
"--Reductions of Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" and "Yield and Maturity
Considerations" in this prospectus supplement. See also "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" and "Yield and Maturity
Considerations" in the accompanying prospectus.

     The Investment Performance of Your Offered Certificates May Vary
Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans
Is Faster or Slower than You Anticipated. If you purchase any offered certificate at a premium from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificate at a discount from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

     If you purchase a class X-CP certificate, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the underlying mortgage loans. Depending on the timing thereof, a payment of
principal in reduction of the total principal balance of the class   ,   ,   ,
  ,   ,   ,   ,   ,   ,   ,    and    certificates may result in a reduction in
the total notional amount of the class X-CP certificates. Accordingly, if principal payments on the underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class X-CP certificates may be lower than that assumed at the time of purchase. Your yield to maturity could also be adversely affected by--

     o   the repurchase of any underlying mortgage loan in connection with a material breach of representation and warranty or a material document omission, all as described under "Description of the Mortgage
         Pool--Cures and Repurchases" in this prospectus supplement, and

     o   the termination of the trust, as described under "Description of the
         Offered Certificates--Termination" in this prospectus supplement.

     Prior to investing in the class X-CP certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other early liquidation of the underlying mortgage loans could result in your failure to fully recover your initial investment. The ratings on the class X-CP certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

     You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

     The yield on any offered certificate with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates. In addition, the pass-through rate for, and yield on, the class X-CP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a specified class of series 2005-C3 principal balance certificates.

     The Interests of the Series 2005-C3 Controlling Class Certificateholders
May Be in Conflict with the Interests of the Offered Certificateholders. The holders or beneficial owners of series 2005-C3 certificates representing a majority interest in the controlling class of series 2005-C3 certificates will be entitled to: (a) appoint a representative having the rights and powers described and/or referred to under "Servicing of the Underlying Mortgage
Loans--The Series 2005-C3 Controlling Class Representative, the Directing
Certificateholders and the Non-Trust Loan Noteholders" in this prospectus supplement; and (b) replace the special servicer under the series 2005-C3 pooling and servicing agreement, subject to satisfaction of the conditions described under "Servicing of the Underlying Mortgage Loans--Replacement of the
Special Servicer by the Series 2005-C3 Controlling Class" in this prospectus supplement. Among other things, the series 2005-C3 controlling class representative may direct the special servicer under the series 2005-C3 pooling and servicing agreement to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties in the trust fund that the series
2005-C3 controlling class representative may consider advisable, except

                                      S-47

to the extent that, in connection with any such underlying mortgage loan that is part of a loan combination, a related non-trust mortgage loan noteholder or a designee or representative thereof may otherwise do so and, except to the extent that, in the case of an underlying split mortgage loan, the class ML directing certificateholder or the class CBM directing certificateholder, as applicable, may otherwise do so.

     In the absence of significant losses on the underlying mortgage loans, the series 2005-C3 controlling class will be a non-offered class of series 2005-C3 certificates. The series 2005-C3 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series 2005-C3 controlling class representative will exercise its rights and powers on behalf of the series 2005-C3 controlling class certificateholders, and it will not be liable to any other class of series 2005-C3 certificateholders for so doing.

     Additional Compensation to the Master Servicer and the Special Servicer
and Interest on Advances Will Affect Your Right to Receive Distributions on
Your Offered Certificates. To the extent described in this prospectus supplement, the master servicer, the special servicer, the trustee and the fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the underlying mortgage loans. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on an underlying mortgage loan, that mortgage loan will become specially serviced and the special servicer will be entitled to compensation for performing special servicing functions pursuant to the series 2005-C3 pooling and servicing agreement. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates.
Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

     The Interests of the Holders of the Loan-Specific Principal Balance
Certificates and the Class X-CBM Certificates May Be in Conflict with the
Interests of the Offered Certificateholders. The holders or beneficial owners of certificates representing a majority of the voting rights allocated to the loan-specific certificates relating to a particular underlying split mortgage loan will be entitled to designate a directing certificateholder (a) having the rights and powers with respect to the related underlying split mortgage loan as described under "Servicing of the Underlying Mortgage Loans--The Series 2005-C3
Controlling Class Representative, the Directing Certificateholders and the
Non-Trust Loan Noteholders" in this prospectus supplement; and (b) having the right to exercise certain cure and/or purchase options, as described under
"Servicing of the Underlying Mortgage Loans--The Series 2005-C3 Controlling
Class Representative, the Directing Certificateholders and the Non-Trust Loan
Noteholders--Additional Rights of the Class ML Directing Certificateholder;
Rights to Purchase and to Cure Defaults" and "--The Series 2005-C3 Controlling
Class Representative, the Directing Certificateholders and the Non-Trust Loan
Noteholders--Additional Rights of the Class CBM Directing Certificateholder;
Rights to Purchase and to Cure Defaults." Among other things, for so long as the total principal balance of the related series 2005-C3 principal balance certificates, net of any appraisal reduction amount allocable to the related split mortgage loan non-pooled component, is equal to or greater than 27.5% of the related series 2005-C3 principal balance certificates, each of the foregoing directing certificateholders may direct the special servicer under the series 2005-C3 pooling and servicing agreement to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of the related underlying split mortgage loan if it becomes a specially serviced mortgage loans and related foreclosure properties in the trust fund that such directing certificateholder may consider advisable, except to the extent that, in connection with the Courtyard by Marriott Portfolio underlying mortgage loan, the related subordinate non-trust mortgage loan noteholder or a designee or representative thereof may otherwise do so.

     None of the series 2005-C3 loan-specific certificates are offered by this prospectus supplement. The holders of those certificates are likely to have interests that conflict with those of the holders of the offered certificates.
You should expect that the class ML directing certificateholder will exercise its rights and powers rights on behalf of the holders of the class ML principal balance certificates and the class CBM directing certificateholder will exercise its rights and powers rights on behalf of the holders of the class CBM certificates, and no such directing certificateholder will be liable to any other class of series 2005-C3 certificateholders for so doing.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     The Absence of or Inadequacy of Insurance Coverage on the Mortgaged
Properties May Adversely Affect Payments on Your Certificates. After the
September 11, 2001 terrorist attacks in New York City, the Washington, D.C.
area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, President George W. Bush signed into law the Terrorism
Risk Insurance Act of 2002,

                                      S-48

which established a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the federal government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms will terminate December 31, 2005. With regard to policies in existence on November 26, 2002, the act provides that any terrorism exclusion in a property and casualty insurance contract in force on such date is void if such exclusion exempts losses that would otherwise be subject to the act, provided, that an insurer may reinstate such a terrorism exclusion if the insured either (x) authorizes such reinstatement in writing or (y) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

     The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism"
by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the act. Moreover, the act's deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high. Finally, upon expiration, in December 2005, of the federal insurance back-stop program established by the act, it is feasible that such program will not be renewed and that subsequent or alternative terrorism legislation will not be passed. In such event: (a) premiums for terrorism insurance coverage will likely increase; (b) the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available or eliminate such coverage in certain locations; (c) any policies written that contain
"sunset clauses" (i.e., clauses that void terrorism coverage if the federal backstop program is not renewed) may cease to provide such coverage; and/or (d)
in the case of mortgage loans that limit terrorism coverage to such coverage as can be purchased at a commercially reasonable rate or at a specified cap, policies may be renewed with far less coverage for acts of terrorism than was previously maintained.

     Further, if a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. In addition, in the event that any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2005-C3 certificates.

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that either
(a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that, in certain instances, including in the case of several of the mortgage loans described under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans" in this prospectus supplement, the requirement to obtain such insurance coverage may be subject to the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located), (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties, (c) a credit-rated tenant is obligated to restore the mortgaged real property in the event of a casualty, or (d) a principal of the borrower has agreed to be responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. If the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

     In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy

                                      S-49

that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

     Repayment of the Underlying Mortgage Loans Depends on the Operation of the
Mortgaged Real Properties. The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

     o   office;

     o   anchored retail;

     o   hotel;

     o   multifamily rental;

     o   unanchored retail;

     o   industrial/warehouse;

     o   self-storage and

     o   mobile home park.

     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

     o   the successful operation and value of the related mortgaged real property, and

     o   the related borrower's ability to refinance the mortgage loan or sell the related mortgaged real property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends Upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" and "Description of the Trust
Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and
Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Offered Certificates" in the accompanying prospectus.

     Risks Associated with Condominium Ownership. Three (3) mortgaged real properties, which (a) are identified on Annex A-1 to this prospectus supplement as Doral Commerce Park, Pima Commerce Center and Wachovia Portfolio -
Spartanburg Main, respectively, and (b) secure mortgage loans (or, in the case of the Wachovia Portfolio-Spartanburg Main property, an allocated loan amount)
collectively representing 0.5% of the initial mortgage pool balance, consist of the related borrower's interest in a commercial condominium unit or units.
However, the Wachovia Portfolio - Spartanburg mortgaged real property is part of the portfolio of mortgaged real properties securing the Wachovia Portfolio underlying mortgage loan.

     In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

     Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the underlying mortgage loans that are secured by mortgaged real properties consisting of such condominium interests.

                                      S-50

     There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged real property, there could be a delay in the restoration of the mortgaged real property and/or the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2005-C3 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

     With respect to the mortgaged real property identified on Annex A-1 to the prospectus supplement as Estates at Eagle's Pointe, which mortgaged real property secures a mortgage loan representing 1.1% of the initial mortgage pool balance, the mortgaged real property consists of 450 units of a Planned Unit
Development of 922 units governed by the Eagle's Point Home Owners Association,
Inc. The Board of Directors of the Home Owners Association controls decisions regarding improvements, insurance and assessments with respect to the development's units, under a regime generally similar to that in place for condominiums. Although the related borrower controls all three seats on the
Board of Directors of the Home Owners Association, the borrower may not be able to exercise the same degree of control over the subject mortgaged real property as it would in the absence of the Planned Unit Development regime and the subject mortgaged real property may be subject to risks similar to those discussed above in respect of condominium properties. In addition, an affiliate of the borrower owns 363 units that are not included in the collateral, of which 202 units are not subject to the Planned Unit Development regime. The borrower affiliate may rent up to 150 of those 363 units (rather than sell) so long as the occupancy of the 450 units comprising the mortgaged real property is greater than 95% on a trailing three-month basis. There can be no assurance, however, that the development's units comprising the subject mortgaged real property will not be subject to competition for tenants with the units owned by the borrower affiliate.

     Risks Associated with Vertical Subdivisions. The underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 900 North Michigan Avenue, which mortgage loan represents 10.5% of the initial mortgage pool balance, is secured by the related borrower's interest in a vertical subdivision, which contains the related mortgaged real property, as described under "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The 900 North Michigan
Avenue Mortgage Loan--The Mortgaged Property" and "--Significant Underlying
Mortgage Loans--The 900 North Michigan Avenue Mortgage Loan--Declaration."

     In the case of vertical subdivisions, certain decisions affecting the sub-divided parcels and the real property located therein are governed by easements and operating agreements and there is no assurance that the borrower under a mortgage loan secured by one or more interests in these parcels will have full control over such decisions. Thus, those decisions, including maintenance costs to be paid by the parcel owners, insurance to be maintained on the buildings, restoration following a casualty and other decisions affecting the maintenance of those buildings, may have an adverse impact on the
900 North Michigan Avenue underlying mortgage loan.

     There can be no assurance that these decisions will always be made in the best interests of the borrower under the 900 North Michigan Avenue underlying mortgage loan. Further, due to the nature of vertical subdivisions, a default on the part of the borrower with respect to the related mortgaged real property will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not vertical subdivisions. The right of other parcel owners, the documents governing the management of the vertical subdivision parcels and state and local laws, if any, applicable to vertical subdivision parcels must be considered. In addition, in the event of a casualty with respect to the subject mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged real property, there could be a delay in the restoration of the mortgaged real property and/or the allocation of related insurance proceeds, if any. Consequently, servicing and realizing under the collateral described above could subject the series 2005-C3 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a vertical subdivision.

     The Underlying Mortgage Loans Have a Variety of Characteristics Which May
Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged real properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the

                                      S-51

accompanying prospectus. In addition, several of those items may include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

     o   The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy
         the Amounts Owing Under an Underlying Mortgage Loan in the Event of
         Default. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk Factors--Repayment of a Commercial or Multifamily
         Mortgage Loan Depends Upon the Performance and Value of the Underlying
         Real Property, Which May Decline Over Time, and the Related Borrower's
         Ability to Refinance the Property, of Which There Is No Assurance--Most
         of the Mortgage Loans Underlying Your Offered Certificates Will Be
         Nonrecourse" in the accompanying prospectus.

     o   In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on
         a Single Tenant or on One or a Few Major Tenants at the Related
         Mortgaged Real Property. In the case of 187 mortgaged real properties, securing 47.8% of the initial mortgage pool balance, the related borrower has leased the property to at least one tenant that occupies
         25% or more of the particular property. In the case of 63 of those properties, securing 17.9% of the initial mortgage pool balance, the related borrower has leased the particular property to a single tenant that occupies 90% or more of the property. Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued operation of one or more major tenants, which, in some cases, is the sole tenant at the mortgaged real property. See "Risk Factors--Repayment of a Commercial or Multifamily
         Mortgage Loan Depends Upon the Performance and Value of the Underlying
         Real Property, Which May Decline Over Time, and the Related Borrower's
         Ability to Refinance the Property, of Which There Is No Assurance--The
         Successful Operation of a Multifamily or Commercial Property Depends on
         Tenants," "--Repayment of a Commercial or Multifamily Mortgage Loan
         Depends Upon the Performance and Value of the Underlying Real Property,
         Which May Decline Over Time, and the Related Borrower's Ability to
         Refinance the Property, of Which There Is No Assurance--Dependence on a
         Single Tenant or a Small Number of Tenants Makes a Property Riskier
         Collateral" and "--Repayment of a Commercial or Multifamily Mortgage
         Loan Depends Upon the Performance and Value of the Underlying Real
         Property, Which May Decline Over Time and the Related Borrower's
         Ability to Refinance the Property, of Which There Is No
         Assurance--Tenant Bankruptcy Adversely Affects Property Performance" in
         the accompanying prospectus.

     o   Five Percent or More of the Initial Mortgage Pool Balance Will Be
         Secured by Mortgage Liens on the Respective Borrower's Interests in
         Each of the Following Property Types--Office, Retail, Hospitality and
         Multifamily. One Hundred Fifty (150) of the mortgaged real properties, securing 46.0% of the initial mortgage pool balance, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of the related mortgaged real property.

     A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

     1.  the strength, stability, number and quality of the tenants;

     2.  accessibility from surrounding highways/streets;

     3.  the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements;

     4.  whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

     5.  the financial condition of the owner of the subject property.

     See "Description of the Trust Assets--Mortgage Loans--A Discussion of the
     Various Types of Multifamily and Commercial Properties that May Secure
     Mortgage Loans Underlying a Series of Offered Certificates--Office
     Properties" in the accompanying prospectus.

                                      S-52

     Fifty-two (52) of the mortgaged real properties, securing 33.2% of the initial mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

     1.  the strength, stability, number and quality of the tenants;

     2.  tenants' sales;

     3.  tenant mix;

     4.  whether the subject property is in a desirable location;

     5.  the physical condition and amenities of the subject building in relation to competing buildings;

     6.  competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

     7.  whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

     8.  the financial condition of the owner of the subject property.

     We consider 29 of the subject retail properties, securing 23.8% of the initial mortgage pool balance, to be anchored, including shadow anchored and single-tenant; and 23 of the subject retail properties, securing 9.4%
     of the initial mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     At some retail properties, the anchor tenant owns the space it occupies.
     In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant (or a shadow anchor tenant) may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchor tenant ceases operations at a retail property or if their sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     See "Description of the Trust Assets--Mortgage Loans--A Discussion of the
     Various Types of Multifamily and Commercial Properties that May Secure
     Mortgage Loans Underlying a Series of Offered Certificates--Retail
     Properties" in the accompanying prospectus.

     Seventy (70) of the mortgaged real properties, collectively securing 9.5%
     of the initial mortgage pool balance, are primarily used for hospitality purposes, such as hotels and motels. A number of factors may adversely affect the value and successful operation of a hospitality property. Some of these factors include:

     1.  the location of the property and its proximity to major population centers or attractions;

     2.  the seasonal nature of business at the property;

     3.  the level of room rates relative to those charged by competitors;

     4.  quality and perception of the franchise affiliation;

     5.  economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     6.  the existence or construction of competing hospitality properties;

     7.  nature and quality of the services and facilities;

     8.  financial strength and capabilities of the owner and operator;

                                      S-53

     9.  the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     10. increases in operating costs, which may not be offset by increased room rates;

     11. the property's dependence on business and commercial travelers and tourism;

     12. changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

     13. changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates.
     Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. See, for example, "Description of the Mortgage Pool--Significant Underlying
     Mortgage Loans--The Courtyard by Marriott Portfolio Mortgage Loan" in this prospectus supplement. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions.
     The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     1.  the continued existence and financial strength of the franchisor;

     2.  the public perception of the franchise service mark; and

     3.  the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. A lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.
     Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

                                      S-54

     Twenty-eight (28) of the mortgaged real properties, securing 6.8% of the initial mortgage pool balance, are primarily used for multifamily rental purposes. A number of factors may adversely affect the value and successful operation of a multifamily rental property. Some of these factors include:

     1.  the number of competing residential developments in the local market, including apartment buildings and site-built single family homes;

     2.  the physical condition and amenities of the subject apartment building in relation to competing buildings;

     3.  the subject property's reputation;

     4.  applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

     5.  local factory or other large employer closings;

     6.  the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

     7.  compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the subject property receives benefits;

     8.  distance from employment centers and shopping areas; and

     9.  the financial condition of the owner of the subject property.

     In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

     Some of the multifamily rental properties that will secure mortgage loans that we intend to include in the trust fund are subject to land-use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

     See "Description of the Trust Assets--Mortgage Loans--A Discussion of the
     Various Types of Multifamily and Commercial Properties that May Secure
     Mortgage Loans Underlying a Series of Offered Certificates--Multifamily
     Rental Properties" in the accompanying prospectus.

     In general, the inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the Trust
     Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily
     and Commercial Properties That May Secure Mortgage Loans Underlying a
     Series of Offered Certificates" in the accompanying prospectus.

o    Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real
     Property. With respect to some of the mortgaged real properties operated for office, retail or other commercial use, different tenants may have rights of first offer, rights of first refusal or expansion rights with respect to the same space in the related improvements. There is a risk that a tenant who loses any such right in the event of a simultaneous exercise of another tenant's right for the same space may have remedies under its lease due to such tenant's inability to exercise such right. Such conflicting rights exist, for example, with respect to the 200 Park Avenue underlying mortgage loan. There are likely other underlying mortgage loans as to which tenants at the subject mortgaged real property have the foregoing rights.

                                      S-55

o    Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured
     by Mortgage Liens on Real Properties Located in Each of the Following
     States--New York, Illinois, Texas, California, North Carolina, Connecticut,
     Georgia and Florida. The mortgaged real properties located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent 5.0% or more of the initial mortgage pool balance:



                                                      % OF INITIAL
                                        NUMBER OF       MORTGAGE
               STATE                   PROPERTIES     POOL BALANCE
-----------------------------------   ------------   -------------

  New York ........................         9             21.5%
  Illinois ........................        10             11.8%
  Texas ...........................        35              8.2%
  California ......................        18              7.7%
  North Carolina ..................        28              6.1%
  Connecticut .....................        27              5.6%
  Georgia .........................        11              5.4%
  Florida .........................        47              5.4%


     The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state or jurisdiction makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that jurisdiction. See "Risk Factors--Geographic
     Concentration Within a Trust Exposes Investors to Greater Risk of Default
     and Loss" in the accompanying prospectus. The mortgaged real properties located in any given state or jurisdiction may be concentrated in one or more areas within that state. Annex A-1 to this prospectus supplement contains the address for each mortgaged real property.

o    The Mortgage Pool Will Include Material Concentrations of Balloon Loans.
     All of the mortgage loans are balloon loans. Twelve (12) of those balloon loans, representing 25.7% of the initial mortgage pool balance, are interest-only balloon loans. The ability of a borrower to make the required balloon payment on a balloon loan, or payment of the entire principal balance of an interest-only balloon loan, at maturity, depends upon the borrower's ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See "Description of the Mortgage Pool--Terms and Conditions of
     the Underlying Mortgage Loans" in this prospectus supplement and "Risk
     Factors--The Investment Performance of Your Offered Certificates Will
     Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans;
     and Those Payments, Defaults and Losses May Be Highly Unpredictable--There
     Is an Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

o    The Mortgage Pool Will Include Some Disproportionately Large Mortgage
     Loans. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The five
     (5) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 46.4% of the initial mortgage pool balance, and the ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent
     57.0% of the initial mortgage pool balance. It has been confirmed to us by
     S&P and Moody's, however, that eight (8) of the 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations.
     See "Description of the Mortgage Pool--General," "--Cross-Collateralized
     Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with
     Affiliated Borrowers" and "--Significant Underlying Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust
     Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

o    The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a
     Leasehold Interest in Real Property is Riskier Than Lending on the Fee
     Interest in That Property. Two (2) mortgage loans, representing 10.7% of the initial mortgage pool balance, are secured by a mortgage lien on the related borrower's leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on

                                      S-56

     an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan.
     Finally, there can be no assurance that any of the ground leases securing an underlying mortgage loan contain all of the provisions that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See "Description of the
     Mortgage Pool--Additional Loan and Property Information--Ground Leases" in
     this prospectus supplement and "Legal Aspects of Mortgage Loans--
     Foreclosure--Leasehold Considerations" in the accompanying prospectus.

o    Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal
     Nonconforming Structures. Many of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. For example, with respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Edgewood Towne Center, which property secures a mortgage loan representing 1.6% of the initial mortgage pool balance, the related borrower and mortgage lender had not, as of origination, been able to confirm whether the 2,000 square foot building which is located on the
     Swissvale Tract and which encroaches over the set back line constitutes a legal non-conforming use. However, the zoning letter received from the
     Borough of Swissvale in respect of the related mortgaged real property reflects no outstanding violations, confirms that the development was approved by the Borough and indicates that the encroaching building has received its certificate of occupancy. See "Description of the Mortgage
     Pool--Additional Loan and Property Information--Zoning and Building Code
     Compliance" in this prospectus supplement and "Risk Factors--Changes in
     Zoning Laws May Adversely Affect the Use or Value of a Real Property" in
     the accompanying prospectus.

o    Some of the Mortgaged Real Properties May Not Comply with All Applicable
     Zoning Laws and/or Local Building Codes or with the Americans with
     Disabilities Act of 1990. Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may not comply with all applicable zoning or land-use laws and ordinances, with all applicable local building codes or with the Americans with Disabilities Act of 1990.
     Compliance, if required, can be expensive. Failure to comply could result in penalties and/or restrictions on the use of the subject mortgaged real property, in whole or in part. There can be no assurance that any of the mortgage loans that we intend to include in the trust do not have outstanding building code violations. See "Description of the Mortgage
     Pool--Additional Loan and Property Information--Zoning and Building Code
     Compliance" in this prospectus supplement and "Risk Factors--Compliance with the Americans with Disabilities Act of 1990 May Be Expensive" and
     "Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the accompanying prospectus.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Inn at Fox Hollow, representing 0.9% of the initial mortgage pool balance, the related mortgaged real property was developed pursuant to a special use permit as confirmed in a letter from the Town of Oyster Bay. A zoning endorsement to the mortgagee's policy of title insurance is not available in the jurisdiction.

     With respect to the mortgaged real property identified on Annex A-1 to the prospectus supplement as Clermont Shopping Center, which property secures a mortgage loan representing 0.5% of the initial mortgage pool balance, the related borrower had not, as of origination provided the mortgage lender with certificates of occupancy for most of its tenants. The principals of the borrower executed a payment guaranty for the full amount of the mortgage loan which will terminate upon delivery of either a certificate of occupancy or certificate of completion with respect to all such tenants.

     In addition, with respect to the mortgaged real property identified on
     Annex A-1 to this prospectus supplement as Kings Point Shopping Center, which property secures a mortgage loan representing 0.5% of the initial mortgage pool balance, the related borrower was, as of origination, in the process of closing out certain open permits.

     In addition, with respect to the mortgaged real property identified on
     Annex A-1 to this prospectus supplement as Walden Pond Apartments, which property secures a mortgage loan representing 0.3% of the initial mortgage pool balance, as of origination, the related borrower was, as of origination, unable to provide the mortgage lender with a resolution of
     Community Zoning Appeals Board approving the related mortgaged real property as a zoned Planned Area Development within Miami-Dade County,
     Florida.

                                      S-57

     Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

o    Multiple Mortgaged Real Properties Are Owned by the Same Borrower,
     Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which
     Presents a Greater Risk to the Trust Fund in the Event of the Bankruptcy or
     Insolvency of Any Such Borrower or Tenant. Eleven (11) separate groups of mortgage loans that we intend to include in the trust have borrowers that, in the case of each of those groups, are the same or under common control.
     The four (4) largest of these separate groups represent 4.1%, 3.0%, 2.0%
     and 1.8%, respectively, of the initial mortgage pool balance. See
     "Description of the Mortgage Pool--Cross-Collateralized Mortgage Loans,
     Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers"
     in this prospectus supplement.

     In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and/or industrial/warehouse purposes.

     The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See "Risk Factors--Repayment of a Commercial or Multifamily
     Mortgage Loan Depends Upon the Performance and Value of the Underlying
     Real Property, Which May Decline Over Time, and the Related Borrower's
     Ability to Refinance the Property, of Which There Is No Assurance--Tenant
     Bankruptcy Adversely Affects Property Performance," "--Repayment of a
     Commercial or Multifamily Mortgage Loan Depends Upon the Performance and
     Value of the Underlying Real Property, Which May Decline Over Time, and
     the Related Borrower's Ability to Refinance the Property, of Which There
     Is No Assurance--Borrower Concentration Within a Trust Exposes Investors
     to Greater Risk of Default and Loss" and "--Repayment of a Commercial or
     Multifamily Mortgage Loan Depends Upon the Performance and Value of the
     Underlying Real Property, Which May Decline Over Time, and the Related
     Borrower's Ability to Refinance the Property, of Which There Is No
     Assurance--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery
     on a Mortgage Loan Underlying Your Offered Certificates" in the
     accompanying prospectus.

     With respect to nine (9) of the underlying mortgage loans, secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Chambersburg, Crosswoods Commons, Lancaster, Medlock
     Crossing, Springboro Discount Drug, Super K Shops, The Crossing,
     University Square and Vineland Towne Center, respectively, with an aggregate cut-off date principal balance of $81,273,644, the related borrowers are all under common ownership with one another.

o    Some of the Mortgaged Real Properties Are or May Be Encumbered by
     Additional Debt and the Ownership Interests in Some Borrowers Have Been or
     May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash
     Flow Available to the Subject Mortgaged Real Property. Fourteen (14)
     mortgage loans that we intend to include in the trust, which are described under "Description of the Mortgage Pool--Loan Combinations" and/or
     "--Significant Underlying Mortgage Loans" in this prospectus supplement, and which collectively represent 39.7% of the initial mortgage pool balance, are each part of a loan combination that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan.

                                      S-58

     The table below identifies each underlying mortgage loan that is part of a loan combination.



                                                                                    CUT-OFF DATE          ORIGINAL
                                                                                     PRINCIPAL            PRINCIPAL
                                                                                     BALANCE OF          BALANCE OF
                                                                                      RELATED              RELATED
                                                  CUT-OFF DATE   % OF INITIAL        PARI PASSU          SUBORDINATE
         MORTGAGED PROPERTY NAME                    PRINCIPAL      MORTGAGE          NON-TRUST            NON-TRUST
      (AS IDENTIFIED ON ANNEX A-1)                   BALANCE     POOL BALANCE    LOANS(1) (IF ANY)    LOANS(2) (IF ANY)
------------------------------------------------ -------------- -------------- --------------------- ------------------

1.  200 Park Avenue Pooled Component (3) .......  $278,500,000       14.1%         $570,263,796(3)            N/A
    200 Park Avenue Non-Pooled Component (3) ...  $ 51,236,204
2.  900 North Michigan Avenue ..................  $207,810,357       10.5%            N/A                $37,000,685
3.  Courtyard by Marriott Portfolio Pooled
    Component (4) ..............................  $121,500,000        6.1%         $355,800,000(4)       $30,000,000
    Courtyard by Marriott Portfolio
    Non-Pooled Component (4) ...................  $ 42,700,000
4.  101 Avenue of the Americas .................  $ 89,911,806        4.5%         $ 59,941,204              N/A
5.  Medlock Crossing ...........................  $ 32,325,000        1.6%              N/A              $ 1,925,000
6.  University Square ..........................  $ 14,135,000        0.7%              N/A              $   925,000
7.  The Crossing ...............................  $  9,320,000        0.5%              N/A              $   582,500
8.  Lancaster ..................................  $  6,815,000        0.3%              N/A              $   545,000
9.  Roanoke West ...............................  $  6,720,000        0.3%              N/A              $   420,000
10. Chambersburg ...............................  $  5,673,944        0.3%              N/A              $   450,000
11. Super K Shops ..............................  $  3,900,000        0.2%              N/A              $   180,000
12. Crosswoods Commons .........................  $  3,695,000        0.2%              N/A              $   230,000
13. Springboro Discount Drug ...................  $  3,394,000        0.2%              N/A              $   267,000
14. Vineland Towne Center ......................  $  2,015,700        0.1%              N/A              $   161,300


-------------

(1)  A pari passu non-trust mortgage loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan (or, in the case of an underlying split mortgage loan, the related split mortgage loan pooled component) and any other related pari passu non-trust mortgage loan that are part of the subject loan combination.

(2)  A subordinate non-trust mortgage loan is (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest following monthly payments of principal and interest with respect to all of the other mortgage loans in the subject loan combination and (ii) following and during the continuance of certain uncured events of default with respect to subject loan combination, entitled to payments of principal and interest only following payment of all accrued interest (other than default interest) and the total outstanding principal balance of all of the other mortgage loans in the subject loan combination.

(3)  The 200 Park Avenue mortgage loan in the trust consists of the 200 Park
     Avenue pooled component and the 200 Park Avenue non-pooled component, as described under "Description of the Mortgage Pool--Split Mortgage
     Loans--The Pooled and Non-Pooled Components of the 200 Park Avenue Mortgage
     Loan" in this prospectus supplement. The cut-off date principal balance of the entire 200 Park Avenue mortgage loan in the trust is $329,736,204.
     There are two (2) 200 Park Avenue pari passu non-trust mortgage loans comprising the $570,263,796 amount in the table above. The two (2) 200 Park
     Avenue pari passu non-trust mortgage loans are pari passu only with the 200
     Park Avenue pooled component, and the 200 Park Avenue non-pooled component is generally subordinate to the 200 Park Avenue pooled component and both
     200 Park Avenue non-trust mortgage loans. The aggregate cut-off date principal balance of the entire 200 Park Avenue loan combination is
     $900,000,000.

(4)  The Courtyard by Marriott Portfolio mortgage loan in the trust consists of the Courtyard by Marriott Portfolio pooled component and the Courtyard by
     Marriott Portfolio non-pooled component, as described under "Description of the Mortgage Pool--Split Mortgage Loans--The Pooled and Non-Pooled
     Components of the Courtyard by Marriott Portfolio Mortgage Loan" in this prospectus supplement. The cut-off date principal balance of the entire
     Courtyard by Marriott Portfolio mortgage loan is $164,200,000. There are two (2) Courtyard by Marriott Portfolio pari passu non-trust mortgage loans comprising the $355,800,000 amount in the table above. The two (2)
     Courtyard by Marriott Portfolio pari passu non-trust mortgage loans are pari passu only with the Courtyard by Marriott Portfolio pooled component, and the Courtyard by Marriott Portfolio non-pooled component is generally subordinate to the Courtyard by Marriott Portfolio pooled component and both Courtyard by Marriott Portfolio pari passu non-trust mortgage loans.
     The aggregate principal balance of the entire Courtyard by Marriott
     Portfolio loan combination is $550,000,000.

                                      S-59

     One or more co-lender or similar agreements have been executed and delivered with respect to each of the foregoing loan combinations.
     However, some provisions contained in a related co-lender, intercreditor or similar agreement restricting a subordinate lender's actions may not be enforceable. If, in the event of the related borrower's bankruptcy, a court refuses to enforce certain restrictions against a subordinate lender, such as provisions whereby a subordinate lender has agreed not to take direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, or not to vote a second mortgagee's claim with respect to a bankruptcy proceeding, there could be resulting delays in the trustee's ability to recover with respect to the related borrower. See "Risk Factors--Certain
     Aspects of Subordination Agreements, Including Co-Lender Agreements
     Executed in Connection with Mortgage Loans Underlying Your Offered
     Certificates That Are Part of a Split Loan Structure, May be
     Unenforceable" in the accompanying prospectus.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Walden
     Pond Apartments, which mortgage loan represents 0.3% of the initial mortgage pool balance, the related borrower has incurred indebtedness in the respective amounts of (a) $1,500,000, (b) $1,320,000, and (c)
     $480,000, secured by three second mortgages on the related mortgaged real property in favor of Dade County, Florida, a political subdivision of the
     State of Florida. Such indebtedness is fully prepayable and is due and payable on November 29, 2013. The related first mortgagee and subordinate lender have entered into a subordination agreement with respect to all such indebtedness. Pursuant to the subordination agreement, the second mortgages in favor of Dade County, Florida have each been subordinated to the mortgage that secures the related underlying mortgage loan. However, the subordinate lender will have the right to cure events of default under the underlying mortgage loan, provided that the first mortgagee will not be prevented during such period from pursuing its rights and remedies under the related mortgage loan documents.

     With respect to each of the following mortgage loans that we intend to include in the trust, 100% of the direct or indirect equity interests in the related borrower have been pledged to secure a related mezzanine or affiliate loan, in each case as described under "Description of the
     Mortgage Pool--Additional Loan and Property Information--Other Financing"
     in this prospectus supplement:

     1.  the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 200 Park
         Avenue, which mortgage loan represents 14.1% of the initial mortgage pool balance, as described under "Description of the Mortgage
         Pool--Significant Underlying Mortgage Loans--The 200 Park Avenue
         Mortgage Loan--Senior Mezzanine Financing" and "--The 200 Park Avenue
         Mortgage Loan--Junior Mezzanine Financing" in this prospectus supplement; and

     2.  the underlying mortgage loan secured by the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as
         Courtyard by Marriott Portfolio, which mortgage loan represents 6.1% of the initial mortgage pool balance, as described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Courtyard
         by Marriott Portfolio Mortgage Loan--Mezzanine Debt" in this prospectus supplement.

     Further, with respect to each of the following mortgage loans that we intend to include in the trust, the equity holders of the borrower have a right to obtain mezzanine or affiliate financing, secured by a pledge of the direct or indirect ownership interests in the borrower, provided that the requirements set forth in the related loan documents are satisfied, as described under "Description of the Mortgage Pool--Additional Loan and
     Property Information--Other Financing" in this prospectus supplement:

     1.  the underlying mortgage loans secured by the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as Wachovia Portfolio, which mortgage loans represent 11.1% of the initial mortgage pool balance, as described under "Description of the
         Mortgage Pool--Significant Underlying Mortgage Loans--The Wachovia
         Portfolio Mortgage Loan--Permitted Mezzanine Financing" in this prospectus supplement;

     2.  the underlying mortgage loan secured by the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as
         Courtyard by Marriott Portfolio, which mortgage loan represents 6.1% of the initial mortgage pool balance, as described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Courtyard
         by Marriott Portfolio Mortgage Loan--Mezzanine Debt" in this prospectus supplement;

                                      S-60

     3.  the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Crossroads
         Towne Center, which mortgage loan represents 2.6% of the initial mortgage pool balance;

     4.  the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Edgewood Towne
         Center, which mortgage loan represents 1.6% of the initial mortgage pool balance;

     5.  the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 4115-4275
         Spring Mountain Road, which mortgage loan represents 1.0% of the initial mortgage pool balance;

     6.  the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 866 Third
         Avenue, which mortgage loan represents 1.3% of the initial mortgage pool balance;

     7.  the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Wellington
         Circle Plaza, which mortgage loan represents 0.9% of the initial mortgage pool balance; and

     8.  the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Market Place
         Shopping Center, which mortgage loan represents 0.3% of the initial mortgage pool balance;

     9.  the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Colorado
         Springs Medical Center, which mortgage loan represents 0.3% of the initial mortgage pool balance;

     10. the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Walden Pond
         Apartments, which mortgage loan represents 0.3% of the initial mortgage pool balance;

     11. the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Pima Commerce
         Center, which mortgage loan represents 0.3% of the initial mortgage pool balance; and

     12. the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Wilmore
         Center, which mortgage loan represents 0.3% of the initial mortgage pool balance.

     In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine or affiliate debt.

     Mezzanine debt is secured by the principal's direct ownership interest in the related borrower. Affiliate debt is secured by an entity's indirect ownership interest in the related borrower. While a mezzanine or affiliate debt lender has no security interest in or rights to the related mortgaged real properties, a default under the subject mezzanine or affiliate loan could cause a change in control of the related borrower. Mezzanine and/or affiliate financing reduces the subject principal's indirect equity in the subject mortgaged real property, and therefore may reduce its incentive to support such mortgaged real property.

     See "Description of the Mortgage Pool--Additional Loan and Property
     Information--Other Financing" in this prospectus supplement and "Risk
     Factors--Subordinate Debt Increases the Likelihood that a Borrower Will
     Default on a Mortgage Loan Underlying Your Offered Certificates" in the
     accompanying prospectus.

   o Certain Borrower Covenants May Affect That Borrower's Available Cash
     Flow. Borrower covenants with respect to payments for landlord improvements, tenant improvements and leasing commissions, required repairs, taxes and other matters may adversely affect a borrower's available cash flow and the failure to satisfy such obligations may result in a default under the subject lease. For instance, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Lakeside Commons, which underlying mortgage loan represents 2.4% of the initial mortgage pool balance, the related borrower may be obligated to pay or reimburse Porsche
     Cars North America, Inc., if tenant allowances, tenant improvements, or rent abatements incurred or to be incurred with respect to the Porsche leased premises exceed $500,000 on the first anniversary of the closing date. See "Description of the Mortgage Pool--Significant Underlying
     Mortgage

                                      S-61

     Loans--The Lakeside Commons Mortgage Loan" in this prospectus supplement.
     Also, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 101
     Avenue of the Americas, which underlying mortgage loan represents 4.5% of the initial mortgage pool balance, the related borrower may be obligated as landlord to lease back the entire retail premises in the building and is also obligated commencing in the eleventh lease year to commence paying the 101 Avenue of the Americas tenants an escalating percentage of net cash flow which commences at 11%. See "Description of the Mortgage
     Pool--Significant Underlying Mortgage Loans--The 101 Avenue of the
     Americas Mortgage Loan" in this prospectus supplement.

   o Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special
     Purpose Entities. The business activities of the borrowers under the underlying mortgage loans with cut-off date principal balances below
     $5,000,000 are in many cases not limited to owning their respective mortgaged real properties. In addition, the business activities of borrowers under underlying mortgage loans with cut-off date principal balances above $5,000,000 may, in some cases, not be limited to owning their respective mortgaged real properties.

     In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities. In addition, certain borrowers, although currently special purpose entities, may not have met the criteria of a special purpose entity in the past or may have engaged in activities unrelated to the subject mortgaged real property in the past. This could negatively impact the borrower's financial conditions and thus its ability to pay amounts due and owing under the subject underlying mortgage loan.
     Furthermore, borrowers that are not special purpose entities and thus are not structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be (a)
     operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business, or (b) individuals that have personal liabilities unrelated to the property. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

     In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower's leasehold interest in the related mortgaged real property and the underlying fee interest in such property (in which case we reflect that the mortgage loan is secured by a mortgage on the related fee interest), the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

     Furthermore, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate may be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or such corporate or individual general partner or managing member.

     Tenancies in Common May Hinder Recovery. Certain of the mortgage loans that we intend to include in the trust fund have borrowers that own the related mortgaged real properties as tenants-in-common. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital, possible serial bankruptcy filings and the need to deal with multiple borrowers in the event of a default on the loan.
Each of the mortgaged real properties identified on Annex A-1 to this prospectus supplement under the heading as Commerce Center II, Hollytree
Storage, 48th Street & Chandler, and Point Dume, respectively, which secure mortgage loans that collectively represent 2.1% of the initial mortgage pool balance, are owned by tenant-in-common borrowers. Not all tenant-in-common borrowers for these mortgage loans are special purpose entities and some of those tenants-in-common are individuals.

     Changes in Mortgage Pool Composition Can Change the Nature of Your
Investment. In general, if you purchase any offered certificates that have a relatively longer weighted average life, or if you purchase class X-CP certificates, then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons that own offered certificates with relatively shorter weighted average lives.
See "Risk Factors--Changes in Pool Composition Will Change the Nature of Your
Investment" in the accompanying prospectus.

                                      S-62

     Lending on Income-Producing Real Properties Entails Environmental
Risks. The trust could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

     With respect to each of the mortgaged real properties securing mortgage loans that we intend to include in the trust, except as otherwise discussed in the next paragraph, a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or, in the case of twenty (20) mortgaged real properties, securing
1.8% of the initial mortgage pool balance, conducted a transaction screen. All of the environmental assessments, updates and transaction screens referred to in the first sentence of this paragraph (or, in the case of thirty-six (36)
mortgaged real properties, securing mortgage loans representing 4.0% of the initial mortgage pool balance, a related Phase II environmental site assessment) were completed during the 12-month period ending on the cut-off date.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Farrow Road Industrial Building, which mortgaged real property secures a mortgage loan representing 0.3% of the initial mortgage pool balance, a consultant conducted an environmental desk review of the underlying environmental reports prepared for the subject property. The underlying environmental reports reviewed as part of the environmental desk review, including a Phase I environmental assessment, were conducted within 12 months of the cut-off date.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition.

     In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels, the environmental consultant generally recommended, and the related loan documents generally required--

     o   the continuation or the establishment of an operation and maintenance plan to address the issue, or

     o   the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials and/or lead-based paint, may have been required to be delivered.

     In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

     o   an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o   a responsible third party was identified as being responsible for the remediation; or

     o   the related originator of the subject underlying mortgage loan generally required the related borrower to:

         (a)  to take investigative and/or remedial action; or

         (b)  to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation; or

         (c)  to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

         (d)  to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

         (e)  to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

     Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party, other than

                                      S-63

the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

     o   the mortgaged real property had not been affected or had been minimally affected,

     o   the potential for the problem to affect the mortgaged real property was limited, or

     o   a person responsible for remediation had been identified.

     Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as 200 Park Avenue, which mortgaged real property secures a mortgage loan representing 14.1% of the initial mortgage pool balance, the Phase I consultant observed the presence of above-ground storage tanks that require registration with the New York State Department of
Environmental Conservation. The Phase I consultant recommended registration of those storage tanks, at an estimated cost of $600, with the appropriate New
York State department.

     With respect to the portfolio of mortgaged real properties identified on
Annex A-1 hereto as the Wachovia Portfolio, securing an underlying mortgage loan representing 11.1% of the initial mortgage pool balance, third party consultants conducted Phase I environmental site assessments. With respect to
29 of the properties, where the underlying Phase I identified the presence or likely presence of a release of hazardous substances, a related Phase II environmental site assessment was also completed in connection with the acquisition of the properties. Each of the Phase I and Phase II environmental assessments also were reviewed as part of an environmental desk review conducted by a third-party environmental consultant on behalf of the lender.
The foregoing Phase I's, Phase II's and environmental desk review are referred to collectively as the "environmental assessments." With respect to six of the
Wachovia Portfolio mortgaged real properties described below, environmental conditions primarily consisting of petroleum constituents in soils and/or groundwater resulting from historic uses of the subject properties (including former gas stations or vehicle repair shops) were identified in the Phase II environmental assessments, and, in connection therewith, further environmental investigation and/or remediation activities have been or are currently underway or are planned by the related borrower.

     With respect to the Wachovia Portfolio mortgaged real property identified as Wachovia -- 1 Jefferson Square, the environmental assessments identified the presence of petroleum constituents exceeding site standards in soils in a limited area of the subject property. The environmental desk review indicated
that the installation of additional soil borings were proposed to evaluate the extent of impacted soils and to determine whether no further action status would be requested. With respect to the Wachovia Portfolio mortgaged real property identified as Wachovia --Downtown Daytona, the related borrower's third-party environmental consultant has submitted to the applicable regulatory authorities a site investigation report which identifies the presence of petroleum constituents in soils and/or groundwater from an historic use of the property. The consultant reported that further investigation is necessary to delineate the extent of the petroleum impact along the western boundary of the subject property. With respect to the Wachovia Portfolio mortgaged real property identified as Wachovia --Downtown West Palm, the Phase II consultant identified the presence of petroleum constituents in soil and groundwater at the subject property and, in connection therewith, at least two years of quarterly groundwater monitoring is planned at the property. With respect to the Wachovia Portfolio mortgaged real properties identified as Wachovia
--Dalton Main and Wachovia -- Goldsboro, the borrower's third-party environmental consultant has or will be completing further assessment reports to be submitted to the applicable regulatory agencies for the purpose of seeking regulatory closure for identified petroleum impacts to soils and/or groundwater. At the Wachovia --Dalton Main property, the third party environmental consultant is proposing two years of quarterly groundwater monitoring. At the Wachovia --Goldsboro property, the borrower's third party environmental consultant has requested a no further action letter from the applicable regulatory authority based on the results of its further assessment activities. Although the borrower's environmental consultant does not anticipate that, based on the extent of impacts or the location of the subject mortgaged real properties, active remediation will be necessary to address the identified environmental conditions at the Wachovia --Downtown Daytona property, the Wachovia --Downtown West Palm property, the Wachovia --Dalton
Main property or the Wachovia -- Goldsboro property, there can be no assurance that all environmental conditions have been identified or that the applicable regulatory authorities will concur with the environmental consultant's assessments.

                                      S-64

     The environmental assessment for the Wachovia Portfolio mortgaged real property known as Wachovia -- Center Tower identified the property as having an unresolved 1993 leaking underground storage tank (LUST) case associated with an on-site petroleum release. A subsequent limited Phase I assessment did not detect contaminants above regulatory standards, and the environmental consultant has recommended no further action. The environmental desk review indicates that regulatory case closure status for the subject property is being sought. There can be no assurance that the applicable regulatory authority will agree with the environmental consultant's assessment. With respect to the
Wachovia Portfolio mortgaged real property identified as Wachovia --Winston
Salem Linden Center Parking Lot, the Phase II environmental assessment identified the presence of impacts to soil and groundwater from chlorinated solvents reportedly from former historic uses of off-site properties. The borrower's third-party environmental consultant further reported that a responsible party is being identified and that a deed restriction or a groundwater use restriction governing the subject property may be necessary.
There can be no assurance, however, that that responsible party will be willing or financially able to continue to address the subject condition.

     The Wachovia Portfolio mortgaged real properties identified as Wachovia --
1 Jefferson Square, Downtown West, Wachovia -- Downtown Daytona, Wachovia --
Dalton Main, Wachovia -- Goldsboro and the Wachovia -- Winston Salem Linden
Center Parking Lot are subject to an environmental indemnity from Wachovia
Bank, National Association which provides reimbursement to the borrower for the costs of investigating and/or remediating the specified environmental conditions described above and which are or have been the subject of further investigation and/or remediation by the borrower. Wachovia Bank, National
Association also indemnifies the borrower for third-party claims with respect to such environmental conditions. Each of the foregoing environmental indemnities terminate after eighteen months from the closing on the acquisition of the mortgaged real properties, unless extended by a timely written notice to
Wachovia Bank, National Association to allow borrower to complete any ongoing investigations and/or remediation activities. Under the environmental indemnities, the borrower pays the first $300,000 of costs for investigation and remediation and with respect to third-party claims, in the aggregate. In addition, for each of the Wachovia Portfolio mortgaged real properties identified above (with the exception of the property identified as Wachovia --
Winston Salem Linden Center Parking Lot), the borrower has established an environmental reserve of 125% of the estimated cost of the completion, investigation and/or remediation activities identified above. The aggregate amount of the environmental reserve established for these activities is
$436,250. There can be no assurance that on-going or completed investigations and or remediations have identified all material adverse environmental conditions and circumstances at the Wachovia Portfolio mortgaged real properties or that the environmental indemnities or reserves will be sufficient or will cover the recommended or necessary investigation and/or remediation activities. The trust could become liable for a material adverse environmental condition at any of those mortgaged real properties and any potential liability could reduce or delay payments on the series 2005-C3 certificates.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott Norwalk, the Phase II consultant identified the presence of hydrocarbons in the soil at the subject property. Based on historic use of the subject property as a gasoline station, as well as the concentration and nature of the hydrocarbons, the Phase II consultant recommended further investigation of the subsurface conditions.
However, according to the Phase II consultaut, the Connecticut Department of
Environmental Protection stated that an individual standard for the compounds detected did not exist, and that this type of contamination is treated on a case-by-case basis. In addition, with respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott
- Portland Beaverton, the Phase I consultant reported that groundwater at an adjacent property is contaminated with trichloroethylene and additional contaminants and has minimally encroached on the subject property. Because the contamination is wholly attributed to an off-site release, and due to the fact that drinking water for the property is not obtained from on-site wells, the
Phase I consultant recommended no further action. Both of those mortgaged real properties secure the Courtyard by Marriott Portfolio underlying mortgage loan, which represents 6.1% of the initial mortgage pool balance.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as 101 Avenue of the Americas, which mortgaged real property secures a mortgage loan representing 4.5% of the initial mortgage pool balance, the Phase I consultant observed the presence of a 2,000-gallon above-ground storage tank that requires registration with the New York State
Department of Environmental Conservation. The Phase I consultant recommended the registration of that storage tank, at an estimated cost of $100, with the appropriate New York State department.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Lakeside Commons, which mortgaged real property secures a mortgage loan representing 2.4% of the initial mortgage pool balance, the Phase I consultant identified apparent mold and water damage and recommended remediation of visible mold and a full

                                      S-65

microbial evaluation of one of the improvements on the property. Estimated costs to undertake the remediation and conduct the evaluation are approximately
$9,235 to $10,845. A reserve of approximately $10,000 has been escrowed to secure performance of such work.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Commerce Park Realty -- 4 Old Newtown Road, which mortgaged real property secures a mortgage loan representing 0.3% of the initial mortgage pool balance, a Phase I environmental site assessment identified historic fill material (containing mercury) at the mortgaged real property. In addition, the Phase I environmental assessment identified impact from a drum storage area located at an adjacent property. The borrower submitted an application to the Connecticut Department of Environmental
Protection to issue an Environmental Land Use Restriction for the subject property, prohibiting residential use. The borrower escrowed $156,250 at closing, which will be released upon the receipt of either (a) a "No Further
Action" letter from the Connecticut Department of Environmental Protection or
(b) an Environmental Land Use Restriction from the Connecticut Department of
Environmental Protection which is free from any groundwater monitoring requirements. There can be no assurance that the amount will be sufficient to complete any required remediation action at the mortgaged real property.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Estates at Eagle's Pointe, which mortgaged real property secures a mortgage loan representing 1.1% of the initial mortgage pool balance, a Phase I environmental site assessment identified 11 units at the subject mortgaged real property that have the potential for elevated radon gas concentrations above the Environmental Protection Agency long term radon gas action level. The Phase I consultant recommended conducting residential testing and/or installing a radon gas remediation system in respect of these 11 units, estimated to cost $16,500. The borrower escrowed 125% or $20,625 at closing to cover these costs.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Point Dume, which mortgaged real property secures a mortgage loan representing 0.9% of the initial mortgage pool balance, the
Phase I consultant reported the presence of perchloroethylene above regulatory established soil screening levels from historical dry-cleaning operations at the subject property. The Phase I consultant reported that, following a 1992 remedial excavation, soil containing residual amounts of perchloroethylene remained on the subject property beneath the structural column in the center of the excavation.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Wellington Circle Plaza, which mortgaged real property secures a mortgage loan representing 0.9% of the initial mortgage pool balance, the Phase I consultant reported that prior subsurface investigations detected petroleum contamination below significant risk levels on the property, attributed to a former fuel oil underground storage tank at the subject property. The Phase I report indicated that two Activity and Use Limitations were implemented to maintain a level of contamination of no significant risk.
The Activity and Use Limitations require that the subject property cannot be developed residentially, as a day-care facility, a commercial nursery, or a garden, nor can any excavation be open for greater than 129 days.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Kings Point Shopping Center, which mortgaged real property secures a mortgage loan representing 0.5% of the initial mortgage pool balance, the Phase I consultant reported that the subject property has been impacted by an on-site closed-loop dry cleaning operation. The Phase I consultant further reported that the subject property is registered under the state Dry Cleaning Solvent Cleanup Program and is eligible for state-funded remediation but that the remediation status will remain inactive, owing to the facility's low ranking on the priorities list, unless otherwise notified by the state agency.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Overland Stage Shopping Center, which mortgaged real property secures a mortgage loan representing 0.3% of the initial mortgage pool balance, the Phase I consultant reported that the subject property had been impacted by petroleum and dry cleaning solvent discharges from historical operations of a dry cleaner and gas stations. The Phase I consultant further reported that the contamination at the subject property has received closure status from the state environmental agency; however, groundwater use restrictions are in place.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Chambersburg, which mortgaged real property secures a mortgage loan representing 0.3% of the initial mortgage pool balance, the Phase I consultant reported that evidence of limited amounts of petroleum contamination was previously detected in the vicinity of a tenant-installed oil/water separator that had been formerly located on the subject property.
Apparently, no remediation had taken place, and the Phase I consultant recommended notification to the state environmental agency. The status of such

                                      S-66

recommended notification is unclear. The Phase I consultant, however, further reported that a lease agreement governing the subject property included a general tenant indemnification clause releasing the landlord from all claims resulting from tenant's use of the property.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Snowden Plaza Medical Office, which mortgaged real property secures a mortgage loan representing 0.3% of the initial mortgage pool balance, the Phase I consultant reported that a 2004 Phase II environmental site assessment identified solvent contamination of soil at the subject property from an on-site dry-cleaning operation. The Phase I consultant further reported that the subject property is enrolled in the state-funded Dry
Cleaning Solvent Cleanup Program that will fund remediation costs up to
$5,000,000.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Mullins Industrial Park, which mortgaged real property secures a mortgage loan representing 0.3% of the initial mortgage pool balance, the mortgage lender has held in escrow $12,500 of the initial advance of the mortgage loan proceeds until the related borrower satisfies the following conditions within 60 days from the date of the related security instrument: (a) the related borrower has to furnish evidence, satisfactory to the mortgage lender, including a "no further action" letter from the Tennessee
Department of Environment and Conservation confirming that related borrower has properly abandoned a 1,000 gallon underground storage tank located in Building
#6 at the related mortgaged real property in accordance with applicable regulations and (b) the related borrower has to furnish evidence satisfactory to the mortgage lender confirming that an approximately 10,000 gallon white tank located behind Building #7 has been removed from the related mortgaged real property.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Eckerd-Concord, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance, a Phase I environmental site assessment identified environmental impacts at the mortgaged real property from five underground storage tanks removed from the subject property. The assessment noted that 500 tons of the contaminated soil was removed from the subject property. A responsible party has been identified for the on-site contamination. The Phase I consultant did not recommend further action.

     A particular environmental assessment may not have conducted a review for all potentially adverse conditions. For example, an analysis for lead-based paint, lead in drinking water, mold, and/or radon was done only if the originating lender determined or the environmental consultant recommended that the use, age, location and condition of the subject property warranted that analysis. There can be no assurance that--

     o   the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

     o   the results of the environmental testing were accurately evaluated in all cases;

     o   the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

     o   the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by the related environmental consultant;

     o   the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks;

     o   any environmental insurance or indemnities will be sufficient or will cover the recommended remediation or other action; and/or

     o   any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action.

     See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments" in this prospectus supplement and "Risk
Factors--Environmental Liabilities Will Adversely Affect the Value and
Operation of the Contaminated Property and May Deter a Lender from Foreclosing"
and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the
accompanying prospectus.

     Lending on Income-Producing Properties Entails Risks Related to Property
Condition. Engineering firms inspected all of the mortgaged real properties during the 12-month period preceding the cut-off date, in order to assess--

                                      S-67

     o   the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     o   the general condition of the site, buildings and other improvements located at each property.

     In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements or other work to be performed at the related mortgaged real property, in each case estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover or partially cover these costs. There can be no assurance that, in any such case, the reserves established by the related borrower to cover the costs of required repairs, replacements or installations will be sufficient for their intended purpose or that the related borrowers will complete such repairs, replacements or installations which, in some cases, are necessary to maintain compliance with state or municipal regulations.

     Uninsured Loss; Sufficiency of Insurance. The borrowers under the mortgage loans that we intend to include in the trust are, with limited exception, required to maintain the insurance coverage described under "Description of the
Mortgage Pool--Additional Loan and Property Information--Property, Liability
and Other Insurance" in this prospectus supplement. Some types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots, acts of war or terrorism, certain nuclear, biological or chemical materials, floods or earthquakes. There is also a possibility of casualty losses on a mortgaged real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a mortgaged real property securing one of the underlying mortgage loans will be fully covered by insurance or that the related underlying mortgage loan will be fully repaid in the event of a casualty.

     Furthermore, various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage Exposes a
Trust to Risk for Particular Special Hazard Losses" in the accompanying prospectus.

     Property Managers and Borrowers May Each Experience Conflicts of Interest
in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     o   the mortgaged real properties may be managed by property managers that are affiliated with the related borrowers;

     o   the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; or

     o   affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     There May be Restrictions on the Ability of a Borrower, a Lender or Any
Transferee Thereof to Terminate or Renegotiate Property Management Agreements
That are in Existence With Respect to Some of the Mortgaged Real Properties. In
the case of some of the mortgage loans that we intend to include in the trust, the property manager and/or the property management agreement in existence with respect to the related mortgaged real property cannot be terminated by the borrower or the lender, other than under the very limited circumstances set forth in that management agreement, and the terms of the property management agreement are not subject to negotiation. See, for example, "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The Courtyard by Marriott
Portfolio Mortgage Loan--Management Agreement" in this prospectus supplement.
The terms of those property management agreements may provide for the granting of broad powers and discretion to the property manager with respect to the management and operation of the subject property including the right to set pricing or rates, hire and fire employees and manage revenues, operating accounts and reserves. In addition, the fees payable to a property manager pursuant to any property management agreement related to an underlying mortgage loan may be in excess of property management fees paid with respect to similar real properties for similar management responsibilities and may consist of a base fee plus an incentive fee (after expenses and a specified return to the property owner). Further, those property management agreements (including with respect to the identity of the property manager) may be binding on transferees of the mortgaged real property, including a lender as transferee that succeeds to the rights of the borrower through foreclosure or acceptance of a deed in lieu of foreclosure, and any transferee

                                      S-68

of such lender. In addition, certain property management agreements contain provisions restricting the owner of the related mortgaged real property from mortgaging, or refinancing mortgage debt on, its interest in such property and/or from selling the subject mortgaged real property to specified entities that might provide business competition to or taint the reputation of the subject business enterprise or the property manager and/or its affiliates, and may require any transferees of the subject mortgaged real property to execute a recognition or nondisturbance agreement binding such entity to the foregoing terms. These restrictions may restrict the liquidity of the related mortgaged real property.

     With Respect to fourteen (14) Mortgage Loans (Including four of the five
Largest Mortgage Loans) That We Intend to Include in the Trust, the Mortgaged
Real Property or Properties That Secure the Subject Mortgage Loan in the Trust
Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust;
The Mortgage Loans That Comprise Each Such Loan Combination Are
Cross-Defaulted; The Interests of the Holders of Those Non-Trust Mortgage Loans
May Conflict with Your Interests. Fourteen (14) mortgage loans that we intend to include in the trust, which are described under "Description of the Mortgage
Pool--Loan Combinations" and/or "--Significant Underlying Mortgage Loans" in
this prospectus supplement, and which collectively represent 39.7% of the initial mortgage pool balance, are each part of a loan combination that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination
(acting together), may be granted various rights and powers that affect the underlying mortgage loan in that loan combination, including (a) cure rights with respect to the underlying mortgage loan in that loan combination, (b) a purchase option with respect to the underlying mortgage loan in that loan combination, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer (without cause). In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in any of the above-described loan combinations (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the series 2005-C3 securitization, will have no obligation to consider the interests of, or the impact of exercising such rights on, the series 2005-C3 certificateholders and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that securitization. You should expect that a non-trust mortgage loan noteholder will exercise its rights and powers to protect its own economic interests, and will not be liable to the series 2005-C3 certificateholders for so doing. See "Description of the
Mortgage Pool--Loan Combinations" in this prospectus supplement for a more detailed description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans comprising that loan combination. Also, see "Servicing of the Underlying
Mortgage Loans--The Series 2005-C3 Controlling Class Representative, the
Directing Certificateholders and the Non-Trust Loan Noteholders" in this prospectus supplement for a more detailed description of certain of the foregoing rights of the respective non-trust noteholders.

     Conflicts of Interest May Exist in Connection with the Master Servicer and/or the Special Servicer. The master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the underlying mortgage loans that are in conflict with those of holders of the offered certificates. These relationships may create conflicts of interest. If the special servicer, an affiliate thereof or any other related entity holds any of the series 2005-C3 non-offered certificates, it might seek to reduce the potential for losses on those non-offered certificates by deferring acceleration or other action with respect to a defaulted or specially serviced mortgage loan in the hope of maximizing future proceeds. That failure to take immediate action, however, might pose a greater risk to the trust and ultimately result in less proceeds to the trust than would be realized if earlier action had been taken. In general, the master servicer and the special servicer are required to service in accordance with a servicing standard that considers the series 2005-C3 certificateholders, as a collective whole, and no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the series
2005-C3 non-offered certificates.

     Furthermore, the master servicer and/or the special servicer may service, in the ordinary course of its business, existing and new mortgage loans or portfolios of mortgage loan for third parties that are similar to the mortgage loans that will be included in the trust. The real properties securing those other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged real properties securing the underlying mortgage loans.
Consequently, the performance by the master servicer and/or the special servicer of services with respect to the underlying mortgage loans and related mortgaged

                                      S-69

real properties at the same time as they are performing services on behalf of other persons with respect to other mortgage loans and competing properties, may pose inherent conflicts for such servicer.

     Conflicts of Interest May Exist in Connection with Certain Previous or
Existing Relationships of a Mortgage Loan Seller or an Affiliate Thereof to
Certain of the Underlying Mortgage Loans, Related Borrowers or Related
Mortgaged Real Properties. Certain of the underlying mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller, or a mortgage loan seller or its respective affiliates may have or have had equity investments in the borrowers or mortgaged real properties relating to certain of the mortgage loans included in the trust. For example, two mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Pacific
Pointe and 866 Third Avenue, respectively, representing 2.0% and 1.3%, respectively, of the initial mortgage pool balance, are refinancings of debt previously held by a mortgage loan seller or an affiliate of the mortgage loan seller. A mortgage loan seller and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the trust. For example, with respect to the underlying mortgage loans secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Carlyle Place, representing 0.6% of the initial mortgage pool balance, the related mortgage loan seller or an affiliate thereof had a non-managing ownership interest in the subject mortgaged real property and financed the related borrower's acquisition of that property. In addition, a mortgage loan seller and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the trust. Further, a mortgage loan seller and/or its affiliates may have, currently or at a future time, a managing or non-managing ownership interest in certain of the borrowers under the mortgage loans in the trust. See, for example, "Significant Underlying Mortgage Loans--The 200 Park Avenue Mortgage
Loan--The Borrower and Sponsor" in this prospectus supplement. With respect to the two (2) underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Eckerd - Southern
Pines and Eckerd - Durham, respectively, representing 0.2% and 0.2%, respectively, of the initial mortgage pool balance, the related mortgage loan seller or an affiliate thereof is the owner of the related borrowers.
Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans in the trust may create conflicts of interest.

     In the foregoing cases, the relationship of the mortgage loan seller or an affiliate to, or the ownership interest of the mortgage loan seller or an affiliate in, the borrower under any mortgage loan to be included in the trust or a borrower affiliate may have presented a conflict of interest in connection with the underwriting and origination of that underlying mortgage loan. There can be no assurance that there are not other underlying mortgage loans that involve the related mortgage loan seller or its affiliates in a manner similar to those described above.

     Limitations on Enforceability of Cross-Collateralization May Reduce Its
Benefits. The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex A-1 to this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit--

     o   the release of one or more of the related mortgaged real properties from the related mortgage lien, and/or

     o   a full or partial termination of the applicable
         cross-collateralization,

in each case, upon the satisfaction of the conditions described under
"Description of the Mortgage Pool--Terms and Conditions of the Underlying
Mortgage Loans" and "--Cross Collateralized Mortgage Loans, Multi-Property
Mortgage Loans and Mortgage Loans With Affiliated Borrowers" in this prospectus supplement.

     In addition, in the case of the underlying mortgage loan secured by the portfolio of mortgaged real properties collectively identified on Annex A-1 to this prospectus supplement as Wachovia Portfolio, which mortgage loan represents 11.1% of the initial mortgage pool balance and the underlying mortgage loan secured by the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as the Courtyard by Marriott
Portfolio, which mortgage loan represents 6.1% of the initial mortgage pool balance, the related loan documents permit property substitutions, thereby changing the real property collateral, as described under "--Significant
Underlying Mortgage Loans--The Wachovia Portfolio Mortgage
Loan--Releases/Substitutions" and "--Significant Underlying Mortgage Loans--The
Courtyard by Marriott Portfolio Mortgage Loan--Substitutions," respectively, in this prospectus supplement.

     If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower's bankruptcy

                                      S-70

estate could challenge that borrower's pledging of the underlying mortgaged real property as a fraudulent conveyance. See "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as
Being Unenforceable--Cross-Collateralization Arrangements" in the accompanying prospectus.

     In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Limited Information Causes Uncertainty. Some of the mortgage loans that we intend to include in the trust are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

     Tax and Other Considerations Related to Foreclosure May Adversely Affect
Distributions on the Series 2005-C3 Certificates. If the trust were to acquire an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying rents from real property within the meaning of section 856(d)
of the Internal Revenue Code of 1986, as amended, as well as any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possibly state or local, tax as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and
Other Taxes" in the accompanying prospectus. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distribution with respect to the series 2005-C3 certificates.

     In addition, in connection with the trust's acquisition of an underlying real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes.
Such state or local taxes may reduce net proceeds available for distribution to the series 2005-C3 certificates.

     Investors May Want to Consider Prior Bankruptcies. We are aware of two (2)
mortgage loans that we intend to include in the trust, representing 1.4% of the initial mortgage pool balance, where the related borrower, a controlling principal in the related borrower or a guarantor has been a party to prior bankruptcy proceedings within the last 10 years. However, there is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See "Risk Factors--Borrower Bankruptcy Proceedings Can
Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered
Certificates" in the accompanying prospectus.

     In addition, certain tenants at some of the underlying mortgaged real properties are a party to a bankruptcy proceeding. Other tenants may, in the future, be a party to a bankruptcy proceeding.

     Litigation May Adversely Affect Property Performance. There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     With respect to the mortgaged real property identified on Annex A-1 to the prospectus supplement as Poplar Garden Apartments, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance, there were two separate incidents of fire reported in April 2005 at the subject mortgaged real property which resulted in three fatalities and property damage estimated by the borrower to be approximately $35,000. The extent of insurance coverage available for the fires has not been determined as of the date hereof. There can be no assurance that the borrower will not be subject to litigation arising from the fires at the mortgaged real property or that there will be adequate insurance coverage available for the damage and liability resulting from the fires.

     With respect to the mortgaged real property identified on Annex A-1 to the prospectus supplement as Eckerd-Concord, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance, Steven
Berzansky and David Peery, the non-recourse carveout guarantors of the mortgage loan, and two other individuals, who are

                                      S-71

co-trustees together with the non-recourse carveout guarantors of two separate family trusts that each indirectly owns 35% of the related borrower, are defendants in a breach of guaranty claim brought by a lender under two notes in the aggregate amount of $2.2 million secured by a mortgage on another property
(located in LaQuinta, California). The claim filed in December 2004 seeks recovery under a personal payment guaranty executed by the defendants of amounts due under the two notes less amounts received by the lender from the sale of the underlying property. The defendants have filed a cross-claim asserting that the lender took control over the sale of the property and its activities surrounding the sale resulted in the shortfall. According to the defendants, the lender was paid the outstanding principal on the notes from the proceeds of such sale and the lender's breach of guaranty claim seeks to recover unpaid accrued interest on the notes.

     With respect to the mortgaged real property identified on Annex A-1 to the prospectus supplement as 8460 Edgewater Drive, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance, the failure of the developer of the mortgaged real property (which also sold the mortgaged real property to the related borrower) to complete certain work required under a development agreement with Wal-Mart, a tenant on a related parcel, will trigger certain self-help rights, damages and set-off in favor of
Wal-Mart, including the right of Wal-Mart to place a lien on the developer's former parcels, including the subject mortgaged real property. The principals of the borrower executed a payment guaranty under which the mortgage loan is fully recourse to the guarantors until, among other things, Wal-Mart delivers an estoppel letter that either (a) confirms that all of the developer's obligations under the development agreement have been satisfied or (b) waives the right of Wal-Mart to enforce compliance with the developer's obligations against the subject mortgaged real property.

     Future Terrorist Attacks and Military Actions May Adversely Affect the
Value of the Offered Certificates and Payments on the Underlying Mortgage
Loans. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or with respect to U.S.
interests around the world. It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, will have on: (a) U.S. and world financial markets; (b) local, regional and national economies; (c) real estate markets across the U.S.; (d) particular business segments, including those that are important to the performance of the mortgaged real properties that secure the underlying mortgage loans; and/or (e)
insurance costs and the availability of insurance coverage for terrorist acts in the future. Any such negative financial impact could adversely affect the cash flow at the related mortgaged real properties and ultimately the ability of borrowers to pay interest and/or principal on the underlying mortgage loans.
Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell
Your Offered Certificates and May Have an Adverse Effect on the Market Value of
Your Offered Certificates," "--The Market Value of Your Offered Certificates
May Be Adversely Affected by Factors Unrelated to the Performance of Your
Offered Certificates and the Underlying Mortgage Assets, Such as Fluctuations
in Interest Rates and the Supply and Demand of CMBS Generally" and "--Repayment
of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and
Value of the Underlying Real Property, Which May Decline Over Time, and the
Related Borrower's Ability to Refinance the Property, of Which There Is No
Assurance" in the accompanying prospectus.

             CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4 and B to this prospectus supplement.
Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus supplement.

                          FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus include the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any

                                      S-72

other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                                      S-73

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 112 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an Initial Mortgage Pool Balance (which excludes the total initial Allocated Principal Balance of the Non-Pooled Components) of
$1,977,017,986. However, the actual Initial Mortgage Pool Balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     The Initial Mortgage Pool Balance will equal the total cut-off date principal balance of all the mortgage loans included in the trust (exclusive of the Non-Pooled Components). The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust (or, in the case of each Split Mortgage Loan, of the Pooled Component thereof) is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from $1,142,321 to
$278,500,000, and the average of those cut-off date principal balances is
$17,651,946.

     Except in the case of two (2) underlying mortgage loans, 0.4% of the
Initial Mortgage Pool Balance, each of the mortgage loans that we intend to include in the trust was originated by the related mortgage loan seller, by an affiliate of the related mortgage loan seller or by a correspondent in the related mortgage loan seller's or one of its affiliates' conduit lending program.

     The Lehman Mortgage Loan Seller is our affiliate and an affiliate of
Lehman Brothers Inc. The UBS Mortgage Loan Seller is an affiliate of UBS
Securities LLC.

     Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

     It has been confirmed to us by S&P and Moody's that ten (10) of the mortgage loans that we intend to include in the trust, representing 54.1% of the Initial Mortgage Pool Balance, each has, in the context of its inclusion in the trust, credit characteristics consistent with investment grade-rated obligations.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that--

     o   All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     o   All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances (or, in the case of a Split Mortgage Loan, unless the context clearly indicates otherwise, the Allocated Principal Balance of the related Pooled Component).

     o   If a mortgage loan is secured by multiple mortgaged real properties located in more than one state or representing more than one property type, a portion of that mortgage loan has been allocated to each of those properties.

     o   When information with respect to mortgaged real properties is expressed as a percentage of the Initial Mortgage Pool Balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances (or, in the case of a Split Mortgage Loan, unless the context clearly indicates otherwise, the Allocated Principal Balance of the related Pooled
         Component).

                                      S-74

     o   Eleven (11) mortgage loans that we intend to include in the trust, representing 6.5% of the Initial Mortgage Pool Balance, have not closed as of the date of this prospectus supplement, and therefore certain mortgage loan characteristics included in this prospectus supplement for those mortgage loans, including the interest rates thereof, have been estimated. As a result, certain statistical information in this prospectus supplement may change if those mortgage loans bear a different interest rate than anticipated. In addition, other statistical information regarding the mortgage loans may change prior to the Issue Date due to changes in the composition of the mortgage pool prior to that date.

SPLIT MORTGAGE LOANS

     The 200 Park Avenue Pooled and Non-Pooled Components. The 200 Park Avenue
Mortgage Loan is evidenced by two loan components that are referred to in this prospectus supplement as the "200 Park Avenue Pooled Component" and the "200
Park Avenue Non-Pooled Component." The 200 Park Avenue Pooled Component
consists of $278,500,000 of the entire cut-off date principal balance of the
200 Park Avenue Mortgage Loan and the 200 Park Avenue Non-Pooled Component
consists of the remaining $51,236,204 of the cut-off date principal balance of the 200 Park Avenue Mortgage Loan. The Class ML Principal Balance Certificates
represent beneficial ownership of the 200 Park Avenue Non-Pooled Component, and the holders of those certificates will be entitled to collections of principal and interest on the 200 Park Avenue Mortgage Loan that are allocable to the 200
Park Avenue Non-Pooled Component. The holders of the offered certificates and certain non-offered classes of the series 2005-C3 certificates will be entitled to receive collections of principal and interest on the 200 Park Avenue
Mortgage Loan that are allocable to the 200 Park Avenue Pooled Component.

     As and to the extent described under "--Loan Combinations--The 200 Park
Avenue Mortgage Loan--Priority of Payments" below, the right of the holders of the 200 Park Avenue Non-Pooled Component, and accordingly of the holders of the
Class ML Principal Balance Certificates, to receive payments of principal and interest to which they are entitled with respect to the 200 Park Avenue
Non-Pooled Component will be generally subordinated to (a) the rights of the holders of the offered certificates and certain non-offered classes of the series 2005-C3 certificates to receive payments of principal and interest to which they are entitled with respect to the 200 Park Avenue Pooled Component, and (b) the rights of the 200 Park Avenue Non-Trust Loan Noteholders to receive payments of principal and interest to which they are entitled with respect to the 200 Park Avenue Non-Trust Loans. Payments on the 200 Park Avenue Pooled
Component and the 200 Park Avenue Non-Trust Loans are to be made on a pro rata and pari passu basis. On or prior to each distribution date, amounts received during the related collection period with respect to the 200 Park Avenue Loan
Combination will be allocated among the 200 Park Avenue Pooled Component, the
200 Park Avenue Non-Pooled Component and the 200 Park Avenue Non-Trust Loans as
set forth under "--Loan Combinations--The 200 Park Avenue Mortgage
Loan--Priority of Payments" below.

     The Courtyard by Marriott Portfolio Pooled and Non-Pooled Components. The
Courtyard by Marriott Portfolio Mortgage Loan is evidenced by two loan components that are referred to in this prospectus supplement as the "Courtyard by Marriott Portfolio Pooled Component" and the "Courtyard by Marriott
Portfolio Non-Pooled Component." The Courtyard by Marriott Portfolio Pooled
Component consists of $121,500,000 of the entire cut-off date principal balance of the Courtyard by Marriott Portfolio Mortgage Loan and the Courtyard by
Marriott Portfolio Loan Non-Pooled Component consists of the remaining
$42,700,000 of the cut-off date principal balance of the Courtyard by Marriott
Portfolio Mortgage Loan. The Class CBM Certificates represent beneficial ownership of the Courtyard by Marriott Portfolio Non-Pooled Component, and the
holders of those certificates will be entitled to collections of principal and interest on the Courtyard by Marriott Portfolio Mortgage Loan that are allocable to the Courtyard by Marriott Portfolio Non-Pooled Component. The
holders of the offered certificates and certain non-offered classes of the series 2005-C3 certificates will be entitled to receive collections of principal and interest on the Courtyard by Marriott Portfolio Mortgage Loan
that are allocable to the Courtyard by Marriott Portfolio Pooled Component.

     As and to the extent described under "--Loan Combinations--The Courtyard by Marriott Portfolio Mortgage Loan--Priority of Payments" below, the right of the holders of the Courtyard by Marriott Portfolio Non-Pooled Component, and
accordingly of the holders of the Class CBM Certificates, to receive payments of principal and interest to which they are entitled with respect to the
Courtyard by Marriott Portfolio Non-Pooled Component will be generally subordinated to (a) the rights of the holders of the offered certificates and certain non-offered classes of the series 2005-C3 certificates to receive payments of principal and interest to which they are entitled with respect to the Courtyard by Marriott Portfolio Pooled Component, and (b) the rights of the holders of the Courtyard by Marriott Portfolio Pari Passu Non-Trust Loans to
receive payments of principal and interest to which they are entitled with respect to the Courtyard by Marriott Portfolio Pari Passu Non-Trust Loans.
Payments on the Courtyard by Marriott Portfolio Subordinate Non-Trust Loan are,
following and during the continuance of an uncured material event of default, generally subordinate to payments on the Courtyard by Marriott

                                      S-75

Portfolio Non-Pooled Component, the Courtyard by Marriott Portfolio Pooled
Component and the Courtyard by Marriott Portfolio Pari Passu Non-Trust Loans.
Payments on the Courtyard by Marriott Portfolio Pooled Component and the
Courtyard by Marriott Portfolio Pari Passu Non-Trust Loans are to be made on a pro rata and pari passu basis. On or prior to each distribution date, amounts received during the related collection period with respect to the Courtyard by
Marriott Portfolio Loan Combination will be allocated among the Courtyard by
Marriott Portfolio Pooled Component, the Courtyard by Marriott Portfolio
Non-Pooled Component, and the Courtyard by Marriott Portfolio Non-Trust Loans
as set forth under "Description of the Mortgage Pool--Loan Combinations--The
Courtyard by Marriott Portfolio Mortgage Loan--Priority of Payments" in this prospectus supplement.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE
LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include 13 mortgage loans, 24.1% of the Initial
Mortgage Pool Balance, that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize the amount of mortgage recording tax due in connection with the transaction. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     The table below identifies, by name of the property or property group set forth on Annex A-1 to this prospectus supplement, each individual multi-property mortgage loan and/or group of cross-collateralized mortgage loans that represents at least 1.0% of the Initial Mortgage Pool Balance.

                                                               % OF INITIAL
                                                 NUMBER OF       MORTGAGE
          PROPERTY/PORTFOLIO NAMES              PROPERTIES     POOL BALANCE
--------------------------------------------   ------------   -------------
1. Wachovia Portfolio ......................       131             11.1%
2. Courtyard by Marriott Portfolio .........        64              6.1%
3. Macquarie DDR Portfolio III .............         3              2.0%
4. 285 & 355 Riverside Ave. ................         2              1.5%
5. Commerce Park Realty ....................        14              1.3%

     The following table identifies the various separate groups of mortgaged real properties that are under common ownership and/or control, that are not reflected in the prior table and that represent at least 1.0% of the Initial
Mortgage Pool Balance.


                                                                                                         % OF INITIAL
                                                                                           NUMBER OF       MORTGAGE
                               PROPERTY/PORTFOLIO NAMES                                   PROPERTIES     POOL BALANCE
--------------------------------------------------------------------------------------   ------------   -------------

1. Medlock Crossing, University Square, The Crossing, Lancaster, Chambersburg, Super K
 Shops, Crosswoods Commons, Springboro Discount Drug and Vineland Towne Center .......         9             4.1%
2. Cendant Office Building and Commerce Park Realty ..................................         2             3.0%
3. Edgewood Towne Center and Market Place Shopping Center ............................         2             2.0%
4. Braeswood Oaks, Brook, Brookbend, Forest Creek, Sterling Bay, Stone Forest and
 Woodcreek Hollister .................................................................         7             1.8%


     Except in the case of one (1) group of cross-collateralized mortgage loans and two (2) individual multi-property mortgage loans that we intend to include in the trust, collectively representing 0.9% of the Initial Mortgage Pool
Balance, each group of cross-collateralized mortgage loans, and each individual multi-property mortgage loan, that we intend to include in the trust entitles the related borrower(s) to a release of one or more of the corresponding mortgaged real properties through partial defeasance. The partial defeasance of a group of cross-collateralized mortgage loans or any individual multi-property loan would result in the defeased and undefeased portions of the subject aggregate debt ceasing to be cross-collateralized. See "--Terms and Conditions of the Underlying Mortgage Loans--Defeasance Loans" below.

     In the case of the Wachovia Portfolio Mortgage Loan, which mortgage loan represents 11.1% of the Initial Mortgage Pool Balance, the related borrower has a right to obtain the release of an individual property that constitutes one of the Wachovia Portfolio Mortgaged Properties through the payment of a release price, as described under "--Significant Underlying Mortgage Loans--The
Wachovia Portfolio Mortgage Loan--Releases/Substitutions" below in this prospectus supplement. In addition, with respect to the Courtyard by Marriott
Portfolio Mortgage Loan, the Courtyard by Marriott

                                      S-76

Portfolio Borrower may obtain the release from the lien of the related mortgage of certain specified Courtyard by Marriott Portfolio Mortgaged Properties,
provided that various conditions are satisfied, as set forth under
"--Significant Underlying Mortgage Loans--The Courtyard by Marriott Portfolio
Mortgage Loan--Releases" in this prospectus supplement.

     In the case of the Wachovia Portfolio Mortgage Loan, which mortgage loan represents 11.1% of the Initial Mortgage Pool Balance, and the Courtyard by
Marriott Portfolio Mortgage Loan, which mortgage loan represents 6.1% of the
Initial Mortgage Pool Balance, both permit property substitutions, thereby changing the real property collateral, as described under "--Significant
Underlying Mortgage Loans--The Wachovia Portfolio Mortgage
Loan--Releases/Substitutions" and "--Significant Underlying Mortgage Loans--The
Courtyard by Marriott Portfolio Mortgage Loan--Substitutions," respectively, in this prospectus supplement.

     In addition, in the case of the Macquarie DDR Portfolio III Mortgage Loan, representing 2.0% of the Initial Mortgage Pool Balance, the related borrower has the right to obtain the release of an individual property that constitutes one of the Macquarie DDR Portfolio Mortgaged Properties through payment of a release price, as described under "--Significant Underlying Mortgage Loans--The
Macquarie DDR Portfolio III Mortgage Loan--The Mortgage Loan" below in this prospectus supplement.

ADDITIONAL PARTIAL RELEASES

     With respect to the 900 North Michigan Avenue Mortgage Loan, the 900 North
Michigan Avenue Borrower may obtain a release of the entire 20th floor of the
900 North Michigan Avenue Mortgaged Property from the lien of the related mortgage, subject to the satisfaction of certain conditions, as set forth under
"--Significant Underlying Mortgage Loans--The 900 North Michigan Avenue
Mortgage Loan--Partial Release" in this prospectus supplement.

     With respect to the mortgage loan that we intend to include in the trust secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Kings Point Shopping Center, representing 0.5% of the
Initial Mortgage Pool Balance, the related borrower has a one-time right to convey the a designated parcel to a third party for roadway purposes provided that the related borrower shall obtain an endorsement for ingress and egress over such release parcel until such parcel is dedicated to the applicable government agency for roadway purposes. The related loan documents provided that the mortgage lender shall not be entitled to receive the proceeds of such conveyance.

     Further, some of the other mortgage loans that we intend to include in the trust may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property, shown on Annex A-1 to this prospectus supplement.

TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention--

     o   One (1) of the mortgage loans that we intend to include in the trust, representing 2.0% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the fifth day of each month, and

     o   111 of the mortgage loans that we intend to include in the trust, representing 98.0% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

                                      S-77

     Each mortgage loan that we intend to include in the trust provides for one or both of the following--

     o   a grace period for the payment of each monthly debt service payment that does not go beyond the 11th day of the month or, if that 11th day is not a business day, then beyond the next business day, and/or

     o   that either Default Interest will commence accruing or late payment charges will be due in the event that a monthly debt service payment has not been made as of the 11th day of the month or, if that 11th day is not a business day, then as of the next business day.

provided that, because the grace period with respect to certain underlying mortgage loans does not commence until a notice required under the related loan documents is delivered to the related borrower, if the master servicer fails to deliver the requisite notice for such an underlying mortgage loan in a timely manner in any given month, the grace period for that underlying mortgage loan could expire later than the 11th day (or the next business day) in that month.
For example, in the case of the underlying mortgage loan, representing 1.6% of the Initial Mortgage Pool Balance, secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Edgewood Towne Center, with respect to the related borrower's first two failures to timely make constant monthly payments in any calendar year, default interest will not accrue until five days after notice from lender of such default.

     Mortgage Rates; Calculations of Interest. In general, except as described below in this paragraph, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. In addition, each of the Split Mortgage Loans consists of a Pooled Component and a Non-Pooled Component, each of which bears interest at a separate component mortgage interest rate that, in the absence of default, is fixed until maturity. The Non-Pooled Component of each Split
Mortgage Loan is treated for the purposes of this prospectus supplement as a separate mortgage loan that is outside the trust. Accordingly, unless the context clearly indicates otherwise, the mortgage interest rate reflected in this prospectus supplement for each of the Split Mortgage Loans is the interest rate of the Pooled Component only.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from
5.098% per annum to 7.475% per annum, and the weighted average of those mortgage interest rates was 5.668% per annum.

     None of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

     Each of the underlying mortgage loans will accrue interest on an
Actual/360 Basis or, in the case of one (1) underlying mortgage loans, representing 2.0% of the Initial Mortgage Pool Balance, on a 30/360 Basis.

     Balloon Loans. All of the mortgage loans that we intend to include in the trust, are Balloon Loans and are characterized by--

     o   either (a) an amortization schedule that is significantly longer than the actual term of the mortgage loan and that may begin after the end of an initial interest-only period or (b) no amortization prior to stated maturity, and

     o   a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

     Twelve (12) of the Balloon Loans identified in the prior paragraph, representing 25.7% of the Initial Mortgage Pool Balance, require payments of interest only to be due on each due date until the stated maturity date.
Another 36 of the Balloon Loans identified in the prior paragraph, representing
25.9% of the Initial Mortgage Pool Balance, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the stated maturity date.

                                      S-78

     Amortization of Principal. The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates.

ORIGINAL TERM TO MATURITY (MOS.)
Maximum ..........................    180
Minimum ..........................     60
Weighted Average .................    109

REMAINING TERM TO MATURITY (MOS.)
Maximum ..........................    179
Minimum ..........................     58
Weighted Average .................    108

ORIGINAL AMORTIZATION TERM (MOS.)
Maximum ..........................    360
Minimum ..........................    240
Weighted Average .................    345

REMAINING AMORTIZATION TERM (MOS.)
Maximum ..........................    360
Minimum ..........................    238
Weighted Average .................    344

     The calculation of original and remaining amortization terms in the foregoing table does not take into account 12 mortgage loans that we intend to include in the trust, collectively representing 25.7% of the Initial Mortgage
Pool Balance, that each provides for payments of interest only until the related stated maturity date. In addition, with respect to 36 other mortgage loans that we intend to include in the trust, representing 25.9% of the Initial
Mortgage Pool Balance, payments of interest only are made during a specified interest-only period following origination of that mortgage loan. The original and remaining amortization terms in the table above for the mortgage loans referred to in the prior sentence are, in each case, calculated assuming the amortization term commences as of the end of the interest-only period.

     Some of the underlying mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     Prepayment Provisions. All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

     o   a prepayment lock-out period, during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part;

     o   a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance, and

     o   a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance charge or other additional consideration for the prepayment.

     Notwithstanding otherwise applicable lock-out periods, certain prepayments of some of the underlying mortgage loans may occur under the circumstances described under "--Terms and Conditions of the Underlying Mortgage Loans--
Prepayment Provisions--Other Prepayment Provisions" below. The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this prospectus supplement.

     Prepayment Lock-Out or Prepayment Lock-Out/Defeasance Periods. As of the
cut-off date, an initial prepayment lock-out period is currently in effect for all of the mortgage loans that we intend to include in the trust. With respect to 97 of the 112 underlying mortgage loans referred to in the preceding sentence, representing 90.4% of the Initial Mortgage Pool Balance, the initial prepayment lock-out period is followed by a defeasance period during which principal prepayments are still prohibited. In no event will the defeasance period for any of those 97 mortgage loans begin earlier than the second anniversary of the Issue Date.

     One of the 97 mortgage loans referred to in the prior paragraph of this subsection, representing 0.4% of the Initial Mortgage Pool Balance, provides for (a) first, an initial prepayment lock-out period, followed by (b) second, a period when the borrower may defease the mortgage loan, in whole, followed by
(c) third, a period when the borrower may prepay the mortgage loan, in whole, together with a declining percentage prepayment premium.

                                      S-79

     Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/ defeasance periods, as applicable, for the underlying mortgage loans:

     o   the maximum remaining prepayment lock-out or prepayment
         lock-out/defeasance period as of the cut-off date is 120 months;

     o   the minimum remaining prepayment lock-out or prepayment
         lock-out/defeasance period as of the cut-off date is 6 months; and

     o   the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 96 months.

     Notwithstanding otherwise applicable lock-out periods, certain prepayments of some of the underlying mortgage loans may occur under the circumstances described under "--Terms and Conditions of the Underlying Mortgage Loans--
Prepayment Provisions--Other Prepayment Provisions" below.

     Prepayment Consideration Periods. Fifteen (15) of the mortgage loans that we intend to include in the trust, representing 9.6% of the Initial Mortgage
Pool Balance, provide for a period, following the initial prepayment lock-out period, when the loan is prepayable together with prepayment consideration equal to the greater of (a) a yield maintenance charge and (b) 1.0% of the amount being prepaid, but do not provide for defeasance (except as described in the next paragraph).

     One (1) of the 15 mortgage loans referred to in the preceding paragraph, representing 2.0% of the Initial Mortgage Pool Balance, each provides for (a)
first, an initial prepayment lock-out period, followed by (b) second, a period when the borrower may prepay such mortgage loan in whole or in part, together with a yield maintenance charge, followed by (c) third, a period when the borrower may, at its election, (i) defease the mortgage loan, in whole or in part, and/or (ii) prepay the mortgage loan in whole or in part, together with a yield maintenance charge. See "--Significant Underlying Mortgage Loans--The
Macquarie DDR Portfolio III Mortgage Loan--The Mortgage Loan" in this prospectus supplement. For the purposes of this prospectus supplement, during the periods referred to in clauses (b) and (c) above, the entire underlying mortgage loan is treated as being in a prepayment consideration period.

     In the case of the Wachovia Portfolio Mortgage Loan, representing 11.1% of the Initial Mortgage Pool Balance, which permits defeasance, a $15,157,150 portion of such mortgage loan is being treated as in an open period and prepayable at any time without payment of any prepayment consideration and a
$36,942,851 portion of such mortgage loan is prepayable at any time together with the payment of a yield maintenance charge. See "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The Wachovia Portfolio
Mortgage Loan--Releases/Substitutions" in, and the Modeling Assumptions to,
this prospectus supplement.

     In the case of the 900 North Michigan Mortgage Loan, representing 10.5% of the Initial Mortgage Pool Balance, which permits defeasance, a portion of such mortgage loan equal to its pro rata portion of the $4,000,000 permitted release price (in connection with a release of a portion of the related mortgaged real property) is prepayable prior to the 900 North Michigan Lockout Expiration Date at the greater of (i) one percent of the amount to be prepaid, and (ii) a yield maintenance charge specified in the related loan agreement (see "--Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 900 North
Michigan Avenue Mortgage Loan--Partial Releases" in, and the modeling assumptions to, this prospectus supplement).

     Neither the Wachovia Portfolio Mortgage Loan nor the 900 North Michigan
Mortgage Loan are included among the 15 mortgage loans referred to in the first paragraph of this "--Prepayment Consideration Periods" subsection.

     One other mortgage loan that we intend to include in the trust, representing 0.4% of the Initial Mortgage Pool Balance, provides for (a) first, an initial prepayment lock-out period, followed by (b) second, a period when the borrower may defease the mortgage loan, in whole, followed by (c) third, a period when the borrower may prepay the mortgage loan together with a declining prepayment premium.

     With respect to those underlying mortgage loans that provide, during some portion of the loan term, for voluntary principal prepayments to be accompanied by a yield maintenance charge, that yield maintenance charge is generally equal to either:

                                      S-80

     (1) in the case of one (1) underlying mortgage loans, representing 2.0% of the Initial Mortgage Pool Balance, an amount equal to (a) the sum of the present values as of the date of prepayment of all unpaid principal and interest payments required under the related mortgage note, calculated by discounting those payments from their respective scheduled payment dates back to the date of prepayment at a discount rate based on a treasury rate as provided in the related mortgage note, minus (b) the outstanding principal balance of the subject mortgage loan as of the date of prepayment; or

     (2) in the case of fourteen (14) underlying mortgage loans, representing
         7.6% of the Initial Mortgage Pool Balance, an amount generally equal to the present value of a series of payments each equal to the Payment
         Differential and payable on each distribution date over the remaining original term of the note and on the maturity date discounted at the
         Reinvestment Yield for the number of months remaining from the prepayment date to each such distribution date and the maturity date;
         the "Reinvestment Yield" will equal the lesser of: (a) either (i) the yield on the U.S. Treasury issue with the same maturity as the maturity date of the subject mortgage loan or (ii) if no such U.S. Treasury issue is available, then the interpolated yield on the two U.S.
         Treasury issues with maturity dates (one prior to and one following)
         that are closest to the maturity date of the subject mortgage loan; and
         (b) either (i) the yield on the U.S. Treasury issue (primary issue)
         with a term equal to the remaining average life of the subject underlying mortgage loan, or (ii) if no such U.S. Treasury issue is available, then the interpolated yield on the two U.S. Treasury issues
         (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the subject underlying mortgage loan, with each such yield being based on the bid price for such issues as published in The Wall Street Journal on the date that is
         14 days prior to the prepayment date set forth in the related prepayment notice (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield; the "Payment
         Differential" will equal (x) the interest rate of the subject mortgage loan minus the Reinvestment Yield divided by (y) 12 and multiplied by
         (z) the principal sum outstanding and payable under the related mortgage note on the date of prepayment after application of the monthly debt service amount due and actually paid on the prepayment date, provided that the Payment Differential will in no event be less than zero.

     Prepayment premiums and yield maintenance charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the holders of certain classes of the series 2005-C3 certificates, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--
Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in
this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges.
In addition, in the event of a liquidation of a defaulted mortgage loan in the trust, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See "Risk Factors--Some Provisions in the Mortgage Loans
Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects of
Mortgage Loans--Default Interest and Limitations on Prepayments" in the
accompanying prospectus.

     Open Prepayment Periods. Eighty (80) mortgage loans that we intend to include in the trust, representing 89.7% of the Initial Mortgage Pool Balance, provide for an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration. That open prepayment period generally begins not more than 12 months prior to stated
maturity.

     In the case of the Wachovia Portfolio Mortgage Loan, representing 11.1% of the Initial Mortgage Pool Balance, a $15,157,150 portion of such mortgage loan is being treated as in an open period and prepayable at any time without payment of yield maintenance (see "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The Wachovia Portfolio Mortgage
Loan--Releases/Substitutions" in, and the modeling assumptions to, this prospectus supplement).

     Other Prepayment Provisions. Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration. Investors should not expect any prepayment

                                      S-81

consideration to be paid in connection with any partial or full prepayment described in this paragraph. With respect to certain mortgage loans, particularly those secured in whole or in part by a ground lease, single tenant mortgage loans and other mortgage loans which require that insurance and/or condemnation proceeds be used to repair or restore the mortgaged real property, such proceeds may be required to be used to restore the related mortgaged real property rather than to prepay that mortgage loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

     With respect to the 900 North Michigan Mortgage Loan, representing 10.5%
of the Initial Mortgage Pool Balance, in connection with a release of the entire 20th floor of the 900 North Michigan Avenue Mortgaged Property from the lien of the related mortgage, prior to the 900 North Michigan Avenue Lockout
Expiration Date, the 900 North Michigan Avenue Borrower must prepay both the
900 North Michigan Avenue Mortgage Loan and the 900 North Michigan Avenue
Non-Trust Loan, on a pro rata basis, in an aggregate amount equal to or greater than $4,000,000, as further described under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The 900 North Michigan Avenue
Mortgage Loan--Partial Releases" in this prospectus supplement.

     With respect to the Wachovia Portfolio Mortgage Loan, representing 11.1%
of the Initial Mortgage Pool Balance, the Wachovia Portfolio Borrower may
obtain the release from the lien of the related mortgage of certain specified
Wachovia Portfolio Mortgaged Properties provided that certain conditions are satisfied, including the payment of a specified release price allocated to the property to be released (plus yield maintenance, but such yield maintenance to be paid only if the sum of such Wachovia Special Release Price and the aggregate Wachovia Special Release Price paid in connection with all previously released Wachovia Special Release Properties exceeds $30,000,000 and then only on the excess over $30,000,000)), together with (x) the payment of an additional release amount allocable to the property to be released (plus yield maintenance on such additional release amount), (y) the defeasance of an amount of the Wachovia Portfolio Mortgage Loan equal to such additional release amount or (z) (i) the related borrower's execution of a covenant to pay such additional release amount and (ii) the guarantor's execution and delivery of a guaranty guarantying the payment of such additional release amount, as further described under "--Significant Underlying Mortgage Loans--The Wachovia
Portfolio Mortgage Loan--Releases/Substitution" in this prospectus supplement.

     In the case of the Macquarie DDR Portfolio III Mortgage Loan, representing
2.0% of the Initial Mortgage Pool Balance, the related borrower has the right to obtain the release of an individual property that constitutes one of the
Macquarie DDR Portfolio Mortgaged Properties through payment of a release price, as described under "--Significant Underlying Mortgaged Loans--The
Macquarie DDR Portfolio III Mortgage Loan--The Mortgage Loan" below in this prospectus supplement.

     With respect to the Pacific Pointe Mortgage Loan, representing 2.0% of the
Initial Mortgage Pool Balance, the related borrower is permitted to partially prepay the mortgage loan in connection with the permitted transfer of the ownership interests in the related borrower that results in one of the related sponsors owning 100% of the beneficial interest in the related borrower, as described under "--Significant Underlying Mortgaged Loans--The Pacific Pointe
Mortgage Loan--The Mortgage Loan" below in this prospectus supplement. In addition, a partial prepayment of the Pacific Pointe Mortgage Loan may result from the application toward such prepayment of any amounts remaining on deposit in an earnout-reserve account on or after June 11, 2007, as described under
"--Significant Underlying Mortgaged Loans--The Pacific Pointe Mortgage
Loan--The Mortgage Loan" below in this prospectus supplement.

     Defeasance Loans. Ninety-seven (97) of the mortgage loans that we intend to include in the trust, representing 90.4% of the Initial Mortgage Pool
Balance, permit the respective borrowers (subsequent to an initial prepayment lock-out period, which is currently in effect, and subject to the satisfaction of various conditions) to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited, by pledging to the holder of the mortgage loan the requisite amount of
Government Securities, and thereby obtain a release of the related mortgaged real property or, if applicable, one or more of the related mortgaged real properties. As to any such mortgage loan, the permitted defeasance period does not begin prior to the second anniversary of the Issue Date.

     In general, the Government Securities that are to be delivered in connection with the defeasance of any underlying mortgage loan, must provide for a series of payments that:

     o   will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, in some instances, the expiration of the prepayment lock-out period; and

     o   will, in the case of each due date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower or a successor borrower.

     Each of the cross-collateralized mortgage loans and individual multi-property mortgage loans that we intend to include in the trust may be fully defeased or, in some cases, partially defeased during some portion of the related loan term. Each

                                      S-82

group of cross-collateralized mortgage loans and each individual multi-property mortgage loan that allows for partial defeasance of the aggregate debt, and that we intend to include in the trust, provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related mortgaged real properties would be released and the cross-collateralization would terminate as to the released property or properties.

     If fewer than all of the mortgaged real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are permitted by the related loan documents to be released in connection with any defeasance, then the borrower generally must deliver one of the following:
(a) an amount sufficient to purchase government securities that provide payments equal to 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased; or (b) an amount sufficient to purchase government securities that provide payments equal to the lesser of (i) 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased or (ii) the total of all remaining scheduled payments on, as applicable, all of the subject cross-collateralized mortgage loans or the entire individual multi-property mortgage loan (assuming no defeasance shall have occurred), less all scheduled defeasance payments to be made under substitute notes delivered in connection with the defeasance.

     However, with respect to the Wachovia Portfolio Mortgage Loan, representing 11.1% of the Initial Mortgage Pool Balance, the Wachovia Portfolio
Borrower may defease two (2) of the Wachovia Portfolio Mortgaged Properties by
delivering an amount sufficient to purchase government securities which provide payments that may be less than the scheduled principal and interest payments for the portion of the mortgage loan being defeased. See "--Significant
Underlying Mortgage Loans--The Wachovia Portfolio Mortgage Loan--The Mortgage
Loan" in this prospectus supplement.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity.

     In general, the defeasance collateral will consist of U.S. Treasury securities. However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute
Government Securities.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers or encumbrances discussed below in this "--Due-on-Sale and Due-on-Encumbrance
Provisions" subsection, these clauses either:

     o   permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

     o   prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

     See, however, "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage
Loans May Affect the Amount and Timing of Payments on Your Offered
Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and
the Severity of Those Losses, Are Highly Unpredictable" and "--Some Provisions
in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as
Being Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal
Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in
the accompanying prospectus.

     In addition, all of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

     o   transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

         1.   confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

         2.   the reasonable acceptability of the transferee to the lender;

                                      S-83

     o   a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or a principal of the borrower;

     o   transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities;

     o   issuance by the borrower of new partnership or membership interests;

     o   changes in ownership between existing shareholders, partners or members, as applicable, of the related borrower;

     o   a transfer of non-controlling ownership interests in the related borrower;

     o   a transfer of controlling ownership interests in the related borrower to specified persons, entities or types of entities and/or subject to the satisfaction of certain gross asset tests or other conditions specified in the related mortgage loan documents;

     o   transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or

other transfers similar in nature to the foregoing.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex
A-1, Annex A-2, Annex A-3, Annex A-4 and Annex B to this prospectus supplement.
The statistics in the tables and schedules on Annex A-1, Annex A-2, Annex A-3,
Annex A-4 and Annex B to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

SIGNIFICANT UNDERLYING MORTGAGE LOANS

     General. Set forth below are summary discussions of the ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust fund.

                                      S-84

--------------------------------------------------------------------------------
                      I. THE 200 PARK AVENUE MORTGAGE LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE PRINCIPAL BALANCE:       $278,500,000(1)

 LOAN PER SQUARE FOOT:                 $298(2)

 % OF INITIAL MORTGAGE POOL BALANCE:   14.1%

 SHADOW RATING (S&P/MOODY'S):          A-/Baa2(3)

 LOAN PURPOSE:                         Acquisition

 WEIGHTED AVERAGE MORTGAGE
  INTEREST RATE:                       5.505347% per annum(4)

 INTEREST CALCULATION:                 Actual/360

 FIRST PAYMENT DATE:                   June 11, 2005

 AMORTIZATION TERM:                    Interest Only

 ANTICIPATED REPAYMENT DATE:           NAP(5)

 HYPERAMORTIZATION:                    NAP(5)

 MATURITY DATE:                        May 11, 2015

 MATURITY BALANCE:                     $278,500,000

 BORROWER:                             200 Park, L.P.

 SPONSOR:                              Tishman Speyer Real Estate Venture
                                       VI, L.P.

 DEFEASANCE/PREPAYMENT:                Defeasance permitted beginning from
                                       the earlier of (i) four years from May
                                       4, 2005 and (ii) two years after the
                                       latest securitization of any mortgage
                                       loan included in the 200 Park Avenue
                                       Loan Combination. Prepayment
                                       without penalty permitted three
                                       months prior to scheduled maturity
                                       date.

 UP-FRONT RESERVES:                    Tenant Allowance Reserve(6)
                                       TI/LC Reserve(7)
                                       Required Repair Reserve(8)
                                       CapEx Reserve(9)

 ONGOING RESERVES:                     Tax and Insurance Reserve(10)
                                       TI/LC Reserve(11)
                                       Replacement Reserve (12)

 LOCKBOX:                              Hard(13)

 SENIOR MEZZANINE DEBT:                $275,000,000(14)

 JUNIOR MEZZANINE DEBT:                $170,000,000(15)
================================================================================

--------------------------------------------------------------------------------
                     MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:     Single Asset

 PROPERTY TYPE:              Office

 LOCATION:                   New York, New York

 YEAR BUILT:                 1963

 YEAR RENOVATED:             1991-1994; 1999-2004

 SQUARE FEET:                2,850,323

 OCCUPANCY:                  100.0%

 OCCUPANCY DATE:             January 1, 2005

 OWNERSHIP INTEREST:         Fee(16)

 PROPERTY MANAGEMENT:        Tishman Speyer Properties, L.P., an
                             affiliate of the Borrower

 U/W NCF:                    $78,056,834(17)

 U/W NCF DSCR:               1.65x(18)

 APPRAISED VALUE:            $1,850,000,000

 APPRAISAL AS OF DATE:       May 1, 2005

 CUT-OFF DATE LTV RATIO:     45.9%(19)

 MATURITY LTV RATIO:         45.9%(19)
================================================================================

(1)   The 200 Park Avenue Mortgage Loan is evidenced by two loan components that are referred to in this prospectus supplement as the 200 Park Avenue
      Pooled Component and the 200 Park Avenue Non-Pooled Component. The
      Cut-off Date Principal Balance in the table above is based on the 200
      Park Avenue Pooled Component only. The 200 Park Avenue Mortgage Loan
      (including the 200 Park Avenue Pooled Component and the 200 Park Avenue
      Non-Pooled Component) is $329,736,204. The 200 Park Avenue Mortgage Loan
      is also one of three (3) mortgage loans comprising the 200 Park Avenue
      Loan Combination that also includes the two (2) 200 Park Avenue Non-Trust
      Loans (with an aggregate cut-off date principal balance of $570,263,796).
      The aggregate principal amount of the entire 200 Park Avenue Loan
      Combination is $900,000,000.

(2)   Based on a loan amount comprised of the entire 200 Park Avenue Loan
      Combination (as described in footnote (1) above), excluding the 200 Park
      Avenue Non-Pooled Component.

(3)   The shadow rating is based on the 200 Park Avenue Pooled Component only.

(4)   The Weighted Average Mortgage Interest Rate set forth above is the weighted average rate of the entire 200 Park Avenue Loan Combination. The rate on the 200 Park Avenue Pooled Component may be different, and possibly lower, than that weighted average rate.

(5)   NAP means not applicable.

(6)   At closing, the 200 Park Avenue Borrower deposited $6,799,309 into an unfunded tenant obligations reserve account to pay for tenant allowances and leasing commissions due to certain tenants at the 200 Park Avenue
      Mortgaged Property.

(7)   At closing, the 200 Park Avenue Borrower deposited $9,872,331 into a leasing reserve account to pay for certain tenant improvements to be made in years one through three of the loan term, tenant allowances and other leasing costs incurred in connection with the leasing of space at the 200
      Park Avenue Mortgaged Property. At any time after May 11, 2008, in the event that (i) there is no continuing event of default under the 200 Park
      Avenue Mortgage Loan, and (ii) the debt service coverage ratio for the
      200 Park Avenue Mortgaged Property is equal to or greater than 1.50x, then, upon 200 Park Avenue Borrower's request, the mortgagee is required to deposit a portion of the leasing reserve funds equal to the undisbursed amount of the initial leasing reserve deposit into the lockbox account and such funds are to be applied in accordance with the applicable loan documents. See "--Lockbox" below.

                                      S-85

(8)   At closing, the 200 Park Avenue Borrower deposited $3,406,712 into a required repair reserve account to pay for certain required repairs identified in the loan documents.

(9)   At closing, the 200 Park Avenue Borrower deposited $5,739,288 into a capital expenditure reserve account to pay for certain capital expenditures incurred in years one through three of the loan term. At any time after May 11, 2008, in the event that (i) there is no continuing event of default under the 200 Park Avenue Mortgage Loan, and (ii) the debt service coverage ratio for the 200 Park Avenue Mortgaged Property is equal to or greater than 1.50x, then, upon the 200 Park Avenue Borrower's request, the mortgagee is required to deposit the remaining capital expenditures reserve funds into the lockbox and such funds are to be applied in accordance with the applicable loan documents. See "--Lockbox"
      below.

(10)  The 200 Park Avenue Borrower is required to make monthly escrow deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the next ensuing 12 months. Notwithstanding the foregoing, so long as the 200 Park Avenue Borrower provides evidence of a blanket insurance policy covering the 200 Park Avenue Mortgaged Property, as approved by the mortgagee, the monthly insurance escrow payment will not be required. As of the cut-off date, such evidence of insurance has been provided.

(11)  The 200 Park Avenue Borrower is required to deposit any lease termination payments in excess of $750,000 for any lease into the TI/LC reserve account.

(12)  The 200 Park Avenue Street Borrower is required to make a monthly escrow deposit into a replacement reserve account in the amount of $35,000.

(13)  See "--Lockbox" below.

(14)  See "--Senior Mezzanine Financing" below.

(15)  Initial advance under a $220,000,000 facility. See "--Junior Mezzanine
      Financing" below.

(16)  The 200 Park Avenue Borrower owns the fee simple interest in the 200 Park
      Avenue Mortgaged Property and the landlord's and tenant's interest in a ground lease and the grantee's interest in the grant of term. These estates have not been merged in order to avoid any inadvertent termination of any of the leases at the 200 Park Avenue Mortgaged
      Property which may have been entered into prior to the unity of the three estates in the same entity.

(17)  Reflects in-place U/W Net Cash Flow. The U/W Net Cash Flow of the 200
      Park Avenue Mortgaged Property is projected to be $129,864,120 based on assumed mark-to-market rent adjustment to below-market tenant leases, as further adjusted to reflect long-term tenor of current leases, and certain other lease-up assumptions.

(18)  The U/W DSCR, based on in-place U/W Net Cash Flow (described in footnote
      17 above), is calculated taking into account the 200 Park Avenue Pooled
      Component and the 200 Park Avenue Non-Trust Loans (excluding the 200 Park
      Avenue Non-Pooled Component). The U/W DSCR based on in-place U/W Net Cash
      Flow, taking into account the entire 200 Park Avenue Loan Combination, would be 1.55x (including the Pooled and Non-Pooled Component of the 200
      Park Avenue Mortgage Loan and the 200 Park Avenue Non-Trust Loans). Based
      on the projected U/W Net Cash Flow for the 200 Park Avenue Mortgaged
      Property of $129,864,120 (as described in footnote (17) above), the U/W
      DSCR, taking into account the 200 Park Avenue Pooled Component and the
      200 Park Avenue Non-Trust Loans (excluding the 200 Park Avenue Non-Pooled
      Component), would be 2.74x, and the U/W DSCR for the entire 200 Park
      Avenue Loan Combination would be 2.59x (including the Pooled and
      Non-Pooled Component of the 200 Park Avenue Mortgage Loan and the 200
      Park Avenue Non-Trust Loans).

(19)  The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the
      200 Park Avenue Pooled Component and the 200 Park Avenue Non-Trust Loans
      (excluding the 200 Park Avenue Non-Pooled Component). The Cut-off Date
      LTV Ratio and the Maturity LTV Ratio based on the entire 200 Park Avenue
      Loan Combination would be 48.6% (including the Pooled and Non-Pooled
      Component of the 200 Park Avenue Mortgage Loan and the 200 Park Avenue
      Non-Trust Loans).



----------------------------------------------------------------------------------------------------------------------------
                                                  MAJOR TENANT INFORMATION
----------------------------------------------------------------------------------------------------------------------------
                                                                                                                 LEASE
                                      APPROXIMATE     % TOTAL     % TOTAL BASE      RENT                       EXPIRATION
              TENANT(1)               SQUARE FEET   SQUARE FEET    REVENUES(2)     PSF(3)    RATINGS(4)           DATE
----------------------------------------------------------------------------------------------------------------------------

The Dreyfus Corporation ............     351,585        12.3%          10.2%       $41.55       A+/A1          3/31/2019
Winston & Strawn LLP ...............     335,094        11.8           11.8        $50.25        NR           11/23/2011(5)
Barclays Bank PLC ..................     333,822        11.7           12.0        $51.50      AA/Aa1          7/31/2017
Greenberg Traurig LLP ..............     241,610         8.5            8.4        $49.36        NR           11/30/2013(6)
Gibson Dunn & Crutcher LLP .........     177,074         6.2            9.5        $76.23        NR            5/31/2006(7)
                                       ---------        ----           ----
TOTAL ..............................   1,439,185        50.5%          51.9%
                                       =========        ====           ====
----------------------------------------------------------------------------------------------------------------------------


(1)   The five major tenants are ranked by approximate square feet.

(2)   The percentages of total base revenues are based on in-place underwritten base rental revenues.

(3)   Reflects in-place base rent.

(4)   Credit ratings are those by S&P and Moody's, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if the tenant company is not rated. NR means not rated.

(5)   Winston & Strawn LLP's lease expiration consists of 112,951 square feet and 93,599 square feet expiring November 23 and 30, respectively, in year
      2011, 125,105 square feet expiring April 30, 2007 and 3,439 square feet on month-to-month basis.

(6)   Greenberg Traurig LLP's lease expiration consists of 148,610 square feet expiring November 30, 2013 and 93,000 square feet expiring November 30,
      2021.

(7)   Gibson Dunn & Crutcher LLP's lease expiration consists of 131,880 square feet expiring May 31, 2006 and 45,194 square feet expiring October 31,
      2011.

                                      S-86



--------------------------------------------------------------------------------------------------------------------
                                            LEASE EXPIRATION INFORMATION
--------------------------------------------------------------------------------------------------------------------
                                                        CUMULATIVE      APPROXIMATE                      CUMULATIVE
                       APPROXIMATE       AS % OF           % OF           EXPIRING         AS % OF          % OF
                         EXPIRING         TOTAL           TOTAL             BASE          TOTAL BASE     TOTAL BASE
        YEAR           SQUARE FEET     SQUARE FEET     SQUARE FEET      REVENUES(1)      REVENUES(1)     REVENUES(1)
--------------------------------------------------------------------------------------------------------------------

  2005(2)                  55,034           1.9%            1.9%       $  2,279,342           1.6%            1.6%
  2006                    147,834           5.2             7.1%         12,364,260           8.7            10.3%
  2007                    169,573           5.9            13.1%          9,929,967           7.0            17.2%
  2008                    153,018           5.4            18.4%          7,214,688           5.1            22.3%
  2009                    185,424           6.5            24.9%          7,532,977           5.3            27.5%
  2010                     54,395           1.9            26.8%          2,441,280           1.7            29.2%
  2011                    484,716          17.0            43.9%         24,578,877          17.2            46.5%
  2012                     66,438           2.3            46.2%          4,170,706           2.9            49.4%
  2013                    148,610           5.2            51.4%          6,839,727           4.8            54.2%
  2014                     41,745           1.5            52.9%          2,299,625           1.6            55.8%
  2015 and beyond       1,343,818          47.1           100.0%         63,165,842         44.23           100.0%
  Vacant                        0           0.0           100.0%                 --            --
                        ---------         -----                        ------------        ------
  TOTAL                 2,850,323         100.0%                       $142,817,291         100.0%
                        =========         =====                        ============        ======
--------------------------------------------------------------------------------------------------------------------


         (1)   Based on underwritten base rental revenues based on underwritten in-place base rent.

         (2)   Includes any month-to-month leases.

     The Borrower and Sponsor. The 200 Park Avenue Borrower is 200 Park, L.P.,
a Delaware limited partnership that is ultimately owned and controlled by
Tishman Speyer Real Estate Venture VI, L.P., an investment fund formed by and affiliated with Tishman Speyer Properties, L.P. Tishman Speyer Properties, L.P.
is a global developer and operator of office buildings and mixed-use, retail and multifamily properties. Formed in 1978, Tishman Speyer Properties, L.P.
reports that is has developed or acquired a portfolio of over 65 million square feet valued in excess of $16 billion. Since 1997, Tishman Speyer Properties,
L.P. has managed a series of privately-held funds including the Tishman Speyer
Real Estate Venture VI, and Tishman Speyer Properties, L.P. reports it has raised over $2.5 billion in direct equity capital on behalf of over 40 investors. Tishman Speyer Properties, L.P., headquartered in New York City, has offices and owns properties in six countries, Germany, England, France, Spain,
Australia, and Brazil. As of the date of this prospectus supplement, an affiliate of the originating lender also owns a majority indirect non-controlling interest in the 200 Park Avenue Borrower.

     The Mortgage Loan. The 200 Park Avenue Mortgage Loan was originated on May
4, 2005 and the 200 Park Avenue Pooled Component has a cut-off date principal balance of $278,500,000. The 200 Park Avenue Mortgage Loan is evidenced by two loan components that are referred to in this prospectus supplement as the 200
Park Avenue Pooled Component, which has a cut-off date principal balance of
$278,500,000, and the 200 Park Avenue Non-Pooled Component, which has a cut-off date principal balance of $51,236,204. The Class ML Certificates represent beneficial ownership of the 200 Park Avenue Non-Pooled Component, and the
holders of the offered certificates and certain non-offered classes of the series 2005-C3 certificates will be entitled to receive collections of principal and interest on the 200 Park Avenue Pooled Component. See "--Split
Mortgage Loans--The Pooled and Non-Pooled Component of the 200 Park Avenue
Mortgage Loan.

     In addition, the 200 Park Avenue Mortgage Loan is one of three (3)
mortgage loans, together referred to as the "200 Park Avenue Loan Combination,"
that are all secured by the 200 Park Avenue Mortgaged Property. The 200 Park
Avenue Loan Combination is comprised of: (a) the 200 Park Avenue Mortgage Loan;
and (b) the two (2) 200 Park Avenue Non-Trust Loans in the aggregate principal amount of $570,263,796, which will not be included in the trust, and which are, at all times, pari passu in right of payment with the 200 Park Avenue Pooled
Component. The 200 Park Avenue Non-Pooled Component is, during the continuance of certain uncured material events of default with respect to the 200 Park
Avenue Loan Combination, generally subordinate to the 200 Park Avenue Pooled
Component and the two (2) 200 Park Avenue Non-Trust Loans. All of the mortgage loans in the 200 Park Avenue Loan Combination are obligations of the 200 Park
Avenue Borrower, are secured by the 200 Park Avenue Mortgaged Property and are cross-defaulted with each other. The respective rights of the holders of the
200 Park Avenue Mortgage Loan and the 200 Park Avenue Non-Trust Loans will be governed by the 200 Park Avenue Co-Lender Agreement, which is described under
"--Loan Combinations--The 200 Park Avenue Mortgage Loan--Co-Lender Agreement"
below. The respective rights of the holders of the Pooled Component and the
Non-Pooled Component of the 200 Park Avenue Mortgage Loan will be described in the series 2005-C3 pooling and servicing agreement.

     The 200 Park Avenue Mortgage Loan (as well as the 200 Park Avenue
Non-Trust Loans) is a ten-year interest-only balloon loan with a stated
maturity date of May 11, 2015. The 200 Park Avenue Pooled Component (as well as the 200 Park

                                      S-87

Avenue Non-Trust Loans) accrues interest on an Actual/360 Basis at an interest
rate, in the absence of default, of   % per annum. The 200 Park Avenue
Non-Pooled Component accrues interest on an Actual/360 Basis at an interest
rate, in the absence of default, of   % per annum. On the eleventh day of each
month to but excluding the stated maturity date, the 200 Park Avenue Borrower is required to make interest-only payments on the 200 Park Avenue Loan
Combination. The principal balance of the 200 Park Avenue Mortgage Loan (as well as the 200 Park Avenue Non-Trust Loans), plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

     The 200 Park Avenue Borrower is prohibited from voluntarily prepaying the
200 Park Avenue Mortgage Loan, in whole or in part, prior to February 11, 2015.
From and after February 11, 2015, the 200 Park Avenue Borrower may prepay the
200 Park Avenue Mortgage Loan, in whole or in part, without payment of any prepayment consideration, provided that (a) the 200 Park Avenue Borrower simultaneously prepays the 200 Park Avenue Non-Trust Loans and (b) the 200 Park
Avenue Senior Mezzanine Borrower simultaneously prepays the 200 Park Avenue
Senior Mezzanine Loan (as each such term is defined under "--Senior Mezzanine
Financing" below) and, additionally, the 200 Park Avenue Junior Mezzanine
Borrower simultaneously prepays the 200 Park Avenue Junior Mezzanine Loan (as each such term is defined under "--Junior Mezzanine Financing" below) by a dollar amount which, in each case, bears the same relation to the principal amount of the related mezzanine loan outstanding immediately prior to such prepayment as the amount of the prepayment on the 200 Park Avenue Mortgage Loan bears to the principal amount of the 200 Park Avenue Mortgage Loan outstanding immediately prior to the prepayment thereof.

     The 200 Park Avenue Borrower may defease the entire 200 Park Avenue
Mortgage Loan on any payment date after the earlier of (i) four years from May
4, 2005 or (ii) the expiration of two years following the latest securitization of any mortgage loan comprising the 200 Park Avenue Loan Combination, and by doing so obtain the release of the 200 Park Avenue Mortgaged Property. A defeasance will be effected by the 200 Park Avenue Borrower's pledging substitute collateral that consists of direct, non-callable United States
Treasury obligations that produce payments which replicate the payment obligations of the 200 Park Avenue Borrower under the 200 Park Avenue Mortgage
Loan and are sufficient to pay off the 200 Park Avenue Mortgage Loan in its
entirety on the stated maturity date. The 200 Park Avenue Borrower's right to defease the entire 200 Park Avenue Mortgage Loan is subject to, among other things, S&P and Moody's each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2005-C3 certificates by such rating agency. As a condition to the defeasance of the entire 200 Park Avenue Mortgage Loan, the (i) 200 Park
Avenue Borrower must simultaneously defease the entire 200 Park Avenue
Non-Trust Loans and (ii) the 200 Park Avenue Senior Mezzanine Borrower and the
200 Park Avenue Junior Mezzanine Borrower must simultaneously prepay the entire
200 Park Avenue Senior Mezzanine Loan and the entire 200 Park Avenue Junior
Mezzanine Loan respectively.

     The Mortgaged Property. The 200 Park Avenue Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the 200 Park Avenue
Borrower in the 200 Park Avenue Mortgaged Property, a 58-story Class A office building with approximately 2,850,323 square feet of net rentable area
(including approximately 105,424 square feet of retail space) located in midtown Manhattan, New York. 200 Park Avenue also includes a six-level valet-service parking garage with approximately 249 parking spaces. The landmarked building has been known since 1992 as The MetLife Building, namesake for the building's prior owner and current tenant, Metropolitan Life Insurance
Company ("MetLife") which purchased the building in 1981 when it was then known as The Pan Am Building. As part of the recent sale to the 200 Park Avenue
Borrower, the building will continue to be known as The MetLife Building. Built in 1963, 200 Park Avenue is located on a portion of a city block bounded by
East 45 Street to the north, Grand Central Station to the south, Vanderbilt
Avenue to the west and Depew Place to the east. The building has direct access to Grand Central Station, one of New York City's major transportation hubs with access to Metro North commuter trains and the local subway system. 200 Park
Avenue has been well maintained over the years with most recent renovations occurring during the past five year period 1999-2004. As reported by prior owner MetLife, significant improvements in excess of $90 million have included facade cleaning and restoration, elevator modernization, and completely redesigned lobby and entrances. 200 Park Avenue is leased to a diverse mix of tenants (including numerous investment grade tenants) comprised of professional services firms (including law firms) and several financial services firms.
Major tenants include The Dreyfus Corporation (a subsidiary of Mellon Financial
Corporation which is rated A+/A1 by S&P and Moody's, respectively) with 351,585 square feet (12.3% of total space), the law firm of Winston & Strawn LLP with
335,094 square feet (11.8% of total space) and Barclays Bank PLC (rated AA/Aa1 by S&P and Moody's, respectively) with 333,822 square feet (11.7% of total space). In addition, MetLife continues to lease 53,031 square feet (1.9% of total space) through March 2025. All of 200 Park Avenue's retail space is leased to approximately 16 tenants consisting of several restaurants, a New
York Sports Club and a Smith Barney consumer retail investment location.
Occupancy at the 200 Park Avenue Mortgaged Property, based on square footage leased, was 100.0% as of January 1, 2005.

                                      S-88

     Lockbox. The 200 Park Avenue Borrower is required to cause all gross income from the 200 Park Avenue Mortgaged Property to be deposited into a lockbox account under the control of the lender, which funds shall be disbursed as follows: (1) tax and insurance amounts, to the tax and insurance accounts;
(2) monthly debt service, to the debt service account; (3) replacement reserve amounts, to the replacement reserve account; (4), cash management fees, to the lockbox bank; (5) default interest or any late charges, to the debt service account; (6) if no event of default exists, monthly debt service due under the
200 Park Avenue Senior Mezzanine Loan, together with any late payment charges or default interest and any 200 Park Avenue Senior Mezzanine Net Liquidation
Proceeds After Debt Service (defined below), to the senior mezzanine loan account; (7) if no event of default exists, during (a) a 200 Park Avenue
Mezzanine Low DSCR Period (defined below), (b) a 200 Park Avenue Senior
Mezzanine Loan event of default, or (c) a 200 Park Avenue Junior Mezzanine Loan event of default, all monthly costs and expenses approved by the applicable mezzanine lender, to the 200 Park Avenue Borrower; (8) if no event of default exists, during (a) a 200 Park Avenue Mezzanine Low DSCR Period, (b) a 200 Park
Avenue Senior Mezzanine Loan event of default, or (c) a 200 Park Avenue Junior
Mezzanine Loan event of default, certain extraordinary expenses approved by the applicable mezzanine lender, to the 200 Park Avenue Borrower; (9) if neither an event of default nor a 200 Park Avenue Senior Mezzanine Loan event of default exists, monthly debt service due under the 200 Park Avenue Junior Mezzanine
Loan, together with any late payment charges or default interest and any 200
Park Avenue Junior Mezzanine Net Liquidation Proceeds After Debt Service
(defined below), to the junior mezzanine loan account; and (10) if no event of default exists, any remaining amounts (a) during a 200 Park Avenue Senior
Mezzanine Loan event of default, to the senior mezzanine loan account, (b) if no 200 Park Avenue Senior Mezzanine Loan event of default exists but a 200 Park
Avenue Junior Mezzanine Loan event of default exists, to the junior mezzanine loan account or (c) at all other times, to the 200 Park Avenue Borrower.

     "200 Park Avenue Mezzanine Low DSCR Period" means (a) while the 200 Park
Avenue Junior Mezzanine Loan is outstanding, the period during which and for so long as the 200 Park Avenue Junior Mezzanine Loan lender has notified the 200
Park Avenue Mortgage Loan lender that a Low DSCR Period (defined below) is occurring, and (b) after the 200 Park Avenue Junior Mezzanine Loan has been repaid in full, the period during which and for so long as the 200 Park Avenue
Senior Mezzanine Loan lender has notified the 200 Park Avenue Mortgage Loan lender that a 200 Park Avenue Low DSCR Period is occurring.

     "200 Park Avenue Low DSCR Period" shall only mean the period where (a) for so long as the 200 Park Avenue Junior Mezzanine Loan is outstanding, the debt service coverage ratio for the 12-month period ending on the last day of any calendar quarter ending on or after June 30, 2005 is less than 1.15x as calculated for two consecutive calendar quarters and such period shall end when the debt service coverage ratio for the 12-month period ending on the last day of any calendar quarter ending on or after June 30, 2005 is equal to or greater than 1.15x as calculated for two consecutive calendar quarters and (b) after the 200 Park Avenue Junior Mezzanine Loan has been repaid in full, the debt service coverage ratio for the 12-period ending on the last day of any calendar quarter ending on or after June 30, 2005 is less than 1.05x as calculated for two consecutive calendar quarters and such period shall end when the debt service coverage ratio for the 12-month period ending on the last day of any calendar quarter ending on or after June 30, 2005 is equal to or greater than
1.05x as calculated for two consecutive calendar quarters. No 200 Park Avenue
Low DSCR Period shall occur under the 200 Park Avenue Senior Mezzanine Loan for so long as the 200 Park Avenue Junior Mezzanine Loan is outstanding.

     "200 Park Avenue Senior Net Liquidation Proceeds After Debt Service" means all amounts paid to or received by or on behalf of the 200 Park Avenue Borrower in connection with a casualty, condemnation, sale, transfer or refinancing of the 200 Park Avenue Mortgaged Property less certain costs, expenses and amounts specifically set forth in the 200 Park Avenue Senior Mezzanine Loan documents.

     "200 Park Avenue Junior Net Liquidation Proceeds After Debt Service" means all amounts paid to or received by or on behalf of the 200 Park Avenue Borrower and/or 200 Park Avenue Senior Mezzanine Borrower in connection with a casualty, condemnation, sale, transfer or refinancing of the 200 Park Avenue Mortgaged
Property less certain costs, expenses and amounts specifically set forth in the
200 Park Avenue Junior Mezzanine Loan documents.

     Terrorism Coverage. The 200 Park Avenue Borrower is required under the related loan documents to maintain comprehensive all risk insurance (including, without limitation, comprehensive boiler and machinery insurance) and insurance against certain acts of terrorism, in an amount equal to not less than the sum of: (i) the aggregate outstanding principal balances of the 200 Park Avenue
Mortgage Loan, 200 Park Avenue Pari Passu Non-Trust Loans, 200 Park Avenue
Senior Mezzanine Loan, 200 Park Avenue Junior Mezzanine Loan and (ii) business interruption/loss of rents insurance equal to the greater of (a) estimated gross income from the operation of the 200 Park Avenue Mortgaged Property for actual losses sustained for the succeeding 24 month period and (b) projected operating expenses (including debt service) for the

                                      S-89

maintenance and operation of the 200 Park Avenue Mortgaged Property for actual losses sustained for the succeeding 24- month period. Notwithstanding the foregoing, the total annual premium required to be paid by the 200 Park Avenue
Borrower for the above described insurance (and any additional property insurance that may be required by Lender) shall not exceed $7,950,000 per year, as adjusted based upon the prior year's Consumer Price Index. To the extent that the cost of the amount of the above described insurance exceeds the premium limit $7,950,000 in any year, the 200 Park Avenue Borrower is required, for such year, to obtain the maximum amount of all risk, comprehensive boiler and machinery, business interruption/loss of rents and terrorism coverage that can be obtained for an annual premium of $7,950,000. The relative amounts of such insurance shall be determined by the 200 Park Avenue Borrower in its good faith business judgment to be the optimal insurance coverage available.

     Senior Mezzanine Financing. The 200 Park Avenue Senior Mezzanine Borrower
is 200 Park Senior Mezz, L.P., a Delaware limited partnership. The 200 Park
Avenue Senior Mezzanine Borrower has incurred mezzanine financing (the "200
Park Avenue Senior Mezzanine Loan") in the original principal amount of
$275,000,000. The lender on the 200 Park Avenue Senior Mezzanine Loan consists of a syndicate of third-party financial institutions. The 200 Park Avenue
Senior Mezzanine Loan matures May 11, 2015. On the eleventh day of each month to but excluding May 11, 2015, the 200 Park Avenue Senior Mezzanine Borrower is
required to make interest-only payments based on a fixed rate per annum on the
200 Park Avenue Senior Mezzanine Loan. The remaining principal balance of the
200 Park Avenue Senior Mezzanine Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date. The 200 Park Avenue Senior
Mezzanine Loan is secured by, in addition to the related loan documents which include a pledge of 100% of the equity ownership interests in the 200 Park
     Avenue Borrower, an unrecorded mortgage on the 200 Park Avenue Mortgaged
Property. 200 Park Avenue Senior Mezzanine Loan lender shall have the right to record the unrecorded mortgage at any time at 200 Park Avenue Senior Mezzanine
Loan lender's expense, provided that the 200 Park Senior Mezzanine Loan lender may add the costs relating to such recording to the mezzanine debt during the existence of a 200 Park Senior Mezzanine Loan event of default. The 200 Park
Avenue Senior Mezzanine Loan lender, however, shall have the right to enforce the mortgage or commence a foreclosure action or the like only if (a) the 200
Park Avenue Senior Mezzanine Loan lender has obtained the consent of the 200
Park Avenue Mortgage Loan lender to commence such enforcement action or (b)
foreclosure proceedings have been duly and properly commenced under the related mortgage securing the 200 Park Avenue Mortgage Loan.

     Junior Mezzanine Financing. The 200 Park Avenue Junior Mezzanine Borrower
is 200 Park Junior Mezz, L.P., a Delaware limited partnership. The 200 Park
Avenue Junior Mezzanine Borrower has incurred mezzanine financing (the "200
Park Avenue Junior Mezzanine Loan") in the maximum principal amount of
$220,000,000. A $170,000,000 initial advance has been made under the 200 Park
Avenue Junior Mezzanine Loan and a $50,000,000 portion (the "200 Park Avenue
Liquidity Facility") remains unfunded as of the cut-off date. Upon five days written request prior to any payment date from the 200 Park Avenue Borrower to
200 Park Avenue Junior Mezzanine Loan lender, the 200 Park Avenue Junior
Mezzanine Borrower may receive advances under the 200 Park Avenue Liquidity
Facility for (a) a maximum of $25,000,000 for required repairs, replacements, tenant improvements, tenant allowances, leasing commissions, legal expenses or budgeted capital expenditures or other discretionary capital expenditures for the 200 Park Avenue Mortgaged Property and (b) a maximum of $25,000,000 to pay for any shortfall or deficiency in the junior mezzanine loan account with respect to the payment of any of the sums due on the 200 Park Avenue Junior
Mezzanine Loan. The $170,000,000 initial advance accrues interest at a floating rate based on one month LIBOR and any amounts advanced under the 200 Park
Avenue Liquidity Facility will accrue interest at another floating rate also based on one month LIBOR. As of the date of this prospectus supplement, the 200
Park Avenue Junior Mezzanine Loan lender is an affiliate of the related mortgage loan seller. The 200 Park Avenue Junior Mezzanine Loan matures May 11,
2010. On the eleventh day of each month through and including May 11, 2010, the
200 Park Avenue Junior Mezzanine Borrower is required to make interest-only payments on the portion of the 200 Park Avenue Junior Mezzanine Loan relating to the initial advance and the portion of the 200 Park Avenue Liquidity
Facility referred to in clause (a) above at a pay rate based on one month LIBOR with the balance of interest due on the 200 Park Avenue Junior Mezzanine Loan accruing and being payable at the maturity date; provided, however, (i) if the
200 Park Avenue Junior Mezzanine Loan lender fails to fund any portion of the
200 Park Avenue Liquidity Facility referred to in clause (b) above or (ii) the maximum amount of the 200 Park Avenue Liquidity Facility referred to in clause
(b) above has been advanced, and such failure or unavailability of additional advances causes all or a portion of the monthly payment of interest due at the pay rate not to be paid when due, such non-payment shall not constitute a 200
Park Avenue Junior Mezzanine Loan event of default and such accrued and unpaid interest shall be payable on the maturity date. The remaining principal balance of the 200 Park Avenue Junior Mezzanine Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date. The 200 Park Avenue
Junior Mezzanine Loan is secured in part by a pledge of 100% of the equity ownership in the 200 Park Avenue Senior

                                      S-90

Mezzanine Borrower (such equity interests together with the equity interests in the 200 Park Avenue Borrower comprise the "200 Park Avenue Mezzanine
Collateral.")

     The 200 Park Avenue Mortgage Loan lender, the 200 Park Avenue Senior
Mezzanine Loan lender and the 200 Park Avenue Junior Mezzanine Loan lender entered into an intercreditor agreement (the "200 Park Avenue Tri-Party
Intercreditor Agreement"), that sets forth the relative priorities between the
200 Park Avenue Mortgage Loan, the 200 Park Avenue Senior Mezzanine Loan and
the 200 Park Avenue Junior Mezzanine Loan. The 200 Park Avenue Tri-Party
Intercreditor Agreement provides that, among other things:

         (i) Neither mezzanine lender may foreclose on the 200 Park Avenue
     Mezzanine Collateral unless certain conditions are satisfied, including that any transferee, if not the mezzanine lender, must generally be an institutional investor that meets specified tests as of the date of transfer or that has first obtained written confirmation from the rating agencies that such transfer will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of the series 2005-C3 certificates.

         (ii) The 200 Park Avenue Senior Mezzanine Loan and the 200 Park Avenue
     Junior Mezzanine Loan are both generally subordinate to the 200 Park Avenue
     Mortgage Loan in right of payment; provided, however, that so long as no event of default has occurred and is continuing with respect to the 200
     Park Avenue Mortgage Loan, the mezzanine lenders may accept payments due and payable from time to time under the related mezzanine loan documents and prepayments of such loans made in accordance with the related mezzanine loan documents.

         (iii) Upon an "event of default" under the 200 Park Avenue Senior
     Mezzanine Loan, the 200 Park Avenue Senior Mezzanine Loan mezzanine lender will have the right, subject to the terms of the 200 Park Avenue Tri-Party
     Intercreditor Agreement, to select a replacement manager for the 200 Park
     Avenue Mortgaged Property. Subject to the terms of a separate agreement between the 200 Park Avenue Senior Mezzanine loan lender and the 200 Park
     Junior Mezzanine loan lender, the 200 Park Avenue Junior Mezzanine Loan lender will have the right to select a replacement manager for the 200 Park
     Avenue Mortgaged Property.

         (iv) The mezzanine lenders have the right to receive notice of any event of default under the 200 Park Avenue Mortgage Loan and the right to cure any monetary default within a period ending seven business days after the later of receipt of such notice or expiration of the 200 Park Avenue
     Borrower's cure period; provided that the mezzanine lenders will not have the right to cure with respect to monthly scheduled debt service payments for a period of more than six consecutive months unless either mezzanine lender has commenced and is continuing to diligently pursue its rights against the 200 Park Avenue Mezzanine Collateral. In addition, if the default is of a non-monetary nature, the mezzanine lenders will have ten business days after the later of receipt of such notice or expiration of the 200 Park Avenue Borrower's cure period to cure such non-monetary default under the 200 Park Avenue Mortgage Loan documents; provided, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within that period then (or is not susceptible of cure without foreclosure on the 200 Park Avenue Mezzanine Collateral), subject to certain conditions, the mezzanine lenders will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default or to pursue such foreclosure. If the 200
     Park Junior Mezzanine Loan lender has commenced exercising such cure or does not exercise such cure, the 200 Park Junior Mezzanine Loan lender shall notify the 200 Park Mortgage Loan lender and the 200 Park Senior
     Mezzanine Loan lender and the 200 Park Senior Mezzanine Loan lender shall have until the later of five business days after the receipt of such notice or 10 business days after the expiration of the 200 Park Avenue Borrower's cure period, to cure such non-monetary default.

         (v) If the 200 Park Avenue Mortgage Loan has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgage or other security for the 200 Park Avenue Mortgage Loan has been commenced, a proceeding or other action relating to insolvency, reorganization, or relief of debtors has been commenced against the 200 Park Avenue Borrower or its general partner, or if 200 Park Avenue Mortgage Loan is a "specially serviced" loan and a material event of default under the related mortgage loan documents has occurred or is reasonably foreseeable, then the mezzanine lenders have the right to purchase the 200 Park Avenue Mortgage Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (exclusive of liquidated damages, acceleration prepayment premium, prepayment fee, premiums, yield maintenance charge, late charges, or any default interest relating to any defaults cured by the 200 Park Avenue Senior Mezzanine Loan lender or 200
     Park Avenue Junior Mezzanine Loan lender as provided in the Tri-Party
     Intercreditor Agreement), any protective advances made by the mortgagee and any interest on any advances, all costs and expenses actually incurred by the mortgage lender in enforcing the terms of the related documents, and, if mezzanine lenders shall fail to purchase the 200 Park Avenue Mortgage
     Loan within 60 days of receipt of the 200 Park Mortgage Loan lender's notice of such purchase option, special

                                      S-91

     servicing and liquidation fees payable to any special servicer for any related securitization trust. The purchase option will expire upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure of the 200 Park Avenue Mortgage Loan or the 200 Park Avenue
     Mortgaged Property; provided such option will not expire by reason of any of the foregoing prior to the earlier of the date which is 30 days after the date on which the 200 Park Mortgage Loan lender delivered notice of such option or the date on which each mezzanine lender shall have notified the 200 Park Mortgage Loan lender in writing of its decision not to exercise the option to purchase.

         (vi) The 200 Park Avenue Mezzanine Loan documents generally may be modified without the mortgage lender's consent, except that certain provisions may not be modified without the mortgage lender's consent, including, without limitation, a material increase in any monetary obligations of the 200 Park Avenue Mezzanine Borrowers. Notwithstanding the
     foregoing, upon the occurrence of an event of default under the 200 Park
     Avenue Mezzanine Loan documents, the mezzanine lenders will be permitted, subject to the satisfaction of certain conditions, to amend or modify the related 200 Park Avenue Mezzanine Loan in a manner that increases the interest rate under such 200 Park Avenue Mezzanine Loan.

         (vii) In addition to a pledge of the equity ownership interests in the
     200 Park Avenue Borrower, the 200 Park Avenue Senior Mezzanine Loan is
     secured by an unrecorded mortgage encumbering the 200 Park Avenue Mortgaged
     Property. The 200 Park Avenue Senior Mezzanine Lender is permitted to cause such mortgage to be recorded at any time but is precluded from commencing any enforcement thereof until (i) the 200 Park Avenue Mortgage Loan lender has consented to such action, which consent will not be unreasonably withheld or (ii) foreclosure proceedings have been duly and properly commenced under the 200 Park Avenue Mortgage Loan mortgage.

     Building Naming Rights/Signage. Metropolitan Tower Life Insurance Company,
pursuant to an easement reserved in the 200 Park Avenue Mortgaged Property deed conveyed by Metropolitan Tower Life Insurance Company to the 200 Park Avenue
Borrower, has a perpetual right to maintain, inspect, sell, transfer and mortgage the existing signs, logos, names, insignias and related conduit, electrical services and other utilities bearing the MetLife or similar logo or insignia, together with rights of access for workers and equipment necessary to maintain and repair the same ("200 Park Avenue Signage Rights"). Metropolitan
Tower Life Insurance Company also reserves the right to place similar signs on any future building on the site. Metropolitan Tower Life Insurance Company, together with any entity to which it transfers the 200 Park Avenue Signage
Rights pursuant to the terms of the easement, has the right to rename the building located on the 200 Park Avenue Mortgaged Property.

                                      S-92

--------------------------------------------------------------------------------
                    II. THE WACHOVIA PORTFOLIO MORTGAGE LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE PRINCIPAL BALANCE:       $218,704,629

 LOAN PER SQUARE FOOT:                 $33

 % OF INITIAL MORTGAGE POOL BALANCE:   11.1%

 SHADOW RATING (S&P/MOODY'S):          AA-/Aa3

 LOAN PURPOSE:                         Acquisition

 MORTGAGE INTEREST RATE:               6.4030% per annum

 INTEREST CALCULATION:                 Actual/360

 FIRST PAYMENT DATE:                   June 11, 2005(1)

 AMORTIZATION TERM:                    27.5 years

 ANTICIPATED REPAYMENT DATE:           NAP(2)

 HYPERAMORTIZATION:                    NAP(2)

 MATURITY DATE:                        October 11, 2011

 MATURITY BALANCE:                     $197,170,809

 BORROWER:                             First State Investors 3300, LLC

 SPONSORS:                             American Financial Realty Trust

 DEFEASANCE/PREPAYMENT:                Defeasance, in whole or in part,
                                       permitted beginning two years after
                                       securitization. Prepayment without
                                       penalty permitted three months prior
                                       to scheduled maturity date.

 UP-FRONT RESERVES:                    Required Repair Reserve(3)

 ONGOING RESERVES:                     Tax and Insurance Reserve(4)
                                       Ground Rent Reserve(5)
                                       CapEx/Replacement Reserve(6)
                                       Rollover Reserve(7)
                                       Low DSCR Reserve(8)
                                       Branch Agreement Reserve(9)
                                       Special Release Reserve(10)

 LOCKBOX:                              Hard(11)

 MEZZANINE DEBT:                       Permitted(12)
================================================================================

--------------------------------------------------------------------------------
                    MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:               Portfolio(13)

 PROPERTY TYPE:                        Office(13)

 LOCATION:                             10 states(13)

 YEAR BUILT:                           1818-2000(13)

 YEAR RENOVATED:                       1954-1998

 SQUARE FEET:                          6,590,826(13)

 OCCUPANCY:                            88.0%(14)

 OCCUPANCY DATE:                       February 28, 2005

 OWNERSHIP INTEREST:                   Fee(15)

 PROPERTY MANAGEMENT:                  First States Management Corp., LLC,
                                       an affiliate of the Borrower(16)

 U/W NCF:                              $22,231,421(17)

 U/W NCF DSCR:                         1.31x(18)

 APPRAISED VALUE:                      $517,805,000(19)

 APPRAISAL AS OF DATE:                 June 2004 and July 2004

 CUT-OFF DATE LTV RATIO:               42.2%(20)

 MATURITY LTV RATIO:                   38.1%(20)
================================================================================

(1)   The Wachovia Portfolio Mortgage Loan was amended as of June 7, 2005, pursuant to a first amendment to loan agreement and other related loan documents. The First Payment Date of June 11, 2005 is the first payment date for the monthly debt service payments pursuant to the amended and restated loan documents. The first payment date following origination of the subject underlying mortgage loan was November 11, 2004.

(2)   NAP means not applicable.

(3)   At origination in September 2004, the Wachovia Portfolio Borrower
      deposited $29,243,023 into a required repairs account for payment of repairs required to be performed at certain of the Wachovia Portfolio
      Mortgaged Properties. As of the Cut off Date, the amount of funds remaining on deposit in the required repairs account was $2,391,389.

(4)   The Wachovia Portfolio Borrower is required to make escrow deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the following 12 months; provided, that such obligation is waived for Wachovia Portfolio Mortgaged Properties subject to a lease requiring
      Wachovia Bank, National Association (the "Wachovia Tenant"), or an
      acceptable replacement tenant, to pay taxes and insurance premiums.
      Notwithstanding the foregoing, the Wachovia Portfolio Borrower may provide, in lieu of cash, an approved letter of credit in form and substance reasonably acceptable to the mortgagee.

(5)   The Wachovia Portfolio Borrower is required on each monthly payment date to make a deposit to a ground rent reserve account in an amount that is estimated by the mortgagee to be due and payable for the following month from the Wachovia Portfolio Borrower under the ground leases relating to the Wachovia Portfolio Mortgaged Properties; provided, that such obligation is waived for Wachovia Portfolio Mortgaged Properties subject to a lease requiring the Wachovia Tenant (or an acceptable replacement tenant) to pay ground rent. Notwithstanding the foregoing, the Wachovia
      Portfolio Borrower may provide, in lieu of cash, an approved letter of credit in form and substance reasonably acceptable to the mortgagee.

(6)   The Wachovia Portfolio Borrower is required to make monthly payments in an amount equal to $213,075 (subject to certain periodic adjustments by mortgagee in its discretion) into a capital expenditure reserve account so long as the DSCR is less than 1.50x and less than 75% of the occupancy
      (as a percentage of total rentable square feet) is leased to the Wachovia
      Tenant. At such time as the DSCR is equal to or greater than 1.75x and
      75% or more of the occupancy (as a percentage of total rentable square feet) is leased to the Wachovia Tenant, all capital expenditure funds on deposit in such reserve account will be promptly returned to the Wachovia
      Portfolio Borrower; provided no event of default is then continuing.
      Notwithstanding the foregoing, the Wachovia Portfolio Borrower may provide, in lieu of cash, an approved letter of credit in form and substance reasonably acceptable to the mortgagee.

(7)   The Wachovia Portfolio Borrower is required to deposit into a rollover reserve account any payment made by any tenant in connection with any termination or surrender of such tenant's lease which payment is either in excess of $50,000 or which is made in connection with any lease demising more than 2,500 rentable square feet. Notwithstanding the foregoing, the Wachovia Portfolio Borrower may provide, in lieu of cash, an approved letter of credit in form and substance reasonably acceptable to the mortgagee.

                                      S-93

(8)   Upon the occurrence of a DSCR of less than 1.10x, the Wachovia Portfolio
      Borrower is required on the immediately succeeding payment date to deposit all excess cash into a low DSCR reserve account, and on or prior to the next occurring payment date, the Wachovia Portfolio Borrower is required to deposit either cash or an approved letter of credit equal to an amount necessary to cause the DSCR to equal at least 1.10x. Any funds remaining in the low DSCR reserve account shall be returned to the
      Wachovia Portfolio Borrower upon mortgagee's determination that the DSCR has been equal to at least 1.10x for any two consecutive calendar quarters.

(9)   The Wachovia Portfolio Borrower is required to deposit into a reserve account any lease assumption payment received by First States Group, L.P.
      ("FSG"), the parent entity of Wachovia Portfolio Borrower, from the
      Wachovia Tenant in connection with the Wachovia Tenant's right to elect to close certain retail branch bank properties and FSG's assumption of the applicable leases affecting such properties. Notwithstanding the foregoing, the Wachovia Portfolio Borrower may provide, in lieu of cash, an approved letter of credit in form and substance reasonably acceptable to the mortgagee. See "--Lockbox" below.

(10)  The Wachovia Portfolio Borrower may be required to deposit into a reserve account, in connection with the release of any Wachovia Special Release
      Property (as defined under "--Releases/Substitution" below), any additional release amount attributable to such Wachovia Special Release
      Property, together with the applicable yield maintenance premium (if any). Notwithstanding the foregoing, the Wachovia Portfolio Borrower may provide, in lieu of cash, an approved letter of credit in form and substance reasonably acceptable to the mortgagee. See
      "--Releases/Substitution" and "Lockbox" below.

(11)  See "--Lockbox" below.

(12)  See "--Permitted Mezzanine Financing" below.

(13)  The Wachovia Portfolio Mortgaged Properties consist of 131 office buildings, bank branches, data centers and related parking garages with an aggregate of 6,590,826 square feet. The Wachovia Portfolio Mortgaged
      Properties are located in the following ten states: Florida (32 properties), North Carolina (17 properties), Pennsylvania (21 properties), Virginia (20 properties), Georgia (4 properties), South
      Carolina (11 properties), Connecticut (6 properties), New York (2 properties), New Jersey (17 properties) and Maryland (1 property).

(14)  Weighted average occupancy based on allocated loan amounts for the buildings comprising the Wachovia Portfolio Mortgaged Properties and the
      respective occupancy of each building comprising the Wachovia Portfolio
      Mortgaged Properties (including the Wachovia Non-Eligible Properties (as defined under "--Ground Lease/Non-Eligible Properties" below)).

(15)  The Wachovia Portfolio Mortgage Loan is also secured by a ground leasehold interest in the four Wachovia Portfolio Non-Eligible
      Properties, with an aggregate of 577,830 square feet. See "--Ground
      Lease/Non-Eligible Properties" below.

(16)  Wachovia Bank, National Association is the property manager with respect to 27 of the Wachovia Portfolio Mortgaged Properties.

(17)  Reflects in-place U/W Net Cash Flow (excluding the Wachovia Non-Eligible
      Properties). The U/W Net Cash Flow of the Wachovia Portfolio Mortgaged
      Properties (excluding the Wachovia Non-Eligible Properties) is projected to be $36,375,570 based on assumed mark-to-market rent adjustment to adjust the current below-market tenant leases, and certain other lease-up assumptions.

(18)  Based on in-place U/W Net Cash Flow excluding Wachovia Non-Eligible
      Properties. Based on the projected U/W Net Cash Flow for the Wachovia
      Portfolio Mortgaged Properties excluding Wachovia Non-Eligible Properties
      (as described in footnote (17) above), the Wachovia Portfolio Mortgage
      Loan has an U/W NCF DSCR of 2.15x.

(19)  Aggregate of appraised values for the 127 Wachovia Portfolio Mortgaged
      Properties (excluding the four Wachovia Non-Eligible Properties).

(20)  Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated with $0 value assigned to the four Wachovia Non-Eligible Properties).



----------------------------------------------------------------------------------------------------------------------------------
                                                    MAJOR TENANT INFORMATION
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       LEASE
                                               APPROXIMATE     % TOTAL     % TOTAL BASE   RENT                      EXPIRATION
                  TENANT(1)                    SQUARE FEET   SQUARE FEET    REVENUES(2)  PSF(3)      RATINGS(4)        DATE
----------------------------------------------------------------------------------------------------------------------------------

Wachovia Bank, National Association .........   5,382,431        81.7%          86.1%     $5.95(5)    AA-/Aa2      9/30/2024(6)(7)
                                                ---------        ----           ----      -----
TOTAL .......................................   5,382,431        81.7%          86.1%     $5.95
                                                =========        ====           ====      =====
----------------------------------------------------------------------------------------------------------------------------------


(1)   The major tenant ranked by approximate square feet.

(2)   The percentages of total base revenues are based on in-place underwritten base rent revenues.

(3)   Reflects in-place base rent.

(4)   Credit ratings are those by S&P and Moody's, respectively.

(5)   For the first two lease years, the Wachovia Tenant is not required to pay any rent on 807,836 square feet of the occupied space, but is required to pay its pro-rata share of operating expenses and real estate taxes. For the remainder of the space, Wachovia pays rent of $5.95 psf and its pro-rata share of operating expenses and real estate taxes.

(6)   The Wachovia Tenant may terminate a lease with respect to all or a portion of any leased space at any time upon nine months prior written notice; provided, that with respect to leases subject to the Wachovia
      Master Agreement (as defined under "--Wachovia Lease and Master
      Agreement" below), the Wachovia Tenant has the right, after the first three lease years, to terminate only up to 5% of its aggregate square feet of leased space by the end of each of lease year 4, 9 and 13. The total amount of the Wachovia Tenant's leased space subject to the
      Wachovia Master Agreement that can be terminated is capped at 15% of all the Wachovia Tenant's aggregate leased space. As of both the closing date and the cut-off date, all the Wachovia Tenant's leases encumbering the
      Wachovia Portfolio Mortgaged Properties are subject to the Wachovia
      Master Agreement. See "--Wachovia Lease and Master Agreement" below.

(7)   912,975 square feet expires September 30, 2006, 5,339 square feet expires on 9/30/07.

                                      S-94



------------------------------------------------------------------------------------------------------------------
                                           LEASE EXPIRATION INFORMATION
------------------------------------------------------------------------------------------------------------------
                                                        CUMULATIVE     APPROXIMATE                     CUMULATIVE
                       APPROXIMATE       AS % OF           % OF          EXPIRING        AS % OF          % OF
                         EXPIRING         TOTAL           TOTAL            BASE         TOTAL BASE     TOTAL BASE
        YEAR           SQUARE FEET     SQUARE FEET     SQUARE FEET     REVENUES(1)     REVENUES(1)     REVENUES(1)
------------------------------------------------------------------------------------------------------------------

  2005(2)                 177,176           2.7%            2.7%       $ 1,196,388          4.0%            4.0%
  2006                    976,797          14.8            17.5%         1,343,461          4.5%            8.5%
  2007                     49,220           0.7            18.3%           307,846          1.0%            9.5%
  2008                     22,814           0.3            18.6%           140,937          0.5%            9.9%
  2009                     35,467           0.5            19.1%           376,998          1.3%           11.2%
  2010                      7,756           0.1            19.3%            80,160          0.3%           11.5%
  2011                      2,294           0.0            19.3%                --          0.0%           11.5%
  2012                         --           0.0            19.3%                --          0.0%           11.5%
  2013                      3,468           0.1            19.3%            40,908          0.1%           11.6%
  2014                      5,590           0.1            19.4%            54,996          0.2%           11.8%
  2015 and beyond       4,464,117          67.7            87.2%        26,505,509         88.2%          100.0%
  Vacant                  846,127          12.8           100.0%                 0
                        ---------         -----                        -----------
  TOTAL                 6,590,826         100.0%                       $30,047,203
                        =========         =====                        ===========
------------------------------------------------------------------------------------------------------------------


(1)   Based on in-place underwritten base rental revenues.

(2)   2005 includes any month-to-month tenants.



------------------------------------------------------------------------------------------
                                PORTFOLIO BY PROPERTY TYPE
------------------------------------------------------------------------------------------
                       NUMBER OF       APPROXIMATE          % TOTAL
       STATE          PROPERTIES     SQUARE FEET(1)     SQUARE FEET(1)     APPRAISED VALUE
------------------------------------------------------------------------------------------

  North Carolina           17           1,852,402             28.1%         $176,085,000
  Florida                  32           1,140,629             17.3            49,320,000
  Virginia                 20             895,749             13.6            73,425,000
  Pennsylvania             21             803,527             12.2            81,640,000
  New Jersey               17             625,627              9.5            52,340,000
  South Carolina           11             597,398              9.1            33,975,000
  Georgia                   4             443,594              6.7            34,250,000
  Connecticut               6             179,873              2.7            13,470,000
  Maryland                  1              26,540              0.4             1,100,000
  New York                  2              25,487              0.4             2,200,000
                           ==           =========            =====          ============
  TOTAL                   131           6,590,826            100.0%         $517,805,000
                          ===           =========            =====          ============
------------------------------------------------------------------------------------------


         (1)   Excludes Wachovia Non-Eligible Properties.

     The Borrower and Sponsor. The Wachovia Portfolio Borrower is First State
Investors 3300, LLC a Delaware limited liability company, a controlling interest in which is ultimately owned by American Financial Realty Trust.
American Financial Realty Trust, is a self-managed, self-administered publicly traded real estate investment trust, which is focused on acquiring and operating properties leased to financial institutions such as Bank of America and Wachovia Bank, National Association (which American Financial Realty Trust reports are its two largest tenants). American Financial Realty Trust, which was formed in May 2002, completed an initial public offering in June 2003 and is listed on the New York Stock Exchange under the symbol AFR.

     The Mortgage Loan. The Wachovia Portfolio Mortgage Loan was originated on
September 22, 2004 and has a cut-off date principal balance of $218,704,628.
The Wachovia Portfolio Mortgage Loan is a 6.4 year loan with a stated maturity date of October 11, 2011. The Wachovia Portfolio Mortgage Loan accrues interest on an Actual/360 Basis, at a fixed interest rate, in the absence of default, of
6.403% per annum. On the eleventh day of each month, the Wachovia Portfolio
Borrower is required to make a constant monthly payment of principal and interest in the amount of $1,413,706 (based on a 27.5-year amortization schedule). The outstanding principal balance of the Wachovia Portfolio Mortgage
Loan, plus all accrued and unpaid interest thereon, is due and payable at the stated maturity date.

     Except in connection with the release of Wachovia Special Release
Properties (as defined under "--Releases/Substitution" below), the Wachovia
Portfolio Borrower is prohibited from voluntarily prepaying the Wachovia
Portfolio

                                      S-95

Mortgage Loan in whole or in part, prior to July 11, 2011. From and after July
11, 2011 (the "Wachovia Permitted Prepayment Date"), the Wachovia Portfolio
Borrower may prepay the Wachovia Portfolio Mortgage Loan, in whole only, without prepayment consideration.

     The Wachovia Portfolio Borrower may defease the Wachovia Portfolio
Mortgage Loan, in whole, or in part, on any payment date after the expiration of two years following the Issue Date and prior to the Wachovia Permitted
Prepayment Date, and by doing so obtain the release of the Wachovia Portfolio
Mortgaged Properties from the lien of the security instruments (or in connection with a partial defeasance on a property-by-property basis, obtain the release of one or more individual properties from the lien of the applicable security instrument(s)). A defeasance in whole will be effected by the Wachovia Portfolio Borrower's pledging substitute collateral that consists of direct, non-callable United States Treasury obligations that produce payments which replicate the payment obligations under the Wachovia Portfolio
Mortgage Loan and are sufficient to pay off the Wachovia Portfolio Mortgage
Loan in its entirety on the stated maturity date.

     A defeasance in part on a property-by-property basis will be effected as to one or more individual properties by the Wachovia Portfolio Borrower's pledging substitute collateral that consists of direct, non-callable United
States Treasury obligations that produce payments which replicate that portion of the payment obligations under the Wachovia Portfolio Mortgage Loan and are sufficient to pay off a portion of the Wachovia Portfolio Mortgage Loan equal to the applicable individual property's release price (a specified amount in the case of a Wachovia Special Release Property which may be less than the allocated loan amount for such property (a "Wachovia Special Release Price")
and in all other cases a percentage of such property's allocated loan amount ranging from 110% thereof for the first 10% of properties (other than Wachovia
Special Release Properties) defeased, to 115% thereof for the second 10% of properties (other than Wachovia Special Release Properties) defeased, to 120%
thereof for the third 10% of properties (other than Wachovia Special Release
Properties) defeased and so long as 30% of properties (other than Wachovia
Special Release Properties) have been defeased, to 125% thereof) on the stated
maturity date. The Wachovia Portfolio Borrower may also conduct a further defeasance of a portion of the Wachovia Portfolio Mortgage Loan in connection with the release of one or more of the Wachovia Special Release Properties.
Such a defeasance will be effected by the Wachovia Portfolio Borrower's pledging substitute collateral that consists of direct, non-callable United
States Treasury obligations that produce payments which replicate that portion of the payment obligations under the Wachovia Portfolio Mortgage Loan that are sufficient to pay off a portion of the Wachovia Portfolio Mortgage Loan equal to an additional release amount in respect of the applicable Wachovia Special
Release Property (a "Wachovia Additional Release Amount") equal to the product of $110 multiplied by the total square feet (demised under leases to the
Wachovia Tenant then encumbering the related Wachovia Portfolio Mortgaged Real
Properties) which, as a result of the release of such Wachovia Special Release
Property, the Wachovia Tenant is entitled to terminate pursuant to the terms of the Master Agreement Regarding Leases, on the stated maturity date.

     The Wachovia Portfolio Borrower's right to defease the Wachovia Portfolio
Mortgage Loan, in whole or in part, is subject to, among other things, each rating agency confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2005-C3 certificates by such rating agency, and (a) with respect to the partial defeasance of any property other than a Wachovia Special
Release Property, the delivery by Wachovia Portfolio Borrower of an estoppel certificate (a "Wachovia Offset/Termination Estoppel Certificate") executed by
Wachovia Tenant evidencing that the Wachovia Tenant, after giving effect to the partial defeasance of such property, waives any and all rights under the
Wachovia Master Agreement to terminate space (and, thus, offset rent) under any
Wachovia Lease encumbering property then securing the Wachovia Portfolio Loan
(see "--Releases/Substitutions" and "--Wachovia Lease and Master Agreement,"
below) and (b) with respect to the partial defeasance of a Wachovia Special
Release Property, the delivery of (i) payment of the Wachovia Additional
Release Amount due with respect to such Wachovia Special Release Property in the form of cash or an approved letter of credit, (ii) defeasance collateral in the amount of such Wachovia Additional Release Amount, as provided above, (iii)
a covenant to pay such additional release amount together with guaranty of payment thereof by FSG or (iv) substitute real property collateral (See
"--Releases/Substitutions" below).

     The Mortgaged Properties. The Wachovia Portfolio Mortgage Loan is secured by a first priority lien on the fee simple and leasehold interests in the
Wachovia Portfolio Mortgaged Properties. The Wachovia Portfolio Mortgaged
Properties, which were acquired in September 2004, consist of 131 properties comprised of office buildings, bank branches, data centers and related parking garages primarily leased to and occupied by Wachovia Bank, National Association
(the "Wachovia Tenant") (rated AA-/Aa2 by S&P and Moody's, respectively) under leases which are 20-year leases expiring September 30, 2024, subject to certain early termination rights (see "Wachovia Lease and Master Agreement" below). The
131 Wachovia Portfolio Mortgaged Properties contain an aggregate of 6,590,826 square feet of net rentable area and are located in ten east coast states, principally North Carolina, Florida, Pennsylvania and Virginia. Four of the 131
properties that serve as collateral for the loan are subject to ground leases and are referred to as "Wachovia Non-Eligible Properties" (as defined under

                                      S-96

"Ground Leases/Non-Eligible Properties" below). The square footage of the
Wachovia Non-Eligible Properties is not included in the aggregate square footage of the Wachovia Portfolio Mortgaged Properties. In addition, the
Wachovia Portfolio Mortgaged Property identified as Main Street, Office, located in Toms River, New Jersey, which has an allocated loan amount of
$1,714,222, is subject to a certain resolution authorizing the Parking
Authority of the Township of Dover, New Jersey to exercise the power of eminent domain dated May 24, 2005.

     Releases/Substitutions. The Wachovia Portfolio Borrower may obtain the release of any of the Wachovia Portfolio Mortgaged Properties that are included in the Wachovia Release Portfolio (each, a "Wachovia Special Release Property")
from the lien of the related mortgage provided certain conditions are satisfied, including, without limitation: (a) the Wachovia Portfolio Borrower pays the applicable Wachovia Special Release Price, together with yield maintenance (such yield maintenance to be paid only if the sum of such Wachovia
Special Release Price and the aggregate Wachovia Special Release Prices paid in connection with all previously released Wachovia Special Release Properties exceeds $30,000,000 and then only on the excess over $30,000,000), and (b) the
Wachovia Portfolio Borrower either (i) (x) pays the applicable Wachovia
Additional Release Amount, together with yield maintenance on the Wachovia
Additional Release Amount in the form of cash or an approved letter of credit, or (y) defease an amount of the Wachovia Portfolio Mortgage Loan equal to such
Wachovia Additional Release Amount (subject to the defeasance requirements discussed above), or (ii) (x) covenants to pay such Wachovia Additional Release
Amount (in the form of cash or an approved letter of credit), together with the lender's estimate of the yield maintenance premium which would be required in connection with a repayment of the Wachovia Portfolio Loan in an amount equal to such Wachovia Additional Release Amount, no later than two business days after receiving notice that the Wachovia Tenant is exercising its option under the Wachovia Master Agreement and/or any Wachovia lease to lease additional space in any previously released Wachovia Special Release Property (thereby allowing the Wachovia Tenant to effect an offsetting termination (the "Wachovia
Offset/Termination Right") of leased space, elsewhere in the Wachovia Core
Portfolio that is still subject to the Wachovia Portfolio Mortgage Loan), and
(y) provides a guaranty of such payment obligation from FSG. In lieu of the payment of such Wachovia Special Release Price and such Wachovia Additional
Release Amount for any Wachovia Special Release Price, the Wachovia Portfolio
Borrower may elect to provide a substitute property as substitute collateral for any such Wachovia Special Release Property provided, among other terms and conditions, that: (1) each rating agency rating the series 2005-C3 certificates shall have confirmed in writing that such substitution will not result in a downgrade, withdrawal or qualification of the ratings assigned to such
Certificates, (2) after giving effect to the property substitution the debt service coverage ratio with respect to all of the properties shall be greater than the debt service coverage ratio of the properties immediately prior to such property substitution, (3) the appraised value of the substitute property be equal to or greater than the appraised value of the property to be replaced,
(4) that the tenants in occupancy at the substitute property (or such tenant's guarantors) satisfy certain minimum credit rating criteria or be approved by the rating agencies rating the series 2005-C3 certificates, and (5) all or substantially all of the substitute property be subject to a "triple net" lease satisfying certain lease criteria.

     As of the cut-off date, eight (8) of the original Wachovia Special Release
Properties have been released, and an aggregate $14,650,000 in Wachovia Special
Release Prices have been paid by the Wachovia Portfolio Borrower. In connection therewith, as of the cut-off date, an aggregate amount of $14,842,850 (which is comprised of the $14,650,000 referenced in the prior sentence, together with an additional release price in the amount of $192,850 paid in connection with a separate permitted release of a prior Wachovia Portfolio property) has been applied to the $30,000,000 aggregate limit on payment of Wachovia Special
Release Prices without yield maintenance. Further as of the cut-off date, there are ten (10) remaining Wachovia Special Release Properties, which are: (1)
Downtown St. Petersburg (St. Petersburg, Florida), (2) Perth Amboy (Perth
Amboy, New Jersey), (3) Ed Ball Building (Jacksonville, Florida), (4) Columbia
Browning Rd. Ops. Center (Columbia, South Carolina), (5) Columbia Browning Road
Annex (Columbia, South Carolina), (6) Canton Operation Center (Canton,
Georgia), (7) Reflections One (West Palm Beach, Florida), (8) Reflections Two
(West Palm Beach, Florida), (9) NBOC Operations Center (North Brunswick, New
Jersey) and (10) North Brunswick Annex (North Brunswick, New Jersey). The
aggregate remaining Wachovia Special Release Prices that would be paid in connection with releases of the foregoing 10 remaining Wachovia Special Release
Properties is $52,100,001 and, in connection therewith, $15,157,150 of that amount may be paid without any yield maintenance, and the remaining $36,942,851 of that amount would be required to be paid together with yield maintenance.
Two of the remaining Wachovia Special Release Properties with allocated loan amounts of $3,385,588 and $3,257,021, respectively, have Wachovia Special
Releases Prices of 96% and 97%, respectively, of such allocated loan amounts.
The other Wachovia Special Release Prices are in excess of the respective allocated loan amounts for the related Wachovia Special Release Properties.

     Wachovia Lease and Master Agreement. The Wachovia Portfolio Mortgaged
Properties are primarily leased to and occupied by the Wachovia Tenant.
Wachovia Corporation (rated AA-/Aa2 by S&P and Moody's, respectively) has

                                      S-97

guaranteed Wachovia's obligations under each lease pursuant to a lease guaranty. Each lease has an initial term of 20 years (commencing on September
22, 2004 and expiring on September 30, 2024), with six successive five-year renewal options, exercisable by the Wachovia Tenant. Pursuant to each lease, the Wachovia Tenant pays rent of $5.95 per square foot (subject to certain adjustments, including a 1.5% increase as of the first day of lease years 6, 11 and 16) and its pro-rata share of operating expenses and real estate taxes. For the first two lease years, the Wachovia Tenant is not required to pay any rent on 807,836 square feet of the space occupied by the Wachovia Tenant at the
Wachovia Portfolio Mortgaged Properties (such 807,836 square feet, the
"Wachovia Release Premises"), but is required to pay its occupancy pro-rata share of operating expenses and real estate taxes on such space. At the end of the second lease year, upon notice to the Wachovia Portfolio Borrower given on or prior to the 18th month of the lease term, Wachovia may elect to either (a)
vacate all or any portion of the Wachovia Release Premises and surrender such premises to the Wachovia Portfolio Borrower, or (b) remain in occupancy of all or any portion of the Wachovia Release Premises on a coterminous basis, and for which rent shall become due and payable at the same rate as is payable by the
Wachovia Tenant at the other leased premises at the Wachovia Portfolio
Mortgaged Property.

     Wachovia may terminate a lease with respect to all or a portion of any leased space at any time upon nine months prior written notice; provided, that with respect to leases subject to the Wachovia Master Agreement Regarding
Leases (the "Wachovia Master Agreement"), Wachovia has the right, after the first three lease years, to terminate only up to 5% of its aggregate square feet of leased space by the end of each of lease year 4, 9 and 13. The total amount of Wachovia Tenant leased space subject to the Wachovia Master Agreement that can be terminated is capped at 15% of all the Wachovia leased space in the aggregate. In addition, pursuant to the Wachovia Offset/Termination Right, the
Wachovia tenant may either expand into space at any Wachovia Special Release
Property previously released from the Wachovia Portfolio Mortgage Loan, or elect to add Wachovia Release Premises at any Wachovia Special Release Property
previously released from the Wachovia Portfolio Mortgage Loan as additional leased premises and, in either case, under and subject to the Master Agreement, be permitted to terminate an equivalent number of rentable square feet of leased premises at any Wachovia Portfolio Mortgaged Property still encumbered by the Wachovia Portfolio Mortgage Loan. As of both the closing date of the
Wachovia Portfolio Mortgage Loan and the cut-off date, all Wachovia Tenant leases encumbering the Wachovia Portfolio Mortgaged Properties are subject to the Wachovia Master Agreement and are therefore considered "integrated leases."
For so long as each lease remains an integrated lease, the lease shall be read together with the Wachovia Master Agreement in determining the rights of
Wachovia Portfolio Borrower, as landlord, and the Wachovia Tenant, as tenant, under each such lease, including the lease termination rights of the Wachovia
Tenant. A lease may become a "non-integrated" lease (and thus no longer subject to the Master Agreement, including the limitation on the Wachovia Tenant's lease termination right contained therein) upon conveyances of either a
Wachovia Portfolio Mortgaged Property or beneficial interests in the Wachovia
Portfolio Borrower, as landlord, to a party other than (a) the Wachovia
Portfolio Borrower or a wholly-owned subsidiary of the Wachovia Portfolio
Borrower, (b) a "designated portfolio lender" or a wholly-owned subsidiary or nominee thereof, or (c) a party, or wholly-owned subsidiary thereof, which holds the Wachovia Portfolio Borrower's interest under the Wachovia Master
Agreement after a foreclosure of the loan held by such designated portfolio lender (each such conveyance, a "Wachovia Non-Integration Event").

     Lockbox. The Wachovia Portfolio Borrower is required to establish a lender-controlled lockbox account. The Wachovia Portfolio Borrower is required to direct the tenants to pay their rents directly to the lockbox account. The
Wachovia Portfolio Borrower and related property managers are required to deposit all rents received on the Wachovia Portfolio Borrower's behalf into the lockbox account within two business days of receipt.  Each business day, all funds in the lockbox account are to be transferred to a lender-controlled cash management account. On each payment date, provided no event of default is continuing, funds in the cash management account are to be applied to (a) the monthly deposit to the ground rent reserve account, (b) the monthly deposit to the tax and insurance reserve account, (c) the debt service due on such payment date, (d) replacement reserve deposits, if any, (e) rollover reserve deposits, if any, (f) branch agreement reserve deposits, if any (as discussed hereafter),
(g) special release reserve deposits, if any (See "--Releases/Substitution"
above), (h) other amounts in respect of the Wachovia Portfolio Mortgage Loan,
(i) during a "Wachovia Cash Trap Period" (1) to the Wachovia Portfolio Borrower
to pay operating expenses pursuant to an approved budget, and (2) all excess cash then remaining to the Wachovia Low DSCR reserve account, and lastly (j)
unless an event of default is then continuing, the remainder to the Wachovia
Portfolio Borrower.

     As used herein, a "Wachovia Cash Trap Period" shall mean any period commencing upon the commencement of a Low DSCR Period and ending on the earlier of the date on which (a) the related borrower has posted cash or a letter of credit in an amount (as determined by lender) equal to the amount necessary to cause the debt service coverage ratio (as determined in accordance with the related loan agreement) to equal at least 1.10x or (b) such Wachovia Low DSCR
Period

                                      S-98

has ended. A "Wachovia Low DSCR Period" shall mean any period commencing on the conclusion of any calendar quarter for which the debt service coverage ratio
(as determined in accordance with the related loan agreement) is less than
1.10x, and ending on the conclusion of two consecutive calendar quarters thereafter for each of which the debt service coverage ratio (as determined in accordance with the related loan agreement) is greater than or equal to 1.10x.

     Pursuant to a Branch Agreement between FSG, as buyer and the Wachovia
Tenant, as seller, and side letter regarding such Branch Agreement, the
Wachovia Tenant may elect to close a retail bank branch at any qualifying property (i.e., any property which the Wachovia Tenant leases where at least
45% of the total leased area is used or readily usable without material modification for retail banking operations) subject to the Wachovia Portfolio
Mortgage Loan, and FSG is thereafter required to assume the lease and to cause the Wachovia Portfolio Borrower to consent to the assumption and release the
Wachovia Tenant from such lease. FSG is required to pay to the Wachovia
Portfolio Borrower any such assumption fees it receives and the Wachovia
Portfolio Borrower is required to deposit such amounts into a branch agreement reserve account controlled by the related mortgagee, which amounts may, subject to the terms of the related loan agreement, be disbursed for the payment of the costs of partial defeasance of the property affected by such closure or to pay the costs and expenses associated with re-leasing such space.

     Terrorism Coverage. If the required commercial property and business income insurance policies of the Wachovia Portfolio Borrower do not cover perils or acts of terrorism, the Wachovia Portfolio Borrower shall maintain commercial property and business income insurance for loss resulting from certain perils and certain acts of terrorism and "fire following," with coverage amounts of not less than an amount equal to full replacement cost (but in no event less than the outstanding principal balance of the Wachovia
Portfolio Mortgage Loan) and 100% of the projected gross income from the applicable property for a period from the date of loss to a date which is 12 months after the property is repaired and operations are resumed.

     In addition, during any period that the Terrorism Risk Insurance Act of
2002 ("TRIA") is in effect, if acts of terrorism are excluded from Wachovia
Portfolio Borrower's comprehensive all risk insurance policy (including business income), then the Wachovia Portfolio Borrower is required to obtain an endorsement to such policy or a separate policy insuring against (a) with respect to the first $100,000,000 primary layer of insurance coverage, certain acts of terrorism and "fire following," and (b) with respect to the remaining property insurance coverage, certain acts of terrorism and "fire following,"
each of (a) and (b) in an amount equal to 100% of the full replacement cost of the Wachovia Portfolio Mortgaged Properties; provided, however, the total annual premium payable by Wachovia Portfolio Borrower for such terrorism coverage shall not exceed the Wachovia Terrorism Premium Threshold (as discussed hereafter), and if the cost of such terrorism coverage would exceed the Wachovia Terrorism Premium Threshold, the Wachovia Portfolio Borrower shall only be required to purchase the greatest amount of terrorism coverage that may be obtained for the Wachovia Terrorism Premium Threshold. The "Wachovia
Terrorism Premium Threshold" is $1,200,000, subject to annual increases by a percentage generally equal to the increase in the consumer price index for the most recently ended 12-month period, but in no event shall the Wachovia
Terrorism Premium Threshold be greater than 200% of the then current premium payable for the required comprehensive all risk property insurance at the time the Wachovia Terrorism Premium Threshold is being calculated.

     During any period TRIA is not in effect, if "acts of terrorism" or "fire following" are excluded from the Wachovia Portfolio Borrower's comprehensive all risk insurance policy or business income insurance coverage, the Wachovia
Portfolio Borrower shall obtain an endorsement to such policy or a separate policy insuring against all such excluded acts or events, to the extent such policy or endorsement is available, in an amount determined by mortgagee in its sole discretion (but in no event greater than the total of the outstanding principal balance of the Wachovia Portfolio Mortgage Loan plus the amount of the required business income insurance coverage); provided, that the total annual premium payable by Wachovia Portfolio Borrower for such terrorism coverage shall not exceed the Wachovia Terrorism Premium Threshold, and if the cost of such terrorism coverage would exceed the Wachovia Terrorism Premium
Threshold, the Wachovia Portfolio Borrower shall only be required to purchase the greatest amount of terrorism coverage that may be obtained for the Wachovia
Terrorism Premium Threshold.

     Ground Leases/Non-Eligible Properties. Four (4) of the Wachovia Portfolio
Mortgaged Properties with an aggregate of 577,830 square feet are subject to ground leases and are referred to herein as the "Wachovia Non-Eligible
Properties." The Wachovia Non-Eligible Properties are known as: (a) Dunedin
(Dunedin, Florida), which is subject to one ground lease expiring on February
9, 2006, with five successive five-year renewal terms, (b) Downtown St.
Petersburg (St. Petersburg, Florida), which is subject to two ground leases, each expiring on October 31, 2058, (c) Ed Ball Building (Jacksonville,
Florida), which is subject to three ground leases, one of which expires on
April 30, 2048 and the other two on April 21, 2046; and (d) Wachovia Center
Parking Deck (Winston-Salem, North Carolina), which is subject to one ground lease expiring on

                                      S-99

December 31, 2015, with four successive 10-year renewal terms. The ground leases to which the Wachovia Non-Eligible Properties are subject do not contain all of the protections customarily sought by mortgagees of leasehold estates.
Each of the Wachovia Non-Eligible Properties has been assigned an allocated loan amount of $0.

     Permitted Mezzanine Financing. Without the prior written consent of mortgagee, any wholly-owned subsidiary of FSG which owns 100% of the equity in the sole member of the Wachovia Portfolio Borrower is permitted to incur certain mezzanine financing from and after the two-year anniversary of the closing date of the Wachovia Portfolio Mortgage Loan in an amount not exceeding
$50,000,000; provided, that certain conditions are satisfied, including, without limitation, (a) each rating agency confirming that such financing would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of the series 2005-C3 certificates by such rating agency,
(b) immediately after giving effect to such financing, no Wachovia
Non-Integration Event shall have occurred, and the Wachovia Master Agreement shall have been amended (subject to mortgagee's approval) to provide that any foreclosure, transfer or conveyance of such mezzanine financing shall not cause a Wachovia Non-Integration Event (See "--Wachovia Lease and Master Agreement "
above), (c) no event of default under the Wachovia Portfolio Mortgage Loan shall then be continuing, (d) satisfaction of certain loan-to-value ratio and debt service coverage ratio tests and (e) execution by mezzanine lender of an intercreditor agreement acceptable to lender and each rating agency rating the series 2005-C3 certificates.

     Environmental Issues. Based on Phase I and/or Phase II environmental reports and/or an environmental desk review conducted with respect to the
Wachovia Portfolio Mortgaged Properties, the lender identified a number of environmental conditions at the properties requiring current and/or ongoing environmental remediation, expenditures of funds in connection therewith and/or further investigation, and as further described under "Risk Factors--Risks
Related to the Underlying Mortgage Loans--Lending on Income-Producing Real
Properties Entails Environmental Risks."

                                     S-100

--------------------------------------------------------------------------------
                III. THE 900 NORTH MICHIGAN AVENUE MORTGAGE LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE PRINCIPAL BALANCE:      $207,810,357(1)

 LOAN PER SQUARE FOOT:                $252

 % OF INITIAL MORTGAGE POOL BALANCE   10.5%

 SHADOW RATING (S&P/MOODY'S):         BBB+/Baa2

 LOAN PURPOSE:                        Refinance

 WEIGHTED AVERAGE MORTGAGE
  INTEREST RATE:                      5.644% per annum(2)

 INTEREST CALCULATION:                Actual/360

 FIRST PAYMENT DATE:                  June 11, 2005

 AMORTIZATION TERM:                   30 years

 ANTICIPATED REPAYMENT DATE:          NAP(3)

 HYPERAMORTIZATION:                   NAP(3)

 MATURITY DATE:                       January 11, 2015

 MATURITY BALANCE:                    $176,031,339

 BORROWER:                            900 North Michigan, LLC

 SPONSORS:                            JMB Realty Corporation

 DEFEASANCE/PREPAYMENT:               Defeasance permitted beginning two
                                      years after securitization. Prepayment
                                      without penalty permitted six months
                                      prior to scheduled maturity date.

 UP-FRONT RESERVES:                   Unfunded Tenant Allowance
                                      Reserve(4)

 ONGOING RESERVES:                    Tax and Insurance Reserve(5)
                                      TI/LC Reserve (6)
                                      Replacement Reserve(7)
                                      Bloomingdale's Reserve(8)

 LOCKBOX:                             Hard(9)

 B NOTE:                              $ 36,967,072(1)
================================================================================

--------------------------------------------------------------------------------
                           MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:        Single Asset

 PROPERTY TYPE:                 Class A Retail/Office(10)

 LOCATION:                      Chicago, Illinois

 YEAR BUILT:                    1989

 YEAR RENOVATED:                NAP(3)

 SQUARE FEET:                   825,356 square feet(10)

 OCCUPANCY:                     95.7%(11)

 OCCUPANCY DATE:                April 26, 2005(11)

 OWNERSHIP INTEREST:            Fee

 PROPERTY MANAGEMENT:           Urban Retail Properties Co. of Illinois,
                                a third-party property manager

 IN-LINE SALES PSF:             $668(12)

 IN-LINE COST OF OCCUPANCY:     13.6%(12)

 U/W NCF:                       $22,655,795(13)

 U/W NCF DSCR:                  1.57x(14)(16)

 APPRAISED VALUE:               $341,000,000

 APPRAISAL AS OF DATE:          January 5, 2005

 CUT-OFF DATE LTV RATIO:        60.9%(15) (17)

 MATURITY LTV RATIO:            51.6%(15) (17)
================================================================================

(1)   The 900 North Michigan Avenue Mortgage Loan is part of the 900 North
      Michigan Avenue Loan Combination that also includes the 900 North
      Michigan Avenue Center Non-Trust Loan in the cut-off date principal amount of $36,967,072.

(2)   The Weighted Average Mortgage Interest Rate set forth above is the weighted average rate of the entire 900 North Michigan Avenue Loan
      Combination. The rate on the 900 North Michigan Avenue Mortgage Loan may be different, and possibly lower, than that weighted average rate.

(3)   NAP means not applicable.

(4)   At closing, the 900 North Michigan Avenue Borrower deposited $4,013,098 into an unfunded tenant allowances reserve account for the payment of tenant allowance and leasing commissions with respect to the Grosvenor lease.

(5)   The 900 North Michigan Avenue Borrower is required to make monthly escrow deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the next ensuing 12 months. Notwithstanding the foregoing, so long as the 900 North Michigan Avenue Borrower provides evidence of a blanket insurance policy covering the 900 North Michigan
      Avenue Mortgaged Property, as approved by the mortgagee, the monthly insurance escrow payment shall not be required. As of the cut-off date, such evidence of insurance has been provided.

(6)   The 900 North Michigan Avenue Borrower is required to make monthly escrow deposits in the amount of $50,000 into a rollover reserve account for the payment of tenant improvements and leasing commissions.

(7)   On April 11, 2006, and on each April 11 thereafter, the 900 North
      Michigan Avenue Borrower is required to pay to make annual deposits into a replacement reserve account in an amount equal to the excess of (i)
      $150,000 over (ii) the amount actually expended by the 900 North Michigan
      Avenue Borrower during the immediately preceding 12-month period ending on March 11 of the year in which the deposit is required to be made
      (provided that the amount in clause (ii) above shall exclude amounts spent for certain required repairs specified in the related loan agreement and amounts taken from reserve funds for replacements and repairs required to be made to the 900 North Michigan Avenue Mortgaged
      Property).

(8)   In the event that Bloomingdale's fails to renew its lease or enter into a new lease for all or a substantial portion of its space on or prior to
      March 30, 2008, the 900 North Michigan Avenue Borrower shall be required to make monthly escrow deposits in the amount of $210,000 on each payment date commencing April 2008 through and including the payment date in
      September 2008.

(9)   See "--Lockbox" below.

(10)  The 900 North Michigan Avenue Mortgaged Property is comprised of a retail component with 475,438 square feet, an office component with 349,918 square feet and parking garage with approximately 1,660 parking spaces.

(11)  Weighted average occupancy based on overall retail occupancy of 96.0% as of March 31, 2005 and office occupancy of 95.2% as of April 26, 2005, as weighted based on square footage.

(12)  In-line sales PSF (per square foot) and in-line cost of occupancy percentage are based on comparable in-line sales PSF and occupancy costs for in-line mall shops for the 12 months ending December 31, 2004.

                                     S-101

(13)  Reflects in-place U/W Net Cash Flow. The U/W Net Cash Flow of the 900
      North Michigan Avenue Mortgaged Property is projected to be $23,324,253 based on assumed lease-up of in-line retail component space to market occupancy of 95.0% at average market rent concluded by appraiser and certain other lease-up assumptions.

(14)  The U/W DSCR based on in-place U/W Net Cash Flow is based solely on the
      900 North Michigan Avenue Mortgage Loan and does not take into account the 900 North Michigan Avenue Non-Trust Loan. Based on the projected U/W
      Net Cash Flow for the 900 North Michigan Avenue Mortgaged Property of
      $23,324,253 (as described in footnote (13) above), the 900 North Michigan
      Avenue Mortgage Loan has an U/W NCF DSCR of 1.62x.

(15)  The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based solely on the 900 North Michigan Avenue Mortgage Loan and do not take into account the 900 North Michigan Avenue Non-Trust Loan.

(16)  The U/W DSCR based on in-place U/W Net Cash Flow for the entire 900 North
      Michigan Avenue Loan Combination is 1.34x. Based on the projected U/W Net
      Cash Flow for the 900 North Michigan Avenue Mortgaged Property of
      $23,324,253 (as described in footnote (14) above), the 900 North Michigan
      Avenue Loan Combination has an U/W NCF DSCR of 1.38x. The U/W NCF DSCRs
      on the entire 900 North Michigan Avenue Loan Combination in the two preceding sentences takes into account the 900 North Michigan Avenue
      Non-Trust Loan and treats the 900 North Michigan Avenue Loan Combination as a single underlying mortgage loan.

(17)  The Cut-off Date LTV Ratio and the Maturity LTV Ratio of the entire 900
      North Michigan Avenue Loan Combination are 71.8% and 60.8%, respectively,
      (taking into account the 900 North Michigan Avenue Non-Trust Loan and treating the 900 North Michigan Avenue Loan Combination as a single underlying mortgage loan).



---------------------------------------------------------------------------------------------------------------
                                        MAJOR RETAIL TENANT INFORMATION
---------------------------------------------------------------------------------------------------------------
                                                                                                    LEASE
                                            APPROXIMATE         % TOTAL                          EXPIRATION
                  STORE                     SQUARE FEET     SQUARE FEET(1)     RATINGS(2)           DATE
---------------------------------------------------------------------------------------------------------------

        ANCHOR
        Bloomingdale's .................      250,363           52.7%           BBB+/Baa1         9/30/2008(3)

        OTHER RETAIL AND IN-LINE TENANTS
        Equinox ........................       30,021            6.3               NR             6/30/2018
        Mark Shale .....................       20,538            4.3               NR             1/31/2015
        Mario Tricoci ..................       12,636            2.7               NR             2/28/2011
        Williams Sonoma ................        9,839            2.1               NR             3/31/2012
        J. Crew ........................        9,579            2.0               NR             1/31/2014
                                              -------           ----
        TOTAL ..........................      332,976           70.0%
                                              =======           ====
---------------------------------------------------------------------------------------------------------------


(1)   The percentages of total square feet are based on total retail square footage of 475,438 square feet at the 900 North Michigan Avenue Mortgaged
      Property.

(2)   Credit ratings are by S&P and Moody's, respectively, and may reflect parent company rating (even though the parent company may have no obligations under the related lease) if tenant company is not rated. NR means not rated.

(3)   Bloomingdale's lease provides for eight, five-year renewal options.



-----------------------------------------------------------------------------------------------------------------------------------
                                                     MAJOR OFFICE TENANT INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        LEASE
                                           APPROXIMATE        % TOTAL     % TOTAL BASE      RENT                     EXPIRATION
                  TENANT(1)                SQUARE FEET    SQUARE FEET(2)  REVENUES (3)    PSF (4)    RATINGS(5)         DATE
-----------------------------------------------------------------------------------------------------------------------------------

JMB Realty Corporation .................      80,584(6)         23.0%          25.7%    $ 20.45          NR           1/31/2020(7)
Grosvenor Capital Management, L.P. .....      72,883            20.8           15.9     $ 14.00          NR           9/20/2018(8)
Standard Parking Corporation ...........      29,155             8.3            6.9     $ 15.22          NR           9/30/2013
JMB Insurance ..........................      24,246             6.9            8.1     $ 21.36          NR           4/30/2014
Walton Street ..........................      24,155             6.9            9.5     $ 25.13          NR           8/31/2012
                                              --------          ----           ----
TOTAL ..................................     231,023            66.0%          66.1%
                                             =========          ====           ====
-----------------------------------------------------------------------------------------------------------------------------------


(1)   The five major office tenants are ranked by approximate square feet.

(2)   The percentages of total square feet are based on total office square footage of 349,918 square feet at the 900 North Michigan Avenue Mortgaged
      Property.

(3)   The percentages of total base revenues are based on in-place underwritten base rental revenues for the office space component of the 900 North
      Michigan Avenue Mortgaged Property.

(4)   Reflects in-place base rent.

(5)   NR means not rated.

(6)   JMB Realty Corporation subleases approximately 53,000 square feet of its space to Urban Retail Properties Co., the property management company.

(7)   JMB Realty Corporation's lease expiration consists of 3,363 square feet of storage space expiring January 31, 2015 and 77,221 square feet expiring January 31, 2020.

(8)   Grosvenor Capital Management has a one-time right to terminate its lease effective as of September 30, 2013 upon notice provided no later than
      October 1, 2012 and payment of a lease termination fee.

                                     S-102



---------------------------------------------------------------------------------------------------------------
                                    LEASE EXPIRATION INFORMATION -- RETAIL
---------------------------------------------------------------------------------------------------------------
                                                      CUMULATIVE
                                          AS % OF        % OF       APPROXIMATE                     CUMULATIVE
                         APPROXIMATE       TOTAL        TOTAL         EXPIRING        AS % OF          % OF
                          EXPIRING         SQUARE       SQUARE          BASE         TOTAL BASE     TOTAL BASE
        YEAR             SQUARE FEET      FEET(1)      FEET(1)      REVENUES(2)     REVENUES(2)     REVENUES(2)
---------------------------------------------------------------------------------------------------------------

  2005                      10,522           2.2%         2.2%      $   346,915          2.7%            2.7%
  2006                      22,504           4.7          6.9%          930,286          7.2             9.8%
  2007                       3,461           0.7          7.7%          213,180          1.6            11.5%
  2008                     271,447(3)       57.1         64.8%        3,979,833         30.7            42.2%
  2009                      23,670           5.0         69.7%        2,024,831         15.6            57.8%
  2010                       3,997           0.8         70.6%          214,510          1.7            59.5%
  2011                      21,847           4.6         75.2%          547,215          4.2            63.7%
  2012                      17,955           3.8         79.0%          973,837          7.5            71.2%
  2013                       2,908           0.6         79.6%          126,450          1.0            72.2%
  2014                      19,250           4.0         83.6%        1,674,913         12.9            85.1%
  2015 and beyond           58,851          12.4         96.0%        1,935,418         14.9           100.0%
  Vacant                    19,026           4.0        100.0%               --           --
                           -------         -----                    -----------        -----
  TOTAL                    475,438         100.0%                   $12,967,388        100.0%
                           =======         =====                    ===========        =====
---------------------------------------------------------------------------------------------------------------


(1)   The percentages of total square feet are based on total retail square feet of the 900 North Michigan Avenue Mortgaged Property.

(2)   Based on in-place underwritten base rental revenues of the retail portion of the 900 North Michigan Avenue Mortgaged Property.

(3)   Includes the 250,363 square feet of Bloomingdale's space which is subject to eight, five-year renewal options.



------------------------------------------------------------------------------------------------------------
                                   LEASE EXPIRATION INFORMATION -- OFFICE
------------------------------------------------------------------------------------------------------------
                                                   CUMULATIVE
                                       AS % OF        % OF       APPROXIMATE                     CUMULATIVE
                       APPROXIMATE      TOTAL        TOTAL         EXPIRING        AS % OF          % OF
                         EXPIRING       SQUARE       SQUARE          BASE         TOTAL BASE     TOTAL BASE
  YEAR                 SQUARE FEET     FEET(1)      FEET(1)      REVENUES(2)     REVENUES(2)     REVENUES(2)
------------------------------------------------------------------------------------------------------------

  2005                         0          0.0%         0.0%      $        0           0.0%            0.0%
  2006                     8,833          2.5          2.5%         164,753           2.6             2.6%
  2007                         0          0.0          2.5%               0           0.0             2.6%
  2008                    24,155          6.9          9.4%         461,119           7.2             9.7%
  2009                         0          0.0          9.4%               0           0.0             9.7%
  2010                     6,496          1.9         11.3%         161,880           2.5            12.3%
  2011                         0          0.0         11.3%               0           0.0            12.3%
  2012                    24,155          6.9         18.2%         607,015           9.5            21.7%
  2013                    84,945         24.3         42.5%       1,703,540          26.5            48.2%
  2014                    31,128          8.9         51.4%         656,085          10.2            58.5%
  2015 and beyond        153,467         43.9         95.2%       2,668,380          41.5           100.0%
  Vacant                  16,739          4.8        100.0%              --            --
                         -------        -----                    ----------         -----
  TOTAL                  349,918        100.0%                   $6,422,772         100.0%
                         =======        =====                    ==========         =====
------------------------------------------------------------------------------------------------------------


         (1)   The percentages of total square feet are based on total office square feet of the 900 North Michigan Avenue Mortgaged Property.

         (2)   Based on in-place underwritten base rental revenues of the office portion of the 900 North Michigan Avenue Mortgaged
               Property.

     The Borrower and Sponsor. The 900 North Michigan Avenue Borrower is 900
North Michigan, LLC, a Delaware limited liability company ultimately owned and controlled by JMB Realty Corporation. Based in Chicago, JMB Realty Corporation
is a major U.S. commercial real estate investment firm that owns, develops, and manages real estate projects throughout North America, including regional malls, hotels, planned communities, and office complexes. In addition to the subject property, JMB Realty Corporation's real estate holdings include MGM
Tower in Century City, California, The Ritz-Carlton Chicago, The Four Seasons
Chicago, the Westin Copley Place in Boston, in addition to interests in other office and retail properties.

     The Mortgage Loan. The 900 North Michigan Avenue Mortgage Loan was
originated on April 27, 2005, and has a cut-off date balance of $207,810,357.
The 900 North Michigan Avenue Mortgage Loan is one of two (2) mortgage loans, collectively referred to as the "900 North Michigan Avenue Loan Combination,"
both of which are obligations of the 900 North Michigan Avenue Borrower, are secured by the 900 North Michigan Avenue Mortgaged Property and are
cross-defaulted with each other. The 900 North Michigan Avenue Loan Combination is comprised of: (a) the 900 North

                                     S-103

Michigan Avenue Mortgage Loan; and (b) the 900 North Michigan Avenue Non-Trust
Loan in the principal amount of $36,967,072, which will not be included in the trust. The 900 North Michigan Avenue Non-Trust Loan is during the continuance of certain uncured events of default with respect to the 900 North Michigan
Avenue Mortgage Loan, subordinate in right of payment to the 900 North Michigan
Avenue Mortgage Loan. The respective rights of the holders of the 900 North
Michigan Avenue Mortgage Loan and the 900 North Michigan Avenue Non-Trust Loan
will be governed by the 900 North Michigan Avenue Co-Lender Agreement, which is described under "--Loan Combinations--The 900 North Michigan Avenue Mortgage
Loan--Co-Lender Agreement" below.

     The 900 North Michigan Avenue Mortgage Loan is a ten-year balloon loan with a stated maturity date of January 11, 2015. The 900 North Michigan Avenue
Mortgage Loan will accrue interest on an Actual/360 Basis. Up to its stated
maturity, in the absence of a default, the 900 North Michigan Avenue Mortgage
Loan will accrue interest at a fixed rate of 5.644% per annum. On the eleventh day of each month during the term of the 900 North Michigan Avenue Mortgage
Loan, the 900 North Michigan Avenue Borrower is required to make a monthly debt service payment of principal and interest on the 900 North Michigan Avenue
Mortgage Loan (calculated based on a 30-year amortization schedule). The remaining principal balance of the 900 North Michigan Avenue Mortgage Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date.

     The 900 North Michigan Avenue Borrower is prohibited from voluntarily prepaying the 900 North Michigan Avenue Mortgage Loan, in whole or in part, prior to July 11, 2014 (except as provided in the section below entitled "--The
900 North Michigan Avenue Mortgage Loan--Partial Release"). From and after July
11, 2014, the 900 North Michigan Avenue Borrower may prepay the 900 North
Michigan Avenue Loan, in whole only, without payment of any prepayment consideration.

     The 900 North Michigan Avenue Borrower may defease the entire 900 North
Michigan Avenue Loan Combination, in whole only (except as provided in the section below entitled "--The 900 North Michigan Avenue Mortgage Loan--Partial
Release"), at any time after the date (the "900 North Michigan Lockout
Expiration Date") that is two years following the Issue Date, and by doing so obtain the release of the 900 North Michigan Avenue Mortgaged Property. A
defeasance will be effected by the 900 North Michigan Avenue Borrower's pledging substitute collateral that consists of direct non-callable United
States Treasury obligations which produce payments that replicate the payment obligations of the 900 North Michigan Avenue Borrower under the 900 North
Michigan Avenue Mortgage Loan and the 900 North Michigan Avenue Non-Trust Loan
and that are sufficient to pay off such loans in their entirety on the stated
maturity date. The 900 North Michigan Avenue Borrower's right to defease such loans is subject to, among other things, S&P and Moody's confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the rating then assigned to any class of series 2005-C3 certificates by such rating agency.

     The Mortgaged Property. The 900 North Michigan Avenue Mortgage Loan (as
well as the 900 North Michigan Avenue Non-Trust Loan) is secured by a first priority mortgage lien on the fee simple interest in the 900 North Michigan
Avenue Mortgaged Property. The 900 North Avenue Mortgaged Property is a portion of an approximately 2.7 million square foot Class A mixed-use building known as
900 North Michigan Avenue. The 66-story building was built in 1989 and is located on North Michigan Avenue, known as Chicago's "Magnificent Mile." 900
North Michigan Avenue is comprised of a six-story shopping center anchored by
Bloomingdale's; 21 floors of office space; a 17-story, 343-room Four Seasons
Hotel; 106 luxury condominium units; and a parking garage with approximately
1,660 parking spaces. The portion of the building that comprises the 900 North
Michigan Avenue Mortgaged Property consists of 825,356 square feet comprised of the entire 475,438 square foot retail component and 349,918 square feet of office space representing floors 8 through 20 of the office component, and additionally, the approximate 1,660 space parking garage. The hotel, residential condominium units and the portion of office space on floors 21 through 28 are not part of the collateral. The retail component is anchored by
Bloomingdale's with a 250,363 square foot store. Other retail tenants include a
30,021 square foot Equinox health club and 195,054 square feet of in-line tenant space occupied by retailers such as Coach, Gucci, J. Crew, Mark Shale,
Max Mara and Williams Sonoma. Overall retail occupancy for the retail component, based on square footage leased, was 96.0% as of March 31, 2005 with in-line occupancy 90.2% as of the same date. The 394,918 square foot office portion of the 900 North Michigan Avenue Mortgaged Property consists of floors
8 through 20 leased to corporate and professional services firms including JMB
Realty Corporation (the Sponsor of the 900 North Michigan Avenue Borrower)
leasing 80,584 square feet (23.0% of total office space) and Grosvenor Capital
Management, L.P., leasing 72,883 square feet (20.8% of total office space).
Other office tenants include Standard Parking Corporation, Walton Street,
Koenig & Strey and JMB Insurance. As of April 26, 2005, based on square footage leased, occupancy at the office portion of the 900 North Michigan Avenue
Mortgaged Property was 95.2%. Combined overall weighted average occupancy for the retail and office components at the 900 North Michigan Avenue Mortgaged
Property, weighted based on square footage, was 95.7%.

                                     S-104

-----------------------------------------------------------------------
          THE 900 NORTH MICHIGAN AVENUE MORTGAGED PROPERTY(1)
-----------------------------------------------------------------------
                                            APPROXIMATE
                COMPONENT                   SQUARE FEET     AS % OF GLA
-----------------------------------------------------------------------
ANCHOR
Bloomingdale's ........................       250,363           30.3%
                                              -------          -----
TOTAL ANCHOR SPACE ....................       250,363           30.3%
In-Line Stores ........................       195,054           23.6
Other Retail (2) ......................        30,021            3.6
                                              -------          -----
TOTAL RETAIL COMPONENT ................       475,438           57.6%
Total Office Component ................       349,918           42.4%
                                              -------          -----
TOTAL GLA .............................       825,356          100.0%
                                              =======          =====
-----------------------------------------------------------------------

         (1)   The 900 North Michigan Avenue Mortgaged Property also includes parking garage with approximately 1,660 parking spaces.

         (2)   Other Retail consists of Equinox sports club.

     Lockbox. The 900 North Michigan Avenue Borrower is required to deposit, or cause to be deposited, all income derived from the operation of 900 North
Michigan Avenue Mortgaged Property directly into a property account. On each business day, the property account bank will transfer all funds on deposit in the property account to the lockbox account. Provided that no default beyond applicable cure periods shall exist with respect to the 900 North Michigan
Avenue Mortgage Loan, all amounts in the lockbox account are to be applied on the date immediately preceding the monthly payment date in the following order of priority: first, to the payment of required monthly real estate tax reserves; second, to the payment of required monthly insurance premium reserves; third, to the payment of monthly debt service with respect to the 900
North Michigan Avenue Mortgage Loan; fourth, to the extent required, to the payment of required monthly replacement reserves; fifth, to the extent required, to the payment of required monthly Bloomingdale's leasing reserves;
sixth, to the extent required, to the payment of required monthly leasing rollover reserves; seventh, to the payment of late fees and interest accruing at the default rate and late payment charges; eighth, to the payment of reasonable fees and expenses of the lockbox bank; and ninth, with respect to all remaining sums in the lockbox account after payment of items first through eighth above, to the 900 North Michigan Avenue Borrower.

     Terrorism Coverage. The 900 North Michigan Avenue Borrower is required, in accordance with the related loan documents, to maintain insurance against terrorism or terrorist acts with coverage amounts of not less than an amount equal to the full insurable value of the 900 North Michigan Avenue Mortgaged
Property; provided, that the 900 North Michigan Avenue Borrower is not required to spend more than $400,000 in any fiscal year on insurance premiums for terrorism insurance. If the premium for the required amount of such insurance exceeds $400,000, then the 900 North Michigan Avenue Borrower is required to purchase the maximum amount of terrorism insurance available for funds equal to that maximum premium amount.

     Declaration. As set forth above, the 900 North Michigan Avenue Mortgaged
Property comprises one parcel of a larger development created pursuant to a vertical subdivision of 900 North Michigan. In connection with the vertical subdivision, the various parcels owners entered into a declaration of covenants, conditions, restrictions and easements dated April 20, 1989 (as the same may be amended from time to time, the "900 North Michigan Avenue
Declaration"). The 900 North Michigan Avenue Declaration provides for among other things, easements that both burden and benefit the 900 North Michigan
Avenue Mortgaged Property, a duty of the owner of the 900 North Michigan Avenue
Mortgaged Property to provide building services and pay certain common expenses
(subject to reimbursement from the owners of the hotel and residential parcels for their proportionate share) and an obligation of any owner (including the
900 North Michigan Avenue Borrower) to rebuild in the event of a casualty to less than the whole of the building and further restrictions regarding the use of casualty and condemnation proceeds. See "Risk Factors--Risks Related to the
Underlying Mortgage Loans--Risks Associated with Vertical Subdivisions" in this prospectus supplement.

     Partial Release. The 900 North Michigan Avenue Borrower may obtain a release of the entire 20th floor (the "900 North Michigan Release Property") of the 900 North Michigan Avenue Mortgaged Property from the lien of the related mortgage, subject to the satisfaction of certain conditions, which include: (a)
(i) prior to the 900 North Michigan Avenue Lockout Expiration Date, the 900
North Michigan Avenue Borrower must prepay both the 900 North Michigan Avenue
Mortgage Loan and the 900 North Michigan Avenue Non-Trust Loan, on a pro rata basis, in an aggregate amount equal to or greater than $4,000,000 (the "900
North Michigan Release Price") or (ii) after the 900 North Michigan Lockout
Expiration Date, the 900 North Michigan Avenue Borrower must defease both the
900 North Michigan Avenue Mortgage Loan and the 900 North Michigan Avenue
Non-Trust Loan, on a pro rata basis, in an aggregate amount equal to or greater than the 900 North Michigan Release Price; (b) the 900 North Michigan Avenue
Borrower has provided at least 30 and not more than 90

                                     S-105

days written notice of the request of the release of the 900 North Michigan
Avenue Release Property; (c) if the release of the 900 North Michigan Avenue
Release Property occurs prior to the 900 North Michigan Lockout Expiration
Date, the 900 North Michigan Avenue Borrower must pay, in addition to the 900
North Michigan Release Price, an amount equal to the greater of (i) one percent of the amount to be prepaid, and (ii) a yield maintenance premium specified in the related loan agreement; and (d) payment by the 900 North Michigan Avenue
Borrower of all actual, out-of-pocket costs and expenses incurred by the Lender in connection with the release. An affiliate of the 900 North Michigan Avenue
Borrower (which affiliate owns floors 21 through 28 of the 900 North Michigan
Avenue building) is designated as the transferee of the 900 North Michigan
Release Property.

                                     S-106

--------------------------------------------------------------------------------
             IV. THE COURTYARD BY MARRIOTT PORTFOLIO MORTGAGE LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE PRINCIPAL BALANCE:       $121,500,000(1)

 LOAN PER ROOM:                        $50,545(2)

 % OF INITIAL MORTGAGE POOL BALANCE:   6.1%

 SHADOW RATING (S&P/MOODY'S):          A-/Baa1(3)

 LOAN PURPOSE:                         Acquisition

 WEIGHTED AVERAGE MORTGAGE
  INTEREST RATE:                       5.7225% per annum(4)

 INTEREST CALCULATION:                 Actual/360

 FIRST PAYMENT DATE:                   May 11, 2005

 WEIGHTED AVERAGE
  AMORTIZATION TERM:                   24.5 years(5)

 ANTICIPATED REPAYMENT DATE:           NAP(6)

 HYPERAMORTIZATION:                    NAP(6)

 MATURITY DATE:                        April 11, 2015

 MATURITY/ARD BALANCE:                 $102,730,209

 BORROWER:                             Courtyard II Associates, L.P.

 SPONSORS:                             Marriott International, Inc.; Host
                                       Marriott, L.P.; Sarofim Realty
                                       Advisors, Limited Partnership

 PREPAYMENT/DEFEASANCE:                Defeasance permitted beginning from
                                       the earlier of (i) three years from
                                       origination and (ii) two years after the
                                       latest securitization of any mortgage
                                       loan in the Courtyard by Marriott
                                       Loan Combination. Prepayment
                                       without penalty permitted three
                                       months prior to scheduled maturity
                                       date.

 UP-FRONT RESERVES:                    Required Repairs Reserve(7)
                                       FF&E Reserve(7)

 ONGOING RESERVES:                     Tax and Insurance Reserve(8)
                                       FF&E Reserve (9)
                                       Ground Rent Reserve (10)

 LOCKBOX:                              Hard/Hotel(11)

 B NOTE:                               $ 30,000,000(1)

 MEZZANINE DEBT:                       $128,942,755 and Additional
                                       Permitted(12)
================================================================================

--------------------------------------------------------------------------------
                     MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:         Portfolio(13)

 PROPERTY TYPE:                  Hotel

 LOCATION:                       29 states(13)

 YEAR BUILT:                     1985-1990

 YEAR RENOVATED:                 2003-2005

 NUMBER OF ROOMS:                9,443(13)

 WEIGHTED AVERAGE OCCUPANCY:     70.2%(14)

 OCCUPANCY DATE:                 May 20, 2005(14)

 OWNERSHIP INTEREST:             Fee/Leasehold

 PROPERTY MANAGEMENT:            Courtyard Management Corporation

 WEIGHTED AVERAGE ADR:           $98.08(15)

 WEIGHTED AVERAGE REVPAR:        $68.99(16)

 U/W NCF:                        $60,247,820(17)

 U/W NCF DSCR:                   1.64x(18)

 APPRAISED VALUE:                $856,500,000(19)

 APPRAISAL AS OF DATE:           December 2004 - January 2005

 CUT-OFF DATE LTV RATIO:         55.7%(20)

 MATURITY LTV RATIO:             46.6%(20)
================================================================================

(1)   The Courtyard by Marriott Portfolio Mortgage Loan is evidenced by two loan components that are referred to in this prospectus supplement as the
      Courtyard by Marriott Portfolio Pooled Component and the Courtyard by
      Marriott Portfolio Non-Pooled Component. The cut-off date principal balance in the table above is based on the Courtyard by Marriott
      Portfolio Pooled Component only. The Courtyard by Marriott Portfolio
      Mortgage Loan (including the Courtyard by Marriott Portfolio Pooled
      Component and the Courtyard by Marriott Portfolio Non-Pooled Component)
      is $164,200,000. The Courtyard by Marriott Portfolio Mortgage Loan is
      also one of four (4) mortgage loans comprising the Courtyard by Marriott
      Portfolio Loan Combination that also includes two (2) Courtyard by
      Marriott Portfolio Pari Passu Non-Trust Loans (with an aggregate cut-off date principal balance of $355,800,000) and the Courtyard by Marriott
      Portfolio Subordinate Non-Trust Loan (with a cut-off date principal balance of $30,000,000). The aggregate principal amount of the entire
      Courtyard by Marriott Portfolio Loan Combination is $550,000,000.

(2)   Based on a loan amount comprised of the entire Courtyard by Marriott
      Portfolio Loan Combination (as described in footnote (1) above), excluding the Courtyard by Marriott Portfolio Non-Pooled Component.

(3)   The shadow rating is based on the Courtyard by Marriott Portfolio Pooled
      Component only.

(4)   The Weighted Average Mortgage Interest Rate set forth above is the weighted average rate of the entire Courtyard by Marriott Portfolio Loan
      Combination. The rate on the Courtyard by Marriott Portfolio Pooled
      Component may be different, and possibly lower, than that weighted average rate.

(5)   Payments of interest only are required through and including the payment date in April 2008, following which monthly debt service payments of principal and interest are required. The weighted average amortization term is weighted based on allocated loan amounts of the Courtyard by
      Marriott Portfolio Mortgaged Properties (not including the Courtyard by
      Marriott Excluded Properties (as defined under "--Excluded Properties"
      below)). Those allocated loan amounts are based on a 25-year amortization schedule, except that the allocated loan amount for the Courtyard by
      Marriott Mortgaged Property located in Fresno is based on a 10.5-year amortization schedule, and the Courtyard by Marriott Mortgaged Property located in Poughkeepsie is based on a 13-year amortization schedule.

(6)   NAP means not applicable.

(7)   At closing, the Courtyard by Marriott Portfolio Borrower deposited
      $764,161 into a required repairs account to be used to pay for certain immediate repairs required to be performed at certain of the Courtyard by
      Marriott Portfolio Mortgaged Properties and deposited $10,282,033 into an
      FF&E reserve account.

                                     S-107

(8)   The Courtyard by Marriott Portfolio Borrower is required on each monthly payment date to make deposits to a tax and insurance reserve account, except that so long as an affiliate of Marriott International, Inc. is the property manager, the Courtyard by Marriott Portfolio Borrower participates in Marriott International, Inc.'s insurance programs, and such programs otherwise meet the requirements of the related loan documents, the monthly escrow payment will not be required. As of the cut-off date, these conditions have been met, and the Courtyard by
      Marriott Portfolio Borrower is currently not required to make monthly insurance escrow payments.

(9)   The Courtyard by Marriott Portfolio Borrower is required on each monthly payment date to make deposits to a furniture, fixture and equipment
      ("FF&E") replacement reserve with the property manager (an affiliate of
      Marriott International, Inc.) equal to 5.0% of the total gross revenues of the Courtyard by Marriott Portfolio Mortgaged Properties (not
      including the Courtyard by Marriott Excluded Properties).

(10)  The Courtyard by Marriott Portfolio Borrower is required on each monthly payment date to make deposits to a ground rent reserve account. Ground rent reserve deposits are not required if Marriott International, Inc., or an affiliate of Marriott International, Inc. is the property manager of the Courtyard by Marriott Portfolio Mortgaged Properties, and the
      property manager is paying all ground rent expenses on behalf of the
      Courtyard by Marriott Portfolio Borrower. As of the cut-off date,
      Marriott International, Inc. or an affiliate of Marriott International,
      Inc. is the property manager and is paying all ground rent expenses on behalf of the Courtyard by Marriott Portfolio Borrower.

(11)  See "--Lockbox" below.

(12)  See "--Mezzanine Financing" below.

(13)  Portfolio of 64 hotel properties with aggregate of 9,443 rooms (not including the six Courtyard by Marriott Excluded Properties) located in twenty-nine (29) states: California, Illinois, Florida, Alabama, New
      York, Maryland, Connecticut, Georgia, Missouri, Arizona, Michigan,
      Colorado, Virginia, Texas, New Jersey, Tennessee, Ohio, North Carolina,
      Pennsylvania, Kansas, Arkansas, Washington, Indiana, Kentucky, Oklahoma,
      Minnesota, Oregon, Massachusetts and South Carolina.

(14)  Occupancy is the weighted average occupancy of the Courtyard by Marriott
      Portfolio Mortgaged Properties (excluding the Courtyard by Marriott
      Excluded Properties) for the trailing 12 months through May 20, 2005, weighted based on allocated loan amount per property for the 64 Courtyard by Marriott Portfolio Mortgaged Properties.

(15)  ADR is the weighted average daily rate based on average daily rate for each of the Courtyard by Marriott Portfolio Mortgaged Properties
      (excluding the Courtyard by Marriott Excluded Properties) for the 12
      months ending May 20, 2005, weighted based on allocated loan amount per property for the 64 properties.

(16)  RevPAR is the weighted average revenue per available room based on revenue per available room for each of the Courtyard by Marriott
      Portfolio Mortgaged Properties (excluding the Courtyard by Marriott
      Excluded Properties) for the 12 months ending May 20, 2005, weighted based on allocated loan amount per property for the 64 properties.

(17)  Reflects in-place U/W Net Cash Flow of the Courtyard by Marriott
      Portfolio Mortgaged Properties (not including the Courtyard by Marriott
      Excluded Properties). The U/W Net Cash Flow of the 64 Courtyard by
      Marriott Portfolio Mortgaged Properties is projected to be $78,694,913 based on assumed increase in the weighted average occupancy, ADR and
      RevPAR of the 64 Courtyard by Marriott Portfolio Mortgaged Properties.

(18)  The U/W DSCR, based on in-place U/W Net Cash Flow (described in footnote
      (17) above) is calculated taking into account the Courtyard by Marriott
      Portfolio Pooled Component and the Courtyard by Marriott Portfolio Pari
      Passu Non-Trust Loans (excluding the Courtyard by Marriott Portfolio
      Non-Pooled Component and the Courtyard by Marriott Portfolio Subordinate
      Non-Trust Loan). The U/W DSCR based on in-place U/W Net Cash Flow taking into account the entire Courtyard by Marriott Portfolio Loan Combination would be 1.42x (including both the Pooled and Non-Pooled Components of the Courtyard by Marriott Portfolio Mortgage Loan, the Courtyard by
      Marriott Portfolio Pari Passu Non-Trust Loans and the Courtyard by
      Marriott Portfolio Subordinate Non-Trust Loan). Based on the projected
      U/W Net Cash Flow for the Courtyard by Marriott Portfolio Mortgaged
      Property (as described in footnote (17) above), the U/W DSCR, taking into account the Courtyard by Marriott Portfolio Pooled Component and the
      Courtyard by Marriott Portfolio Pari Passu Non-Trust Loans, would be
      2.14x, and the U/W DSCR for the entire Courtyard by Marriott Portfolio
      Loan Combination would be 1.86x (including both the Pooled and Non-Pooled
      Components of the Courtyard by Marriott Portfolio Mortgage Loan, the
      Courtyard by Marriott Portfolio Pari Passu Non-Trust Loans and the
      Courtyard by Marriott Portfolio Subordinate Non-Trust Loan).

(19)  Aggregate of appraised values for the Courtyard by Marriott Portfolio
      Mortgaged Properties (excluding the Courtyard by Marriott Excluded
      Properties).

(20)  The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the
      Courtyard by Marriott Portfolio Pooled Component and the Courtyard by
      Marriott Portfolio Pari Passu Non-Trust Loans (excluding the Courtyard by
      Marriott Portfolio Non-Pooled Component and the Courtyard by Marriott
      Portfolio Subordinate Non-Trust Loan). The Cut-off Date LTV Ratio and the
      Maturity LTV Ratio based on the entire Courtyard by Marriott Portfolio
      Loan Combination would be 64.2% and 53.8%, respectively, (including both the Pooled and Non-Pooled Components of the Courtyard by Marriott
      Portfolio Mortgage Loan, the Courtyard by Marriott Portfolio Pari Passu
      Non-Trust Loans and the Courtyard by Marriott Portfolio Subordinate
      Non-Trust Loan).

     The Borrower and Sponsor. Courtyard II Associates, L.P., a Delaware
limited partnership (the "Courtyard by Marriott Portfolio Borrower"), is a
single purpose, bankruptcy-remote entity that owns no material assets other that the Courtyard by Marriott Portfolio Mortgaged Properties and related interests. The Courtyard by Marriott Portfolio Borrower is sponsored by
Marriott International, Inc., Host Marriott, L.P., and Sarofim Realty Advisors,
each a Delaware limited partnership, together with certain affiliates of the foregoing entities (such entities, together with such affiliates, collectively, the "Courtyard by Marriott Portfolio Sponsor").

     The Mortgage Loan. The Courtyard by Marriott Portfolio Mortgage Loan was
originated on March 29, 2005, and has a cut-off date principal balance of
$121,500,000, based on the Courtyard by Marriott Portfolio Pooled Component
only. The Courtyard by Marriott Portfolio Mortgage Loan is evidenced by two loan components that are referred to in this prospectus supplement as the
Courtyard by Marriott Portfolio Pooled Component, which has a cut-off date principal balance of

                                     S-108

$121,500,000, and the Courtyard by Marriott Portfolio Non-Pooled Component,
which has a cut-off date principal balance of $42,700,000. The Class CBM
Certificates represent beneficial ownership of the Courtyard by Marriott
Portfolio Non-Pooled Component, and the holders of the offered certificates and certain non-offered classes of the series 2005-C3 certificates will be entitled to receive collections of principal and interest on the Courtyard by Marriott
Portfolio Pooled Component. See "--Split Mortgage Loans--The Pooled and
Non-Pooled Component of the Courtyard by Marriott Portfolio Mortgage Loan.

     In addition, the Courtyard by Marriott Portfolio Mortgage Loan is one of
four (4) mortgage loans, together referred to as the "Courtyard by Marriott
Portfolio Loan Combination," that are all secured by the Courtyard by Marriott
Portfolio Mortgaged Property. The Courtyard by Marriott Portfolio Loan
Combination is comprised of: (a) the Courtyard by Marriott Portfolio Mortgage
Loan; (b) the two (2) Courtyard by Marriott Portfolio Pari Passu Non-Trust
Loans in the aggregate principal amount of $355,800,000, which will not be included in the trust, and which are, at all times, pari passu in right of payment with the Courtyard by Marriott Portfolio Pooled Component; and (c) the
Courtyard by Marriott Portfolio Subordinate Non-Trust Loan in the principal amount of $30,000,000, which will not be included in the trust, and which is, following and during the continuance of certain material uncured events of default with respect to the Courtyard by Marriott Portfolio Loan Combination,
subordinate in right of payment to the entire Courtyard by Marriott Portfolio
Mortgage Loan (including the Pooled Component) and the two (2) Courtyard by
Marriott Portfolio Pari Passu Non-Trust Loans. The Courtyard by Marriott
Portfolio Non-Pooled Component is, during the continuance of certain uncured material events of default with respect to the Courtyard by Marriott Portfolio
Loan Combination, subordinate to the Courtyard by Marriott Portfolio Pooled
Component and the two (2) Courtyard by Marriott Portfolio Pari Passu Non-Trust
Loans. All of the mortgage loans in the Courtyard by Marriott Portfolio Loan
Combination are obligations of the Courtyard by Marriott Portfolio Borrower, are secured by the Courtyard by Marriott Portfolio Mortgaged Property and are
cross-defaulted with each other. The Courtyard by Marriott Portfolio Pari Passu
Non-Trust Loans and the Courtyard by Marriott Portfolio Subordinate Non-Trust
Loan are together referred to as the "Courtyard by Marriott Portfolio Non-Trust
Loans." The respective rights of the holders of the Courtyard by Marriott
Portfolio Mortgage Loan and the Courtyard by Marriott Portfolio Non-Trust Loans
will be governed by the Courtyard by Marriott Portfolio Co-Lender Agreement,
which is described under "--Loan Combinations--The Courtyard by Marriott
Portfolio Mortgage Loan--Co-Lender Agreement" below. The respective rights of the holders of the Pooled Component and the Non-Pooled Component of the
Courtyard by Marriott Portfolio Mortgage Loan will be described in the series
2005-C3 pooling and servicing agreement.

     The Courtyard by Marriott Portfolio Mortgage Loan (as well as the
Courtyard by Marriott Portfolio Non-Trust Loans) is a ten-year balloon loan with a stated maturity date of April 11, 2015. The Courtyard by Marriott
Portfolio Pooled Component (as well as the Courtyard by Marriott Portfolio Pari
Passu Non-Trust Loans) accrues interest on an Actual/360 Basis at an interest
rate, in the absence of default, of         % per annum. The Courtyard by
Marriott Portfolio Non-Pooled Component accrues interest on an Actual/360 Basis
at an interest rate, in the absence of default, of         % per annum. The
Courtyard by Marriott Portfolio Subordinate Non-Trust Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of
         % per annum. Payments of interest only are required through and including the payment date in April 2008. Following the payment date in April
2008, on the eleventh day of each month to but excluding the stated maturity date, the Courtyard by Marriott Portfolio Borrower is required to make constant monthly debt service payments of $3,527,901 (based on a 24.5-year amortization schedule) on the Courtyard by Marriott Portfolio Loan Combination. The
principal balance of the Courtyard by Marriott Portfolio Mortgage Loan (as well as the Courtyard by Marriott Portfolio Non-Trust Loans), plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

     The Courtyard by Marriott Portfolio Borrower is prohibited from voluntarily prepaying the Courtyard by Marriott Portfolio Mortgage Loan in
whole or in part prior to January 11, 2015. From and after January 11, 2015, the Courtyard by Marriott Portfolio Borrower may prepay the Courtyard by
Marriott Portfolio Mortgage Loan, in whole or in part, without payment of any prepayment consideration, provided that (a) the Courtyard by Marriott Portfolio
Borrower provides the lender with 20 days prior written notice, and (b) if the date on which such prepayment is received by the lender is not a regularly-scheduled payment date, the Courtyard by Marriott Portfolio Borrower shall pay to the lender, in addition to any other amounts due to the lender, interest on the portion of the outstanding principal balance of the Courtyard by Marriott Portfolio Mortgage Loan subject to such prepayment through the end of the interest period in which such prepayment occurs.

     The Courtyard by Marriott Portfolio Borrower may defease the Courtyard by
Marriott Portfolio Mortgage Loan, in whole or in part, on any payment date after the expiration of the earlier of (i) three years from loan origination and (ii) two years following the latest securitization of any mortgage loan comprising the Courtyard by Marriott Portfolio Loan Combination, and by doing so obtain the release of all or some of the Courtyard by Marriott Portfolio
Mortgaged Properties. A defeasance of any portion of the loan will be effected by the Courtyard by Marriott Portfolio Borrower's pledging

                                     S-109

substitute collateral that consists of direct, non-callable United States
Treasury obligations that produce payments which replicate the payment obligations of the Courtyard by Marriott Portfolio Borrower under the Courtyard by Marriott Portfolio Mortgage Loan and are sufficient to pay the portion of the Courtyard by Marriott Portfolio Mortgage Loan being defeased on the stated
maturity date. The Courtyard by Marriott Portfolio Borrower's right to defease any portion of the Courtyard by Marriott Portfolio Mortgage Loan is subject to, among other things, S&P and Moody's each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2005-C3 certificates by such rating agency. As a condition to the defeasance of the entire Courtyard by Marriott Portfolio
Mortgage Loan, the Courtyard by Marriott Portfolio Borrower must simultaneously defease the entire Courtyard by Marriott Portfolio Non-Trust Loans.

     The Mortgaged Properties. The Courtyard by Marriott Portfolio Mortgage
Loan is secured by a first priority mortgage lien on (a) the respective fee simple interest of the Courtyard by Marriott Portfolio Borrower in nine
Courtyard by Marriott Portfolio Mortgaged Properties, and (b) the respective leasehold interest of the Courtyard by Marriott Portfolio Borrower in 61
Courtyard by Marriott Portfolio Mortgaged Properties, as described under
"--Ground Leases" below. The Courtyard by Marriott Portfolio Mortgage Loan is based on allocated loan amounts attributable to only 64 of the 70 hotels that constitute the Courtyard by Marriott Portfolio Mortgaged Properties. The
remaining six of the hotels that constitute the Courtyard by Marriott Portfolio
Mortgaged Properties, which may be released at any time without defeasance or payment of a release price or prepayment consideration, are referred to herein as the "Courtyard by Marriott Excluded Properties."

     The Courtyard by Marriott Portfolio Mortgaged Properties, not including the Courtyard by Marriott Excluded Properties, consist of 64 select service hotels containing approximately 9,443 rooms. These hotels are located in 29 states across the United States with concentrations in California, Illinois and
Florida. All Courtyard by Marriott Portfolio Mortgaged Properties are flagged
"Courtyard by Marriott," a brand name of Marriott International, Inc. The typical amenities provided by Courtyard by Marriott Hotels comprise: restaurant and lounge, meeting space, central courtyard, swimming pool and exercise room,
24-hour access to food, and high speed internet access. Many of the Courtyard by Marriott Portfolio Mortgaged Properties will undergo renovation under
Marriott's ongoing renovation program, referred to herein as the "Courtyard by
Marriott Reinvention Program," which is being instituted for all Courtyard by
Marriott branded hotels. The scope of a full Reinvention Program includes a redesigned and upgraded guestroom package, redesigned lobbies and new amenities, and functional features designed to appeal to the business traveler.
The cost of a full Courtyard by Marriott Reinvention Program for each Courtyard by Marriott Portfolio Mortgaged Property is approximately $12,500 per key.
Three of the Courtyard by Marriott Portfolio Mortgaged Properties have completed the Courtyard by Marriott Portfolio Reinvention Program in 2003, 28
hotels partially underwent the Courtyard by Marriott Portfolio Reinvention
Program (soft goods only) in 2004, and the remaining 33 hotels will undergo a full Courtyard by Marriott Portfolio Reinvention Program in 2005 or early 2006.

                                     S-110

     Certain characteristics of the Courtyard by Marriott Portfolio Mortgaged
Properties, organized by location of the subject Courtyard by Marriott
Portfolio Mortgaged Properties, are identified in the table below:



--------------------------------------------------------------------------------------------------------------------------
                               THE COURTYARD BY MARRIOTT PORTFOLIO MORTGAGED PROPERTIES(1)
--------------------------------------------------------------------------------------------------------------------------
                                         WEIGHTED
                                          AVERAGE      WEIGHTED      WEIGHTED     WEIGHTED                     ALLOCATED
                      # OF       # OF       AGE         AVERAGE       AVERAGE     AVERAGE      APPRAISED         LOAN
     LOCATION      PROPERTIES   ROOMS   (YEARS)(2)   OCCUPANCY(3)     ADR(4)     REVPAR(5)       VALUE          AMOUNT
--------------------------------------------------------------------------------------------------------------------------

     California         8       1,182        17          70.7%       $103.20       $72.62    $116,300,000    $ 16,497,899
      Illinois          7       1,015        19          68.3          90.71        61.95      99,800,000      14,157,268
       Florida          5         741        17          70.4         112.71        79.21      75,500,000      10,710,158
      Alabama           3         442        19          67.6          94.31        63.84      42,600,000       6,043,082
      New York          2         294        18          73.9         120.61        89.24      42,000,000       5,957,969
      Maryland          2         295        16          75.8         108.07        82.03      35,500,000       5,035,902
    Connecticut         2         294        16          76.5         108.15        83.12      34,900,000       4,950,788
       Georgia          3         435        19          65.8          91.51        60.23      33,000,000       4,681,261
      Missouri          2         303        17          69.4          94.87        65.85      32,900,000       4,667,075
       Arizona          3         444        17          69.2          87.45        59.89      31,700,000       4,496,848
      Michigan          2         295        17          68.3         101.51        69.25      30,700,000       4,354,991
      Colorado          2         304        17          64.3          91.78        58.96      30,100,000       4,269,878
      Virginia          2         299        17          77.4          88.01        68.44      26,200,000       3,716,638
        Texas           3         447        16          66.8          87.02        58.37      23,500,000       3,333,625
     New Jersey         1         146        17          80.3         116.85        93.87      21,300,000       3,021,541
     Tennessee          2         290        17          71.5          84.38        59.86      20,900,000       2,964,799
        Ohio            2         295        17          66.5          84.68        56.25      19,100,000       2,709,457
  North Carolina        2         298        17          67.8          81.98        55.62      16,900,000       2,397,373
    Pennsylvania        1         149        17          72.5         113.55        82.36      16,300,000       2,312,259
       Kansas           1         149        17          66,4          97.11        64.51      14,600,000       2,071,103
      Arkansas          1         149        17          72.2          85.35        61.67      13,000,000       1,844,133
     Washington         1         149        16          71.2          99.28        70.67      13,000,000       1,844,133
       Indiana          1         146        18          71.6          87.01        62.31      12,700,000       1,801,576
      Kentucky          1         146        17          66.2          90.49        59.90      12,700,000       1,801,576
      Oklahoma          1         149        17          71.1          79.61        56.62      12,700,000       1,801,576
     Minnesota          1         146        17          69.1          92.30        63.77      10,300,000       1,461,121
       Oregon           1         149        16          60.6          76.82        46.56       7,300,000       1,035,552
   Massachusetts        1         146        17          54.2          91.41        49.50       5,700,000         808,582
  South Carolina        1         146        17          67.9          72.33        49.15       5,300,000         751,839
                       --       -----        --          ----        -------       ------    ------------    ------------
  TOTAL/WEIGHTED
       AVERAGE         64       9,443        17          70.2%       $ 98.08       $68.99    $856,500,000    $121,500,000
                       ==       =====        ==          ====        =======       ======    ============    ============


(1)   Ranked by the aggregate allocated loan amount per state, and does not include the Courtyard by Marriott Excluded Properties.

(2)   Weighted average age for each state based on the average age of each property in the specified state and weighted based on the allocated loan amount for that property.

(3)   Weighted average occupancy for each state based on average occupancy per property in the specified state for the 12-month period ending May 20,
      2005, and weighted based on the allocated loan amount for that property.

(4)   Weighted average daily rate ("ADR") for each state based on average ADR per property in the specified state for the 12-month period ending May
      20, 2005, and weighted based on the allocated loan amount for that property.

(5)   Weighted average revenue per available room ("RevPAR") for each state based on average RevPAR per property in the specified state for the
      12-month period ending May 20, 2005, and weighted based on the allocated loan amount for that property.

     Releases. The Courtyard by Marriott Portfolio Mortgaged Properties may be
released from the lien of the related mortgage if the Courtyard by Marriott
Portfolio Borrower elects to defease the entire Courtyard by Marriott Portfolio
Mortgage Loan (together with the Courtyard by Marriott Portfolio Pari Passu
Non-Trust Loans) or elects, on or after January 11, 2015, to prepay the entire
Courtyard by Marriott Mortgage Loan, as described under "--The Mortgage Loan"
above. If the Courtyard by Marriott Portfolio Borrower has elected to defease a portion of the Courtyard by Marriott Portfolio Mortgage Loan (together with the
Courtyard by Marriott Portfolio Pari Passu Non-Trust Loans) or, on or after
January 11, 2015, prepay a portion of the Courtyard by Marriott Portfolio
Mortgage Loan (together with the Courtyard by Marriott Portfolio Pari Passu
Non-Trust Loans), then the Courtyard by Marriott Portfolio Borrower may obtain the release of an individual Courtyard by Marriott Portfolio Mortgaged
Property, provided the principal balance of the defeased notes

                                     S-111

or the amount of such prepayment shall equal 110% of the allocated loan amount for the individual Courtyard by Marriott Portfolio Mortgaged Property proposed to be released, the DSCR for the remaining Courtyard by Marriott Portfolio
Mortgaged Properties for the trailing 12 month period immediately prior to such release shall be equal to or greater than the DSCR on the closing date of the
Courtyard by Marriott Portfolio Loan Combination and the loan to value ratio for the remaining properties shall be less than the loan to value ratio on the closing date of the Courtyard by Marriott Portfolio Loan Combination. The
Courtyard by Marriott Portfolio Excluded Properties may be released at any time without payment of a release price and without payment of any prepayment consideration.

     Lockbox. The Courtyard by Marriott Portfolio Borrower and the property manager are required to cause all revenues from the Courtyard by Marriott
Portfolio Mortgaged Properties to be deposited directly into a lockbox account in which lender has a perfected security interest. Thereafter, provided that the property manager is an affiliate of Marriott International, Inc. and
Marriott International, Inc. is rated "investment grade" by Moody's and/or S&P, all funds in the lockbox account will be transferred each business day from the lockbox account to the property manager's account (which is an account in which lender does not have a perfected security interest) and will be used to pay, pursuant to the management agreement operating expenses incurred in connection with the operation of the Courtyard by Marriott Portfolio Mortgaged Properties,
debt service and other amounts due to the lender and otherwise as set forth in the management agreement and the loan documents. In the event that while the manager of the Courtyard by Marriott Portfolio Mortgaged Properties is an
affiliate of Marriott International, Inc. Marriott International, Inc. is not
rated "investment grade", all funds in the lockbox account shall not be transferred to the property manager's account but instead shall be disbursed from the lockbox account in the following priority: first, to the property manager for operating expenses; next, to amounts due to lender including deposits to reserve accounts required under the loan documents and debt service and finally as set forth in the management agreement. In the event that the property manager is not an affiliate of Marriott International, Inc. (unless a rating agency confirmation has been obtained with respect to the application of the funds in the lockbox account as set forth above), and provided that an event of default shall not have occurred and be continuing, all available funds in the lockbox account be disbursed in the following priority: (a) to the tax and insurance reserve account for the payment of taxes and insurance; (b) to the ground lease escrow account in the amount of ground lease rent due on the next payment date; (c) to the debt service reserve account in the amount of debt service due on the next payment date and for any other amounts then due and payable under the loan documents; (d) if the manager is not an affiliate of
Marriott International, Inc., as directed by manager, or, if the management agreement was cancelled, as directed by Borrower. Upon the occurrence and during the continuance of an event of default under the loan documents, the
Courtyard by Marriott Portfolio Borrower shall have no further rights to receive any amounts from the lockbox account, directly or indirectly, and the
Courtyard by Marriott Portfolio Borrower has assigned to, and the property manager has acknowledged such assignment, all amounts otherwise payable to the
Courtyard by Marriott Portfolio Borrower under and from the lockbox account.

     Terrorism Coverage. The Courtyard by Marriott Portfolio Borrower is
required to obtain and maintain terrorism insurance, to the extent available at commercially reasonable terms, as is customarily carried by operators of similar facilities, with regard to the comprehensive all-risk, business income, boiler and machinery and, during times of construction, general liability insurance.

     Ground Leases. The Courtyard by Marriott Portfolio Mortgage Loan is
secured by the Courtyard by Marriott Portfolio Borrower's respective leasehold interest in 61 Courtyard by Marriott Portfolio Mortgaged Properties. A
memorandum of each ground lease and any amendments thereto or assignments thereof have been recorded in the applicable recorder's office. Excluding the
Courtyard by Marriott Excluded Properties, (a) 49 of the subject ground leases, with an aggregate annual rent for 2005 of $9,987,446, are currently leased from an affiliate of Marriott International, Inc., under leases which expire on
December 31, 2068 (the "Courtyard by Marriott Affiliate Ground Leases"), and
(b) seven of the subject ground leases, with an aggregate annual rent for 2005 of $1,710,773, are currently leased from separate third parties under leases which expire on December 29, 2018; December 29, 2023; June 14, 2068; December
28, 2018; December 30, 2033; June 30, 2024; and, January 3, 2020, respectively.

     The annual rental for each of the Courtyard by Marriott Affiliate Ground
Leases is the greater of a minimum rental rate or a stated percentage of gross revenue, such percentage with a current range from 4.0% to 8.0%. Each year, the annual minimum rental for each of the Courtyard by Marriott Affiliate Ground
Leases will be increased by the greater of (i) the product of the existing annual minimum rental and 80% of the percentage increase in the Consumer Price
Index ("CPI") over the three prior fiscal years or (ii) 75% of the average annual rental for the prior three fiscal years. Notwithstanding anything to the contrary, the annual minimum rental per fiscal year will never decrease. Annual rental for the seven Courtyard by Marriott Mortgaged Properties secured by ground leases with third party ground lessors are as follows. Rent under the
Courtyard by Marriott Poughkeepsie ground lease shall be the greater of (i)
$110,000 per fiscal year or (ii) 3.5% of gross

                                     S-112

revenues. Rent under the Courtyard by Marriott Norwalk ground lease will be increased every five years by the greater of (i) 15.0% of the then prevailing rental rate or (ii) the product of the annual rental then in effect and 60.0%
of the increase in the CPI during the preceding five years. Rent under the
Courtyard by Marriott Tampa--Westshore ground lease shall by increased by 5.0%
every ten years during the lease term. Rent under the Courtyard by Marriott
Philadelphia--Devon ground lease shall be the greater of $240,000 or (ii) 4.25%
of gross revenues. Rent under the Courtyard by Marriott San Jose--Cupertino ground lease shall be the greater of (i) the product of the annual rental then in effect and 75.0% of the increase in the CPI during the preceding five years or (ii) 6.0% of gross revenues. Rent under the Courtyard by Marriott Fresno ground lease shall be the greater of (i) the then current annual rental increased by 3.0% or (ii) 6.0% of gross revenues. Rent under the Courtyard by
Marriott Charlotte--South Park ground lease shall be the greater of (i)
$352,051 per year or (ii) 6.0% of gross revenues.

     Mezzanine Debt. CBM Mezzanine Borrower Limited Partnership, a Delaware
limited partnership, an owner of indirect interests in the Courtyard by
Marriott Portfolio Borrower, is the borrower under a mezzanine loan from
Marriott International, Inc., in the principal amount of $128,942,755, secured by one or more pledges of direct or indirect interests in the Courtyard by
Marriott Portfolio Borrower, as well as by direct or indirect interests in an affiliated owner of a separate portfolio of Courtyard by Marriott hotels. The proceeds of such loan shall be applied to (a) pay the cost of the alterations to the Courtyard by Marriott Portfolio Mortgaged Properties (implemented under the Courtyard by Marriott Reinvention Program), (b) pay the cost of improvements to certain other properties owned by Courtyard by Marriott Limited
Partnership (an affiliate of the Courtyard by Marriott Portfolio Borrower), (c)
fund or pay for the redemption, purchase or other acquisition of certain interests in CBM Joint Venture Limited Partnership, owned by Host Marriott,
L.P., a Delaware limited partnership, and/or its affiliates and any costs or expenses relating thereto and (d) such other purposes approved by the lender in writing. The Courtyard by Marriott Portfolio Mezzanine Loan accrues interest at a floating rate and is secured by one or more pledges of direct or indirect interests in the Courtyard by Marriott Portfolio Borrower (the "Courtyard by
Marriott Portfolio Mezzanine Collateral"). The Courtyard by Marriott Portfolio
Mezzanine Loan matures on the earlier to occur of May 10, 2012 or the termination of the management agreement with respect to the Courtyard by
Marriott Portfolio Mortgaged Property.

     The Courtyard by Marriott Portfolio Mortgage Loan lender and the Courtyard by Marriott Portfolio Mezzanine Loan lender entered into an intercreditor agreement (the "Courtyard by Marriott Portfolio Mezzanine Intercreditor
Agreement"), that sets forth the relative priorities between the Courtyard by
Marriott Portfolio Mortgage Loan and the Courtyard by Marriott Portfolio
Mezzanine Loan, and provides, among other things:

     o   The Courtyard by Marriott Portfolio Mezzanine Loan lender may not foreclose on the Courtyard by Marriott Portfolio Mezzanine Collateral
         unless Courtyard by Marriott Portfolio Mezzanine Loan lender has first obtained written confirmation from the rating agencies that such transfer will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of the series 2005-C3 certificates, or certain other conditions are satisfied, including that any transferee must generally be an institutional investor that meets specified tests as of the date of transfer, the
         Courtyard by Marriott Portfolio Mortgaged Property will be managed by a property manager meeting the criteria set forth in the related mortgage loan documents, and an acceptable non-consolidation opinion has been delivered.

     o   The Courtyard by Marriott Portfolio Mezzanine Loan is generally subordinate to the Courtyard by Marriott Portfolio Mortgage Loan in
         right of payment; provided, however, that so long as no event of default has occurred and is continuing with respect to the Courtyard by
         Marriott Portfolio Mortgage Loan and the scheduled maturity date of the
         Courtyard by Marriott Portfolio Mortgage Loan has not occurred, the
         Courtyard by Marriott Portfolio Mezzanine Loan lender may accept payments due and payable from time to time under the related mezzanine loan documents.

     o   In certain circumstances, the Courtyard by Marriott Portfolio Mezzanine
         Loan lender will have the right, subject to the terms of the Courtyard by Marriott Portfolio Mezzanine Intercreditor Agreement, to select a replacement manager for the Courtyard by Marriott Portfolio Mortgaged
         Property; provided, however, that if any event has occurred under the
         Courtyard by Marriott Portfolio Mortgage Loan documents which would permit the Courtyard by Marriott Portfolio Mortgage Loan lender to select the manager for the Courtyard by Marriott Portfolio Mortgaged
         Property, the Courtyard by Marriott Portfolio Mortgage Loan lender will have the sole right to select such manager.

     o   The Courtyard by Marriott Portfolio Mezzanine Loan lender has the right to receive notice of any event of default under the Courtyard by
         Marriott Portfolio Mortgage Loan and the right to cure any monetary default within a

                                     S-113

         period ending five business days after the receipt of such notice;
         provided, that the Courtyard by Marriott Portfolio Mezzanine Loan lender will not have the right to cure with respect to monthly scheduled debt service payments for a period of more than six consecutive months unless the mezzanine lender has commenced and is continuing to diligently pursue its rights against the Courtyard by
         Marriott Portfolio Mezzanine Collateral. In addition, if the default is of a non-monetary nature, the Courtyard by Marriott Portfolio Mezzanine
         Loan lender will have the same period of time as the Courtyard by
         Marriott Portfolio Borrower to cure such non-monetary default under the
         Courtyard by Marriott Portfolio Mortgage Loan documents; provided, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within that period then, subject to certain conditions, the Courtyard by Marriott Portfolio Mezzanine Loan lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default.

     o   If the Courtyard by Marriott Portfolio Mortgage Loan has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgage or other security for the Courtyard by Marriott Portfolio
         Mortgage Loan has been commenced, then the Courtyard by Marriott
         Portfolio Mezzanine Loan lender has the right to purchase the Courtyard by Marriott Portfolio Mortgage Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, any protective advances made by the mortgagee and any interest on any advances, and all costs and expenses actually incurred by the mortgage lender in enforcing the terms of the related documents (provided that no liquidation fee to any servicer or special servicer for any related securitization trust will be due if the Courtyard by Marriott Portfolio Mortgage Loan is
         purchased prior to the date sixty days after the Courtyard by Marriott
         Portfolio Mortgage Loan becomes a specially serviced mortgage loan).
         The purchase option will expire upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure of the Courtyard by Marriott Portfolio Mortgage Loan or the Courtyard by Marriott
         Portfolio Mortgaged Property.

     o   The Courtyard by Marriott Portfolio Mezzanine Loan documents generally may be modified without the Courtyard by Marriott Portfolio Mortgage
         Loan lender's consent, except that certain provisions may not be modified without the Courtyard by Marriott Portfolio Mortgage Loan lender's consent, including, without limitation, a material increase in any monetary obligations of the Courtyard by Marriott Portfolio
         Mezzanine Borrower. Notwithstanding the foregoing, upon the occurrence of an event of default under the Courtyard by Marriott Portfolio
         Mezzanine Loan documents, the Courtyard by Marriott Portfolio Mezzanine
         Loan lender will be permitted, subject to the satisfaction of certain conditions, to amend or modify the Courtyard by Marriott Portfolio
         Mezzanine Loan in a manner that increases the interest rate under which the Courtyard by Marriott Portfolio Mezzanine Loan accrues (but not the interest rate that is payable by the related mezzanine borrower under the Courtyard by Marriott Portfolio Mezzanine Loan).

     o   In the event and for so long as, and at any time that, the Courtyard by
         Marriott Portfolio Mezzanine Loan lender is a person who either owns more than 49% of the direct or indirect interests in the Courtyard by
         Marriott Portfolio Borrower or controls, directly or indirectly, the
         Courtyard by Marriott Portfolio Borrower, the Courtyard by Marriott
         Portfolio Mezzanine Loan lender will not be entitled to (i) any rights or remedies against the Courtyard by Marriott Portfolio Mortgage Loan lender for breach of certain representations or warranties set forth in the Courtyard by Marriott Portfolio Mezzanine Intercreditor Agreement,
         (ii) notice of defaults, (iii) opportunity to cure or purchase the
         Courtyard by Marriott Portfolio Mortgage Loan, (iv) modify its loan documents, (v) consent to the modification of the Courtyard by Marriott
         Portfolio Mortgage Loan or (vi) exercise rights of consultation with the Courtyard by Marriott Portfolio Mortgage Loan lender.

     Further, the Courtyard by Marriott Portfolio Sponsor has a one-time right to obtain a loan secured by a pledge of the direct or indirect ownership interests in CBM Mezzanine Borrower Limited Partnership, owned by the Courtyard by Marriott Portfolio Sponsor, provided that certain conditions are met, including the following: (a) no event of default shall have occurred and remain uncured on such date; (b) the Courtyard by Marriott Portfolio Borrower remains a special purpose bankruptcy remote entity in compliance with the related loan documents; (c) in the case of an additional mezzanine loan with a floating interest rate, the borrower thereunder must be obligated to purchase an interest rate cap at the initial funding of the additional mezzanine loan at a fixed strike price such that if the additional mezzanine loan is deemed to bear interest at the cap rate, the anticipated mezzanine DSCR during the applicable period after giving effect to the permitted mezzanine debt will be no less than
1.2x at all times, and in the case of an additional mezzanine loan with a fixed interest rate, that the borrower thereunder must provide evidence at the initial funding of the additional mezzanine loan that the anticipated mezzanine
DSCR will be no less than 1.2x at all times; (d) the lender must be a qualified institutional lender, as described in the related loan documents; (v) if requested by the lender, the Courtyard by Marriott Portfolio Borrower must execute

                                     S-114

amendments to the Courtyard by Marriott Mortgage Loan documents reasonably requested by the lender, (vi) the lender and the additional mezzanine lender must execute an intercreditor agreement in form and substance reasonably satisfactory to the lender, the additional mezzanine lender and the rating agencies; (vii) the Courtyard by Marriott Portfolio Borrower must reimburse (or cause to be reimbursed) the lender for all reasonable out-of-pocket expenses incurred by the lender (including the reasonable fees and expenses of the rating agencies in connection with the additional mezzanine loan); (viii) the proceeds of the additional mezzanine loan shall be used for improvements to the
Courtyard by Marriott Portfolio Mortgaged Properties and/or to the properties owned by Courtyard by Marriott Limited Partnership or shall be invested as capital investments in the Courtyard by Marriott Portfolio Borrower or in
Courtyard by Marriott Limited Partnership; and (ix) the rating agencies must have delivered a rating agency confirmation in connection with the additional mezzanine loan.

     Substitutions. In the event of a casualty or condemnation at a Courtyard by Marriott Portfolio Mortgaged Property, if the Courtyard by Marriott
Portfolio Borrower cannot or elects not to satisfy the conditions set forth in the Courtyard by Marriott Portfolio Mortgage Loan documents in connection with a restoration costing in excess of the restoration threshold amount set forth in such loan documents, the Courtyard by Marriott Portfolio Borrower, at its
option, may substitute a substitute property for the Courtyard by Marriott
Portfolio Mortgaged Property at which such casualty or condemnation has occurred. The Courtyard by Marriott Portfolio Borrower's right to substitute a
Courtyard by Marriott Portfolio Mortgaged Property is subject to the condition that the sum of (a) the allocated loan amount of such substitute Courtyard by
Marriott Portfolio Mortgaged Property and (b) the aggregate of the allocated loan amounts of all other Courtyard by Marriott Portfolio Mortgaged Properties which are or were a substitute property, does not constitute more than 10% of the original outstanding principal amount of the Courtyard by Marriott
Portfolio Mortgage Loan. No substitution may occur after the occurrence and during the continuance of an event of default. To qualify as a substitute
Courtyard by Marriott Portfolio Mortgaged Property, the property proposed to be a substitute Courtyard by Marriott Portfolio Mortgaged Property must, at the time of substitution: (i) be a property as to which the Courtyard by Marriott
Portfolio Borrower will hold indefeasible fee or leasehold title free and clear of any lien or other encumbrance except for permitted encumbrances; (ii) be free and clear of hazardous substances, except for nominal amounts of any such substances commonly incorporated in or used in the operation of properties similar to the Courtyard by Marriott Portfolio Mortgaged Properties (in either case in compliance in all material respects with all environmental laws), all as set forth in an environmental report delivered to the lender; (iii) be in substantially the same repair and condition as the replaced property was on the closing date of the Courtyard by Marriott Portfolio Loan Combination or, in the
event that the replaced property was itself a substitute Courtyard by Marriott
Portfolio Mortgaged Property, on the date that such Courtyard by Marriott
Portfolio Mortgaged Property became subject to the Courtyard by Marriott
Portfolio Mortgage Loan, all as set forth in a physical conditions report delivered to the lender; (iv) be in compliance, in all material respects, with legal requirements; (v) as evidenced by an appraisal performed at the Courtyard by Marriott Portfolio Borrower's expense and delivered to the lender, have a fair market value no less than the greater of (y) the fair market value of the replaced Courtyard by Marriott Portfolio Mortgaged Property on the closing date of the Courtyard by Marriott Portfolio Loan Combination and (z) the fair market value of the replaced Courtyard by Marriott Portfolio Mortgaged Property immediately prior to the substitution; (vi) be used as a "Courtyard by
Marriott" and comply with the then applicable system standards of the
"Courtyard by Marriott" brand; and (vii) be subject to the management agreement
(described under "--Management Agreement" below).

     Management Agreement. Pursuant to a management agreement dated March 29,
2005, between the Courtyard by Marriott Portfolio Borrower and Courtyard
Management Corporation (the "Courtyard by Marriott Portfolio Manager"), each of the properties is operated as a "Courtyard by Marriott" and managed, on behalf of the Courtyard by Marriott Portfolio Borrower, by the Courtyard by Marriott
Portfolio Manager. The management agreement has an initial term of 20 years and will expire on March 29, 2025. The management agreement is automatically renewed for two successive periods of 10 years each, provided that the
Courtyard by Marriott Portfolio Manager has the option to terminate the management agreement by not less than 300 days notice prior to March 29, 2035, as applicable. The Courtyard by Marriott Portfolio Manager may also elect to terminate the management agreement as to any individual property that fails to meet the operational, physical and technological standards of comparable hotels in the "Courtyard by Marriott" standard. The operation of the hotels is under the exclusive supervision and control of the Courtyard by Marriott Portfolio
Manager, which is responsible for the proper and efficient operation of the
Courtyard by Marriott Portfolio Mortgaged Properties. Subject to the terms of the management agreement, the Courtyard by Marriott Portfolio Manager has discretion and control, free from interference, interruption or disturbance, in all matters relating to management and operation of the Courtyard by Marriott
Portfolio Mortgaged Properties.

                                     S-115

     The Courtyard by Marriott Portfolio Manager is entitled to a base management fee of 6% of gross revenues and an incentive management fee which is based, in part, on the financial performance of the Courtyard by Marriott
Portfolio Mortgaged Properties.

     The management agreement provides that both the Courtyard by Marriott
Portfolio Borrower and the Courtyard by Marriott Portfolio Manager have the option, upon the occurrence of certain events more specifically set forth in the management agreement, to terminate the management agreement.

     Pursuant to a separate agreement between the lender and the Courtyard by
Marriott Portfolio Manager, the lender has agreed not to terminate the management agreement following an exercise of remedies under the Courtyard by
Marriott Portfolio Mortgage loan documents, provided that (a) the Courtyard by
Marriott Portfolio Borrower did not have the right to terminate the management agreement pursuant to the management agreement and (b) following such exercise of remedies by the lender under the Courtyard by Marriott Portfolio Mortgage loan documents, the management agreement will continue as a direct agreement between the Courtyard by Marriott Portfolio Manager and the lender.

                                     S-116

--------------------------------------------------------------------------------
                V. THE 101 AVENUE OF THE AMERICAS MORTGAGE LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE PRINCIPAL BALANCE:       $89,911,806(1)

 LOAN PER SQUARE FOOT:                 $365(2)

 % OF INITIAL MORTGAGE POOL BALANCE:   4.5%

 SHADOW RATING (S&P/MOODY'S):          BBB-/Baa3

 LOAN PURPOSE:                         Refinance

 MORTGAGE INTEREST RATE:               5.3385% per annum

 INTEREST CALCULATION:                 Actual/360

 FIRST PAYMENT DATE:                   June 11, 2005

 AMORTIZATION TERM:                    30 years

 ANTICIPATED REPAYMENT DATE:           NAP(3)

 HYPERAMORTIZATION:                    NAP(3)

 MATURITY DATE:                        December 11, 2011

 MATURITY BALANCE:                     $80,949,948

 BORROWER:                             101 Limited Partnership

 SPONSORS:                             Edward J Minskoff Equities, Inc. and
                                       The Andalex Group LLC

 DEFEASANCE/PREPAYMENT:                Defeasance permitted beginning two
                                       years after securitization. Prepayment
                                       in whole without penalty permitted
                                       during three months prior to
                                       scheduled maturity date.

 UP-FRONT RESERVES:                    NAP(3)

 ONGOING RESERVES:                     Tax and Insurance Reserve(4)
                                       Ground Rent Reserve(4)
                                       TI/LC Reserve(5)
                                       CapEx/Replacement Reserve(6)

 LOCKBOX:                              Hard(7)

 OTHER DEBT:                           NAP(3)
================================================================================

--------------------------------------------------------------------------------
                       MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:               Single Asset

 PROPERTY TYPE:                        Class A Office

 LOCATION:                             New York, New York

 YEAR BUILT:                           1990

 YEAR RENOVATED:                       NAP(3)

 SQUARE FEET:                          411,097 square feet

 OCCUPANCY:                            100%(8)

 OCCUPANCY DATE:                       January 1, 2005

 OWNERSHIP INTEREST:                   Leasehold

 PROPERTY MANAGEMENT:                  Self-Managed(9)

 U/W NCF:                              $17,076,249

 U/W NCF DSCR:                         1.70x(10)

 APPRAISED VALUE:                      $250,000,000(11)

 APPRAISAL AS OF DATE:                 March 31, 2005

 CUT-OFF DATE LTV RATIO:               59.9%(10)

 MATURITY LTV RATIO:                   54.0%(10)
================================================================================

(1)   The 101 Avenue of the Americas Mortgage Loan, is part of the 101 Avenue of the Americas Loan Combination that also includes the 101 Avenue of the
      Americas Non-Trust Loan in the cut-off date principal amount of
      $59,941,204.

(2)   Based on the 101 Avenue of the Americas Loan Combination.

(3)   NAP means not applicable.

(4)   The 101 Avenue of the Americas Borrower is required to make monthly escrow deposits for the payment of (i) real estate taxes and insurance premiums in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the next ensuing 12 months and (ii) ground rent in an amount equal to one-twelfth of the annual ground rent payable during the next ensuing 12 months. The deposits with respect to insurance premiums are waived if the 101 Avenue of the Americas Tenant (as defined below) maintains insurance policies with respect to the 101 Avenue of the Americas Mortgaged Property in
      accordance with the 101 Avenue of the Americas Mortgage Loan documents.
      In addition to the monthly ground rent deposits as described in clause
      (ii) above and with respect to payment of special additional rent to be made under the ground lease, the 101 Avenue of the Americas Borrower is required to deposit into the ground lease reserve account (x) the amount of $100,478 in February 2008 and (y) the amount of $645,000, on March
      2008 and each month thereafter, until the total amount deposited is
      $12,355,478 (exclusive of the monthly ground rent deposits).

(5)   If the 101 Avenue of the Americas Tenant has not extended the 101 Avenue of the Americas Union Lease (as defined below), commencing in October,
      2009, the 101 Avenue of the Americas Borrower is required to make monthly escrow deposits of $653,869.82 per month to a TI/LC reserve account for payment of leasing commissions and other leasing costs.

(6)   If the 101 Avenue of the Americas Union Lease is no longer in effect, the
      101 Avenue of the Americas Borrower is required to make monthly escrow deposits into a replacement reserve account in the amount of $8,565.

(7)   See "--Lockbox" below.

(8)   The 101 Avenue of the Americas Tenant is the sole tenant of the 101
      Avenue of the Americas Mortgaged Property.

(9)   The 101 Avenue of the Americas Mortgaged Property is managed by the borrower and there is no separate property management agreement. The 101
      Avenue of the Americas Borrower may employ a separate manager if certain conditions set forth in the 101 Avenue of the Americas Loan Documents are satisfied. Notwithstanding the foregoing, the 101 Avenue of the Americas
      Tenant is currently managing the 101 Avenue of the Americas Mortgaged
      Property and has contracted a third-party property manager in connection therewith.

(10)  The U/W NCF DSCR, the Cut-off Date LTV Ratio and the Maturity LTV Ratio
      are all based on the 101 Avenue of the Americas Mortgage Loan Combination
      (taking into account the 101 Avenue of the Americas Non-Trust Loan).

(11)  The appraised value does not account for the net cash flow participation in favor of the 101 Avenue of the Americas Tenant, which commences in year 11 of its lease (see "--the 101 Avenue of the Americas Union Lease"
      below), or for the special additional ground lease payment which will be escrowed under the terms of the 101 Avenue of the Americas Mortgage Loan
      (see "--Ground Lease" below).

                                     S-117



----------------------------------------------------------------------------------------------------------------------------------
                                                           MAJOR TENANT INFORMATION
----------------------------------------------------------------------------------------------------------------------------------
                                   APPROXIMATE       % TOTAL       % TOTAL BASE        RENT                          LEASE
       TENANT(1)                   SQUARE FEET     SQUARE FEET      REVENUES(2)       PSF(3)      RATINGS(4)    EXPIRATION DATE
----------------------------------------------------------------------------------------------------------------------------------

Local 32B-32J Service Employees
  International Union...........  411,097              100.0%          100.0%         $36.62          NR       December 31, 2011(5)
                                  -------              -----           -----          ------
TOTAL ................            411,097              100.0%          100.0%         $36.62
                                  =======              =====           =====          ======
----------------------------------------------------------------------------------------------------------------------------------


(1)   The 101 Avenue of the Americas Tenant leases 100% of the 101 Avenue of the Americas Mortgaged Property under three leases with substantially identical terms and conditions.

(2)   The percentage of total base revenues is based on underwritten base rental revenues.

(3)   Reflects in-place base rent.

(4)   NR means not rated.

(5)   The 101 Avenue of the Americas Union Lease provides for eight extension options, the first extension option for five years, the second extension option for 10 years, the third extension option for 14 years, the fourth through seventh extension options for 10 years each, and the eighth extension option for approximately 10 years.

     The Borrower and Sponsor. The 101 Avenue of the Americas Borrower is 101
Limited Partnership, a Delaware limited partnership which is sponsored by
Edward J. Minskoff Equities, Inc. and The Andalex Group LLC. Founded in 1987 by
its principal Edward J. Minskoff, Edward J. Minskoff Equities, Inc. owns, develops and manages institutional quality commercial office buildings in major urban centers. Currently, Edward J. Minskoff Equities, Inc. reports that it owns, leases and manages four million square feet of commercial properties. The
Andalex Group LLC, whose principal is Allen Silverman, is a full-service real estate company that specializes in the acquisition and disposition of properties, asset management, leasing and construction management, and property development. The Andalex Group LLC's portfolio includes office, retail and multifamily buildings in New York, Chicago, Ohio, Florida, New Jersey and
Pennsylvania.

     The Mortgage Loan. The 101 Avenue of the Americas Mortgage Loan was
originated on April 22, 2005 and has a cut-off date balance of $89,911,806. The
101 Avenue of the Americas Mortgage Loan is one of two (2) mortgage loans, together referred to as the "101 Avenue of the Americas Loan Combination," that are both secured by the 101 Avenue of the Americas Mortgaged Property. The 101
Avenue of the Americas Loan Combination is comprised of: (a) the 101 Avenue of the Americas Mortgage Loan; and (b) the 101 Avenue of the Americas Non-Trust
Loan which as of the Cut off-Date is $59,941,204, which will not be included in the trust, and which is, at all times, pari passu in right of payment with the
101 Avenue of the Americas Mortgage Loan. Both of the mortgage loans in the 101
Avenue of the Americas Loan Combination are obligations of the 101 Avenue of the Americas Borrower, are secured by the 101 Avenue of the Americas Mortgaged
Property and are cross-defaulted with each other. The respective rights of the holders of the 101 Avenue of the Americas Mortgage Loan and the 101 Avenue of
the Americas Non-Trust Loan will be governed by the 101 Avenue of the Americas
Co-Lender Agreement, which is described under "Loan Combinations--The 101
Avenue of the Americas Mortgage Loan--Co-Lender Agreement" below.

     The 101 Avenue of the Americas Mortgage Loan (as well as the 101 Avenue of the Americas Non-Trust Loan) is a six-year and seven-month balloon loan with a stated maturity date of December 11, 2011. The 101 Avenue of the Americas
Mortgage Loan (as well as the 101 Avenue of the Americas Non-Trust Loan)
accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.3385% per annum. On the eleventh day of each month through but not including the stated maturity date, the 101 Avenue of the Americas Borrower is required to make a constant monthly debt service payment on the 101 Avenue of the Americas Loan Combination in an amount equal to $836,546.85 (based on a
30-year amortization schedule for the entire 101 Avenue of the Americas Loan
Combination). The entire remaining principal balance of the 101 Avenue of the
Americas Loan Combination, plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

     The 101 Avenue of the Americas Borrower has the right to prepay the 101
Avenue of the Americas Mortgage Loan in whole only on any date on and after
September 11, 2011 without any prepayment premium or penalty. Upon the expiration of the earlier to occur of the date which is three years following the loan origination date and the two-year period commencing with the "startup day" within the meaning of 860G(a)(9) of the Internal Revenue Code of the last
REMIC trust that holds any part of the 101 Avenue of the Americas Loan
Combination, the 101 Avenue of the Americas Borrower has the right to defease the 101 Avenue of the Americas Mortgage Loan in whole only upon satisfaction of certain conditions set forth in the 101 Avenue of the Americas Mortgage Loan documents.

     The Mortgaged Property. The 101 Avenue of the Americas Mortgage Loan is
secured by a first priority leasehold mortgage encumbering the related borrower's interest in the 101 Avenue of the Americas Mortgaged Property, an
office building situated on the entire western block along Avenue of the
Americas and bound by Watts Street to the north and

                                     S-118

Grand Street to the south in lower Manhattan, New York. The 101 Avenue of the
Americas Mortgaged Property has 411,097 square feet net rentable space, which includes 3,331 square feet of retail space, 11,970 square feet of basement-level parking with 50 parking spaces and storage space and 395,796 square feet of office space. The 101 Avenue of the Americas Mortgaged Property is a 23-story office building that was constructed in 1990 and since that time has been 100% leased to and occupied by Local 32B-32J Service Employees
International Union and its three affiliated entities, Building Service Local
32B-J Pension Fund, Building Service Local 32B-J Health Fund and Building
Service Local 32B-J Legal Service Fund (collectively, the "101 Avenue of the
Americas Tenant") under three substantially identical leases (collectively, the
"101 Avenue of the Americas Union Lease") with an original term of 20 years expiring December 31, 2011, subject to the exercise of several renewal options to a potential expiration of December 2088, which would be co-terminous with the expiration of the ground lease. The building serves as the headquarters for
Local 32B-J Service Employees International Union which reports that it is the second largest union local in the United States with more than 70,000 members, including cleaners, doormen, porters, maintenance workers, window cleaners, security guards and superintendents in New York, New Jersey and Connecticut.

     Lockbox. The 101 Avenue of the Americas Borrower must deposit or cause to be deposited and must direct the 101 Avenue of the Americas Tenant, as well as any other tenants of the 101 Avenue of the Americas Mortgaged Property, to
deposit all rents directly into a lockbox account under the control of the lender. On each payment date, all funds on deposit in the lockbox account will be disbursed as directed in the priority set forth in the 101 Avenue of the
Americas Mortgage Loan documents. Provided no event of default exists under the
101 Avenue of the Americas Mortgage Loan, the 101 Avenue of the Americas
Borrower will have access to the funds remaining after all such required payments are made.

     The 101 Avenue of the Americas Union Lease. The 101 Avenue of the Americas
Borrower is the landlord under the 101 Avenue of the Americas Union Lease, with the 101 Avenue of the Americas Tenant, as tenant. The initial term of the 101
Avenue of the Americas Union Lease expires on December 31, 2011, subject to eight extension options (the first for five years, the second for 10 years, the third for 14 years, the fourth through seventh for 10 years each and the eighth for approximately 10 years). In addition to fixed rent set forth above, the 101
Avenue of the Americas Tenant is obligated to pay the base rent payable by the
101 Avenue of the Americas Borrower as tenant under the subject ground lease
(excluding the "special additional rent" described below). Additionally, the
101 Avenue of the Americas Tenant is obligated to pay all taxes and other impositions with respect to the 101 Avenue of the Americas Mortgaged Property.

     The 101 Avenue of the Americas Tenant may require the 101 Avenue of the
Americas Borrower and any successor in title as landlord under the 101 Avenue of the Americas Union Lease to sublet from the 101 Avenue of the Americas
Tenant the entire retail premises described in the 101 Avenue of the Americas
Union Lease, upon the same terms and conditions as are contained in the 101
Avenue of the Americas Union Lease with respect to such retail premises.

     The 101 Avenue of the Americas Borrower and any successor in title as landlord under the 101 Avenue of the Americas Union Lease is obligated to pay to 101 Avenue of the Americas Tenant a percentage of net cash flow commencing in the eleventh lease year, which percentage is 11% in the 11th lease year and increases by 1% each lease year thereafter through the 15th lease year, and increasing to 20% for the sixteenth lease year and each lease year thereafter.

     The 101 Avenue of the Americas Tenant has certain rights of first refusal with respect to the purchase of an interest in the 101 Avenue of the Americas
Borrower, as well as certain rights to become a limited partner with a 20%
partnership interest at any time after commencement of the second extension of the lease term.

     The 101 Avenue of the Americas Tenant has a purchase option to purchase the 101 Avenue of the Americas Borrower's or any successor in title's interest in the leasehold estate under the ground lease described below upon the expiration of the original term of the 101 Avenue of the Americas Union Lease or at any time thereafter for fair market value, as described in the 101 Avenue of the Americas Union Lease.

     Terrorism Coverage. The 101 Avenue of the Americas Borrower is required to maintain insurance policies with respect to acts of terrorism or sabotage in an amount equal to the greater of (i) the principal amount of the 101 Avenue of the Americas Mortgage Loan and (ii) the full insurable value of the 101 Avenue of the Americas Mortgaged Property plus business interruption and/or loss of
"rental value" insurance) except that, if neither the Terrorism Risk Insurance
Act of 2002 nor any substantially similar successor statute is in effect, the
101 Avenue of the Americas Borrower will only be obligated to obtain such terrorism insurance as may be obtained by spending an amount no greater than
2 1/2 times the cost of all other insurance coverage (specifically excluding insurance against terrorism) required to be carried with respect to the 101
Avenue of the Americas Mortgaged Property.

     Ground Lease. The 101 Avenue of the Americas Borrower has a leasehold interest in the subject property under a certain ground lease between The
Rector, Church Wardens and Vestrymen of Trinity Church in the City of New York,
as

                                     S-119

landlord, and the 101 Avenue of the Americas Borrower, as tenant, dated as of
December 19, 1989, a memorandum of which was recorded in the Official Records of New York County, New York, Reel 1652, Page 1045. The term of the ground lease will expire on December 18, 2088. The ground lease currently provides for fixed annual rent of $1,120,723, which increases by 4% per annum each December through 2010 and by 3% per annum thereafter. In addition to fixed annual rent, the 101 Avenue of the Americas Borrower may be obligated to pay special additional rent (a percentage of sale and/or refinancing proceeds, or if no sale or refinance has occurred, then a certain amount with respect to a deemed event of sale or refinance). The lender will escrow funds with respect to such special additional rent as described in footnote (4) to the first table under this "--The 101 Avenue of the Americas" section. The ground lessor has a right of first refusal with respect to purchase of the leasehold estate or an interest in the 101 Avenue of the Americas Borrower.

                                     S-120

--------------------------------------------------------------------------------
                 VI. THE CROSSROADS TOWNE CENTER MORTGAGE LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:          $50,500,000

 LOAN PER SQUARE FOOT:          $198(1)

 % OF INITIAL POOL BALANCE:     2.6%

 SHADOW RATING (S&P/MOODY'S):   NAP(2)

 LOAN PURPOSE:                  Refinance

 MORTGAGE INTEREST RATE:        5.8400%

 INTEREST CALCULATION:          Actual/360

 FIRST PAYMENT DATE:            July 11, 2005

 AMORTIZATION TERM:             30 years(3)

 ANTICIPATED REPAYMENT DATE:    NAP(2)

 HYPERAMORTIZATION:             NAP(2)

 MATURITY DATE:                 June 11, 2015

 MATURITY BALANCE:              $46,337,339

 BORROWER:                      Vestar CTC Phase 1, L.L.C.

 SPONSOR:                       Lee T. Hanley

 PREPAYMENT/DEFEASANCE:         Defeasance permitted beginning two
                                years after securitization. Prepayment
                                without penalty permitted four
                                months prior to scheduled maturity
                                date.

 UP-FRONT RESERVES:             Tenant Free Rent Reserve(4)
                                Michaels Store Reserve(5)

 ONGOING RESERVES:              Tax and Insurance Reserve(6)
                                Replacement Reserve(7)
                                TI/LC Reserve(8)

 LOCKBOX:                       Springing

 MEZZANINE DEBT:                Permitted(9)
================================================================================

--------------------------------------------------------------------------------
                        MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE ASSET/PORTFOLIO:        Single Asset

 PROPERTY TYPE:                 Regional Power Center

 LOCATION:                      Gilbert, Arizona

 YEAR BUILT:                    2005

 YEAR RENOVATED:                NAP(2)

 GROSS SQUARE FEET:             254,589 square feet(10)

 COLLATERAL SQUARE FEET:        212,274 square feet(10)

 OVERALL OCCUPANCY:             95.4%(11)

 OCCUPANCY DATE:                May 11, 2005

 OWNERSHIP INTEREST:            Fee

 PROPERTY MANAGEMENT:           Vestar Properties, Inc., an affiliate of
                                the Borrower

 IN-LINE SALES PSF:             NAP(2)

 IN-LINE COST OF OCCUPANCY:     NAP(2)

 U/W NCF:                       $4,328,774(12)

 U/W NCF DSCR:                  1.21x(12)

 APPRAISED VALUE:               $63,150,000

 APPRAISAL AS OF DATE:          April 7, 2005

 CUT-OFF DATE LTV RATIO:        80.0%

 MATURITY LTV RATIO:            73.4%
================================================================================

(1)   Calculated based on 254,589 square feet of gross leasable area.
(2)   NAP means not applicable.
(3)   Payments of interest only are required through and including the payment date in June 2009.
(4)   At closing, the Crossroads Towne Center Borrower deposited $182,408 into a reserve account to be released upon the delivery of an estoppel certificate from each of the following tenants confirming that such tenants have taken occupancy and commenced the payment of rent: Wendy's
      Old Fashioned Hamburgers of New York, Inc.; Brinker Restaurant Corp.,
      d/b/a Chili's; Thomas & King, d/b/a Applebee's; GMRI, Inc., d/b/a Red
      Lobster, New Cingular Wireless Services, Inc., f/k/a AT&T Wireless
      Services, Inc., Jamba Juice Company, Hollywood Entertainment Corporation,
      LA Nails, Bank of America, Ritz Camera, Nationwide Vision and World of
      Rugs.
(5)   At closing, the Crossroads Towne Center Borrower deposited $4,280,000 into a reserve account to be disbursed as follows: (a) a disbursement in an amount equal to $1,910,000.00 shall be made provided that: (i) no default shall exist under the loan documents, and (ii) the Crossroads
      Towne Center Borrower shall deliver to Lender an estoppel certificate from Michaels Stores, Inc., a Delaware corporation ("Michaels"), confirming, among other things, that Michaels has commenced the payment of its minimum rent, and its normal business operations in the entire premises covered by its lease at the property (the "Michaels Lease"), and has waived its right to terminate its lease in connection with a violation of the exclusive use provisions in the Michaels Lease; or (b) a disbursement in an amount equal to the entire Michaels Holdback shall be made provided that: (i) no default shall exist under the loan documents;
      and (ii) the Crossroads Towne Center Borrower shall deliver to Lender an estoppel certificate from Michaels confirming, among other things, that
      Michaels has commenced the payment of its full minimum rent, and its normal business operations in the entire premises covered by the Michaels
      Lease, and has waived its right to pay a reduced minimum rent and to terminate its lease in connection with a violation of the exclusive use provisions in the Michaels Lease.
(6)   The Crossroads Towne Center Borrower is required to make monthly deposits of one-twelfth of the real estate taxes and insurance premiums that
      Lender estimates will be payable during the next ensuing 12 months.
      Insurance escrows are not required as long as insurance coverage is provided under the Crossroads Towne Center Borrower's blanket insurance policy. Tax escrows are not required for taxes payable by certain tenants that are in compliance with the terms of their respective leases and that are rated at least investment grade by S&P and Moody's.
(7)   The Crossroads Towne Center Borrower is required to make a monthly escrow deposit into a replacement reserve account in the amount of $2,119, provided that the monthly escrow deposit shall not be required during such times as the balance in the replacement reserve account exceeds
      $25,603.
(8)   The Crossroads Towne Center Borrower is required to make a monthly escrow deposit into a leasing reserve account in the amount of
      $6,740, provided that the monthly escrow deposit shall not be required during such times as the balance in the leasing reserve account exceeds
      $161,746.
(9)   See "--Permitted Mezzanine Financing" below.
(10)  The total gross square feet is a combination of the collateral square feet of 212,274 square feet and the 42,315 square feet of tenant-owned improvements on seven pads. The collateral square footage of the
      Crossroads Towne Center Mortgaged Property excludes shadow anchor Super
      Target, and is comprised of major retail stores aggregating 134,787 square feet, in-line stores aggregating 57,621 square feet and 19,866 square feet of pad store improvements.
(11)  Overall occupancy is based on square footage leased including all pad leases and related square footage of tenant-owned pad improvements even if pad improvements are not part of the collateral. Physical overall occupancy is 82.9%.
(12)  U/W NCF and U/W NCF DSCR are based on the assumption that major tenant
      Michaels is paying full rent.

                                     S-121

-----------------------------------------------------------------------------
        GROSS LEASABLE AREA (GLA) OVERVIEW OF CROSSROADS TOWNE CENTER
-----------------------------------------------------------------------------
                                                   APPROXIMATE        AS %
                     STORE                         SQUARE FEET       OF GLA
-----------------------------------------------------------------------------
        ANCHORS ..............................
        Super Target (Shadow Anchor) .........       186,053          NAP(1)
        TOTAL ANCHOR SPACE ...................       186,053          NAP(1)
        Major Retail Stores ..................       134,787           52.9%
        In-Line Stores .......................        57,621           22.6%
        Pads .................................        62,181(2)        24.4%
                                                     -------          -----
        TOTAL GLA ............................       254,589(3)       100.0%
                                                     =======          =====
-----------------------------------------------------------------------------

(1)   NAP as shadow anchor, Super Target, owns its store and pad and is not part of the loan collateral.

(2)   42,315 square feet of improvements on seven of the pads are owned by the tenants and are not part of the collateral. All of the pads are owned by the Crossroads Towne Center Borrower and are part of the collateral as well as 19,866 square feet of improvements on two pads.

(3)   Excludes square footage of Super Target which is not part of the collateral.

--------------------------------------------------------------------------------
                         MAJOR RETAIL TENANT INFORMATION
--------------------------------------------------------------------------------
                                     APPROXIMATE       % OF TOTAL       LEASE
              TENANT                 SQUARE FEET     SQUARE FEET(1)   EXPIRATION
--------------------------------------------------------------------------------
  Ross ..........................       30,187           11.9%         3/31/2015
  Linens N Things ...............       28,000           11.0%         3/31/2015
  Barnes & Noble ................       25,000            9.8%         3/31/2015
  Michaels ......................       23,800            9.3%         3/31/2015
  Pier 1 Imports ................       10,800            4.2%         3/31/2015
                                        ------           ----
  TOTAL .........................      117,787           46.3%
                                       =======           ====
--------------------------------------------------------------------------------
(1)   Percentages of total square feet are based on total gross leasable area of
      254,589 square feet.



-------------------------------------------------------------------------------------------------------------------
                                           LEASE EXPIRATION INFORMATION
-------------------------------------------------------------------------------------------------------------------
                                                        CUMULATIVE      APPROXIMATE                     CUMULATIVE
                       APPROXIMATE       AS % OF           % OF          EXPIRING         AS % OF          % OF
                         EXPIRING         TOTAL           TOTAL            BASE          TOTAL BASE     TOTAL BASE
        YEAR           SQUARE FEET     SQUARE FEET     SQUARE FEET      REVENUES(1)     REVENUES(1)     REVENUES(1)
-------------------------------------------------------------------------------------------------------------------

        2005                   0            0.0             0.0                0.0           0.0             0.0
        2006                   0            0.0             0.0                0.0           0.0             0.0
        2007                   0            0.0             0.0                0.0           0.0             0.0
        2008                   0            0.0             0.0                0.0           0.0             0.0
        2009                   0            0.0             0.0                0.0           0.0             0.0
        2010              69,124           27.2%           27.2%        $1,803,604          37.6%           37.6%
        2011                   0            0.0            27.2%               0.0           0.0            37.6%
        2012                   0            0.0            27.2%               0.0           0.0            37.6%
        2013                   0            0.0            27.2%               0.0           0.0            37.6%
        2014                   0            0.0            27.2%               0.0           0.0            37.6%
  2015 and beyond        173,796           68.3%           95.4%        $2,996,489          62.4%          100.0%
       Vacant             11,669            4.6%          100.0%        $       --            --              --
                         -------          -----           -----         ----------         -----           -----
       TOTAL             254,589          100.0%          100.0%        $4,800,092         100.0%          100.0%
                         =======          =====           =====         ==========         =====           =====
-------------------------------------------------------------------------------------------------------------------


         (1)   Based on underwritten base rental revenues assuming major tenant
               Michaels is paying full rent.

     The Borrower and Sponsor. The Crossroads Towne Center Borrower is Vestar
CTC Phase 1, L.L.C., an Arizona limited liability company. The Crossroads Towne
Center Borrower is owned by Vestar Arizona XXXIL, L.L.C., an Arizona limited liability company (49%), ABCDW L.L.C. (50%) and Vestar Crossroads I
Corporation, an Arizona corporation (1%), its managing member. Vestar
Crossroads I Corporation is ultimately owned and controlled by Lee Hanley, the key principal of Vestar Development Company. Vestar Development Company,
founded in 1977, is a real estate services company that develops and acquires retail centers and manages other income producing properties in the western
United States. Vestar Development Co. reports that it owns or manages 34 properties with approximately 10,488,257 square feet.

                                     S-122

     The Mortgage Loan. The Crossroads Towne Center Mortgage Loan was
originated on May 12, 2005 and has a cut-off date principal balance of
$50,500,000. The Crossroads Towne Center Mortgage Loan is a ten-year loan with a stated maturity date of June 11, 2015. The Crossroads Towne Center Mortgage
Loan accrues interest on an Actual/360 basis at an interest rate, in the absence of default, of 5.84% per annum. On the eleventh day of each month through and including June 2009, the Crossroads Towne Center Borrower is required to make interest-only payments on the Crossroads Towne Center Mortgage
Loan, and on the eleventh day of each month thereafter up to but excluding the stated maturity date, the Crossroads Towne Center Borrower is required to make payments in the amount of $297,597.88. The principal balance of the Crossroads
Towne Center Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

     The Crossroads Towne Center Borrower is prohibited from voluntarily prepaying the Crossroads Towne Center Mortgage Loan in whole or in part prior to February 11, 2015. From and after February 11, 2015, the Crossroads Towne
Center Borrower may prepay the entire Crossroads Towne Center Mortgage Loan without any payment of any prepayment consideration.

     The Crossroads Towne Center Borrower may defease the entire Crossroads
Towne Center Mortgage Loan on any payment date after the expiration of two years following the issuance of the series 2005-C3 certificates, and by doing so, obtain the release of the Crossroads Towne Center Mortgaged Property. A defeasance will be effected by the Crossroads Towne Center Borrower's pledging substitute collateral that consists of direct, non-callable fixed rate obligations that are "government securities" within the meaning of Section
2(a)(16) of the Investment Company Act of 1940, as amended that produce payments which replicate the payment obligations of the Crossroads Towne Center
Borrower under the Crossroads Towne Center Mortgage Loan and are sufficient to pay off the Crossroads Towne Center Mortgage Loan in its entirety on June 11,
2015. The Crossroads Towne Center Borrower's right to defease the entire
Crossroads Towne Center Mortgage Loan is subject to, among other things, S&P and Moody's each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2005-C3 certificates by such rating agency.

     The Mortgaged Property. The Crossroads Towne Center Mortgage Loan is
secured by a first priority mortgage lien on the fee simple interest of the
Crossroads Towne Center Borrower in the Crossroads Towne Center Mortgaged
Property. The Crossroads Towne Center Mortgaged Property consists of the
254,589 square foot Phase I portion of Crossroads Towne Center, a regional power center located in Gilbert, Arizona. Crossroads Towne Center is anchored by a 186,053 square foot Super Target which owns its store and pad and is not part of the collateral. Opened in April 2005, the Crossroads Towne Center
Mortgaged Property contains an aggregate of 254,589 square feet of gross leaseable area of which 212,274 square feet is collateral. Collateral square footage of the Crossroads Towne Center Mortgaged Property consists of 134,787 square feet of major retail stores leased to national and regionally recognized retailers namely, Ross, Barnes & Noble, Linens `N Things, Michaels, Pier 1
Imports, Tilly's and Famous Footwear, 57,612 square feet of in-line stores including Lane Bryant, Dress Barn, Hallmark, Payless ShoeSource and two pads with 19,866 square feet of improvements. The Crossroads Towne Center Mortgaged
Property also includes seven additional pads with an aggregate of 42,315 square feet of improvements, however, those improvements are not part of the collateral for the Crossroads Town Center Mortgage Loan as they are owned by their respective tenants. Those seven pads include several nationwide restaurant chains such as Red Lobster, Applebee's, Chili's and Wendy's. As of
May 11, 2005, based on square footage leased, overall occupancy at the
Crossroads Towne Center Mortgaged Property was 95.4%.

     Michaels Lease. The lease for Michaels includes an "exclusive use" clause which has been breached as the result of operations by another tenant at the
Crossroads Towne Center Mortgaged Property. As a result of the breach, Michaels has exercised a right in its lease to reduce its fixed rent by 75% and has directed the Crossroads Towne Center Borrower to take appropriate action to enjoin the other tenant's use of the property. Michaels has the right to terminate its lease upon 60 days prior written notice at any time while such prohibited use continues and also has the right to seek injunctive relief with respect to the prohibited use.

     Lockbox. The Crossroads Towne Center Borrower is required to institute a lockbox procedure upon the occurrence of a default beyond applicable cure periods with respect to the Crossroads Towne Center Mortgage Loan, during any period that the debt service coverage ratio for the loan shall be below 1.0x or if a Dark Period shall exist. "Dark Period" means the period (A) commencing with (x) the cessation of normal business operations at the Crossroads Towne
Center Mortgaged Property by a tenant leasing 20% or more of the mortgaged property or accounting for 20% or more of the mortgaged property's rental income (a "Crossroads Threshold Tenant"), (y) the termination of or default beyond applicable cure periods under any lease of a Threshold Tenant (a
"Threshold Lease"), or (z) the commencement by or against any Threshold Tenant of any bankruptcy or similar case, and (B) ending with the date on which the foregoing conditions no longer apply with respect to the Threshold Tenant or one or more replacement tenants.

                                     S-123

     Terrorism Coverage. The Crossroads Towne Center Borrower is required to maintain insurance against acts of terrorism on the Crossroads Towne Center
Mortgaged Property, if commercially available at commercially reasonable rates, which shall consist of one or more policies which (a) do not contain an exclusion for any act of terrorism (including bio-terrorism to the extent commercially available at commercially reasonable rates) or sabotage, including, but not limited to, any series of named perils which are identical to the acts of terrorism that may be excluded, as such, from coverage under the insurance required to be maintained by the Crossroads Towne Center Borrower pursuant to the loan documents or (b) affirmatively insure against such acts of terrorism described in clause (b) above or (c) is/are any combination of the policies described in clauses (a) and (b) above.

     Permitted Mezzanine Financing. The equity holders of the Crossroads Towne
Center Borrower shall have the right once during the term of the Crossroads
Towne Center Mortgage Loan to obtain mezzanine financing from: (1) a pension fund, pension plan, insurance company, mutual fund, bank, savings and loan association, investment bank, real estate investment trust or such other company or trust that is in the business of regularly making commercial real estate loans and has total assets in excess of $300,000,000 and capital or statutory surplus or shareholders' equity in excess of $100,000,000; or (2) a trustee in a securitization of such mezzanine loan so long as the trustee and special servicer therefor is a person who has been approved by Moody's and S&P as a trustee and special servicer, respectively, in a securitization occurring during the preceding six months and otherwise would be a qualified mezzanine lender; or (3) any person controlled by one or more of the persons listed in subsection (1) above. Any such mezzanine financing shall be secured solely by a pledge of membership or other equity interests in the Crossroads Towne Center
Borrower and not by the Crossroads Towne Center Mortgaged Property or any
assets of the Crossroads Towne Center Borrower. Any such mezzanine financing shall be conditioned upon, among other things, the following: (i) execution of a subordination and intercreditor agreement acceptable to Lender in all respects; (ii) the sum of the then outstanding principal balance of the
Crossroads Towne Center Mortgage Loan and the amount of the proposed mezzanine financing (a) shall be no more than 85% of the then current value of the
Crossroads Towne Center Mortgaged Property and (b) shall have a combined debt service coverage ratio of not less than 1.15x, each as determined by the mortgage lender in the mortgage lender's sole and absolute discretion
(provided, however, that if such mezzanine financing bears interest at a floating rate, the mortgage lender may determine the debt service coverage ratio on the basis of an assumed constant conclusively determined by it); and
(iii) the mortgage lender shall receive written confirmation from each of S&P and Moody's that such mezzanine financing shall not result in a qualification, downgrade or withdrawal of any rating assigned to any class of series 2005-C3 certificates by such rating agency.

                                     S-124

--------------------------------------------------------------------------------
                    VII. THE LAKESIDE COMMONS MORTGAGE LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE PRINCIPAL BALANCE:       $46,500,000

 LOAN PER SQUARE FOOT:                 $91

 % OF INITIAL MORTGAGE POOL BALANCE:   2.4%

 SHADOW RATING (S&P/MOODY'S):          BBB+/Baa2

 LOAN PURPOSE:                         Acquisition

 MORTGAGE INTEREST RATE:               5.630% per annum

 INTEREST CALCULATION:                 Actual/360

 FIRST PAYMENT DATE:                   June 11, 2005

 AMORTIZATION TERM:                    Interest Only

 ANTICIPATED REPAYMENT DATE:           NAP(1)

 HYPERAMORTIZATION:                    NAP(1)

 MATURITY DATE:                        May 11, 2012

 MATURITY BALANCE:                     $46,500,000

 BORROWER:                             Lakeside Commons Limited
                                       Partnership

 SPONSORS:                             A California City and County
                                       Governmental Pension Fund

 DEFEASANCE/PREPAYMENT:                Defeasance permitted beginning two
                                       years after securitization. Prepayment
                                       without penalty permitted during
                                       three months prior to scheduled
                                       maturity date.

 UP-FRONT RESERVES:                    Required Replacement Reserve(2)
                                       Unfunded Landlord Obligation
                                       Reserve(3)

 ONGOING RESERVES:                     Tax and Insurance Reserve(4)
                                       Leasing Reserve(5)
                                       CapEx/Replacement Reserve(6)
                                       Porsche Reserve(7)

 LOCKBOX:                              Hard(8)

 OTHER DEBT:                           NAP(1)
================================================================================

--------------------------------------------------------------------------------
                        MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:               Single Asset

 PROPERTY TYPE:                        Class A Office(9)

 LOCATION:                             Atlanta, Georgia

 YEAR BUILT:                           1986;1997(9)

 YEAR RENOVATED:                       NAP(1)

 SQUARE FEET:                          513,677 square feet(9)

 OCCUPANCY:                            86.9%

 OCCUPANCY DATE:                       January 1, 2005

 OWNERSHIP INTEREST:                   Fee

 PROPERTY MANAGEMENT:                  Boss Lakeside Three, LLC, a
                                       third-party property manager

 U/W NCF:                              $5,512,016(10)

 U/W NCF DSCR:                         2.08x(11)

 APPRAISED VALUE:                      $80,400,000

 APPRAISAL AS OF DATE:                 March 1, 2005

 CUT-OFF DATE LTV RATIO:               57.8%

 MATURITY LTV RATIO:                   57.8%
================================================================================

(1)   NAP means not applicable.

(2)   At closing, the Lakeside Commons Borrower deposited $10,800 into a reserve account for required repairs at the Lakeside Commons Mortgaged
      Property.

(3)   At closing, the Lakeside Commons Borrower deposited $575,984 into an unfunded landlord obligation reserve account for the payment of tenant allowances (due to certain tenants) at the Lakeside Commons Mortgaged
      Property.

(4)   The Lakeside Commons Borrower is required, upon the occurrence and continuance of an event of default or for so long as the debt service coverage ratio is less than 1.40x, to make monthly escrow deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the next ensuing 12 months. Notwithstanding the foregoing, insurance escrows are not required so long as insurance coverage is provided under the blanket policies covering the Lakeside Commons
      Mortgaged Property and other properties.

(5)   The Lakeside Commons Borrower is required, upon the occurrence and continuance of an event of default or for so long as the debt service coverage ratio is less than 1.40x, to make monthly escrow deposits into a leasing reserve for the costs associated with leasing vacant space at the
      Lakeside Commons Mortgaged Property. The deposits are to be made such that $1,000,000 is accumulated in the leasing reserve by January 2009.
      Notwithstanding the foregoing, the leasing reserve requirement will not be required provided that a triggering event does not exist on the payment date in October 2010.

(6)   The Lakeside Commons Borrower is required, upon the occurrence and continuance of an event of default or for so long as the debt service coverage ratio is less than 1.40x, to make monthly escrow deposits into a replacement reserve account in the amount of $11,985.

(7)   If on April 28, 2006, Porsche Cars North America, Inc. ("Porsche") is
      entitled to a payment or reimbursement in an amount greater than $500,000 for tenant allowances, tenant improvements or rent abatements incurred or to be incurred with respect to the premises leased to Porsche at the
      Lakeside Commons Mortgaged Property, the Lakeside Commons Borrower is
      required to make monthly payments in an amount equal to one-twelfth of the outstanding amount owed to Porsche on April 28, 2006 until such time as Porsche is no longer entitled to any tenant allowances, tenant improvements or rent abatement.

(8)   See "--Lockbox" below.

(9)   The Lakeside Commons Mortgaged Property consists of two buildings, One
      Lakeside Commons with 221,007 square feet built in 1986 and Two Lakeside
      Commons with 292,670 square feet built in 1997. The Lakeside Commons
      Mortgaged Property also includes a multi-story parking deck containing approximately 1,681 parking spaces.

(10)  Reflects in-place U/W Net Cash Flow. The U/W Net Cash Flow for the
      Lakeside Commons Mortgaged Property is projected to be $5,963,973 based on assumed lease-up of renewal and new leases out for signature at market rents and certain other lease-up assumptions.

                                     S-125

(11)  Based on in-place U/W Net Cash Flow. Based on the projected U/W Net Cash
      Flow for the Lakeside Commons Mortgaged Property of $5,963,973 as
      described in footnote (10) above, the Lakeside Commons Mortgage Loan has an U/W NCF DSCR of 2.25x.



---------------------------------------------------------------------------------------------------------------------------------
                                MAJOR TENANT INFORMATION
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       LEASE
                                               APPROXIMATE     % TOTAL     % TOTAL BASE    RENT                     EXPIRATION
                  TENANT(1)                    SQUARE FEET   SQUARE FEET    REVENUES(2)   PSF(3)    RATINGS(4)         DATE
---------------------------------------------------------------------------------------------------------------------------------

Porsche Cars of North America, Inc. .........     55,172         10.7%          13.5%     $24.65        NR            2/1/2010
Argosy Education Group, Inc. ................     33,615          6.5            7.3      $22.00        NR           1/31/2015
Banc Mortgage ...............................     30,850          6.0            7.2      $23.50      Aa3/A+         10/1/2006(5)
AFC Enterprises, Inc. .......................     23,464          4.6            6.3      $27.03       B1/B+          3/1/2006
UNUM Life Insurance Co. of America ..........     23,455          4.6            5.1      $22.00     Baa1/BBB+       11/1/2008
                                                  ------         ----           ----
TOTAL .......................................    166,556         32.4%          39.5%
                                                 =======         ====           ====
---------------------------------------------------------------------------------------------------------------------------------


(1)   The five major tenants are ranked by approximate square feet.

(2)   The percentages of total base revenues are based on in-place underwritten base rental revenues.

(3)   Reflects in-place base rent.

(4)   Credit ratings are those by Moody's and S&P, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if the tenant company is not rated.
      NR means not rated.

(5)   4,756 square feet of Banc Mortgage space expires on September 1, 2010.



-----------------------------------------------------------------------------------------------------------------
                                          LEASE EXPIRATION INFORMATION
-----------------------------------------------------------------------------------------------------------------
                                                        CUMULATIVE     APPROXIMATE                     CUMULATIVE
                       APPROXIMATE       AS % OF           % OF          EXPIRING        AS % OF          % OF
                         EXPIRING         TOTAL           TOTAL            BASE         TOTAL BASE     TOTAL BASE
        YEAR           SQUARE FEET     SQUARE FEET     SQUARE FEET     REVENUES(1)     REVENUES(1)      REVENUES
-----------------------------------------------------------------------------------------------------------------

        2005              14,450            2.8%            2.8%       $   376,309          3.7%           3.7%
        2006              81,871           15.9            18.8%         1,947,170         19.3           23.1%
        2007              34,898            6.8            25.5%           849,503          8.4           31.5%
        2008              77,540           15.1            40.6%         1,723,146         17.1           48.6%
        2009              32,369            6.3            46.9%           722,236          7.2           55.8%
        2010              93,120           18.1            65.1%         2,205,276         21.9           77.7%
        2011               6,687            1.3            66.4%           141,229          1.4           79.1%
        2012                   0            0.0            66.4%                 0          0.0           79.1%
        2013              23,419            4.6            70.9%           526,928          5.2           84.4%
        2014              36,818            7.2            78.1%           758,252          7.5           91.9%
  2015 and beyond         45,151            8.8            86.9%           815,430          8.1          100.0%
       Vacant             67,354           13.1           100.0%                --           --
                          ------          -----                        -----------        -----
       TOTAL             513,677          100.0%                       $10,065,480        100.0%
                         =======          =====                        ===========        =====
-----------------------------------------------------------------------------------------------------------------

(1)   Based on in-place underwritten base rental revenues.

     The Borrower and Sponsor. The Lakeside Commons Borrower is Lakeside
Commons Limited Partnership, a Delaware limited partnership. The Sponsor of the
Lakeside Commons Borrower is a California City and County governmental pension fund which reports that it had assets in excess of $350 million as of December
31, 2004. The pension fund is advised by RREEF. RREEF, which was in founded in
1975 and is currently owned by Deutsche Bank, is a real estate investment advisor that purchases, administers and sells real estate portfolios for its clients. RREEF currently reports that it has approximately $20.7 billion of assets under management.

     The Mortgage Loan. The Lakeside Commons Mortgage Loan was originated on
April 28, 2005 and has a cut-off date principal balance of $46,500,000. The
Lakeside Commons Mortgage Loan is a seven-year balloon loan with a stated
maturity date of May 11, 2012. The Lakeside Commons Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.630% per annum. On the eleventh day of each month up to but excluding the stated maturity date, the Lakeside Commons Borrower is required to make interest-only payments on the Lakeside Commons Mortgage Loan. The principal balance of the Lakeside Commons Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

     The Lakeside Commons Borrower is prohibited from voluntarily prepaying the
Lakeside Commons Mortgage Loan in whole or in part prior to February 11, 2012
(the "Lakeside Commons Prepayment Release Date"). From and after the Lakeside
Commons Prepayment Release Date, the Lakeside Commons Borrower may prepay the
Lakeside Commons Mortgage Loan in whole (but not in part) without payment of any prepayment consideration.

                                     S-126

     The Lakeside Commons Borrower may defease the entire Lakeside Commons
Mortgage Loan on any payment date after the expiration of two years following the Issue Date, and by doing so obtain the release of the Lakeside Commons
Mortgaged Property. A defeasance will be effected by the Lakeside Commons
Borrower's pledging of substitute collateral that consists of direct non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the Lakeside Commons Borrower under the
Lakeside Commons Mortgage Loan and are sufficient to pay off the Lakeside
Commons Mortgage Loan in its entirety on the stated maturity date. The Lakeside
Commons Borrower's right to defease the entire Lakeside Commons Mortgage Loan is subject to, among other things, the applicable rating agencies confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2005-C3 certificates by the subject rating agency.

     The Mortgaged Property. The Lakeside Commons Mortgage Loan is secured by a first priority mortgage lien on a fee simple interest in the Lakeside Commons
Mortgaged Property, a, office complex with 513,677 square feet of net rentable area situated on approximately 10.45 landscaped acres in the Central Perimeter submarket of Atlanta, Georgia. The Lakeside Commons Mortgaged Property is
comprised of two buildings known as One Lakeside Commons and Two Lakeside
Commons. One Lakeside Commons is an 11-story building containing 221,007 square feet built in 1986. Two Lakeside Commons is a 14-story building containing
292,670 square feet and built in 1997. The Lakeside Commons Mortgaged Property also includes a multi-story parking deck containing approximately 1,681 spaces and covered access to both buildings. The Lakeside Commons Mortgaged Property has approximately 42 tenants in corporate, financial services, insurance and other professional services industries including major tenants, Porsche, Banc
Mortgage (a subsidiary of Sun Trust Bank), Argosy University (a subsidiary of
Education Management Corporation), AFC Enterprises and disability insurer UNUM
Life Insurance Co. of America. As of January 1, 2005, based on square footage leased, occupancy at the Lakeside Commons Mortgaged Property was 86.9%.

     Lockbox. The Lakeside Commons Borrower is required to cause all rents to be deposited directly into a lockbox account, which is under sole dominion and control of the Lakeside Commons Mortgage Loan mortgagee. Provided that no event of default has occurred and is continuing and the debt service coverage ratio
(as determined based on the prior six consecutive months' net operating income
(annualized), a 3% management fee and $0.25 per square foot per annum replacement/capital expenditure reserve) is equal to or greater than 1.40x, all amounts in the lockbox account shall be disbursed to the Lakeside Commons
Borrower without reduction for the Porsche abatement at any time and from time to time. Upon (x) the occurrence of an event of default or (y) the determination that the debt service coverage ratio has fallen below 1.40x (a
"Lakeside Commons DSCR Event"), the lockbox bank is required to disburse on each business day all funds on deposit in the lockbox account to the cash management account and the cash management bank is required to deposit the funds in the following order of priority: (a) first, to the tax account for the payment of the required monthly tax escrow; (b) second, to the insurance account for the payment of the required monthly insurance escrow; (c) third, to the payment of the monthly debt service with respect to the Lakeside Commons
Mortgage Loan; (d) fourth, to the replacement reserve account for the payment of the required monthly deposit for replacement/capital expenditure reserves;
(e) fifth, to the rollover account for the payment of the required monthly deposit for tenant improvement and leasing reserve; (f) sixth, to the payment of any interest accruing at the default interest rate or any late payment charges; and (g) seventh, provided no event of default then exists, to the
Lakeside Commons Borrower. Notwithstanding the foregoing, if an event of default occurs, all funds on deposit with the cash management bank may be applied by the Lakeside Commons Mortgage Loan mortgagee to the payment of the debt in any order and in any amounts in its sole discretion. Once the event of default and/or the Lakeside Commons DSCR Event, as applicable, is cured, so long as no more than two occurrences of either an event of default or a
Lakeside Commons DSCR Event has occurred as of such date, all funds on deposit with the cash management bank will be disbursed to the lockbox account for disbursement to the Lakeside Commons Borrower and the Lakeside Commons
Borrower's right to disbursements from the lockbox account will be reinstated.

     Terrorism Coverage. The Lakeside Commons Borrower is required, in accordance with the related loan documents, to maintain insurance against perils and acts of terrorism at a cost not in excess of $50,000 per annum.

                                     S-127

--------------------------------------------------------------------------------
                     VIII. THE PACIFIC POINTE MORTGAGE LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE PRINCIPAL BALANCE:       $40,000,000(1)

 LOAN PER SQUARE FOOT:                 $156

 % OF INITIAL MORTGAGE POOL BALANCE:   2.0%

 SHADOW RATING (S&P/MOODY'S):          N/A

 LOAN PURPOSE:                         Refinance

 MORTGAGE INTEREST RATE:               5.108% per annum(2)

 INTEREST CALCULATION:                 Actual/360

 FIRST PAYMENT DATE:                   July 11, 2005

 AMORTIZATION TERM:                    Interest Only

 ANTICIPATED REPAYMENT DATE:           NAP(3)

 HYPERAMORTIZATION:                    NAP(3)

 MATURITY DATE:                        July 11, 2010

 MATURITY BALANCE:                     $40,000,000(1)

 BORROWER:                             Pacific Pointe Office Tower, LLC

 SPONSORS:                             Urdang and Younan Properties

 DEFEASANCE/PREPAYMENT:                Defeasance is not permitted.
                                       Prepayment in whole with yield
                                       maintenance permitted on and after
                                       December 11, 2005. Partial
                                       prepayment with yield maintenance
                                       permitted on and after December 11,
                                       2005, only if 1) any permitted transfer
                                       of direct or indirect interests in the
                                       Pacific Pointe Borrower results in one
                                       sponsor owning 100% of the beneficial
                                       interests in the Pacific Pointe
                                       Borrower or 2) the entire earnout
                                       reserve is not disbursed to the Pacific
                                       Pointe Borrower prior to June 11,
                                       2007. Prepayment in whole without
                                       penalty is permitted three months
                                       prior to stated maturity date.

 UP-FRONT RESERVES:                    Tax Reserve and Insurance
                                       Reserve(4), Earnout Reserve(5)

 ONGOING RESERVES:                     Tax and Insurance Reserve(6), Capital
                                       Expenditures Reserve(7), Rollover
                                       Reserve(8)

 LOCKBOX:                              Hard(9)

 MEZZANINE DEBT:                       NAP(3)
================================================================================

--------------------------------------------------------------------------------
                          MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:               Single Asset

 PROPERTY TYPE:                        Office

 LOCATION:                             Gardena, California

 YEAR BUILT:                           1988, 1989

 YEAR RENOVATED:                       NAP(3)

 SQUARE FEET:                          256,136

 OCCUPANCY:                            81.5% (1)

 OCCUPANCY DATE:                       May 24, 2005(1)

 OWNERSHIP INTEREST:                   Fee

 PROPERTY MANAGEMENT:                  Younan Properties, Inc.

 U/W NCF:                              $2,597,850(1)

 U/W NCF DSCR:                         1.25 (1)

 APPRAISED VALUE:                      $50,000,000(10)

 APPRAISAL AS OF DATE:                 June 1, 2007

 CUT-OFF DATE LTV RATIO:               80.0%

 MATURITY LTV RATIO:                  80.0%
================================================================================

(1)   Includes $4,000,000 deposited at closing into the earnout reserve described below. Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR
      were calculated based upon potential lease-up at the mortgaged real property (no potential tenants have been specifically identified). The potential lease-up was calculated based on a projected underwritten occupancy of approximately 81.5%, at which level the projected DSCR would be 1.25x. At closing, the related borrower escrowed the amount of
      $4,000,000 into an earnout reserve, as described below. The as-is occupancy is 75.2%, with a DSCR of 1.14x.

(2)   The Pacific Pointe mortgage loan was not closed as of the date of the preparation of this prospectus supplement and, therefore, the interest is an assumed rate.

(3)   NAP means not applicable.

(4)   The Pacific Pointe Borrower is required to make an initial deposit into tax and insurance reserve account, $98,700 for taxes and $18,762 for insurance premiums.

(5)   At closing, lender deposited $4,000,000 into an earnout reserve described below. All or a portion of this amount may be used to prepay the Pacific
      Pointe Mortgage Loan, see below.

(6)   The Pacific Pointe Borrower is required to make a monthly escrow deposit into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the next ensuing 12 months.

(7)   The Pacific Pointe Borrower is required to make a monthly escrow deposit into a capital expenditure reserve account in the amount of $3,184.08, which will be capped after 1 year of collections.

(8)   The Pacific Pointe Borrower is required to make monthly deposits into a tenant improvement/leasing commission reserve in an amount equal to one-twelfth of the annual rollover amount determined in accordance with the related loan documents, which annual rollover amount is initially
      $254,727, which will be capped after 2 years of collections.

(9)   See"--Lockbox" below.

(10)  "As-stabilized" value as of June 1, 2007. "As-is" value is $45,000,000 as of May 11, 2005.

                                     S-128



-----------------------------------------------------------------------------------------------------------------------------------
                                                        MAJOR TENANT INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         LEASE
                                                  APPROXIMATE     % TOTAL   % TOTAL BASE      RENT                    EXPIRATION
                    TENANT(1)                     SQUARE FEET   SQUARE FEET  REVENUES(2)     PSF(3)    RATINGS(4)        DATE
-----------------------------------------------------------------------------------------------------------------------------------

Northrop Grumman Federal Credit Union ..........     35,038         13.7%       15.5%        $19.20       NR         April-2009 (5)
Bowman and Brooke LLP ..........................     25,350          9.9%       16.5%        $28.13       NR         June-2013 (6)
Corporate Office Centers of California LLC .....     22,897          8.9%        9.8%        $18.60       NR           March-2010
Kinetsu International Express (USA) Inc. .......     17,000          6.6%        8.5%        $21.60       NR        August-2014 (7)
IBM Corporation ................................     16,270          6.4%        9.2%        $24.44       A+/A1     August-2007 (8)
                                                     ------         ----        ----
Total ..........................................    116,555         45.5%       77.2%
-----------------------------------------------------------------------------------------------------------------------------------


(1)   The five major tenants are ranked by approximate square feet.

(2)   The percentages of total base revenues are based on in-place underwritten base rental revenues.

(3)   Reflects underwritten base rent.

(4)   Credit ratings are those by S&P and Moody's, respectively. NR means not rated.

(5)   Northrop Grumman Federal Credit Union has one-time option to terminate lease on 4/30/06 upon nine months prior notice (7/31/05) and payment of termination fee equal to $534,915.

(6)   Bowman and Brooke LLP has one-time option to terminate lease on 5/31/10 upon nine months prior notice (8/31/09) and payment of termination fee equal to $774,506.

(7)   Kintetsu International Express (USA) Inc. has one-time option to terminate lease at end of 68th Month (4/30/11) upon nine months prior notice
      (7/31/10) and payment of termination fee equal to four months of base rent plus unamortized TI/LC at 10% annual interest.

(8)   719 square feet of storage space expires 8/24/2005.



------------------------------------------------------------------------------------------------------------------
                                           LEASE EXPIRATION INFORMATION
------------------------------------------------------------------------------------------------------------------
                       APPROXIMATE                      CUMULATIVE     APPROXIMATE                     CUMULATIVE
                         EXPIRING        AS % OF           % OF          EXPIRING        AS % OF          % OF
                          SQUARE          TOTAL           TOTAL            BASE         TOTAL BASE     TOTAL BASE
        YEAR             FEET(1)       SQUARE FEET     SQUARE FEET     REVENUES(2)     REVENUES(2)     REVENUES(2)
------------------------------------------------------------------------------------------------------------------

        2005              11,449            4.5%            4.5%      $  308,092            7.2%            7.2%
        2006               9,416            3.7%            8.1%      $  213,350            5.0%           12.2%
        2007              21,836            8.5%           16.7%      $  486,945           11.4%           23.6%
        2008              16,005            6.2%           22.9%      $  374,575            8.7%           32.3%
        2009              47,551           18.6%           41.5%      $  984,460           23.0%           55.3%
        2010              41,627           16.3%           57.7%      $  846,226           19.8%           75.1%
        2011                   0              0%           57.7%      $        0              0%           75.1%
        2012                   0              0%           57.7%      $        0              0%           75.1%
        2013              25,350            9.9%           67.6%      $  713,045           16.3%           91.7%
        2014              16,000            6.2%           73.9%      $  355,200            8.3%          100.0%
  2015 and beyond          3,321            1.3%           75.2%      $        0                            100%
       Vacant             63,581           24.8%
                         -------            ---                       ----------           ----           -----
       TOTAL             256,136            100%                      $5,128,129            100%            100%
------------------------------------------------------------------------------------------------------------------


         (1)   Lease expiration information is based on as-is occupancy.

         (2)   Based on underwritten base rental revenues.

     The Borrower and Sponsors. The Pacific Pointe Borrower is Pacific Pointe
Office Tower, LLC, a Delaware limited liability company. The Pacific Pointe
Borrower is 100% owned by Pacific Pointe Holding, LLC, a Delaware limited liability company. Pacific Pointe Holding, LLC is 70% owned by Urdang
Value-Added REIT #1, a Maryland real estate investment trust and 30% owned by
Pacific Palace Partners, LLC. Urdang Capital Management has completed more than
$4.8 billion of real estate transactions since 1987. Their current portfolio includes more than 120 properties with an approximate market value of $1.8 billion. Since 2002, Younan Properties has acquired 40 assets, close to 5.0 million square feet of class "A" and "B" office buildings and completed over
$400 million in transactions.

     The Mortgage Loan. The Pacific Pointe Mortgage Loan has a cut-off date principal balance of $40,000,000. The Pacific Pointe Mortgage Loan is a
five-year loan with a stated maturity date of July 11, 2010. On the eleventh day of each month from and including July 11, 2005, up to but excluding the stated maturity date, the Pacific Pointe Borrower is required to make a monthly debt service payment of interest only on the Pacific Pointe Mortgage Loan. The principal balance of the Pacific Pointe Mortgage Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date.

                                     S-129

     The Pacific Pointe Borrower is prohibited from voluntarily prepaying the
Pacific Pointe Mortgage Loan in whole or in part prior to December 11, 2005.

     On and after December 11, 2005, provided that no event of default of the
Pacific Pointe Mortgage Loan has occurred and is continuing, the Pacific Pointe
Borrower may prepay the Pacific Pointe Mortgage Loan in whole with payment of a yield maintenance premium.

     On and after December 11, 2005, in the event of any permitted transfer resulting in one sponsor owning 100% of the beneficial interest in the Pacific
Pointe Borrower, the Pacific Pointe Borrower may prepay the Pacific Pointe
Mortgage Loan in part (provided that such partial prepayment in connection with such transfer does not cause the outstanding principal balance to be less than
$20,000,000) with payment of a yield maintenance premium.

     At closing, the lender deposited $4,000,000 into an earnout-reserve account that may be drawn upon by the Pacific Pointe Borrower in whole or in part, in not more than two draws, any time prior to June 11, 2007, upon the satisfaction of certain conditions, including the increase in the annual DSCR to at least 1.25x. For purposes of this DSCR calculation, the outstanding principal balance of the Pacific Pointe Mortgage Loan will be deemed to be the outstanding principal balance less any moneys remaining in the earnout reserve after disbursement of the requested earnout allowance. In the event that
Pacific Pointe Borrower has not requested an advance of the entire earnout reserve by June 11, 2007, the funds remaining in the earnout reserve account on such date will be applied to the payment of the outstanding principal balance of the Pacific Pointe Mortgage Loan. In connection with any requested withdrawal from the earnout reserve (other than a withdrawal which reduces the reserve balance to zero), an amount equal to 20% of the remaining reserve balance (after giving effect to such withdrawal) will be withheld from such requested withdrawal amount and held in reserve for allocation toward the payment of any yield maintenance premium payable in the event any amounts in the earnout reserve are applied toward the prepayment of the Pacific Pointe
Mortgage Loan. Such withheld amounts will be released to the Pacific Pointe
Borrower in the event the entire earnout reserve is withdrawn by the Pacific
Pointe Borrower prior to June 11, 2007. In the event no amounts have been disbursed from the earnout reserve, the entire earnout reserve will be used to prepay the Pacific Pointe Mortgage Loan. The Pacific Pointe Borrower will be liable for the payment of any related yield maintenance premium not paid from amounts allocated and withheld in the earnout reserve for such amounts. Zaya S.
Younan, a principal of the Pacific Pointe Borrower executed a personal guaranty for the payment of the yield maintenance premium due in connection with any prepayment of the Pacific Pointe Mortgage Loan from funds in the earnout reserve.

     From and after April 11, 2010, the Pacific Pointe Borrower may prepay the
Pacific Pointe Mortgage Loan, in whole, without payment of any prepayment consideration.

     The Mortgaged Property. The Pacific Pointe Mortgage Loan is secured by a first priority mortgage lien on the Pacific Pointe Borrower's fee interest in the Pacific Pointe Mortgaged Property, a 12-story office building with approximately 256,136 square feet of net rentable area located in Gardena,
California.

     Lockbox. The Pacific Pointe Borrower is required to cause all rents to be deposited directly into a segregated lockbox account under the control of the mortgagee; provided that if no event of default exists and the DSCR is equal to or greater than 1.05x, the funds on deposit in the lockbox account will be swept to an account controlled and maintained by the Pacific Pointe Borrower.
If an event of default occurs or the DSCR is less than 1.05x, the funds on deposit in the lockbox account will instead be swept on a daily basis to a cash collateral account under the sole control of the mortgagee. From and after the existence of an event of default or the DSCR being below 1.05x, funds in the cash collateral account will be applied as follows: first, to the payment of the Pacific Pointe Borrower's monthly real estate tax reserve obligation;
second, to the payment of the Pacific Pointe Borrower's monthly insurance premium reserve obligation; third, to the payment of debt service; fourth, to the payment of the Pacific Pointe Borrower's capital expenditure reserve obligation; fifth, to the payment of the Pacific Pointe Borrower's rollover reserve obligation; finally, provided no event of default, to Pacific Pointe
Borrower.

     Terrorism Insurance: Pacific Pointe Borrower is required to obtain and maintain insurance coverage for the full replacement value of the Pacific
Pointe Mortgaged Property with no exclusion for loss, cost, damage or liability caused by terrorism or terrorist acts. If such coverage is not available from a qualified carrier then the Pacific Pointe Borrower must obtain and maintain such coverage from another carrier in amounts acceptable to Lender.

                                     S-130

--------------------------------------------------------------------------------
               IX. THE MACQUARIE DDR PORTFOLIO III MORTGAGE LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              LOAN INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE PRINCIPAL BALANCE:       $39,300,000

 LOAN PER SQUARE FOOT:                 $122(1)

 % OF INITIAL MORTGAGE POOL BALANCE:   2.0%

 SHADOW RATING (S&P/MOODY'S):          BBB-/Baa3

 LOAN PURPOSE:                         Acquisition

 MORTGAGE INTEREST RATE:               5.098% per annum

 INTEREST CALCULATION:                 30/360

 FIRST PAYMENT DATE:                   May 5, 2005

 AMORTIZATION TERM:                    Interest only

 ANTICIPATED REPAYMENT DATE:           NAP(2)

 HYPERAMORTIZATION:                    NAP(2)

 MATURITY DATE:                        April 5, 2010

 MATURITY BALANCE:                     $39,300,000

 BORROWERS:                            DDR MDT Grandville Marketplace
                                       LLC, DDR MDT McDonough
                                       Marketplace LLC, DDR MDT Parker
                                       Pavilions LLC

 SPONSORS:                             Macquarie DDR Trust (DDR
                                       Macquarie Fund LLC and DDR
                                       Macquarie Longhorn III Holdings
                                       LLC)

 DEFEASANCE/PREPAYMENT:                Defeasance in whole or in part
                                       permitted two years after
                                       securitization and thereafter.
                                       Prepayment in whole or in part with
                                       yield maintenance permitted
                                       commencing in May 2006. Prepayment
                                       without penalty permitted six months
                                       prior to scheduled maturity date.

 UP-FRONT RESERVES:                    NAP(2)

 ONGOING RESERVES:                     Tax and Insurance Reserve(3)
                                       CapEx/Replacement Reserve(3)
                                       TI/LC Reserve(3)
                                       Operating Expense Fund(3)

 LOCKBOX:                              Hard(4)

 MEZZANINE DEBT:                       NAP(2)
================================================================================

--------------------------------------------------------------------------------
                  MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:               Portfolio

 PROPERTY TYPE:                        Anchored Retail
                                       Grandville, MI, McDonough,

 LOCATION:                             GA and Parker, CO

 YEAR BUILT:                           2000-2001

 YEAR RENOVATED:                       N/A

 SQUARE FEET:                          1,115,908 square feet

 COLLATERAL SQUARE FEET:               321,857 square feet(5)

 OCCUPANCY:                            98%(6)

 OCCUPANCY DATE:                       March 15, 2005

 OWNERSHIP INTEREST:                   Fee

 PROPERTY MANAGEMENT:                  Developers Diversified Realty
                                       Corporation, an affiliate of the
                                       Borrower

 U/W NCF:                              $4,492,431(7)

 U/W NCF DSCR:                         2.24(7)

 APPRAISED VALUE:                      $65,150,000

 APPRAISAL AS OF DATE:                 April 1, 2005

 CUT-OFF DATE LTV RATIO:               60.3%

 MATURITY LTV RATIO:                   60.3%
================================================================================

(1)   Based on collateral square feet, excluding ground leased space.

(2)   NAP means not applicable.

(3)   Upon the occurrence and continuance of an event of default with respect to the Macquarie DDR Portfolio III Mortgage Loan, the Macquarie DDR
      Portfolio III Borrower is required to make payments to cover ongoing reserves for real estate taxes and insurance, capital expenditures and replacement reserves and tenant improvements and leasing commissions and operating expense funds.

(4)   See "--Lockbox" below.

(5)   Additional 32,727 square feet are subject to ground lease and therefore the land is included in the collateral and the improvements are excluded from the collateral.

(6)   Calculated as a weighted average physical occupancy based on the allocated loan balances as of the rent roll dated March 15, 2005. The collateral physical occupancy is 94.1%. The overall occupancy based on tenant spaces leased, including master leased space is 100%. The overall collateral is 100% leased and includes master leased space.

(7)   U/W NCF and U/W NCF DSCR were calculated including income from master leases to Developers Diversified Realty Corporation ("DDR").

                                     S-131



---------------------------------------------------------------------------------------------
  GRANDVILLE MARKETPLACE TENANT INFORMATION FOR TOP FIVE TENANTS  (less than) 10,000 SQUARE
---------------------------------------------------------------------------------------------
                                           FEET(2)
                           APPROXIMATE       % TOTAL        % TOTAL BASE           LEASE
       TENANT(1)           SQUARE FEET     SQUARE FEET     REVENUES(2)(3)     EXPIRATION DATE
---------------------------------------------------------------------------------------------

American Home Fitness          4,705            1.3%             3.0%           11/30/2007
Plato's Closet                 2,800            0.8%             1.9%            1/31/2008
Dollar Express                 2,100            0.6%             1.2%           12/31/2007
Beneficial Finance             1,600            0.5%             1.2%            3/31/2009
Others (3)
                              ------            ---              ---
TOTAL(4)                      11,205            3.2%             7.4%
                              ======            ===              ===
---------------------------------------------------------------------------------------------


(1)   Top five tenants exclude master leases.

(2)   The percentages of total base rent are based on underwritten base rental revenues including master leases of vacant space.

(3)   There are four tenants with 1,400 square feet accounting for 1.6% of the space and 3.9% of the base rent with lease expirations between April 30,
      2007 and December 31, 2008.

(4)   Total is excluding "Other" tenants.



----------------------------------------------------------------------------------------------------------------
              GRANDVILLE MARKETPLACE LEASE EXPIRATION FOR TENANTS  (less than) 10,000 SQUARE FEET
----------------------------------------------------------------------------------------------------------------
                                                      CUMULATIVE     APPROXIMATE                     CUMULATIVE
                     APPROXIMATE       AS % OF           % OF          EXPIRING        AS % OF          % OF
                       EXPIRING         TOTAL           TOTAL            BASE         TOTAL BASE     TOTAL BASE
       YEAR          SQUARE FEET     SQUARE FEET     SQUARE FEET     REVENUES(1)     REVENUES(1)     REVENUES(1)
----------------------------------------------------------------------------------------------------------------

   2005                      0            0.0%            0.0%               0            0.0%            0.0%
   2006                      0            0.0%            0.0%               0            0.0%            0.0%
   2007                 11,005           43.2%           43.2%         184,817           44.0%           44.0%
  2008(2)               12,883           50.5%           93.7%         204,728           48.8%           92.8%
   2009                  1,600            6.3%          100.0%          30,400            7.2%          100.0%
   2010                      0            0.0%          100.0%               0            0.0%          100.0%
   2011                      0            0.0%          100.0%               0            0.0%          100.0%
   2012                      0            0.0%          100.0%               0            0.0%          100.0%
   2013                      0            0.0%          100.0%               0            0.0%          100.0%
2014 and Beyond              0            0.0%          100.0%               0            0.0%          100.0%
  Vacant                     0            0.0%          100.0%
                        ------           ----                          -------           ----
   TOTAL                25,488            100%                         419,945            100%
                        ======           ====                          =======           ====
----------------------------------------------------------------------------------------------------------------


(1)   Based on in-place underwritten base rental revenues.

(2)   Includes 8,683 square-feet of the master leased space leased to DDR accounting for $131,928.



-----------------------------------------------------------------------------------------------
 MCDONOUGH MARKETPLACE TENANT INFORMATION FOR TOP FIVE TENANTS  (less than) 10,000 SQUARE FEET
-----------------------------------------------------------------------------------------------
                                APPROXIMATE
                                  SQUARE         % TOTAL       % TOTAL BASE          LEASE
           TENANT                  FEET        SQUARE FEET      REVENUES(1)     EXPIRATION DATE
-----------------------------------------------------------------------------------------------

Deals, Nothing Over a Buck         9,500            2.7%            20.1%         8/31/2008
Up the Creek(2)                    5,000            1.4%               0%            NAP
Shoe Show                          3,500            1.0%             7.7%         8/31/2009
Rent a Center                      3,500            1.0%             7.4%         8/31/2009
Express Jewelry                    2,800            0.8%             6.8%         10/31/2008
                                  ------            ---             ----
TOTAL                             24,300            7.0%            42.0%
                                  ======            ===             ====
-----------------------------------------------------------------------------------------------


(1)   The percentages of total base revenues are based on underwritten base rental revenues including master leases of vacant space.

(2)   Tenant owns its land and improvements and therefore is excluded from the collateral.

                                     S-132



----------------------------------------------------------------------------------------------------------------
               MCDONOUGH MARKETPLACE LEASE EXPIRATION FOR TENANTS  (less than) 10,000 SQUARE FEET
----------------------------------------------------------------------------------------------------------------
                     APPROXIMATE                      CUMULATIVE     APPROXIMATE                     CUMULATIVE
                       EXPIRING        AS % OF           % OF          EXPIRING        AS % OF          % OF
                        SQUARE          TOTAL           TOTAL            BASE         TOTAL BASE     TOTAL BASE
       YEAR            FEET(1)       SQUARE FEET     SQUARE FEET     REVENUES(1)     REVENUES(1)     REVENUES(1)
----------------------------------------------------------------------------------------------------------------

   2005                      0            0.0%            0.0%               0            0.0%            0.0%
  2006(2)                1,400            4.6%            4.6%          25,900            5.9%            5.9%
   2007                  1,400            4.6%            9.2%          26,600            6.0%           11.9%
   2008                 17,900           58.7%           67.9%         252,233           57.0%           68.9%
   2009                  8,400           27.5%           95.4%         111,650           25.2%           94.1%
   2010                      0            0.0%           95.4%               0            0.0%           94.1%
   2011                      0            0.0%           95.4%               0            0.0%           94.1%
   2012                      0            0.0%           95.4%               0            0.0%           94.1%
   2013                      0            0.0%           95.4%               0            0.0%           94.1%
2014 and beyond          1,400            4.6%          100.0%          25,956            5.9%          100.0%
  Vacant                     0            0.0%          100.0%
                        ------           ----                          -------           ----           -----
   TOTAL                30,500            100%                         442,339            100%
                        ======           ====                          =======           ====
----------------------------------------------------------------------------------------------------------------


(1)   Excludes 5,000 square feet occupied by Up The Creek, which owns its land and improvements and therefore is excluded from the collateral.

(2)   Includes 1,400 square feet of the master leased space leased to DDR accounting for $25,900 in annual rent.



--------------------------------------------------------------------------------------------------
     PARKER PAVILIONS TENANT INFORMATION FOR TOP FIVE TENANTS  (less than) 10,000 SQUARE FEET
--------------------------------------------------------------------------------------------------
                                   APPROXIMATE
                                     SQUARE         % TOTAL       % TOTAL BASE          LEASE
             TENANT                   FEET        SQUARE FEET      REVENUES(1)     EXPIRATION DATE
--------------------------------------------------------------------------------------------------

Hollywood Video(2)                    6,000            1.5%            7.8%           1/31/2015
Washington Mutual Bank                4,200            1.0%            5.6%           8/31/2007
IHOP(3)                               4,022            1.0%            3.1%           2/28/2022
All Seasons Spa & Accessories         4,000            1.0%            5.2%           1/31/2007
Parker Pavilions Liquor               3,855            0.9%            5.3%          11/30/2008
                                      -----            ---            ----
Total                                22,077            5.4%           27.1%
                                     ======            ===            ====
--------------------------------------------------------------------------------------------------


(1)   The percentages of total base rent are based on underwritten base rental revenues including master leases of vacant space.

(2)   Hollywood Video has a free rent period through February 28, 2006. DDR
      Macquarie Fund LLC master leases the space until such free rent period expires.

(3)   Tenant owns its improvements but is subject to a ground lease, therefore such improvements are excluded from the collateral.



----------------------------------------------------------------------------------------------------------------
                 PARKER PAVILIONS LEASE EXPIRATION FOR TENANTS  (less than) 10,000 SQUARE FEET
----------------------------------------------------------------------------------------------------------------
                                                      CUMULATIVE     APPROXIMATE                     CUMULATIVE
                     APPROXIMATE       AS % OF           % OF          EXPIRING        AS % OF          % OF
                       EXPIRING         TOTAL           TOTAL            BASE         TOTAL BASE     TOTAL BASE
       YEAR          SQUARE FEET     SQUARE FEET     SQUARE FEET     REVENUES(1)     REVENUES(1)     REVENUES(1)
----------------------------------------------------------------------------------------------------------------

   2005                      0            0.0%            0.0%                0           0.0%            0.0%
   2006                  2,430            4.2%            4.2%           58,417           4.6%            4.6%
   2007                 22,220           38.6%           42.9%          524,732          41.1%           45.6%
  2008(1)               13,494           23.5%           66.3%          319,522          25.0%           70.6%
   2009                  3,200            5.6%           71.9%           81,200           6.4%           77.0%
   2010                      0            0.0%           71.9%                0           0.0%           77.0%
   2011                  2,650            4.6%           76.5%           53,000           4.1%           81.1%
   2012                      0            0.0%           76.5%                0           0.0%           81.1%
   2013                      0            0.0%           76.5%                0           0.0%           81.1%
2014 and Beyond         13,522           23.5%          100.0%          241,000          18.9%          100.0%
  Vacant                     0            0.0%          100.0%
                        ------          -----                           -------         -----
   TOTAL                57,516          100.0%                        1,277,871         100.0%
                        ======          =====                         =========         =====
----------------------------------------------------------------------------------------------------------------


(1)   Includes 7,641 square feet of the master leased space leased to DDR accounting for $182,004 in annual rent.

                                     S-133



--------------------------------------------------------------------
        THE MACQUARIE DDR PORTFOLIO III MORTGAGED PROPERTIES
----------------------------------------------------------------------------------------------------------------------------------
                                                           DDR
                                                      PORTFOLIO III      TOTAL     OVERALL COLLATERAL
 MACQUARIE DDR PORTFOLIO III                             BORROWER     COLLATERAL        PHYSICAL        ALLOCATED      APPRAISED
       SHOPPING CENTER               LOCATION            INTEREST       GLA(1)        OCCUPANCY(2)     LOAN AMOUNT       VALUE
----------------------------------------------------------------------------------------------------------------------------------

Parker Pavilions              Parker, Colorado             Fee           89,631           91.5%        $14,620,446   $24,300,000
Grandville Marketplace        Grandville, Michigan         Fee          201,726           95.7%        $21,000,000   $33,650,000
McDonough Marketplace         McDonough, Georgia           Fee           30,500           95.4%        $ 3,679,554   $ 7,200,000
Total/Weighted Average                                                  -------           ----         -----------   -----------
                                                                        321,857           94.1%        $39,300,000   $65,150,000
                                                                        =======           ====         ===========   ===========
----------------------------------------------------------------------------------------------------------------------------------


(1)   Excludes 32,727 square feet of ground leased space leased to DDR.

(2)   100% of the collateral space is leased including master leases.

     The Borrower and Sponsor. The Macquarie DDR Portfolio III Borrower
collectively consists of DDR MDT Grandville Marketplace LLC, DDR MDT McDonough
Marketplace LLC and DDR MDT Parker Pavilions LLC, each a Delaware limited liability company which is a single purpose entity, and is sponsored and controlled by DDR Macquarie Fund LLC.

     The Mortgage Loan. The Macquarie DDR Portfolio III Mortgage Loan was
originated on April 1, 2005 and has a cut-off date principal balance of
$39,300,000. The Macquarie DDR Portfolio III Mortgage Loan is a five-year loan with a maturity date of April 5, 2010. The Macquarie DDR Portfolio III Mortgage
Loan accrues interest on a 30/360 Basis. Up to its stated maturity date, in the absence of default, the Macquarie DDR Portfolio III Mortgage Loan will accrue interest at a fixed rate of 5.098% per annum. On the fifth day of each month during the term of the Macquarie DDR Portfolio III Mortgage Loan, the Macquarie
DDR Portfolio III Borrower is required to make payments of interest only calculated on the outstanding balance of the Macquarie DDR Portfolio III
Mortgage Loan. The principal balance of the Macquarie DDR Portfolio III
Mortgage Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date.

     The Macquarie DDR Portfolio III Borrower is prohibited from voluntarily prepaying the Macquarie DDR Portfolio III Mortgage Loan, in whole or in part, prior to May 5, 2006. From and after May 5, 2006, the Macquarie DDR Portfolio
III Borrower may prepay the Macquarie DDR Portfolio III Mortgage Loan in whole or in part, with payment of a yield maintenance premium. In connection with a partial prepayment, the Macquarie DDR Portfolio III Borrower may obtain the release of a Macquarie DDR Portfolio III Mortgaged Property (but, except in connection with prepayment in full, not more than one (1) Macquarie DDR
Portfolio III Mortgaged Property in the aggregate over the term of the
Macquarie DDR Portfolio III Mortgage Loan) and terminate the cross-collateralization provisions with respect to such Macquarie DDR Portfolio
III Mortgaged Property, provided that (a) the debt service coverage ratio for the Macquarie DDR Portfolio III Mortgaged Properties remaining after the release of such Macquarie DDR Portfolio III Mortgaged Property is at least equal to the debt service coverage ratio for the Macquarie DDR Portfolio III
Mortgaged Properties immediately preceding the release of the applicable
Macquarie DDR Portfolio III Mortgaged Property, and (b) the Macquarie DDR
Portfolio III Borrower makes a prepayment in an amount not less than 110% of the allocated loan amount for the Macquarie DDR Portfolio III Mortgaged
Property to be released, together with any applicable yield maintenance premium. The right of the Macquarie DDR Portfolio III Borrower to prepay the
Macquarie DDR Portfolio III Mortgage Loan in part and obtain the release of a
Macquarie DDR Portfolio III Mortgaged Property is also subject to Moody's and
S&P confirming that the release would not result in a qualification, downgrade or withdrawal of the rating then assigned to any class of series 2005-C3 certificates by such rating agency. In addition, from and after October 5,
2009, the Macquarie DDR Portfolio III Borrower may prepay the Macquarie DDR
Portfolio III Mortgage Loan, in whole, but not in part, without payment of any prepayment consideration.

     The Macquarie DDR Portfolio III Borrower may defease the Macquarie DDR
Portfolio III Mortgage Loan, in whole or in part, on any due date after the expiration of two years (the "Macquarie DDR Portfolio III Defeasance Lockout
Period") following the Issue Date and prior to October 5, 2009. In connection with a defeasance of the entire loan, the Macquarie DDR Portfolio III Borrower will obtain the release of all the Macquarie DDR Portfolio III Mortgaged
Properties. A defeasance in whole will be effected by the Macquarie DDR
Portfolio III Borrower's pledging substitute collateral that consists of non-callable fixed rate United States Treasury obligations that produce payments which replicate the payment obligations of the Macquarie DDR Portfolio
III Borrower under the Macquarie DDR Portfolio III Mortgage Loan and that are sufficient to pay off the Macquarie DDR Portfolio III Mortgage Loan in its
entirety on the stated maturity date. The right of the Macquarie DDR Portfolio
III Borrower to defease the Macquarie DDR Portfolio III Mortgage Loan in whole is subject to Moody's and S&P confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the rating then assigned to any class of series 2005-C3 certificates by such rating agency.

                                     S-134

     The Macquarie DDR Portfolio III Borrower may partially defease the
Macquarie DDR Portfolio III Mortgage Loan and obtain the release of a Macquarie
DDR Portfolio III Mortgaged Property on any due date after the end of the
Macquarie DDR Portfolio III Defeasance Lockout Period and prior to October 5,
2009, provided that the debt service coverage ratio for the Macquarie DDR
Portfolio III Mortgaged Properties remaining after the release of a Macquarie
DDR Portfolio III Mortgaged Property is at least equal to the debt service coverage ratio for the Macquarie DDR Portfolio III Mortgaged Properties
immediately preceding the release of the applicable Macquarie DDR Portfolio III
Mortgaged Property. Such partial defeasance will be effected by the Macquarie
DDR Portfolio III Borrower's defeasing an amount (a "Macquarie DDR Portfolio
III Partial Defeasance Amount") at least equal to the lesser of (a) 110% of the allocated loan amount for such Macquarie DDR Portfolio III Mortgaged Property
(the "Macquarie DDR Portfolio III Release Amount") and (b) the undefeased portion of Macquarie DDR Portfolio III Mortgage Loan, and pledging substitute collateral that consists of non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the Macquarie
DDR Portfolio III Borrower under the defeased portion of the Macquarie DDR
Portfolio III Mortgage Loan and that are sufficient to pay off the Macquarie
DDR Portfolio III Partial Defeasance Amount in its entirety on the stated
maturity date. The right of the Macquarie DDR Portfolio III Borrower to defease the Macquarie DDR Portfolio III Mortgage Loan in part is also subject to S&P and Moody's confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the rating then assigned to any class of series
2005-C3 certificates by such rating agency.

     The Macquarie DDR Portfolio III Borrower may obtain the release of certain unimproved parcels representing a portion of the Macquarie DDR Portfolio III
Mortgaged Property to a third party, which may be an affiliate of the Macquarie
DDR Portfolio III Borrower upon satisfaction of certain conditions set forth in the related loan documents, including (a) the delivery by the Macquarie DDR
Portfolio III Borrower of an officer's certificate certifying that the release will not impair or otherwise adversely affect the rights of the mortgagee and
(b) the released outparcel remains subject to the terms and conditions of a certain "Reciprocal Easement Agreement."

     The Mortgaged Properties. The Macquarie DDR Portfolio III Mortgage Loan is
secured by a first priority mortgage lien on the fee simple interest in the
Macquarie DDR Portfolio III Mortgaged Properties. The Macquarie DDR Portfolio
III Mortgaged Properties are comprised of the Macquarie DDR Portfolio III
Borrower's fee interest in a portion of Grandville Marketplace, in Grandville,
Michigan, McDonough Marketplace in McDonough, Georgia and Parker Pavilions in
Parker, Colorado (collectively, the "Macquarie DDR Portfolio III Shopping
Centers"). The Macquarie DDR Portfolio III Shopping Centers have an aggregate of 1,115,908 square feet of gross leasable area, with 321,857 square feet of land and improvements thereon and 32,727 square feet of land (but excluding improvements thereon), together constituting the collateral for the Macquarie
DDR Portfolio III Mortgage Loan. As of March 15, 2005, based on allocated loan amount, the weighted average occupancy of the Macquarie DDR Portfolio III
Shopping Centers was 98.0%, and the weighted average occupancy of the Macquarie
DDR Portfolio III Mortgaged Properties was 94.1%. The overall occupancy based on tenant spaces leased is 100% including master leases based on allocated loan amounts and based on gross square footage. The Macquarie DDR Portfolio III
Mortgaged Properties are 100% leased including master leases.

     Set forth in the table below is certain summary information with respect to the Macquarie DDR Portfolio III Shopping Centers.



------------------------------------------------------------------------------------------------------
                              GRANDVILLE MARKETPLACE MORTGAGED PROPERTY
------------------------------------------------------------------------------------------------------
                                                                      SHARE OF
                                                      TOTAL        TOTAL PROPERTY          LEASE
        TENANTS OVER 10,000 SQUARE FEET            SQUARE FEET       SQUARE FEET      EXPIRATION DATES
------------------------------------------------------------------------------------------------------

             Lowe's(1) (Not Collateral)              135,038             38.4%              NAP
                     Circuit City                     32,900              9.3%            Jan-2017
                  Linens 'N Things                    32,000              9.1%            Jan-2013
                   Gander Mountain                    31,080              8.8%            Mar-2016
                      Office Max                      20,017              5.7%            Dec-2013
                       Petsmart                       18,941              5.4%            Jan-2018
                       Cost Plus                      18,300              5.2%            Jan-2015
                Logan's Roadhouse(2)                  15,175              4.3%            Oct-2016
                      Party City                      12,000              3.4%            Jan-2013
                    Shoe Carnival                     11,000              3.1%            Jul-2013
                                                     -------            -----
          TOTAL  (greater than) = 10,000 SF          326,451             92.8%
                     Master Lease                      8,683              2.5%            Mar-2008
     Occupied in-line  (less than)  10,000 SF         16,805              4.8%            Various
                                                     -------            -----
                 TOTAL PROPERTY GLA                  351,939            100.0%
------------------------------------------------------------------------------------------------------



(1)   The Borrower does not own the land and improvements, therefore, the space is excluded from the collateral.

(2)   The tenant on a ground lease owns its improvements and therefore, the improvements are excluded from the collateral.

                                     S-135



------------------------------------------------------------------------------------------------------
                                 PARKER PAVILIONS MORTGAGED PROPERTY
------------------------------------------------------------------------------------------------------
                                                                      SHARE OF
                                                      TOTAL        TOTAL PROPERTY          LEASE
        TENANTS OVER 10,000 SQUARE FEET            SQUARE FEET       SQUARE FEET      EXPIRATION DATES
------------------------------------------------------------------------------------------------------

    Wal-Mart Super Center(1) (Not Collateral)        203,715             49.6%              NAP
          Home Depot(1) (Not Collateral)             110,000             26.8%              NAP
                     Office Depot                     20,732              5.0%            Dec-2016
                       Petsmart                       18,905              4.6%            Feb-2017
          TOTAL  (greater than) = 10,000 SF          353,352             86.0%
                     Master Lease                      7,641              1.9%            Mar-2008
                   Ground Lease(2)                     7,522              1.8%              (2)
     Occupied in-line  (less than)  10,000 SF         42,353             10.3%            Various
                                                     -------            -----
                 TOTAL PROPERTY GLA                  410,868            100.0%
------------------------------------------------------------------------------------------------------


(1)   The Borrower does not own the land and improvements, therefore, the space is excluded from the collateral.

(2)   The tenants on ground leases own their improvements and therefore, the improvements are excluded from the collateral. The ground lease for 3,500 square feet expires July 2014 and for 4,022 square feet expires February
      2022.



------------------------------------------------------------------------------------------------------
                               MCDONOUGH MARKETPLACE MORTGAGED PROPERTY
------------------------------------------------------------------------------------------------------
                                                                      SHARE OF
                                                      TOTAL        TOTAL PROPERTY          LEASE
        TENANTS OVER 10,000 SQUARE FEET            SQUARE FEET       SQUARE FEET      EXPIRATION DATES
------------------------------------------------------------------------------------------------------

           Wal-Mart(1) (Not Collateral)              192,571             54.5%              NAP
             Lowe's(1) (Not Collateral)              115,000             32.6%              NAP
          TOTAL  (greater than)  10,000 SF           307,571             87.1%
         Up The Creek(1) (Not Collateral)              5,000              1.4%              NAP
        Ground Lease -- Cracker Barrel(2)             10,030              2.8%            Dec-2032
                     Master Lease                      1,400              0.4%            Nov-2006
     Occupied in-line  (less than)  10,000 SF         29,100              8.2%            Various
                                                     -------            -----
                 TOTAL PROPERTY GLA                  353,101            100.0%
------------------------------------------------------------------------------------------------------


(1)   The Borrower does not own the land and improvements, therefore the space is excluded from the collateral.

(2)   The tenant on a ground lease owns its improvements and therefore, the improvements are excluded from the collateral.

      The following should be noted with respect to the table above--

      o  100% of the collateral is leased including master lease.

     Lockbox. The Macquarie DDR Portfolio III Borrower is required to cause the tenants to deposit all rents derived from each Macquarie DDR Portfolio III
Mortgaged Property directly into a segregated lockbox account under the control of the related mortgagee; provided that prior to the occurrence of and following the cessation or cure of an event of default under the Macquarie DDR
Portfolio III Mortgage Loan, the funds on deposit in the lockbox account will be swept on each business day to an account controlled and maintained by the
Macquarie DDR Portfolio III Borrower. Following the occurrence and during the continuance of an event of default, funds on deposit in the lockbox account will no longer be swept to an account maintained and controlled by the
Macquarie DDR Portfolio III Borrower, but will instead be swept on a daily basis to a cash collateral account under the sole control of the related mortgagee, until the subject event of default is cured or ceases to exist.
During the existence of an event of default, funds in the cash collateral account will be applied as follows, at the related mortgagee's option: first, to the payment of the Macquarie DDR Portfolio III Borrower's monthly real estate tax reserve obligation; second, to the payment of the Macquarie DDR
Portfolio III Borrower's monthly insurance premium reserve obligation; third, to the payment of debt service; fourth, to the payment of the Macquarie DDR
Portfolio III Borrower's monthly capital expenditure reserve obligation; fifth, to the payment of the Macquarie DDR Portfolio III Borrower's monthly tenant improvement and leasing commission reserve obligation; sixth, to the payment of the Macquarie DDR Portfolio III Borrower's monthly operating expenses; and
seventh, to the payment of other amounts due in respect of the Macquarie DDR
Portfolio III Mortgage Loan.

     Terrorism Coverage. The Macquarie DDR Portfolio III Mortgage Borrower is
required to maintain commercial property and business interruption insurance, which includes coverage against losses resulting from perils and acts of terrorism, provided that, with respect to terrorism insurance, the Macquarie
DDR Portfolio III Mortgage Borrower is not required to pay any insurance premiums in excess of $150,000 in the aggregate for all Macquarie DDR Portfolio
III Mortgaged Properties insured.

                                     S-136

--------------------------------------------------------------------------------
               X. THE DECORATIVE CENTER OF HOUSTON MORTGAGE LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                 $34,000,000

 LOAN PER SQUARE FOOT:                 $67

 % OF INITIAL MORTGAGE POOL BALANCE:   1.7%

 SHADOW RATING (MOODY'S/S&P):          BBB-/Baa3

 LOAN PURPOSE:                         Refinance

 MORTGAGE INTEREST RATE:               6.215%

 INTEREST CALCULATION:                 Actual/360

 FIRST PAYMENT DATE:                   April 11, 2005

 AMORTIZATION TERM:                    30 years(1)

 ANTICIPATED REPAYMENT DATE:           NAP(2)

 HYPERAMORTIZATION:                    NAP(2)

 MATURITY DATE:                        March 11, 2015

 MATURITY BALANCE:                     $30,210,517

 BORROWER:                             Decorative Center of Houston LP

 SPONSOR:                              Charles Steven Cohen

 PREPAYMENT/DEFEASANCE:                Defeasance permitted beginning two
                                       years after securitization. Prepayment
                                       without penalty permitted six months
                                       prior to scheduled maturity date.

 UP-FRONT RESERVES:                    None

 ONGOING RESERVES:                     Tax and Insurance Reserve (3)
                                       TI/LC Reserve(4)
                                       Replacement Reserve(5)

 LOCKBOX:                              Hard

 OTHER DEBT:                           NAP(2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:     Single Asset

 PROPERTY TYPE:              Office/Showroom(6)

 LOCATION:                   Houston, Texas

 YEAR BUILT:                 1974; 1985

 YEAR RENOVATED:             NAP(2)

 SQUARE FEET:                508,900 square feet(6)

 OCCUPANCY:                  68.2%

 OCCUPANCY DATE:             March 1, 2005

 OWNERSHIP INTEREST:         Fee

 PROPERTY MANAGEMENT:        Cohen Realty Corporation of Texas,
                             Inc., an affiliate of the Borrower

 U/W NCF:                    $3,815,659

 U/W NCF DSCR:               1.52x

 APPRAISED VALUE:            $50,700,000

 APPRAISAL AS OF DATE:       February 16, 2005

 CUT-OFF DATE LTV RATIO:     67.1%

 MATURITY LTV RATIO:         59.6%
--------------------------------------------------------------------------------

(1)   Payments of interest only are required through and including the payment date in February 2007.

(2)   NAP means not applicable.

(3)   The Decorative Center of Houston Borrower is required to make monthly escrow deposits of taxes into a tax reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums into an insurance reserve payable during the next ensuing 12 months are escrowed.

(4)   The Decorative Center of Houston Borrower is required to make monthly escrow deposits into a TI/LC reserve account on each payment date up to maturity in an amount equal to $50,000.

(5)   The Decorative Center of Houston is required to make monthly escrow deposits into a replacement reserve account in the amount of $12,565.

(6)   The Decorative Center of Houston Mortgaged Property consists of four interconnected buildings including a one-story building, two, two-story buildings and one, ten-story building. Approximately 29.5% of the total square feet is leased as office space and 70.5% as showroom space.

                                     S-137



--------------------------------------------------------------------------------------------------------------------------------
                                                          MAJOR TENANT INFORMATION
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        LEASE
                                        APPROXIMATE       % TOTAL       % TOTAL BASE        RENT                      EXPIRATION
              TENANT(1)                 SQUARE FEET     SQUARE FEET      REVENUES(2)       PSF(3)      RATINGS(4)        DATE
--------------------------------------------------------------------------------------------------------------------------------

Robert Allen Group, Inc. ...........       17,486            3.4%            5.7%          $20.00          NR          8/13/2014
Baker, Knapp & Tubbs ...............       17,279            3.4             4.3           $15.35          NR          2/28/2011
Stark Carpets ......................       14,266            2.8             3.2           $14.02          NR          6/30/2010
Abrahams Oriental Rugs .............       13,857            2.7             3.7           $16.51          NR          2/28/2011
Kravet Fabrics Texas, Inc. .........       13,379            2.6             3.6           $16.07          NR          4/30/2010
                                           ------           ----            ----
TOTAL ..............................       76,267           15.0%           20.5%
                                           ======           ====            ====
--------------------------------------------------------------------------------------------------------------------------------


(1)   The five major tenants are ranked by approximate square feet.

(2)   The percentages of total base revenues are based on in-place underwritten base rental revenues.

(3)   Reflects in-place base rent.

(4)   NR means not rated.



---------------------------------------------------------------------------------------------------------------------
                                            LEASE EXPIRATION INFORMATION
---------------------------------------------------------------------------------------------------------------------
                                                           CUMULATIVE     APPROXIMATE                     CUMULATIVE
                          APPROXIMATE       AS % OF           % OF          EXPIRING        AS % OF          % OF
                            EXPIRING         TOTAL           TOTAL            BASE         TOTAL BASE     TOTAL BASE
         YEAR             SQUARE FEET     SQUARE FEET     SQUARE FEET     REVENUES(1)     REVENUES(1)     REVENUES(1)
---------------------------------------------------------------------------------------------------------------------

   2005(2)                   30,121            5.9%            5.9%       $  461,111            7.5%           7.5%
   2006                      23,251            4.6            10.5%          401,518            6.5%          14.0%
   2007                      51,548           10.1            20.6%          987,264           16.0%          30.0%
   2008                      28,157            5.5            26.1%          495,902            8.0%          38.1%
   2009                      42,442            8.3            34.5%          830,433           13.5%          51.5%
   2010                      48,599            9.5            44.0%          801,912           13.0%          64.6%
   2011                      31,136            6.1            50.2%          493,985            8.0%          72.6%
   2012                      31,589            6.2            56.4%          615,122           10.0%          82.6%
   2013                      19,525            3.8            60.2%          390,633            6.3%          88.9%
   2014                      40,774            8.0            68.2%          684,049           11.1%         100.0%
 2015 and beyond                  0            0.0            68.2%               --             --          100.0%
   Vacant                   161,758           31.8           100.0%               --             --
                            -------          -----                        ----------          -----
   TOTAL                    508,900          100.0%                       $6,161,927         100.00%
                            =======          =====                        ==========
5-year avg. rollover         35,104            6.9%
7-year avg. rollover         36,465            7.2%
---------------------------------------------------------------------------------------------------------------------


(1)   Based on in-place underwritten base rental revenues.

(2)   2005 includes any month-to-month leases.

     The Borrower and Sponsor. The Decorative Center of Houston Borrower is
Decorative Center of Houston LP, a New York limited partnership which is ultimately owned and controlled by Charles Steven Cohen, president and CEO of
Cohen Brothers Realty Corporation. Cohen Brothers Realty Corporation,
headquartered in New York City, is a privately held firm which has been active for over 40 years in real estate investment, ownership, management and development. Cohen Brothers Realty Corporation reports that it owns and manages over eight million square feet of Manhattan commercial space in Manhattan, and three design centers, the Decoration and Design Building (D&D building) with
570,000 square feet in New York City, the Pacific Design Center Building with
1.2 million square feet in West Hollywood, California and the subject property.
The president and CEO of CBRC is Charles Steven Cohen, who purchased the company in 1988.

     The Mortgage Loan. The Decorative Center of Houston Mortgage Loan was
originated on March 10, 2005 and has a cut-off date principal balance of
$34,000,000. The Decorative Center of Houston Mortgage Loan is a 10-year loan with a stated maturity date of March 11, 2015. The Decorative Center of Houston
Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default of 6.215% per annum. On the eleventh day of each month through and including the payment date in February 2007, the Decorative Center of Houston Borrower is required to make interest-only payments on the
Decorative Center of Houston Mortgage Loan. On the eleventh day of each month from and including March 2007, up to but excluding the stated maturity date, the Decorative Center of Houston Borrower is required to make a constant monthly debt service payment on the Decorative Center of Houston Mortgage Loan in the amount of $208,570.51 (based on a 30-year amortization schedule). The remaining principal balance of the Decorative Center of Houston Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated
maturity date.

                                     S-138

     The Decorative Center of Houston Borrower is prohibited from voluntarily prepaying the Decorative Center of Houston Mortgage Loan in whole or in part prior to September 11, 2014. From and after September 11, 2014, the Decorative
Center of Houston Borrower may prepay the Decorative Center of Houston Mortgage
Loan, in whole or in part, without payment of any prepayment consideration.

     The Decorative Center of Houston Borrower may defease the entire
Decorative Center of Houston Mortgage Loan at any time after the expiration of two years following the initial issuance of the series 2005-C3 certificates, and by doing so obtain the release of the Decorative Center of Houston
Mortgaged Property. A defeasance will be effected by the Decorative Center of
Houston Borrower's pledging substitute collateral that consists of direct, non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the Decorative Center of Houston Borrower under the Decorative Center of Houston Mortgage Loan in its entirety on the stated maturity date. The Decorative Center of Houston Borrower's right to defease the entire Decorative Center of Houston Mortgage Loan is subject to, among other things, S&P and Moody's each confirming that the defeasance would not result in a qualification, downgrading or withdrawal of the ratings then assigned to any class of series 2005-C3 certificates by such rating agency.

     The Mortgaged Property. The Decorative Center of Houston Mortgage Loan is
secured by a first mortgage lien on the fee simple interest in the Decorative
Center of Houston Mortgaged Property, an office and design showroom complex situated on 7.13 acres in Houston, Texas. The Decorative Center of Houston with an aggregate of 508,900 square feet is comprised of four interconnected buildings that were built in 1974 and 1985. The showroom space is 358,943 square feet or 70.5% of the total space and office space is 149,957 square feet or 29.5% of the total space. Parking is available in a five-story parking garage built in 1985 containing 430 spaces, 157 on-grade spaces and 105 roof-top spaces, for a total of 692 spaces. The Decorative Center of Houston is leased to approximately 83 tenants including international, national, regional and local manufacturers and designers with a particular focus on furniture, fabrics and accessory lines for residential and commercial purposes. Tenants include, Robert Allen Fabrics, Baker, Knapp & Tubbs, Stroheim & Roman, and
Scalamandre. As of March 1, 2005, based on square footage leased, occupancy at the Decorative Center of Houston was 68.2%.

     Lockbox. The Decorative Center of Houston Borrower is required to cause all tenants to deposit rents directly into a Lockbox Account. All funds in the
Lockbox Account will be swept daily by the Lockbox Bank into the Cash
Management Account. All funds in the Cash Management Account will be applied to fund the reserves required to be maintained by the Decorative Center of Houston
Borrower and to the payment of debt service on the Decorative Center of Houston
Mortgage Loan with any excess paid to the Decorative Center of Houston Borrower provided no event of default under the Decorative Center of Houston Mortgage
Loan shall have occurred and be continuing.

     Terrorism Coverage. The Decorative Center of Houston Borrower is required to maintain terrorism insurance subject to annual premium of $75,000.

     Guaranty. In connection with the Decorative Center of Houston Mortgage
Loan, Charles Steven Cohen executed a Payment Guaranty whereby Mr. Cohen guaranteed the payment of any deficiency judgment obtained in connection with a foreclosure of the Decorative Center of Houston Mortgage Loan subject to a limitation of $5,000,000, which Payment Guaranty shall terminate at such time as the net operating income equals or exceeds $4,000,000 for two consecutive calendar quarters on a trailing 12 monthly basis provided, however, that rent payable under the master lease is excluded from the calculation of net operating income. In addition, Mr. Cohen executed a Guaranty of the
Non-Recourse Obligations of the Decorative Center of Houston Borrower subject to a maximum liability of $10,000,000 less a portion of the debt service paid on the Decorative Center of Houston Mortgage Loan as more particularly described therein.

     Master Lease. In connection with the Decorative Center of Houston Mortgage
Loan, the Decorative Center of Houston Borrower, as landlord, entered into a
Master Lease with Charles Steven Cohen, as tenant, for the vacant space at the
Decorative Center of Houston for a term expiring on the earliest to occur of
(a) repayment of the Decorative Center of Houston Mortgage Loan; (b) the date when base rents under acceptable leases (as defined therein) equal or exceed
$1,418,410, (c) the date when annual base rents under all leases at the
Decorative Center of Houston equal or exceed $7,500,000, as determined on a trailing 12-month basis or (d) March 10, 2017. The rent under the Master Lease is $1,418,140, subject to reduction as the master leased space is leased, provided the rent is abated until the earlier of an uncured event of default under the Decorative Center of Houston Mortgage Loan or the Decorative Center
of Houston is not generating sufficient net cash flow to pay debt service on the Decorative Center of Houston Mortgage Loan.

                                     S-139

LOAN COMBINATIONS

     General. The mortgage pool will include fourteen (14) mortgage loans that are each part of a separate loan combination. Each of those loan combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust.
Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination.
Further, each such co-lender agreement or other intercreditor arrangement will generally prohibit the transfer of the ownership of any mortgage loan that is part of a loan combination to any person or entity other than: institutional lenders, institutional investors, investment funds or other substantially similar institutions, affiliates of the foregoing, or a trustee of a rated securitization trust that, in each such case, exceed a minimum net worth, surplus or shareholder equity requirement and are regularly engaged in the business of making or owning mortgage loans similar to the underlying mortgage loans.

     The table below identifies each underlying mortgage loan that is part of a
Loan Combination.



                                                                          RELATED PARI PASSU
                     MORTGAGE LOANS THAT ARE                           NON-TRUST LOANS(1)(3)(5)
                    PART OF A LOAN COMBINATION                                 (IF ANY)
------------------------------------------------------------------  ------------------------------
                                                     % OF INITIAL                     PARI PASSU
                                      CUT-OFF DATE     MORTGAGE     CUT-OFF DATE       NON-TRUST
            MORTGAGE LOAN               PRINCIPAL        POOL         PRINCIPAL          LOAN
                NAME                     BALANCE        BALANCE        BALANCE        NOTEHOLDER
------------------------------------  ------------- --------------  ------------- -----------------

 1. 200 Park Avenue(3)
     Mortgage Loan .................  $329,736,204                  $570,263,796  Our affiliate(4)
     Pooled Component ..............  $278,500,000        14.1%                   Our affiliate(4)
     Non-Pooled Component ..........  $ 51,236,204
 2. 900 North Michigan
     Avenue(7) .....................  $207,810,357        10.5%          N/A             N/A
 3. Courtyard by Marriott
     Portfolio(5)
     Mortgage Loan .................  $164,200,000                                Our affiliate(4)
     Pooled Component ..............  $121,500,000         6.1%     $355,800,000  Our affiliate(4)
     Non-Pooled Component ..........  $ 42,700,000
                                                                                     Third-party
                                                                                    institutional
 4. 101 Avenue of the Americas......  $ 89,911,806         4.5%     $ 59,941,204    noteholder(4)
 5. Medlock Crossing(7) ............  $ 32,325,000         1.6%          N/A             N/A
 6. University Square(7) ...........  $ 14,135,000         0.7%          N/A             N/A
 7. The Crossing(7) ................  $  9,320,000         0.5%          N/A             N/A
 8. Lancaster(7) ...................  $  6,815,000         0.3%          N/A             N/A
 9. Roanoke West(7) ................  $  6,720,000         0.3%          N/A             N/A
10. Chambersburg(7) ................  $  5,673,944         0.3%          N/A             N/A
11. Super K Shops(7) ...............  $  3,900,000         0.2%          N/A             N/A
12. Crosswoods Commons(7) ..........  $  3,695,000         0.2%          N/A             N/A
13. Springboro Discount Drug(7).....  $  3,394,000         0.2%          N/A             N/A
14. Vineland Towne Center(7) .......  $  2,015,700         0.1%          N/A             N/A

                                         RELATED SUBORDINATE(2)                U/W NCF DSCR
       MORTGAGE LOANS THAT ARE               NON-TRUST LOANS                AND CUT-OFF DATE LTV
     PART OF A LOAN COMBINATION                 (IF ANY)                OF ENTIRE LOAN COMBINATION
------------------------------------  ----------------------------- ----------------------------------
                                                      SUBORDINATE
                                        ORIGINAL       NON-TRUST
            MORTGAGE LOAN               PRINCIPAL         LOAN            U/W NCF        CUT-OFF DATE
                NAME                     BALANCE       NOTEHOLDER          DSCR           LTV RATIO
------------------------------------  ------------  --------------- ------------------  --------------

 1. 200 Park Avenue(3)
     Mortgage Loan .................   N/A             N/A                  1.55x(6)        48.6%(6)
     Pooled Component ..............   N/A             N/A
     Non-Pooled Component ..........
 2. 900 North Michigan                               Third-party
     Avenue(7) .....................                institutional
 3. Courtyard by Marriott            $37,000,685      noteholder            1.34x            7
     Portfolio(5)
     Mortgage Loan .................                 Third-party
     Pooled Component .............. $30,000,000    institutional          1.42x(6)         64.2%(6)
     Non-Pooled Component ..........                 noteholder

                                         N/A             N/A                1.70x           59.9%
 4. 101 Avenue of the Americas...... $ 1,925,000    Our affiliate           1.08x           84.2%
 5. Medlock Crossing(7) ............ $   925,000    Our affiliate           1.07x           84.6%
 6. University Square(7) ........... $   582,500    Our affiliate           1.18x           85.0%
 7. The Crossing(7) ................ $   545,000    Our affiliate           80.0x           1.05%
 8. Lancaster(7) ................... $   420,000    Our affiliate          135.5x           1.10%
 9. Roanoke West(7) ................ $   450,000    Our affiliate           73.8x           1.05%
10. Chambersburg(7) ................ $   180,000    Our affiliate           83.3x           1.11%
11. Super K Shops(7) ............... $   230,000    Our affiliate           85.0x           1.12%
12. Crosswoods Commons(7) .......... $   267,000    Our affiliate           84.6x           1.06%
13. Springboro Discount Drug(7)..... $   161,300    Our affiliate           70.2x           1.05%
14. Vineland Towne Center(7) .......


--------
(1)   A Pari Passu Non-Trust Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan (or, in the case of a Split Mortgage Loan, the Pooled
      Component thereof) and any other related Pari Passu Non-Trust Loan that is part of the same Loan Combination. See each italicized section below entitled "--Priority of Payments" for specific information regarding the application of payments for each of the loan combinations listed in the foregoing table.

                                     S-140

(2)   A Subordinate Non-Trust Loan is (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest following monthly payments of principal and interest with respect to all of the other mortgage loans in the subject
      Loan Combination and (ii) following and during the continuance of certain uncured events of default with respect to subject Loan Combination, entitled to payments of principal and interest only following payment of all accrued interest (other than default interest) and the total outstanding principal balance of all of the other mortgage loans in the subject Loan Combination. See each italicized section below entitled
      "Priority of Payments" for specific information regarding the application of payments for each of the loan combinations listed in the foregoing table.

(3)   The 200 Park Avenue Mortgage Loan consists of the 200 Park Avenue Pooled
      Component and the 200 Park Avenue Non-Pooled Component, as described under "--Split Mortgage Loans--The 200 Park Avenue Pooled and Non-Pooled
      Components." The cut-off date principal balance of the entire 200 Park
      Avenue Mortgage Loan is $329,736,204. There are two (2) 200 Park Avenue
      Non-Trust Loans comprising the $570,263,796 amount in the table above.
      The two (2) 200 Park Avenue Non-Trust Loans are pari passu only with the
      200 Park Avenue Pooled Component, and the 200 Park Avenue Non-Pooled
      Component is generally subordinate to the 200 Park Avenue Pooled
      Component and both 200 Park Avenue Non-Trust Loans. The aggregate cut-off date principal balance of the 200 Park Avenue Loan Combination is
      $900,000,000.

(4)   Expected to be included in a separate commercial mortgage securitization.

(5)   The Courtyard by Marriott Portfolio Mortgage Loan consists of the
      Courtyard by Marriott Portfolio Pooled Component and the Courtyard by
      Marriott Portfolio Non-Pooled Component, as described under "--Split
      Mortgage Loans--The Courtyard by Marriott Portfolio Pooled and Non-Pooled
      Components." The cut-off principal balance of the entire Courtyard by
      Marriott Portfolio Mortgage Loan is $164,200,000. There are two (2)
      Courtyard by Marriott Portfolio Pari Passu Non-Trust Loans comprising the
      $355,800,000 amount in the table above. The Courtyard by Marriott
      Portfolio Pari Passu Non-Trust Loans are pari passu only with the
      Courtyard by Marriott Portfolio Pooled Component, and the Courtyard by
      Marriott Portfolio Non-Pooled Component is generally subordinate to the
      Courtyard by Marriott Portfolio Pooled Component and both Courtyard by
      Marriott Portfolio Pari Passu Non-Trust Loans. The aggregate principal balance of the entire Courtyard by Marriott Portfolio Loan Combination is
      $550,000,000.

(6)   Includes the related Non-Pooled Component.

(7)   The subject Loan Combination constitutes an A/B Loan Combination.

     Set forth below is a brief description of the co-lender arrangement regarding the fourteen (14) underlying mortgage loans that are each part of a separate loan combination.

     The 200 Park Avenue Mortgage Loan. The 200 Park Avenue Mortgage Loan is
part of a Loan Combination comprised of three (3) mortgage loans that are all secured by the 200 Park Avenue Mortgaged Property, identified in this prospectus supplement as the 200 Park Avenue Mortgage Loan and the two (2) 200
Park Avenue Non-Trust Loans. See "--Significant Underlying Mortgage Loans--The
200 Park Avenue Mortgage Loan" above in this prospectus supplement for a more detailed description of the 200 Park Avenue Mortgage Loan. In addition, the 200
Park Avenue Mortgage Loan consists of the 200 Park Avenue Pooled Component and the 200 Park Avenue Non-Pooled Component. See "--Split Mortgage Loans--The
Pooled and Non-Pooled Components of the 200 Park Avenue Mortgage Loan" above in this prospectus supplement. See "Servicing of the Underlying Mortgage
Loans--The Series 2005-C3 Controlling Class Representative, the Directing
Certificateholders and the Non-Trust Loan Noteholders" in this prospectus supplement for a more detailed description of certain rights of the 200 Park
Avenue Non-Trust Loan Noteholders and the Class ML Directing Certificateholder.
The 200 Park Avenue Non-Trust Loans will be serviced, along with the 200 Park
Avenue Mortgage Loan, under the series 2005-C3 pooling and servicing agreement by the master servicer and the special servicer, generally as if each such
Non-Trust Loan was a mortgage loan in the trust.

     Co-Lender Agreement. The 200 Park Avenue Co-Lender Agreement, executed in
June 2005, between the three holders of the mortgage loans comprising the 200
Park Avenue Loan Combination, generally provides that:

     o   Consent Rights. The Loan Combination Controlling Party will have the ability to advise and direct the master servicer and/or the special servicer with respect to certain specified servicing actions regarding the 200 Park Avenue Loan Combination, including those involving foreclosure or material modification of the 200 Park Avenue Mortgage
         Loan and the 200 Park Avenue Non-Trust Loans. The Loan Combination
         Controlling Party for the 200 Park Avenue Loan Combination will be the holder of the 200 Park Avenue Mortgage Loan, acting directly or through a representative (which representative, under the series 2005-C3 pooling and servicing agreement, will be (i) the class ML Directing
         Certificateholder, for so long as the total unpaid principal balance of the Class ML Principal Balance Certificates, net of any existing
         Appraisal Reduction Amount with respect to the 200 Park Avenue Loan
         Combination that is allocable to the 200 Park Avenue Non-Pooled
         Component, is greater than, or equal to, 27.5% of the total original principal balance of the Class ML Principal Balance Certificates, and
         (ii) otherwise, the series 2005-C3 controlling class representative).

     o   Consultation Rights. Each of the 200 Park Avenue Non-Trust Loan
         Noteholders will have the ongoing right, directly or through a representative, to consult with the master servicer and/or the special servicer with respect to various servicing matters affecting all of the mortgage loans in the 200 Park Avenue Loan Combination, including the
         200 Park Avenue Mortgage Loan (provided that such consultation rights will be non-binding).

     o   Purchase Option. If and for so long as the 200 Park Avenue Loan
         Combination is specially serviced and a scheduled payment on the 200
         Park Avenue Loan Combination is at least 60 days delinquent, the holder of the 200 Park Avenue Mortgage Loan or its designee (which designee, in accordance with the series 2005-C3 pooling and servicing

                                     S-141

         agreement, will be the Class ML Directing Certificateholder) has the option to purchase the 200 Park Avenue Non-Trust Loans (together only)-- and, in connection therewith, the series 2005-C3 pooling and servicing agreement will grant the Class ML Directing Certificateholder the right to purchase the 200 Park Avenue Mortgage Loan--all at an aggregate price generally equal to the aggregate unpaid principal balance of the 200 Park Avenue Loan Combination, together with all accrued unpaid interest on those loans (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2005-C3 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration).

     o   Cure Rights. The holder of the 200 Park Avenue Mortgage Loan or its designee (which designee, in accordance with the series 2005-C3 pooling and servicing agreement, will be the Class ML Directing
         Certificateholder) has the assignable right to cure a monetary default or a default susceptible to cure by the payment of money, within 10 business days of the later of (a) receipt by the holder of the 200 Park
         Avenue Mortgage Loan of notice of the subject event of default and (b)
         the expiration of the applicable grace period for the subject event of default; provided that (i) no more than nine such cure events are permitted during the term of the 200 Park Avenue Loan Combination, (ii)
         no more than four consecutive cure events are permitted, and (iii) no more than five cure events, whether or not consecutive, are permitted within any 12-month period; provided, further, that in connection with the foregoing, the holder of the 200 Park Avenue Mortgage Loan will be required to effect any cure with respect to all of the 200 Park Avenue
         Pooled Component and the 200 Park Avenue Non-Trust Loans, but will not be required to effect a cure with respect to the 200 Park Avenue
         Non-Pooled Component.

     Priority of Payments. Pursuant to the 200 Park Avenue Co-Lender Agreement,
following the allocation of payments to each mortgage loan in the 200 Park
Avenue Loan Combination and to each of the Pooled and Non-Pooled Components of the 200 Park Avenue Mortgage Loan in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the 200 Park Avenue Loan Combination (excluding the 200 Park Avenue
Non-Pooled Component) for which the holder of the 200 Park Avenue Mortgage Loan or its designee has not exercised its cure rights as described in the fourth bullet under "--Loan Combinations--The 200 Park Avenue Mortgage Loan--Co-Lender
Agreement" above, or (b) certain non-monetary events of default with respect to the 200 Park Avenue Loan Combination at a time when the 200 Park Avenue Loan
Combination is being specially serviced, collections on the 200 Park Avenue
Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o   first, to the 200 Park Avenue Non-Trust Loans and the 200 Park Avenue
         Pooled Component, on a pro rata and pari passu basis, in an amount equal to all accrued and unpaid interest (other than Default Interest)
         on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o   second, to the 200 Park Avenue Non-Trust Loans and the 200 Park Avenue
         Pooled Component, on a pro rata and pari passu basis, in an amount equal to (a) all voluntary principal prepayments attributable to the
         200 Park Avenue Non-Trust Loans and the 200 Park Avenue Pooled
         Component, (b) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the
         200 Park Avenue Non-Trust Loans and the 200 Park Avenue Pooled
         Component and (c) the amount of the maturity date principal payment attributable to the 200 Park Avenue Non-Trust Loans and the 200 Park
         Avenue Pooled Component;

     o   third, to the 200 Park Avenue Non-Pooled Component, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o   fourth, to the 200 Park Avenue Non-Pooled Component in an amount equal to (a) all voluntary principal prepayments attributable to the 200 Park
         Avenue Non-Pooled Component, (b) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the 200 Park Avenue Non-Pooled Component and (c) the
         amount of the maturity date principal payment attributable to the 200
         Park Avenue Non-Pooled Component;

     o   fifth, to the 200 Park Avenue Non-Trust Loans and the 200 Park Avenue
         Pooled Component, on a pro rata and pari passu basis, any prepayment premium attributable to the 200 Park Avenue Non-Trust Loans and the 200
         Park Avenue Pooled Component in accordance with the related loan documents;

                                     S-142

     o   sixth, to the 200 Park Avenue Non-Trust Loans and the 200 Park Avenue
         Pooled Component, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of the 200 Park Avenue
         Non-Trust Loans and the 200 Park Avenue Pooled Component in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o   seventh, to the 200 Park Avenue Non-Pooled Component, any prepayment premium attributable to the 200 Park Avenue Non-Pooled Component in accordance with the related loan documents;

     o   eighth, to the 200 Park Avenue Non-Pooled Component, any late payment charges and Default Interest due in respect of the 200 Park Avenue
         Non-Pooled Component in accordance with the related loan documents
         (after application as provided in the applicable servicing agreement);

     o   ninth, to the 200 Park Avenue Non-Pooled Component, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the 200 Park Avenue Mortgage Loan or its designee with respect to the
         200 Park Avenue Loan Combination pursuant to the 200 Park Avenue
         Co-Lender Agreement or the applicable servicing agreement; and

     o   tenth, for such remaining purposes as are provided in the 200 Park
         Avenue Co-Lender Agreement.

     For purposes of clauses second and fourth above, principal amounts will be
"attributable" to the 200 Park Avenue Pooled Component, the 200 Park Avenue
Non-Trust Loans and the 200 Park Aveneue Non-Pooled Component, respectively, on a pro rata basis in accordance with their respective principal balances.

     Notwithstanding the foregoing, if the holder of the 200 Park Avenue
Mortgage Loan or its designee has previously made a cure payment in respect of an event of default with respect to the 200 Park Avenue Non-Trust Loans and the
200 Park Avenue Pooled Component, then the holder of the 200 Park Avenue
Mortgage Loan or its designee will be entitled to reimbursement for that cure payment from collections on the 200 Park Avenue Loan Combination, after all amounts which are payable at such time in accordance with clauses first through eighth of the prior paragraph (and prior to any amounts which are payable at such time in accordance with clause tenth of the prior paragraph) have been paid; provided that payments are not required to be applied as described in the next paragraph; and provided further that, in connection with the foregoing, the holder of the 200 Park Avenue Mortgage Loan will not be required to effect a cure with respect to the 200 Park Avenue Non-Pooled Component.

     Pursuant to the 200 Park Avenue Co-Lender Agreement, during the continuance of: (a) certain monetary events of default as to the 200 Park
Avenue Loan Combination (excluding the 200 Park Avenue Non-Pooled Component)
for which the holder of the 200 Park Avenue Mortgage Loan or its designee has not exercised its cure rights as described in the fifth bullet under "--Loan
Combinations--The 200 Park Avenue Mortgage Loan--Co-Lender Agreement" above, or
(b) certain non-monetary events of default with respect to the 200 Park Avenue
Loan Combination at a time when the 200 Park Avenue Loan Combination is being specially serviced, collections on the 200 Park Avenue Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o   first, to the 200 Park Avenue Non-Trust Loans and the 200 Park Avenue
         Pooled Component, on a pro rata and pari passu basis, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o   second, to the 200 Park Avenue Non-Trust Loans and the 200 Park Avenue
         Pooled Component, on a pro rata and pari passu basis, in an amount equal to the total principal balance thereof, until such total principal balance has been reduced to zero;

     o   third, to the 200 Park Avenue Non-Pooled Component in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o   fourth, to the 200 Park Avenue Non-Pooled Component in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o   fifth, to the 200 Park Avenue Non-Trust Loans and the 200 Park Avenue
         Pooled Component, on a pro rata and pari passu basis, any prepayment premium attributable to the 200 Park Avenue Non-Trust Loans and the 200
         Park Avenue Pooled Component in accordance with the related loan documents;

     o   sixth, to the 200 Park Avenue Non-Trust Loans and the 200 Park Avenue
         Pooled Component, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of the 200 Park Avenue
         Non-Trust Loans and the 200 Park Avenue Pooled Component in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

                                     S-143

     o   seventh, to the 200 Park Avenue Non-Pooled Component, any prepayment premium attributable to the 200 Park Avenue Non-Pooled Component in accordance with the related loan documents;

     o   eighth, to the 200 Park Avenue Non-Pooled Component, any late payment charges and Default Interest due in respect of the 200 Park Avenue
         Non-Pooled Component in accordance with the related loan documents
         (after application as provided in the applicable servicing agreement);

     o   ninth, to the 200 Park Avenue Non-Trust Loans and the 200 Park Avenue
         Pooled Component, on a pro rata and pari passu basis, any other amounts paid by the 200 Park Avenue Borrower and due in respect of the 200 Park
         Avenue Non-Trust Loans and the 200 Park Avenue Pooled Component;

     o   tenth, to the 200 Park Avenue Non-Pooled Component, any other amounts paid by the 200 Park Avenue Borrower and due in respect of the 200 Park
         Avenue Non-Pooled Component;

     o   eleventh, to the 200 Park Avenue Non-Pooled Component, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the 200 Park Avenue Mortgage Loan or its designee with respect to the 200 Park Avenue Loan Combination pursuant to the 200 Park Avenue
         Co-Lender Agreement or the applicable servicing agreement; and

     o   twelfth, for such remaining purposes as are provided in the 200 Park
         Avenue Co-Lender Agreement.

     The Courtyard by Marriott Portfolio Mortgage Loan. The Courtyard by
Marriott Portfolio Mortgage Loan is part of a loan combination comprised of four (4) mortgage loans that are all secured by the Courtyard by Marriott
Portfolio Mortgaged Property, identified in this prospectus supplement as the
Courtyard by Marriott Portfolio Mortgage Loan, the two (2) Courtyard by
Marriott Portfolio Pari Passu Non-Trust Loans and the Courtyard by Marriott
Portfolio Subordinate Non-Trust Loan. See "--Significant Underlying Mortgage
Loans--The Courtyard by Marriott Portfolio Mortgage Loan" above in this prospectus supplement for a more detailed description of the Courtyard by
Marriott Portfolio Mortgage Loan. In addition, the Courtyard by Marriott
Portfolio Mortgage Loan consists of the Courtyard by Marriott Portfolio Pooled
Component and the Courtyard by Marriott Portfolio Non-Pooled Component. See
"--Split Mortgage Loans--The Pooled and Non-Pooled Components of the Courtyard
by Marriott Portfolio Mortgage Loan" above in this prospectus supplement. See
"Servicing of the Underlying Mortgage Loans--The Series 2005-C3 Controlling
Class Representative, the Directing Certificateholders and the Non-Trust Loan
Noteholders" in this prospectus supplement for a more detailed description of certain rights of the Courtyard by Marriott Portfolio Non-Trust Loan
Noteholders and the Class CBM Directing Certificateholder. The Courtyard by
Marriott Portfolio Non-Trust Loans will be serviced, along with the Courtyard by Marriott Portfolio Mortgage Loan, under the series 2005-C3 pooling and servicing agreement by the master servicer and the special servicer, generally as if each such Non-Trust Loan was a mortgage loan in the trust.

     Co-Lender Agreement. The Courtyard by Marriott Portfolio Co-Lender
Agreement, executed in June 2005, between the four holders of the mortgage loans comprising the Courtyard by Marriott Portfolio Loan Combination,
generally provides that:

     o   Consent Rights. The Loan Combination Controlling Party will have the ability to advise and direct the master servicer and/or the special servicer with respect to certain specified servicing actions regarding the Courtyard by Marriott Portfolio Combination, including those involving foreclosure or material modification of the Courtyard by
         Marriott Portfolio Mortgage Loan and the Courtyard by Marriott
         Portfolio Non-Trust Loans. As of any date of determination, the Loan
         Combination Controlling Party for the Courtyard by Marriott Portfolio
         Loan Combination will be:

         (a)    the Courtyard by Marriott Portfolio Subordinate Non-Trust Loan
                Noteholder or its designee, if and for so long as the total unpaid principal balance of the Courtyard by Marriott Portfolio
                Subordinate Non-Trust Loan, net of that portion of any existing
                Appraisal Reduction Amount with respect to the Courtyard by
                Marriott Portfolio Loan Combination that is allocable to the
                Courtyard by Marriott Portfolio Subordinate Non-Trust Loan, is
                equal to or greater than 27.5% of the original principal balance of the Courtyard by Marriott Portfolio Subordinate Non-Trust
                Loan, and

         (b)    otherwise, the holder of the Courtyard by Marriott Portfolio
                Mortgage Loan, acting directly or through a representative
                (which representative, under the series 2005-C3 pooling and servicing agreement, will be (i) the class CBM Directing
                Certificateholder, for so long as the total unpaid principal balance of the class CBM

                                     S-144

                principal balance certificates, net of any existing Appraisal
                Reduction Amount with respect to the Courtyard by Marriott
                Portfolio Loan Combination that is allocable to the Courtyard by
                Marriott Portfolio Non-Pooled Component, is greater than, or equal to, 27.5% of the total original principal balance of the
                Class CBM Principal Balance Certificates, and (ii) otherwise, the series 2005-C3 controlling class representative).

         See "Servicing of the Underlying Mortgage Loans--The Series 2005-C3
         Controlling Class Representative, the Directing Certificateholders and
         the Non-Trust Loan Noteholders" in this prospectus supplement.

     o   Consultation Rights. Each of the Courtyard by Marriott Portfolio Pari
         Passu Non-Trust Loan Noteholders and the holder of the Courtyard by
         Marriott Portfolio Mortgage Loan will have the ongoing right, directly or through a representative, to consult with the master servicer and/or the special servicer with respect to various servicing matters affecting all of the mortgage loans in the Courtyard by Marriott
         Portfolio Loan Combination, including the Courtyard by Marriott
         Portfolio Mortgage Loan (provided that such consultation rights will be non-binding).

     o   Purchase Option. If and for so long as the Courtyard by Marriott
         Portfolio Loan Combination is specially serviced and a scheduled payment on the Courtyard by Marriott Portfolio Loan Combination is at
         least 60 days delinquent (a) at all times, the Courtyard by Marriott
         Portfolio Subordinate Non-Trust Loan Noteholder (or its assignee) and
         (b) additionally, if and for so long as the total unpaid principal balance of the Courtyard by Marriott Portfolio Subordinate Non-Trust
         Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the Courtyard by Marriott Portfolio Loan Combination
         that is allocable to the Courtyard by Marriott Portfolio Subordinate
         Non-Trust Loan, is less than 27.5% of the original principal balance of the Courtyard by Marriott Portfolio Subordinate Non-Trust Loan, the
         holder of the Courtyard by Marriott Portfolio Mortgage Loan or its
         designee (which designee, under the series 2005-C3 pooling and servicing agreement, will be the Class CBM Directing
         Certificateholder), will have the option to purchase the Courtyard by
         Marriott Portfolio Pari Passu Non-Trust Loans and the Courtyard by
         Marriott Portfolio Mortgage Loan (together only) at a price generally equal to the aggregate unpaid principal balance of the Courtyard by
         Marriott Portfolio Pari Passu Non-Trust Loans and the Courtyard by
         Marriott Portfolio Mortgage Loan, together with all accrued unpaid interest on those loans (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2005-C3 pooling and servicing agreement pursuant thereto
         (but exclusive of any prepayment consideration); provided that (a) the purchase right of the Courtyard by Marriott Portfolio Subordinate
         Non-Trust Loan Noteholder (or its assignee) will be prior to the purchase right of the holder of the Courtyard by Marriott Portfolio
         Mortgage Loan (or its assignee) and (b) the purchase right of the Class
         CBM Directing Certificateholder with respect to the Courtyard by
         Marriott Portfolio Mortgage Loan will arise solely under the series
         2005-C3 pooling and servicing agreement.

     o   Cure Rights. The Courtyard by Marriott Portfolio Subordinate Non-Trust
         Loan Noteholder has the assignable right to cure a monetary default or a default susceptible to cure by the payment of money, within 10 business days of the later of (a) receipt by the Courtyard by Marriott
         Portfolio Subordinate Non-Trust Loan Noteholder of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default; provided that (i) no more than nine such cure events are permitted during the term of the Courtyard by
         Marriott Portfolio Loan Combination, (ii) no more than four consecutive cure events are permitted, and (iii) no more than five cure events, whether or not consecutive, are permitted within any 12-month period;
         provided, further, that any cure effected by the Courtyard by Marriott
         Portfolio Subordinate Non-Trust Loan Noteholder must be effected with respect to all of the Courtyard by Marriott Portfolio Pari Passu Loans
         (including the Courtyard by Marriott Portfolio Non-Pooled Component).
         In addition, if and for so long as the total unpaid principal balance of the Courtyard by Marriott Portfolio Subordinate Non-Trust Loan, net
         of that portion of any existing Appraisal Reduction Amount with respect to the Courtyard by Marriott Portfolio Loan Combination that is allocable to the Courtyard by Marriott Portfolio Subordinate Non-Trust
         Loan, is less than 27.5% of the original principal balance of the
         Courtyard by Marriott Portfolio Subordinate Non-Trust Loan, the holder of the Courtyard by Marriott Portfolio Mortgage Loan or its designee
         (which designee, under the series 2005-C3 pooling and servicing agreement, will be the Class CBM Directing Certificateholder) will also be entitled to effect the cures set forth in the preceding sentence;
         provided that (a) the holder of the Courtyard by Marriott Portfolio
         Mortgage Loan or its representative must obtain the consent of the
         Courtyard by Marriott Portfolio Subordinate Non-Trust Loan Noteholder
         to effect such cure, (b) the cure right of the Courtyard by Marriott
         Portfolio Subordinate Non-Trust Loan Noteholder will be prior to the cure right of

                                     S-145

         holder of the Courtyard by Marriott Portfolio Mortgage Loan, and (c)
         any cure by the holder of the Courtyard by Marriott Portfolio Mortgage
         Loan is required to be effected with respect to the Courtyard by
         Marriott Portfolio Pooled Component and the Courtyard by Marriott
         Portfolio Pari Passu Non-Trust Loans, but is not required to be effected with respect to the Courtyard by Marriott Portfolio Non-Pooled
         Component.

     Priority of Payments. Pursuant to the Courtyard by Marriott Portfolio
Co-Lender Agreement, following the allocation of payments to each mortgage loan in the Courtyard by Marriott Portfolio Loan Combination and to each of the
Pooled and Non-Pooled Components of the Courtyard by Marriott Portfolio
Mortgage Loan in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the Courtyard by Marriott
Portfolio Pari Passu Loans (excluding the Courtyard by Marriott Portfolio
Non-Pooled Component for any cure effected by the holder of the Courtyard by
Marriott Portfolio Mortgage Loan) for which the parties entitled to effect a cure with respect thereto have not exercised their cure rights as described in the fourth bullet under "--Loan Combinations--The Courtyard by Marriott
Portfolio Mortgage Loan--Co-Lender Agreement" above, or (b) certain non-monetary events of default with respect to the Courtyard by Marriott
Portfolio Pari Passu Loans at a time when the Courtyard by Marriott Portfolio
Pari Passu Loans are being specially serviced, collections on the Courtyard by
Marriott Portfolio Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o   first, to the Courtyard by Marriott Portfolio Pari Passu Non-Trust
         Loans and the Courtyard by Marriott Portfolio Pooled Component, on a
         pro rata and pari passu basis, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o   second, to the Courtyard by Marriott Portfolio Pari Passu Non-Trust
         Loans and the Courtyard by Marriott Portfolio Pooled Component, on a
         pro rata and pari passu basis, in an amount equal to (a) all scheduled principal payments attributable to the Courtyard by Marriott Portfolio
         Pari Passu Non-Trust Loans and the Courtyard by Marriott Portfolio
         Pooled Component, (b) all voluntary principal prepayments attributable to the Courtyard by Marriott Portfolio Pari Passu Non-Trust Loans and
         the Courtyard by Marriott Portfolio Pooled Component, (c) all
         unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Courtyard by
         Marriott Portfolio Pari Passu Non-Trust Loans and the Courtyard by
         Marriott Portfolio Pooled Component and (d) the amount of the maturity date principal payment attributable to the Courtyard by Marriott
         Portfolio Pari Passu Non-Trust Loans and the Courtyard by Marriott
         Portfolio Pooled Component;

     o   third, to the Courtyard by Marriott Portfolio Non-Pooled Component, in
         an amount equal to all accrued and unpaid interest (other than Default
         Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o   fourth, to the Courtyard by Marriott Portfolio Non-Pooled Component in
         an amount equal to (a) all scheduled principal payments attributable to the Courtyard by Marriott Portfolio Non-Pooled Component in accordance with the related loan documents, (b) all voluntary principal prepayments attributable to the Courtyard by Marriott Portfolio
         Non-Pooled Component, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Courtyard by Marriott Portfolio Non-Pooled Component and (d) the
         amount of the maturity date principal payment attributable to the
         Courtyard by Marriott Portfolio Non-Pooled Component;

     o   fifth, to the Courtyard by Marriott Portfolio Subordinate Non-Trust
         Loan, in an amount equal to all accrued and unpaid interest (other than
         Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o   sixth, to the Courtyard by Marriott Portfolio Subordinate Non-Trust
         Loan in an amount equal to (a) all scheduled principal payments attributable to the Courtyard by Marriott Portfolio Subordinate
         Non-Trust Loan, (b) all voluntary principal prepayments attributable to the Courtyard by Marriott Portfolio Subordinate Non-Trust Loan, (c) all
         unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Courtyard by
         Marriott Portfolio Subordinate Non-Trust Loan and (d) the amount of the maturity date principal payment attributable to the Courtyard by
         Marriott Portfolio Subordinate Non-Trust Loan;

     o   seventh, to the Courtyard by Marriott Portfolio Pari Passu Non-Trust
         Loans and the Courtyard by Marriott Portfolio Pooled Component, on a
         pro rata and pari passu basis, any prepayment premium attributable to the Courtyard by Marriott Portfolio Pari Passu Non-Trust Loans and the
         Courtyard by Marriott Portfolio Pooled Component in accordance with the related loan documents;

                                     S-146

     o   eighth, to the Courtyard by Marriott Portfolio Pari Passu Non-Trust
         Loans and the Courtyard by Marriott Portfolio Pooled Component, on a
         pro rata and pari passu basis, any late payment charges and Default
         Interest due in respect of the Courtyard by Marriott Portfolio Pari
         Passu Non-Trust Loans and the Courtyard by Marriott Portfolio Pooled
         Component in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o   ninth, to the Courtyard by Marriott Portfolio Non-Pooled Component, any
         prepayment premium attributable to the Courtyard by Marriott Portfolio
         Non-Pooled Component in accordance with the related loan documents;

     o   tenth, to the Courtyard by Marriott Portfolio Non-Pooled Component, any
         late payment charges and Default Interest due in respect of the
         Courtyard by Marriott Portfolio Non-Pooled Component in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o   eleventh, to the Courtyard by Marriott Portfolio Subordinate Non-Trust
         Loan, any prepayment premium attributable to the Courtyard by Marriott
         Portfolio Subordinate Non-Trust Loan in accordance with the related loan documents;

     o   twelfth, to the Courtyard by Marriott Portfolio Subordinate Non-Trust
         Loan, any late payment charges and Default Interest due in respect of the Courtyard by Marriott Portfolio Subordinate Non-Trust Loan in
         accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o   thirteenth, to the Courtyard by Marriott Portfolio Non-Pooled
         Component, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the Courtyard by Marriott Portfolio
         Mortgage Loan or its designee with respect to the Courtyard by Marriott
         Portfolio Loan Combination pursuant to the Courtyard by Marriott
         Portfolio Co-Lender Agreement or the applicable servicing agreement;

     o   fourteenth, to the Courtyard by Marriott Portfolio Subordinate
         Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the Courtyard by Marriott Portfolio Subordinate
         Non-Trust Loan Noteholder or its designee with respect to the Courtyard by Marriott Portfolio Loan Combination pursuant to the Courtyard by
         Marriott Portfolio Co-Lender Agreement or the applicable servicing agreement; and

     o   fifteenth, for such remaining purposes as are provided in the Courtyard by Marriott Portfolio Co-Lender Agreement.

     For purposes of clauses second, fourth and sixth above, principal amounts will be "attributable" to the Courtyard by Marriott Portfolio Pooled Component,
the Courtyard by Marriott Portfolio Pari Passu Non-Trust Loans, the Courtyard
by Marriott Portfolio Non-Pooled Component and the Courtyard by Marriott
Subordinate Non-Trust Loan, respectively, on a pro rata basis in accordance with their respective principal balances.

     Notwithstanding the foregoing, if the Courtyard by Marriott Portfolio
Subordinate Non-Trust Loan Noteholder or its designee has previously made a cure payment in respect of an event of default with respect to the Courtyard by
Marriott Portfolio Pari Passu Loans, then the Courtyard by Marriott Portfolio
Subordinate Non-Trust Loan Noteholder or its designee will be entitled to reimbursement for that cure payment from collections on the Courtyard by
Marriott Portfolio Loan Combination, after all amounts which are payable at such time in accordance with clauses first through twelfth of the prior paragraph (and prior to any amounts which are payable at such time in accordance with clause fourteenth of the prior paragraph) have been paid;
provided that payments are not required to be applied as described in the next paragraph. Further notwithstanding the foregoing, if the holder of the
Courtyard by Marriott Portfolio Mortgage Loan or its designee has previously made a cure payment in respect of an event of default with respect to the
Courtyard by Marriott Portfolio Pari Passu Non-Trust Loans and the Courtyard by
Marriott Portfolio Pooled Component, then the holder of the Courtyard by
Marriott Portfolio Mortgage Loan or its designee will be entitled to reimbursement for that cure payment from collections on the Courtyard by
Marriott Portfolio Loan Combination, after all amounts which are payable at such time in accordance with clauses first through thirteenth of the prior paragraph (and prior to any amounts which are payable at such time in accordance with clause fifteenth of the prior paragraph) have been paid;
provided that payments are not required to be applied as described in the next paragraph.

     Pursuant to the Courtyard by Marriott Portfolio Co-Lender Agreement,
during the continuance of: (a) certain monetary events of default as to the
Courtyard by Marriott Portfolio Pari Passu Loans (excluding the Courtyard by
Marriott Portfolio Non-Pooled Component for any cure effected by the holder of the Courtyard by Marriott Portfolio Mortgage Loan) for which none of the parties entitled to effect a cure with respect thereto have exercised their cure rights as described in the fourth bullet under "--Loan Combinations--The
Courtyard by Marriott Portfolio Mortgage Loan--Co-Lender Agreement" above, or
(b) certain non-monetary events of default with respect to the Courtyard by
Marriott Portfolio Pari Passu Loans at a time when the Courtyard by Marriott
Portfolio Pari Passu Loans are being specially serviced, collections on the

                                     S-147

Courtyard by Marriott Portfolio Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o   first, to the Courtyard by Marriott Portfolio Pari Passu Non-Trust
         Loans and the Courtyard by Marriott Portfolio Pooled Component, on a
         pro rata and pari passu basis, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof
         (net of related master servicing fees);

     o   second, to the Courtyard by Marriott Portfolio Pari Passu Non-Trust
         Loans and the Courtyard by Marriott Portfolio Pooled Component, on a
         pro rata and pari passu basis, in an amount equal to the total principal balance thereof, until such total principal balance has been reduced to zero;

     o   third, to the Courtyard by Marriott Portfolio Non-Pooled Component in
         an amount equal to accrued and unpaid interest (excluding Default
         Interest) on the principal balance thereof (net of related master servicing fees);

     o   fourth, to the Courtyard by Marriott Portfolio Non-Pooled Component in
         an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o   fifth, to the Courtyard by Marriott Portfolio Subordinate Non-Trust
         Loan in an amount equal to accrued and unpaid interest (excluding
         Default Interest) on the principal balance thereof (net of related master servicing fees);

     o   sixth, to the Courtyard by Marriott Portfolio Subordinate Non-Trust
         Loan in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o   seventh, to the Courtyard by Marriott Portfolio Pari Passu Non-Trust
         Loans and the Courtyard by Marriott Portfolio Pooled Component, on a
         pro rata and pari passu basis, any prepayment premium attributable to the Courtyard by Marriott Portfolio Pari Passu Non-Trust Loans and the
         Courtyard by Marriott Portfolio Pooled Component in accordance with the related loan documents;

     o   eighth, to the Courtyard by Marriott Portfolio Pari Passu Non-Trust
         Loans and the Courtyard by Marriott Portfolio Pooled Component, on a
         pro rata and pari passu basis, any late payment charges and Default
         Interest due in respect of the Courtyard by Marriott Portfolio Pari
         Passu Non-Trust Loans and the Courtyard by Marriott Portfolio Pooled
         Component in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o   ninth, to the Courtyard by Marriott Portfolio Non-Pooled Component, any
         prepayment premium attributable to the Courtyard by Marriott Portfolio
         Non-Pooled Component in accordance with the related loan documents;

     o   tenth, to the Courtyard by Marriott Portfolio Non-Pooled Component, any
         late payment charges and Default Interest due in respect of the
         Courtyard by Marriott Portfolio Non-Pooled Component in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o   eleventh, to the Courtyard by Marriott Portfolio Subordinate Non-Trust
         Loan, any prepayment premium attributable to the Courtyard by Marriott
         Portfolio Non-Pooled Component in accordance with the related loan documents;

     o   twelfth, to the Courtyard by Marriott Portfolio Subordinate Non-Trust
         Loan, any late payment charges and Default Interest due in respect of the Courtyard by Marriott Portfolio Subordinate Non-Trust Loan in
         accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o   thirteenth, to the Courtyard by Marriott Portfolio Pari Passu Non-Trust
         Loans and the Courtyard by Marriott Portfolio Pooled Component, on a
         pro rata and pari passu basis, any other amounts paid by the Courtyard by Marriott Portfolio Borrower and due in respect of the Courtyard by
         Marriott Portfolio Pari Passu Non-Trust Loans and the Courtyard by
         Marriott Portfolio Pooled Component;

     o   fourteenth, to the Courtyard by Marriott Portfolio Non-Pooled
         Component, any other amounts paid by the Courtyard by Marriott
         Portfolio Borrower and due in respect of the Courtyard by Marriott
         Portfolio Non-Pooled Component;

     o   fifteenth, to the Courtyard by Marriott Portfolio Subordinate Non-Trust
         Loan, any other amounts paid by the Courtyard by Marriott Portfolio
         Borrower and due in respect of the Courtyard by Marriott Portfolio
         Subordinate Non-Trust Loan;

     o   sixteenth, to the Courtyard by Marriott Portfolio Non-Pooled Component,
         up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the Courtyard by Marriott Portfolio Mortgage
         Loan or its designee with respect to the Courtyard by Marriott
         Portfolio Loan Combination pursuant to the Courtyard by Marriott
         Portfolio Co-Lender Agreement or the applicable servicing agreement;

                                     S-148

     o   seventeenth, to the Courtyard by Marriott Portfolio Subordinate
         Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the Courtyard by Marriott Portfolio
         Subordinate Non-Trust Loan or its designee with respect to the
         Courtyard by Marriott Portfolio Loan Combination pursuant to the
         Courtyard by Marriott Portfolio Co-Lender Agreement or the applicable servicing agreement; and

     o   eighteenth, for such remaining purposes as are provided in the
         Courtyard by Marriott Portfolio Co-Lender Agreement.

     The 101 Avenue of the Americas Mortgage Loan. The 101 Avenue of the
Americas Mortgage Loan is part of a Loan Combination comprised of two (2)
mortgage loans that are both secured by the 101 Avenue of the Americas
Mortgaged Property, identified in this prospectus supplement as the 101 Avenue of the Americas Mortgage Loan and the 101 Avenue of the Americas Non-Trust
Loan. See "--Significant Underlying Mortgage Loans--The 101 Avenue of the
Americas Mortgage Loan" above for a more detailed description of the 101 Avenue of the Americas Mortgage Loan. See also "Servicing of the Underlying Mortgage
Loans--The Series 2005-C3 Controlling Class Representative, the Directing
Certificateholders and the Non-Trust Loan Noteholders" in this prospectus supplement for a more detailed description of certain rights of the 101 Avenue of the Americas Non-Trust Loan Noteholder. The 101 Avenue of the Americas
Non-Trust Loan will be serviced, along with the 101 Avenue of the Americas
Mortgage Loan, under the series 2005-C3 pooling and servicing agreement by the master servicer and the special servicer, generally as if each such Non-Trust
Loan was a mortgage loan in the trust.

     Co-Lender Agreement. The 101 Avenue of the Americas Co-Lender Agreement,
dated as of April 22, 2005, between the two holders of the mortgage loans comprising the 101 Avenue of the Americas Loan Combination, generally provides that:

     o   Consent Rights. The Loan Combination Controlling Party, which will be the holder of the 101 Avenue of the Americas Mortgage Loan, acting directly or through a representative (which representative, under the series 2005-C3 pooling and servicing agreement, will be the series
         2005-C3 controlling class representative), will have the ability to advise and direct the master servicer and/or the special servicer with respect to certain specified servicing actions regarding the 101 Avenue of the Americas Loan Combination, including those involving foreclosure or material modification of the 101 Avenue of the Americas Mortgage
         Loan and the 101 Avenue of the Americas Pari Passu Non-Trust Loan. The
         101 Avenue of the Americas Non-Trust Loan Noteholder will have the ongoing right, directly or through a representative, to consult with the master servicer and/or the special servicer with respect to various servicing matters affecting the 101 Avenue of the Americas Loan
         Combination, including the 101 Avenue of the Americas Mortgage Loan
         (provided that such consultation rights will be non-binding).

     Priority of Payments. Pursuant to the 101 Avenue of the Americas Co-Lender
Agreement, all amounts received with respect to the 101 Avenue of the Americas
Loan Combination will generally be allocated between the two (2) mortgage loans comprising the 101 Avenue of the Americas Loan Combination on a pro rata and pari passu basis.

     The A/B Loan Combinations. Each underlying mortgage loan that is part of an A/B Loan Combination is comprised of two (2) mortgage loans that are both secured by the related mortgaged real property. See "Servicing of the
Underlying Mortgage Loans--The Series 2005-C3 Controlling Class Representative,
the Directing Certificateholders and the Non-Trust Loan Noteholders" in this prospectus supplement for a more detailed description of certain rights of the holders of the underlying mortgage loans that comprise each A/B Loan
Combination. The Non-Trust Loan in each A/B Loan Combinations will be serviced, along with the related underlying mortgage loan, under the series 2005-C3 pooling and servicing agreement by the master servicer and the special servicer, generally as if that Non-Trust Loan was a mortgage loan in the trust.

     Co-Lender Agreement. The holders of the mortgage loans comprising each A/B
Loan Combination are bound by the terms and provisions of the related A/B Loan
Combination Co-Lender Agreement, executed in June 2005. Each A/B Loan
Combination Co-Lender Agreement generally includes the following provisions, among others:

     o   Consent Rights. The Loan Combination Controlling Party for each of the
         A/B Loan Combinations will have the ability to advise and direct the master servicer and/or the special servicer with respect to certain specified servicing actions regarding the subject Loan Combination, including those involving foreclosure or material modification of the related underlying mortgage loan and the related Non-Trust Loan (see
         "Servicing of the Underlying Mortgage Loans--The Series 2005-C3
         Controlling Class Representative, the Directing Certificateholders and
         the Non-Trust Loan Noteholders" in this prospectus supplement). As of any date of determination, the Loan Combination Controlling Party for each A/B Loan Combination will, in each case, be (A) the related
         Non-Trust Loan Noteholder or its designee, if and for so long as the unpaid principal balance of the related Non-Trust Loan, net of that portion

                                     S-149

         of any existing Appraisal Reduction Amount with respect to the subject
         Loan Combination that is allocable to such Non-Trust Loan, is equal to or greater than 25.0% (or, in the case of the 900 North Michigan Avenue
         Non-Trust Loan, 27.5%) of the original principal balance of such
         Non-Trust Loan, and (B) otherwise, the holder of the related underlying mortgage loan or its designee (which designee, in accordance with the series 2005-C3 pooling and servicing agreement, will be the series
         2005-C3 controlling class representative).

     o   Purchase Option. If and for so long as the subject Loan Combination is specially serviced and, further, upon the date when a scheduled payment on such Loan Combination becomes at least 60 days delinquent, the related Non-Trust Loan Noteholder (or its assignee) will have the option to purchase the underlying mortgage loan at a price generally equal to the unpaid principal balance of such underlying mortgage loan, together with all accrued unpaid interest on that loan (other than
         Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2005-C3 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and late payment charges).

     o   Cure Rights. With respect to the 900 North Michigan Avenue Loan
         Combination only, the 900 North Michigan Avenue Non-Trust Loan
         Noteholder has the assignable right to cure a monetary default or a default susceptible to cure by the payment of money, within 10 business days of the later of (a) receipt by the 900 North Michigan Avenue
         Non-Trust Loan Noteholder of notice of the subject event of default and
         (b) the expiration of the applicable grace period for the subject event of default; provided that (i) no more than nine such cure events are permitted during the term of the 900 North Michigan Avenue Loan
         Combination, (ii) no more than four consecutive cure events are permitted, and (iii) no more than five cure events, whether or not consecutive, are permitted within any 12-month period.

     Priority of Payments. Pursuant to each of the A/B Loan Combination
Co-Lender Agreements, following the allocation of payments to each mortgage loan in the subject Loan Combination in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the related underlying mortgage loan or (b) certain non-monetary events of default with respect to the related underlying mortgage loan at a time when the related underlying mortgage loan is being specially serviced, collections on the subject Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the related underlying mortgage loan and the related Non-Trust Loan generally in the following manner:

     o   first, to the related underlying mortgage loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o   second, to the related underlying mortgage loan, in an amount equal to
         (a) all scheduled principal payments attributable to the related underlying mortgage loan in accordance with the related loan documents,
         (b) all voluntary principal prepayments attributable to the related underlying mortgage loan in accordance with the related loan documents,
         (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the related underlying mortgage loan in accordance with the related loan documents and (d) on the maturity date, all principal payments attributable to the related underlying mortgage loan in accordance with the related loan documents, in each such case principal to be attributable to the related mortgage loan under the related loan documents on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan;

     o   third, to the related Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o   fourth, to the related Non-Trust Loan, in an amount equal to (a) all scheduled principal payments attributable to the related Non-Trust Loan in accordance with the related loan documents, (b) all voluntary principal prepayments attributable to the related Non-Trust Loan in accordance with the related loan documents, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the related Non-Trust Loan in accordance with the related loan documents and (d) on the maturity date, all principal payments attributable to the related Non-Trust Loan in accordance with the related loan documents, in each such case principal to be attributable to the related mortgage loan under the related loan documents on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan;

                                     S-150

     o   fifth, to the related underlying mortgage loan, any prepayment consideration attributable to the related underlying mortgage loan in accordance with the related loan documents;

     o   sixth, to the related Non-Trust Loan, any prepayment consideration attributable to the related Non-Trust Loan in accordance with the related loan documents;

     o   seventh, to the related underlying mortgage loan, any late payment charges and Default Interest due in respect of the related underlying mortgage loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o   eighth, to the related Non-Trust Loan, any late payment charges and
         Default Interest due in respect of the related Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o   ninth, to the related Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the related
         Non-Trust Loan Noteholder with respect to the subject Loan Combination pursuant to the related Co-Lender Agreement or the applicable servicing agreement; and

     o   tenth, for such remaining purposes as are provided in the related
         Co-Lender Agreement.

     Pursuant to each of the A/B Loan Combination Co-Lender Agreements, during the existence of: (a) certain monetary events of default with respect to the related underlying mortgage loan or (b) certain non-monetary events of default with respect to the related underlying mortgage loan at a time when the related underlying mortgage loan is being specially serviced, collections on the subject Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the related underlying mortgage loan and the related Non-Trust Loan generally in the following manner:

     o   first, to the related underlying mortgage loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o   second, to the related underlying mortgage loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o   third, to the related Non-Trust Loan in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o   fourth, to the related Non-Trust Loan in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o   fifth, to the related underlying mortgage loan, any prepayment consideration attributable to the related underlying mortgage loan in accordance with the related loan documents;

     o   sixth, to the related Non-Trust Loan, any prepayment consideration attributable to the related Non-Trust Loan in accordance with the related loan documents;

     o   seventh, to the related underlying mortgage loan, any late payment charges and Default Interest due in respect of the related underlying mortgage loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o   eighth, to the related Non-Trust Loan, any late payment charges and
         Default Interest due in respect of the related Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o   ninth, to the related underlying mortgage loan, any other amounts paid by the related borrower and due in respect of the related underlying mortgage loan;

     o   tenth, to the related Non-Trust Loan, any other amounts paid by the related borrower and due in respect of the related Non-Trust Loan;

     o   eleventh, to the related Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the related
         Non-Trust Loan Noteholder with respect to the subject Loan Combination pursuant to the related Co-Lender Agreement or the applicable servicing agreement; and

     o   twelfth, for such remaining purposes as are provided in the related
         Co-Lender Agreement.

                                     S-151

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. None of the mortgage loans that we intend to include in the trust were, as of the cut-off date, or have been at any time during the
12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment due thereunder.

     Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust--

     o   One hundred eighty-seven (187) of the mortgaged real properties, securing 47.8% of the Initial Mortgage Pool Balance, are, in each case, a retail property, an office property or an industrial/warehouse property that has space leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property.

     o   Sixty-three (63) of the mortgaged real properties, securing 17.9% of the Initial Mortgage Pool Balance, have, in each case, space leased to a single tenant that occupies 90% or more of the net rentable area of the particular property.

     o   A number of companies are major tenants at more than one of the mortgaged real properties.

     o   There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     o   Thirteen (13) of the mortgaged real properties, securing 1.2% of the
         Initial Mortgage Pool Balance, are each a multifamily rental property that has a material tenant concentration of students. These mortgaged real properties may experience more fluctuations in occupancy rate than other types of properties.

     o   Certain tenant leases at the mortgaged real properties and in some cases, leases covering the sole tenant at such properties, have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter.

     o   Several anchors at the retail properties do not have operating covenants or those covenants have lapsed.

     o   Certain of the mortgaged real properties used for multifamily rental purposes are located in states and/or municipalities where laws or ordinances impose limitations on increases in rent on the rental units of such mortgaged real properties.

     o   One (1) mortgaged real properties, identified on Annex A-1 to this prospectus supplement as Walden Pond Apartments, collectively securing
         0.3% of the Initial Mortgage Pool Balance, are each a multifamily rental property that participates, in part, in the Section 42 Low
         Income Housing Tax Credit Program, which provides tax credits to developers of multifamily housing projects that agree to offer one-fifth of the units in any such project at 50% of area median income, or two-fifths at 60% of area median income, for a minimum period of 15 years.

     Ground Leases. Two (2) of the mortgage loans that we intend to include in the trust, representing 10.7% of the Initial Mortgage Pool Balance, are secured by a mortgage lien on the related borrower's leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. Except as provided in the following sentence, in each of those cases, the related ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 10 years after the stated
maturity of the related mortgage loan and the related lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee. In the case of the Courtyard by Marriott Portfolio
Mortgage Loan, representing 6.1% of the Initial Mortgage Pool Balance, the ground leases on the Courtyard by Marriott Portfolio Mortgaged Properties
located in Fresno and Poughkeepsie, respectively, have expiration dates of three years and nine years, respectively, after the stated maturity of the
Courtyard by Marriott Portfolio Mortgage Loan.

     In the case of the Wachovia Portfolio Mortgage Loan, which represents
11.1% of the Initial Mortgage Pool Balance, one of the four ground leases to which the Wachovia Portfolio Mortgaged Properties are subject has an initial term which expires prior to the maturity date of the subject underlying mortgage loan (but such ground lease is subject to five, 5-year renewal terms)
and one of the four ground leases to which the Wachovia Portfolio Mortgaged
Properties are subject has an initial term which expires approximately four and one half years after the maturity date of the subject underlying mortgage loan
(but such ground lease is subject to four, 10-year renewal terms). Each of the
Wachovia Portfolio Mortgaged Properties subject to ground leases has been assigned an allocated loan amount of $0. See "--Significant Underlying Mortgage
Loans--The Wachovia Portfolio Mortgage Loan--Ground Leases/Eligible
Properties."

                                     S-152

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Food Lion -- Ocean View Commons, which mortgaged real property secures a mortgage loan representing 0.2% of the Initial Mortgage
Pool Balance, the related borrower's interest in a non-income producing, undeveloped portion of the mortgaged real property used for waste water disposal at the subject mortgaged real property until such time a public waste water system is available is a leasehold interest under a ground lease. The ground lease does not contain certain of the customary leasehold mortgagee protective provisions, including without limitation a prohibition on the modification of the ground lease without the consent of the leasehold mortgagee.

     Purchase Options. In the case of the 101 Avenue of the Americas Mortgage
Loan, representing 4.5% of the Initial Mortgage Pool Balance, the lease to the
101 Avenue of the Americas Tenant contains options to purchase the 101 Avenue of the Americas Mortgaged Property, which options are in favor of such tenant and are evidenced by a recorded memoranda, as well as rights to operate such mortgaged real property which rights evidenced by a recorded operating agreement. These rights may be binding upon a successor owner or transferee of the 101 Avenue of the Americas Mortgaged Property and, further, could affect the marketability of such property in a foreclosure sale or other sale to a third-party. In addition, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Colorado Mills Retail Center, representing 0.2% of the Initial
Mortgage Pool Balance, the seller of the subject mortgaged real property reserved to itself a right of first refusal and right to repurchase such property in the event of any transfer of such property. Such rights are not triggered by either a foreclosure or transfer in lieu of foreclosure of the related mortgage, but may be binding on subsequent transferees of the subject mortgaged real property and may affect the marketability of such property.

     Other Financing. In the case of the underlying mortgage loans described under "Description of the Mortgage Pool--Loan Combinations" above in this prospectus supplement, the mortgaged real property or properties that secure each such underlying mortgage loan also secure one or more related mortgage loans that are not included in the trust. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Underlying Mortgage Loans Have a Variety of
Characteristics Which May Expose Investors to Greater Risk of Default and
Loss--Some of the Mortgaged Real Properties Are or May Be Encumbered by
Additional Debt and the Ownership Interests in Some Borrowers Have Been or May
Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow
Available to the Subject Mortgaged Real Property" in this prospectus supplement and "--Significant Underlying Mortgage Loans--The 200 Park Avenue Mortgage
Loan," "--Significant Underlying Mortgage Loans--The 900 North Michigan Avenue
Mortgage Loan," "--Significant Underlying Mortgage Loans--The Courtyard by
Marriott Portfolio Mortgage Loan," "--Significant Underlying Mortgage
Loans--The 101 Avenue of the Americas Mortgage Loan" and "Description of the
Mortgage Pool--Loan Combinations" above.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Walden Pond
Apartments, which mortgage loan represents 0.3% of the initial mortgage pool balance, the related borrower has incurred indebtedness in the respective amounts of (a) $1,500,000.00, (b) $1,320,000.00, and (c) $480,000.00, secured by three second mortgages on the related mortgaged real property in favor of
Dade County, Florida, a political subdivision of the State of Florida. Such indebtedness is fully prepayable and is due and payable on November 29, 2013.
The related first mortgagee and subordinate lender have entered into a subordination agreement with respect to all such indebtedness. Pursuant to the subordination agreement, the second mortgages in favor of Dade County, Florida have each been subordinated to the mortgage that secures the related underlying mortgage loan. However, the subordinate lender will have the right to cure events of default under the underlying mortgage loan, provided that the first mortgagee will not be prevented during such period, from pursuing its rights and remedies under the related mortgage loan documents.

     Except as disclosed under this "--Other Financing" subsection, we are not aware of any other mortgage loans that we intend to include in the trust, as to which there is any additional secured debt encumbering the related mortgaged real property. However, the direct or indirect equity interests in borrowers under some of the underlying mortgage loans have been or are permitted to be pledged to secure mezzanine or affiliate debt. "Mezzanine debt" is debt secured by the principal's direct ownership interest in a related borrower, and the affiliate debt referred to in this "--Other Financing" section is secured by an entity's indirect ownership interest in a related borrower.

     With respect to the 200 Park Avenue Mortgage Loan, which mortgage loan represents 14.1% of the Initial Mortgage Pool Balance, the direct and indirect owners of the related borrowers have pledged 100% of the equity interests in the related borrowers to secure mezzanine loans in the aggregate amount of
$495,000,000, as described under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The 200 Park Avenue Mortgage Loan--Senior Mezzanine
Financing" and "--The 200 Park Avenue Mortgage Loan--Junior Mezzanine
Financing" above.

                                     S-153

     With respect to the Courtyard by Marriott Portfolio Mortgage Loan, which mortgage loan represents 6.1% of the Initial Mortgage Pool Balance, the equity holders of the related borrowers have pledged 100% of the equity interests in the related borrowers to secure a mezzanine loan, as described under
"--Significant Underlying Mortgage Loans--The Courtyard by Marriott Portfolio
Mortgage Loan--Mezzanine Debt" above.

     With respect to the Wachovia Portfolio Mortgage Loan, which mortgage loan represents 11.1% of the Initial Mortgage Pool Balance, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain additional mezzanine financing, as described under "--Significant
Underlying Mortgage Loans--The Wachovia Portfolio Mortgage Loan--Permitted
Mezzanine Financing" above.

     With respect to the Courtyard by Marriott Portfolio Mortgage Loan, which mortgage loan represents 6.1% of the Initial Mortgage Pool Balance, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain additional mezzanine financing (in addition to that described in the second preceding paragraph), as described under "--Significant
Underlying Mortgage Loans--The Courtyard by Marriott Portfolio Mortgage
Loan--Mezzanine Debt" above.

     With respect to the Crossroads Towne Center Mortgage Loan, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain mezzanine financing, as described under "--Significant
Underlying Mortgage Loans--The Crossroads Towne Center Mortgage Loan--Permitted
Mezzanine Financing" above.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 285 & 355
Riverside Ave., which mortgage loan represents 1.5% of the Initial Mortgage
Pool Balance, permitted transfers include the pledge, in one or a series of transactions, of the direct or indirect stock, partnership interests or membership interests, as applicable, in the related borrower, provided that, among other conditions, at all times during the term of the Loan, Investcorp
International, Inc. or any affiliate thereof must (A) own, directly or indirectly, at least seven and one half percent (7.5%) of the voting and beneficial ownership interests in the related borrower and (B) control the day-to-day operations of the related borrower.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 866 Third
Avenue, which mortgage loan represents 1.3% of the Initial Mortgage Pool
Balance, the owner of the direct and indirect ownership interests in the related borrower has the right to obtain mezzanine financing from an approved mezzanine lender, provided that the following requirements, among others, are satisfied: (a) the achievement of a combined minimum debt service coverage ratio of 1:27x and a combined maximum loan-to-value ratio of 76.5%; (b)
delivery of an intercreditor agreement acceptable to the rating agencies and the lender under the related mortgage loan documents and (c) the delivery of a confirmation from each rating agency that the mezzanine financing will not result in a qualification, downgrade or withdrawal of any of the ratings assigned to the series 2005-C3 certificates.

     With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as
4115-4275 Spring Mountain Road, Colorado Springs Medical Center, Edgewood Towne
Center and Market Place Shopping Center, respectively, which mortgage loan represents 1.0%, 0.3%, 1.6% and 0.3%, respectively, of the Initial Mortgage
Pool Balance, the related borrower's equity holders may obtain mezzanine financing from a qualified mezzanine lender (as defined in the related loan documents) secured by the pledged membership interests or other equity interests in the borrowing entity and not secured by the mortgaged property, provided that, among other conditions, (i) the sum of the subordinate financing together with the then outstanding principal balance of the related mortgage loan shall not exceed 85% of the then current value of the related real property; (ii) the ratio of the sustainable net operating income (after deduction of applicable reserves) in any 12 month period to the sum of debt service payable under the loan and the subordinate financing combined is not less than 1.15x; (iii) the related borrower shall deliver a subordination and intercreditor agreement acceptable to mortgage lender; (iv) the subordinate financing shall not render the related borrower insolvent; (v) the lender shall receive rating agency confirmation that the mezzanine financing shall not result in a qualification or downgrade in connection with the securities issued in connection with the loan.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Pima Commerce
Center, which mortgage loan represents 0.3% of the Initial Mortgage Pool
Balance, related borrower shall have a one-time right, to obtain mezzanine financing from a qualified mezzanine lender (as defined in the related loan documents), secured solely by a pledge of membership or other equity interests in related borrower and not by the related mortgaged property or any other assets of related borrower, and without the payment of any transfer fee to mortgage lender, provided that, the following requirements, among others, have been satisfied in mortgage lender's sole and absolute discretion: (i) related borrower shall deliver to mortgage lender a subordination and intercreditor

                                     S-154

agreement acceptable to mortgage lender in all respects and executed by the qualified mezzanine lender; (ii) the combined loan ratio of the related mortgaged property shall not exceed 85%; (iii) the combined debt service coverage ratio for the related mortgaged real property shall not be less than
1.10x; (iii) such financing shall not render related borrower insolvent; and
(iv) mortgage lender shall have received written confirmation from the Rating
Agencies that such financing shall not result in a qualification, downgrade or withdrawal of any rating assigned by such rating agencies to the series 2005-C3 certificates.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Walden Pond
Apartments, which mortgage loan represents 0.3% of the Initial Mortgage Pool
Balance, the related borrower's equity holders may obtain mezzanine financing from a qualified mezzanine lender (as defined in the related loan documents)
secured by up to 100% of the pledged membership interests or other equity interests in the borrowing entity and not secured by the mortgaged property, and provided, among other conditions, that: (i) the sum of the subordinate financing together with the then outstanding principal balance of the loan shall not exceed 85% of the then current value of the related mortgaged property; (ii) the ratio of the sustainable net operating income (after deduction of applicable reserves) due under the loan for any 12 month period to the sum of debt service payable under the loan and the subordinate financing combined is not less than 1.05x; (iii) the mezzanine loan shall not bear interest at a rate in excess of 12% per annum; (iv) the mortgage lender shall not have any liens or claims against related borrower; (v) the holder of the mezzanine loan shall execute a subordination and standstill agreement acceptable to mortgage lender; (vi) the mortgage lender shall receive rating agency confirmation that such mezzanine financing shall not result in a qualification or downgrade of the rating assigned to the series 2005-C3 certificates; and (vii) the qualified mezzanine lender shall comply with the conditions set forth in the related mortgage loan documents.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Wellington
Circle Plaza, which mortgage loan represents 0.9% of the Initial Mortgage Pool
Pool Balance, the related borrower's equity holders may obtain mezzanine financing from a lending institution acceptable to mortgage lender which is secured by a pledge of the equity interests in the related borrower, provided, among other conditions, that (i) such mezzanine loan shall not exceed an amount which would result in a combined debt service coverage ratio of less than 1.15x or a combined loan-to-value of more than 85%, each as determined by the related mortgagee, (ii) such mezzanine financing shall bear interest at a fixed rate and shall not mature prior to the maturity date of the underlying mortgage loan and (iii) the related mortgagee shall have reviewed and approved the terms of such mezzanine financing and the terms of a subordination and intercreditor agreement between mortgagee and mezzanine lender.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Wilmore
Center, which mortgage loan represents 0.3% of the Initial Mortgage Pool
Balance, the equity holders of the first time transferee of the related borrower will have the right to obtain mezzanine financing from a "qualified mezzanine lender" (as defined in the related mortgage loan documents) which is secured by a pledge of equity interests in the related borrower, subject to the satisfaction of certain criteria including, among others: (a) execution of a subordination and intercreditor agreement, (b) the related mortgagee's review and approval of the terms of such financing, and (c) such mezzanine loan shall not exceed an amount which would result in a combined debt service coverage ratio of less than 1.15x or a combined loan-to-value ratio of more than 90%.

     In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine or affiliate debt.

     Except as disclosed under this "--Other Financing" subsection, we are not aware of any other mezzanine or affiliate debt affecting borrowers under the mortgage loans that we intend to include in the trust.

     In addition, some of the borrowers under the mortgage loans that we intend to include in the trust have incurred or may, in the future, be permitted to incur unsecured debt, including loans from members or partners, that is in addition to customary trade debt and equipment financing.

     Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Risk Factors--Subordinate Debt
Increases the Likelihood that a Borrower Will Default on a Mortgage Loan
Underlying Your Offered Certificates" and "Legal Aspects of Mortgage
Loans--Subordinate Financing" in the accompanying prospectus.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator generally examined whether the use and occupancy of the mortgaged real property were in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.

                                     S-155

Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

     Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator--

     o   determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

     o   determined that casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

     o   determined that the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would in the originator's judgment constitute adequate security for the related mortgage loan; and/or

     o   required law and ordinance insurance.

     See "Risk Factors--Risks Related to the Mortgage Loans--The Underlying
Mortgage Loans Have a Variety of Characteristics Which May Expose Investors to
Greater Risk of Default and Loss--Many of the Mortgaged Real Properties Are
Legal Nonconforming Uses or Legal Nonconforming Structures" in this prospectus supplement. See also "Risk Factors--Risks Related to the Mortgage Loans--The
Underlying Mortgage Loans Have a Variety of Characteristics Which May Expose
Investors to Greater Risk of Default and Loss--Some of the Mortgaged Real
Properties May Not Comply With All Applicable Zoning Laws and/or Local Building
Codes or with the Americans With Disabilities Act of 1990" in this prospectus supplement, and "Risk Factors--Changes in Zoning Laws May Adversely Affect the
Use or Value of a Real Property" in the accompanying prospectus.

     Outstanding building and/or fire code violations, in addition to other zoning violations, may exist with respect to some of the mortgaged real properties that secure the underlying mortgage loans. In some, but not all, of those circumstances, the borrower under the related mortgage loan has agreed to cure such violations within a set period of time from the date of the closing of such mortgage loan; however, there can be no assurance that the borrowers will comply with their obligations to cure any such violations with respect to the related mortgaged real properties.

     In addition, certificates of occupancy or other evidence of compliance with zoning and building codes may not be available for all or for certain portions of some of the mortgaged real properties which secure mortgage loans included in the trust. For example, in the case of the Wachovia Portfolio
Mortgage Loan, representing 11.1% of the Initial Mortgage Pool Balance, the related borrower did not as of origination provide the mortgage lender with certificates of occupancy for each of the Wachovia Portfolio Mortgaged
Properties. However, where available, zoning endorsements to the related mortgage policy of title insurance were obtained.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Clermont Shopping Center, which mortgaged real property secures a mortgage loan representing 0.5% of the Initial Mortgage Pool
Balance, as of origination, the related borrower had not provided the mortgage lender with certificates of occupancy for most of its tenants. The principals of the borrower executed a payment guaranty for the full amount of the mortgage loan which will terminate upon delivery of either a certificate of occupancy or certificate of completion with respect to all such tenants.

     In addition, with respect to the mortgaged real property identified on
Annex A-1 to this prospectus supplement as Mullins Industrial Park, which secures a mortgage loan representing 0.3% of the Initial Mortgage Pool Balance, as of origination, the related borrower failed to provide the mortgage with certificates of occupancy for all the buildings on the related mortgaged property. The related loan documents acknowledge that any major renovations from the origination of the mortgage loan will require a new certificate of occupancy. A zoning endorsement to the related policy of lender's title insurance was obtained at closing of the underlying mortgage loan.

     In addition, with respect to the mortgaged real property identified on
Annex A-1 to this prospectus supplement as Walden Pond Apartments, which mortgage loan represents 0.3% of the Initial Mortgage Pool Balance, the related borrower failed to provide mortgage lender with the Community Zoning Appeals
Board resolution approving the related mortgage property as zoned Planned Area
Development. The related borrower and Miami-Dade County were unable to locate such resolution to provide to the related mortgage lender.

     In addition, with respect to the mortgaged real property identified on
Annex A-1 to this prospectus supplement as Wellington Circle Plaza, which secures a mortgage loan representing 0.9% of the Initial Mortgage Pool Balance, as of origination, the related borrower nor the municipality provided mortgage lender with certificates of occupancy for the related

                                     S-156

mortgaged real property. A zoning letter obtained at closing of the underlying mortgage loan from the municipality in which the related mortgaged real property is located states that all certificates of occupancy have been issued for the related mortgaged property. The related borrower provided mortgage lender with an opinion of counsel stating that in the greater Boston area it is typical that neither property owners nor municipalities retain copies of certificates of occupancy and that the absence of such certificates does not constitute a violation of, or noncompliance with, any building or zoning codes and does not have an adverse effect on the continued use or occupancy of the related mortgaged property. Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

     Lockboxes. One Hundred Five (105) mortgage loans that we intend to include in the trust fund, representing approximately 98.7% of the Initial Mortgage
Pool Balance, generally provide that rents and certain other income derived from the related mortgaged real properties will be paid, currently or upon the occurrence of a triggering event, into one of the following types of lockboxes:

                                 NUMBER OF     % OF INITIAL
                                  MORTGAGE       MORTGAGE
TYPE OF LOCKBOX                    LOANS       POOL BALANCE
-----------------------------   -----------   -------------
Hard .......................        21             56.2%
Springing Soft .............        70             29.7%
Hard/Hotel .................         4              8.1%
Springing Hard .............         9              3.6%
Soft .......................         1              1.1%

     o   HARD LOCKBOX. Tenants are directed to pay rents directly to a lockbox account controlled by the lender (or, with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by an unaffiliated property manager). In most of the cases described in the preceding sentence: (a)
         until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower's obligation to pay certain of the items described in clause
         (a) above, with the remainder disbursed to the borrower. In a few of the cases described in the second preceding sentence, funds on deposit in the lockbox account are required (without the requirement of a triggering event) to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower.

     o   HARD/HOTEL LOCKBOX. With respect to hospitality properties only, cash or "over-the-counter" receipts are deposited into the lockbox account by a property manager (which may be affiliated with the borrower), while credit card receivables are deposited directly into a lockbox account) controlled by the lender. With respect to two (2) of those hospitality properties (representing 1.3% of the Initial Mortgage Pool
         Balance): (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b)
         following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower's obligation to pay certain of the items described in clause (a) above, with the remainder disbursed to the borrower. With respect to the other one (1) of those hospitality properties (representing 0.7% of the Initial Mortgage Pool Balance), funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower. In the case of the Courtyard by Marriott Portfolio Mortgage Loan, representing 6.1% of the Initial Mortgage Pool Balance, depending on the identity and rating of the property

                                     S-157

         manager or a specified affiliate thereof, periodic disbursements may be made from the lockbox account to that property manager, who will have certain obligations regarding the application of the disbursements, even while an event of default exists under the subject underlying mortgage loan. See "--Significant Underlying Mortgage Loans--The
         Courtyard by Marriott Portfolio Mortgage Loan--Lockbox" above.

     o   SPRINGING HARD LOCKBOX. Either--

         1.   income is collected by the borrower or the property manager (which may be an affiliate of the borrower) and paid into a lockbox account or tenants are directed to pay rents directly to a lockbox account that is, in each case, controlled by the borrower, or by both the borrower and the lender and, following the occurrence of a triggering event, that existing lockbox account or another lockbox account is established as a Hard Lockbox with lender cash management; or

         2.   a lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, following the occurrence of certain triggering events, of a Hard
              Lockbox with lender cash management.

     o   SOFT LOCKBOX. Income is collected by the borrower or an affiliated property manager and paid into a lockbox account that otherwise satisfies the description for a Hard Lockbox.

     o   SPRINGING SOFT LOCKBOX. A lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, following the occurrence of certain triggering events, of a Soft Lockbox as described in the preceding bullet.

     For the purposes of the foregoing lockbox definitions, examples of triggering events may include one or more of the following:

         1.    a failure to pay the related mortgage loan in full on or before any related anticipated repayment date;

         2.    a decline, by more than a specified amount, in the net operating income of the related mortgaged real property;

         3.    a failure to meet a specified debt service coverage ratio; and/or

         4.    an event of default under the mortgage loan.

     Property, Liability and Other Insurance. Although exceptions exist, such as in cases where tenants maintain insurance or are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged real property the following insurance coverage:

     o   property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of--

         1.    the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust
               Loan(s) that are part of that Loan Combination), and

         2.    the full insurable value or the full insurable replacement cost of the improvements located on the insured property;

     o   if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management
         Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of--

         1.    the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust
               Loan(s) that are part of that Loan Combination),

         2.    the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

         3.    the maximum amount of insurance available under the National
               Flood Insurance Act of 1968, and

         4.    the full insurable replacement cost of the improvements located on the mortgaged real property;

     o   comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged real properties in similar locales; and

                                     S-158

     o   business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide for at least one of the following: (a) the related borrower is required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located); (b) the related borrower is required to provide such additional insurance coverage as the lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties
(except that the related borrower may object to the reasonableness of having to maintain insurance against acts of terrorism); (c) a credit-rated tenant is obligated to restore the related mortgaged real property in the event of a casualty; or (d) a principal of the related borrower is responsible for losses resulting from terrorist acts which are not otherwise covered by insurance.
Such policies generally do not provide coverage for biological, chemical or nuclear events or domestic terrorism.

     The mortgaged real properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in
California, are generally not insured against earthquake risks. However, if a mortgaged real property was located in California or in seismic zones 3 or 4 and seismic reports obtained in connection with the origination of the mortgage loan concluded that the mortgaged real property was likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake, the borrower or a tenant occupying the entire mortgaged real property was required to obtain earthquake insurance. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged real properties that were considered unlikely to experience a probable maximum loss in excess of 20%
of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     Eighty-four (84) of the mortgaged real properties, securing 14.3% of the
Initial Mortgage Pool Balance, are located in Florida, Texas or Louisiana, states that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes. The related mortgage loan documents with respect to most of those mortgaged real properties, together with the related mortgage loan documents with respect to a significant number of mortgaged real properties located in various other states, require the related borrower to maintain windstorm insurance.

     Various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk
for Particular Special Hazard Losses" in the accompanying prospectus.

     The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry.
Subject to standard exceptions and/or exclusions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series
2005-C3 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers' title to the subject mortgaged real property.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

     Appraisals. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation's Uniform
Standards of Professional Appraisal Practices. Each of those

                                     S-159

appraisals was conducted within approximately 12 months of the origination of the related mortgage loan that we intend to include in the trust and generally have not been updated. Each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in
Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of
1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The dates of the subject appraisals, or appraisal updates, and the resulting appraised values are shown on Annex A-1 to this prospectus supplement.

     Environmental Assessments. Except as described in the next paragraph, a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or, in the case of twenty (20) mortgaged real properties, securing 1.8% of the Initial
Mortgage Pool Balance, conducted a transaction screen, with respect to each of the mortgaged real properties securing the underlying mortgage loans. Except as described in the next paragraph, all of the environmental assessments, updates and transaction screens referred to in the first sentence of this paragraph
(or, in the case of thirty-six (36) mortgaged real properties, securing mortgage loans representing 4.0% of the Initial Mortgage Pool Balance, a related Phase II environmental site assessment) were completed during the
12-month period ending on the cut-off date.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Farrow Road Industrial Building, which mortgaged real property secures a mortgage loan representing 0.3% of the Initial Mortgage
Pool Balance, a consultant conducted an environmental desk review of the underlying environmental reports prepared for the subject property. The underlying environmental reports reviewed as part of the environmental desk review, including a Phase I environmental assessment, were conducted within 12 months of the cut-off date.

     The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water was conducted in most instances only at multifamily rental properties and only when the originator of the related mortgage loan or the environmental consultant involved believed that such an analysis was warranted under the circumstances.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, then this could result in a claim for damages by any party injured by the condition.

     In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels, the environmental consultant generally recommended, and the related loan documents generally required--

     o   the continuation or the establishment of an operation and maintenance plan to address the issue, or

     o   the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials and/or lead-based paint, may have been required to be delivered.

     In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

     o   an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o   a responsible third party was identified as being responsible for the remediation; or

     o   the related originator of the subject underlying mortgage loan generally required the related borrower to:

         (a)    to take investigative and/or remedial action; or

         (b)    to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation; or

         (c)    to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

                                     S-160

         (d)    to obtain or seek a letter from the applicable regulatory
                authority stating that no further action was required; or

         (e)    to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

     Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

     o   the mortgaged real property had not been affected or had been minimally affected,

     o   the potential for the problem to affect the mortgaged real property was limited, or

     o   a person responsible for remediation had been identified.

     Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as 200 Park Avenue, which mortgaged real property secures a mortgage loan representing 14.1% of the Initial Mortgage Pool
Balance, the Phase I consultant observed the presence of above-ground storage tanks ("ASTs") that require registration with the New York State Department of
Environmental Conservation ("NYSDEC"). The Phase I consultant recommended AST registration, at an estimated cost of $600, with NYSDEC.

     With respect to the portfolio of mortgaged real properties identified on
Annex A-1 hereto as the Wachovia Portfolio, securing an underlying mortgage loan representing 11.1% of the initial mortgage pool balance, third-party consultants conducted Phase I environmental site assessments, and for 29 of the properties, where the underlying Phase I identified the presence or likely presence of a release of hazardous substances, a related Phase II environmental site assessment was also completed in connection with the acquisition of the properties. Each of the Phase I and Phase II environmental assessments also were reviewed as part of an environmental desk review conducted by a third-party environmental consultant on behalf of the lender. Based on these environmental investigations and/or the environmental desk review, a number of environmental conditions were identified at several of the Wachovia Portfolio properties requiring current and/or ongoing environmental investigation and/or environmental remediation, and the expenditures of funds in connection therewith, as further described under "Risk Factors--Risks Related to the
Underlying Mortgage Loans--Lending on Income-Producing Real Properties Entails
Environmental Risks" in this prospectus supplement.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott - Norwalk, which is one of the Courtyard by Marriott Portfolio mortgaged real properties that secure a mortgage loan representing 6.1% of the Initial Mortgage Pool Balance, the Phase
II consultant identified the presence of hydrocarbons in the soil at the subject property. Based on historic use of the subject property as a gasoline station, as well as the concentration and nature of the hydrocarbons, the Phase
II consultant recommended further investigation of the subsurface conditions.
In addition, with respect to the mortgaged real property identified on Annex
A-1 to this prospectus supplement as Courtyard by Marriott - Portland
Beaverton, which is one of the Courtyard by Marriott Portfolio mortgaged real properties that secure a mortgage loan representing 6.1% of the Initial
Mortgage Pool Balance, the Phase I consultant reported that groundwater at an adjacent property is contaminated with trichloroethylene and additional contaminants and has minimally encroached on the subject property. Because the contamination is wholly attributed to an off-site release, and due to the fact that drinking water for the property is not obtained from on-site wells, the
Phase I consultant recommended no further action.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as 101 Avenue of the Americas, which mortgaged real property secures a mortgage loan representing 4.5% of the Initial Mortgage Pool

                                     S-161

Balance, the Phase I consultant observed the presence of a 2,000-gallon above-ground storage tank ("AST") that requires registration with the New York
State Department of Environmental Conservation ("NYSDEC"). The Phase I
consultant recommended the AST's registration, at an estimated cost of $100, with NYSDEC.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Lakeside Commons, which mortgaged real property secures a mortgage loan representing 2.4% of the Initial Mortgage Pool Balance, the Phase I consultant identified apparent mold and water damage and recommended remediation of visible mold and a full microbial evaluation of one of the improvements on the property. Estimated costs to undertake the remediation and conduct the evaluation are approximately $9,235.00 to
$10,845.00. A reserve of approximately $10,000 has been escrowed to secure performance of such work.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Commerce Park Realty -- 4 Old Newtown Road, which mortgaged real property secures a mortgage loan representing 0.3% of the
Initial Mortgage Pool Balance, a Phase I environmental site assessment identified historic fill material (containing mercury) at the mortgaged real property. In addition, the Phase I environmental assessment identified impact from a drum storage area located at an adjacent property. The borrower submitted an application to the Connecticut Department of Environmental
Protection ("CTDEP") to issue an Environmental Land Use Restriction ("ELUR")
for the subject property, prohibiting residential use. The borrower escrowed
$156,250 at closing, which will be released upon the receipt of either (a) a
"No Further Action" letter from CTDEP or (b) an ELUR from CTDEP which is free from any groundwater monitoring requirements. There can be no assurance that the amount will be sufficient to complete any required remediation action at the mortgaged real property.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Estates at Eagle's Pointe, which mortgaged real property secures a mortgage loan representing 1.1% of the Initial Mortgage Pool
Balance, a Phase I environmental site assessment identified 11 units at the subject mortgaged real property that have the potential for elevated radon gas concentrations above the EPA long term radon gas action level. The Phase I consultant recommended conducting residential testing and/or installing a radon gas remediation system in respect of these 11 units, estimated to cost $16,500.
The borrower escrowed 125% or $20,625 at closing to cover these costs.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Point Dume, which mortgaged real property secures a mortgage loan representing 0.9% of the Initial Mortgage Pool Balance, the
Phase I consultant reported the presence of perchloroethylene ("PCE") above regulatory established soil screening levels from historical dry-cleaning operations at the subject property. The Phase I consultant reported that, following a 1992 remedial excavation, soil containing residual amounts of PCE remained on the subject property beneath the structural column in the center of the excavation.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Wellington Circle Plaza, which mortgaged real property secures a mortgage loan representing 0.9% of the Initial Mortgage Pool
Balance, the Phase I consultant reported that prior subsurface investigations detected petroleum contamination below significant risk levels on the property, attributed to a former fuel oil underground storage tank at the subject property. The Phase I report indicated that two Activity and Use Limitations were implemented to maintain a level of contamination of no significant risk.
The Activity and Use Limitations require that the subject property cannot be developed residentially, as a day-care facility, a commercial nursery, or a garden, nor can any excavation be open for greater than 129 days.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Kings Point Shopping Center, which mortgaged real property secures a mortgage loan representing 0.5% of the Initial Mortgage Pool
Balance, the Phase I consultant reported that the subject property has been impacted by an on-site closed-loop dry cleaning operation. The Phase I consultant further reported that the subject property is registered under the state Dry Cleaning Solvent Cleanup Program and is eligible for state-funded remediation but that the remediation status will remain inactive, owing to the facility's low ranking on the priorities list, unless otherwise notified by the state agency.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Overland Stage Shopping Center, which mortgaged real property secures a mortgage loan representing 0.3% of the Initial Mortgage
Pool Balance, the Phase I consultant reported that the subject property had been impacted by petroleum and dry cleaning solvent discharges from historical operations of a dry cleaner and gas stations. The Phase I consultant further reported that the contamination at the subject property has received closure status from the state environmental agency; however, groundwater use restrictions are in place.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Chambersburg, which mortgaged real property secures a mortgage loan representing 0.3% of the Initial Mortgage Pool Balance, the Phase

                                     S-162

I consultant reported that evidence of limited amounts of petroleum contamination was previously detected in the vicinity of a tenant-installed oil/water separator that had been formerly located on the subject property.
Apparently, no remediation had taken place, and the Phase I consultant recommended notification to the state environmental agency. The status of such recommended notification is unclear. The Phase I consultant, however, further reported that a lease agreement governing the subject property included a general tenant indemnification clause releasing the landlord from all claims resulting from tenant's use of the property.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Snowden Plaza Medical Center, which mortgaged real property secures a mortgage loan representing 0.3% of the Initial Mortgage
Pool Balance, the Phase I consultant reported that a 2004 Phase II environmental site assessment identified solvent contamination of soil at the subject property from an on-site dry-cleaning operation. The Phase I consultant further reported that the subject property is enrolled in the state-funded Dry
Cleaning Solvent Cleanup Program that will fund remediation costs up to
$5,000,000.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Mullins Industrial Park, which mortgaged real property secures a mortgage loan representing 0.3% of the Initial Mortgage Pool
Balance, the mortgage lender has held in escrow $12,500.00 of the initial advance of the mortgage loan proceeds until the related borrower satisfies the following conditions within 60 days from the date of the related security instrument: (a) the related borrower has to furnish evidence, satisfactory to mortgage lender, including but not limited to, a "no further action" letter from the Tennessee Department of Environment and Conservation ("TDEC")
confirming that related borrower has properly abandoned that certain 1,000 gallon UST located in Building #6 at the related mortgaged property in accordance with TDEC regulations and (b) the related borrower has to furnish evidence satisfactory to mortgage lender confirming that an approximately
10,000 gallon white tank located behind Building #7 has been removed from the related mortgaged property.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Eckerd-Concord, which mortgaged real property secures a mortgage loan representing 0.2% of the Initial Mortgage Pool Balance, a Phase I environmental site assessment identified environmental impacts at the mortgaged real property from five underground storage tanks removed from the subject property. The assessment noted that a removal action was performed under which 500 tons of the contaminated soil was removed from the subject property. A responsible party has been identified for the on-site contamination. The Phase I consultant did not recommend further action.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this
"--Assessments of Property Condition--Environmental Assessments" subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

     There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.

     Environmental Insurance. As discussed above, certain mortgaged real properties securing the underlying mortgage loans may, in each case, be covered by a secured creditor impaired property policy. Each of these policies provides coverage for the following losses, subject to the applicable deductible, policy terms and exclusions, individual and policy aggregate limits, and further subject to the conditions and limitations set forth below:

         1.     With respect to secured creditor impaired property policies which provide full loan balance coverage, if during the term of the policy there is an event of default under the subject
                mortgage loan and a pollution condition that was discovered prior to or during the default, or that was disclosed to the insurer prior to the effective date of the policy, and the holder of the note has not foreclosed on the collateral, the insurer will (if the pollution condition exists at the time of default) indemnify the trust for the outstanding balance on the date of default, including interest from the date of default until the date that the outstanding balance is paid, interest on any advances of scheduled payments made by the trust after the date of default as well as advances and interest on advances for property protection for up to 10% of the outstanding balance on the date of default. Under the policy, a "pollution condition"
                is the presence of hazardous substances on, under or emanating from the property in concentrations or amounts exceeding the maximum levels allowed by applicable environmental laws or a government order or directive. With respect to certain other secured creditor impaired property policies, policy terms may limit the coverage under such policies to the lesser of actual losses resulting from such pollution condition or the amount of the related mortgage loan.

                                     S-163

         2.     If the trust becomes legally obligated to pay for claims for bodily injury, property damage or clean-up costs resulting from pollution conditions on, under or emanating from the property that are made against the insured and reported to the insurer during the policy period, the insurer will defend against and pay such claims.

         3.     If the trust incurs clean-up costs after enforcing the related mortgage, the insurer will pay for clean-up costs sustained as a result of pollution conditions on, under or emanating from the property provided that the trust reports the pollution
                conditions to the appropriate governmental agency in accordance with applicable environmental laws in effect at the time of the discovery of the pollution conditions.

     The secured creditor impaired property policies described above require that the insured or the party having direct responsibility for administering or servicing the trust provide the insurer with written notice of a claim as soon as possible but no later than 45 days after first learning of the default and pollution condition or loss. In addition to other excluded matters, the policy does not cover claims arising out of the presence of lead-based paint or asbestos, penalties arising out of violations of law or clean-up costs that are voluntarily incurred. The environmental insurance may be provided under a blanket insurance policy covering other real properties, some of which may not secure loans in the trust. See "--Property, Liability and Other Insurance"
above.

     The premium for the secured creditor impaired property policies described above has been paid in full as of the Issue Date.

     Engineering Assessments. In connection with the origination process, various engineering firms inspected the respective mortgaged real properties securing the mortgage loans that we intend to include in the trust, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged real properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125% of the engineering firm's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the Issue Date, we will acquire--

     o   80 mortgage loans, with an aggregate cut-off date principal balance of
         $1,633,965,491, from the Lehman Mortgage Loan Seller, and

     o   32 mortgage loans, with an aggregate cut-off date principal balance of
         $343,052,495, from the UBS Mortgage Loan Seller.

     We will transfer all of the underlying mortgage loans to the trust.

     In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee. In connection with the foregoing transfers, the UBS Mortgage Loan Seller will be required to deliver to the trustee, with respect to each UBS Mortgage Loan, and we will be required to deliver to the trustee, with respect to each Lehman Mortgage Loan, the following documents, among others:

     o   either--

         1.     the original promissory note(s) evidencing that mortgage loan,
                or

         2.     if any original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     o   the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

     o   the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

     o   either--

         1.     an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to a mortgage instrument that has not been returned from the applicable recording office, or

         2.     a certified copy of that assignment as sent for recording;

                                     S-164

     o   either--

         1.     an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the applicable recording office, or

         2.     a certified copy of that assignment as sent for recording; and

     o   an original or copy of the related policy or certificate of lender's title insurance, or if a title insurance policy has not yet been issued, a "marked-up" commitment for title insurance or a pro forma policy.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series 2005-C3 certificateholders and, in the case of a Loan Combination, also for the benefit of the related
Non-Trust Loan Noteholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If, as provided in the series 2005-C3 pooling and servicing agreement--

     o   any of the above-described documents required to be delivered by us or the UBS Mortgage Loan Seller to the trustee is not delivered,

     o   we or the UBS Mortgage Loan Seller, as applicable, are notified of the missing document, and

     o   either (a) we, in the case of a Lehman Mortgage Loan, and the UBS
         Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) a court of competent jurisdiction makes a final non-appealable determination that, the document omission materially and adversely affects the value of the subject underlying mortgage loan at the time notice of the document omission is delivered to us or the UBS Mortgage
         Loan Seller, as applicable,

then the omission will constitute a "Material Document Omission" as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under "--Cures and Repurchases" below.

     Within a specified period following the later of--

     o   the Issue Date, and

     o   the date on which all recording information necessary to complete the subject document is received by the trustee,

one or more independent third party contractors, retained at the expense of us, in the case of the Lehman Mortgage Loans, and the UBS Mortgage Loan Seller, in
the case of the UBS Mortgage Loans, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

     In addition to the foregoing, the UBS Mortgage Loan Seller will be required to deliver to the master servicer with respect to each UBS Mortgage
Loan, and we will be required to deliver to the master servicer with respect to each Lehman Mortgage Loan, only the documents required to be included in the related Servicing File for the subject underlying mortgage loan and only to the extent such documents: (a) were delivered in connection with the origination of such underlying mortgage loan, (b) relate to the administration or servicing, and are reasonably necessary for the ongoing administration or servicing, of such underlying mortgage loan by the master servicer or the special servicer in connection with its duties under the series 2005-C3 pooling and servicing agreement, and (c) are in our possession or under our control or in the possession or under the control of the UBS Mortgage Loan Seller, as applicable;
provided that neither we nor the UBS Mortgage Loan Seller will be required to deliver any draft documents, privileged or other communications or correspondence, credit underwriting or due diligence analyses or information, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations. With respect to each underlying mortgage loan, within a specified period of time following the Issue Date, the master servicer will be required to certify solely as to its receipt, but not the sufficiency or accuracy, of the documents constituting the Servicing File that are then in its possession. In addition, if any document required to be included in the related Servicing File and delivered to the master servicer with respect to a subject underlying mortgage loan, is not so delivered, and if a written request therefor is not made to us, in the case of a Lehman

                                     S-165

Mortgage Loan, or the UBS Mortgage Loan Seller, in the case of a UBS Mortgage
Loan, prior to the first anniversary of the date of the certification referred to in the preceding sentence, then neither we nor the UBS Mortgage Loan Seller, as applicable, will have any further obligation to deliver such document with respect to the subject mortgage loan. The master servicer will not be under any duty or obligation to inspect, review or examine any of the documents constituting the Servicing File to determine whether they are valid, effective, enforceable or otherwise appropriate for the represented purpose and will not be obligated to pursue any remedies against us or the UBS Mortgage Loan Seller, as the case may be, in the event those documents are not delivered.

REPRESENTATIONS AND WARRANTIES

     As of the Issue Date, and subject to certain exceptions, we will make with respect to each Lehman Mortgage Loan that we include in the trust, and the UBS
Mortgage Loan Seller will make with respect to each UBS Mortgage Loan that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies:

     o   The information pertaining to the mortgage loan set forth in the loan schedule attached to the series 2005-C3 pooling and servicing agreement, regarding, among other things, its cut-off date principal balance, its mortgage interest rate and the amount of the next monthly payment, will be true and correct in all material respects as of the cut-off date.

     o   The representing party is the owner of the mortgage loan, has good title to it, has full right, power and authority to sell, assign and transfer the mortgage loan and is transferring the mortgage loan free and clear of any and all liens, pledges, charges and security interests of any nature encumbering the mortgage loan, other than servicing rights.

     o   To the actual knowledge of the representing party, as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

     o   The proceeds of the mortgage loan have been fully disbursed (except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related mortgaged real property), and there is no requirement for future advances thereunder.

     o   The promissory note, each mortgage instrument and each assignment of leases and rents, if separate from the related mortgage instrument, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws affecting the enforcement of creditors' rights generally and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in clause (1) of this bullet, those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided by the subject agreement or instrument.

     o   Each related mortgage instrument is a valid and, subject to the exceptions and limitations in the preceding bullet, enforceable first lien on the related mortgaged real property, which mortgaged real property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of the mortgage instrument, except for Permitted Encumbrances, and except that the mortgage instrument relating to each underlying mortgage loan that is part of a Loan Combination also secures one or more related Non-Trust
         Loans that will not be included in the trust. The Permitted
         Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate sufficient cashflow to enable the related borrower to timely pay in full the principal and interest on the subject mortgage loan (other than a balloon payment, which would require a refinancing).

     o   To the actual knowledge of the representing party, subject to the exceptions and limitations on enforceability in the second preceding bullet, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

                                     S-166

     o   The assignment of each related mortgage instrument in favor of the trustee constitutes the legal, valid, binding and, subject to the limitations and exceptions in the third preceding bullet, enforceable assignment of that mortgage instrument to the trustee.

     o   To the actual knowledge of the representing party, all taxes and governmental assessments which, in all such cases, were directly related to the subject mortgaged real property and could constitute liens on the subject mortgaged real property prior to the lien of the related mortgage, and that prior to the cut-off date became due and payable in respect of, and materially affect, any related mortgaged real property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

     o   To the actual knowledge of the representing party, there is no proceeding pending for total or partial condemnation of any related mortgaged real property that materially affects its value, and such related mortgaged real property was free of material damage.

     o   To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, except where a tenant is permitted under a lease to insure or self-insure, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged real property; provided that the insurance for acts of terrorism and the amount thereof may be limited by the commercial availability of such coverage, whether the mortgagee may reasonably require such insurance, cost limitations and/or whether such hazards are commonly insured against for similar properties.

     o   As of the Issue Date, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

     o   To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, the related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

     If, as provided in the series 2005-C3 pooling and servicing agreement--

     o   there exists a breach of any of the above-described representations and warranties made by us or the UBS Mortgage Loan Seller,

     o   we or the UBS Mortgage Loan Seller, as applicable, are notified of the breach, and

     o   either (a) we, in the case of a Lehman Mortgage Loan, and the UBS
         Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) a court of competent jurisdiction makes a final non-appealable determination that, the breach materially and adversely affects the value of the subject underlying mortgage loan at the time notice of the breach is delivered to us or the UBS Mortgage Loan Seller, as applicable,

then that breach will be a "Material Breach" as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under "--Cures and Repurchases" below.

CURES AND REPURCHASES

     If there exists a Material Breach of any of the representations and warranties made by us with respect to any of the Lehman Mortgage Loans or by the UBS Mortgage Loan Seller with respect to any of the UBS Mortgage Loans, as discussed under "--Representations and Warranties" above, or if there exists a
Material Document Omission with respect to any Lehman Mortgage Loan or UBS
Mortgage Loan, as discussed under "--Assignment of the Underlying Mortgage
Loans" above, then we, in the case of a Lehman Mortgage Loan, and the UBS
Mortgage Loan Seller, in the case of a UBS Mortgage Loan, will be required either:

     o   to cure that Material Breach or Material Document Omission, as the case may be, in all material respects,

     o   at our option (in the case of a Lehman Mortgage Loan) or at the option of the UBS Mortgage Loan Seller (in the case of a UBS Mortgage Loan), in the event such party determines that such Material Breach or
         Material Document Omission cannot be cured, to pay an amount (which would be held in a reserve fund and applied to any losses on and expenses related to the subject underlying mortgage loan) equal to the loss of value directly attributed to such Material Breach or Material
         Document Omission, provided that there can be no assurance that any such loss of value payment will, in fact, cover the amount of actual losses and expenses incurred by the trust in connection with the subject underlying mortgage loan, including unpaid special servicing compensation and other related costs and expenses, and provided, further, that the foregoing option will not be available if substantially all of the loss of value of the subject underlying mortgage loan was caused by the subject Material Breach or Material
         Document Omission, as applicable, and the subject Material Breach or
         Material Document Omission is not capable of being cured, or

                                     S-167

     o   to repurchase the affected mortgage loan at a price generally equal to the sum of--

         1.     the unpaid principal balance of that mortgage loan at the time of purchase, plus

         2.     all unpaid interest, other than Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

         3.     all unreimbursed servicing advances made under the series
                2005-C3 pooling and servicing agreement with respect to that mortgage loan, plus

         4.     all unpaid interest accrued on advances made under the series
                2005-C3 pooling and servicing agreement with respect to that mortgage loan, plus

         5.     subject to certain limitations, to the extent not otherwise covered by clause 4. of this bullet, all unpaid special
                servicing fees and other Additional Trust Fund Expenses related to that mortgage loan (including any liquidation fee, if payable under the series 2005-C3 pooling and servicing agreement).

     The time period within which we or the UBS Mortgage Loan Seller, as applicable, must complete that cure or repurchase will generally be limited to
90 days following the date on which either (a) we, in the case of a Lehman
Mortgage Loan, or the UBS Mortgage Loan Seller, in the case of a UBS Mortgage
Loan, agree that, or (b) a court of competent jurisdiction makes a final non-appealable determination that, a Material Breach or a Material Document
Omission, as the case may be, exists. However, if the responsible party is diligently attempting to correct the problem, then, with limited exception, it will be entitled to as much as an additional 90 days (or more in the case of a
Material Document Omission resulting from the failure of the responsible party to have received the recorded documents) to complete that cure or repurchase.

     If a Material Breach or a Material Document Omission exists with respect to any underlying mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, if the cross-collateralization can be terminated without any adverse tax consequence for the trust, and if the series
2005-C3 controlling class representative so consents, then we or the UBS
Mortgage Loan Seller, as applicable, will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of--

     o   determining whether the subject breach or document omission materially and adversely affects the value of that cross-collateralized group, and

     o   the application of remedies.

     The cure/payment/repurchase obligations of us and the UBS Mortgage Loan
Seller described above will constitute the sole remedies available to the series 2005-C3 certificateholders in connection with a Material Breach or a
Material Document Omission with respect to any mortgage loan in the trust.

     No other person will be obligated to cure, pay loss of value or repurchase any affected mortgage loan in connection with, or otherwise address, a Material
Breach or a Material Document Omission, if we or the UBS Mortgage Loan Seller,
as the case may be, default on our obligations to do so. There can be no assurance that we or the UBS Mortgage Loan Seller will have sufficient assets to cure, pay the loss of value or repurchase a mortgage loan if required to do
so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before the cut-off date. Prior to the Issue Date, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual Initial Mortgage Pool Balance may be as much as 5% larger or smaller than the Initial Mortgage Pool Balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the Issue Date. We will file that current report on Form 8-K, together with the series 2005-C3 pooling and servicing agreement as an exhibit, with the SEC within 15 days after the Issue
Date. If mortgage loans are removed from or added to the mortgage pool and investors were not otherwise informed, then that removal or addition will be noted in that current report on Form 8-K.

                                     S-168

                  SERVICING OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     The series 2005-C3 pooling and servicing agreement will govern the servicing and administration of the mortgage loans in the trust, as well as the servicing and administration of (a) the Non-Trust Loans, and (b) any REO
Properties acquired by the special servicer on behalf of the trust and, if and when applicable, the related Non-Trust Loan Noteholder(s) as a result of foreclosure or other similar action. The following summaries describe some of the provisions of the series 2005-C3 pooling and servicing agreement relating to the servicing and administration of those mortgage loans and REO Properties.
You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the series 2005-C3 pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

     The series 2005-C3 pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans and any REO Properties in the trust for which it is responsible, together with, when appropriate, the Non-Trust Loans, directly or through sub-servicers, in accordance with--

     o   any and all applicable laws,

     o   the express terms of the series 2005-C3 pooling and servicing agreement,

     o   the express terms of the subject mortgage loans and any and all related intercreditor, co-lender and/or similar agreements, and

     o   to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of each underlying mortgage loan and each Non-Trust Loan--

     o   as to which no Servicing Transfer Event has occurred, or

     o   that is a worked-out mortgage loan as to which no new Servicing
         Transfer Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each underlying mortgage loan and Non-Trust
Loan as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer
Event. The special servicer will also be responsible for the administration of each REO Property acquired by the trust.

     Despite the foregoing, the series 2005-C3 pooling and servicing agreement will require the master servicer to continue to receive information and prepare all reports to the trustee required to be received or prepared with respect to any specially serviced mortgage loans and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans. In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2005-C3 pooling and servicing agreement.

     The master servicer will transfer servicing of a mortgage loan for which it is responsible under the series 2005-C3 pooling and servicing agreement to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist in accordance with the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

     The occurrence of a Servicing Transfer Event with respect to any mortgage loan in a Loan Combination will automatically result in the occurrence of a
Servicing Transfer Event with respect to the other mortgage loan(s) in that
Loan Combination; provided that if, subject to the terms, conditions and limitations of the related Co-Lender Agreement, a Subordinate Non-Trust Loan
Noteholder or a Directing Certificateholder prevents the occurrence of a
Servicing Transfer Event with respect to the related mortgage loan in the trust or a Pooled Component thereof and/or any related Pari Passu Non-Trust Loan(s), as applicable, through the exercise of cure rights as set forth in the related
Co-Lender Agreement or in the series 2005-C3 pooling and servicing agreement, as applicable, then the existence of such Servicing Transfer Event with respect to the related Subordinate Non-Trust Loan or with respect to the Non-Pooled
Component of the related mortgage loan in the trust and any related Subordinate
Non-Trust Loan, as applicable, will not, in and of itself, result in the existence

                                     S-169

of a Servicing Transfer Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Loan Combination
(provided that a separate Servicing Transfer Event may occur with respect thereto).

     Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

     In general, the Non-Trust Loans will be serviced and administered under the series 2005-C3 pooling and servicing agreement as if each such Non-Trust
Loan was a mortgage loan in the trust.

THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

     The Master Servicer. Wells Fargo Bank, National Association ("WFB") will act as master servicer under the series 2005-C3 pooling and servicing agreement. WFB's principal servicing offices are located at 45 Fremont Street,
2nd Floor, San Francisco, California 94105.

     WFB, a national banking association, provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. As of March 31, 2005, WFB was responsible for servicing approximately 6,998 commercial and multifamily mortgage loans, totaling approximately $53.3 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.
Wells Fargo & Company is the holding company for WFB. Wells Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding WFB and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

     The information set forth in this prospectus supplement concerning WFB has been provided by it. Neither we nor any underwriter makes any representation or warranty as to the accuracy or completeness of that information.

     The Special Servicer. J.E. Robert Company, Inc., a Virginia corporation
("JER"), will initially be appointed as special servicer of the mortgage pool.
JER is a privately owned company whose principal executive offices are located at 1650 Tysons Boulevard, Suite 1600, McLean, Virginia 22102, and its telephone number is 703-714-8000.

     JER has additional regional offices in Dallas, Texas, North Haven,
Connecticut, Los Angeles, California and Chicago, Illinois; and international offices in Paris, London, and Mexico City. The principal business of JER is real estate investment and asset management of real estate debt and equity assets. Since its founding in 1981, JER has been a large asset manager for both the private and government sectors, having managed over $30 billion in book value of real estate and real estate debt. Since its inception and through
April 30, 2005, JER has been engaged on 37 transactions covering over $19.9 billion in book value and has managed the recovery of over 1,780 loans under its special servicing capacity. JER, together with its investment clients, has also been an active investor in non-investment grade commercial mortgage-backed securities, having acquired over $1 billion of such securities. As of December
31, 2004, JER and its affiliates were managing portfolios of approximately $1.6 billion comprised of real estate loans and real estate owned assets.

     The information set forth in this prospectus supplement concerning JER has been provided by them. Neither we nor either of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee will be earned with respect to each and every mortgage loan in the trust and each Non-Trust Mortgage Loan, including each such mortgage loan--

     o   that is being specially serviced;

     o   as to which the corresponding mortgaged real property has become an REO
         Property; or

     o   that has been defeased.

     In the case of each mortgage loan in the trust, the master servicing fee will--

     o   be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

                                     S-170

     o   accrue at the related master servicing fee rate,

     o   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

     o   be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

     Notwithstanding the foregoing, in the case of the Non-Pooled Component of a Split Mortgage Loan, the master servicing fee will be calculated on an
Actual/360 Basis.

     The master servicing fee rate with respect to the underlying mortgage loans, under the series 2005-C3 pooling and servicing agreement, will vary on a loan-by-loan basis and ranges from 0.020% per annum to 0.110% per annum. The weighted average master servicing fee rate for the mortgage pool (exclusive of the respective Non-Pooled Components of the Split Mortgage Loans) was 0.030%
per annum as of the cut-off date. That master servicing fee rate includes any sub-servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer.

     Additional Master Servicing Compensation. As additional master servicing compensation, subject to the discussion under "--Servicing and Other
Compensation and Payment of Expenses--Prepayment Interest Shortfalls" below, the master servicer will be entitled to receive any and all Prepayment Interest
Excesses collected with respect to the entire mortgage pool.

     In addition, the master servicer will generally be authorized to -- and, in limited cases, must -- invest or direct the investment of funds held in its custodial account, and in any and all escrow and/or reserve accounts maintained by the master servicer, in Permitted Investments. See "--Custodial Account"
below. In general, subject to the discussion under "--Servicing and Other
Compensation and Payment of Expenses--Prepayment Interest Shortfalls" below, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     All modification fees, assumption fees, assumption application fees, defeasance fees, extension fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series
2005-C3 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected with respect to any underlying mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2005-C3 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

     o   to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

     o   to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust Fund
         Expense, or

     o   to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool (other than late payment charges and Default Interest collected with respect to the subject mortgage loan) and that were not previously reimbursed in accordance with this bullet.

     Some or all of the items referred to in the prior paragraph (exclusive of
Default Interest and late payment charges) that are collected in respect of the
Non-Trust Loans may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series
2005-C3 pooling and servicing agreement.

     Prepayment Interest Shortfalls. The series 2005-C3 pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially

                                     S-171

serviced mortgage loans in the mortgage pool during any collection period, the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

     o   the total amount of those Prepayment Interest Shortfalls, and

     o   the sum of the following components of the master servicer's total servicing compensation for that same collection period--

         1.     all Prepayment Interest Excesses, if any, collected with respect to the entire mortgage pool during that collection period,

         2.     with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.01% per annum, and

         3.     with respect to each and every mortgage loan in the trust with an unpaid principal balance over $40 million, as to which
                voluntary principal prepayments and/or Liquidation Proceeds were received during that collection period, any and all investment income earned on those collections while on deposit in the master servicer's custodial account.

     No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls.

     Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2005-C3 certificates on that distribution date as described under "Description of the Offered
Certificates--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls is less than the total of all the
Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate
Prepayment Interest Shortfall will be allocated to or among one or more of the respective interest-bearing classes of the series 2005-C3 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of
Interest" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool and the Non-Trust Loans will be--

     o   the special servicing fee,

     o   the workout fee, and

     o   the liquidation fee.

     The Special Servicing Fee. The special servicing fee will be earned with respect to each underlying mortgage loan and each Non-Trust Loan--

     o   that is being specially serviced, or

     o   as to which the corresponding mortgaged real property has become an REO
         Property.

     In the case of each underlying mortgage loan that satisfies the criteria described in the prior paragraph, the special servicing fee will--

     o   be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o   accrue at a special servicing fee rate of 0.25% per annum.

     o   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

     o   generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

     Special servicing fees earned with respect to a Subordinate Non-Trust Loan may be paid out of collections on the entire subject Loan Combination.

                                     S-172

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan and each
Non-Trust Loan that is a worked-out mortgage loan. The workout fee will generally be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of--

     o   interest, other than Default Interest,

     o   principal, and

     o   prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked-out mortgage loan; provided that any workout fees in respect of a Loan Combination will generally be payable out of and based on collections on the entire such
Loan Combination.

     The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer
Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or replaced (other than for cause)
or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan serviced under the series 2005-C3 pooling and servicing agreement that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2005-C3 certificateholders.

     The Liquidation Fee. Except as described in the next paragraph, the special servicer will be entitled to receive a liquidation fee with respect to:
(a) any specially serviced mortgage loan for which it obtains a full, partial or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or REO Property as to which it receives any Liquidation Proceeds.
As to each such specially serviced mortgage loan and REO Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest; provided that any liquidation fees in respect of a Loan Combination will generally be payable out of and based on collections on the entire such Loan Combination.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

     o   a specially serviced mortgage loan that becomes a worked-out mortgage loan (unless it again becomes a specially serviced mortgage loan);

     o   the repurchase of any mortgage loan in the trust by us or the UBS
         Mortgage Loan Seller, due to a breach of representation or warranty or for missing mortgage loan documentation, prior to the expiration of a specified period of time set forth in the series 2005-C3 pooling and servicing agreement, as described under "Description of the Mortgage
         Pool--Cures and Repurchases" in this prospectus supplement;

     o   the purchase of any specially serviced mortgage loan out of the trust by any holder of the fair value purchase option, as described under
         "--Fair Value Option" below;

     o   the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement, unless the liquidation fee is payable and is actually paid pursuant to such intercreditor agreement;

     o   the purchase of all of the mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder(s) of the series 2005-C3 controlling class or the master servicer in connection with the termination of the trust, as described under "Description of the Offered Certificates--Termination"
         in this prospectus supplement;

     o   the purchase of the 200 Park Avenue Mortgage Loan or the Courtyard by
         Marriott Portfolio Mortgage Loan by the Class ML Directing
         Certificateholder or the Class CBM Directing Certificateholder, as the
         case may be, as described under "--The Series 2005-C3 Controlling Class
         Representative, the Directing Certificateholders and the Non-Trust Loan
         Noteholders" in this prospectus supplement, unless (a) such purchase occurs more than 60 days after the purchase right arose, and (b) the liquidation fee is actually paid;

                                     S-173

     o   the purchase of an underlying mortgage loan that is part of a Loan
         Combination by any related Non-Trust Loan Noteholder or its designee in accordance with the related Co-Lender Agreement, unless (a) such purchase occurs more than 60 days after the purchase right arose, and
         (b) the liquidation fee is actually paid; or

     o   the receipt or application of loss of value payments, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2005-C3 certificateholders.

     Additional Special Servicing Compensation. As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See
"--REO Properties" below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

     All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series
2005-C3 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected with respect to any underlying mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2005-C3 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

     o   to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

     o   to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust Fund
         Expense, or

     o   to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool (other than late payment charges and Default Interest collected with respect to the subject mortgage loan) and that were not previously reimbursed in accordance with this bullet.

     Some or all of the items referred to in the prior paragraph (exclusive of
Default Interest and late payment charges) that are collected in respect of the
Non-Trust Loans may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series
2005-C3 pooling and servicing agreement.

     Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2005-C3 pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the series 2005-C3 pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred or to be incurred, as the case may be, by the master servicer, the special servicer, the trustee or the fiscal agent in connection with the servicing of a mortgage loan under the series 2005-C3 pooling and servicing agreement, if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and
Liquidation Proceeds, in connection with the related mortgage loan or REO
Property.

     The special servicer may request that the master servicer make servicing advances with respect to a specially serviced mortgage loan or REO Property under the series 2005-C3 pooling and servicing agreement, in lieu of the special servicer's making that advance itself. The special servicer must make the request a specified number of days in advance of when the

                                     S-174

servicing advance is required to be made under the series 2005-C3 pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests that the master servicer make, regardless of whether or not the master servicer actually makes that advance.

     If the master servicer or the special servicer is required under the series 2005-C3 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

     o   if it has actual knowledge of the failure, to give the master servicer or the special servicer, as applicable, notice of its failure; and

     o   if the failure continues for three more business days, to make the servicing advance.

     The series 2005-C3 pooling and servicing agreement will obligate the fiscal agent to make any servicing advances that the trustee was obligated, but failed, to make.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer (with regard to advances by parties other than the special servicer on specially serviced mortgage loans or REO Properties), would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. If the master servicer, the special servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines (or, with regard to advances by parties other than the special servicer on specially serviced mortgage loans or REO Properties, that the special servicer subsequently determines) is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's custodial account from time to time. See "Description of the
Certificates--Advances" in the accompanying prospectus and "--Custodial
Account" below.

     Notwithstanding the foregoing, upon a determination that a previously made servicing advance is not recoverable from expected collections on the related mortgage loan or REO Property in the trust, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable servicing advance over a period of time (not to exceed 12 months without the consent of the series 2005-C3 controlling class representative), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable servicing advance over time, or not to do so, benefits some classes of series 2005-C3 certificateholders to the detriment of other classes of series 2005-C3 certificateholders will not constitute a violation of the
Servicing Standard by the master servicer or the special servicer or a breach of the terms of the series 2005-C3 pooling and servicing agreement by any party thereto or a violation of any fiduciary duty owed by any party thereto to the series 2005-C3 certificateholders.

     If the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any servicing advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2005-C3 principal balance certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2005-C3 certificates), thereby reducing the payments of principal on the series 2005-C3 principal balance certificates. As a result, the Total Principal Payment Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer's custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged real

                                     S-175

properties securing an underlying mortgage loan serviced under the series
2005-C3 pooling and servicing agreement. In addition, the series 2005-C3 pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or
REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2005-C3 certificateholders (or, if the subject specially serviced asset is a Loan Combination or any related REO Property, the best interests of the series 2005-C3 certificateholders and the related
Non-Trust Loan Noteholder(s)), as a collective whole.

     The master servicer, the special servicer, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by them.
The interest will accrue on the amount of each servicing advance, and compound annually, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The
Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will generally be payable--

     o   first, out of Default Interest and late payment charges on deposit in the master servicer's collection account that were collected on the related underlying mortgage loan in the collection period in which that servicing advance was reimbursed, and

     o   then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

THE SERIES 2005-C3 CONTROLLING CLASS REPRESENTATIVE, THE DIRECTING
CERTIFICATEHOLDERS AND THE NON-TRUST LOAN NOTEHOLDERS

     Series 2005-C3 Controlling Class. As of any date of determination, the controlling class of series 2005-C3 certificateholders will be the holders of the most subordinate class of series 2005-C3 principal balance certificates then outstanding (based on the payment priority described under "Description of the Offered Certificates--Priority of Payments" in this prospectus supplement), other than the Loan-Specific Principal Balance Certificates, that has a total principal balance that is at least equal to 25% of that class's original total principal balance. However, if no class of series 2005-C3 principal balance certificates, other than the Loan-Specific Principal Balance Certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2005-C3 certificateholders will be the holders of the most subordinate class of series 2005-C3 principal balance certificates then outstanding (based on the payment priority described under "Description of the
Offered Certificates--Priority of Payments" in this prospectus supplement), other than the Loan-Specific Principal Balance Certificates, that has a total principal balance greater than zero. The class A-1, A-2, A-3, A-AB and A-4 certificates will be treated as one class for purposes of determining, and exercising the rights of, the controlling class of series 2005-C3 certificates.
For clarification, the controlling class of series 2005-C3 certificateholders will in no event be the holders of the class R-I, R-II or R-III certificates, which do not have principal balances

     Selection of the Series 2005-C3 Controlling Class Representative. The
series 2005-C3 pooling and servicing agreement permits the holder or holders of series 2005-C3 certificates representing a majority of the voting rights allocated to the series 2005-C3 controlling class to select a representative with the rights and powers described below in this "--The Series 2005-C3
Controlling Class Representative, the Directing Certificateholders and the
Non-Trust Loan Noteholders" section and elsewhere in this prospectus supplement. In addition, if the series 2005-C3 controlling class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the voting rights allocated to the series 2005-C3 controlling class will be entitled to directly select a controlling class representative.
Notwithstanding the foregoing, until a series 2005-C3 controlling class representative is so selected in accordance with the preceding two sentences, or after receipt of a notice from the holders (or, if applicable, the beneficial owners) of series 2005-C3 certificates representing a majority of the voting rights allocated to the series 2005-C3 controlling class that a series 2005-C3 controlling class representative is no longer designated, any party identified to the trustee as beneficially owning more than 50% of the aggregate principal balance of the series 2005-C3 controlling class certificates will be the series 2005-C3 controlling class representative.

     If the series 2005-C3 controlling class of certificates is held in book-entry form, then costs incurred in determining the identity of the series
2005-C3 controlling class representative may be an expense of the trust.

     Designation of the Loan Combination Controlling Parties. The Co-Lender
Agreement for each Loan Combination provides for, or allows for, one or more particular holders of the mortgage loans comprising that Loan Combination or its

                                     S-176

or their designee or designees (as to that Loan Combination, the "Loan
Combination Controlling Party") to provide advice and direction to the master servicer and/or the special servicer with respect to various servicing actions regarding that Loan Combination, including as described below in this "--The
Series 2005-C3 Controlling Class Representative, the Directing
Certificateholders and the Non-Trust Loan Noteholders" section. The manner of the determination of the Loan Combination Controlling Party for each Loan
Combination is described under the subheading "--Co-Lender Agreement--Consent
Rights" relating to such Loan Combination that appears under "Description of the Mortgage Pool--Loan Combinations" in this prospectus supplement.

     Rights and Powers of the Series 2005-C3 Controlling Class Representative,
the Directing Certificateholders and the Non-Trust Loan Noteholders. The
special servicer will, in general, not be permitted to take, or consent to the master servicer's taking, any of the following actions under the series 2005-C3 pooling and servicing agreement with respect to the mortgage pool (exclusive of each underlying mortgage loan that is part of a Loan Combination), as to which action the series 2005-C3 controlling class representative has objected in writing within 10 business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action--

     o   any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

     o   any modification, extension, amendment or waiver of a monetary term
         (including the timing of payments, but excluding the waiver of Default
         Interest and late charges) or any material non-monetary term (including any material term relating to insurance) of a specially serviced mortgage loan in the trust;

     o   any proposed sale of an REO Property in the trust, other than in connection with the termination of the trust as described under
         "Description of the Offered Certificates--Termination" in this prospectus supplement, for less than an amount approximately equal to the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest) thereon, plus any related unreimbursed servicing advances thereon, plus such other items set forth in the 2005-C3 pooling and servicing agreement;

     o   any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

     o   any determination to bring an REO Property, or the mortgaged real property securing a specially serviced mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

     o   any release of collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of, or upon satisfaction of, that mortgage loan;

     o   any acceptance of substitute or additional collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of that mortgage loan;

     o   any waiver of a due-on-sale or due-on-encumbrance clause with respect to an underlying mortgage loan;

     o   any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan; and

     o   any other actions as may be specified in the series 2005-C3 pooling and servicing agreement;

provided that, if the special servicer determines that failure to take such action would violate the Servicing Standard, then the special servicer may take
(or, if and to the extent applicable, consent to the master servicer's taking)
any such action without waiting for the series 2005-C3 controlling class representative's response.

     Similarly, neither the special servicer nor the master servicer (to the extent the master servicer is permitted to take such action under the series
2005-C3 pooling and servicing agreement) will be permitted to take (or, in case of the special servicer, if and when appropriate, to consent to the master servicer's taking) any of the following actions (or, subject to the related
Co-Lender Agreement, some subset of the following actions) under the series
2005-C3 pooling and servicing agreement with respect to a Loan Combination, as to which action the related Loan Combination Controlling Party has objected within 10 business days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto:

     o   any proposed foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the related mortgaged real property and the other collateral securing the subject Loan Combination if it comes into and continues in default;

                                     S-177

     o   any modification, extension, amendment or waiver of a monetary term
         (including the timing of payments) or any material non-monetary term
         (including a material term relating to insurance) of a mortgage loan that is part of the subject Loan Combination;

     o   any proposed sale of a related REO Property;

     o   any acceptance of a discounted payoff of a mortgage loan that is part of the subject Loan Combination;

     o   any determination to bring the related mortgaged real property
         (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged real property;

     o   any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the related loan documents, in each case if lender's approval is required by the related loan documents;

     o   any adoption or approval of a plan in bankruptcy of the related borrower;

     o   any release of collateral for the subject Loan Combination (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the subject Loan Combination;

     o   any acceptance of substitute or additional collateral for the subject
         Loan Combination, other than in accordance with the terms thereof;

     o   any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the subject Loan Combination;

     o   any acceptance of an assumption agreement releasing the related borrower from liability under the subject Loan Combination;

     o   any approval of a material capital expenditure, if lender's approval is required by the related loan documents;

     o   any replacement of the property manager, if lender's approval is required by the related loan documents;

     o   any approval of the transfer of the related mortgaged real property or interests in the related borrower or the incurrence of additional indebtedness secured by the related mortgaged real property, if lender's approval is required by the related loan documents; and

     o   any modification to a ground lease or certain designated space leases;

provided that, if the special servicer or the master servicer, as applicable, determines that immediate action is necessary to protect the interests of the series 2005-C3 certificateholders and the related Non-Trust Loan Noteholder(s), as a collective whole, then the special servicer or the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2005-C3 pooling and servicing agreement), as applicable, may take (or, in the case of the special servicer, if and to the extent applicable, consent to the master servicer's taking) any such action without waiting for the related Loan Combination Controlling Party's response.

     In addition, the series 2005-C3 controlling class representative may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of any specially serviced mortgage loans and REO Properties in the trust fund (other than any such mortgage loans that are part of, and any such REO Properties that relate to, a
Loan Combination) that the series 2005-C3 controlling class representative may consider advisable or as to which provision is otherwise made in the series
2005-C3 pooling and servicing agreement. Similarly, in general, the related
Loan Combination Controlling Party may direct the special servicer and/or the master servicer -- or, in the case of the 101 Avenue of the Americas Loan
Combination, just the special servicer -- to take, or refrain from taking, any actions with respect to a Loan Combination that such Loan Combination
Controlling Party may consider consistent -- or, in the case of the 101 Avenue of the Americas Loan Combination, not inconsistent -- with the related
Co-Lender Agreement or as to which provision is otherwise made in the related
Co-Lender Agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2005-C3 controlling class representative or by the Loan
Combination Controlling Party for any Loan Combination, as contemplated by any of the foregoing paragraphs in this "--The Series 2005-C3 Controlling Class
Representative, the Directing Certificateholders and the Non-Trust Loan
Noteholders--Rights and Powers of the Series 2005-C3 Controlling Class
Representative, the Directing

                                     S-178

Certificateholders and the Non-Trust Loan Noteholders" subsection, may require or cause the special servicer or master servicer, as applicable, to violate (a)
any other provision of the series 2005-C3 pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus, including the obligation of that servicer to act in accordance with the
Servicing Standard, (b) the related mortgage loan documents, including any applicable co-lender and/or intercreditor agreements, or (c) applicable law, including the REMIC provisions of the Internal Revenue Code; and that servicer is to ignore any such advice, direction or objection that would cause such a violation.

     Furthermore, the special servicer will not be obligated to seek approval from the series 2005-C3 controlling class representative or, in the case of a
Loan Combination, from the related Loan Combination Controlling Party for any actions to be taken by the special servicer with respect to the workout or liquidation of any particular specially serviced mortgage loan in the trust fund or any Loan Combination that is being specially serviced if--

     o   the special servicer has, as described above, notified the series
         2005-C3 controlling class representative -- or, in the case of a Loan
         Combination, the related Loan Combination Controlling Party -- in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan or that Loan Combination, and

     o   for 60 days following the first of those notices, the series 2005-C3 controlling class representative -- or, in the case of a Loan
         Combination, the related Loan Combination Controlling Party -- has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

     The Loan Combination Controlling Party for each Loan Combination is identified under "Description of the Mortgage Pool--Loan Combinations" in this prospectus supplement. In general, the Loan Combination Controlling Party for a
Loan Combination will be the related Subordinate Non-Trust Loan Noteholder or, if the Loan Combination does not include a Subordinate Non-Trust Loan or if the applicable change of control trigger event described under "Description of the
Mortgage Pool--Loan Combinations" in this prospectus supplement has occurred and is continuing, then it will be the series 2005-C3 controlling class representative as the designee of the trust as holder of the underlying mortgage loan included in the subject Loan Combination. However, notwithstanding the foregoing--

     o   if and for so long as the total unpaid principal balance of the Class
         ML Principal Balance Certificates, net of any Appraisal Reduction
         Amount with respect to the 200 Park Avenue Mortgage Loan that is allocable (as described under "Description of the Offered
         Certificates--Advances of Delinquent Monthly Debt Service Payments" in
         this prospectus supplement) to the 200 Park Avenue Non-Pooled
         Component, is equal to or greater than 27.5% of the total original principal balance of the Class ML Principal Balance Certificates, then the series 2005-C3 controlling class representative will not be entitled to exercise any of the rights and powers of Loan Combination
         Controlling Party with respect to the 200 Park Avenue Loan Combination and, instead, the Class ML Directing Certificateholder will generally be entitled to exercise some or all of those rights and powers with respect to the 200 Park Avenue Loan Combination; and

     o   if and for so long as the Courtyard by Marriott Portfolio Subordinate
         Non-Trust Noteholder is not then the Loan Combination Controlling Party as set forth under "Description of the Mortgage Pool--Loan
         Combinations--The Courtyard by Marriott Portfolio Mortgage
         Loan--Consent Rights," and if and for so long as the total principal balance of the Class CBM Principal Balance Certificates, net of any
         Appraisal Reduction Amount with respect to the Courtyard by Marriott
         Portfolio Mortgage Loan that is allocable (as described under
         "Description of the Offered Certificates--Advances of Delinquent
         Monthly Debt Service Payments" in this prospectus supplement) to the
         Courtyard by Marriott Portfolio Non-Pooled Component, is equal to or greater than 27.5% of the total original principal balance of the Class
         CBM Principal Balance Certificates, then the series 2005-C3 controlling class representative will not be entitled to exercise any of the rights and powers of Loan Combination Controlling Party described above with respect to the Courtyard by Marriott Portfolio Loan Combination and,
         instead, the Class CBM Directing Certificateholder will generally be entitled to exercise some or all of those rights and powers with respect to the Courtyard by Marriott Portfolio Loan Combination.

     With respect to the 101 Avenue of the Americas Loan Combination, pursuant to the 101 Avenue of the Americas Co-Lender Agreement, the special servicer is required to prepare, and deliver to the 101 Avenue of the Americas Non-Trust
Noteholder, a written report (the "101 Avenue of the Americas Asset Status
Report") following a Servicing Transfer Event with respect to the 101 Avenue of the Americas Loan Combination, commencing on the second Distribution Date following such Servicing Transfer Event (but not later than 60 days following such Servicing Transfer Event) with respect to the status

                                     S-179

of the 101 Avenue of the Americas Loan Combination, including the status of any material event of default thereon, the status of any foreclosure actions or other proceedings undertaken with respect thereto, any proposed workouts with respect thereto and the status of any negotiations with respect to those workouts, an assessment of the likelihood of additional events of default and a summary of any proposed actions and an analysis of whether or not taking any such action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth the basis on which the special servicer made that determination. Further, the master servicer and/or the special servicer, as applicable, is required to consult with the 101 Avenue of the Americas Non-Trust Noteholder as to its views concerning the matters described in the 101 Avenue of the Americas Asset Status Report, as well as any of the actions as to which the approval of the related Loan Combination
Controlling Party must be sought as described above, which consultation will be nonbinding.

     In addition to the foregoing, the special servicer will be required to consult with each other Pari Passu Non-Trust Loan Noteholder or its representative, and may be required to consult with a Subordinate Non-Trust
Loan Noteholder or its representative, regarding special servicing functions affecting any of the mortgage loans in the related Loan Combination in order to ascertain that Non-Trust Loan Noteholder's views as to the proposed action
(but, except as described above, may reject any advice, objection or direction from such noteholder or representative).

     Likewise, during the time that the series 2005-C3 controlling class representative is not entitled to exercise the rights and powers of Loan
Combination Controlling Party with respect to a Loan Combination, the series
2005-C3 controlling class representative will have certain consultation rights with respect thereto. Further, during the time that the Class CBM Directing
Certificateholder is not entitled to exercise the rights and powers of Loan
Combination Controlling Party with respect to the Courtyard by Marriott
Portfolio Loan Combination, the Class CBM Directing Certificateholder will have certain consultation rights with respect thereto.

     Limitation on Liability of the Series 2005-C3 Controlling Class
Representative, the Directing Certificateholders and the Non-Trust Loan
Noteholders. The series 2005-C3 controlling class representative will not be liable to the trust or the series 2005-C3 certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; except that the series 2005-C3 controlling class representative will not be protected against any liability to a series 2005-C3 controlling class certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2005-C3 certificateholder acknowledges and agrees, by its acceptance of its series
2005-C3 certificates, that:

     o   the series 2005-C3 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2005-C3 certificates;

     o   the series 2005-C3 controlling class representative may act solely in the interests of the holders of the series 2005-C3 controlling class;

     o   the series 2005-C3 controlling class representative does not have any duties or liability to the holders of any class of series 2005-C3 certificates other than the series 2005-C3 controlling class;

     o   the series 2005-C3 controlling class representative may take actions that favor the interests of the holders of the series 2005-C3 controlling class over the interests of the holders of one or more other classes of series 2005-C3 certificates;

     o   the series 2005-C3 controlling class representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the holders of the series 2005-C3 controlling class;
         and

     o   the series 2005-C3 controlling class representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2005-C3 controlling class, and no series 2005-C3 certificateholder may take any action whatsoever against the series
         2005-C3 controlling class representative for having so acted.

     A Non-Trust Loan Noteholder or its designee, and a Directing
Certificateholder, in connection with exercising the rights and powers of the related Loan Combination Controlling Party described under "--The Series
2005-C3 Controlling Class Representative, the Directing Certificateholders and
the Non-Trust Loan Noteholders--Rights and Powers of the Series 2005-C3
Controlling Class Representative, the Directing Certificateholders and the
Non-Trust Loan Noteholders" above with respect to a Loan Combination, will each be entitled to substantially the same limitations on liability to which the series 2005-C3 controlling class representative is entitled.

      Additional Rights of the Non-Trust Loan Noteholders; Right to Purchase
and Right to Cure Defaults.

     Right to Purchase. With respect to each Loan Combination (other than the
101 Avenue of the Americas Loan Combination), if and for so long as the subject
Loan Combination is specially serviced and, further, upon any monthly debt

                                     S-180

service payment with respect to that Loan Combination becoming at least 60 days delinquent, then one or more related Non-Trust Loan Noteholders will have an assignable right to purchase the related underlying mortgage loan, as further described under "Description of the Mortgage Pool--Loan Combinations--The 200
Park Avenue Mortgage Loan--Co-Lender Agreement--Purchase Option," "--Loan
Combinations--The Courtyard by Marriott Portfolio Mortgage Loan--Co-Lender
Agreement--Purchase Option" and "--Loan Combinations--The A/B Loan
Combinations--Co-Lender Agreement--Purchase Option," respectively, in this prospectus supplement.

     Right to Cure Defaults. With respect to the 200 Park Avenue Mortgage Loan, the 900 North Michigan Avenue Mortgage Loan and the Courtyard by Marriott
Portfolio Mortgage Loan, one or more related Non-Trust Loan Noteholders have an assignable right to cure certain events of default with respect to the underlying mortgage loan in that Loan Combination, as further described under
"Description of the Mortgage Pool--Loan Combinations--The 200 Park Avenue
Mortgage Loan--Co-Lender Agreement--Cure Rights," "--Loan Combinations--The
Courtyard by Marriott Portfolio Mortgage Loan--Co-Lender Agreement--Cure
Rights" and "--Loan Combinations--The A/B Loan Combinations--Co-Lender
Agreement--Cure Rights," respectively, in this prospectus supplement.

      Additional Rights of the Directing Certificateholders; Right to Purchase
and Right to Cure Defaults.

     Right to Purchase. The Class ML Directing Certificateholder, with respect to the 200 Park Avenue Mortgage Loan, and the Class CBM Directing
Certificateholder, with respect to the Courtyard by Marriott Portfolio Mortgage
Loan, will have the right, if and for so long as the subject Loan Combination is specially serviced and, further, upon any monthly debt service payment with respect to that Loan Combination becoming at least 60 days delinquent, to purchase the subject underlying mortgage loan in whole, but not in part
(together with the related Pari Passu Non-Trust Loans), at an aggregate purchase price generally equal to the unpaid principal balance of the underlying mortgage loan and the Pari Passu Non-Trust Loans, together with all accrued unpaid interest on those loans (other than Default Interest) at the respective related mortgage interest rate(s) and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2005-C3 pooling and servicing agreement pursuant thereto or under the related Co-Lender Agreement.

     Right to Cure Defaults. The Class ML Directing Certificateholder has the
right, with respect to the 200 Park Avenue Mortgage Loan, and the Class CBM
Directing Certificateholder has the assignable right, with respect to the
Courtyard by Marriott Portfolio Mortgage Loan, in each case as the designee under the series 2005-C3 pooling and servicing agreement of the trust as holder of the Non-Pooled Component of the subject underlying mortgage loan, to cure certain events of default with respect to the underlying mortgage loan, as further described under "Description of the Mortgage Pool--Loan
Combinations--The 200 Park Avenue Mortgage Loan--Co-Lender Agreement--Cure
Rights" and "--Loan Combinations--The Courtyard by Marriott Portfolio Mortgage
Loan--Co-Lender Agreement--Cure Rights," respectively, in this prospectus supplement.

REPLACEMENT OF THE SPECIAL SERVICER

     Subject to the discussion below in this "--Replacement of the Special
Servicer" section, series 2005-C3 certificateholders entitled to a majority of the voting rights allocated to the series 2005-C3 controlling class may--

     o   terminate an existing special servicer with or without cause, and

     o   appoint a successor to any special servicer that has resigned or been terminated.

     Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1.  written confirmation from each of S&P and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to any class of the series 2005-C3 certificates,

     2.  written confirmation from each applicable rating agency that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to any class of securities backed by a Pari Passu Non-Trust Loan, and

     3.  the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2005-C3 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2005-C3 pooling and servicing agreement against the proposed special servicer.

                                     S-181

     In connection with the foregoing right of the series 2005-C3 certificateholders entitled to a majority of the voting rights allocated to the series 2005-C3 controlling class to replace the special servicer, those series
2005-C3 certificateholders may be required to consult with one or more of the related Non-Trust Loan Noteholders with respect to each Loan Combination prior to appointing a replacement special servicer; provided that those series
2005-C3 certificateholders may, in their sole discretion, reject any advice provided by any such Non-Trust Loan Noteholder.

     If the controlling class of series 2005-C3 certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the voting rights allocated to the series 2005-C3 controlling class will be entitled to directly replace an existing special servicer and appoint a successor, in the manner described above.

     Any costs and expenses incurred in connection with the removal of a special servicer (without cause) that are not paid by the replacement special servicer will be payable by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2005-C3 controlling class.

     With respect to each of the 200 Park Avenue Loan Combination, the 900
North Michigan Avenue Loan Combination and the Courtyard by Marriott Portfolio
Loan Combination, if and for so long as any related Subordinate Non-Trust Loan
Noteholder or Directing Certificateholder is the related Loan Combination
Controlling Party, then:

o    the related Loan Combination Controlling Party may terminate an existing special servicer with respect to, but solely with respect to, the subject
     Loan Combination, with or without cause, and appoint a successor to any special servicer with respect to, but solely with respect to, the subject
     Loan Combination that has resigned or been terminated, subject to receipt by the trustee of the items described in clauses (1), (2) (if applicable)
     and (3) of the second paragraph under this "--Replacement of the Special
     Servicer" section; and

o    The majority holders of the series 2005-C2 controlling class certificates cannot terminate a special servicer appointed by the related Loan
     Combination Controlling Party with respect to the subject Loan Combination, without cause.

     If the special servicer for any Loan Combination is different from the special servicer for the rest of the mortgage loans serviced under the series
2005-C2 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this prospectus supplement and the accompanying prospectus are intended to mean the applicable special servicer or all special servicers together, as appropriate in light of the circumstances.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Subject to the discussion under "--The Series 2005-C3 Controlling Class
Representative, the Directing Certificateholders and the Non-Trust Loan
Noteholders" above, the special servicer, in accordance with the series 2005-C3 pooling and servicing agreement, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any underlying mortgage loan may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan.
However, subject to the related loan documents and applicable law, the special servicer may not waive its rights or grant its consent under any such due-on-sale or due-on-encumbrance clause, unless either (a) written confirmation has been received from each of S&P and Moody's (and, if applicable, Fitch) that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of series 2005-C3 certificates and, if a securitized Pari
Passu Non-Trust Loan is involved, any class of securities backed by that Pari
Passu Non-Trust Loan, or (b) such confirmation of ratings is not necessary because of the satisfaction of such criteria, including the size of the subject mortgage loan being below any minimum threshold, as may be established by those rating agencies and set forth in the series 2005-C3 pooling and servicing agreement.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     In general, except as described below and in certain other limited matters, the master servicer will not be permitted to agree to waive, modify or amend any term of any mortgage loan in the trust. The special servicer, subject to the limitations described below in this "--Modifications, Waivers,
Amendments and Consents" section, will generally be responsible for any material waivers, modifications or amendments of any mortgage loan documents.

     With respect to any mortgage loan in the trust that is not specially serviced, the master servicer may, generally without receiving prior confirmation from any applicable rating agency or the consent of the special servicer or the series 2005-C3 controlling class representative--

                                     S-182

     o   consent to subordination of the lien of the subject mortgage loan to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, provided that the master servicer has determined in accordance with the Servicing Standard that such easement or right-of-way will not materially interfere with the then-current use of the related mortgaged real property, the security intended to be provided by the related mortgage instrument or the related borrower's ability to repay the subject mortgage loan, or materially or adversely affect the value of the related mortgaged real property;

     o   grant waivers of minor covenant defaults (other than financial covenants) including late financial statements;

     o   grant releases of non-material parcels of a property (provided that, if the related loan documents expressly require the mortgagee thereunder to grant the release upon the satisfaction of certain conditions, then the release is to be made as required by the related loan documents);

     o   approve routine leasing activity with respect to (a) leases (other than ground leases) for less than 5,000 square feet, provided that no subordination, non-disturbance and attornment agreement exists with respect to the subject lease, or (b) leases (other than ground leases)
         of more than 5,000 square feet and less than 10,000 square feet, provided that (i) no subordination, non-disturbance and attornment agreement exists with respect to the subject lease and (ii) the subject lease is not more than 20% of the related mortgaged real property;

     o   approve or consent to grants of easements and rights-of-way that do not materially affect the use or value of the related mortgaged real property or the related borrower's ability to make any payments with respect to the subject mortgage loan; and

     o   grant other non-material waivers, consents, modifications or amendments;

provided that (1) any such modification, waiver or amendment would not in any way affect a payment term of the related mortgage loan (other than, in the case of a non-specially serviced mortgage loan, a waiver of payment of Default
Interest or a late payment charge), (2) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard, (3) agreeing to such modification, waiver or amendment will not violate the terms, provisions or limitations of the series 2005-C3 pooling and servicing agreement and (4)
the master servicer will not grant or enter into any subordination, non-disturbance and attornment agreements (or waivers, consents, approvals, amendments or modifications in connection therewith) without the prior written consent of the special servicer. Furthermore, the master servicer may not agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC or grantor trust created under the series
2005-C3 pooling and servicing agreement to fail to qualify as such under the
Internal Revenue Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup day under the REMIC provisions of the Internal Revenue Code.

     Furthermore, none of the trustee, the master servicer or the special servicer, as applicable, may give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if the related mortgaged real property is hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any mortgaged real property that secures a Loan Combination that includes a securitized Pari Passu Non-Trust Loan, or a mortgage loan in the trust with an unpaid principal balance that is at least equal to the lesser of
$20,000,000 and 2% of the then aggregate principal balance of the mortgage pool, unless: (1) the mortgagee is not given discretion under the terms of the related mortgage loan to withhold its consent; or (2) it has received prior written confirmation from each of S&P and Moody's (and, if applicable, Fitch)
that such action will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of the series 2005-C3 certificates or any securities backed by that Pari Passu
Non-Trust Loan, if applicable.

     The series 2005-C3 pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term of any mortgage loan serviced thereunder if that modification, extension, waiver or amendment:

     o   is consistent with the Servicing Standard, and

     o   except under the circumstances described below or as otherwise described under "--Enforcement of Due-on-Sale and Due-on-Encumbrance
         Provisions" above and/or "--Maintenance of Insurance" below, will not--

         1.     affect the amount or timing of any scheduled payments of
                principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default
                Interest and, with some limitations, other amounts constituting additional servicing compensation, payable under the mortgage loan,

                                     S-183

         2.     affect the obligation of the related borrower to pay a
                prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period,

         3.     except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

         4.     in the special servicer's judgment, materially impair the
                security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

     Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under "--The Series 2005-C3
Controlling Class Representative, the Directing Certificateholders and the
Non-Trust Loan Noteholders" above, the special servicer may--

     o   reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge,

     o   reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

     o   forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

     o   accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

     o   subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that--

         1.     the related borrower is in monetary default or material
                non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

         2.     in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2005-C3 certificateholders (or, if a Loan Combination is involved, to the series 2005-C3 certificateholders and the related Non-Trust Loan Noteholder(s)), as a collective whole, on a present value basis, and

         3.     that modification, extension, waiver or amendment does not result in a tax on "prohibited transactions" or "contributions"
                being imposed on the trust after the startup day under the REMIC provisions of the Internal Revenue Code or cause any REMIC or grantor trust created pursuant to the series 2005-C3 pooling and servicing agreement to fail to qualify as such under the
                Internal Revenue Code.

     In no event, however, will the special servicer be permitted to:

     o   extend the maturity date of a mortgage loan beyond a date that is five years prior to the last rated final distribution date;

     o   extend the maturity date of a mortgage loan for more than five years beyond its original maturity date; or

     o   if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

     Any modification, extension, waiver or amendment of the payment terms of a
Loan Combination must:

     o   be structured so as to be reasonably consistent with the allocation and payment priorities in the related loan documents and the related
         Co-Lender Agreement, such that neither the trust as holder of the subject underlying mortgage loan, on the one hand, nor any related
         Non-Trust Loan Noteholder, on the other hand, gains a priority over the other that is not reflected in the related loan documents and the related Co-Lender Agreement; and

     o   take into account, where a Split Mortgage Loan is involved, the subordinate position of the Non-Pooled Component of that Split Mortgage
         Loan relative to the Pooled Component thereof and the related Pari
         Passu Non-Trust Loans.

     Further, to the extent consistent with the Servicing Standard, if a Loan
Combination includes a Subordinate Non-Trust Loan, then, taking into account the subordinate position of that Subordinate Non-Trust Loan:

                                     S-184

     o   no waiver, reduction or deferral of any amounts due on the underlying mortgage loan in such Loan Combination will be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of that Subordinate Non-Trust Loan; and

     o   no reduction of the mortgage interest rate of the underlying mortgage loan in such Loan Combination may be effected prior to the reduction of the mortgage interest rate of that Subordinate Non-Trust Loan, to the fullest extent possible.

     The special servicer and master servicer will each be required to notify the trustee of any modification, waiver or amendment of any term of any underlying mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, waiver or amendment promptly following its execution.

REQUIRED APPRAISALS

     Within a specified number of days after the date on which any Appraisal
Trigger Event has occurred with respect to any of the underlying mortgage loans, the special servicer must obtain, and deliver to the trustee and the master servicer a copy of, an appraisal of the related mortgaged real property, from an independent appraiser meeting the qualifications imposed in the series
2005-C3 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal. Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than
$2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged real property, assuming there is more than one mortgaged real property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged real property instead of obtaining an appraisal.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan or, if applicable, the subject Loan Combination. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan and, in the case of a Loan Combination, may be relevant to the determination of the identity of the related Loan Combination Controlling Party. See "Description of
the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments"
in this prospectus supplement and "--The Series 2005-C3 Controlling Class
Representative, the Directing Certificateholders and the Non-Trust Loan
Noteholders" above. The Appraisal Reduction Amount for any mortgage loan or
Loan Combination will be determined following either--

     o   the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

     o   the receipt of a new appraisal or estimate, if one is required and obtained,

and on a monthly basis thereafter until satisfaction of the conditions described in the bullets to the next paragraph.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust, then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, a copy of which is to be delivered to the master servicer, the master servicer is to redetermine and report to the trustee and the special servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when--

     o   if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under
         "--General" above,

     o   the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

     o   no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the request of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

                                     S-185

     At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust or, if applicable, any Loan Combination, the series
2005-C3 controlling class representative -- or, in cases involving a Loan
Combination, the related Loan Combination Controlling Party (and, at any time that an Appraisal Reduction Amount exists with respect to the 200 Park Avenue
Mortgage Loan or the Courtyard by Marriott Portfolio Mortgage Loan, if it is
not the related Loan Combination Controlling Party, to the related Directing
Certificateholder) -- will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal reasonably satisfactory to the special servicer. Upon request of the series 2005-C3 controlling class representative, the related Directing
Certificateholder or the related Loan Combination Controlling Party, as the case may be, the master servicer will be required to recalculate the Appraisal
Reduction Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the trustee and the special servicer.

     Subject to the Servicing Standard, the special servicer will be permitted, but not obligated, to adjust downward (but not upward) the value of any mortgaged real property as reflected in an appraisal obtained by it. The special servicer will notify the master servicer and the trustee of any such adjustment when it delivers to them a copy of the subject appraisal.

CUSTODIAL ACCOUNT

     General. The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Payments and collections received in respect of the Non-Trust Loans will not be deposited in the custodial account.

     The funds held in the master servicer's custodial account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the series 2005-C3 pooling and servicing agreement.

     Deposits. Under the series 2005-C3 pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2005-C3 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the Issue Date, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o   all payments on account of principal on the underlying mortgage loans, including principal prepayments;

     o   all payments on account of interest on the underlying mortgage loans, including Default Interest;

     o   all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

     o   all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds
         collected on the underlying mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer's REO account;

     o   any amounts representing a reimbursement, payment and/or contribution due and owing to the Trust from any Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

     o   any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

     o   all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket or master force placed insurance policy maintained by it as described under
         "--Maintenance of Insurance" below;

     o   any amount required to be transferred from a loss of value reserve fund, any Loan Combination custodial account or the special servicer's
         REO account;

     o   any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans; and

     o   insofar as they do not constitute escrow payments, any amount paid by a borrower with respect to an underlying mortgage loan specifically to cover items for which a servicing advance has been made.

                                     S-186

     Upon its receipt of any of the amounts described in the first five bullets and the last bullet of the prior paragraph with respect to any specially serviced mortgage loan in the trust, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's custodial account.

     Notwithstanding the foregoing, amounts received on each underlying mortgage loan that is part of a Loan Combination will be deposited into a separate account maintained by the master servicer before being transferred to the master servicer's custodial account.

     Also notwithstanding the foregoing, the custodial account and each Loan
Combination-specific account may, in fact, be separate sub-accounts of the same account.

     Withdrawals. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

     1.  to remit to the trustee for deposit in the trustee's collection account described under "Description of the Offered Certificates--Collection
         Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following--

         (a)    monthly debt service payments due on a due date subsequent to the end of the related collection period,

         (b)    payments and other collections received by the relevant servicer after the end of the related collection period, and

         (c)    amounts that are payable or reimbursable from the custodial account to any person other than the series 2005-C3
                certificateholders in accordance with any of clauses 3. through
                21. below;

     2.  apply amounts held for future distribution on the series 2005-C3 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under "Description of the Offered Certificates--Advances of
         Delinquent Monthly Debt Service Payments" in this prospectus supplement;

     3.  to reimburse the fiscal agent, the trustee, itself or the special servicer, as applicable, for any unreimbursed advances made by that party under the series 2005-C3 pooling and servicing agreement, which reimbursement is to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

     4.  to pay itself earned and unpaid master servicing fees in respect of each mortgage loan in the trust, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject underlying mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account;

     5.  to pay the special servicer, out of general collections on deposit in the custodial account, earned and unpaid special servicing fees with respect to each mortgage loan in the trust, that is either--

         (a)    specially serviced mortgage loan, or

         (b)    mortgage loan as to which the related mortgaged real property has become an REO Property;

     6.  to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled with respect to any mortgage loan in the trust, which payment is to be made from the sources described under "--Servicing and Other Compensation and Payment of
         Expenses" above;

     7.  to reimburse the fiscal agent, the trustee, itself or the special servicer, as applicable, out of general collections on deposit in the custodial account, for any unreimbursed advance made by that party under the series 2005-C3 pooling and servicing agreement that has been determined not to be ultimately recoverable as described in clause 3.
         above or otherwise out of collections on the subject mortgage loan or any related REO Property;

     8.  to pay the fiscal agent, the trustee, itself or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the series 2005-C3 pooling and servicing agreement, which payment is to be made out of any Default Interest and late payment charges on deposit in the custodial account that were received, during the collection period in which the advance is reimbursed, with respect to the underlying mortgage loan as to which that advance was made;

                                     S-187

     9.  to pay unpaid expenses (other than interest on advances which is covered by clauses 8. above and 10. below, and other than special servicing fees, workout fees and liquidation fees) that were incurred with respect to any underlying mortgage loan or related REO Property and that, if paid from collections on the mortgage pool other than the late payment charges and Default Interest received with respect to that mortgage loan, would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges on deposit in the custodial account that were received with respect to the mortgage loan as to which the expense was incurred, to the extent such amounts have not been otherwise applied according to clause 8.
         above;

     10. in connection with the reimbursement of advances as described in clause
         3. or 7. above or out of the trustee's collection account, to pay the fiscal agent, the trustee, itself or the special servicer, as the case may be, out of general collections on deposit in the custodial account, any interest accrued and payable on that advance and not otherwise payable under clause 8. above;

     11. to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under "--Servicing and
         Other Compensation and Payment of Expenses--Additional Master Servicing
         Compensation" above;

     12. to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under
         "--Servicing and Other Compensation and Payment of Expenses--Additional
         Special Servicing Compensation" above;

     13. to pay, out of general collections on deposit in the custodial account, certain servicing expenses that, if advanced, would not be recoverable under clause 3. above, as discussed under "--Servicing and Other
         Compensation and Payment of Expenses--Payment of Expenses; Servicing
         Advances" above;

     14. to pay, out of general collections on deposit in the custodial account, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

     15. to pay the fiscal agent, the trustee, itself, the special servicer, us or any of their or our respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on deposit in the custodial account, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the
         Governing Documents--Matters Regarding the Master Servicer, the Special
         Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in
         the accompanying prospectus and under "Description of the Offered
         Certificates--The Fiscal Agent" in this prospectus supplement;

     16. to pay, out of general collections on deposit in the custodial account, for the cost of an independent appraiser or other expert in real estate matters retained pursuant to the series 2005-C3 pooling and servicing agreement, to the extent that such cost is not covered by a servicing advance;

     17. to pay, out of general collections on deposit in the custodial account, for the cost of certain advice of counsel and tax accountants, the fees of an independent contractor retained to manage an REO Property, the cost of various opinions of counsel, the cost of recording the series
         2005-C3 pooling and servicing agreement and the cost of the trustee's transferring mortgage files to a successor after having been terminated by series 2005-C3 certificateholders without cause, all as set forth in the series 2005-C3 pooling and servicing agreement;

     18. with respect to each mortgage loan purchased out of the trust, to pay to the purchaser all amounts received on that mortgage loan following the purchase that have been deposited in the custodial account;

     19. to make any required payments (other than normal monthly remittances)
         due under the related Co-Lender Agreement from the trust, as holder of an underlying mortgage loan that is part of a Loan Combination;

     20. to pay any other items described in this prospectus supplement as being payable from the custodial account;

     21. to withdraw amounts deposited in the custodial account in error; and

     22. to clear and terminate the custodial account upon the termination of the series 2005-C3 pooling and servicing agreement.

     The series 2005-C3 pooling and servicing agreement will prohibit the application of amounts received on a Non-Trust Loan to cover expenses payable or reimbursable out of general collections with respect to mortgage loans and
REO Properties in the trust that are not related to such Non-Trust Loan (or, in the case of a Subordinate Non-Trust Loan, to the

                                     S-188

applicable Loan Combination). Furthermore, notwithstanding anything to the contrary in this prospectus supplement, payments and other collections allocable to the Non-Pooled Component of any Split Mortgage Loan will not be available to reimburse advances or pay Additional Trust Fund Expenses with respect to any other underlying mortgage loan.

MAINTENANCE OF INSURANCE

     The series 2005-C3 pooling and servicing agreement will require the master servicer to use reasonable efforts, consistent with the Servicing Standard, to cause to be maintained for each mortgaged real property that is not an REO
Property all insurance coverage as is required under the related underlying mortgage loan. In addition, the master servicer will generally be required to cause to be maintained any such insurance that the related borrower is required
(but fails) to maintain, but only to the extent that (a) the trust has an insurable interest and (b) the subject insurance is available at a commercially reasonable rate.

     Notwithstanding the foregoing, neither the master servicer nor the special servicer, as applicable, will be required to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan, in the event that the special servicer determines that such insurance (a)
is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate.

     The related Loan Combination Controlling Party, in the case of a mortgaged real property that secures a Loan Combination, or the series 2005-C3 controlling class representative, otherwise, may request that earthquake insurance be secured for one or more mortgaged real properties by the related borrower, to the extent that (a) insurance may be obtained at a commercially reasonable price and (b) the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee's request.

     The series 2005-C3 pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located, except that in the case of insurance coverage for acts of terrorism, the special servicer may be required to obtain that insurance at rates that may not be considered commercially reasonable.

     If either the master servicer or the special servicer obtains and maintains a blanket policy or master force placed policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the series 2005-C3 pooling and servicing agreement, then, to the extent such policy--

     o   is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the series
         2005-C3 pooling and servicing agreement, and

     o   provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. That blanket policy or master force placed policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this "--Maintenance of Insurance" section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer's custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy or master force placed policy because of the deductible clause in the blanket policy or master force placed policy.

FAIR VALUE OPTION

     Any single certificateholder or group of certificateholders with a majority interest in the series 2005-C3 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, at a price generally equal to the sum of--

                                     S-189

     o   the outstanding principal balance of that mortgage loan,

     o   all accrued and unpaid interest on that mortgage loan, other than
         Default Interest,

     o   all unreimbursed servicing advances with respect to that mortgage loan,

     o   all unpaid interest accrued on advances made by the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to that mortgage loan, and

     o   any other amounts payable under the series 2005-C3 pooling and servicing agreement.

     The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

     If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described above in this "--Fair Value Option Section," then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph of this "--Fair Value
Option" section, the special servicer is required to promptly obtain an appraisal of the related mortgaged real property by an independent appraiser unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal. Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the
Servicing Standard and the discussion in the next to last paragraph of this
"--Fair Value Option" section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

     If the special servicer determines that it is willing, or another holder of the purchase option notifies the special servicer that it is willing, to purchase any specially serviced mortgage loan at a price equal to or above the fair value price, then the special servicer will notify all other holders of the purchase option that it has made or received, as the case may be, such a bid (without disclosing the amount of that bid). All other holders of the purchase option may submit competing bids within the ten business day period following such notice. At the conclusion of the above-described ten-business day period, the special servicer will be required, subject to the following sentence, to accept the highest bid received from any holder of the purchase option that is at least equal to the fair value price. If the special servicer accepts the bid of any holder of the purchase option, that holder of the purchase option will be required to purchase the subject specially serviced mortgage loan within ten business days of receipt of notice of the acceptance.

     If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from its determination of the fair value price and thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer will be required, within 45 days, to recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates.

     If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee will be required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years' experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

     Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than (a) another holder of the purchase option, (b) the related borrower, or (c) if such assignment would violate the terms of any related co-lender, intercreditor or similar agreement, any affiliate of the related borrower; and, upon such assignment, that third party will have all of the rights that had been granted to the assignor in respect of the purchase option. That assignment will only be effective after written notice, together with a copy of the executed assignment and assumption agreement, has been delivered to the trustee, the master servicer and the special servicer.

     In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have

                                     S-190

obtained in accordance with the series 2005-C3 pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged real property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling that mortgage loan to a holder of the purchase option.

     The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the special servicer has accepted a bid at the fair value price (although the purchase option will resume if the purchase is not completed within the requisite time period), (b) the subject specially serviced mortgage loan has ceased to be a specially serviced mortgage loan or is otherwise no longer in material default, (c) the related mortgaged real property has become an REO Property, (d) a final recovery determination has been made with respect to the subject specially serviced mortgage loan or (e)
the subject specially serviced mortgage loan has been removed from the trust fund. Until a bid at the fair value price is accepted, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the series 2005-C3 pooling and servicing agreement and the Servicing Standard.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on an underlying mortgage loan or Loan Combination has occurred, then, subject to the discussion under "--The Series 2005-C3
Controlling Class Representative, the Directing Certificateholders and the
Non-Trust Loan Noteholders" above and applicable law, the special servicer may, on behalf of the trust and, if applicable, the related Non-Trust Loan
Noteholder(s), take any of the following actions:

     o   institute foreclosure proceedings;

     o   exercise any power of sale contained in the related mortgage instrument;

     o   obtain a deed in lieu of foreclosure; or

     o   otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     Notwithstanding the foregoing, the special servicer may not, on behalf of the trust and, if applicable, the related Non-Trust Loan Noteholder(s), obtain title to a mortgaged real property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged real property, if, as a result of that action, the trustee, on behalf of the series
2005-C3 certificateholders and, if applicable, the related Non-Trust Loan
Noteholder(s), could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged real property within the meaning of CERCLA or any comparable law, unless:

     o   the special servicer has previously determined in accordance with the
         Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged real property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     o   in the event that the determination described in the preceding bullet cannot be made, the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2005-C3 certificateholders and, if the subject mortgaged real property secures a Loan Combination, the affected Non-Trust Loan
         Noteholder(s), as a collective whole, on a present value basis, to acquire title to or possession of the mortgaged real property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet.

     See, however, "--The Series 2005-C3 Controlling Class Representative, the
Directing Certificateholders and the Non-Trust Loan Noteholders--Rights and
Powers of the Series 2005-C3 Controlling Class Representative, the Directing
Certificateholders and the Non-Trust Loan Noteholders" above.

     The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans" section will generally be payable directly out of the master servicer's custodial account.

                                     S-191

     If neither of the conditions relating to environmental matters set forth in the two bullets of the second paragraph of this "--Realization Upon
Defaulted Mortgage Loans" section has been satisfied with respect to any mortgaged real property securing a defaulted mortgage loan serviced under the series 2005-C3 pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the subject mortgaged real property. In connection with the foregoing, the special servicer may, on behalf of the trust and, if applicable, the related Non-Trust Loan Noteholder(s), but subject to the discussion under "--The Series 2005-C3 Controlling Class Representative,
the Directing Certificateholders and the Non-Trust Loan Noteholders--Rights and
Powers of the Series 2005-C3 Controlling Class Representative, the Directing
Certificateholders and the Non-Trust Loan Noteholders" above, release all or a portion of the subject mortgaged real property from the lien of the related mortgage.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on that mortgage loan and reimbursable expenses incurred by the special servicer, the master servicer and/or any other applicable party in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of those Liquidation Proceeds to the series 2005-C3 certificateholders, for--

     o   any and all amounts that represent unpaid servicing compensation with respect to the subject mortgage loan,

     o   any unreimbursed servicing expenses incurred with respect to the subject mortgage loan, and

     o   any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan.

     In addition, amounts otherwise payable on the series 2005-C3 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust and, if applicable, the related Non-Trust Loan
Noteholder(s), then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     o   the IRS grants an extension of time to sell the property, or

     o   the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series 2005-C3 pooling and servicing agreement to fail to qualify as such under the
         Internal Revenue Code.

     Regardless of whether the special servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, the special servicer must act in accordance with the
Servicing Standard and the terms and conditions of the Pooling and Servicing
Agreement to liquidate the property. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property; provided that the special servicer may not be obligated to accept the highest cash bid for the subject REO Property if, subject to the discussion under "--The Series
2005-C3 Controlling Class Representative, the Directing Certificateholders and
the Non-Trust Loan Noteholders" above, the special servicer determines, in accordance with the Servicing Standard, that acceptance of a lower cash bid would be in the best interests of the series 2005-C3 certificateholders (and, if the subject REO Property relates to a Loan Combination, the related
Non-Trust Loan Noteholder(s)), as a collective whole. Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

     The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO
Property.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

     o   maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

                                     S-192

     o   would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the special servicer's ability to sell the REO Property promptly at a fair price.

     The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of--

     o   a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code, or

     o   a tax on prohibited transactions under section 860F of the Internal
         Revenue Code.

     To the extent that income the trust receives from an REO Property is subject to--

     o   a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

     o   a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.
The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100%
rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2005-C3 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's custodial account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its
REO account, upon receipt, all net income, Insurance Proceeds, Condemnation
Proceeds and Liquidation Proceeds received by it with respect to each REO
Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the series 2005-C3 pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property.
Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of--

     o   any withdrawals made out of those amounts as described in the preceding sentence,

     o   any portion of those amounts that may be retained as reserves as described in the next paragraph, and

     o   if the subject REO Property relates to a Loan Combination, any portion of those amounts that are payable to the related Non-Trust Loan
         Noteholder(s).

     The special servicer may, subject to the limitations described in the series 2005-C3 pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient

                                     S-193

funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

SECURITIES BACKED BY A PARI PASSU NON-TRUST LOAN

     One or more of the Pari Passu Non-Trust Loans may be included in a separate commercial mortgage securitization. If so, some servicing actions with respect to a Loan Combination that includes a securitized Pari Passu Non-Trust
Loan may be subject to confirmation that those actions will not result in a qualification, downgrade or withdrawal of any ratings assigned by the applicable rating agencies, which may include S&P, Moody's, Fitch or any other nationally recognized statistical rating organization, to the securities backed by that Pari Passu Non-Trust Loan. As a result, any such servicing action may be delayed, and it is possible that the master servicer or special servicer, as applicable, may be prevented from taking a servicing action with respect to any
Loan Combination that includes a securitized Pari Passu Non-Trust Loan that it otherwise would have if it were not required to obtain the aforementioned rating confirmation.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged real property as soon as practicable after the related underlying mortgage loan becomes a specially serviced mortgage loan and annually thereafter for so long as the related underlying mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer's custodial account.
In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust at least once per calendar year, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer's custodial account. Beginning in 2006, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged real property securing a non-specially serviced mortgage loan--

     o   at least once every two calendar years in the case of mortgaged real properties securing underlying mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

     o   at least once every calendar year in the case of all other mortgaged real properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged real property if such property has been inspected by the master servicer or the special servicer in the preceding six months.

     The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the subject mortgaged real property and, insofar as the master servicer or the special servicer is aware thereof, that specifies the existence of any sale, transfer or abandonment of the subject mortgaged real property or any material change in its condition or value.

     The special servicer, in the case of any specially serviced mortgage loans for which it is responsible, and the master servicer, in the case of all other mortgage loans serviced under the series 2005-C3 pooling and servicing agreement, will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers required to deliver them the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged real properties. The special servicer will also be required to obtain operating statements and rent rolls with respect to any REO Properties held by the trust. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects, and the master servicer will be required to deliver to the trustee copies of the operating statements and rent rolls it collects or receives, in each case upon request. The master servicer or the special servicer, as applicable, will be required to prepare and, upon request, deliver to the trustee, an operating statement analysis report with respect to each mortgaged real property and REO Property for the applicable period. See "Description of the Offered Certificates--Reports to
Certificateholders; Available Information" in this prospectus supplement. Each of the mortgage loans in the trust requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

                                     S-194

EVIDENCE AS TO COMPLIANCE

     No later than April 30 of each year, beginning in 2006, each of the master servicer and the special servicer must:

     o   at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to
         furnish a statement to the trustee and the Non-Trust Loan Noteholders, among others, to the effect that--

         1.     the firm has obtained a letter of representation regarding certain matters from the management of the master servicer or special servicer, as applicable, which includes an assertion that the master servicer or special servicer, as applicable, has complied with minimum mortgage loan servicing standards, to the extent applicable to commercial and multifamily mortgage loans, identified in the Uniform Single Attestation Program for
                Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, and

         2.     on the basis of an examination conducted by the firm in
                accordance with standards established by the American Institute of Certified Public Accountants, that representation is fairly stated in all material respects, subject to those exceptions and other qualifications that may be appropriate;

     o   except that, in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, rendered within one year of such report, with respect to those sub-servicers and, further, except that the special servicer will not be required to cause such a report to be delivered if there were no specially serviced mortgage loans during the most recently ended calendar year; and

     o   deliver to the trustee and the Non-Trust Loan Noteholders, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its material obligations under the series 2005-C3 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2005-C3 certificates were outstanding.

     Copies of the above-mentioned annual accountants' statement and officer's certificate of each of the master servicer and the special servicer will be made available to series 2005-C3 certificateholders, at their expense, upon written request to the trustee.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default with respect to the master servicer or the special servicer, as applicable, under the series 2005-C3 pooling and servicing agreement:

     o   the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's custodial account or the special servicer's REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

     o   the master servicer fails to remit to the trustee for deposit in the trustee's collection account any amount required to be so remitted, which failure is not remedied by 11:00 a.m., New York City time, on the applicable distribution date, or the master servicer fails to make in a timely manner any payment required to be made to a Non-Trust Loan
         Noteholder, which failure is not remedied by 11:00 a.m., New York City time, on the business day immediately following the date on which the payment was required to be made;

     o   the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the series 2005-C3 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the series 2005-C3 pooling and servicing agreement;

     o   the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2005-C3 pooling and servicing agreement, and that failure continues unremedied for 30 days (or such shorter period as may be provided for in the series 2005-C3 pooling and servicing agreement for certain specified acts) or, if the responsible party is diligently attempting to remedy the failure, 60 days

                                     S-195

         (or such shorter period as may be provided for in the series 2005-C3 pooling and servicing agreement for certain specified acts) after written notice of the failure (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2005-C3 pooling and servicing agreement, by series 2005-C3 certificateholders entitled to not less than 25% of the voting rights for the series 2005-C3 certificates or by any affected Non-Trust Loan Noteholder;

     o   it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2005-C3 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2005-C3 certificateholders or any Non-Trust Loan Noteholder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2005-C3 pooling and servicing agreement, by series 2005-C3 certificateholders entitled to not less than 25% of the voting rights for the series 2005-C3 certificates or by any affected
         Non-Trust Loan Noteholder;

     o   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

     o   the master servicer or the special servicer is removed from S&P's
         Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a
         U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated within 60 days, and the ratings assigned by S&P to one or more of the series 2005-C3 certificates or any securities backed by a
         Pari Passu Non-Trust Loan are qualified, downgraded or withdrawn in connection therewith;

     o   at any time that any securities backed by a Pari Passu Non-Trust
         Mortgage Loan are rated by Fitch, the master servicer ceases to be rated at least CMS3 by Fitch as a master servicer or the special servicer ceases to be rated at least CSS3 by Fitch as a special servicer and, in either case, that rating is not restored within 60 days;

     o   one or more of the ratings assigned by Fitch to one or more classes of securities backed by a Pari Passu Non-Trust Loan are qualified, downgraded or withdrawn or otherwise made the subject of a "negative"
         credit watch that remains in effect for at least 60 days, which action
         Fitch has determined, and provided notification in writing or electronically, including by public announcement, is solely or in material part a result of the master servicer or special servicer, as the case may be, acting in such capacity; and

     o   a servicing officer of the master servicer or the special servicer, as the case may be, obtains actual knowledge that one or more ratings assigned by Moody's to one or more classes of the series 2005-C3 certificates or to one or more classes of securities backed by a Pari
         Passu Non-Trust Loan have been qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch that remains in effect for at least 60 days, which action Moody's has determined is solely or in material part a result of the master servicer or special servicer, as the case may be, acting in that capacity.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the written direction of the series 2005-C3 certificateholders entitled to not less than 25% of the voting rights for the series 2005-C3 certificates, the trustee will be required, to terminate all of the future rights and obligations of the defaulting party under the series 2005-C3 pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series
2005-C3 certificateholder. Upon any termination, the trustee must either:

     o   succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2005-C3 pooling and servicing agreement; or

     o   appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2005-C3 pooling and servicing agreement.

     The holders of series 2005-C3 certificates entitled to a majority of the voting rights for the series 2005-C3 certificates may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series
2005-C3 pooling and servicing agreement, rather than have the trustee act as that successor.

                                     S-196

     Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last four bullets under "--Events of Default" above, the master servicer will have the right for a period of approximately 45 days
(during which time the master servicer will continue to master service the mortgage loans), at its expense, to sell its master servicing rights with respect to the mortgage pool to a master servicer whose appointment S&P,
Moody's and, if applicable, Fitch have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2005-C3 certificates and/or any securities backed by a Pari Passu
Non-Trust Loan.

     In general, series 2005-C3 certificateholders entitled to at least 66-2/3%
of the voting rights allocated to each class of series 2005-C3 certificates affected by any event of default may waive the event of default. However, some events of default may only be waived by all of the holders of the affected classes of the series 2005-C3 certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2005-C3 pooling and servicing agreement.

     Notwithstanding the foregoing in this "--Rights Upon Event of Default"
section, (a) if an event of default on the part of the master servicer affects a Non-Trust Loan Noteholder or a class of securities backed by the a Pari Passu
Non-Trust Loan, and if the master servicer is not otherwise terminated as provided above, then the master servicer may not be terminated by or at the direction of the related Non-Trust Loan Noteholder, and (b) furthermore, if an event of default affects solely a Non-Trust Loan Noteholder or a class of securities backed by a Pari Passu Non-Trust Loan (and for this purpose the circumstances described in the eighth and ninth bullets under the subsection titled "--Events of Default" above will be deemed to affect solely any class of securities backed by a Pari Passu Non-Trust Loan), then the master servicer may not be terminated by the trustee. However, in the case of each of clause (a)
and (b) of the prior sentence, at the request of the affected Non-Trust Loan
Noteholder, the master servicer must appoint a sub-servicer that will be responsible for servicing the subject Loan Combination.

     Also notwithstanding the foregoing in this "--Rights Upon Event of
Default" section, if an event of default on the part of the special servicer affects a Non-Trust Loan and the special servicer is not otherwise terminated as provided above, then the related Non-Trust Loan Noteholder may, subject to certain conditions, require the termination of the duties and obligations of the special servicer with respect to the subject Loan Combination only, but no other mortgage loan in the trust, in accordance with the terms of the series
2005-C3 pooling and servicing agreement. If the special servicer for a Loan
Combination is different from the special servicer for the rest of the mortgage loans serviced under the series 2005-C3 pooling and servicing agreement, then
(unless the context indicates otherwise) all references to the special servicer in this prospectus supplement and the accompanying prospectus are intended to mean the applicable special servicer or both special servicers together, as appropriate in light of the circumstances.

     No series 2005-C3 certificateholder will have the right under the series
2005-C3 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless--

     o   that holder previously has given to the trustee written notice of default,

     o   except in the case of a default by the trustee, series 2005-C3 certificateholders entitled to not less than 25% of the series 2005-C3 voting rights have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2005-C3 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

     o   except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the series 2005-C3 pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under that agreement or in relation to that agreement at the request, order or direction of any of the series 2005-C3 certificateholders, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result of any investigation or litigation.

                                     S-197

                    DESCRIPTION OF THE OFFERED CERTIFICATES
GENERAL

     The series 2005-C3 certificates will be issued, on or about June 30, 2005, under the series 2005-C3 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     o   the underlying mortgage loans;

     o   any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o   the loan documents for the underlying mortgage loans;

     o   our rights under our mortgage loan purchase agreement with the UBS
         Mortgage Loan Seller;

     o   any REO Properties acquired by the special servicer on behalf of the trust with respect to defaulted mortgage loans; and

     o   those funds or assets as from time to time are deposited in the master servicer's custodial account described under "Servicing of the
         Underlying Mortgage Loans--Custodial Account," the special servicer's
         REO account described under "Servicing of the Underlying Mortgage
         Loans--REO Properties," the trustee's collection account described under "--Collection Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     The series 2005-C3 certificates will include the following classes:

     o   the X-CP, A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E and F classes, which are the classes of series 2005-C3 certificates that are offered by this prospectus supplement, and

     o   the X-CL, G, H, J, K, L, M, N, P, Q, S, T, ML-1, ML-2, CBM-1, CBM-2,
         CBM-3, X-CBM, R-I, R-II and R-III classes, which are the classes of series 2005-C3 certificates that--

         1.     will be retained or privately placed by us, and

         2.     are not offered by this prospectus supplement.

     The class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J, K,
L, M, N, P, Q, S, T, ML-1, ML-2, CBM-1, CBM-2 and CBM-3 certificates are the series 2005-C3 certificates that will have principal balances and are sometimes referred to as the series 2005-C3 principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each of these certificates will be reduced by any payments of principal actually made with respect to the certificate on that distribution date. See
"--Payments" below. On any particular distribution date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses. However, in limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool (net of the total Allocated Principal Balance of the 200 Park Avenue Non-Pooled
Component and the Courtyard by Marriott Portfolio Non-Pooled Component) exceeds the total principal balance of the series 2005-C3 principal balance certificates (exclusive of the Loan Specific Principal Balance Certificates)
immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 2005-C3 principal balance certificates that was previously so reduced without a corresponding payment of principal (other than a class of Loan
Specific Principal Balance Certificates), may be reinstated (up to the amount of that prior reduction), with past due interest. See "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and
Additional Trust Fund Expenses" below.

     The class X-CL, X-CP and X-CBM certificates will not have principal balances and are sometimes referred to as the series 2005-C3 interest-only certificates. For purposes of calculating the amount of accrued interest, each class of series 2005-C3 interest-only certificates will have a total notional amount.

     The total notional amount of the class X-CL certificates will equal the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C,
D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time. The total notional amount of the class X-CL certificates at initial
issuance will be approximately $       , although it may be as much as 5%
larger or smaller.

                                     S-198

     The total notional amount of the class X-CP certificates will equal:

     o   during the period from the date of initial issuance of the series
         2005-C3 certificates through and including the distribution date in
                  , the sum of (a) the lesser of $       and the total principal
         balance of the class    certificates outstanding from time to time and
        (b) the total principal balance of the class   ,   ,   ,   ,   ,   ,   ,
           ,   ,    and    certificates outstanding from time to time;

     o   during the period following the distribution date in           through
         and including the distribution date in          , the sum of (a) the
         lesser of $       and the total principal balance of the class
         certificates outstanding from time to time and (b) the total principal
         balance of the class    ,    ,    ,    ,    ,    ,    ,    ,     and
         certificates outstanding from time to time;

     o   during the period following the distribution date in          through
         and including the distribution date in         , the sum of (a) the
         lesser of $         and the total principal balance of the class
         certificates outstanding from time to time and (b) the total principal
         balance of the class    ,    ,    ,    ,    ,    ,    ,    ,     and
              certificates outstanding from time to time;

     o   during the period following the distribution date in          through
         and including the distribution date in         , the sum of (a) the
         lesser of $         and the total principal balance of the class
         certificates outstanding from time to time, (b) the total principal
         balance of the class    ,    ,    ,    ,    ,    ,    ,     and
              certificates outstanding from time to time and (c) the lesser of
         $       and the total principal balance of the class     certificates
         outstanding from time to time;

     o   during the period following the distribution date in           through
         and including the distribution date in         , the sum of (a) the
         lesser of $         and the total principal balance of the class
         certificates outstanding from time to time, (b) the total principal
         balance of the class    ,    ,    ,    ,    ,    ,     and
              certificates outstanding from time to time and (c) the lesser of
         $         and the total principal balance of the class     certificates
         outstanding from time to time;

     o   during the period following the distribution date in          through
         and including the distribution date in         , the sum of (a) the
         lesser of $         and the total principal balance of the class
         certificates outstanding from time to time, (b) the total principal
         balance of the class    ,    ,    ,    ,     and     certificates
         outstanding from time to time and (c) the lesser of $         and the
         total principal balance of the class     certificates outstanding from
         time to time;

     o   during the period following the distribution date in           through
         and including the distribution date in         , the sum of (a) the
         lesser of $         and the total principal balance of the class
         certificates outstanding from time to time, (b) the lesser of $
         and the total principal balance of the class     certificates
         outstanding from time to time, (c) the total principal balance of the
         class    ,    ,     and     certificates outstanding from time to time
         and (d) the lesser of $       and the total principal balance of the
         class     certificates outstanding from time to time;

     o   during the period following the distribution date in     through and
         including the distribution date in         , the sum of (a) the lesser
         of $         and the total principal balance of the class
         certificates outstanding from time to time, (b) the total principal
         balance of the class    ,     and     certificates outstanding from
         time to time and (c) the lesser of $         and the total principal
         balance of the class    certificates outstanding from time to time; and

     o   following the distribution date in         , $0.

     The total initial notional amount of the class X-CP certificates will be
approximately $        , although it may be as much as 10% larger or smaller.

     The total notional amount of the class X-CBM certificates will equal the total principal balance of the Class CBM Principal Balance certificates outstanding from time to time. The total initial notional amount of the class
X-CBM certificates will be approximately $         .

     The class R-I, R-II and R-III certificates will not have principal balances or notional amounts.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount, as applicable, of any of your offered certificates from time to time, you may multiply

                                     S-199

the original principal balance or notional amount, as applicable, of that certificate as of the Issue Date, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee's distribution date statement.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance--or, solely in the case of the class X-CP certificates, $250,000 initial notional amount--and in any additional whole dollar denominations.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under
"Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

     o   all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations,
         and

     o   all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to
         DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear
System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries'
names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear
and Clearstream" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures.
Cross-market transfers between persons holding directly or indirectly through
DTC, on the one hand, and directly or indirectly through participants in
Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the
Certificates--Book-Entry Registration--Holding and Transferring Book-Entry
Certificates" in the accompanying prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex G hereto.

COLLECTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2005-C3 certificates and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's collection account may be invested in
Permitted Investments for the benefit and at the risk of the Trustee. See
"--The Trustee" below.

     Deposits. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:

                                     S-200

     o   All payments and other collections on the mortgage loans and any REO
         Properties in the trust that are then on deposit in the master servicer's custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following:

         1.     monthly debt service payments due on a due date subsequent to the end of the related collection period;

         2.     payments and other collections received by the relevant servicer after the end of the related collection period;

         3.     amounts that are payable or reimbursable from the master
                servicer's custodial account to any person other than the series
                2005-C3 certificateholders, including--

                (a)    amounts payable to the master servicer or the special
                       servicer as compensation, as described under "Servicing
                       of the Underlying Mortgage Loans--Servicing and Other
                       Compensation and Payment of Expenses" in this prospectus
                       supplement,

                (b)    amounts payable in reimbursement of outstanding advances,
                       together with interest on those advances, as permitted
                       under the series 2005-C3 pooling and servicing agreement,
                       and

                (c)    amounts payable with respect to other expenses of the
                       trust; and

         4.     amounts deposited in the master servicer's custodial account in error.

     o   Any advances of delinquent monthly debt service payments made by the master servicer on the underlying mortgage loans with respect to that distribution date.

     o   Any payments made by the master servicer to cover Prepayment Interest
         Shortfalls incurred during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Underlying Mortgage Loans--Custodial Account" and
"--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in 2006, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its collection account for any of the following purposes:

     o   to pay itself a monthly fee, which is described under "--The Trustee"
         below, and investment earnings on Permitted Investments of funds in the collection account;

     o   to indemnify itself and various related persons as described under
         "Description of the Governing Documents--Matters Regarding the Trustee"
         in the accompanying prospectus, and to make comparable indemnifications with respect to the fiscal agent and various related persons;

     o   to pay for various opinions of counsel or the advice of counsel required to be obtained in connection with any amendments to the series
         2005-C3 pooling and servicing agreement and the administration of the trust;

     o   to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under
         "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax
         and Other Taxes" in the accompanying prospectus and "Servicing of the
         Underlying Mortgage Loans--REO Properties" in this prospectus supplement;

     o   to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

     o   with respect to each distribution date during January of 2006 or any year thereafter that is not a leap year or during February of 2006 or any year thereafter, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis; and

     o   to pay to the person entitled thereto any amounts deposited in the collection account in error.

                                     S-201

     Notwithstanding anything to the contrary in this prospectus supplement, payments and other collections allocable to the Non-Pooled Component of any
Split Mortgage Loan will not be available to reimburse advances or pay
Additional Trust Fund Expenses with respect to any other underlying mortgage loan.

     On each distribution date, all amounts on deposit in the trustee's collection account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the series 2005-C3 certificates. For any distribution date, those funds will consist of the following separate components--

     o   the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans (exclusive of the respective
         Non-Pooled Components of the Split Mortgage Loans) as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1,
         A-2, A-3, A-AB, A-4, X-CL, X-CP, A-M, A-J, B, C, D, E, F, G, H, J
         and/or K certificates, as and to the extent described under
         "--Payments--Payments of Prepayment Premiums and Yield Maintenance
         Charges" below;

     o   the portion of those funds allocable to the 200 Park Avenue Non-Pooled
         Component (see "Description of the Mortgage Pool--Split Mortgage Loans"
         in this prospectus supplement), referred to in this prospectus supplement as the Class ML Available P&I Funds, which will be paid to the holders of the Class ML Principal Balance Certificates as described under "--Payments--Payments on the Loan-Specific Certificates" below;

     o   the portion of those funds allocable to the Courtyard by Marriott
         Portfolio Non-Pooled Component (see "Description of the Mortgage
         Pool--Split Mortgage Loans" in this prospectus supplement), referred to in this prospectus supplement as the Class CBM Available P&I Funds, which will be paid to the holders of the Class CBM Certificates, as described under "--Payments--Payments on the Loan-Specific
         Certificates" below; and

     o   the remaining portion of those funds, which--

         1.     we refer to as the Standard Available P&I Funds, and

         2.     will be paid to the holders of all the series 2005-C3
                certificates as described under "--Payments--Priority of
                Payments" below.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds held in the trustee's interest reserve account may be invested in Permitted Investments for the benefit and at the risk of the Trustee. See "--The Trustee" below.

     During January, except in a leap year, and February of each calendar year, beginning in January 2006, the trustee will, on or before the distribution date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced.
That interest reserve amount for each of those mortgage loans will, in general, equal one day's interest accrued at the related mortgage interest rate on the
Stated Principal Balance of that mortgage loan as of the end of the related collection period, except that the interest reserve amount for each of the
Split Mortgage Loans will be calculated based on the Allocated Principal
Balance of, and be allocable solely to, the Pooled Component of that mortgage loan.

     During March of each calendar year, beginning with March 2006, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360
Basis. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Standard
Available P&I Funds for the distribution date during the month of transfer.

PAYMENTS

     General. On each distribution date, the trustee will, subject to the available funds, make all payments required to be made on the series 2005-C3 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur [(or, in the case of the initial

                                     S-202

distribution date, as of the close of business on the Issue Date). The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2005-C3 certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that distribution date (or, in the case of the initial distribution date, no later than the close of business on the Issue Date). Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     Payments of Interest. All of the classes of the series 2005-C3 certificates will bear interest, except for the R-I, R-II and R-III classes.

     With respect to each interest-bearing class of the series 2005-C3 certificates, that interest will accrue during each interest accrual period based upon--

     o   the pass-through rate applicable for that class for that interest accrual period,

     o   the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date, and

     o   the assumption that each year consists of twelve 30-day months (except in the case of the Loan-Specific Certificates, which will accrue interest on an Actual/360 Basis).

     On each distribution date, subject to the Standard Available P&I Funds, the Class ML Available P&I Funds or the Class CBM Available P&I Funds, as
applicable, for that date and the priority of payments described under
"--Payments--Priority of Payments" below, or "--Payments--Payments on the
Loan-Specific Certificates," as applicable, the holders of each interest-bearing class of the series 2005-C3 certificates will be entitled to receive--

     o   the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

     o   the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of certificates.

     If the holders of any interest-bearing class of the series 2005-C3 certificates do not receive all of the interest to which they are entitled on any distribution date, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, without further interest accrued on the unpaid portion, subject to the Standard Available P&I
Funds, the Class ML Available P&I Funds or the Class CBM Available P&I Funds,
as applicable, for those future distribution dates and the priorities of payment described under "--Payments--Priority of Payments" or
"--Payments--Payments on the Loan-Specific Certificates," as applicable, below.

     The Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocated among the respective interest-bearing classes of the series
2005-C3 certificates in the following manner:

     o   that portion, if any, of the Net Aggregate Prepayment Interest
         Shortfall for any distribution date that is attributable to the 200
         Park Avenue Non-Pooled Component will be allocated on a pro rata basis to the respective classes of Class ML Principal Balance Certificates in accordance with the respective amounts of accrued interest in respect of each such class of series 2005-C3 certificates for the related interest accrual period;

     o   that portion, if any, of the Net Aggregate Prepayment Interest
         Shortfall for any distribution date that is attributable to the
         Courtyard by Marriott Portfolio Non-Pooled Component will be allocated on a pro rata basis to the respective classes of Class CBM Certificates in accordance with the respective amounts of accrued interest in respect of each such class of series 2005-C3 certificates for the related interest accrual period; and

     o   the remaining portion, if any, of the Net Aggregate Prepayment Interest
         Shortfall for any distribution date will be allocated among the respective interest-bearing classes of series 2005-C3 certificates
         (exclusive of the Loan-Specific Certificates) on a pro rata basis in accordance with the respective amounts of accrued interest in respect of each such class of series 2005-C3 certificates for the related interest accrual period.

                                     S-203

     Calculation of Pass-Through Rates. The pass-through rates for the class
A-1, A-2, A-3, A-AB, A-4, A-M, A-J, L, M, N, P, Q, S, T, ML-1, ML-2, CBM-1,
CBM-2 and CBM-3 certificates will, in the case of each of those classes, be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for that class.

     The pass-through rates for the class B, C, D, E, F, G, H, J and K certificates will, in the case of each of those classes, generally be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for the subject class. However, with respect to any interest accrual period, if the applicable Weighted Average
Pool Pass-Through Rate is below the identified initial pass-through rate for the class B, C, D, E, F, G, H, J or K certificates, as the case may be, then the pass-through rate that will be in effect for the subject class of series
2005-C3 certificates during that interest accrual period will be that Weighted
Average Pool Pass-Through Rate.

     The pass-through rate for the class X-CP certificates, for each interest accrual period from and including the initial interest accrual period through
and including the interest accrual period that ends in            , will equal
the weighted average of the respective strip rates, which we refer to as class
X-CP strip rates, at which interest accrues during the subject interest accrual period on the respective components of the total notional amount of the class
X-CP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2005-C3 principal balance certificates. If all or a designated portion of the total principal balance of any class of series 2005-C3 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class X-CP certificates outstanding immediately prior to any distribution date, then that total principal balance, or designated portion thereof, will represent a separate component of the total notional amount of the class X-CP certificates for purposes of calculating the accrual of interest during the related interest accrual period.

     For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the
interest accrual period that ends in             , on any particular component
of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, the applicable class X-CP strip rate will equal the excess, if any, of:

     (1) the lesser of (a) the reference rate specified on Annex E to this prospectus supplement for that interest accrual period and (b) the
         Weighted Average Pool Pass-Through Rate for that interest accrual period, over

     (2) the pass-through rate in effect during that interest accrual period for the class of series 2005-C3 principal balance certificates whose total principal balance, or a designated portion thereof, comprises the subject component.

     Following the interest accrual period that ends in             , the class
X-CP certificates will cease to accrue interest. In connection therewith, the class X-CP certificates will have a 0% pass-through rate for the interest
accrual period beginning in             and for each interest accrual period
thereafter.

     The pass-through rate for the class X-CL certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X-CL strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X-CL certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2005-C3 principal balance certificates. In general, the total principal balance of each class of series 2005-C3 principal balance certificates (exclusive of the Loan-Specific Principal Balance Certificates)
will constitute a separate component of the total notional amount of the class
X-CL certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2005-C3 principal balance certificates (exclusive of the Loan-Specific Principal Balance Certificates) is
identified under "--General" above as being part of the total notional amount of the class X-CP certificates outstanding immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class
X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period.

     For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the
interest accrual period that ends in            , on any particular component
of the total notional amount of the class X-CL certificates outstanding immediately prior to the related distribution date, the applicable class X-CL strip rate will be calculated as follows:

                                     S-204

     (1) if the subject component consists of either the total principal balance, or a designated portion of the total principal balance, of any class of series 2005-C3 principal balance certificates (exclusive of the Loan-Specific Principal Balance Certificates), and if such total principal balance or such designated portion of such total principal balance, as applicable, also constitutes a component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average
         Pool Pass-Through Rate for that interest accrual period, over (b) the greater of (i) the reference rate specified on Annex E to this prospectus supplement for that interest accrual period and (ii) the pass-through rate in effect during that interest accrual period for that class of series 2005-C3 principal balance certificates; and

     (2) if the subject component consists of either the total principal balance, or a designated portion of the total principal balance, of any class of series 2005-C3 principal balance certificates (exclusive of the Loan-Specific Principal Balance Certificates), and if such total principal balance or such designated portion of such total principal balance, as applicable, does not also constitute a component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the
         Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the pass-through rate in effect during that interest accrual period for that class of series 2005-C3 principal balance certificates.

     Notwithstanding the foregoing, for purposes of accruing interest on the class X-CL certificates during each interest accrual period subsequent to the
interest accrual period that ends in          , the total principal balance of
each class of series 2005-C3 principal balance certificates (exclusive of the
Loan-Specific Principal Balance Certificates) will constitute a single separate component of the total notional amount of the class X-CL certificates, and the applicable class X-CL strip rate with respect to each of those components for each of those interest accrual periods will equal the excess, if any, of (a)
the Weighted Average Pool Pass-Through Rate for the subject interest accrual period, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2005-C3 principal balance certificates whose total principal balance makes up that component.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan from what it was on the Issue Date, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The pass-through rate for the class X-CBM certificates will be a variable rate that is, for any interest accrual period, equal to the excess, if any, of the Net Mortgage Pass-Through Rate with respect to the Non-Pooled Component of the Courtyard by Marriott Portfolio Mortgage Loan for the related distribution date, over the weighted average of the respective pass-through rates of the various classes of the Class CBM Principal Balance Certificates for the subject interest accrual period, weighted on the basis of the respective total principal balances of those various classes of the Class CBM Principal Balance
Certificates immediately prior to the related distribution date.

     The class R-I, R-II and R-III certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Payments of Principal. Subject to the Standard Available P&I Funds, the
Class ML Available P&I Funds or the Class CBM Available P&I Funds, as
applicable, for each distribution date and the priority of payments described under "--Payments--Priority of Payments" or "--Payments--Payments on the
Loan-Specific Certificates," as applicable, below, the holders of each class of series 2005-C3 principal balance certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of that class.

     In general, subject to available funds, the total amount of principal payable with respect to the series 2005-C3 certificates on any distribution date will equal the Total Principal Payment Amount for that date. The portion of the Total Principal Payment Amount that is allocable to the Class ML
Principal Balance Certificates for any distribution date will equal the Class
ML Principal Payment Amount for that date. The portion of the Total Principal
Payment Amount that is allocable to the Class CBM Principal Balance
Certificates for any distribution date will equal the Class CBM Principal
Payment Amount for that date. The Total Principal Payment Amount, exclusive of the Class ML Principal Payment Amount and the Class CBM Principal Payment
Amount, for any distribution date is referred to in this prospectus supplement as the Net Total Principal Payment Amount for that distribution date.

                                     S-205

     On each distribution date, after all required payments of interest have been made with respect to the class X-CL, X-CP, A-1, A-2, A-3, A-AB and A-4 certificates on that date, the trustee will be required to apply any and all remaining Standard Available P&I Funds to make payments of principal with respect to the class A-1, A-2, A-3, A-AB and A-4 certificates. In general:

     o   on each distribution date, beginning with the distribution date in July
         2010, except as otherwise discussed in the paragraph following these bullets, the total principal balance of the class A-AB certificates must be paid down to the Class A-AB Planned Principal Balance for that distribution date before any payments of principal are made with respect to the class A-1, A-2, A-3 and/or A-4 certificates; and

     o   except as otherwise discussed in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, A-2,
         A-3 and A-AB certificates is reduced to zero, no payments of principal will be made to the holders of the class A-AB certificates (other than as described in the prior bullet) until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero, no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

     Notwithstanding the foregoing, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any
event on the final distribution date in connection with the termination of the trust, assuming that any two or more of the A-1, A-2, A-3, A-AB and A-4 classes are outstanding at that time, payments of principal on the outstanding class
A-1, A-2, A-3, A-AB and A-4 certificates, will be made on a pro rata basis in accordance with the respective total principal balances of those classes of series 2005-C3 certificates then outstanding, generally up to the Net Total
Principal Payment Amount for the subject distribution date.

     The "Class A-AB Planned Principal Balance" for any distribution date is the scheduled principal balance specified for that distribution date on Annex F to this prospectus supplement. Such principal balances were calculated using, among other things, the Modeling Assumptions and a 0% CPR. Based on the
Modeling Assumptions and a 0% CPR, the total principal balance of the class
A-AB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex F to this prospectus supplement. There is no assurance, however, that the underlying mortgage loans will not be subject to prepayment or that they will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-AB certificates on any distribution date will be equal to (and, following retirement of the class
A-1, A-2 and A-3 certificates, that total principal balance may be less than)
the scheduled principal balance that is specified for such distribution date on
Annex F to this prospectus supplement.

     In general, subject to the available funds and the priority of payments described under "--Payments--Priority of Payments" below, the portion of the
Net Total Principal Payment Amount to which the holders of the class A-M, A-J,
B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will be entitled on each distribution date will, in the case of each of those classes, generally equal the lesser of:

     o   the total principal balance of the subject class of series 2005-C3 principal balance certificates outstanding immediately prior to the subject distribution date; and

     o   the excess, if any, of (a) the Net Total Principal Payment Amount for
         the subject distribution date, over (b) the total principal balance of all other classes of series 2005-C3 principal balance certificates that, as described under "--Payments--Priority of Payments" below, are senior in right of payment to the subject class of series 2005-C3 principal balance certificates.

     IN NO EVENT WILL THE HOLDERS OF THE CLASS A-M, A-J, B, C, D, E, F, G, H,
J, K, L, M, N, P, Q, S AND T CERTIFICATES BE ENTITLED TO RECEIVE ANY PAYMENTS
OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1, A-2, A-3, A-AB
AND A-4 CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE
HOLDERS OF ANY CLASS OF SERIES 2005-C3 PRINCIPAL BALANCE CERTIFICATES
(EXCLUSIVE OF THE CLASS A-1, A-2, A-3, A-AB AND A-4 CERTIFICATES AND THE
LOAN-SPECIFIC PRINCIPAL BALANCE CERTIFICATES) BE ENTITLED TO RECEIVE ANY
PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER MORE
SENIOR CLASSES OF SERIES 2005-C3 PRINCIPAL BALANCE CERTIFICATES (EXCLUSIVE OF
THE LOAN-SPECIFIC PRINCIPAL BALANCE CERTIFICATES) IS REDUCED TO ZERO.

     Notwithstanding the foregoing, on the final distribution date in connection with a termination of the trust, subject to the Standard Available
P&I Funds, the Class ML Available P&I Funds or the Class CBM Available P&I
Funds, as applicable, for that final distribution date and the priority of payments described under "--Payments--Priority of Payments" or

                                     S-206

"--Payments--Payments on the Loan-Specific Certificates," as applicable, below, the holders of each class of series 2005-C3 principal balance certificates will be entitled to payments of principal up to the total principal balance of that class of series 2005-C3 principal balance certificates outstanding immediately prior to that final distribution date.

     If the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2005-C3 principal balance certificates (exclusive of the Loan-Specific Principal Balance Certificates),
prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series
2005-C3 certificates (exclusive of the Loan-Specific Certificates)), thereby reducing the payments of principal on the series 2005-C3 principal balance certificates (exclusive of the Loan-Specific Principal Balance Certificates).
As a result, the Net Total Principal Payment Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement.

     If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, is reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 2005-C3 principal balance certificates (exclusive of the Loan-Specific Principal Balance
Certificates). In addition, if any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on that advance is paid out of general principal collections on the mortgage pool, and if interest on that advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which that advance was made, then the portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on that advance would also generally be included as amounts payable as principal with respect to the series 2005-C3 principal balance certificates (exclusive of the Loan-Specific
Principal Balance Certificates).

     The class X-CL, X-CP, X-CBM, R-I, R-II and R-III certificates do not have principal balances and do not entitle their respective holders to payments of principal.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of series 2005-C3 principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2005-C3 principal balance certificates, then, subject to the Standard Available P&I
Funds, the Class ML Available P&I Funds or the Class CBM Available P&I Funds,
as applicable, and the priority of payments described under
"--Payments--Priority of Payments" or "--Payments--Payments on the
Loan-Specific Certificates," as applicable, below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the "loss reimbursement amount" under
"--Payments--Priority of Payments" or "--Payments--Payments on the
Loan-Specific Certificates," as applicable, below and elsewhere in this prospectus supplement mean, in the case of any class of series 2005-C3 principal balance certificates for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and
Additional Trust Fund Expenses" below.

     In limited circumstances, if and to the extent the total Stated Principal
Balance of the mortgage pool (net of the total Allocated Principal Balance of the 200 Park Avenue Non-Pooled Component and the Courtyard by Marriott
Portfolio Non-Pooled Component) exceeds the total principal balance of the series 2005-C3 principal balance certificates (exclusive of the Loan-Specific
Principal Balance Certificates) immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 2005-C3 principal balance certificates that was previously reduced as described in the preceding paragraph without a corresponding payment of principal (exclusive of the Loan-Specific Principal
Balance Certificates), may be reinstated (up to the amount of the prior reduction), with past due interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 2005-C3 principal balance certificates. See "--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
below.

                                     S-207

     Priority of Payments. On each distribution date, the trustee will apply the Standard Available P&I Funds for that date for the following purposes and in the following order of priority, in each case to the extent of the remaining
Standard Available P&I Funds:

     (1) to pay interest to the holders of the class A-1, A-2, A-3, A-AB, A-4,
         X-CL and X-CP certificates, in an amount up to, and on a pro rata basis as among those classes in accordance with, the respective amounts of interest payable with respect to those classes of certificates on the subject distribution date;

     (2) to pay principal to the holders of the class A-AB certificates, in an amount up to the lesser of (a) the Net Total Principal Payment Amount for the subject distribution date, and (b) the excess, if any, of (i)
         the total principal balance of the class A-AB certificates outstanding immediately prior to the subject distribution date, over (ii) the Class
         A-AB Planned Principal Balance for the subject distribution date;

     (3) to pay principal to the holders of the class A-1, A-2, A-3, A-AB and
         A-4 certificates, sequentially among those classes in that order, in each case until the total principal balance of the subject class of series 2005-C3 certificates has been reduced to zero, in an aggregate amount up to the Net Total Principal Payment Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-AB certificates on the subject distribution date as described in the immediately preceding clause (2); and

     (4) to make payments to the holders of the class A-1, A-2, A-3, A-AB and
         A-4 certificates, in an amount up to, and on a pro rata basis as among those classes in accordance with, the respective loss reimbursement amounts with respect to those classes for the subject distribution date;

provided that, on each distribution date coinciding with or following the Class
A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date, assuming any two or more of the A-1, A-2, A-3, A-AB and A-4 classes are outstanding at that time, the allocations and order of principal payments described in clauses (2) and (3) above will be ignored and payments of principal on the A-1, A-2, A-3, A-AB and/or A-4 classes will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, up to the Net Total Principal Payment Amount for the
subject distribution date or, in the case of the final distribution date, up to the then remaining total principal balance of those classes.

     On each distribution date, following the payments to be made with respect to the class A-1, A-2, A-3, A-AB, A-4, X-CL and X-CP certificates as described above, the trustee will apply any remaining Standard Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Standard Available P&I Funds:

     (1) payments to the holders of the class A-M certificates--

         first, in respect of interest, up to the total amount of interest payable with respect to the class A-M certificates on the subject distribution date,

         second, in respect of principal, until the total principal balance of the class A-M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2,
     A-3, A-AB and A-4 certificates outstanding immediately prior to the subject distribution date, and

         third, as a reimbursement, up to the then loss reimbursement amount for the class A-M certificates;

     (2) payments to the holders of the class A-J certificates--

         first, in respect of interest, up to the total amount of interest payable with respect to the class A-J certificates on the subject distribution date,

         second, in respect of principal, until the total principal balance of the class A-J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2,
     A-3, A-AB, A-4 and A-M certificates outstanding immediately prior to the subject distribution date, and

         third, as a reimbursement, up to the then loss reimbursement amount for the class A-J certificates;

     (3) payments to the holders of the class B certificates--

         first, in respect of interest, up to the total amount of interest payable with respect to the class B certificates on the subject distribution date,

                                     S-208

         second, in respect of principal, until the total principal balance of the class B certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2,
     A-3, A-AB, A-4, A-M and A-J certificates outstanding immediately prior to the subject distribution date, and

         third, as a reimbursement, up to the then loss reimbursement amount for the class B certificates;

     (4) payments to the holders of the class C certificates--

         first, in respect of interest, up to the total amount of interest payable with respect to the class C certificates on the subject distribution date,

         second, in respect of principal, until the total principal balance of the class C certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2,
     A-3, A-AB, A-4, A-M, A-J and B certificates outstanding immediately prior to the subject distribution date, and

         third, as a reimbursement, up to the then loss reimbursement amount for the class C certificates;

     (5) payments to the holders of the class D certificates--

         first, in respect of interest, up to the total amount of interest payable with respect to the class D certificates on the subject distribution date,

         second, in respect of principal, until the total principal balance of the class D certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2,
     A-3, A-AB, A-4, A-M, A-J, B and C certificates outstanding immediately prior to the subject distribution date, and

         third, as a reimbursement, up to the then loss reimbursement amount for the class D certificates;

     (6) payments to the holders of the class E certificates--

         first, in respect of interest, up to the total amount of interest payable with respect to the class E certificates on the subject distribution date,

         second, in respect of principal, until the total principal balance of the class E certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2,
     A-3, A-AB, A-4, A-M, A-J, B, C and D certificates outstanding immediately prior to the subject distribution date, and

         third, as a reimbursement, up to the then loss reimbursement amount for the class E certificates;

     (7) payments to the holders of the class F certificates--

         first, in respect of interest, up to the total amount of interest payable with respect to the class F certificates on the subject distribution date,

         second, in respect of principal, until the total principal balance of the class F certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2,
     A-3, A-AB, A-4, A-M, A-J, B, C, D and E certificates outstanding immediately prior to the subject distribution date, and

         third, as a reimbursement, up to the then loss reimbursement amount for the class F certificates;

     (8) payments to the holders of the class G certificates--

         first, in respect of interest, up to the total amount of interest payable with respect to the class G certificates on the subject distribution date,

         second, in respect of principal, until the total principal balance of the class G certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2,
     A-3, A-AB, A-4, A-M, A-J, B, C, D, E and F certificates outstanding immediately prior to the subject distribution date, and

         third, as a reimbursement, up to the then loss reimbursement amount for the class G certificates;

                                     S-209

     (9) payments to the holders of the class H certificates--

         first, in respect of interest, up to the total amount of interest payable with respect to the class H certificates on the subject distribution date,

         second, in respect of principal, until the total principal balance of the class H certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2,
     A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F and G certificates outstanding immediately prior to the subject distribution date, and

         third, as a reimbursement, up to the then loss reimbursement amount for the class H certificates;

     (10) payments to the holders of the class J certificates--

         first, in respect of interest, up to the total amount of interest payable with respect to the class J certificates on the subject distribution date,

         second, in respect of principal, until the total principal balance of the class J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2,
     A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G and H certificates outstanding immediately prior to the subject distribution date, and

         third, as a reimbursement, up to the then loss reimbursement amount for the class J certificates;

     (11) payments to the holders of the class K certificates--

         first, in respect of interest, up to the total amount of interest payable with respect to the class K certificates on the subject distribution date,

         second, in respect of principal, until the total principal balance of the class K certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2,
     A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H and J certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class K certificates;

     (12) payments to the holders of the class L certificates--

         first, in respect of interest, up to the total amount of interest payable with respect to the class L certificates on the subject distribution date,

         second, in respect of principal, until the total principal balance of the class L certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2,
     A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J and K certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class L certificates;

     (13) payments to the holders of the class M certificates--

         first, in respect of interest, up to the total amount of interest payable with respect to the class M certificates on the subject distribution date,

         second, in respect of principal, until the total principal balance of the class M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2,
     A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J, K and L certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class M certificates;

     (14) payments to the holders of the class N certificates--

         first, in respect of interest, up to the total amount of interest payable with respect to the class N certificates on the subject distribution date,

         second, in respect of principal, until the total principal balance of the class N certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over

                                     S-210

     the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-M,
     A-J, B, C, D, E, F, G, H, J, K, L and M certificates outstanding immediately prior to the subject distribution date, and

         third, as a reimbursement, up to the then loss reimbursement amount for the class N certificates;

     (15) payments to the holders of the class P certificates--

         first, in respect of interest, up to the total amount of interest payable with respect to the class P certificates on the subject distribution date,

         second, in respect of principal, until the total principal balance of the class P certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2,
     A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M and N
     certificates outstanding immediately prior to the subject distribution date, and

         third, as a reimbursement, up to the then loss reimbursement amount for the class P certificates;

     (16) payments to the holders of the class Q certificates--

         first, in respect of interest, up to the total amount of interest payable with respect to the class Q certificates on the subject distribution date,

         second, in respect of principal, until the total principal balance of the class Q certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2,
     A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N and P
     certificates outstanding immediately prior to the subject distribution date, and

         third, as a reimbursement, up to the then loss reimbursement amount for the class Q certificates;

     (17) payments to the holders of the class S certificates--

         first, in respect of interest, up to the total amount of interest payable with respect to the class S certificates on the subject distribution date,

         second, in respect of principal, until the total principal balance of the class S certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2,
     A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and Q
     certificates outstanding immediately prior to the subject distribution date, and

         third, as a reimbursement, up to the then loss reimbursement amount for the class S certificates;

     (18) payments to the holders of the class T certificates--

         first, in respect of interest, up to the total amount of interest payable with respect to the class T certificates on the subject distribution date,

         second, in respect of principal, until the total principal balance of the class T certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2,
     A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and S
     certificates outstanding immediately prior to the subject distribution date, and

         third, as a reimbursement, up to the then loss reimbursement amount for the class T certificates; and

     (19) payments to the holders of the class R-I, R-II and R-III certificates, up to the amount of any remaining Standard Available P&I Funds;

provided that, on the final distribution date, subject to the Standard
Available P&I Funds for such distribution date and the priority of payments described above in this paragraph, the holders of each class of series 2005-C3 principal balance certificates referred to above in this paragraph will be entitled to receive payments of principal sufficient to retire their certificates, without regard to the Net Total Principal Payment Amount for the final distribution date.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust (exclusive of any prepayment consideration collected with respect to the respective Non-Pooled Components of the Split Mortgage Loans), regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield

                                     S-211

maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, A-2, A-3, A-AB, A-4, A-M, A-J,
B, C, D, E, F, G, H, J or K certificates that are then entitled to payments of principal, up to an amount equal to, in the case of any particular class of those certificates, the product of--

     o   the amount of that prepayment consideration, net of workout fees and/or liquidation fees payable from it, multiplied by

     o   a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2005-C3 principal balance certificates over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant Discount Rate, and further multiplied by

     o   a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2005-C3 principal balance certificates on that distribution date, and the denominator of which is the Total Principal Payment Amount for that distribution date.

     The trustee will thereafter pay any remaining portion of that prepayment consideration, net of workout fees and/or liquidation fees payable from it, to the holders of the class X-CL certificates and/or the holders of the class X-CP certificates, allocable between such classes as follows:

     o   on any distribution date up to and including the distribution date in
                                   ,

         1.     % thereof to the holders of the class X-CL certificates, and

         2.     % thereof to the holders of the class X-CP certificates; and

     o   on any distribution date subsequent to the distribution date in
                 , 100% thereof to the holders of the class X-CL certificates.

     If any prepayment consideration is collected during any particular collection period with respect to the 200 Park Avenue Mortgage Loan, generally in connection with a liquidation following default, then on the distribution date corresponding to that collection period, the trustee will allocate that prepayment consideration between the 200 Park Avenue Pooled Component and the
200 Park Avenue Non-Pooled Component on a pro rata basis in accordance with the respective amounts of principal then being prepaid with respect to each such component. The portion of any prepayment consideration allocable to the 200
Park Avenue Non-Pooled Component, net of workout fees and liquidation fees payable from it, will be distributed among the respective classes of Class ML
Principal Balance Certificates, pro rata, based on the amount of principal then being prepaid with respect to each such class of series 2005-C3 certificates.

     If any prepayment consideration is collected during any particular collection period with respect to the Courtyard by Marriott Portfolio Mortgage
Loan, generally in connection with a liquidation following default, then on the distribution date corresponding to that collection period, the trustee will allocate that prepayment consideration between the Courtyard by Marriott
Portfolio Pooled Component and the Courtyard by Marriott Portfolio Non-Pooled
Component on a pro rata basis in accordance with the respective amounts of principal then being prepaid with respect to each such component. The portion of any prepayment consideration allocable to the Courtyard by Marriott
Portfolio Non-Pooled Component, net of workout fees and liquidation fees
payable from it, will be distributed     % to the holders of the class X-CBM
certificates and     % to the holders of the Class CBM Principal Balance
Certificates and, as among the respective classes of Class CBM Principal
Balance Certificates, pro rata, based on the amount of principal then being prepaid with respect to each such class of series 2005-C3 certificates.

     Neither we nor the underwriters make any representation as to--

     o   the enforceability of the provision of any promissory note evidencing one of the underlying mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

     o   the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool--Terms and Conditions of the
Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Payments on the Loan-Specific Certificates.

     Payments with Respect to the Class ML Principal Balance Certificates. On
each distribution date, the trustee will apply the Class ML Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Class ML
Available P&I Funds:

                                     S-212

     o   first, to make distributions of interest to the holders of the class
         ML-1 certificates up to the total interest distributable on that class on that distribution date;

     o   second, to make distributions of principal to the holders of the class
         ML-1 certificates up to an amount (not to exceed the total principal balance of the class ML-1 certificates outstanding immediately prior to such distribution date) equal to either (a) if no 200 Park Avenue
         Payment Trigger Event exists, the class ML-1 certificateholders' pro rata share (based on balance) of the Class ML Principal Payment Amount for that distribution date or (b) if a 200 Park Avenue Payment Trigger
         Event does exist, the entire Class ML Principal Payment Amount for that distribution date;

     o   third, to make distributions to the holders of the class ML-1 certificates, up to the then loss reimbursement amount with respect to the class ML-1 certificates;

     o   fourth, to make distributions of interest to the holders of the class
         ML-2 certificates up to the total interest distributable on that class on that distribution date;

     o   fifth, to make distributions of principal to the holders of the class
         ML-2 certificates up to an amount (not to exceed the total principal balance of the class ML-2 certificates outstanding immediately prior to such distribution date) equal up to the entire Class ML Principal
         Payment Amount for that distribution date, net of any portion thereof payable as principal with respect to the class ML-1 certificates as described in clause second above;

     o   sixth, to make distributions to the holders of the class ML-2 certificates, up to the then loss reimbursement amount with respect to the class ML-2 certificates; and

     o   seventh, to apply any remaining Class ML Available P&I Funds as described in the series 2005-C3 pooling and servicing agreement.

     For purposes of the foregoing, a "200 Park Avenue Payment Trigger Event"
will exist if payments with respect o the 200 Park Avenue Pooled Component, the
200 Park Avenue Non-Pooled Component and the 200 Park Avenue Non-Trust Loans
are being made in accordance with the "post-default" payment waterfall described in the last paragraph under "Description of the Mortgage Pool--Loan
Combinations--The 200 Park Avenue Mortgage Loan--Priority of Payments" in this prospectus supplement.

     Payments with Respect to the Class CBM Certificates. On each distribution date, the trustee will apply the Class CBM Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Class CBM Available P&I
Funds:

     o   first, to make distributions of interest to the holders of the class
         CBM-1 and X-CBM certificates up to, and pro rata in accordance with, the respective amounts of total interest distributable on those classes on that distribution date;

     o   second, to make distributions of principal to the holders of the class
         CBM-1 certificates up to an amount (not to exceed the total principal balance of the class CBM-1 certificates outstanding immediately prior to such distribution date) equal to the entire Class CBM Principal
         Payment Amount for that distribution date;

     o   third, to make distributions to the holders of the class CBM-1 certificates, up to the then loss reimbursement amount with respect to the class CBM-1 certificates;

     o   fourth, to make distributions of interest to the holders of the class
         CBM-2 certificates up to the total interest distributable on that class on that distribution date;

     o   fifth, to make distributions of principal to the holders of the class
         CBM-2 certificates up to an amount (not to exceed the total principal balance of the class CBM-2 certificates outstanding immediately prior to such distribution date) equal to the entire Class CBM Principal
         Payment Amount for that distribution date, net of any portion thereof payable as principal with respect to the class CBM-1 certificates as described in clause second above;

     o   sixth, to make distributions to the holders of the class CBM-2 certificates, up to the then loss reimbursement amount with respect to the class CBM-2 certificates;

     o   seventh, to make distributions of interest to the holders of the class
         CBM-3 certificates up to the total interest distributable on that class on that distribution date;

     o   eighth, to make distributions of principal to the holders of the class
         CBM-3 certificates up to an amount (not to exceed the total principal balance of the class CBM-3 certificates outstanding immediately prior to such distribution date) equal to the entire Class CBM Principal
         Payment Amount for that distribution date, net of any portion thereof payable as principal with respect to the class CBM-1 and/or CBM-2 certificates as described in clauses second and fifth above;

                                     S-213

     o   ninth, to make distributions to the holders of the class CBM-3 certificates, up to the then loss reimbursement amount with respect to the class CBM-3 certificates; and

     o   tenth, to apply any remaining Class CBM Available P&I Funds as described in the series 2005-C3 pooling and servicing agreement.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan(s) will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o   payments on the series 2005-C3 certificates,

     o   allocations of Realized Losses and Additional Trust Fund Expenses to
         the series 2005-C3 certificates, and

     o   the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2005-C3 pooling and servicing agreement.

     In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Pool
Pass-Through Rate and the Total Principal Payment Amount for each distribution date.

     Operating revenues and other proceeds derived from an REO Property administered under the series 2005-C3 pooling and servicing agreement will be applied--

     o   first, to pay, or to reimburse the master servicer, the special servicer, the trustee and/or the fiscal agent for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o   thereafter, as collections of principal, interest and other amounts due on the related mortgage loan(s).

     To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments" below, the master servicer, the trustee and the fiscal agent will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the mortgage pool (excluding the Non-Pooled
Components) may decline below the total principal balance of the series 2005-C3 principal balance certificates (exclusive of the Loan-Specific Principal
Balance Certificates). If this occurs following the payments made to the series
2005-C3 certificateholders on any distribution date, then, subject to the last paragraph of this "--Reductions of Certificate Principal Balances in Connection
with Realized Losses and Additional Trust Fund Expenses" section, the respective total principal balances of the following classes of the series
2005-C3 principal balance certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool
(net of the total Allocated Principal Balance of the 200 Park Avenue Non-Pooled
Component and the Courtyard by Marriott Portfolio Non-Pooled Component) that will be outstanding immediately following that distribution date.

                                     S-214

 ORDER OF ALLOCATION              CLASS
-------------------- -------------------------------
          1st                       T
          2nd                       S
          3rd                       Q
          4th                       P
          5th                       N
          6th                       M
          7th                       L
          8th                       K
          9th                       J
         10th                       H
         11th                       G
         12th                       F
         13th                       E
         14th                       D
         15th                       C
         16th                       B
         17th                      A-J
         18th                      A-M
         19th          A-1, A-2, A-3, A-AB and A-4,
                         pro rata based on total
                      outstanding principal balances

     The reductions in the total principal balances of the respective classes of series 2005-C3 principal balance certificates, as described above, will represent an allocation of the Realized Losses and/or Additional Trust Fund
Expenses that caused the particular mismatch in principal balances between the underlying mortgage loans and those classes of series 2005-C3 certificates.

     The Realized Loss with respect to a liquidated mortgage loan, or related
REO Property, will generally equal the excess, if any, of:

     o   the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest), over

     o   the total amount of Liquidation Proceeds, if any, recovered in connection with the subject liquidation that are available to pay principal of, and interest (other than Default Interest) on, that mortgage loan.

     If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven (other than Default Interest) also will be treated as a
Realized Loss.

     Realized Losses will include advances that are determined to be non-recoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the Mortgage Pool.

     Additional Trust Fund Expenses may include:

     o   any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     o   any interest paid to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to unreimbursed advances, which interest payment, in any particular case, is not covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

     o   the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other trust assets that, in any particular case, is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

                                     S-215

     o   any unanticipated, non-mortgage loan specific expense of the trust, including--

         1.     any reimbursements and indemnifications to the trustee, the fiscal agent and various related persons described under
                "Description of the Governing Documents--Matters Regarding the
                Trustee" in the accompanying prospectus (the fiscal agent having the same rights to indemnity and reimbursement as described with respect to the trustee),

         2.     any reimbursements and indemnification to the master servicer, the special servicer, us and various related persons described under "Description of the Governing Documents--Matters Regarding
                the Master Servicer, the Special Servicer, the Manager and Us"
                in the accompanying prospectus, and

         3.     any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Servicing of the Underlying Mortgage Loans--REO Properties" in this
                prospectus supplement and/or "Federal Income Tax
                Consequences--REMICs--Prohibited Transactions Tax and Other
                Taxes" in the accompanying prospectus;

     o   rating agency fees, other than on-going surveillance fees, that, in any particular case, cannot be recovered from the related borrower and are not otherwise covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan; and

     o   any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the Underlying
         Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan.

     In no event will amounts allocable to the Non-Pooled Component of a Split
Mortgage Loan be available to pay Additional Trust Fund Expenses related to any other underlying mortgage loan.

     The Total Principal Payment Amount may from time to time include Recovered
Amounts. In such circumstances, it is possible that the total Stated Principal
Balance of the mortgage pool (net of the total Allocated Principal Balance of the 200 Park Avenue Non-Pooled Component and the Courtyard by Marriott
Portfolio Non-Pooled Component) may exceed the total principal balance of the series 2005-C3 principal balance certificates (exclusive of the Loan-Specific
Principal Balance Certificates). If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 2005-C3 principal balance certificates (exclusive of the Loan-Specific
Principal Balance Certificates), the total principal balances of one or more classes of the series 2005-C3 principal balance certificates (exclusive of the
Loan-Specific Principal Balance Certificates) that had previously been reduced as described above in this "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" section may be increased (in each case, up to the amount of any such prior reduction). Any such increases would be made among the respective classes of the series 2005-C3 principal balance certificates (exclusive of the Loan-Specific Principal
Balance Certificates) in the reverse order that such reductions had been made
(i.e., such increases would be made first with respect to the most senior class of series 2005-C3 principal balance certificates (exclusive of the
Loan-Specific Principal Balance Certificates) with a loss reimbursement amount and thereafter in descending order of seniority); provided that such increases may not result in the total principal balance of the series 2005-C3 principal balance certificates (exclusive of the Loan-Specific Principal Balance
Certificates) being in excess of the total Stated Principal Balance of the mortgage pool (net of the total Allocated Principal Balance of the 200 Park
Avenue Non-Pooled Component and the Courtyard by Marriott Portfolio Non-Pooled
Component). Any such increases will also be accompanied by a reinstatement of the past due interest on the various interest-bearing classes of the series
2005-C3 certificates that would otherwise have accrued if the reinstated
principal amounts had never been written off.

     As a result of Realized Losses and Additional Trust Fund Expenses with respect to the 200 Park Avenue Mortgage Loan and the Courtyard by Marriott
Portfolio Mortgage Loan, the total principal balance of the Non-Pooled
Components thereof may decline below the total principal balance of the related
Loan-Specific Principal Balance Certificates. If this occurs following the payments made to the holders of the Loan-Specific Principal Balance
Certificates on any distribution date, then: (a) the respective total principal balances of the class ML-2 and ML-1 certificates are to be successively reduced, in that order, until the total principal balance of the Class ML
Principal Balance Certificates equals the Allocated Principal Balance of the
200 Park Avenue Non-Pooled Component that will be outstanding immediately following that distribution date; and (b) the respective total principal balances of the class CBM-3, CBM-2 and CBM-1 certificates are to be successively reduced, in that

                                     S-216

order, until the total principal balance of the Class CBM Principal Balance
Certificates equals the Allocated Principal Balance of the Courtyard by
Marriott Portfolio Non-Pooled Component that will be outstanding immediately following that distribution date.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees, that--

     o   were due or deemed due, as the case may be, with respect to the underlying mortgage loans (or, in the case of a Split Mortgage Loan, solely with respect to the Pooled Component thereof) during the related collection period, and

     o   were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan in the trust, then the master servicer will generally reduce the interest portion (but not the principal portion) of each P&I advance, if any, that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any underlying mortgage loan (or, in the case of a Split Mortgage
Loan, with respect to the Pooled Component thereof) as to which there exists an
Appraisal Reduction Amount, will equal the product of:

     o   the amount of the interest portion of that P&I advance that would otherwise be required to be made with respect to the mortgage loan (or, in the case of a Split Mortgage Loan, with respect to the Pooled
         Component thereof) for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     o   a fraction, the numerator of which is equal to the Stated Principal
         Balance of the mortgage loan (or, in the case of a Split Mortgage Loan, the Allocated Principal Balance of the Pooled Component of that mortgage loan), net of the Appraisal Reduction Amount (or, if applicable, the relevant portion thereof allocable to the mortgage loan
         (or, in the case of a Split Mortgage Loan, the Pooled Component thereof)), and the denominator of which is equal to the Stated
         Principal Balance of the mortgage loan (or, in the case of a Split
         Mortgage Loan, the Allocated Principal Balance of the Pooled Component
         of that mortgage loan).

     In the case of any underlying mortgage loan that is part of a Loan
Combination, any reduction in the interest portion of P&I advances to be made with respect to that underlying mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any Appraisal Reduction Amount with respect to the subject Loan Combination that is allocable to that underlying mortgage loan (or, in the case of a Split Mortgage Loan, to the Pooled
Component thereof). Each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal Reduction
Amount.

     Any resulting Appraisal Reduction Amount will be allocated among the mortgage loans in a Loan Combination and between the Pooled and Non-Pooled
Components of the Split Mortgage Loans, as follows--

     o   with respect to the 200 Park Avenue Loan Combination, any Appraisal
         Reduction Amount will be allocated, first, to the Non-Pooled Component of the 200 Park Avenue Mortgage Loan (up to the amount of the outstanding principal balance of, and all accrued and unpaid interest
         (other than Default Interest) on, that Non-Pooled Component), and then, on a pro rata basis by balance, between the Pooled Component of the 200
         Park Avenue Mortgage Loan and the related Pari Passu Non-Trust Loans;

     o   with respect to the 101 Avenue of the Americas Loan Combination, any
         resulting Appraisal Reduction Amount will be allocated, on a pro rata basis by balance, between the 101 Avenue of the Americas Mortgage Loan and the related Pari Passu Non-Trust Loan;

     o   with respect to the Courtyard by Marriott Portfolio Loan Combination,
         any resulting Appraisal Reduction Amount will be allocated, first, to the related Subordinate Non-Trust Loan in that Loan Combination (up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than Default Interest) on, that Subordinate
         Non-Trust Loan), and second, to the Non-Pooled Component of the
         Courtyard by Marriott Portfolio Mortgage Loan (up to the amount of the outstanding principal balance of, and all accrued and unpaid interest
         (other than Default Interest) on, that Non-Pooled Component), and third, on a pro rata basis by balance, between the Pooled Component of the Courtyard by Marriott Portfolio Mortgage Loan and the related Pari
         Passu Non-Trust Loans.

                                     S-217

     o   with respect to each other Loan Combination, any resulting Appraisal
         Reduction Amount will, in each case, be allocated, first, to the related Subordinate Non-Trust Loan (up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than
         Default Interest) on, that Subordinate Non-Trust Loan), and then, to the underlying mortgage loan in that Loan Combination.

     With respect to any distribution date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2005-C3 pooling and servicing agreement, funds held in the master servicer's custodial account that are not required to be paid on the series 2005-C3 certificates on that distribution date.

     The trustee will be required to make any P&I advance that the master servicer is required, but fails, to make. If the trustee fails to make a required P&I advance, then the fiscal agent will be required to make the advance. If the fiscal agent makes a P&I advance on behalf of the trustee, the trustee will not be in default. See "--The Trustee" and "--The Fiscal Agent"
below. None of the master servicer, the trustee or the fiscal agent will be required to make any P&I advance with respect to any of the Non-Trust Loans.

     None of the master servicer, the trustee or the fiscal agent will be required to make any P&I advance with respect to a Non-Pooled Component of a
Split Mortgage Loan or with respect to any Non-Trust Mortgage Loan.

     The master servicer, the trustee and the fiscal agent will each be entitled to recover any P&I advance made by it out of its own funds from collections on the underlying mortgage loan (or, in the case of a Split
Mortgage Loan, on the Pooled Component thereof) as to which the advance was made. None of the master servicer, the trustee or the fiscal agent will be obligated to make any P&I advance for any underlying mortgage loan (including specially serviced mortgage loans and mortgage loans as to which the related mortgaged real property has become an REO Property) that, in its judgment (or in the judgment of the special servicer for specially serviced mortgage loans and mortgage loans as to which the related mortgaged real property has become an REO Property), would not ultimately be recoverable out of collections on the related underlying mortgage loan. If the master servicer, the trustee or the fiscal agent makes any P&I advance that it subsequently determines will not be recoverable out of collections on the related underlying mortgage loan (or, in the case of a Split Mortgage Loan, on the Pooled Component thereof), it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the third succeeding paragraph, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer's custodial account from time to time. The master servicer will be entitled to rely on the special servicer's determination, and the trustee and the fiscal agent will be entitled to rely on the master servicer's and/or the special servicer's determination, that an advance, if made, would not be ultimately recoverable from collections on the related underlying mortgage loan (or, in the case of a Split Mortgage Loan, on the Pooled Component thereof). In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. See
"Description of the Certificates--Advances" in the accompanying prospectus and
"Servicing of the Underlying Mortgage Loans--Custodial Account" in this prospectus supplement.

     If the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any P&I advance that has been determined not to be recoverable out of collections on the related underlying mortgage loan (or, in the case of a Split Mortgage Loan, the Pooled
Component thereof), then that advance (together with accrued interest thereon)
will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2005-C3 principal balance certificates
(exclusive of the Loan-Specific Principal Balance Certificates), prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2005-C3 certificates (exclusive of the Loan-Specific Certificates)), thereby reducing the payments of principal on the series 2005-C3 principal balance certificates
(exclusive of the Loan-Specific Principal Balance Certificates).

     Notwithstanding the foregoing, upon a determination that a previously made
P&I advance is not recoverable out of collections on the related underlying mortgage loan (or, in the case of a Split Mortgage Loan, on the Pooled
Component thereof), instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable P&I advance over a period of time (not to exceed 12 months without the consent of the series 2005-C3 controlling class representative), with interest thereon at the prime rate described in the following paragraph. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable P&I advance over time,

                                     S-218

or not to do so, benefits some classes of series 2005-C3 certificateholders to the detriment of other classes of series 2005-C3 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2005-C3 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2005-C3 certificateholders.

     The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on P&I advances made thereby out of its own funds.
Subject to the following sentence, that interest will commence accruing upon the date the applicable advance was made and will continue to accrue on the amount of each P&I advance, and compound annually, for so long as that advance is outstanding at an annual rate equal to the prime rate as published in the
"Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. With respect to any underlying mortgage loan that provides for a grace period for monthly debt service payments that extends beyond the distribution date for the series 2005-C3 certificates, then, until the expiration of the applicable grace period, the interest accrued on any P&I advance made with respect to any such mortgage loan will be limited to the amount of Default Interest and/or late payment charges, if any, collected in connection with the late payment with respect to which such P&I advance was made.

     Interest accrued with respect to any P&I advance made with respect to any underlying mortgage loan (or, in the case of a Split Mortgage Loan, with respect to the Pooled Component thereof) will be payable--

     o   first, out of any Default Interest and late payment charges collected by the trust on that mortgage loan (or, in the case of a Split Mortgage
         Loan, on the Pooled Component thereof) during the collection period in which that advance is reimbursed, and

     o   then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

     Notwithstanding the foregoing, in no event will amounts allocable to the
Non-Pooled Component of any Split Mortgage Loan be available to reimburse P&I advances with respect to any other underlying mortgage loan or pay interest thereon.

     Any delay between a sub-servicer's receipt of a late collection of a monthly debt service payment as to which a P&I advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer, the trustee or the fiscal agent, as the case may be, on that P&I advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan (or, in the case of a Split
Mortgage Loan, on the Pooled Component thereof), interest accrued on any outstanding P&I advance will result in a reduction in amounts payable on one or more classes of the series 2005-C3 certificates.

     A monthly debt service payment will be assumed to be due with respect to:

     o   each underlying mortgage loan (or, in the case of a Split Mortgage
         Loan, with respect to the Pooled Component thereof) that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o   each underlying mortgage loan (or, in the case of a Split Mortgage
         Loan, the Pooled Component thereof) as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan
(or, in the case of a Split Mortgage Loan, on the Pooled Component thereof)
described in the prior paragraph that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan (or the Pooled Component thereof)
on the relevant date if the related balloon payment had not come due and the mortgage loan (or the Pooled Component thereof) had, instead, continued to amortize (if applicable) and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan (or, in the case of a Split Mortgage Loan, on the Pooled Component thereof) described in the prior paragraph as to which the related mortgaged real property has become an REO Property, will generally equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan (or Pooled
Component thereof) delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property.

                                     S-219

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available, as and under the circumstances described under "--Information Available Electronically"
below, on each distribution date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

     o   A distribution date statement containing substantially the information contained in Annex D to this prospectus supplement.

     o   A CMSA bond level file, together with a CMSA collateral summary file setting forth information with respect to the underlying mortgage loans and the corresponding mortgaged real properties, respectively.

     o   A mortgage pool data update report, which is to contain substantially the categories of information regarding the underlying mortgage loans set forth on Annexes A-1 through A-4 to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The mortgage pool data update report may be included as part of the distribution date statement.

     The master servicer or the special servicer, as specified in the series
2005-C3 pooling and servicing agreement, is required to deliver to the trustee
(or, in the case of the special servicer, to the master servicer for delivery, directly or as part of other reports, to the trustee) monthly, and the trustee is required to make available, as and under the circumstances described below under "--Information Available Electronically," a copy of each of the following reports with respect to the underlying mortgage loans and the corresponding mortgaged real properties:

     o   a CMSA delinquent loan status report;

     o   a CMSA historical loan modification and corrected mortgage loan report;

     o   a CMSA historical liquidation report;

     o   a CMSA REO status report;

     o   a CMSA servicer watch list;

     o   a loan payoff notification report;

     o   a CMSA comparative financial status report;

     o   a CMSA loan level reserve/LOC report;

     o   a CMSA loan periodic update file;

     o   a CMSA property file; and

     o   a CMSA financial file.

     In addition, upon the request of any holder or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

     o   with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

     o   with respect to any mortgaged real property or REO Property, a CMSA NOI adjustment worksheet.

     The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities
Association investor reporting package. Forms of these reports are available at the CMSA's internet website, located at www.cmbs.org.

     Recipients of the reports described above in this "--Reports to
Certificateholders; Available Information" section will be deemed to have agreed to keep the information therein confidential in accordance with applicable securities laws.

     Within a reasonable period of time after the end of each calendar year, upon request, the trustee is required to send to each person who at any time during the calendar year was a series 2005-C3 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly distribution date statements relating to amounts distributed

                                     S-220

to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

     Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or any other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may, at your expense, obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website.

     Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the fiscal agent and the series 2005-C3 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2005-C3 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. The trustee will make available each month, for the relevant reporting periods, to the series 2005-C3 certificateholders and beneficial owners of series 2005-C3 certificates identified to the reasonable satisfaction of the trustee, the distribution date statement, any mortgage pool data update report, any loan payoff notification report, and the mortgage loan information presented in the standard Commercial
Mortgage Securities Association investor reporting package formats via the trustee's internet website. All the foregoing reports will be accessible on a restricted basis after receipt by the trustee of a certification in the form attached to the series 2005-C3 pooling and servicing agreement from the person(s) seeking access. The trustee's internet website will initially be located at www.etrustee.net.

     The trustee may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to their respective internet websites. The trustee will not be liable for the dissemination of information made in accordance with the series 2005-C3 pooling and servicing agreement.

     At the request of the underwriters, as provided in the series 2005-C3 pooling and servicing agreement, the trustee will be required to make available electronically, on each distribution date, to the Trepp Group, Intex Solutions,
Inc., Charter Research Corporation and/or any other similar third party information provider, a copy of the reports made available to the series
2005-C3 certificateholders.

     None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source.

     Other Information. The series 2005-C3 pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

     o   this prospectus supplement, the accompanying prospectus and any other disclosure documents relating to the non-offered classes of the series
         2005-C3 certificates, in the form most recently provided by us or on our behalf to the trustee;

     o   the series 2005-C3 pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the Issue Date, and any amendments to those agreements;

     o   all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2005-C3 certificateholders since the Issue Date;

     o   all officer's certificates delivered to the trustee annually by the master servicer and/or the special servicer since the Issue Date, as described under "Servicing of the Underlying Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

                                     S-221

     o   all accountant's reports delivered to the trustee annually with respect to the master servicer and/or the special servicer since the Issue
         Date, as described under "Servicing of the Underlying Mortgage
         Loans--Evidence as to Compliance" in this prospectus supplement;

     o   the most recent appraisal, if any, with respect to each mortgaged real property for an underlying mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

     o   the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments of those underlying mortgage loans, that are to be added to the mortgage files from time to time, to the extent held by the trustee;

     o   upon request, the most recent inspection report with respect to each mortgaged real property with respect to an underlying mortgage loan prepared by or on behalf of the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the
         Underlying Mortgage Loans--Inspections; Collection of Operating
         Information" in this prospectus supplement; and

     o   upon request, the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the Underlying Mortgage
         Loans--Inspections; Collection of Operating Information" in this prospectus supplement.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee (or the master servicer, if applicable) may require:

     o   in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 2005-C3 pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential, together with a related indemnity;
         and

     o   in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2005-C3 pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential, together with a related indemnity.

VOTING RIGHTS

     The voting rights for the series 2005-C3 certificates will be allocated among the respective classes of those certificates as follows:

     o   99% of the voting rights will be allocated among the holders of the various classes of series 2005-C3 certificates that have principal balances, pro rata in accordance with those principal balances;

     o   1% of the voting rights will be allocated among the holders of the class X-CL, X-CP and X-CBM certificates, pro rata in accordance with their respective notional amounts; and

     o   0% of the voting rights will be allocated among the holders of the class R-I, R-II and R-III certificates;

     Notwithstanding the foregoing, solely for purposes of allocating voting rights to the Loan-Specific Certificates, the respective total principal balances of the respective classes of the Class ML Principal Balance
Certificates will be reduced by their respective shares of any Appraisal
Reduction Amount allocable to the 200 Park Avenue Non-Pooled Component, as described under "--Advances of Delinquent Monthly Debt Services Payments"
above, that is in turn allocated to each of those classes as follows: any
Appraisal Reduction Amount allocable to the 200 Park Avenue Non-Pooled
Component will be deemed allocated to so reduce the total principal amounts of the class ML-2 and ML-1 certificates, in that order, in each case up to the total principal amount thereof. Similarly, solely for purposes of allocating voting rights to the Loan-Specific Certificates, the respective total principal balances and/or notional amounts of the respective classes of the Class CBM
Certificates will be reduced by their respective shares of any Appraisal
Reduction Amount allocable to the Courtyard by

                                     S-222

Marriott Portfolio Non-Pooled Component, as described under "--Advances of
Delinquent Monthly Debt Services Payments" above that is in turn allocated to each of those classes as follows: (a) any Appraisal Reduction Amount allocable to the Courtyard by Marriott Portfolio Non-Pooled Component will be deemed allocated in its entirety to so reduce the total notional amount of the class
X-CBM certificates; and (b) any Appraisal Reduction Amount allocable to the
Courtyard by Marriott Portfolio Non-Pooled Component will be deemed allocated to so reduce the total principal amounts of the class CBM-3, CBM-2 and CBM-1 certificates, in that order, in each case up to the total principal amount thereof.

     Voting rights allocated to a class of series 2005-C3 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

AMENDMENT

     The series 2005-C3 pooling and servicing agreement will be subject to amendment as described under "Description of the Governing
Documents--Amendment" in the accompanying prospectus. However, no such amendment may affect payments to, or otherwise materially and adversely affect the interests of, a Non-Trust Loan Noteholder without its consent.

TERMINATION

     The obligations created by the series 2005-C3 pooling and servicing agreement will terminate following the earliest of--

     1.  the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

     2.  the purchase of all of the mortgage loans and REO Properties remaining in the trust by the special servicer, any single certificateholder or group of certificateholders of the series 2005-C3 controlling class, the master servicer, us or Lehman Brothers Inc., in that order of preference.

     Written notice of termination of the series 2005-C3 pooling and servicing agreement will be given to each series 2005-C3 certificateholder. The final payment with respect to each series 2005-C3 certificate will be made only upon surrender and cancellation of that certificate at the office of the series
2005-C3 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by the special servicer, any single holder or group of holders of the controlling class, the master servicer, us or Lehman Brothers
Inc. of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price generally equal to:

     o   the sum of--

         1.     the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties,
                together with (a) interest, other than Default Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

         2.     the appraised value of all REO Properties then included in the trust,

     minus

     o   solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2005-C3 pooling and servicing agreement.

     The purchase will result in early retirement of the outstanding series
2005-C3 certificates. However, the rights of the special servicer, any single holder or group of holders of the series 2005-C3 controlling class, the master servicer, us or Lehman Brothers Inc. to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial total principal balance of the series 2005-C3 principal balance certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2005-C3 certificateholders, will constitute part of the Standard
Available P&I Funds, the Class ML Available P&I Funds or the Class CBM
Available P&I Funds, as applicable, for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2005-C3 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

THE TRUSTEE

     LaSalle Bank National Association, a national banking association, will act as trustee on behalf of the series 2005-C3 certificateholders. As of the
Issue Date, the office of the trustee primarily responsible for administration of the trust assets,

                                     S-223

its corporate trust office, is located at 135 South LaSalle Street, Suite 1625,
Chicago, Illinois 60603, Attention: Global Securities and Trust
Services--LB-UBS Commercial Mortgage Trust Series 2005-C3.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S.
or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

     o   be authorized under those laws to exercise trust powers,

     o   have a combined capital and surplus of at least $50,000,000, and

     o   be subject to supervision or examination by federal or state banking authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or to the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2005-C3 certificates in their own names.
In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services, which fee will--

     o   accrue at the annual rate stated in the series 2005-C3 pooling and servicing agreement,

     o   accrue on the total Stated Principal Balance of the mortgage pool outstanding from time to time, and

     o   be calculated on a 30/360 Basis.

     Notwithstanding the foregoing, in the case of the respective Non-Pooled
Components of the Split Mortgage Loans, the trustee fee will be calculated on an Actual/360 Basis.

     The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     In addition, the trustee will be authorized to invest or direct the investment of funds held in its collection account and interest reserve account in Permitted Investments. See "--Collection Account" and "--Interest Reserve
Account" above. It will be--

     o   entitled to retain any interest or other income earned on those funds,
         and

     o   required to cover any losses of principal of those investments from its own funds.

     The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the collection account or the interest reserve account.

     See also "Description of the Governing Documents--The Trustee," "--Duties
of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and
Removal of the Trustee" in the accompanying prospectus.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation, will act as fiscal agent pursuant to the series 2005-C3 pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625,
Chicago, Illinois 60603. The duties and obligations of the fiscal agent consist only of making P&I advances as described under "--Advances of Delinquent
Monthly Debt Service Payments" above and servicing advances as described under
"Servicing of the Underlying Mortgage Loans--Servicing and Other Compensation
and Payment of Expenses" in this prospectus supplement. The fiscal agent will not be liable except for the performance of those duties and obligations. The fiscal agent will be entitled to reimbursement for each advance made by it, with interest, in the same manner and to the same extent as the trustee and the master servicer. The fiscal agent will be entitled to various rights, protections, immunities and indemnities substantially similar to those afforded to the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent.

                                     S-224

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o   the price at which the certificate is purchased by an investor, and

     o   the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

     o   the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

     o   the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount, as applicable, of the certificate,

     o   the rate, timing and severity of Realized Losses and Additional Trust
         Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount, as applicable, of, or the total payments on, the certificate, and

     o   the timing and severity of any Net Aggregate Prepayment Interest
         Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity of the class
X-CP certificates will be extremely sensitive to, and the yield maturity of any other offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied or otherwise result in reduction of the principal balance or notional amount of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2005-C3 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to accelerate the rate at which the total notional amount of the class X-CP certificates is reduced and further tend to shorten the weighted average lives of the offered certificates with principal balances. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2005-C3 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates with principal balances. See "Servicing of the Underlying Mortgage
Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase class X-CP certificates, or if you otherwise purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     The yield to investors on the class X-CP certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the underlying mortgage loans. Depending on the timing thereof, a payment of principal on the underlying mortgage loans that is, in turn, applied in
reduction of the total principal balance of the class    ,    ,

                                     S-225

   ,    ,    ,    ,    ,    ,    ,    ,     and     certificates may result in
a reduction in the total notional amount of the class X-CP certificates. If you are considering the purchase of class X-CP certificates, you should consider the risk that an extremely rapid rate of payments and other collections of principal on or with respect to the underlying mortgage loans could result in your failure to fully recover your initial investment.

     In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate. In addition, the pass-through rate for, and the yield on, the class X-CP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 2005-C3 principal balance certificates.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and, in the case of offered certificates with principal balances, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

     If--

     o   you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o   the additional losses result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Depending on the timing thereof, any reduction of the total principal
balance of the class    ,    ,    ,    ,    ,    ,    ,    ,    ,    ,     or
    certificates caused by a Realized Loss with respect to the underlying mortgage loans or an Additional Trust Fund Expense may result in a reduction in the total notional amount of the class X-CP certificates.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and/or yield to maturity of, your offered certificates.

     In addition, if the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2005-C3 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series
2005-C3 certificates. As a result, the Total Principal Payment Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal to any holders of the offered certificates otherwise entitled thereto.

                                     S-226

     Relevant Factors  The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

     o   prevailing interest rates;

     o   the terms of the mortgage loans, including--

         1.     provisions that require the payment of prepayment premiums and yield maintenance charges,

         2.     provisions that impose prepayment lock-out periods, and

         3.     amortization terms that require balloon payments;

     o   the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

     o   the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

     o   the quality of management of the mortgaged real properties;

     o   the servicing of the mortgage loans;

     o   possible changes in tax laws; and

     o   other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans,"
"Description of the Mortgage Pool" and "Servicing of the Underlying Mortgage
Loans" in this prospectus supplement and "Description of the Governing
Documents" and "Yield and Maturity Considerations--Yield and Prepayment
Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan.
Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o   the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o   the relative importance of those factors;

     o   the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o   the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest. If the portion of the Standard Available P&I Funds payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for that class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to the Standard Available P&I Funds on those subsequent distribution dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments"
in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

                                     S-227

     Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

YIELD SENSITIVITY

     The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent yield to maturity and modified duration with respect to each class of offered certificates, as well as the weighted average life and the first and final distribution dates on which principal is to be paid with respect to each class of offered certificates with principal balances. We prepared those tables using the Modeling Assumptions. Where applicable, they also show the assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance or notional amount, as applicable, of each class of offered certificates. For example, 99-24 means 9924/32%.

     We calculated the yields set forth in the tables on Annex C-1 by--

     o   determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the first day of the initial interest accrual period to but excluding the assumed settlement date specified as part of the Modeling Assumptions, and

     o   converting those monthly rates to semi-annual corporate bond equivalent rates.

     That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

     For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the "PSA
Standard Formulas." The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest (or, in the case of the class X-CP certificates, just payments of interest), and the
PSA Standard Formula modified duration is calculated by dividing the Macaulay
Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the modified duration approach used in this prospectus supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of an offered certificate and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex C-1.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment
Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s). The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans. We do not make any representations about the appropriateness of the CPR model.

     The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any particular underlying mortgage loan will prepay at any constant rate, and it is unlikely that the underlying mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that--

     o   the underlying mortgage loans will prepay at any particular rate,

     o   the underlying mortgage loans will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

     o   the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1, or

     o   the total purchase prices of the offered certificates will be as assumed.

     You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.

                                     S-228

WEIGHTED AVERAGE LIVES

     The weighted average life of any offered certificate with a principal balance refers to the average amount of time that will elapse from the Issue
Date until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate with a principal balance is determined as follows:

     o   multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

     o   sum the results; and

     o   divide the sum by the total amount of the reductions in the principal balance of the certificate.

     Accordingly, the weighted average life of any offered certificate with a principal balance will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

     As described in this prospectus supplement, the Net Total Principal
Payment Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3, A-AB and/or A-4 certificates (allocated among those classes as described under "Description of the Offered
Certificates--Payments--Payments of Principal" and "--Payments--Priority of
Payments" in this prospectus supplement), until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates with principal balances, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Net Total Principal Payment Amount is applied, the weighted average lives of the class A-1, A-2, A-3 and A-AB certificates may be shorter, and the weighted average lives of the other classes of offered certificates with principal balances may be longer, than would otherwise be the case if the principal payment amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2005-C3 certificates with principal balances.

     The tables set forth in Annex C-2 show with respect to each class of offered certificates (exclusive of the class X-CP certificates)--

     o   the weighted average life of that class, and

     o   the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     We make no representation that--

     o   the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

     o   all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate,
         or

     o   mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to--

     o   purchase the mortgage loans that we will include in the trust, and

     o   pay expenses incurred in connection with the issuance of the series
         2005-C3 certificates.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the issuance of the offered certificates, Sidley Austin Brown & Wood
LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2005-C3 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each of REMIC I,
REMIC II and REMIC III will qualify as a REMIC under the Internal Revenue Code.

                                     S-229

     The assets of REMIC I will generally include--

     o   the underlying mortgage loans,

     o   any REO Properties acquired on behalf of the series 2005-C3 certificateholders,

     o   the master servicer's custodial account,

     o   the special servicer's REO account, and

     o   the trustee's collection account and interest reserve account.

     For federal income tax purposes,

     o   the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     o   the class R-I certificates will evidence the sole class of residual interests in REMIC I,

     o   the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     o   the class R-II certificates will evidence the sole class of residual interests in REMIC II,

     o   the class A-1, A-2, A-3, A-AB, A-4, X-CL, X-CP, A-M, A-J, B, C, D, E,
         F, G, H, J, K, L, M, N, P, Q, S, T, ML-1, ML-2, CBM-1, CBM-2, CBM-3 and
         X-CBM certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III, and

     o   the class R-III certificates will evidence the sole class of residual interests in REMIC III.

     For federal income tax purposes, each of the X-CL, X-CP and X-CBM classes will evidence multiple regular interests in REMIC III.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, one or more classes of the offered certificates may be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

     The IRS has issued regulations under sections 1271 to 1275 of the Internal
Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero. This is a possibility of particular relevance to a holder of a class X-CP certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her offered certificate. Although the matter is not free from doubt, a holder of a class X-CP certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the underlying mortgage loans. Any loss might be treated as a capital loss.

     Some of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of an offered certificate will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See
"Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular
Certificates--Premium" in the accompanying prospectus.

                                     S-230

     When determining the rate of accrual of market discount and premium, if any, with respect to the series 2005-C3 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

     o   no mortgage loan in the trust will be prepaid prior to maturity, and

     o   there will be no extension of maturity for any mortgage loan in the trust.

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement. It is not entirely clear under the
Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the applicable offered certificates and that the taxable income be reported based on the projected constant yield to maturity of those offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the applicable offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as
"real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code.

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section
7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under section 860G(a)(3)(C)
of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

     o   a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

     o   a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue Code;
         and

     o   the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities.
Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

                                     S-231

     (1) the borrower pledges substitute collateral that consist solely of
         Government Securities;

     (2) the mortgage loan documents allow that substitution;

     (3) the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

     (4) the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

     See "Description of the Mortgage Pool" in this prospectus supplement and
"Federal Income Tax Consequences--
REMICs--Characterization of Investments in REMIC Certificates" in the
accompanying prospectus.

CONSTRUCTIVE SALES OF CLASS X-CP CERTIFICATES

     Section 1259 of the Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o   entitle the holder to a specified principal amount,

     o   pay interest at a fixed or variable rate, and

     o   are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class X-CP certificates, which do not have principal balances, could be subject to this provision if a holder of those offered certificates engages in a constructive sale transaction.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2005-C3 certificateholders.

     See "--REO Properties" in this prospectus supplement and "Federal Income
Tax Consequences--REMICs--
Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                             ERISA CONSIDERATIONS

     If you are--

     o   a fiduciary of a Plan, or

     o   any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue
Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires a series 2005-C3 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA
Considerations--Plan Asset

                                     S-232

Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the
Plan Asset Regulations. For example, one of the exceptions in the Plan Asset
Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception will be tested immediately after each acquisition of a series
2005-C3 certificate, whether upon initial issuance or in the secondary market.
Because there are no relevant restrictions on the purchase and transfer of the series 2005-C3 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2005-C3 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust's underlying assets. However, if the trust or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that
Plan could result in a prohibited transaction, unless the Underwriter
Exemption, as discussed below, or some other exemption is available.

     The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Lehman Brothers Inc., which exemption is identified as Prohibited Transaction Exemption 91-14, as amended by Prohibited
Transaction Exemptions 2000-58 and 2002-41. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and
(b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

     o   the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     o   the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an
         Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption.
The conditions are as follows:

     o   first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o   second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by
         S&P, Moody's or Fitch;

     o   third, the trustee cannot be an affiliate of any other member of the
         Restricted Group (other than an underwriter);

     o   fourth, the following must be true--

         1.     the sum of all payments made to and retained by
                Exemption-Favored Parties must represent not more than
                reasonable compensation for underwriting the relevant class of certificates,

         2.     the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must
                represent not more than the fair market value of the
                obligations, and

         3.     the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must
                represent not more than reasonable compensation for that
                person's services under the series 2005-C3 pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     o   fifth, the investing Plan must be an accredited investor as defined in
         Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that each class of offered certificates receive an investment grade rating from each of S&P and Moody's.
In addition, the initial trustee is not an affiliate of any other member of the
Restricted Group. Accordingly, as of the Issue Date, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of

                                     S-233

the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust meet the following requirements:

     o   the trust assets must consist solely of assets of the type that have been included in other investment pools;

     o   certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P,
         Moody's or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

     o   certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and
(b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code, in connection with--

     o   the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an
         Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a
         Party in Interest with respect to the investing Plan,

     o   the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

     o   the continued holding of an offered certificate by a Plan.

     However, no exemption is provided from the restrictions of sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

     o   the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

     o   the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

     o   the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a),
406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b)
of the Internal Revenue Code by reason of section 4975(c) of the Internal
Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a)
and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A)
through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     o   providing services to the Plan, or

     o   having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

                                     S-234

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the
Underwriter Exemption, and the other requirements set forth in the Underwriter
Exemption, would be satisfied at the time of the purchase.

     A governmental plan as defined in section 3(32) of ERISA is not subject to
ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue
Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     o   the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     o   the investment is appropriate for Plans generally or for any particular
         Plan.

                               LEGAL INVESTMENT

     None of the offered certificates will be mortgage related securities for purposes of SMMEA. Furthermore, neither we nor any of the underwriters makes any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     o   are legal investments for them, or

     o   are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters have agreed, severally and not jointly, to purchase from us, and we have agreed to sell to them, their respective allotments, in each case if any, of the offered certificates as set forth on the table below. As set forth in the table below, not every underwriter is obligated to acquire offered certificates. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us,
will be approximately $         , plus accrued interest on all the offered
certificates from June 11, 2005. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about June 30, 2005, against payment for them in immediately available funds.

                                     S-235



        UNDERWRITER         CLASS A-1   CLASS A-2   CLASS A-3   CLASS A-AB   CLASS A-4
-------------------------- ----------- ----------- ----------- ------------ -----------

Lehman Brothers Inc ...... $           $           $           $            $
UBS Securities LLC .......
                           ----------- ----------- ----------- ------------ -----------
TOTAL .................... $           $           $           $            $
                           =========== =========== =========== ============ ===========




        UNDERWRITER          CLASS A-M   CLASS A-J    CLASS B     CLASS C     CLASS D
--------------------------- ----------- ----------- ----------- ----------- -----------

Lehman Brothers Inc. ...... $           $           $           $           $
UBS Securities LLC ........
                            ----------- ----------- ----------- ----------- -----------
TOTAL ..................... $           $           $           $           $
                            =========== =========== =========== =========== ===========




     UNDERWRITER              CLASS E     CLASS F    CLASS X-CP
--------------------------  ----------- ----------- ------------

Lehman Brothers Inc.         $           $            $
UBS Securities LLC .......
                             ----------  ----------   ----------
Total ....................   $           $            $
                             ==========  ==========   ==========


     The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

     o   the receipt of various legal opinions; and

     o   the satisfaction of various conditions, including that--

         1.     no stop order suspending the effectiveness of our registration statement is in effect, and

         2.     no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

     The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The underwriting agreement provides that we will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify us, against various civil liabilities under the Securities Act of
1933, as amended, relating to the disclosure in this prospectus supplement, the accompanying prospectus or our registration statement.

     We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See "Risk Factors--Lack of Liquidity Will Impair
Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect
on the Market Value of Your Offered Certificates" in the accompanying prospectus.

     With respect to this offering--

     o   Lehman Brothers Inc., one of our affiliates, is acting as co-lead manager and sole bookrunner, and

     o   UBS Securities LLC is acting as co-lead manager.

                                 LEGAL MATTERS

     Particular legal matters relating to the offered certificates will be passed upon for us by Sidley Austin Brown & Wood LLP, New York, New York, for
both the underwriters by Sidley Austin Brown & Wood LLP, New York, New York,
and for UBS Securities LLC by Cadwalader, Wickersham & Taft LLP, New York, New
York.

                                     S-236

                                    RATINGS
     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                          CLASS       S&P       MOODY'S
                         -------     -----     --------
                           X-CP       AAA         Aaa
                            A-1       AAA         Aaa
                            A-2       AAA         Aaa
                            A-3       AAA         Aaa
                           A-AB       AAA         Aaa
                            A-4       AAA         Aaa
                            A-M       AAA         Aaa
                            A-J       AAA         Aaa
                             B        AA+         Aa1
                             C         AA         Aa2
                             D        AA-         Aa3
                             E         A+         A1
                             F         A          A2

     The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the class X-CP certificates, the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o   the tax attributes of the offered certificates or of the trust,

     o   whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     o   the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     o   the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     o   whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment
         Interest Shortfalls,

     o   whether and to what extent prepayment premiums, yield maintenance charges or Default Interest will be received, and

     o   the yield to maturity that investors may experience.

     Also, a security rating does not represent any assessment of the possibility that the holders of the class X-CP certificates might not fully recover their investment in the event of rapid prepayments and/or other early liquidations of the underlying mortgage loans.

     In general, ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class X-CP certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the holders of the class X-CP certificates receive only a single month's interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will nevertheless have been paid.
This result would be consistent with the ratings received on the class X-CP certificates. The ratings of the class X-CP certificates do not address the timing or magnitude of reduction of the notional amounts of those certificates, but only the obligation to pay interest timely on those notional amounts as so reduced from time to time.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Moody's.

                                     S-237

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying prospectus.

                                     S-238

                                   GLOSSARY
     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4 and B to this prospectus supplement.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "101 AVENUE OF THE AMERICAS ASSET STATUS REPORT" has the meaning assigned thereto under "Servicing of the Underlying Mortgage Loans--The Series 2005-C3
Controlling Class Representative, the Directing Certificateholders and the
Non-Trust Loan Noteholders" in this prospectus supplement.

     "101 AVENUE OF THE AMERICAS BORROWER" means the borrower under the 101
Avenue of the Americas Loan Combination, as identified under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 101 Avenue of the
Americas Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement.

     "101 AVENUE OF THE AMERICAS CO-LENDER AGREEMENT" means that certain
Co-Lender Agreement dated as of April 22, 2005, between the initial holder of the promissory note for the 101 Avenue of the Americas Mortgage Loan and the
initial 101 Avenue of the Americas Non-Trust Loan Noteholder.

     "101 AVENUE OF THE AMERICAS LOAN COMBINATION" means, together, the 101
Avenue of the Americas Mortgage Loan and the 101 Avenue of the Americas
Non-Trust Loan.

     "101 AVENUE OF THE AMERICAS MORTGAGE LOAN" means the underlying mortgage loan secured by the 101 Avenue of the Americas Mortgaged Property.

     "101 AVENUE OF THE AMERICAS MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 101 Avenue of the Americas.

     "101 AVENUE OF THE AMERICAS NON-TRUST LOAN" means the Non-Trust Loan secured by the 101 Avenue of the Americas Mortgaged Property that is, at all times, pari passu in right of payment with the 101 Avenue of the Americas
Mortgage Loan.

     "101 AVENUE OF THE AMERICAS NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for the 101 Avenue of the Americas Non-Trust Loan.

     "101 AVENUE OF THE AMERICAS TENANT" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The 101 Avenue of the Americas Mortgage Loan--The Mortgaged Property" in
this prospectus supplement.

     "101 AVENUE OF THE AMERICAS UNION LEASE" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The 101 Avenue of the Americas Mortgage Loan--The Mortgaged Property" in
this prospectus supplement.

     "200 PARK AVENUE BORROWER" means the borrower under the 200 Park Avenue
Loan Combination, as identified under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The 200 Park Avenue Mortgage
Loan--The Borrower and Sponsor" in this prospectus supplement.

     "200 PARK AVENUE CO-LENDER AGREEMENT" means that certain Co-Lender
Agreement dated as of a date in June 2005, between the initial holder of the promissory note for the 200 Park Avenue Mortgage Loan and the initial 200 Park
Avenue Non-Trust Loan Noteholder.

     "200 PARK AVENUE JUNIOR MEZZANINE BORROWER" means the borrower under the
200 Park Avenue Junior Mezzanine Loan, as identified under "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The 200 Park Avenue
Mortgage Loan--Junior Mezzanine Financing" in this prospectus supplement.

     "200 PARK AVENUE JUNIOR MEZZANINE LOAN" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The 200 Park Avenue Mortgage Loan--Junior Mezzanine Financing" in this prospectus supplement.

     "200 PARK AVENUE JUNIOR NET LIQUIDATION PROCEEDS AFTER DEBT SERVICE" has
the meaning assigned to that term under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The 200 Park Avenue Mortgage
Loan--Lockbox" in this prospectus supplement.

     "200 PARK AVENUE LIQUIDITY FACILITY" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The 200 Park Avenue Mortgage Loan--Junior Mezzanine Financing" in this prospectus supplement.

                                     S-239

     "200 PARK AVENUE LOAN COMBINATION" means, together, the 200 Park Avenue
Mortgage Loan and the 200 Park Avenue Non-Trust Loans.

     "200 PARK AVENUE LOW DSCR PERIOD" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The 200 Park Avenue Mortgage Loan--Lockbox" in this prospectus supplement.

     "200 PARK AVENUE MEZZANINE BORROWER" means the 200 Park Avenue Senior
Mezzanine Borrower or the 200 Park Avenue Junior Mezzanine Borrower, as
applicable.

     "200 PARK AVENUE MEZZANINE COLLATERAL" means the collateral for the 200
Park Avenue Senior Mezzanine Loan and/or the 200 Park Avenue Junior Mezzanine
Loan.

     "200 PARK AVENUE MEZZANINE LOAN" means the 200 Park Avenue Senior
Mezzanine Loan or the 200 Park Avenue Junior Mezzanine Loan, as applicable.

     "200 PARK AVENUE MEZZANINE LOW DSCR PERIOD" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The 200 Park Avenue Mortgage Loan--Lockbox" in this prospectus supplement.

     "200 PARK AVENUE MORTGAGE LOAN" means the underlying mortgage loan secured by the 200 Park Avenue Mortgaged Property.

     "200 PARK AVENUE MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 200 Park Avenue.

     "200 PARK AVENUE NON-POOLED COMPONENT" means the junior component of the
200 Park Avenue Mortgage Loan that consists of $51,236,204 of the entire cut-off date principal balance of the 200 Park Avenue Mortgage Loan, which component is identified in the related loan agreement as "Component A-1B."

     "200 PARK AVENUE NON-TRUST LOANS" means the two (2) Non-Trust Loans secured by the 200 Park Avenue Mortgaged Property that are, at all times, pari passu in right of payment with the Pooled Component of the 200 Park Avenue
Mortgage Loan.

     "200 PARK AVENUE NON-TRUST LOAN NOTEHOLDER" means the holders of the promissory note for a 200 Park Avenue Non-Trust Loan.

     "200 PARK AVENUE POOLED COMPONENT" means the senior component of the 200
Park Avenue Mortgage Loan that consists of $278,500,000 of the entire cut-off date principal balance of the 200 Park Avenue Mortgage Loan, which component is identified in the related loan agreement as "Component A-1A."

     "200 PARK AVENUE SENIOR MEZZANINE BORROWER" means the borrower under the
200 Park Avenue Senior Mezzanine Loan, as identified under "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The 200 Park Avenue
Mortgage Loan--Senior Mezzanine Financing" in this prospectus supplement.

     "200 PARK AVENUE SENIOR MEZZANINE LOAN" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The 200 Park Avenue Mortgage Loan--Senior Mezzanine Financing" in this prospectus supplement.

     "200 PARK AVENUE SENIOR NET LIQUIDATION PROCEEDS AFTER DEBT SERVICE" has
the meaning assigned to that term under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The 200 Park Avenue Mortgage
Loan--Lockbox" in this prospectus supplement.

     "200 PARK AVENUE SIGNAGE RIGHTS" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The 200 Park Avenue Mortgage Loan--Building Naming Rights/Signage" in
this prospectus supplement.

     "200 PARK AVENUE TRI-PARTY INTERCREDITOR AGREEMENT" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The 200 Park Avenue Mortgage Loan--Junior Mezzanine
Financing" in this prospectus supplement.

     "900 MICHIGAN AVENUE CO-LENDER AGREEMENT" means that certain Co-Lender
Agreement dated as of a date in June 2005, between the initial holder of the promissory note for the 900 North Michigan Avenue Mortgage Loan and the initial
900 North Michigan Avenue Non-Trust Loan Noteholder.

                                     S-240

     "900 NORTH MICHIGAN AVENUE BORROWER" means the borrower under the 900
North Michigan Avenue Mortgage Loan, as identified under "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The 900 North Michigan
Avenue Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement.

     "900 NORTH MICHIGAN AVENUE LOAN COMBINATION" means, together, the 900
North Michigan Avenue Mortgage Loan and the 900 North Michigan Avenue
Subordinate Non-Trust Loan.

     "900 NORTH MICHIGAN AVENUE MORTGAGE LOAN" means the underlying mortgage loan secured by the 900 North Michigan Avenue Mortgaged Property.

     "900 NORTH MICHIGAN AVENUE MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 900 North
Michigan Avenue.

     "900 NORTH MICHIGAN AVENUE NON-TRUST LOAN" means the Non-Trust Loan secured by the 900 North Michigan Avenue Mortgaged Property that is generally subordinate in right of payment with the 900 North Michigan Avenue Mortgage
Loan.

     "900 NORTH MICHIGAN AVENUE NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for the 900 North Michigan Avenue Non-Trust Loan.

     "900 NORTH MICHIGAN DECLARATION" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The 900 North Michigan Avenue Mortgage Loan--Declaration" in this prospectus supplement.

     "900 NORTH MICHIGAN LOCKOUT EXPIRATION DATE" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The 900 North Michigan Avenue Mortgage Loan--The Mortgage Loan"
in this prospectus supplement.

     "900 NORTH MICHIGAN RELEASE PRICE" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The 900 North Michigan Avenue Mortgage Loan--Partial Release" in this prospectus supplement.

     "900 NORTH MICHIGAN RELEASE PROPERTY" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The 900 North Michigan Avenue Mortgage Loan--Partial Release" in this prospectus supplement.

     "A/B LOAN COMBINATION" means each Loan Combination identified as an A/B
Loan Combination in the chart under "Description of the Mortgage Pool--Loan
Combinations--General" in this prospectus supplement.

     "A/B LOAN COMBINATION CO-LENDER AGREEMENT" means the Co-Lender Agreement related to each A/B Loan Combination.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust that--

     o   arises out of a default on a mortgage loan or an otherwise unanticipated event,

     o   is not required to be paid by any party to the series 2005-C3 pooling and servicing agreement,

     o   is not included in the calculation of a Realized Loss in respect of any particular underlying mortgage loan,

     o   is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the related mortgage loan or by amounts otherwise payable to the holder of any related Non-Trust Loan, and

     o   causes a shortfall in the payments of interest or principal on any class of series 2005-C3 certificates.

     We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--
Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "ADMINISTRATIVE COST RATE" means, with respect to each mortgage loan in the trust, the sum of--

     o   the per annum rate at which the related master servicing fee (including any related primary servicing fee payable by the master servicer to any related sub-servicer who has entered into a sub-servicing agreement with the master servicer) is calculated under the series 2005-C3 pooling and servicing agreement, and

                                     S-241

     o   the per annum rate at which the monthly trustee fee is calculated under the series 2005-C3 pooling and servicing agreement.

     "ADR" means average daily rate.

     "ALLOCATED PRINCIPAL BALANCE" means:

     o   in the case of the 200 Park Avenue Pooled Component, a principal amount equal to the portion of the entire actual cut-off date principal balance of the 200 Park Avenue Mortgage Loan that is allocable to the
         200 Park Avenue Pooled Component (which is $278,500,000), reduced on each distribution date, to not less than zero, by--

         1.     that portion, if any, of the Total Principal Payment Amount for that distribution date that is attributable to the 200 Park
                Avenue Pooled Component (without regard to any reduction in, or addition to, that Total Principal Payment Amount contemplated by the second paragraph and/or third paragraph of the definition of
                "Total Principal Payment Amount" below in this glossary), and

         2.     the principal portion of any Realized Loss incurred with respect to the 200 Park Avenue Mortgage Loan during the related
                collection period in connection with a final liquidation or a forgiveness of debt, to the extent that such principal loss was allocable to the 200 Park Avenue Pooled Component;

     o   in the case of the 200 Park Avenue Non-Pooled Component, a principal amount equal to the portion of the entire actual cut-off date principal balance of the 200 Park Avenue Mortgage Loan that is allocable to the
         200 Park Avenue Non-Pooled Component (which is $51,236,204), reduced on each distribution date, to not less than zero, by--

         1.     that portion, if any, of the Total Principal Payment Amount for that distribution date that is attributable to the 200 Park
                Avenue Non-Pooled Component (without regard to any reduction in, or addition to, that Total Principal Payment Amount contemplated by the second paragraph and/or third paragraph of the definition of "Total Principal Payment Amount" below in this glossary), and

         2.     the principal portion of any Realized Loss incurred with respect to the 200 Park Avenue Mortgage Loan during the related
                collection period in connection with a final liquidation or a forgiveness of debt, to the extent that such principal loss was allocable to the 200 Park Avenue Non-Pooled Component;

     o   in the case of the Courtyard by Marriott Portfolio Pooled Component, a
         principal amount equal to the portion of the entire actual cut-off date principal balance of the Courtyard by Marriott Portfolio Mortgage Loan that is allocable to the Courtyard by Marriott Portfolio Pooled
         Component (which is $121,500,000), reduced on each distribution date, to not less than zero, by--

         1.     that portion, if any, of the Total Principal Payment Amount for that distribution date that is attributable to the Courtyard by
                Marriott Portfolio Pooled Component (without regard to any reduction in, or addition to, that Total Principal Payment
                Amount contemplated by the second paragraph and/or third
                paragraph of the definition of "Total Principal Payment Amount"
                below in this glossary), and

         2.     the principal portion of any Realized Loss incurred with respect to the Courtyard by Marriott Portfolio Mortgage Loan during the related collection period in connection with a final liquidation or a forgiveness of debt, to the extent that such principal loss was allocable to the Courtyard by Marriott Portfolio Pooled
                Component; and

     o   in the case of the Courtyard by Marriott Portfolio Non-Pooled
         Component, a principal amount equal to the portion of the entire actual cut-off date principal balance of the Courtyard by Marriott Portfolio
         Mortgage Loan that is allocable to the Courtyard by Marriott Portfolio
         Non-Pooled Component (which is $42,700,000), reduced on each distribution date, to not less than zero, by--

         1.     that portion, if any, of the Total Principal Payment Amount for that distribution date that is attributable to the Courtyard by
                Marriott Portfolio Non-Pooled Component (without regard to any reduction in, or addition to, that Total Principal Payment
                Amount contemplated by the second paragraph and/or third
                paragraph of the definition of "Total Principal Payment Amount"
                below in this glossary), and

         2.     the principal portion of any Realized Loss incurred with respect to the Courtyard by Marriott Portfolio Mortgage Loan during the related collection period in connection with a final liquidation or a forgiveness of debt, to the extent that such principal loss was allocable to the Courtyard by Marriott Portfolio Non-Pooled
                Component.

                                     S-242

     However, the "Allocated Principal Balance" of each of the 200 Park Avenue
Pooled Component and the 200 Park Avenue Non-Pooled Component will, in all cases, be zero as of the first distribution date following the end of the collection period in which it is determined that all amounts ultimately collectable with respect to the 200 Park Avenue Mortgage Loan or any related
REO Property have been received.

     Similarly, the "Allocated Principal Balance" of each of the Courtyard by
Marriott Portfolio Pooled Component and the Courtyard by Marriott Portfolio
Non-Pooled Component will, in all cases, be zero as of the first distribution date following the end of the collection period in which it is determined that all amounts ultimately collectable with respect to the Courtyard by Marriott
Portfolio Mortgage Loan or any related REO Property have been received.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where--

     o   "x" is equal to the sum of:

          1.   the Stated Principal Balance of the mortgage loan;

          2.   to the extent not previously advanced by or on behalf of the master servicer, the trustee or the fiscal agent, all unpaid interest, other than any Default Interest, accrued on the
               mortgage loan through the most recent due date prior to the date of determination;

          3.   all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

          4.   all related unreimbursed advances made by or on behalf of the master servicer, the special servicer, the trustee or the fiscal agent with respect to the mortgage loan, together with interest on those advances as permitted under the series 2005-C3 pooling and servicing agreement;

          5.   any other unpaid items that could become Additional Trust Fund
               Expenses in respect of the mortgage loan; and

          6.   all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents, and any unfunded improvement and other applicable reserves, with respect to the related mortgaged real property, net of any escrow
               reserves held by the master servicer or the special servicer that cover any such item; and

     o   "y" is equal to the sum of:

          1.   the excess, if any, of--

             (a)   90% of the resulting appraised or estimated value of the
                   related mortgaged real property or REO Property (which value may be subject to reduction by the special servicer, acting in accordance with the Servicing Standard, based on its
                   review of the related appraisal and other relevant
                   information), over

             (b)   the amount of any obligations secured by liens on the
                   property that are prior to the lien of the mortgage loan;

         2.  the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that--

             (a)   are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

             (b)   are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the 12-month period
                   following the date of determination, and

             (c)   may be used to reduce the principal balance of the mortgage loan; and

         3.  the amount of any letter of credit that constitutes additional security for the mortgage loan that may be drawn upon for purposes of paying down the principal balance of the mortgage loan.

     If, however, with respect to any mortgage loan in the trust--

     o   an Appraisal Trigger Event occurs,

     o   no appraisal or other valuation estimate, as described under "Servicing of the Underlying Mortgage Loans--Required Appraisals," is obtained or performed within 60 days after the occurrence of that Appraisal Trigger
         Event, and

                                     S-243

     o   either--

         1.  no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal
             Trigger Event, or

         2.  there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that would, in the special servicer's judgment, materially affect the value of the property,

then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the master servicer will determine the
Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction
Amount.

     Each Appraisal Reduction Amount shall be reduced to zero as of the date the related mortgage loan becomes a corrected mortgage loan, it has remained current for at least three consecutive monthly payments and no other Appraisal
Trigger Event has occurred during the preceding three-month period; and no
Appraisal Reduction Amount shall exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

     Notwithstanding the foregoing, each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal
Reduction Amount, and interest payable on delinquency advances made with respect to a securitized Pari Passu Non-Trust Loan under the related securitization document may be taken into account. Any appraisal reduction amount will be allocated among the mortgage loans in the subject loan combination and between the Pooled and Non-Pooled Components of any Split
Mortgage Loan in the subject Loan Combination, as follows--

     o   with respect to the 200 Park Avenue Loan Combination, any Appraisal
         Reduction Amount will be allocated, first, to the Non-Pooled Component of the 200 Park Avenue Mortgage Loan (up to the amount of the outstanding principal balance of, and all accrued and unpaid interest
         (other than Default Interest) on, that Non-Pooled Component), and then, on a pro rata basis by balance, between the Pooled Component of the 200
         Park Avenue Mortgage Loan and the 200 Park Avenue Pari Passu Non-Trust
         Mortgage Loans;

     o   with respect to the 101 Avenue of the Americas Loan Combination, any
         resulting Appraisal Reduction Amount will be allocated, on a pro rata basis by balance, between the 101 Avenue of the Americas Mortgage Loan and the 101 Avenue of the Americas Pari-Passu Non-Trust Loan;

     o   with respect to the Courtyard by Marriott Portfolio Loan Combination,
         any resulting Appraisal Reduction Amount will be allocated, first, to the Courtyard by Marriott Portfolio Subordinate Non-Trust Loan (up to
         the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than Default Interest) on, the Courtyard by
         Marriott Portfolio Subordinate Non-Trust Loan, and second, to the
         Non-Pooled Component of the Courtyard by Marriott Portfolio Mortgage
         Loan (up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than Default Interest) on, that
         Non-Pooled Component), and third, on a pro rata basis by balance, between the Pooled Component of the Courtyard by Marriott Portfolio
         Mortgage Loan and the Courtyard by Marriott Portfolio Pari-Passu
         Non-Trust Loans; and

     o   with respect to each A/B Loan Combination, any resulting Appraisal
         Reduction Amount will, in each case, be allocated, first, to the related Subordinate Non-Trust Mortgage Loan (up to the amount of the outstanding principal balance of, and all accrued and unpaid interest
         (other than Default Interest) on, the related Subordinate Non-Trust
         Mortgage Loan), and then, to the underlying mortgage loan in that Loan
         Combination.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust or otherwise serviced under the series 2005-C3 pooling and servicing agreement, any of the following events:

     o   the mortgage loan has been modified by the special servicer in a manner that--

         1.  affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

         2.  except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

                                     S-244

         3.  in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due on the mortgage loan;

     o   the mortgage loan is delinquent--

         1.  except in the case of a balloon payment, for 60 days beyond the date the subject payment was due, or

         2.  solely in the case of a balloon payment, if any, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment, for 30 days beyond the date on which that balloon payment was due
             (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);

     o   a receiver or similar official is appointed and continues for 60 days in that capacity in respect of the mortgaged real property securing the mortgage loan;

     o   the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings, or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

     o   the mortgaged real property securing the mortgage loan becomes an REO
         Property; or

     o   the mortgage loan remains outstanding five years after any extension of its maturity.

     "BALLOON BALANCE" has the same meaning as "Maturity Balance."

     "BALLOON LOAN" means any mortgage loan in the trust fund that by its original terms or by virtue of any modification entered into as of the issue date for the series 2005-C3 certificates provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

     "CAPITAL IMP. RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

     "CBE" means corporate bond equivalent.

     "CERCLA" means the Federal Comprehensive Environmental, Response,
Compensation and Liability Act of 1980, as amended.

     "CLASS A-AB PLANNED PRINCIPAL BALANCE" has the meaning assigned to that term under "Description of the Certificates--Payments--Payments of Principal"
in this prospectus supplement.

     "CLASS A SENIOR PRINCIPAL PAYMENT CROSS-OVER DATE" means the first distribution date as of the commencement of business on which--

     o   the class A-1, A-2, A-3, A-AB and A-4 certificates, or any two or more of those classes, remain outstanding, and

     o   the total principal balance of the class A-M, A-J, B, C, D, E, F, G, H,
         J, K, L, M, N, P, Q, S and T certificates have previously been reduced to zero as described under "Description of the Offered
         Certificates--Reductions of Certificate Principal Balances in
         Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "CLASS CBM AVAILABLE P&I FUNDS" means funds allocable to the Courtyard by
Marriott Portfolio Non-Pooled Component in accordance with the discussion under
"Description of the Mortgage Pool--Loan Combinations--The Courtyard by Marriott
Portfolio Mortgage Loan--Priority of Payments" in this prospectus supplement and available for distributions of principal and interest with respect to the
Class CBM Certificates.

     "CLASS CBM CERTIFICATES" means, collectively, the class CBM-1, CBM-2,
CBM-3 and X-CBM certificates.

     "CLASS CBM DIRECTING CERTIFICATEHOLDER" means a holder (or, in the case of a class of book-entry certificates, a beneficial owner) of the Class CBM
Certificates selected by the holders (or, in the case of a class of book-entry certificates, beneficial owners) of more than 50% of the series 2005-C3 voting rights allocable to the Class CBM Certificates, as certified by the certificate registrar from time to time; provided, however, that until a Class CBM
Directing Certificateholder is so selected or after receipt of a notice from the holders (or, in the case of a class of book-entry certificates, beneficial owners) of more than 50% of the series 2005-C3 voting rights allocable to the
Class CBM Certificates that a Class CBM Directing Certificateholder is no longer designated, the holder (or, in the case of a class of book-entry certificates, beneficial owner) of

                                     S-245

Class CBM Certificates that is entitled to the largest percentage of series
2005-C3 voting rights allocated to the Class CBM Certificates will be the Class
CBM Directing Certificateholder.

     "CLASS CBM PRINCIPAL BALANCE CERTIFICATES" means, collectively, the class
CBM-1, CBM-2 and CBM-3 certificates.

     "CLASS CBM PRINCIPAL PAYMENT AMOUNT" means, with respect to any distribution date, the amount of principal allocable to the Courtyard by
Marriott Portfolio Non-Pooled Component in accordance with the discussion under
"Description of the Mortgage Pool--Loan Combinations--The Courtyard by Marriott
Portfolio Mortgage Loan--Priority of Payments" in this prospectus supplement.

     "CLASS ML AVAILABLE P&I FUNDS" means funds allocable the 200 Park Avenue
Non-Pooled Component in accordance with the discussion under "Description of the Mortgage Pool--Loan Combinations--The 200 Park Avenue Mortgage
Loan--Priority of Payments" in this prospectus supplement and available for distributions of principal and interest with respect to the Class CBM Principal
Balance Certificates.

     "CLASS ML PRINCIPAL BALANCE CERTIFICATES" means, collectively, the class
ML-1 and ML-2 certificates.

     "CLASS ML DIRECTING CERTIFICATEHOLDER" means a holder (or, in the case of a class of book-entry certificates, a beneficial owner) of the Class ML
Principal Balance Certificates selected by the holders (or, in the case of a class of book-entry certificates, beneficial owners) of more than 50% of the series 2005-C3 voting rights allocable to of the Class ML Principal Balance
Certificates, as certified by the certificate registrar from time to time;
provided, however, that until a Class ML Directing Certificateholder is so selected or after receipt of a notice from the holders (or, in the case of a class of book-entry certificates, beneficial owners) of more than 50% of the series 2005-C3 voting rights allocable to the Class ML Principal Balance
Certificates that a Class ML Directing Certificateholder is no longer designated, the holder (or, in the case of a class of book-entry certificates, beneficial owner) of Class ML Principal Balance Certificates that is entitled to the largest percentage of series 2005-C3 voting rights allocated to the
Class ML Principal Balance Certificates will be the Class ML Directing
Certificateholder.

     "CLASS ML PRINCIPAL BALANCE CERTIFICATES" means, collectively, the class
ML-1 and ML-2 certificates.

     "CLASS ML PRINCIPAL PAYMENT AMOUNT" means, with respect to any distribution date, the amount of principal allocable to the 200 Park Avenue
Non-Pooled Component in accordance with the discussion under "Description of the Mortgage Pool--Loan Combinations--The 200 Park Avenue Mortgage
Loan--Priority of Payments" in this prospectus supplement.

     "CLEARSTREAM" means Clearstream Banking Luxembourg.

     "CO-LENDER AGREEMENT" means the co-lender agreement or other intercreditor agreement that has been executed in connection with each Loan Combination, that identified the respective rights and obligations of the holders of the mortgage loans that comprise the subject Loan Combination, and that is described under
"Description of the Mortgage Pool--Loan Combinations" in this prospectus supplement.

     "CONDEMNATION PROCEEDS" means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "COURTYARD BY MARRIOTT PORTFOLIO BORROWER" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The Courtyard by Marriott Portfolio Mortgage Loan--The Borrower
and Sponsor" in this prospectus supplement.

     "COURTYARD BY MARRIOTT PORTFOLIO CO-LENDER AGREEMENT" means that certain
Co-Lender Agreement dated as of a date in June 2005, between the initial holder of the promissory note for the Courtyard by Marriott Portfolio Mortgage Loan and the Courtyard by Marriott Portfolio Non-Trust Loan Noteholders.

     "COURTYARD BY MARRIOTT PORTFOLIO EXCLUDED PROPERTIES" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The Courtyard by Marriott Portfolio Mortgage
Loan--The Mortgaged Properties" in this prospectus supplement.

     "COURTYARD BY MARRIOTT PORTFOLIO LOAN COMBINATION" means, together, the
Courtyard by Marriott Portfolio Mortgage Loan, the Courtyard by Marriott
Portfolio Pari Passu Non-Trust Loans and the Courtyard by Marriott Portfolio
Subordinate Non-Trust Loan.

     "COURTYARD BY MARRIOTT PORTFOLIO MANAGER" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Courtyard by Marriott Portfolio Mortgage Loan--Management Agreement"
in this prospectus supplement.

                                     S-246

     "COURTYARD BY MARRIOTT PORTFOLIO MORTGAGE LOAN" means the underlying mortgage loan secured by the Courtyard by Marriott Portfolio Mortgaged
Properties.

     "COURTYARD BY MARRIOTT PORTFOLIO MORTGAGED PROPERTIES" means the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott Portfolio.

     "COURTYARD BY MARRIOTT PORTFOLIO NON-POOLED COMPONENT" means the junior component of the Courtyard by Marriott Portfolio Mortgage Loan that consists of
$42,700,000 of the entire cut-off date principal balance of the Courtyard by
Marriott Portfolio Mortgage Loan, which component is identified in the related loan agreement as "Component A-1B."

     "COURTYARD BY MARRIOTT PORTFOLIO NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for a Courtyard by Marriott Portfolio Non-Trust
Loan.

     "COURTYARD BY MARRIOTT PORTFOLIO NON-TRUST LOANS" means, collectively, the
Courtyard by Marriott Portfolio Pari Passu Non-Trust Loans and the Courtyard by
Marriott Portfolio Subordinate Non-Trust Loan.

     "COURTYARD BY MARRIOTT PORTFOLIO PARI PASSU NON-TRUST LOANS" means the two
(2) Non-Trust Loans secured by the Courtyard by Marriott Portfolio Mortgaged
Properties that are, at all times, pari passu in right of payment with the
Pooled Component of the Courtyard by Marriott Portfolio Mortgage Loan.

     "COURTYARD BY MARRIOTT PORTFOLIO POOLED COMPONENT" means the senior component of the Courtyard by Marriott Portfolio Mortgage Loan that consists of
$121,500,000 of the entire cut-off date principal balance of the Courtyard by
Marriott Portfolio Mortgage Loan, which component is identified in the related loan agreement as "Component A-1A."

     "COURTYARD BY MARRIOTT PORTFOLIO REINVENTION PROGRAM" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The Courtyard by Marriott Portfolio Mortgage
Loan--The Mortgaged Properties" in this prospectus supplement.

     "COURTYARD BY MARRIOTT PORTFOLIO SPONSOR" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Courtyard by Marriott Portfolio Mortgage Loan--The Borrower and
Sponsor" in this prospectus supplement.

     "COURTYARD BY MARRIOTT PORTFOLIO SUBORDINATE NON-TRUST LOAN" means the
Non-Trust Loan secured by the Courtyard by Marriott Portfolio Mortgaged
Property that is, in general, subordinate in right of payment to the Courtyard by Marriott Portfolio Mortgage Loan and the Courtyard by Marriott Portfolio
Pari Passu Non-Trust Loans.

     "COURTYARD BY MARRIOTT PORTFOLIO SUBORDINATE NON-TRUST LOAN NOTEHOLDER"
means the holder of the promissory note for the Courtyard by Marriott Portfolio
Subordinate Non-Trust Loan.

     "CPI" means consumer price index.

     "CPR" means an assumed constant prepayment rate each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CROSSROADS THRESHOLD LEASE" has the meaning assigned to that term under
"Description of the Mortgage Pool--
Significant Underlying Mortgage Loans--The Crossroads Towne Center Mortgage
Loan--Lockbox" in this prospectus supplement.

     "CROSSROADS THRESHOLD TENANT" has the meaning assigned to that term under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
Crossroads Towne Center Mortgage Loan--Lockbox" in this prospectus supplement.

     "CROSSROADS TOWNE CENTER BORROWER" means the borrower under the Crossroads
Towne Center Mortgage Loan, as identified under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The Crossroads Towne Center
Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement.

     "CROSSROADS TOWNE CENTER MORTGAGE LOAN" means the underlying mortgage loan secured by the Crossroads Towne Center Mortgaged Property.

     "CROSSROADS TOWNE CENTER MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Crossroads
Towne Center.

                                     S-247

     "CUT-OFF DATE LOAN-TO-VALUE RATIO," "CUT-OFF DATE LTV RATIO" and "CUT-OFF
DATE LTV" each means:

     o   with respect to any mortgage loan in the trust (other than an underlying mortgage loan that is part of a Loan Combination that includes one or more Pari Passu Non-Trust Loans), the ratio, expressed as a percentage, of--

         1.  the cut-off date principal balance of the subject underlying mortgage loan, as shown on Annex A-1 to this prospectus supplement, to

         2.  the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement
             (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan);
             and

     o   with respect to the 101 Avenue of the Americas Mortgage Loan, the ratio, expressed as a percentage, of--

         1.  the cut-off date principal balance of the 101 Avenue of the
             Americas Mortgage Loan, as shown on Annex A-1 to this prospectus supplement, together with the cut-off date principal balance of the
             101 Avenue of the Americas Non-Trust Loan, to

         2.  the appraised value of the 101 Avenue of the Americas Mortgaged
             Property, as shown on Annex A-1 to this prospectus supplement; and

     o   with respect to each of the Split Mortgage Loans, unless the context clearly indicates otherwise, the ratio, expressed as a percentage, of--

         1.  the cut-off date principal balance of the Pooled Component of that
             Split Mortgage Loan, as shown on Annex A-1 to this prospectus supplement, together with the aggregate cut-off date principal balance of the related Pari Passu Non-Trust Loans, to

         2.  the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement.

     "D(X)" means, with respect to any mortgage loan in the trust, a period of
x months during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage loan in order to obtain a release of one or more of the related mortgaged real properties.

     "DECORATIVE CENTER OF HOUSTON BORROWER" means the borrower under the
Decorative Center of Houston Mortgage Loan, as identified under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Decorative Center
of Houston Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement.

     "DECORATIVE CENTER OF HOUSTON MORTGAGE LOAN" means the underlying mortgage loan secured by the Decorative Center of Houston Mortgaged Property.

     "DECORATIVE CENTER OF HOUSTON MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Decorative
Center of Houston.

     "DEFAULT INTEREST" means any interest that--

     o   accrues on a defaulted mortgage loan solely by reason of the subject default, and

     o   is in excess of all interest at the related mortgage interest rate accrued on the mortgage loan.

     "DIRECTING CERTIFICATEHOLDERS" means the Class ML Directing
Certificateholder and the Class CBM Directing Certificateholder.

     "DISCOUNT RATE" means, with respect to any prepaid mortgage loan in the trust, a rate which, when compounded monthly, is equivalent to the "Yield
Maintenance Treasury Rate" when compounded semi-annually. The "Yield
Maintenance Treasury Rate" means the yield calculated by the master servicer by linear interpolation of the yields, as such yields are reported in Federal
Reserve Statistical Release H.15-Selected Interest Rates (519), under the heading U.S. Government Securities/Treasury Constant Maturities, with respect to the maturity dates set forth thereunder, one longer and one shorter, most nearly approximating the maturity date of the relevant prepaid mortgage loan.
If Federal Reserve Statistical Release H.15 is no longer published or does not indicate the information set forth above, then the master servicer will select a comparable publication or source for the purposes of determining the Yield
Maintenance Treasury Rate.

     "DSCR" means debt service coverage ratio.

                                     S-248

     "DSCR NET CASH FLOW" has the same meaning as Underwritten Debt Service
Coverage Ratio.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "EUROCLEAR" means The Euroclear System.

     "EXEMPTION-FAVORED PARTY" means any of--

     o   Lehman Brothers Inc.,

     o   any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers
         Inc., and

     o   any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

     "FF&E" means furniture, fixtures and equipment.

     "FITCH" means Fitch, Inc.

     "FSG" has the meaning assigned to that term under "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The Wachovia Portfolio
Mortgage Loan--The Mortgage Loan" in this prospectus supplement.

     "GAAP" means generally accepted accounting principles in the United States of America.

     "GLA" means gross leasable area.

     "GOVERNMENT SECURITIES" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

     "INITIAL MORTGAGE POOL BALANCE" means the aggregate unpaid principal balance of the underlying mortgage loans (exclusive, in the case of the Split
Mortgage Loans, of the respective Non-Pooled Components thereof) as of the cut-off date, after application of all payments of principal due on or before such date, whether or not received.

     "INSURANCE PROCEEDS" means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related underlying mortgage loan, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "ISSUE DATE" means the date of initial issuance for the series 2005-C3 certificates, which will be on or about June 30, 2005.

     "JER" means J.E. Robert Company, Inc.

     "LAKESIDE COMMONS BORROWER" means the borrower under the Lakeside Commons
Mortgage Loan, as identified under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The Lakeside Commons Mortgage
Loan--The Borrower and Sponsor" in this prospectus supplement.

     "LAKESIDE COMMONS DSCR EVENT" has the meaning assigned to that term under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
Lakeside Commons Mortgage Loan--Lockbox" in this prospectus supplement.

     "LAKESIDE COMMONS MORTGAGE LOAN" means the underlying mortgage loan secured by the Lakeside Commons Mortgaged Property.

     "LAKESIDE COMMONS MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Lakeside Commons.

     "LAKESIDE COMMONS PREPAYMENT RELEASE DATE" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The Lakeside Commons Mortgage Loan--The Mortgage Loan" in this prospectus supplement.

     "LEASE TERMINATION PAYMENTS" means any fees or payments received from any tenant under a lease affecting a mortgaged real property in connection with termination cancellation, surrender, sale or other disposition of such lease.

                                     S-249

     "LEHMAN MORTGAGE LOAN" means each mortgage loan that was, directly or indirectly, acquired by us from the Lehman Mortgage Loan Seller for inclusion in the trust.

     "LEHMAN MORTGAGE LOAN SELLER" means, individually and collectively, each of our affiliates that transferred mortgage loans to us for inclusion in the trust.

     "LIQUIDATION PROCEEDS" means, in general, all cash proceeds received and retained by the trust in connection with--

     o   the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

     o   the repurchase of any mortgage loan by us or the applicable mortgage loan seller, as described under "Description of the Mortgage
         Pool--Cures and Repurchases" in this prospectus supplement;

     o   the purchase of any specially serviced mortgage loan as to which a material default exists, by any holder of a purchase option, as described under "Servicing of the Underlying Mortgage Loans--Fair Value
         Option" in this prospectus supplement;

     o   the purchase of all remaining mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc. the special servicer, any certificateholder of the series 2005-C3 controlling class or the master servicer, as described under "Description of the Offered
         Certificates--Termination" in this prospectus supplement;

     o   the purchase of the 200 Park Avenue Mortgage Loan by the Class ML
         Directing Certificateholder, as described under "Servicing of the
         Underlying Mortgage Loans--The Series 2005-C3 Controlling Class
         Representative, the Directing Certificateholders and Non-Trust Loan
         Noteholders--Additional Rights of the Class ML Directing
         Certificateholder; Right to Purchase and Right to Cure Defaults" in
         this prospectus supplement;

     o   the purchase of the Courtyard by Marriott Portfolio Mortgage Loan by
         the Class CBM Directing Certificateholder, as described under
         "Servicing of the Underlying Mortgage Loans--The Series 2005-C3
         Controlling Class Representative, the Directing Certificateholders and
         Non-Trust Loan Noteholders--Additional Rights of the Class CBM
         Directing Certificateholder; Right to Purchase and Right to Cure
         Defaults" in this prospectus supplement;

     o   the purchase of an underlying mortgage loan that is part of a Loan
         Combination by a related Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

     o   the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

     o   the sale of an REO Property.

     "LOAN COMBINATION" means each of the Loan Combinations identified in the chart under "Description of the Mortgage Pool--Loan Combinations--General" in
this prospectus supplement.

     "LOAN COMBINATION CONTROLLING PARTY" means the party or, collectively, the parties designated as such with respect to each Loan Combination and having various rights and powers with respect to the subject Loan Combination, including those described under "Servicing of the Underlying Mortgage
Loans--The Series 2005-C3 Controlling Class Representative, the Directing
Certificateholders and the Non-Trust Loan Noteholders" in this prospectus supplement. The Loan Combination Controlling Party for each Loan Combination is identified under each italicized subheading entitled "--Consent Rights" in the applicable section relating to the subject Loan Combination under "Description of the Mortgage Pool--Loan Combinations" in this prospectus supplement.

     "LOAN PER SF," "LOAN PER SQ. FT." and "LOAN PER SQUARE FOOT" each means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a retail, industrial/warehouse, self-storage or office property, the cut-off date principal balance of that mortgage loan (or, in the case of an underlying mortgage loan that is part of a Loan Combination that includes one or more Pari Passu Non-Trust Loans, the total cut-off date principal balance of that mortgage loan (or, in the case of a Split Mortgage
Loan, of the related Pooled Component thereof) and the related Pari Passu
Non-Trust Loan(s)), divided by the net rentable square foot area of the related mortgaged real property. The cut-off date principal balance of each underlying mortgage loan is shown on Annex A-1 to this prospectus supplement.

     "LOAN PER UNIT" means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a multifamily rental apartment, a mobile home park property or a hospitality property, the cut-off date principal balance of that mortgage loan, as shown on Annex A-1 to this prospectus supplement, divided by the number of dwelling units, pads or guest rooms, as applicable, at or on the related mortgaged real property.

                                     S-250

     "LOAN-SPECIFIC CERTIFICATES" means the class ML-1, ML-2, CBM-1, CBM-2,
CBM-3 and X-CBM certificates.

     "LOAN-SPECIFIC PRINCIPAL BALANCE CERTIFICATES" means the class ML-1, ML-2,
CBM-1, CBM-2 and CBM-3 certificates.

     "LOC" means letter of credit.

     "L(X)" means, with respect to any mortgage loan in the trust, a period of
x months during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

     "MACQUARIE DDR PORTFOLIO III BORROWER" means, collectively, the borrowers under the Macquarie DDR Portfolio III Mortgage Loan, as identified under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
Macquarie DDR Portfolio III Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement.

     "MACQUARIE DDR PORTFOLIO III DEFEASANCE LOCKOUT PERIOD" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The Macquarie DDR Portfolio III Mortgage Loan--The
Mortgage Loan" in this prospectus supplement.

     "MACQUARIE DDR PORTFOLIO III MORTGAGE LOAN" means the underlying mortgage loan (intended to be included in the trust fund) that is secured by the
Macquarie DDR Portfolio III Mortgaged Properties.

     "MACQUARIE DDR PORTFOLIO III MORTGAGED PROPERTIES" means the three (3)
mortgaged real properties identified on Annex A-1 to this prospectus supplement as Parker Pavilions, Grandville Marketplace and McDonough Marketplace,
respectively.

     "MACQUARIE DDR PORTFOLIO III PARTIAL DEFEASANCE AMOUNT" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The Macquarie DDR Portfolio III Mortgage Loan--The
Mortgage Loan" in this prospectus supplement.

     "MACQUARIE DDR PORTFOLIO III RELEASE AMOUNT" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The Macquarie DDR Portfolio III Mortgage Loan--The Mortgage
Loan" in this prospectus supplement.

     "MACQUARIE DDR PORTFOLIO III SHOPPING CENTERS" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The Macquarie DDR Portfolio III Mortgage Loan--The Mortgaged
Properties" in this prospectus supplement.

     "MATERIAL BREACH" has the meaning assigned to that term under "Description of the Mortgage Pool--Representations and Warranties" in this prospectus supplement.

     "MATERIAL DOCUMENT OMISSION" has the meaning assigned to that term under
"Description of the Mortgage Pool--Assignment of the Underlying Mortgage Loans"
in this prospectus supplement.

     "MATURITY BALANCE" and "BALLOON BALANCE" each means, with respect to any mortgage loan in the trust, the expected balance of the subject mortgage loan on its maturity date assuming no prepayments of principal or defaults.

     "MATURITY DATE LOAN-TO-VALUE RATIO," "MATURITY DATE LTV," "MATURITY LTV
RATIO" and "SCHEDULED MATURITY LTV" each means:

     o   with respect to any mortgage loan in the trust fund (other than an underlying mortgage loan that is part of a Loan Combination that includes one or more Pari Passu Non-Trust Loans), the ratio, expressed as a percentage, of--

         1.  the Maturity Balance of the subject underlying mortgage loan, to

         2.  the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement
             (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan);
             and

     o   with respect to the 101 Avenue of the Americas Mortgage Loan, the ratio, expressed as a percentage, of--

         1.  the expected total balance of the 101 Avenue of the Americas
             Mortgage Loan and the 101 Avenue of the Americas Non-Trust Loan on
             their stated maturity date, assuming no prepayments of principal or defaults, to

         2.  the appraised value of the 101 Avenue of the Americas Mortgaged
             Property, as shown on Annex A-1 to this prospectus supplement; and

                                     S-251

     o   with respect to each Split Mortgage Loan, the ratio, expressed as a percentage, of--

         1.  the expected total balance of the Pooled Portion of that Split
             Mortgage Loan and the related Pari Passu Non-Trust Loans on their stated maturity date, assuming no prepayments of principal or defaults, to

         2.  the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement.

     "METLIFE" means Metropolitan Life Insurance Company.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2005-C3 certificates and the mortgage loans in the trust:

     o   the mortgage loans have the characteristics set forth on Annex A-1 and the Initial Mortgage Pool Balance is approximately $1,977,017,986;

     o   the initial total principal balance or notional amount, as the case may be, of each class of series 2005-C3 certificates is as described in this prospectus supplement;

     o   the pass-through rate for each class of series 2005-C3 certificates is as described in this prospectus supplement;

     o   there are no delinquencies or losses with respect to the mortgage loans;

     o   there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

     o   there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     o   there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o   each of the mortgage loans provides for monthly payments, which are timely received, and each of the mortgage loans accrues interest on an
         Actual/360 Basis or a 30/360 Basis, as applicable;

     o   all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     o   there are no breaches of our representations and warranties or those of the UBS Mortgage Loan Seller regarding the mortgage loans;

     o   no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

     o   except as otherwise expressly assumed in any of the other bullets in this definition, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o   no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination;"

     o   there are no Material Breaches or Material Document Omissions with respect to the underlying mortgage loans;

     o   no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

     o   there are no Additional Trust Fund Expenses;

     o   in the case of the 900 North Michigan Avenue Mortgage Loan, as to which the 900 North Michigan Avenue Borrower may obtain a release of the entire 20th floor of the 900 North Michigan Avenue Mortgaged Property from the lien of the related mortgage, subject to the satisfaction of certain conditions, which include, among other things, that, prior to the 900 North Michigan Avenue Lockout Expiration Date, the 900 North
         Michigan Avenue Borrower must prepay both the 900 North Michigan Avenue
         Mortgage Loan and the 900 North Michigan Avenue Non-Trust Loan, on a
         pro rata basis, in an aggregate amount equal to or greater than
         $4,000,000, together with an amount equal to the greater of (i) one percent of the amount to be prepaid, and (ii) a yield maintenance charge specified in the related loan agreement, it has been assumed for the purposes of this prospectus supplement that, prior to the 900 North
         Michigan Lockout Expiration Date, a portion of the 900 North Michigan
         Avenue Mortgage Loan equal to its pro rata portion of the $4,000,000 release price (based on the respective principal balances of the 900
         North Michigan Avenue Mortgage Loan and the 900 North Michigan Avenue
         Non-Trust Loan) is prepayable with prepayment consideration equal to
         (i) one percent of the amount to be prepaid, and (ii) a yield maintenance charge specified in the related loan agreement; and

                                     S-252

     o   in the case of the Wachovia Portfolio Mortgage Loan, as to which the
         Wachovia Portfolio Borrower may obtain the release of any of the
         Wachovia Portfolio Mortgaged Properties that are included in the
         Wachovia Release Portfolio from the lien of the related mortgage provided certain conditions set forth under "Description of the
         Mortgage Pool--Significant Underlying Mortgage Loans--The Wachovia
         Portfolio Mortgage Loan--Releases/Substitutions" in this prospectus supplement are satisfied, it has been assumed for the purposes of this prospectus supplement that, of the $52,100,001 in aggregate remaining
         Wachovia Special Release Prices that could be paid on the Wachovia
         Portfolio Mortgage Loan in connection with releases of the 10 remaining
         Wachovia Special Release Properties, a $15,157,150 portion of that amount (and, therefore, of the Wachovia Portfolio Mortgage Loan) is in an open period and may be prepaid at any time without any yield maintenance, and the remaining $36,942,851 portion of that amount (and, therefore, of the Wachovia Portfolio Mortgage Loan) may be prepaid at any time but is required to be paid together with yield maintenance.
         Further, it has been assumed in connection with the Wachovia Portfolio
         Mortgage Loan that the Wachovia Additional Release Amount that is required to be paid in connection with the release of each Wachovia
         Special Release Property, in the form of cash, defeasance, letter of credit or guaranty, is not at any time during the term of such mortgage loan paid in cash and is not otherwise a permitted prepayment under the terms of such mortgage loan;

     o   payments on the offered certificates are made on the 15th day of each month, commencing in July 2005; and

     o   the offered certificates are settled on June 30, 2005.

     For purposes of the Modeling Assumptions, a "prepayment consideration period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by prepayment consideration in the form of (a) a yield maintenance charge, (b) a prepayment premium calculated as a percentage
(which may decline over time) of the principal amount prepaid or (c) some combination of (a) and (b).

     "MOODY'S" means Moody's Investors Service, Inc.

     "NAP" means that, with respect to a particular category of data, the data is not applicable.

     "NAV" means that, with respect to a particular category of data, the data is not available.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of--

     o   the total Prepayment Interest Shortfalls incurred with respect to the entire mortgage pool during the related collection period, over

     o   the total payments made by the master servicer to cover those
         Prepayment Interest Shortfalls.

     "NET CASH FLOW," "U/W NET CASH FLOW" and "U/W NCF" each means for any mortgaged real property securing a mortgage loan in the trust:

     o   the revenue derived from the use and operation of that property; less

     o   the total of the following items--

         (a) allowances for vacancies and credit losses,

         (b) operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

         (c) fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

         (d) replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

     Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

     In determining the Net Cash Flow for any mortgaged real property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

     o   rolling 12-month operating statements;

     o   applicable year-to-date financial statements, if available;

     o   full year budgeted financial statements, if available;

                                     S-253

     o   except in the case of hospitality properties, single tenant properties and self-storage properties, rent rolls that were current as of a date not earlier than eight months prior to the respective date of origination; and

     o   in the case of single tenant properties, the payments due under the related lease.

     In the case of the ten (10) largest underlying mortgage loans (exclusive of the Pacific Pointe Mortgage Loan) described under "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans" in this prospectus supplement, and the underlying mortgage loans secured by the mortgaged real property identified on Annex A-1 of this prospectus supplement as Inn at Fox
Hollow and 1919 Park Avenue, respectively, some of the above-described items were audited or were reviewed by an accountant under a set of agreed-upon procedures. Except as described in the prior sentence, however, these items were not audited or otherwise confirmed by an independent party.

     In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

     In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied
12-month trailing operating statements.

     In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of Net Cash Flow.

     In determining the "revenue" component of Net Cash Flow for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower
(subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than
5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator's underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

     In the case of some of the underlying mortgage loans, the calculation of
Net Cash Flow for the related mortgaged real property or properties (which is, in turn, used in the calculation of underwritten debt service coverage ratios)
was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including one or more of the following:

     o   the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

     o   the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

     o   the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o   the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

     o   assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property; and

     o   certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement.

     There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. If they are not consistent, actual annual net cash flow for a mortgaged property may be less than the Net Cash Flow presented with respect to that property in this prospectus supplement.

                                     S-254

     In determining the "expense" component of Net Cash Flow for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

     o   if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used;

     o   property management fees were generally assumed to be 2.0% to 6.0%
         (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at $1,000,000;

     o   in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; and

     o   expenses were generally, but not always, assumed to include annual replacement reserves equal to--

         (a) in the case of retail, office, self-storage and
             industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.30 per square foot of net rentable commercial area;

         (b) in the case of multifamily rental apartments, generally not less than $150 or more than approximately $250 per residential unit per year, depending on the condition of the property;

         (c) in the case of mobile home park properties, generally $50 per pad per year; and

         (d) in the case of hospitality properties, generally between, 4% and
             5%, inclusive, of gross revenues

     In some instances, the related originator (where it deemed appropriate)
recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing "Net Cash Flow."

     For more detailed information regarding the Net Cash Flow with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain Characteristics of Individual
Underlying Mortgage Loans and the footnotes thereto.

     "NET MORTGAGE PASS-THROUGH RATE" means:

     o   in the case of each underlying mortgage loan that accrues interest on a
         30/360 Basis, other than the Split Mortgage Loans, for any distribution date, an annual rate equal to--

         1.  the mortgage interest rate in effect for that mortgage loan as of the Issue Date,

     minus

         2.  the related Administrative Cost Rate;

     o   in the case of each underlying mortgage loan that accrues interest on an Actual/360 Basis, for any distribution date, an annual rate generally equal to--

         1.  the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and its mortgage interest rate in effect as of the Issue Date, and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date,

     minus

         2.  the related Administrative Cost Rate;

     o   in the case of the Non-Pooled Component of a Split Mortgage Loan, for
         any distribution date, an annual rate equal to--

         1.  the mortgage interest rate in effect for the subject Non-Pooled
             Component as of the Issue Date,
      minus

         2.  the Administrative Cost Rate for the subject mortgage loan; and

     o   in the case of the Pooled Component of a Split Mortgage Loan, for any
         distribution date, an annual rate generally equal to--

                                     S-255

         1.  the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that Pooled Component on an Actual/360 Basis during the related interest accrual period, based on its Allocated Principal Balance immediately preceding the subject distribution date and the mortgage interest rate in effect for that Pooled Component, and the denominator of which is the Allocated Principal Balance of that
             Pooled Component immediately prior to the subject distribution date,

     minus

         2.  the Administrative Cost Rate for the subject mortgage loan.

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b)
of each of the second bullet and the fourth bullet of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's collection account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of each of the second bullet and the fourth bullet of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan (which, in the case of a Split Mortgage Loan, will be entirely allocated to the Pooled Component thereof) that are transferred from the trustee's interest reserve account to the trustee's collection account during that month.

     "NET OPERATING INCOME," "U/W NET OPERATING INCOME" and "U/W NOI" each means, for any mortgaged real property securing a mortgage loan in the trust, an amount generally equal to:

     o   the U/W Net Cash Flow for that mortgaged real property;

     plus

     o   underwritten replacement reserves and tenant improvements and leasing commissions.

     "NET TOTAL PRINCIPAL PAYMENT AMOUNT" means the Total Principal Payment
Amount, exclusive of the Class ML Principal Payment Amount and the Class CBM
Principal Payment Amount, for any distribution date.

     "NON-POOLED COMPONENT" means either the 200 Park Avenue Non-Pooled
Component or the Courtyard by Marriott Portfolio Non-Pooled Component.

     "NON-TRUST LOAN" means any mortgage loan that is part of a Loan
Combination but is not included in the trust.

     "NON-TRUST LOAN NOTEHOLDER" means any holder of the promissory note evidencing a Non-Trust Loan.

     "NR" means not rated.

     "O(Z)" means, with respect to any Mortgage Loan, a period of z months during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and no defeasance can be required.

     "OCCUPANCY PERCENTAGE" or "OCCUPANCY RATE" means:

     o   in the case of multifamily rental properties and mobile home park properties, the percentage of rental units or pads, as applicable, that are rented as of the date of determination;

     o   in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain underlying mortgage loans, one or more of the additional lease-up assumptions described in the following paragraph);

     o   in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and

     o   in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented for the trailing 12-month period ending on the date of determination, depending on borrower reporting.

     In the case of some of the underlying mortgage loans, the calculation of
Occupancy Percentage and Occupancy Rate for the related mortgaged real property or properties was based on assumptions regarding projected occupancy, including one or more of the following:

                                     S-256

     o   the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date;

     o   the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

     o   the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o   assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property; and

     o   certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement.

     There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance.

     For more detailed information regarding Occupancy Percentages and
Occupancy Rates with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain
Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

     "ORIGINAL AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

     "ORIGINAL INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust, the period, if any, following the related origination date during which scheduled payments of interest only are required.

     "ORIGINAL TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months from origination to maturity.

     "P&I" means principal and/or interest.

     "PACIFIC POINTE BORROWER" means the borrower under the Pacific Pointe
Mortgage Loan, as identified under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The Pacific Pointe Mortgage
Loan--The Borrower and Sponsors" in this prospectus supplement.

     "PACIFIC POINTE MORTGAGE LOAN" means the underlying mortgage loan secured by the Pacific Pointe Mortgaged Property.

     "PACIFIC POINTE MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Pacific Pointe.

     "PARI PASSU LOAN COMBINATION" means the 200 Park Avenue Loan Combination, the Courtyard by Marriott Portfolio Loan Combination or the 101 Avenue of the
Americas Loan Combination, as applicable.

     "PARI PASSU NON-TRUST LOAN" means the 200 Park Avenue Non-Trust Loans, the
Courtyard by Marriott Portfolio Pari Passu Non-Trust Loans and the 101 Avenue
of the Americas Non-Trust Loan, as applicable.

     "PARI PASSU NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for a Pari Passu Non-Trust Loan.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the
Internal Revenue Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

     o   liens for real estate taxes, water charges, sewer rents and assessments not yet due and payable,

     o   covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender's title insurance policy (or, if not yet issued, omitted as exceptions in a fully binding pro forma title policy or title policy commitment),

     o   the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged real property,

                                     S-257

     o   condominium declarations of record and identified in the related lender's title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment),

     o   if the subject loan is a cross-collateralized mortgage loan, the lien of the mortgage instrument for any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized, and

     o   other matters to which like properties are commonly subject.

     "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations specified in the series 2005-C3 pooling and servicing agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or
Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of
Labor promulgated under ERISA.

     "POOLED COMPONENT" means either the 200 Park Avenue Pooled Component or the Courtyard by Marriott Portfolio Pooled Component.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Default Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment from the date of prepayment to but not including that due date, less the amount of related master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest.

     "PTCE" means prohibited transaction class exemption.

     "PTE" means prohibited transaction exemption.

     "REALIZED LOSSES" mean losses on or with respect to the underlying mortgage loans arising from the inability to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" in this prospectus supplement.

     "RECOVERED AMOUNT" has the meaning assigned to that term in the definition of "Total Principal Payment Amount" below in this glossary.

     "RELEVANT U.K. PERSONS" has the meaning assigned to that term under
"Notice to Residents of the United Kingdom" in this prospectus supplement.

     "REMAINING AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

     "REMAINING INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust, the period, if any, following the cut-off date during which scheduled payments of interest only are required.

     "REMAINING TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months remaining to maturity.

     "REMIC" means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

     "REO PROPERTY" means any mortgaged real property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

                                     S-258

     "REPLACEMENT RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

     "RESTRICTED GROUP" means, collectively--

     1.  the trustee,

     2.  the Exemption-Favored Parties,

     3.  us,

     4.  the master servicer,

     5.  the special servicer,

     6.  any sub-servicers,

     7.  the mortgage loan sellers,

     8.  each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the Issue Date, and

     9.  any and all affiliates of any of the aforementioned persons.

     "REVPAR" means, with respect to any hospitality property, revenues per available room.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "SCHEDULED MATURITY LTV" has the same meaning as Maturity Date
Loan-to-Value Ratio.

     "SEC" means the Securities and Exchange Commission.

     "SERVICING FILE" means, in general, with respect to each underlying mortgage loan, the following documents: copies of any final appraisal, final survey, final engineering report, final environmental report, opinion letters of counsel to a related borrower delivered in connection with the closing of that mortgage loan, escrow agreements, organizational documentation for the related borrower, organizational documentation for the related guarantor or the related indemnitor (if the related guarantor or indemnitor is an entity), insurance certificates, leases for tenants representing 25% or more of the annual income with respect to the related mortgaged real property, final seismic report and property management agreements.

     "SERVICING STANDARD" means, with respect to either the master servicer or the special servicer, to service and administer, for the benefit of the series
2005-C3 certificateholders (or, with respect to a Loan Combination, for the benefit of the series 2005-C3 certificateholders and the related Non-Trust Loan
Noteholder(s)), those mortgage loans and any REO Properties that such party is obligated to service and administer under the series 2005-C3 pooling and servicing agreement:

     o   in accordance with the higher of the following standards of care--

         1.  the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable foreclosure properties for other third-party portfolios, giving due
             consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and foreclosure properties, and

         2.  the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or special servicer, as the case may be, services and administers comparable mortgage loans and foreclosure properties owned by the master servicer or special servicer, as the case may be,

         in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the series 2005-C3 pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable co-lender, intercreditor and/or similar agreements;

     o   with a view to--

         1.  the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

                                     S-259

         2.  in the case of (a) a specially serviced mortgage loan or (b) a mortgage loan as to which the related mortgaged real property has become an REO Property, the maximization of recovery on that mortgage loan to the series 2005-C3 certificateholders (as a collective whole) (or, if a Loan Combination is involved, with a view to the maximization of recovery on the subject Loan
             Combination to the series 2005-C3 certificateholders and the related Non-Trust Loan Noteholder(s) (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

     o   without regard to--

         1.  any relationship, including as lender on any other debt (including mezzanine debt or a Non-Trust Loan), that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the series 2005-C3 pooling and servicing agreement,

         2.  the ownership by the master servicer or the special servicer, as the case may be, or any affiliate thereof of any series 2005-C3 certificate or any interest in a Non-Trust Loan,

         3.  the obligation of the master servicer or the special servicer, as the case may be, to make advances,

         4.  the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the series 2005-C3 pooling and servicing agreement generally or with respect to any particular transaction, and

         5.  the ownership, servicing or management for others of any mortgage loan or real property not subject to the series 2005-C3 pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan being serviced under the series 2005-C3 pooling and servicing agreement, any of the following events:

         1.  the related borrower (or any related guarantor) fails to make when due any scheduled debt service payment, including a balloon payment, and the failure actually continues, or the master servicer determines that it will continue, or the special servicer (with the consent of the series 2005-C3 controlling class representative)
             determines that it will continue, unremedied (without regard to any grace period)--

             (a)   except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

             (b)   solely in the case of a delinquent balloon payment, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment prior to the related maturity date, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is
                   determined that the refinancing could not reasonably be
                   expected to occur);

         2.  a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or
             (b) is not available at any rate) occurs under the mortgage loan that materially impairs the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2005-C3 certificateholders or, in the case of a Non-Trust Loan, the interests of the related Non-Trust Loan Noteholder, and the default continues unremedied for either (i) one business day (but only if the subject default gives rise to immediate acceleration without application of a cure period under the terms of the mortgage loan)
             or (ii) otherwise, the greater of (A) the applicable cure period under the terms of the mortgage loan and (B) 30 days; provided that any default requiring a servicing advance will be deemed to materially and adversely affect the interests of the series 2005-C3 certificateholders or, in the case of a Non-Trust Loan, the interests of the related Non-Trust Loan Noteholder;

                                     S-260

         3.  the master servicer determines, or the special servicer (with the consent of the series 2005-C3 controlling class representative)
             determines, in each case in accordance with the Servicing Standard, that (a) a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period)
             for at least the applicable period contemplated in clause 1. of this definition or (b) a default (other than as described in clause
             1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined that such insurance (i) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (ii) is not available at any rate) is likely to occur under the mortgage loan that will materially impair the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affect the interests of series 2005-C3 certificateholders or, in the case of a
             Non-Trust Loan, the interests of the related Non-Trust Loan
             Noteholder and the default is likely to remain unremedied for at least the applicable period contemplated in clause 2. of this definition;

         4.  various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

         5.  the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the
             corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist, if and when:

     o   with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     o   with respect to the circumstances described in clause 2. of this definition, the default is cured in the judgment of the special servicer;

     o   with respect to the circumstances described in clauses 3. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding; and

     o   with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

     If a Servicing Transfer Event exists with respect to one mortgage loan in a Loan Combination, it will also be considered to exist for the other mortgage loans in that Loan Combination; provided that, if a Subordinate Non-Trust Loan
Noteholder or a Directing Certificateholder prevents the occurrence of a
Servicing Transfer Event with respect to the related mortgage loan in the trust
(or, if applicable, in the case of a Split Mortgage Loan, just the Pooled
Component thereof) and any related Pari Passu Non-Trust Loans through the exercise of cure rights as set forth in the related Co-Lender Agreement or the series 2005-C3 pooling and servicing agreement, then the existence of such
Servicing Transfer Event with respect to the related Subordinate Non-Trust Loan
(or, if applicable, in the case of a Split Mortgage Loan, with respect to the related Non-Pooled Component thereof and any related Subordinate Non-Trust
Loan) will not, in and of itself, result in the existence of a Servicing
Transfer Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Loan Combination, unless a separate Servicing Transfer Event has occurred with respect thereto.

     "SF" means square feet.

     "SHADOW" means, with respect to any mortgaged real property used for retail purposes, a store or other business that materially affects the draw of customers to that property, but which may be located at a nearby property or on a portion of that property that does not constitute security for the related mortgage loan in the trust.

     "SHADOW RATING" means that it has been confirmed to us by S&P and Moody's that the subject underlying mortgage loan has, in the context of its inclusion in the trust, credit characteristics consistent with the specified ratings.

                                     S-261

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPLIT MORTGAGE LOAN" means the 200 Park Avenue Mortgage Loan or the
Courtyard by Marriott Portfolio Mortgage Loan, as applicable.

     "STANDARD AVAILABLE P&I FUNDS" means the total amount available to make payments of interest and principal on the series 2005-C3 certificates on each distribution date (exclusive of the Class ML Available P&I Funds and the Class
CBM Available P&I Funds). The Standard Available P&I Funds are more particularly described under "Description of the Offered
Certificates--Collection Account--Withdrawals" in this prospectus supplement.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust, an amount that:

     o   will initially equal its cut-off date principal balance; and

     o   will be permanently reduced on each distribution date, to not less than zero, by--

         1.  that portion, if any, of the Total Principal Payment Amount for that distribution date that is attributable to that mortgage loan
             (without regard to any reduction in, or addition to, that Total
             Principal Payment Amount contemplated by the second paragraph and/or third paragraph of the definition of "Total Principal
             Payment Amount" below in this glossary), and

         2.  the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period in connection with a final liquidation or a forgiveness of debt.

     However, the "Stated Principal Balance" of an underlying mortgage loan will, in all cases, be zero as of the first distribution date following the end of the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

     In the case of each of the 200 Park Avenue Mortgage Loan and the Courtyard by Marriott Portfolio Mortgage Loan, the related Stated Principal Balance is intended to reflect both the related Pooled Component and the related
Non-Pooled Component.

     "SUBORDINATE NON-TRUST LOAN" means each Non-Trust Loan identified under the heading "Subordinate Non-Trust Loan" in the chart under "Description of the
Mortgage Pool--Loan Combinations--General" in this prospectus supplement.

     "SUBORDINATE NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note evidencing a Subordinate Non-Trust Loan.

     "TI/LC" means tenant improvements and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

     "TI/LC RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

     "TOTAL PRINCIPAL PAYMENT AMOUNT" means, for any distribution date, an amount equal to the total, without duplication, of the following:

     o   all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the underlying mortgage loans during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

     o   all monthly payments of principal received by or on behalf of the trust on the underlying mortgage loans prior to, but that are due during, the related collection period;

     o   all other collections, including Liquidation Proceeds, Condemnation
         Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject underlying mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case exclusive of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior distribution date; and

                                     S-262

     o   all advances of principal made with respect to the underlying mortgage loans for that distribution date.

     Notwithstanding the foregoing, if the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan (together with accrued interest thereon), then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2005-C3 principal balance certificates
(exclusive of the Loan-Specific Principal Balance Certificates), with a corresponding reduction in the applicable Total Principal Payment Amount, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2005-C3 certificates(exclusive of the Loan-Specific Certificates).

     If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, the amount of that recovered item (a "Recovered Amount") would generally be included as part of the Total Principal Payment Amount for the distribution date following the collection period in which that recovered item was received. In addition, if and to the extent that any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on such advance is paid out of general principal collections on the mortgage pool, and if interest on such advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which such advance was made, then an amount equal to that portion of such
Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on such advance (also, a "Recovered Amount")
would generally be included as part of the Total Principal Payment Amount for the distribution date following the collection period in which that Default
Interest, late payment charge or other amount was received.

     The Total Principal Payment Amount will not include any payments or other collections of principal with respect to any Non-Trust Loan.

     "TRIA" means the Terrorism Risk Insurance Act of 2002.

     "UBS MORTGAGE LOAN" means each mortgage loan that was acquired by us from the UBS Mortgage Loan Seller for inclusion in the trust.

     "UBS MORTGAGE LOAN SELLER" means UBS Real Estate Investments Inc.

     "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 91-14, as amended to date, including by Prohibited Transaction Exemption 2000-58 and
Prohibited Transaction Exemption 2002-41, as described under "ERISA
Considerations" in this prospectus supplement.

     "UNDERWRITING RESERVES" means, with respect to any mortgage loan in the trust, estimated annual capital costs, as used by the related originator in determining Net Cash Flow.

     "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO," "DSCR NET CASH FLOW" and "U/W
NCF DSCR" each means, with respect to any mortgage loan in the trust (except as otherwise described below), the ratio of--

     o   the Net Cash Flow for the related mortgaged real property or properties
         (without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan), to

     o   twelve times the amount of monthly debt service that will be payable under the subject mortgage loan commencing on the first due date after the cut-off date or, if the subject mortgage loan is currently in an initial interest-only period, on the first due date after the commencement of the scheduled amortization.

     Notwithstanding the foregoing, the calculation of Underwritten Debt
Service Coverage Ratio for the following mortgage loans that we intend to include in the trust will take into account the adjustments described below:

     o   with respect to the 200 Park Avenue Mortgage Loan, unless the context clearly indicates otherwise, the amount described in the second bullet of the preceding paragraph is based on monthly debt service payments for the 200 Park Avenue Pooled Component and the 200 Park Avenue Pari
         Passu Non-Trust Loans;

     o   with respect to the 101 Avenue of the Americas Mortgage Loan, the amount described in the second bullet of the preceding paragraph is based on monthly debt service payments for the entire 101 Avenue of the
         Americas Loan Combination; and

                                     S-263

     o   in the case of any mortgage loan that provides for payments of interest only until the related stated maturity date, the amount described in the second bullet of the preceding paragraph is based upon the actual interest-only payments (calculated in accordance with the related loan documents) due with respect to the subject mortgage loan (or, in the case of the Courtyard by Marriott Portfolio Mortgage Loan, unless the context clearly indicates otherwise, with respect to the Courtyard by
         Marriott Portfolio Pooled Component and the Courtyard by Marriott
         Portfolio Pari Passu Non-Trust Loans) during the 12-month period following the cut-off date.

     Unless the context clearly indicates otherwise, the Underwritten Debt
Service Coverage Ratio for an underlying mortgage loan that is part of a Loan
Combination does not take into account any related Subordinate Non-Trust Loan.

     In the case of some of the underlying mortgage loans, the calculation of
Underwritten Debt Service Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR
for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including one or more of the following:

     o   the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

     o   the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

     o   the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o   the assumption that certain rental income that is to be payable commencing on a future date under a signed lease but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy will be paid commencing on such future date;

     o   assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property; and

     o   certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement.

     There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance and, in such event, actual annual net cash flow for a mortgaged property may be less than the underwritten annual net cash flow presented with respect to that property in this prospectus supplement.

     For more detailed information regarding the Underwritten Debt Service
Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain Characteristics of Individual Underlying
Mortgage Loans and the footnotes thereto.

     "UNITED STATES PERSON" means--

     o   a citizen or resident of the United States,

     o   a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
         Columbia;

     o   an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

      o  a trust as to which--

         1.  a court in the United States is able to exercise primary supervision over the administration of the trust, and

         2.  one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     "U/W NCF" has the same meaning as Net Cash Flow.

                                     S-264

     "U/W NCF DSCR" has the same meaning as Underwritten Debt Service Coverage
Ratio.

     "U/W NET CASH FLOW" has the same meaning as Net Cash Flow.

     "U/W NET OPERATING INCOME" has the same meaning as Net Operating Income.

     "U/W NOI" has the same meaning as Net Operating Income.

     "WACHOVIA ADDITIONAL RELEASE AMOUNT" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Wachovia Portfolio Mortgage Loan--The Mortgage Loan" in this prospectus supplement.

     "WACHOVIA CASH TRAP PERIOD" has the meaning assigned to that term under
"Description of the Mortgage Pool--
Significant Underlying Mortgage Loans--The Wachovia Portfolio Mortgage
Loan--Lockbox" in this prospectus supplement.

     "WACHOVIA LOW DSCR PERIOD" has the meaning assigned to that term under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
Wachovia Portfolio Mortgage Loan--Lockbox" in this prospectus supplement.

     "WACHOVIA MASTER AGREEMENT" has the meaning assigned to that term under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
Wachovia Portfolio Mortgage Loan--Wachovia Lease and Master Agreement" in this prospectus supplement.

     "WACHOVIA NON-ELIGIBLE PROPERTIES" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Wachovia Portfolio Mortgage Loan--Ground Leases/Non-Eligible
Properties" in this prospectus supplement.

     "WACHOVIA NON-INTEGRATION EVENT" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Wachovia Portfolio Mortgage Loan--Wachovia Lease and Master
Agreement" in this prospectus supplement.

     "WACHOVIA OFFSET/TERMINATION ESTOPPEL CERTIFICATE" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The Wachovia Portfolio Mortgage Loan--The Mortgage
Loan" in this prospectus supplement.

     "WACHOVIA OFFSET/TERMINATION RIGHT" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Wachovia Portfolio Mortgage Loan--Releases/Substitution" in this prospectus supplement.

     "WACHOVIA PERMITTED DEFEASANCE DATE" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Wachovia Portfolio Mortgage Loan--The Mortgage Loan" in this prospectus supplement.

     "WACHOVIA PERMITTED PREPAYMENT DATE" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Wachovia Portfolio Mortgage Loan--The Mortgage Loan" in this prospectus supplement.

     "WACHOVIA PORTFOLIO BORROWER" means the borrower under the Wachovia
Portfolio Mortgage Loan, as identified under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The Wachovia Portfolio Mortgage
Loan--The Borrower and Sponsor" in this prospectus supplement.

     "WACHOVIA PORTFOLIO MORTGAGE LOAN" means the underlying mortgage loan secured by the Wachovia Portfolio Mortgaged Properties.

     "WACHOVIA PORTFOLIO MORTGAGED PROPERTIES" means the portfolio of 131 mortgaged real properties identified on Annex A-1 to this prospectus supplement as Wachovia Portfolio.

     "WACHOVIA RELEASE PREMISES" has the meaning assigned to that term under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
Wachovia Portfolio Mortgage Loan--Releases/Substitution" in this prospectus supplement.

     "WACHOVIA SPECIAL RELEASE PROPERTY" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Wachovia Portfolio Mortgage Loan--Releases/Substitution" in this prospectus supplement.

                                     S-265

     "WACHOVIA TENANT" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Wachovia
Portfolio Mortgage Loan--The Mortgaged Properties" in this prospectus supplement.

     "WACHOVIA TERRORISM PREMIUM THRESHOLD" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Wachovia Portfolio Mortgage Loan--Terrorism Coverage" in this prospectus supplement.

     "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for each interest accrual period, the weighted average of the respective Net Mortgage Pass-Through Rates for all of the underlying mortgage loans (or, in the case of the Split Mortgage
Loans, for the respective Pooled Components thereof) for the related distribution date, weighted on the basis of those mortgage loans' respective
Stated Principal Balances (or, in the case of the Split Mortgage Loans, the
Allocated Principal Balances of the respective Pooled Components thereof)
immediately prior to the related distribution date.

     "WFB" means Wells Fargo Bank, National Association.

     "YEAR BUILT" means the year that a mortgaged real property was originally constructed. With respect to any mortgaged real property that was constructed in phases, "Year Built" refers to the year that the first phase was originally constructed.

     "YEAR RENOVATED" means the year that a mortgaged real property was most recently renovated in a substantial manner.

     "YM(Y)" means, with respect to any mortgage loan in the trust, a period of
y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge calculated pursuant to a yield maintenance formula.

     "YM(X)% (Y)" means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge equal to the greater of an amount calculated pursuant to a yield maintenance formula and x% of the principal amount prepaid.

                                     S-266

                                   ANNEX A-1
        CERTAIN CHARACTERISTICS OF INDIVIDUAL UNDERLYING MORTGAGE LOANS

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C3

ITALICS Indicate Loans Secured by Multiple Properties



 CONTROL    FOOTNOTE
   NO.         NO.            PROPERTY NAME                                                        ADDRESS
-----------------------------------------------------------------------------------------------------------------------------------

    1          (1)    200 Park Avenue                                             200 Park Avenue
    2          (2)    Wachovia Portfolio                                          Various
   2A1                Wachovia - Wachovia Center Tower                            100 N. Main Street
   2A2                Wachovia - Plaza                                            101 North Independence Mall East a/k/a
                                                                                      401 - 451 Market Street
   2A3                Wachovia - Mortgage Center                                  1100 Corporate Center Drive
   2A4                Wachovia - West End Center                                  809 West 4 1/2 Street
   2A5                Wachovia - WVOC-Four Story Operations                       7711 Plantation Road
   2A6                Wachovia - Atlanta Operations Center                        3579 - 3585 Atlanta Avenue
   2A7                Wachovia - NBOC Operations Center                           100-300 Fidelity Plaza
   2A8                Wachovia - Columbia Greystone Administrative Ctr            101 Greystone Boulevard
   2A9                Wachovia - Winston Salem Linden Center                      401 N. Linden Street
  2A10                Wachovia - Greenville Sales Finance Center                  1451 Thomas Langston Road
  2A11                Wachovia - Wheat Innsbrook Centre II                        10750 Wheat First Drive
  2A12                Wachovia - Wheat Innsbrook Centre I                         10700 North Park Drive
  2A13                Wachovia - Reflections One                                  400 S Australian Ave
  2A14                Wachovia - Reflections Two                                  450 S Australian Ave
  2A15                Wachovia - Lancaster Square                                 100 North Queen Street
  2A16                Wachovia - Trap Falls Office                                5 Research Drive
  2A17                Wachovia - Haddon Township                                  600 West Cuthbert Boulevard
  2A18                Wachovia - Asheville Main Retail                            1 Haywood Street
  2A19                Wachovia - Morristown Office                                21 South Street
  2A20                Wachovia - Charlottesville Western Region HQ                123 East Main Street
  2A21                Wachovia - Charleston 16 Broad                              16 Broad Street
  2A22                Wachovia - Tom's River Main Street Office                   40 Main Street & 101 Water Street
  2A23                Wachovia - Columbus Main                                    101 13th Street
  2A24                Wachovia - 1 Jefferson Square                               NEC South Main St./Union St.
  2A25                Wachovia - Columbia Browning Rd. Ops. Center                1628 Browning Road
  2A26                Wachovia - Red Bank Main Office                             303 Broad Street
  2A27                Wachovia - South Fort Myers                                 12751 South Cleveland Avenue
  2A28                Wachovia - Downtown West Palm                               303 Banyan Street
  2A29                Wachovia - York Square                                      12 East Market Street
  2A30                Wachovia - West Chester Office                              17 North High Street
  2A31                Wachovia - Okeechobee Turnpike                              5849 Okeechobee Boulevard
  2A32                Wachovia - Spartanburg Main                                 101 North Pine Street
  2A33                Wachovia - Norristown                                       43 East Main Street
  2A34                Wachovia - Norwalk Office                                   637 West Avenue and Chapel Street
  2A35                Wachovia - Dalton Main                                      201 S. Hamilton Street
  2A36                Wachovia - Media Office                                     217 West Baltimore Pike
  2A37                Wachovia - North Washington Branch                          330 North Washington Street
  2A38                Wachovia - Burlington                                       500 South Main St
  2A39                Wachovia - Goldsboro                                        301 East Ash Street
  2A40                Wachovia - Brick Office                                     575 Route 70 @ Cedar Bridge Avenue
  2A41                Wachovia - Virginia Beach Pembroke                          125 Independence Boulevard
  2A42                Wachovia - Market Street Office                             141 East Market Street
  2A43                Wachovia - Jenkintown Financial Center                      400 Old York Road
  2A44                Wachovia - Deland Main                                      131 E. New York Ave
  2A45                Wachovia - New Paltz Office                                 27-29 Main Street
  2A46                Wachovia - Hanover                                          22 Carlisle Street
  2A47                Wachovia - Jasmine Lakes                                    10934 North US Highway 19
  2A48                Wachovia - Canton Operation Center                          2780 Marietta Highway
  2A49                Wachovia - Downtown Daytona                                 130 N. Ridgewood Avenue
  2A50                Wachovia - Kings Point                                      6646 West Atlantic Avenue
  2A51                Wachovia - Downtown Lakeland                                113 S. Tennessee Avenue
  2A52                Wachovia - Airport Road                                     125 North Airport Pulling Road
  2A53                Wachovia - Beaufort Main Financial Center                   1011 Bay Street
  2A54                Wachovia - Hendersonville                                   301 South Main Street
  2A55                Wachovia - Bassett Main Office                              3559 Fairystone Park Highway
  2A56                Wachovia - Vienna Tyson's Corner                            8117 Leesburg Pike
  2A57                Wachovia - Phoenixville Office                              101 South Main Street
  2A58                Wachovia - Doylestown Office                                115 West Court Street
  2A59                Wachovia - Anderson Main                                    1101 North Main Street
  2A60                Wachovia - Pennington                                       2 North Highway 31
  2A61                Wachovia - Scranton Downtown                                130 Wyoming Avenue
  2A62                Wachovia - New Warrington Road                              21 New Warrington Road
  2A63                Wachovia - Harbor City Boulevard                            1441 N. Harbor City Blvd.
  2A64                Wachovia - Ocean Ridge                                      4600 Ocean Boulevard
  2A65                Wachovia - Riverside                                        219 Indian River Avenue
  2A66                Wachovia - Cranford Office & Drive-In                       2 & 35 West North Avenue
  2A67                Wachovia - Independence Hall                                601 Chestnut Street
  2A68                Wachovia - Florida Avenue                                   12233 North Florida Avenue
  2A69                Wachovia - Pikesville Branch & Op.                          1515 Reisterstown Road
  2A70                Wachovia - Peterson Market Street                           167 Market Street & 9 Colt Street
  2A71                Wachovia - Trenton-Brunswick Ave. Office                    891 Brunswick Avenue
  2A72                Wachovia - Christiansburg Main                              4 East Main Street
  2A73                Wachovia - Williamsburg Main                                1006 Richmond Road
  2A74                Wachovia - Sumter Main                                      4 North Washington Street
  2A75                Wachovia - Castor Avenue Office                             7048 Castor Avenue
  2A76                Wachovia - Succasunna Office                                Route 10 & South Street
  2A77                Wachovia - East Naples                                      4901 S. Tamiami Trail
  2A78                Wachovia - Woodbridge Tenants                               260 Amity Road
  2A79                Wachovia - Cape Canaveral                                   7801 N. Atlantic Blvd.
  2A80                Wachovia - De Soto Square                                   3200 U.S. Highway 27 South
  2A81                Wachovia - Washington Off. & Parking Lot                    2 West Washington Avenue
  2A82                Wachovia - 21st and Granby                                  2014 Granby Street
  2A83                Wachovia - Dixie Freeway                                    401 S. Dixie Freeway
  2A84                Wachovia - Southgate                                        5211 North US Highway 19
  2A85                Wachovia - Cocoa                                            834 N. Cocoa Blvd.
  2A86                Wachovia - South Dillard Street                             801 S. Dillard Street
  2A87                Wachovia - West Hollywood                                   6015 Washington Street
  2A88                Wachovia - Bristol Office                                   244 Radcliffe Street
  2A89                Wachovia - Hillside                                         1221 Liberty Avenue
  2A90                Wachovia - Mt. Penn Building                                23rd and Perkiomen Avenues
  2A91                Wachovia - Scotch Plains Office                             460 Park Avenue & 350 Forest Road
  2A92                Wachovia - Dade City                                        14210 7th Street
  2A93                Wachovia - Westward                                         2701 Okeechobee Boulevard
  2A94                Wachovia - Claremont Branch                                 4651 King Street
  2A95                Wachovia - Thomasville                                      804 Randolph Street
  2A96                Wachovia - Clintwood                                        80 Main Street
  2A97                Wachovia - Warrenton Broadview                              155 Broadview Avenue
  2A98                Wachovia - Belmont Main                                     32 North Main Street
  2A99                Wachovia - Milford                                          224 Broad Street
  2A100               Wachovia - Blacksburg                                       200 North Main Street
  2A101               Wachovia - Perry                                            200 West Main Street
  2A102               Wachovia - Perth Amboy                                      214 Smith Street
  2A103               Wachovia - Lebanon                                          801 Cumberland Street
  2A104               Wachovia - Mount Carmel                                     50 West 3rd Street
  2A105               Wachovia - Brookneal Brookneal                              227 Main Street
  2A106               Wachovia - Downtown Petersburg                              20 Franklin Street
  2A107               Wachovia - Union-Larchmont Office                           2500 Morris Avenue
  2A108               Wachovia - Williamston                                      205 West Main Street
  2A109               Wachovia - Madison                                          400 West Base Street
  2A110               Wachovia - Franklin Main Office                             55 East Main Street
  2A111               Wachovia - Kingston Office                                  235 Fair Street
  2A112               Wachovia - Pittston                                         1 South Main Street
  2A113               Wachovia - Camden Camden Main                               519 East DeKalb Street
  2A114               Wachovia - Dillon Main                                      601 Highway 301 North
  2A115               Wachovia - Amherst - South Main                             258 South Main Street
  2A116               Wachovia - Belle Glade                                      41 S.W. Avenue B
  2A117               Wachovia - Bennettsville Main Financial Center              145 Broad Street
  2A118               Wachovia - Market St.                                       201 East Market Street
  2A119               Wachovia - Richlands                                        201 Suffolk Avenue
  2A120               Wachovia - East Haven                                       339 Hemingway Avenue
  2A121               Wachovia - Wind Gap Office                                  1 North Broadway Street
  2A122               Wachovia - Pottstown                                        401 East High Street
  2A123               Wachovia - Whalley Norton                                   388 Whalley Avenue
  2A124               Wachovia - West End Center Annex                            801 West 4th Street
  2A125               Wachovia - Winston Salem Linden Center Parking Lot          401 N. Linden Street
  2A126               Wachovia - NBOC Annex                                       100-300 Fidelity Plaza
  2A127               Wachovia - Columbia Browning Rd. Annex                      1628 Browning Rd
  2A128               Wachovia - Downtown St Petersburg                           410 Central Avenue
  2A129        (2)    Wachovia - Dunedin                                          2494 Bayshore Blvd
  2A130        (2)    Wachovia - Ed Ball Building                                 214 Hogan Street
  2A131        (2)    Wachovia - Wachovia Center Parking Deck                     121 Church Street
    3          (3)    900 North Michigan Avenue                                   900 North Michigan Avenue
    4          (4)    Courtyard by Marriott Portfolio                             Various
   4A1                Courtyard by Marriott Birmingham - Homewood                 500 Shades Creek Parkway
   4A2                Courtyard by Marriott San Francisco - Foster City           550 Shell Boulevard
   4A3         (4)    Courtyard by Marriott Fresno                                140 East Shaw Avenue
   4A4                Courtyard by Marriott Los Angeles - Hacienda Heights        1905 S Azusa Avenue
   4A5                Courtyard by Marriott Marin - Larkspur                      2500 Larkspur Landing Circle
   4A6                Courtyard by Marriott Palm Springs                          1300 Tahquitz Canyon Way
   4A7                Courtyard by Marriott Torrance                              2633 West Sepulveda Boulevard
   4A8                Courtyard by Marriott Boulder                               4710 Pearl East Circle
   4A9                Courtyard by Marriott Denver - Southeast Tech Center        6565 South Boston Street
  4A10                Courtyard by Marriott Norwalk                               474 Main Avenue
  4A11                Courtyard by Marriott New Haven - Wallingford               600 Northrop Road
  4A12                Courtyard by Marriott Birmingham - Hoover                   1824 Montgomery Highway South
  4A13                Courtyard by Marriott Ft. Myers                             4455 Metro Parkway
  4A14                Courtyard by Marriott Ft. Lauderdale - Plantation           7780 Southwest 6th Street
  4A15                Courtyard by Marriott St. Petersburg                        3131 Executive Drive
  4A16                Courtyard by Marriott Tampa - Westshore                     3805 West Cypress Street
  4A17                Courtyard by Marriott West Palm Beach                       600 Northpoint Parkway
  4A18                Courtyard by Marriott Atlanta - Airport South               2050 Sullivan Road
  4A19                Courtyard by Marriott Atlanta - Perimeter Center            6250 Peachtree-Dunwoody Road
  4A20                Courtyard by Marriott Atlanta - Gwinnett Mall               3550 Venture Parkway
  4A21                Courtyard by Marriott Chicago - Arlington Heights           100 West Algonquin Road
  4A22                Courtyard by Marriott Chicago - Deerfield                   800 Lake Cook Road
  4A23                Courtyard by Marriott Huntsville                            4804 University Drive
  4A24                Courtyard by Marriott Chicago - Highland Park               1505 Lake Cook Road
  4A25                Courtyard by Marriott Chicago - Lincolnshire                505 Milwaukee Avenue
  4A26                Courtyard by Marriott Oakbrook Terrace                      6 Trans Am Plaza Drive
  4A27                Courtyard by Marriott Rockford                              7676 East State Street
  4A28                Courtyard by Marriott Waukegan                              3800 Northpoint Boulevard
  4A29                Courtyard by Marriott Indianapolis                          8670 Allisonville Road
  4A30                Courtyard by Marriott Kansas City - Overland Park           11301 Metcalf Avenue
  4A31                Courtyard by Marriott Lexington - North                     775 Newtown Court
  4A32                Courtyard by Marriott Boston - Andover                      10 Campanelli Drive
  4A33                Courtyard by Marriott Annapolis                             2559 Riva Road
  4A34                Courtyard by Marriott Little Rock                           10900 Financial Centre Drive
  4A35                Courtyard by Marriott Silver Spring                         12521 Prosperity Drive
  4A36                Courtyard by Marriott Detroit - Livonia                     17200 N. Laurel Park Drive
  4A37                Courtyard by Marriott Detroit - Airport                     30653 Flynn Drive
  4A38                Courtyard by Marriott Minneapolis - Airport                 1352 Northland Drive
  4A39                Courtyard by Marriott St. Louis - Creve Coeur               828 N. New Ballas Road
  4A40                Courtyard by Marriott St. Louis - Westport                  11888 Westline Industrial Drive
  4A41                Courtyard by Marriott Raleigh - Cary                        102 Edinburgh Drive South
  4A42                Courtyard by Marriott Charlotte - South Park                6023 Park South Drive
  4A43                Courtyard by Marriott Lincroft - Red Bank                   245 Half Mile Road
  4A44         (4)    Courtyard by Marriott Poughkeepsie                          2641 South Road
  4A45                Courtyard by Marriott Phoenix - Mesa                        1221 South Westwood Avenue
  4A46                Courtyard by Marriott Rye                                   631 Midland Avenue
  4A47                Courtyard by Marriott Toledo - Airport                      1435 East Mall Drive
  4A48                Courtyard by Marriott Dayton - Miamisburg                   100 Prestige Place
  4A49                Courtyard by Marriott Oklahoma City - Airport               4301 Highline Boulevard
  4A50                Courtyard by Marriott Portland - Beaverton                  8500 S.W. Nimbus Drive
  4A51                Courtyard by Marriott Philadelphia - Devon                  762 W. Lancaster Avenue
  4A52                Courtyard by Marriott Greenville                            70 Orchard Park Drive
  4A53                Courtyard by Marriott Memphis - Airport                     1780 Nonconnah Blvd
  4A54                Courtyard by Marriott Nashville - Airport                   2508 Elm Hill Pike
  4A55                Courtyard by Marriott Plano Parkway                         4901 West Plano Parkway
  4A56                Courtyard by Marriott Phoenix - Metrocenter                 9631 North Black Canyon Highway
  4A57                Courtyard by Marriott Richardson - NE Richardson Square     1000 South Sherman
  4A58                Courtyard by Marriott San Antonio - Downtown                600 Santa Rosa South
  4A59                Courtyard by Marriott Charlottesville                       638 Hillside Drive
  4A60                Courtyard by Marriott Manassas                              10701 Battleview Parkway
  4A61                Courtyard by Marriott Seattle - South Center                400 Andover Park West
  4A62                Courtyard by Marriott Tucson - Airport                      2505 East Executive Drive
  4A63                Courtyard by Marriott Bakersfield                           3601 Marriott Drive
  4A64                Courtyard by Marriott San Jose - Cupertino                  10605 North Wolfe Road
    5          (5)    101 Avenue of the Americas                                  101  Avenue of the Americas
    6          (6)    Crossroads Towne Center                                     Southeast Corner of the San Tan Freeway (Loop 202)
                                                                                      & Gilbert Road
    7          (7)    Lakeside Commons                                            980-990 Hammond Drive
    8        (8,26)   Pacific Pointe                                              879 West 190th Street
    9          (9)    Macquarie DDR Portfolio III                                 Various
   9A                 Grandville Marketplace                                      4425 - 4655 Canal Avenue Southwest
   9B                 Parker Pavilion                                             11153 South Parker Road
   9C                 McDonough Marketplace                                       101 Willow Lane
   10         (10)    Decorative Center of Houston                                5120 Woodway Drive
   11         (11)    Cendant Office Building                                     40 Apple Ridge Road
   12                 Medlock Crossing                                            9700 Medlock Bridge Road
   13                 Edgewood Towne Center                                       1603-1775 South Braddock Avenue
   14                 285 & 355 Riverside Ave.                                    285 & 385 Riverside Ave.
   14A                285 Riverside Ave.                                          285 Riverside Ave.
   14B                355 Riverside Ave.                                          355 Riverside Ave.
   15                 607 South Hill Street                                       607 S. Hill St
   16                 18 Tremont                                                  18 Tremont Street
   17       (12, 26)  866 Third Avenue                                            866 Third Avenue
   18         (13)    Commerce Park Realty                                        Various
   18A                3 Commerce Drive                                            3 Commerce Drive
   18B                7 Commerce Drive                                            7 Commerce Drive
   18C                14 & 18 Commerce Drive                                      14 and 18 Commerce Drive
   18D                20 Commerce Drive                                           20 Commerce Drive
   18E                38 Commerce Drive                                           38 Commerce Drive
   18F                4 Old Newtown Road                                          4 Old Newtown Road
   18G                7 Finance Drive (6-18)                                      6-18 Finance Drive
   18H                14 Finance Drive                                            14 Finance Drive
   18I                1 Eagle Road                                                1 Eagle Road
   18J                4 Eagle Road                                                4 Eagle Road
   18K                10 Eagle Road                                               10 Eagle Road
   18L                17 & 19 Eagle Road                                          17 and 19 Eagle Road
   18M                22 Eagle Road                                               22 Eagle Road
   18N                37 Apple Ridge Road                                         37 Apple Ridge Road
   19                 Estates at Eagle's Pointe                                   2002 Shaw Avenue
   20                 4115 - 4275 Spring Mountain Road                            4255 Spring Mountain Road
   21                 Commerce Center II                                          7601-7615 Ora Glen Drive
   22         (26)    Sheraton Studio City                                        5905 International Drive
   23                 The Inn at Fox Hollow                                       7755 Jericho Turnpike
   24         (14)    Point Dume                                                  29169 Heathercliff Road
   25                 Wellington Circle Plaza                                     590 & 616 Fellsway and 4110 Mystic Valley Parkway
   26         (15)    1919 Park Avenue                                            1919 Park Avenue
   27                 University Square                                           12730 IH 10 West
   28         (26)    Queen & Crescent Hotel                                      344 Camp Street
   29                 Marketplace @ Spring Creek                                  6205 Spring Creek Parkway
   30                 City Plaza Apartments                                       12621-12661 Lewis Street
   31                 Swan Lake Apartments                                        3401 North Lakeview Drive
   32                 Carlyle Place                                               1751 Babcock Road
   33                 La Brea and Beverly Retail Center                           145 - 169 North La Brea Avenue
   34                 Victory Village                                             200 East Lake Mead Parkway
   35         (16)    Newtown Road Office                                         103, 105, 107, and 109 Newtown Road
   36         (17)    Clermont Shopping Center                                    1002 - 1086 East Highway 50
   37                 The Crossing                                                10046 East Independence Boulevard
   38                 1544 Eureka Road                                            1544 Eureka Road
   39                 Kings Point Shopping Center                                 6580 West Atlantic Avenue
   40                 Davanjer Portfolio                                          Various
   40A                2833 San Gabriel                                            2833 San Gabriel Street
   40B                2841 San Gabriel                                            2841 San Gabriel Street
   40C                1011 West 25th                                              1011 West 25th Street
   40D                908-910 Keith Lane                                          908A/B and 910A/B Keith Lane
   40E                3410 Speedway                                               3410A/B Speedway
   40F                1909 Robbins                                                1909A/B Robbins Place
   40G                509 Elmwood                                                 509A Elmwood Place
   40H                1903-1905 Robbins                                           1903 and 1905 Robbins Place
   40I                2405 Leon                                                   2405 Leon Street
   40J                2606 Salado                                                 2606 Salado Street
   41         (26)    Marketplace at Four Corners Phase II                        NWC of Aurora Road and Lake Street
   42                 Woodcreek Hollister                                         5800 Hollister Street
   43                 Harvey Building                                             224 Datura Street
   44                 Middletown Lowe's                                           3125 Towne Boulevard
   45                 1063 McGaw Avenue                                           1063 McGaw Avenue
   46                 Best Western - Palm Arie                                    415 South International Boulevard
   47                 Lancaster                                                   1842-1890 Fruitville Pike
   48                 Roanoke West                                                4440 Roanoke Parkway
   49                 Market Place Shopping Center                                2725 Northwest Boulevard
   50                 Terre Haute Lowe's                                          4701 South US Highway 41
   51                 Colorado Springs Medical Center                             2502 East Pikes Peak Avenue
   52                 Holiday Inn - Canton                                        4520 Everhard Road
   53                 9200 East Hampton Drive                                     9200 East Hampton Drive
   54                 Overland Stage Shopping Center                              5705 SW Green Oaks Boulevard
   55                 Walden Pond Apartments                                      20880 NW 7th Avenue
   56                 South Throop Street                                         2211-2233 South Throop Street
   57                 Chambersburg                                                1001-1025 Wayne Avenue
   58                 Sterling Bay                                                4601 Quail Hollow
   59                 Villa Monterrey Apartments                                  9445 Concourse Drive
   60                 Stone Forest                                                9801 Fondren Road
   61                 Pima Commerce Center                                        14287 North 87th Street
   62                 Farrow Road Industrial Building                             10700 Farrow Road
   63                 Lochmere Pavilion                                           2425 Kildaire Farm Road
   64                 Wilmore Center                                              7615 & 7777 West 38th Avenue
   65                 Snowden Plaza Medical Office                                2414 & 2424 Babcock Road
   66                 North Columbus Industrial Park                              506 Manchester Expressway
   67         (18)    Mullins Industrial Park                                     1605 Prosser Road
   68         (19)    Diamonette Industrial                                       10925-11091 Northwest 27th Street
   69                 Brook                                                       1824 South IH-35
   70         (26)    Food Lion - Ocean View Commons                              1100 Sabbath Home Road
   71                 Brookbend                                                   12265 Fondren Road
   72                 Poplar Garden Apartments                                    464 Spencer Port Road
   73                 Ivanhoe Estates                                             26 Ivanhoe Drive
   74                 Walgreens - San Leandro                                     1456 136th Avenue
   75                 Park Place                                                  3050 Clarksville Road
   76                 Silver Bridge Plaza                                         390 Silver Bridge Plaza
   77                 Braeswood Oaks                                              10555 Fondren Road
   78                 Holmes Corporate Center                                     500 Pine Street
   79                 TownePlace Suites                                           350 Columbiana Drive
   80         (20)    8460 Edgewater Drive                                        8460 Edgewater Drive
   81         (26)    Food Lion - Circle Plaza                                    306 Main St
   82                 Super K Shops                                               1529 Inernational Blvd.
   83         (26)    Eckerd - Southern Pines                                     1690 US Highway 1
   84                 Redstone Ridge Shopping Center                              11700 South Memorial Parkway
   85                 Holiday Hills Apartments                                    811 North Plymouth Road
   86                 Parkview Apartments                                         346 Longley Drive
   87                 Crosswoods Commons                                          110 Hutchinson Avenue
   88                 Forest Creek                                                1401 St. Edwards Drive
   89                 Bell Embarcadero                                            1107 East Bell Road
   90                 Eckerd - Concord                                            30 Warren C. Coleman Boulevard
   91       (21, 26)  RV Ranch and Stor-More                                      Various
   91A                RV Ranch                                                    2301 South Burleson Road
   91B                Stor-More                                                   2932 West Division Street
   92                 Colorado Mills Retail Center                                14255 West Colfax Drive
   93         (26)    Eckerd - Durham                                             3798 Guess Road
   94                 Springboro Discount Drug                                    220-240 West Central Avenue
   95                 Doral Commerce Park                                         6000 NW 97th Avenue - Building B
   96                 Daphne Self Storage                                         25361 U.S. Highway 98
   97                 Ranchester Business Center                                  5757 Ranchester
   98                 Amyclae Business Center                                     1200 & 1206 Agora Drive
   99                 Eckerd - Fayetteville                                       7860 Raeford Road
   100                48th St & Chandler                                          4645 East Chandler Boulevard
   101        (22)    Highland Place                                              16645 and 16647 Highland Road
   102        (26)    Plum Park Apartments                                        600-631 Deborah Jane Drive and 110, 112 &
                                                                                      114 Elwood Court
   103        (23)    Regal Self Storage                                          194 West Commercial Road
   104                Atlantic 95 Building                                        1301 Southwest First Court
   105                Moundsville Plaza                                           West Virginia State Route #2
   106                Arlington Self Storage                                      106 Arlington Drive
   107        (24)    Tower Square                                                600 North Colony Road
   108                Vineland Towne Center                                       3850 South Delsea Drive
   109                Meridia Square                                              2255-2291 Bearss Avenue
   110                Alamo Dependable Self Storage                               2855 Fort Worth Avenue
   111        (25)    Hollytree Storage                                           6212 Hollytree Drive
   112                Giant Eagle Outlot in Parma                                 7422-7426 Broadview Road




                                                            CROSS        ORIGINAL              CUT-OFF DATE    % OF AGGREGATE
 CONTROL                                                COLLATERALIZED    BALANCE                 BALANCE       CUT-OFF DATE
   NO.              CITY            STATE      ZIP        GROUPS (27)       ($)                     ($)            BALANCE
------------------------------------------------------------------------------------------------------------------------------

    1      New York                NY         10166     No               278,500,000 (e)       278,500,000 (e)      14.09%
    2      Various                 Various   Various    No               218,911,304 (c, g)    218,704,629 (g)      11.06%
   2A1     Winston-Salem           NC         27101     Yes (LB-A)
   2A2     Philadelphia            PA         19106     Yes (LB-A)
   2A3     Raleigh                 NC         27530     Yes (LB-A)
   2A4     Winston-Salem           NC         27101     Yes (LB-A)
   2A5     Roanoke                 VA         24019     Yes (LB-A)
   2A6     Atlanta                 GA         30354     Yes (LB-A)
   2A7     North Brunswick         NJ         08902     Yes (LB-A)
   2A8     Columbia                SC         29226     Yes (LB-A)
   2A9     Winston-Salem           NC         27101     Yes (LB-A)
  2A10     Winterville             NC         27530     Yes (LB-A)
  2A11     Glen Allen              VA         23060     Yes (LB-A)
  2A12     Glen Allen              VA         23060     Yes (LB-A)
  2A13     West Palm Beach         FL         33401     Yes (LB-A)
  2A14     West Palm Beach         FL         33401     Yes (LB-A)
  2A15     Lancaster               PA         17603     Yes (LB-A)
  2A16     Shelton                 CT         06484     Yes (LB-A)
  2A17     Haddon Township         NJ         08108     Yes (LB-A)
  2A18     Asheville               NC         28801     Yes (LB-A)
  2A19     Morristown              NJ         07960     Yes (LB-A)
  2A20     Charlottesville         VA         22902     Yes (LB-A)
  2A21     Charleston              SC         29401     Yes (LB-A)
  2A22     Toms River              NJ         08753     Yes (LB-A)
  2A23     Columbus                GA         31901     Yes (LB-A)
  2A24     Waterbury               CT         06706     Yes (LB-A)
  2A25     Columbia                SC         29210     Yes (LB-A)
  2A26     Red Bank                NJ         07701     Yes (LB-A)
  2A27     Ft. Myers               FL         33907     Yes (LB-A)
  2A28     West Palm Beach         FL         33401     Yes (LB-A)
  2A29     York                    PA         17401     Yes (LB-A)
  2A30     West Chester            PA         19380     Yes (LB-A)
  2A31     West Palm Beach         FL         33417     Yes (LB-A)
  2A32     Spartanburg             SC         29302     Yes (LB-A)
  2A33     Norristown              PA         19401     Yes (LB-A)
  2A34     Norwalk                 CT         06850     Yes (LB-A)
  2A35     Dalton                  GA         30720     Yes (LB-A)
  2A36     Media                   PA         19063     Yes (LB-A)
  2A37     Alexandria              VA         22314     Yes (LB-A)
  2A38     Burlington              NC         27215     Yes (LB-A)
  2A39     Goldsboro               NC         27530     Yes (LB-A)
  2A40     Brick                   NJ         08723     Yes (LB-A)
  2A41     Virginia Beach          VA         23462     Yes (LB-A)
  2A42     Harrisonburg            VA         22801     Yes (LB-A)
  2A43     Jenkintown              PA         19046     Yes (LB-A)
  2A44     Deland                  FL         32724     Yes (LB-A)
  2A45     New Paltz               NY         12561     Yes (LB-A)
  2A46     Borough of Hanover      PA         17331     Yes (LB-A)
  2A47     New Port Richey         FL         34652     Yes (LB-A)
  2A48     Canton                  GA         30114     Yes (LB-A)
  2A49     Daytona Beach           FL         32114     Yes (LB-A)
  2A50     Delray Beach            FL         33446     Yes (LB-A)
  2A51     Lakeland                FL         33801     Yes (LB-A)
  2A52     Naples                  FL         34104     Yes (LB-A)
  2A53     Beaufort                SC         29401     Yes (LB-A)
  2A54     Hendersonville          NC         28792     Yes (LB-A)
  2A55     Bassett                 VA         24055     Yes (LB-A)
  2A56     Vienna                  VA         22182     Yes (LB-A)
  2A57     Phoenixville            PA         19460     Yes (LB-A)
  2A58     Doylestown              PA         18901     Yes (LB-A)
  2A59     Anderson                SC         29621     Yes (LB-A)
  2A60     Pennington              NJ         08534     Yes (LB-A)
  2A61     Scranton                PA         18503     Yes (LB-A)
  2A62     Pensacola               FL         32506     Yes (LB-A)
  2A63     Melbourne               FL         32935     Yes (LB-A)
  2A64     Boynton Beach           FL         33435     Yes (LB-A)
  2A65     Titusville              FL         32796     Yes (LB-A)
  2A66     Cranford                NJ         07016     Yes (LB-A)
  2A67     Philadelphia            PA         19106     Yes (LB-A)
  2A68     Tampa                   FL         33612     Yes (LB-A)
  2A69     Pikesville              MD         21209     Yes (LB-A)
  2A70     Paterson                NJ         07505     Yes (LB-A)
  2A71     Trenton                 NJ         08638     Yes (LB-A)
  2A72     Christiansburg          VA         24073     Yes (LB-A)
  2A73     Williamsburg            VA         23185     Yes (LB-A)
  2A74     Sumter                  SC         29150     Yes (LB-A)
  2A75     Philadelphia            PA         19149     Yes (LB-A)
  2A76     Roxbury Township        NJ         07876     Yes (LB-A)
  2A77     Naples                  FL         34113     Yes (LB-A)
  2A78     Woodbridge              CT         06525     Yes (LB-A)
  2A79     Cape Canaveral          FL         32920     Yes (LB-A)
  2A80     Sebring                 FL         33870     Yes (LB-A)
  2A81     Washington Borough      NJ         07876     Yes (LB-A)
  2A82     Norfolk                 VA         23517     Yes (LB-A)
  2A83     New Smyrna Beach        FL         32168     Yes (LB-A)
  2A84     New Port Richey         FL         34652     Yes (LB-A)
  2A85     Cocoa                   FL         32922     Yes (LB-A)
  2A86     Winter Garden           FL         34787     Yes (LB-A)
  2A87     Hollywood               FL         33023     Yes (LB-A)
  2A88     Bristol                 PA         19007     Yes (LB-A)
  2A89     Hillside                NJ         07205     Yes (LB-A)
  2A90     Mount Penn Borough      PA         19606     Yes (LB-A)
  2A91     Scotch Plains           NJ         07076     Yes (LB-A)
  2A92     Dade City               FL         33523     Yes (LB-A)
  2A93     West Palm Beach         FL         33409     Yes (LB-A)
  2A94     Alexandria              VA         22302     Yes (LB-A)
  2A95     Thomasville             NC         27360     Yes (LB-A)
  2A96     Clintwood               VA         24228     Yes (LB-A)
  2A97     Warrenton               VA         20186     Yes (LB-A)
  2A98     Belmont                 NC         28012     Yes (LB-A)
  2A99     Milford                 PA         18337     Yes (LB-A)
  2A100    Blacksburg              VA         24060     Yes (LB-A)
  2A101    Perry                   FL         32347     Yes (LB-A)
  2A102    Perth Amboy             NJ         08861     Yes (LB-A)
  2A103    Lebanon                 PA         17042     Yes (LB-A)
  2A104    Mount Carmel            PA         17851     Yes (LB-A)
  2A105    Brookneal               VA         24528     Yes (LB-A)
  2A106    Petersburg              VA         23803     Yes (LB-A)
  2A107    Union                   NJ         07083     Yes (LB-A)
  2A108    Williamston             NC         27892     Yes (LB-A)
  2A109    Madison                 FL         32340     Yes (LB-A)
  2A110    Franklin                NC         28734     Yes (LB-A)
  2A111    Kingston                NY         12401     Yes (LB-A)
  2A112    Pittston                PA         18640     Yes (LB-A)
  2A113    Camden                  SC         29020     Yes (LB-A)
  2A114    Dillon                  SC         25636     Yes (LB-A)
  2A115    Amherst                 VA         24521     Yes (LB-A)
  2A116    Belle Glade             FL         33166     Yes (LB-A)
  2A117    Bennettsville           SC         29512     Yes (LB-A)
  2A118    Smithfield              NC         27577     Yes (LB-A)
  2A119    Richlands               VA         24641     Yes (LB-A)
  2A120    East Haven              CT         06512     Yes (LB-A)
  2A121    Wind Gap                PA         18091     Yes (LB-A)
  2A122    Borough of Pottstown    PA         19464     Yes (LB-A)
  2A123    New Haven               CT         06511     Yes (LB-A)
  2A124    Winston-Salem           NC         27101     Yes (LB-A)
  2A125    Winston Salem           NC         27101     Yes (LB-A)
  2A126    North Brunswick         NJ         08902     Yes (LB-A)
  2A127    Columbia                SC         29210     Yes (LB-A)
  2A128    St. Petersburg          FL         33701     Yes (LB-A)
  2A129    Dunedin                 FL         34698     Yes (LB-A)
  2A130    Jacksonville            FL         32202     Yes (LB-A)
  2A131    Winston-Salem           NC         27101     Yes (LB-A)
    3      Chicago                 IL         60611     No               207,999,315  (f)      207,810,357 (f)      10.51%
    4      Various                 Various   Various    No               121,500,000  (h)      121,500,000 (h)       6.15%
   4A1     Homewood                AL         35209     Yes (LB-B)
   4A2     Foster City             CA         94404     Yes (LB-B)
   4A3     Fresno                  CA         93710     Yes (LB-B)
   4A4     Hacienda Heights        CA         91745     Yes (LB-B)
   4A5     Larkspur                CA         94939     Yes (LB-B)
   4A6     Palm Springs            CA         92262     Yes (LB-B)
   4A7     Torrance                CA         90505     Yes (LB-B)
   4A8     Boulder                 CO         80301     Yes (LB-B)
   4A9     Greenwood Village       CO         80111     Yes (LB-B)
  4A10     Norwalk                 CT         06851     Yes (LB-B)
  4A11     Wallingford             CT         06492     Yes (LB-B)
  4A12     Hoover                  AL         35244     Yes (LB-B)
  4A13     Ft. Myers               FL         33916     Yes (LB-B)
  4A14     Plantation              FL         33324     Yes (LB-B)
  4A15     St. Petersburg          FL         33762     Yes (LB-B)
  4A16     Tampa                   FL         33607     Yes (LB-B)
  4A17     West Palm Beach         FL         33407     Yes (LB-B)
  4A18     College Park            GA         30337     Yes (LB-B)
  4A19     Atlanta                 GA         30328     Yes (LB-B)
  4A20     Duluth                  GA         30096     Yes (LB-B)
  4A21     Arlington Heights       IL         60005     Yes (LB-B)
  4A22     Deerfield               IL         60015     Yes (LB-B)
  4A23     Huntsville              AL         35816     Yes (LB-B)
  4A24     Highland Park           IL         60035     Yes (LB-B)
  4A25     Lincolnshire            IL         60069     Yes (LB-B)
  4A26     Oakbrook Terrace        IL         60181     Yes (LB-B)
  4A27     Rockford                IL         61108     Yes (LB-B)
  4A28     Waukegan                IL         60085     Yes (LB-B)
  4A29     Indianapolis            IN         46250     Yes (LB-B)
  4A30     Overland Park           KS         66210     Yes (LB-B)
  4A31     Lexington               KY         40511     Yes (LB-B)
  4A32     Andover                 MA         01810     Yes (LB-B)
  4A33     Annapolis               MD         21401     Yes (LB-B)
  4A34     Little Rock             AR         72211     Yes (LB-B)
  4A35     Silver Spring           MD         20904     Yes (LB-B)
  4A36     Livonia                 MI         48152     Yes (LB-B)
  4A37     Romulus                 MI         48174     Yes (LB-B)
  4A38     Mendota Heights         MN         55120     Yes (LB-B)
  4A39     Creve Coeur             MO         63146     Yes (LB-B)
  4A40     St. Louis               MO         63146     Yes (LB-B)
  4A41     Cary                    NC         27511     Yes (LB-B)
  4A42     Charlotte               NC         28210     Yes (LB-B)
  4A43     Red Bank                NJ         07701     Yes (LB-B)
  4A44     Poughkeepsie            NY         12601     Yes (LB-B)
  4A45     Mesa                    AZ         85210     Yes (LB-B)
  4A46     Rye                     NY         10580     Yes (LB-B)
  4A47     Holland                 OH         43528     Yes (LB-B)
  4A48     Miamisburg              OH         45432     Yes (LB-B)
  4A49     Oklahoma City           OK         73108     Yes (LB-B)
  4A50     Beaverton               OR         97008     Yes (LB-B)
  4A51     Wayne                   PA         19087     Yes (LB-B)
  4A52     Greenville              SC         29615     Yes (LB-B)
  4A53     Memphis                 TN         38132     Yes (LB-B)
  4A54     Nashville               TN         37214     Yes (LB-B)
  4A55     Plano                   TX         75093     Yes (LB-B)
  4A56     Phoenix                 AZ         85051     Yes (LB-B)
  4A57     Richardson              TX         75081     Yes (LB-B)
  4A58     San Antonio             TX         78204     Yes (LB-B)
  4A59     Charlottesville         VA         22901     Yes (LB-B)
  4A60     Manassas                VA         20109     Yes (LB-B)
  4A61     Tukwila                 WA         98188     Yes (LB-B)
  4A62     Tucson                  AZ         85706     Yes (LB-B)
  4A63     Bakersfield             CA         93308     Yes (LB-B)
  4A64     Cupertino               CA         95014     Yes (LB-B)
    5      New York                NY         10013     No                90,000,000            89,911,806           4.55%
    6      Gilbert                 AZ         85296     No                50,500,000            50,500,000           2.55%
    7      Atlanta                 GA         30328     No                46,500,000            46,500,000           2.35%
    8      Gardena                 CA         90248     No                40,000,000            40,000,000           2.02%
    9      Various                 Various   Various    No                39,300,000            39,300,000           1.99%
   9A      Grandville              MI         49418     Yes (UBS-A)
   9B      Parker                  CO         80134     Yes (UBS-A)
   9C      McDonough               GA         30253     Yes (UBS-A)
   10      Houston                 TX         77056     No                34,000,000            34,000,000           1.72%
   11      Danbury                 CT         06810     No                32,500,000            32,470,072           1.64%
   12      Duluth                  GA         30097     No                32,325,000            32,325,000           1.64%
   13      Pittsburgh              PA         15218     No                32,000,000            31,968,039           1.62%
   14      Westport                CT         06880     No                29,240,000            29,240,000           1.48%
   14A     Westport                CT         06880     Yes (LB-D)
   14B     Westport                CT         06880     Yes (LB-D)
   15      Los Angeles             CA         90014     No                28,000,000            28,000,000           1.42%
   16      Boston                  MA         02108     No                27,750,000            27,750,000           1.40%
   17      New York                NY         10022     No                26,000,000            26,000,000           1.32%
   18      Danbury                 CT         06810     No                26,000,000            25,949,174           1.31%
   18A     Danbury                 CT         06810     Yes (UBS-B)
   18B     Danbury                 CT         06810     Yes (UBS-B)
   18C     Danbury                 CT         06810     Yes (UBS-B)
   18D     Danbury                 CT         06810     Yes (UBS-B)
   18E     Danbury                 CT         06810     Yes (UBS-B)
   18F     Danbury                 CT         06810     Yes (UBS-B)
   18G     Danbury                 CT         06810     Yes (UBS-B)
   18H     Danbury                 CT         06810     Yes (UBS-B)
   18I     Danbury                 CT         06810     Yes (UBS-B)
   18J     Danbury                 CT         06810     Yes (UBS-B)
   18K     Danbury                 CT         06810     Yes (UBS-B)
   18L     Danbury                 CT         06810     Yes (UBS-B)
   18M     Danbury                 CT         06810     Yes (UBS-B)
   18N     Danbury                 CT         06810     Yes (UBS-B)
   19      Peru                    IN         46970     No                21,000,000            21,000,000           1.06%
   20      Las Vegas               NV         89102     No                20,000,000            20,000,000           1.01%
   21      Greenbelt               MD         20770     No                19,500,000            19,500,000           0.99%
   22      Orlando                 FL         32819     No                18,500,000            18,500,000           0.94%
   23      Woodbury                NY         11797     No                18,180,000            18,124,636           0.92%
   24      Malibu                  CA         90265     No                17,300,000            17,300,000           0.88%
   25      Medford                 MA         02155     No                17,000,000            17,000,000           0.86%
   26      Weehawken               NJ         07086     No                15,000,000            15,000,000           0.76%
   27      San Antonio             TX         78230     No                14,135,000            14,135,000           0.71%
   28      New Orleans             LA         70130     No                13,100,000            13,100,000           0.66%
   29      Plano                   TX         75024     No                12,880,000            12,800,540           0.65%
   30      Garden Grove            CA         92840     No                12,730,000            12,718,336           0.64%
   31      Tampa                   FL         33618     No                12,000,000            11,987,869           0.61%
   32      San Antonio             TX         78229     No                11,000,000            11,000,000           0.56%
   33      Los Angeles             CA         90036     No                10,500,000            10,477,580           0.53%
   34      Henderson               NV         89015     No                10,000,000            10,000,000           0.51%
   35      Danbury                 CT         06810     No                10,000,000            10,000,000           0.51%
   36      Clermont                FL         34711     No                 9,500,000             9,488,298           0.48%
   37      Matthews                NC         28105     No                 9,320,000             9,320,000           0.47%
   38      Roseville               CA         95661     No                 9,300,000             9,300,000           0.47%
   39      Delray Beach            FL         33484     No                 9,000,000             9,000,000           0.46%
   40      Austin                  TX         78705     No                 8,750,000             8,750,000           0.44%
   40A     Austin                  TX         78705     Yes (UBS-J)
   40B     Austin                  TX         78705     Yes (UBS-J)
   40C     Austin                  TX         78705     Yes (UBS-J)
   40D     Austin                  TX         78705     Yes (UBS-J)
   40E     Austin                  TX         78705     Yes (UBS-J)
   40F     Austin                  TX         78705     Yes (UBS-J)
   40G     Austin                  TX         78705     Yes (UBS-J)
   40H     Austin                  TX         78705     Yes (UBS-J)
   40I     Austin                  TX         78705     Yes (UBS-J)
   40J     Austin                  TX         78705     Yes (UBS-J)
   41      Bainbridge              OH         44202     Yes (LB-E)         8,450,000             8,393,576           0.42%
   42      Houston                 TX         77040     No                 8,190,000             8,190,000           0.41%
   43      West Palm Beach         FL         33401     No                 7,500,000             7,500,000           0.38%
   44      Middletown              OH         45402     Yes (LB-F)         7,280,000             7,273,161           0.37%
   45      Irvine                  CA         92614     No                 7,140,000             7,133,276           0.36%
   46      Weslaco                 TX         78596     No                 7,000,000             6,976,011           0.35%
   47      Manheim                 PA         17601     No                 6,815,000             6,815,000           0.34%
   48      Kansas City             MO         64111     No                 6,720,000             6,720,000           0.34%
   49      Newton                  NC         28658     No                 6,722,000             6,715,286           0.34%
   50      Terre Haute             IN         47802     Yes (LB-F)         6,288,000             6,282,093           0.32%
   51      Colorado Springs        CO         80909     No                 6,250,000             6,250,000           0.32%
   52      North Canton            OH         44718     No                 6,250,000             6,233,827           0.32%
   53      Capitol Heights         MD         20743     No                 6,200,000             6,200,000           0.31%
   54      Arlington               TX         76017     No                 6,000,000             6,000,000           0.30%
   55      Miami Gardens           FL         33169     No                 6,000,000             5,994,108           0.30%
   56      Chicago                 IL         60608     No                 5,750,000             5,750,000           0.29%
   57      Chambersburg            PA         17201     No                 5,673,944             5,673,944           0.29%
   58      Baytown                 TX         77521     No                 5,362,500             5,362,500           0.27%
   59      Houston                 TX         77036     No                 5,300,000             5,300,000           0.27%
   60      Houston                 TX         77096     No                 5,232,500             5,232,500           0.26%
   61      Scottsdale              AZ         85260     No                 5,200,000             5,195,307           0.26%
   62      Blythewood              SC         29016     No                 5,200,000             5,190,423           0.26%
   63      Cary                    NC         27511     No                 5,100,000             5,100,000           0.26%
   64      Wheat Ridge             CO         80033     No                 5,100,000             5,100,000           0.26%
   65      San Antonio             TX         78229     No                 5,100,000             5,095,089           0.26%
   66      Columbus                GA         31904     No                 5,000,000             4,995,138           0.25%
   67      Knoxville               TN         37914     No                 5,000,000             4,992,910           0.25%
   68      Doral                   FL         33172     No                 4,920,000             4,915,748           0.25%
   69      Austin                  TX         78704     No                 4,900,000             4,900,000           0.25%
   70      Supply                  NC         28462     No                 4,880,000             4,880,000           0.25%
   71      Houston                 TX         77035     No                 4,810,000             4,810,000           0.24%
   72      Gates                   NY         14606     No                 4,800,000             4,800,000           0.24%
   73      Urbana                  IL         61802     No                 4,750,000             4,741,674           0.24%
   74      San Leandro             CA         94578     No                 4,646,000             4,646,000           0.24%
   75      Paris                   TX         75460     No                 4,305,000             4,300,915           0.22%
   76      Gallipolis              OH         45631     No                 4,250,000             4,236,849           0.21%
   77      Houston                 TX         77096     No                 4,192,500             4,192,500           0.21%
   78      Ridley Township         PA         19043     No                 4,100,000             4,094,316           0.21%
   79      Columbia                SC         29212     No                 4,050,000             4,050,000           0.20%
   80      Oakland                 CA         94621     No                 4,014,000             4,010,336           0.20%
   81      Newton Grove            NC         28366     No                 3,920,000             3,920,000           0.20%
   82      Norfolk                 VA         23513     No                 3,900,000             3,900,000           0.20%
   83      Southern Pines          NC         28387     No                 3,836,809             3,836,809           0.19%
   84      Huntsville              AL         35803     No                 3,800,000             3,794,811           0.19%
   85      Dallas                  TX         75211     No                 3,755,000             3,755,000           0.19%
   86      Lebanon                 IN         46052     No                 3,750,000             3,746,127           0.19%
   87      Columbus                OH         43235     No                 3,695,000             3,695,000           0.19%
   88      Austin                  TX         78704     No                 3,600,000             3,600,000           0.18%
   89      Phoenix                 AZ         85022     No                 3,600,000             3,592,198           0.18%
   90      Concord                 NC         28027     No                 3,550,000             3,547,180           0.18%
   91      Various                 TX        Various    No                 3,500,000             3,500,000           0.18%
   91A     Burleson                TX         76028     Yes (UBS-D)
   91B     Arlington               TX         76012     Yes (UBS-D)
   92      Lakewood                CO         80401     No                 3,500,000             3,492,463           0.18%
   93      Durham                  NC         27705     No                 3,447,657             3,447,657           0.17%
   94      Springboro              OH         45066     No                 3,394,000             3,394,000           0.17%
   95      Miami                   FL         33178     No                 3,400,000             3,393,682           0.17%
   96      Daphne                  AL         36526     Yes (LB-C)         3,320,000             3,320,000           0.17%
   97      Houston                 TX         77036     No                 3,000,000             2,991,591           0.15%
   98      Bel Air                 MD         21014     No                 2,960,000             2,951,420           0.15%
   99      Fayetteville            NC         28304     No                 2,800,000             2,797,888           0.14%
   100     Phoenix                 AZ         85048     No                 2,800,000             2,780,848           0.14%
   101     Baton Rouge             LA         70810     No                 2,600,000             2,600,000           0.13%
   102     Plum                    PA         15239     No                 2,600,000             2,600,000           0.13%
   103     San Bernardino          CA         92408     No                 2,500,000             2,495,292           0.13%
   104     Pompano Beach           FL         33069     No                 2,400,000             2,400,000           0.12%
   105     Moundsville             WV         26041     No                 2,300,000             2,289,643           0.12%
   106     Madison                 AL         35758     Yes (LB-C)         2,250,000             2,250,000           0.11%
   107     Wallingford             CT         06492     No                 2,030,000             2,028,159           0.10%
   108     Vineland                NJ         08360     No                 2,015,700             2,015,700           0.10%
   109     Tampa                   FL         33613     No                 1,650,000             1,646,803           0.08%
   110     Dallas                  TX         75211     No                 1,525,000             1,522,084           0.08%
   111     Tyler                   TX         75703     No                 1,400,000             1,397,490           0.07%
   112     Parma                   OH         44134     Yes (LB-E)         1,150,000             1,142,321           0.06%




            CUMULATIVE %                    ADMINISTRATIVE    INTEREST                            ORIGINAL         REMAINING
CONTROL   OF INITIAL POOL   MORTGAGE             COST          ACCRUAL        AMORTIZATION      INTEREST-ONLY    INTEREST-ONLY
  NO.         BALANCE       RATE (%)           RATE (%)         BASIS             TYPE          PERIOD (MOS.)    PERIOD (MOS.)
---------------------------------------------------------------------------------------------------------------------------------

   1           14.09%         5.505347 (f)          0.02089  Actual/360  Interest-Only                     120              119
   2           25.15%         6.403000              0.02089  Actual/360  Balloon                             0                0
  2A1
  2A2
  2A3
  2A4
  2A5
  2A6
  2A7
  2A8
  2A9
 2A10
 2A11
 2A12
 2A13
 2A14
 2A15
 2A16
 2A17
 2A18
 2A19
 2A20
 2A21
 2A22
 2A23
 2A24
 2A25
 2A26
 2A27
 2A28
 2A29
 2A30
 2A31
 2A32
 2A33
 2A34
 2A35
 2A36
 2A37
 2A38
 2A39
 2A40
 2A41
 2A42
 2A43
 2A44
 2A45
 2A46
 2A47
 2A48
 2A49
 2A50
 2A51
 2A52
 2A53
 2A54
 2A55
 2A56
 2A57
 2A58
 2A59
 2A60
 2A61
 2A62
 2A63
 2A64
 2A65
 2A66
 2A67
 2A68
 2A69
 2A70
 2A71
 2A72
 2A73
 2A74
 2A75
 2A76
 2A77
 2A78
 2A79
 2A80
 2A81
 2A82
 2A83
 2A84
 2A85
 2A86
 2A87
 2A88
 2A89
 2A90
 2A91
 2A92
 2A93
 2A94
 2A95
 2A96
 2A97
 2A98
 2A99
 2A100
 2A101
 2A102
 2A103
 2A104
 2A105
 2A106
 2A107
 2A108
 2A109
 2A110
 2A111
 2A112
 2A113
 2A114
 2A115
 2A116
 2A117
 2A118
 2A119
 2A120
 2A121
 2A122
 2A123
 2A124
 2A125
 2A126
 2A127
 2A128
 2A129
 2A130
 2A131
   3           35.66%         5.644000 (a)          0.02089  Actual/360  Balloon                             0                0
   4           41.81%         5.722500 (i)          0.02089  Actual/360  Interest-Only, Balloon             36               34
  4A1
  4A2
  4A3
  4A4
  4A5
  4A6
  4A7
  4A8
  4A9
 4A10
 4A11
 4A12
 4A13
 4A14
 4A15
 4A16
 4A17
 4A18
 4A19
 4A20
 4A21
 4A22
 4A23
 4A24
 4A25
 4A26
 4A27
 4A28
 4A29
 4A30
 4A31
 4A32
 4A33
 4A34
 4A35
 4A36
 4A37
 4A38
 4A39
 4A40
 4A41
 4A42
 4A43
 4A44
 4A45
 4A46
 4A47
 4A48
 4A49
 4A50
 4A51
 4A52
 4A53
 4A54
 4A55
 4A56
 4A57
 4A58
 4A59
 4A60
 4A61
 4A62
 4A63
 4A64
   5           46.35%         5.338500              0.02089  Actual/360  Balloon                             0                0
   6           48.91%         5.840000              0.11089  Actual/360  Interest-Only, Balloon             48               48
   7           51.26%         5.630000              0.02089  Actual/360  Interest-Only                      84               83
   8           53.28%         5.108000              0.02089  Actual/360  Interest-Only                      61               61
   9           55.27%         5.098000              0.02089  30/360      Interest-Only                      60               58
  9A
  9B
  9C
  10           56.99%         6.215000              0.02089  Actual/360  Interest-Only, Balloon             23               20
  11           58.63%         5.590000              0.02089  Actual/360  Balloon                             0                0
  12           60.27%         5.947800              0.02089  Actual/360  Interest-Only, Balloon             60               59
  13           61.89%         5.260000              0.02089  Actual/360  Balloon                             0                0
  14           63.36%         5.720000              0.02089  Actual/360  Interest-Only                     120              119
  14A
  14B
  15           64.78%         5.460000              0.02089  Actual/360  Balloon                             0                0
  16           66.18%         5.290000              0.02089  Actual/360  Interest-Only, Balloon             24               23
  17           67.50%         5.482000              0.02089  Actual/360  Interest-Only                     121              121
  18           68.81%         5.700000              0.02089  Actual/360  Balloon                             0                0
  18A
  18B
  18C
  18D
  18E
  18F
  18G
  18H
  18I
  18J
  18K
  18L
  18M
  18N
  19           69.87%         5.640000              0.02089  Actual/360  Interest-Only, Balloon             24               23
  20           70.89%         5.670000              0.08089  Actual/360  Interest-Only, Balloon             24               23
  21           71.87%         5.340000              0.02089  Actual/360  Interest-Only, Balloon             36               35
  22           72.81%         5.578000              0.02089  Actual/360  Balloon                             1                1
  23           73.72%         5.350000              0.02089  Actual/360  Balloon                             0                0
  24           74.60%         5.630000              0.11089  Actual/360  Interest-Only, Balloon             24               22
  25           75.46%         5.160000              0.02089  Actual/360  Interest-Only, Balloon             24               23
  26           76.22%         5.190000              0.02089  Actual/360  Interest-Only                     121              119
  27           76.93%         5.940000              0.02089  Actual/360  Interest-Only, Balloon             60               59
  28           77.60%         6.250000              0.02089  Actual/360  Balloon                             1                1
  29           78.24%         5.700000              0.02089  Actual/360  Balloon                             0                0
  30           78.89%         5.610000              0.11089  Actual/360  Balloon                             0                0
  31           79.49%         5.210000              0.11089  Actual/360  Balloon                             0                0
  32           80.05%         5.250000              0.02089  Actual/360  Interest-Only                      60               59
  33           80.58%         5.290000              0.08089  Actual/360  Balloon                             0                0
  34           81.09%         5.290000              0.02089  Actual/360  Interest-Only                     120              119
  35           81.59%         5.250000              0.02089  Actual/360  Balloon                             0                0
  36           82.07%         6.180000              0.02089  Actual/360  Balloon                             0                0
  37           82.54%         5.950000              0.02089  Actual/360  Interest-Only, Balloon             60               59
  38           83.01%         5.710000              0.11089  Actual/360  Interest-Only, Balloon             36               34
  39           83.47%         5.710000              0.02089  Actual/360  Interest-Only, Balloon             12               11
  40           83.91%         5.580000              0.02089  Actual/360  Balloon                             0                0
  40A
  40B
  40C
  40D
  40E
  40F
  40G
  40H
  40I
  40J
  41           84.34%         5.240000              0.02089  Actual/360  Balloon                             0                0
  42           84.75%         5.170000              0.02089  Actual/360  Interest-Only, Balloon             48               47
  43           85.13%         5.150000              0.11089  Actual/360  Interest-Only, Balloon             24               22
  44           85.50%         5.510000              0.02089  Actual/360  Balloon                             0                0
  45           85.86%         5.500000              0.11089  Actual/360  Balloon                             0                0
  46           86.21%         7.475000              0.02089  Actual/360  Balloon                             0                0
  47           86.56%         6.230800              0.02089  Actual/360  Interest-Only, Balloon             60               58
  48           86.90%         6.030000              0.02089  Actual/360  Interest-Only, Balloon             36               29
  49           87.23%         5.260000              0.02089  Actual/360  Balloon                             0                0
  50           87.55%         5.510000              0.02089  Actual/360  Balloon                             0                0
  51           87.87%         5.520000              0.11089  Actual/360  Interest-Only, Balloon             36               35
  52           88.18%         6.300000              0.11089  Actual/360  Balloon                             0                0
  53           88.50%         6.370000              0.02089  Actual/360  Balloon                             0                0
  54           88.80%         5.680000              0.11089  Actual/360  Interest-Only                      60               58
  55           89.10%         5.330000              0.02089  Actual/360  Balloon                             0                0
  56           89.40%         6.280000              0.02089  Actual/360  Balloon                             0                0
  57           89.68%         6.010000              0.02089  Actual/360  Interest-Only, Balloon             60               58
  58           89.95%         5.180000              0.02089  Actual/360  Interest-Only, Balloon             48               46
  59           90.22%         5.380000              0.02089  Actual/360  Interest-Only, Balloon             24               19
  60           90.49%         5.170000              0.02089  Actual/360  Interest-Only, Balloon             48               47
  61           90.75%         5.670000              0.08089  Actual/360  Balloon                             0                0
  62           91.01%         5.970000              0.11089  Actual/360  Balloon                             0                0
  63           91.27%         5.670000              0.02089  Actual/360  Interest-Only, Balloon             24               22
  64           91.53%         5.440000              0.11089  Actual/360  Interest-Only, Balloon             24               22
  65           91.79%         5.410000              0.11089  Actual/360  Balloon                             0                0
  66           92.04%         5.370000              0.02089  Actual/360  Balloon                             0                0
  67           92.29%         5.450000              0.11089  Actual/360  Balloon                             0                0
  68           92.54%         5.840000              0.02089  Actual/360  Balloon                             0                0
  69           92.79%         5.150000              0.02089  Actual/360  Interest-Only, Balloon             48               47
  70           93.03%         5.375000              0.02089  Actual/360  Balloon                             0                0
  71           93.28%         5.180000              0.02089  Actual/360  Interest-Only, Balloon             48               47
  72           93.52%         5.790000              0.02089  Actual/360  Interest-Only, Balloon             24               22
  73           93.76%         6.190000              0.02089  Actual/360  Balloon                             0                0
  74           93.99%         5.275000              0.02089  Actual/360  Balloon                             0                0
  75           94.21%         5.470000              0.02089  Actual/360  Balloon                             0                0
  76           94.43%         5.350000              0.11089  Actual/360  Balloon                             0                0
  77           94.64%         5.180000              0.02089  Actual/360  Interest-Only, Balloon             48               47
  78           94.85%         5.570000              0.11089  Actual/360  Balloon                             0                0
  79           95.05%         5.640000              0.02089  Actual/360  Balloon                             0                0
  80           95.25%         5.625000              0.02089  Actual/360  Balloon                             0                0
  81           95.45%         5.375000              0.02089  Actual/360  Balloon                             0                0
  82           95.65%         6.077600              0.02089  Actual/360  Interest-Only, Balloon             60               58
  83           95.84%         5.500000              0.02089  Actual/360  Interest-Only                     121              121
  84           96.03%         5.650000              0.02089  Actual/360  Balloon                             0                0
  85           96.22%         5.290000              0.02089  Actual/360  Interest-Only, Balloon             30               25
  86           96.41%         5.120000              0.02089  Actual/360  Balloon                             0                0
  87           96.60%         5.880000              0.02089  Actual/360  Interest-Only, Balloon             60               58
  88           96.78%         5.180000              0.02089  Actual/360  Interest-Only, Balloon             48               47
  89           96.96%         5.220000              0.11089  Actual/360  Balloon                             0                0
  90           97.14%         6.160000              0.02089  Actual/360  Balloon                             0                0
  91           97.32%         5.725000              0.02089  Actual/360  Balloon                             1                1
  91A
  91B
  92           97.50%         5.250000              0.11089  Actual/360  Balloon                             0                0
  93           97.67%         5.500000              0.02089  Actual/360  Interest-Only                     121              121
  94           97.84%         6.010000              0.02089  Actual/360  Interest-Only, Balloon             60               58
  95           98.02%         5.930000              0.11089  Actual/360  Balloon                             0                0
  96           98.18%         5.330000              0.02089  Actual/360  Balloon                             0                0
  97           98.33%         5.840000              0.11089  Actual/360  Balloon                             0                0
  98           98.48%         5.640000              0.11089  Actual/360  Balloon                             0                0
  99           98.63%         6.350000              0.02089  Actual/360  Balloon                             0                0
  100          98.77%         6.080000              0.08089  Actual/360  Balloon                             0                0
  101          98.90%         5.700000              0.02089  Actual/360  Interest-Only, Balloon             24               24
  102          99.03%         5.525000              0.02089  Actual/360  Balloon                             1                1
  103          99.16%         5.870000              0.02089  Actual/360  Balloon                             0                0
  104          99.28%         5.625000              0.02089  Actual/360  Balloon                             0                0
  105          99.39%         5.350000              0.11089  Actual/360  Balloon                             0                0
  106          99.51%         5.330000              0.02089  Actual/360  Balloon                             0                0
  107          99.61%         5.650000              0.02089  Actual/360  Balloon                             0                0
  108          99.71%         6.106800              0.02089  Actual/360  Interest-Only, Balloon             60               58
  109          99.79%         5.740000              0.02089  Actual/360  Balloon                             0                0
  110          99.87%         5.800000              0.11089  Actual/360  Balloon                             0                0
  111          99.94%         6.090000              0.02089  Actual/360  Balloon                             0                0
  112         100.00%         5.240000              0.02089  Actual/360  Balloon                             0                0




            ORIGINAL          REMAINING            ORIGINAL         REMAINING                          MATURITY OR
CONTROL     TERM TO            TERM TO           AMORTIZATION      AMORTIZATION       ORIGINATION      ANTICIPATED       BALLOON
  NO.    MATURITY (MOS.)    MATURITY (MOS.)       TERM (MOS.)       TERM (MOS.)           DATE       REPAYMENT DATE    BALANCE ($)
-----------------------------------------------------------------------------------------------------------------------------------

   1               120               119                  0                 0             5/4/05          5/11/15      278,500,000
   2                77 (e)            76 (e)            330 (d, e)        329 (d, e)     9/22/04         10/11/11      197,170,809
  2A1
  2A2
  2A3
  2A4
  2A5
  2A6
  2A7
  2A8
  2A9
 2A10
 2A11
 2A12
 2A13
 2A14
 2A15
 2A16
 2A17
 2A18
 2A19
 2A20
 2A21
 2A22
 2A23
 2A24
 2A25
 2A26
 2A27
 2A28
 2A29
 2A30
 2A31
 2A32
 2A33
 2A34
 2A35
 2A36
 2A37
 2A38
 2A39
 2A40
 2A41
 2A42
 2A43
 2A44
 2A45
 2A46
 2A47
 2A48
 2A49
 2A50
 2A51
 2A52
 2A53
 2A54
 2A55
 2A56
 2A57
 2A58
 2A59
 2A60
 2A61
 2A62
 2A63
 2A64
 2A65
 2A66
 2A67
 2A68
 2A69
 2A70
 2A71
 2A72
 2A73
 2A74
 2A75
 2A76
 2A77
 2A78
 2A79
 2A80
 2A81
 2A82
 2A83
 2A84
 2A85
 2A86
 2A87
 2A88
 2A89
 2A90
 2A91
 2A92
 2A93
 2A94
 2A95
 2A96
 2A97
 2A98
 2A99
 2A100
 2A101
 2A102
 2A103
 2A104
 2A105
 2A106
 2A107
 2A108
 2A109
 2A110
 2A111
 2A112
 2A113
 2A114
 2A115
 2A116
 2A117
 2A118
 2A119
 2A120
 2A121
 2A122
 2A123
 2A124
 2A125
 2A126
 2A127
 2A128
 2A129
 2A130
 2A131
   3               116               115                360               359           4/27/05           1/11/15   176,031,339
   4               120               118                294 (e)           294 (e)       3/29/05           4/11/15   102,730,209
  4A1
  4A2
  4A3                                                       (e) (e)
  4A4
  4A5
  4A6
  4A7
  4A8
  4A9
 4A10
 4A11
 4A12
 4A13
 4A14
 4A15
 4A16
 4A17
 4A18
 4A19
 4A20
 4A21
 4A22
 4A23
 4A24
 4A25
 4A26
 4A27
 4A28
 4A29
 4A30
 4A31
 4A32
 4A33
 4A34
 4A35
 4A36
 4A37
 4A38
 4A39
 4A40
 4A41
 4A42
 4A43
 4A44                                                       (e) (e)
 4A45
 4A46
 4A47
 4A48
 4A49
 4A50
 4A51
 4A52
 4A53
 4A54
 4A55
 4A56
 4A57
 4A58
 4A59
 4A60
 4A61
 4A62
 4A63
 4A64
   5                79                78                360               359           4/22/05          12/11/11    80,949,948
   6               120               120                360               360           5/12/05           6/11/15    46,337,339
   7                84                83                  0                 0           4/28/05           5/11/12    46,500,000
   8                61                61                  0                 0           6/10/05           7/11/10    40,000,000
   9                60                58                  0                 0            4/1/05            4/5/10    39,300,000
  9A
  9B
  9C
  10               120               117                360               360           3/10/05           3/11/15    30,210,517
  11               120               119                360               359           4/28/05           5/11/15    27,225,747
  12               180               179                360               360           4/20/05           5/11/20    27,379,029
  13               120               119                360               359           4/28/05           5/11/15    26,531,459
  14               120               119                  0                 0           4/13/05           5/11/15    29,240,000
  14A
  14B
  15               120               120                324               324            6/1/05           6/11/15    22,222,021
  16                84                83                360               360           4/27/05           5/11/12    25,708,244
  17               121               121                  0                 0           6/10/05           7/11/15    26,000,000
  18               120               118                360               358           3/31/05           4/11/15    21,852,324
  18A
  18B
  18C
  18D
  18E
  18F
  18G
  18H
  18I
  18J
  18K
  18L
  18M
  18N
  19               120               119                360               360           4/27/05           5/11/15    18,459,922
  20               120               119                360               360           4/18/05           5/11/15    17,593,322
  21               120               119                360               360           5/11/05           5/11/15    17,387,122
  22                61                61                300               300           6/10/05           7/11/10    16,617,332
  23               120               118                300               298           3/28/05           4/11/15    13,764,951
  24               120               118                360               360           3/30/05           4/11/15    15,203,032
  25               120               119                360               360           4/19/05           5/11/15    14,770,660
  26               121               119                  0                 0            4/1/05           5/11/15    15,000,000
  27               180               179                360               360           4/18/05           5/11/20    11,969,483
  28               121               121                300               300               NAP           7/11/15    10,230,159
  29               120               112                360               352           9/23/04          10/11/14    10,841,507
  30               120               119                360               359           4/26/05           5/11/15    10,670,672
  31                60                59                360               359           4/12/05           5/11/10    11,102,105
  32                60                59                  0                 0           4/29/05           5/11/10    11,000,000
  33               120               118                360               358           3/18/05           4/11/15     8,713,350
  34               120               119                  0                 0            5/4/05           5/11/15    10,000,000
  35               120               120                360               360            6/6/05           6/11/15     8,287,725
  36               120               119                300               299           4/20/05           5/11/15     7,401,825
  37               180               179                360               360           4/13/05           5/11/20     7,894,478
  38               120               118                360               360           3/30/05           4/11/15     8,355,175
  39               120               119                360               360           4/29/05           5/11/15     7,750,950
  40               120               120                360               360           5/27/05           6/11/15     7,327,049
  40A
  40B
  40C
  40D
  40E
  40F
  40G
  40H
  40I
  40J
  41               120               114                360               354          12/10/04          12/11/14     7,000,255
  42               120               119                360               360           4/29/05           5/11/15     7,428,441
  43                84                82                360               360            4/7/05           4/11/12     6,933,646
  44               120               119                360               359            5/9/05           5/11/15     6,083,513
  45               120               119                360               359           4/19/05           5/11/15     5,964,672
  46               120               118                240               238            4/7/05           4/11/15     4,846,864
  47               180               178                360               360            4/1/05           4/11/20     5,819,665
  48               120               113                360               360           11/1/04          11/11/14     6,076,354
  49               120               119                360               359           4/28/05           5/11/15     5,573,265
  50               120               119                360               359            5/9/05           5/11/15     5,254,552
  51               120               119                360               360           4/26/05           5/11/15     5,593,659
  52                60                58                300               298            4/1/05           4/11/10     5,676,774
  53               120               120                360               360           5/31/05           6/11/15     5,314,279
  54                60                58                  0                 0           3/31/05           4/11/10     6,000,000
  55                60                59                360               359           4/25/05           5/11/10     5,560,811
  56               120               120                360               360           5/26/05           6/11/15     4,915,958
  57               180               178                360               360            4/1/05           4/11/20     4,814,220
  58               120               118                360               360           3/31/05           4/11/15     4,864,584
  59               120               115                360               360          12/27/04           1/11/15     4,629,052
  60               120               119                360               360           4/29/05           5/11/15     4,745,949
  61               120               119                360               359           4/26/05           5/11/15     4,366,809
  62               120               118                360               358           3/16/05           4/11/15     4,405,970
  63               120               118                300               300           3/28/05           4/11/15     4,202,299
  64               120               118                360               360            4/5/05           4/11/15     4,461,523
  65               120               119                360               359            5/3/05           5/11/15     4,248,535
  66               120               119                360               359           4/25/05           5/11/15     4,159,999
  67               120               119                300               299           4/21/05           5/11/15     3,799,469
  68               120               119                360               359           4/26/05           5/11/15     4,152,969
  69               120               119                360               360           4/29/05           5/11/15     4,442,759
  70               120               120                360               360            6/9/05           6/11/15     4,060,433
  71               120               119                360               360           4/29/05           5/11/15     4,363,523
  72               120               118                360               360           3/23/05           4/11/15     4,234,019
  73                60                58                360               358           4/11/05           4/11/10     4,454,594
  74               120               120                360               360           5/23/05           6/11/15     3,853,539
  75                60                59                360               359           4/19/05           5/11/10     3,997,934
  76               120               117                360               357            3/7/05           3/11/15     3,533,844
  77               120               119                360               360           4/29/05           5/11/15     3,803,341
  78               120               119                300               299            5/6/05           5/11/15     3,128,709
  79               120               120                300               300           5/31/05           6/11/15     3,097,737
  80               120               119                360               359           4/19/05           5/11/15     3,366,205
  81               120               120                360               360            6/9/05           6/11/15     3,261,660
  82               180               178                360               360            4/7/05           4/11/20     3,315,665
  83               121               121                  0                 0               NAP           7/11/15     3,836,809
  84               120               119                300               299           4/28/05           5/11/15     2,907,865
  85               120               115                360               360          12/29/04           1/11/15     3,310,389
  86               120               119                360               359           4/14/05           5/11/15     3,095,230
  87               180               178                360               360            4/7/05           4/11/20     3,123,062
  88               120               119                360               360           4/29/05           5/11/15     3,265,838
  89                60                58                360               358           3/31/05           4/11/10     3,331,037
  90               120               119                360               359           4/26/05           5/11/15     3,024,954
  91               121               121                300               300               NAP           7/11/15     2,685,184
  91A
  91B
  92               120               118                360               358            4/8/05           4/11/15     2,900,760
  93               121               121                  0                 0               NAP           7/11/15     3,447,657
  94               180               178                360               360           3/31/05           4/11/20     2,879,737
  95               120               118                360               358           3/31/05           4/11/15     2,877,416
  96               120               120                360               360            6/3/05           6/11/15     2,758,513
  97               120               118                300               298            4/8/05           4/11/15     2,310,538
  98               120               117                360               357            3/8/05           3/11/15     2,483,499
  99               120               119                360               359           4/18/05           5/11/15     2,398,926
  100              120               112                360               352           9/30/04          10/11/14     2,380,454
  101              120               120                360               360            6/2/05           6/11/15     2,288,583
  102              121               121                360               360               NAP           7/11/15     2,173,648
  103              120               118                360               358           3/24/05           4/11/15     2,111,972
  104              120               120                360               360           5/16/05           6/11/15     2,012,484
  105              120               117                300               297            3/7/05           3/11/15     1,741,626
  106              120               120                360               360            6/3/05           6/11/15     1,869,475
  107              120               119                360               359            5/5/05           5/11/15     1,703,694
  108              180               178                360               360            4/8/05           4/11/20     1,715,148
  109              120               118                360               358           4/11/05           4/11/15     1,388,466
  110              120               118                360               358           3/31/05           4/11/15     1,285,604
  111              120               118                360               358           4/11/05           4/11/15     1,190,409
  112              120               114                360               354          12/10/04          12/11/14       952,698




                                                                                      ANNUAL         U/W NET           U/W NET
CONTROL        PROPERTY                                PREPAYMENT                      DEBT         OPERATING           CASH
  NO.            TYPE                               PROVISIONS (28)                 SERVICE ($)     INCOME ($)         FLOW ($)
-----------------------------------------------------------------------------------------------------------------------------------

   1     Office                 L(26),D(91),O(3)                                    15,545,341    83,962,322 (a)    78,056,834 (a)
   2     Office                 L(27),D(47),O(3)                              (g)   16,964,468    23,130,456 (a)    22,231,421 (a)
  2A1    Office
  2A2    Office
  2A3    Office
  2A4    Office
  2A5    Office
  2A6    Office
  2A7    Office
  2A8    Office
  2A9    Office
 2A10    Office
 2A11    Office
 2A12    Office
 2A13    Office
 2A14    Office
 2A15    Office
 2A16    Office
 2A17    Office
 2A18    Office
 2A19    Office
 2A20    Office
 2A21    Office
 2A22    Office
 2A23    Office
 2A24    Office
 2A25    Office
 2A26    Office
 2A27    Office
 2A28    Office
 2A29    Office
 2A30    Office
 2A31    Office
 2A32    Office
 2A33    Office
 2A34    Office
 2A35    Office
 2A36    Office
 2A37    Office
 2A38    Office
 2A39    Office
 2A40    Office
 2A41    Office
 2A42    Office
 2A43    Office
 2A44    Office
 2A45    Office
 2A46    Office
 2A47    Office
 2A48    Office
 2A49    Office
 2A50    Office
 2A51    Office
 2A52    Office
 2A53    Office
 2A54    Office
 2A55    Office
 2A56    Office
 2A57    Office
 2A58    Office
 2A59    Office
 2A60    Office
 2A61    Office
 2A62    Office
 2A63    Office
 2A64    Office
 2A65    Office
 2A66    Office
 2A67    Office
 2A68    Office
 2A69    Office
 2A70    Office
 2A71    Office
 2A72    Office
 2A73    Office
 2A74    Office
 2A75    Office
 2A76    Office
 2A77    Office
 2A78    Office
 2A79    Office
 2A80    Office
 2A81    Office
 2A82    Office
 2A83    Office
 2A84    Office
 2A85    Office
 2A86    Office
 2A87    Office
 2A88    Office
 2A89    Office
 2A90    Office
 2A91    Office
 2A92    Office
 2A93    Office
 2A94    Office
 2A95    Office
 2A96    Office
 2A97    Office
 2A98    Office
 2A99    Office
 2A100   Office
 2A101   Office
 2A102   Office
 2A103   Office
 2A104   Office
 2A105   Office
 2A106   Office
 2A107   Office
 2A108   Office
 2A109   Office
 2A110   Office
 2A111   Office
 2A112   Office
 2A113   Office
 2A114   Office
 2A115   Office
 2A116   Office
 2A117   Office
 2A118   Office
 2A119   Office
 2A120   Office
 2A121   Office
 2A122   Office
 2A123   Office
 2A124   Office
 2A125   Office
 2A126   Office
 2A127   Office
 2A128   Office
 2A129   Office
 2A130   Office
 2A131   Office
   3     Retail                 L(26),D(84),O(6)                              (f)   14,398,292    23,403,487 (b)    22,655,795 (b)
   4     Hotel                  L(27),D(90),O(3)                                     9,232,567    72,518,522 (a)    60,247,820 (a)
  4A1    Hotel
  4A2    Hotel
  4A3    Hotel
  4A4    Hotel
  4A5    Hotel
  4A6    Hotel
  4A7    Hotel
  4A8    Hotel
  4A9    Hotel
 4A10    Hotel
 4A11    Hotel
 4A12    Hotel
 4A13    Hotel
 4A14    Hotel
 4A15    Hotel
 4A16    Hotel
 4A17    Hotel
 4A18    Hotel
 4A19    Hotel
 4A20    Hotel
 4A21    Hotel
 4A22    Hotel
 4A23    Hotel
 4A24    Hotel
 4A25    Hotel
 4A26    Hotel
 4A27    Hotel
 4A28    Hotel
 4A29    Hotel
 4A30    Hotel
 4A31    Hotel
 4A32    Hotel
 4A33    Hotel
 4A34    Hotel
 4A35    Hotel
 4A36    Hotel
 4A37    Hotel
 4A38    Hotel
 4A39    Hotel
 4A40    Hotel
 4A41    Hotel
 4A42    Hotel
 4A43    Hotel
 4A44    Hotel
 4A45    Hotel
 4A46    Hotel
 4A47    Hotel
 4A48    Hotel
 4A49    Hotel
 4A50    Hotel
 4A51    Hotel
 4A52    Hotel
 4A53    Hotel
 4A54    Hotel
 4A55    Hotel
 4A56    Hotel
 4A57    Hotel
 4A58    Hotel
 4A59    Hotel
 4A60    Hotel
 4A61    Hotel
 4A62    Hotel
 4A63    Hotel
 4A64    Hotel
   5     Office                 L(26),D(50),O(3)                                     6,023,137    17,076,249        17,076,249
   6     Retail                 L(25),D(91),O(4)                                     3,571,175     4,451,708 (a)     4,328,774 (a)
   7     Office                 L(26),D(55),O(3)                                     2,654,310     6,121,443 (a)     5,512,016 (a)
   8     Office                 L(6),YM1%(52),O(3)                                   2,071,578     2,962,616         2,597,265
   9     Retail                 L(13),YM(41),O(6) or
                                   L(27),D(27),O(6)                                  2,003,514     4,706,272         4,492,431
  9A     Retail
  9B     Retail
  9C     Retail
  10     Office                 L(28),D(86),O(6)                                     2,502,846     4,230,261 (a)     3,815,659 (a)
  11     Office                 L(26),D(92),O(2)                                     2,236,449     3,107,908         3,062,008
  12     Retail                 L(25),YM1%(143),O(12)                                2,312,653     2,842,205         2,775,280
  13     Retail                 L(48),D(66),O(6)                                     2,122,841     2,915,912         2,751,646
  14     Office                 L(26),D(92),O(2)                                     1,695,758     2,459,933         2,293,243
  14A    Office
  14B    Office
  15     Office                 L(48),D(68),O(4)                                     1,984,755     3,047,188         2,812,731
  16     Office                 L(26),D(52),O(6)                                     1,847,097     2,584,241         2,327,643
  17     Retail                 L(25),D(93),O(3)                                     1,445,116     1,853,009         1,808,940
  18     Industrial/W'hse       L(27),D(91),O(2)                                     1,810,849     2,580,662         2,348,189
  18A    Industrial/W'hse
  18B    Industrial/W'hse
  18C    Industrial/W'hse
  18D    Industrial/W'hse
  18E    Industrial/W'hse
  18F    Industrial/W'hse
  18G    Industrial/W'hse
  18H    Industrial/W'hse
  18I    Industrial/W'hse
  18J    Industrial/W'hse
  18K    Industrial/W'hse
  18L    Industrial/W'hse
  18M    Industrial/W'hse
  18N    Industrial/W'hse
  19     Multifamily            L(26),D(91),O(3)                                     1,453,042     1,918,019         1,805,519
  20     Retail                 L(36),D(84)                                          1,388,402     1,819,654         1,749,392
  21     Office                 L(26),D(91),O(3)                                     1,305,231     1,738,577         1,579,202
  22     Hotel                  L(25),D(33),O(3)                                     1,373,635     2,215,050         1,847,926
  23     Hotel                  L(27),D(90),O(3)                                     1,320,221     3,162,539         2,812,379
  24     Retail                 L(48),D(69),O(3)                                     1,195,718     1,474,417         1,434,648
  25     Retail                 L(48),YM1%(72)                                       1,115,151     1,419,909         1,395,122
  26     Office                 L(27),D(91),O(3)                                       789,312     3,998,816         3,804,631
  27     Retail                 L(25),YM1%(143),O(12)                                1,010,422     1,276,535         1,212,774
  28     Hotel                  L(25),D(93),O(3)                                     1,037,000     1,606,496         1,408,941
  29     Retail                 L(48),D(72)                                            899,100     1,280,494         1,199,638
  30     Multifamily            L(26),D(91),O(3)                                       877,927     1,094,774         1,059,702
  31     Multifamily            L(48),D(12)                                            791,610     1,059,837           997,373
  32     Multifamily            L(26),D(31),O(3)                                       585,521       882,930           846,130
  33     Retail                 L(48),D(72)                                            698,902     1,000,172           952,263
  34     Retail                 L(48),D(72)                                            536,347       967,205           920,087
  35     Office                 L(25),D(92),O(3)                                       662,644     1,085,202           950,345
  36     Retail                 L(26),D(93),O(1)                                       747,098     1,192,719         1,120,714
  37     Retail                 L(25),YM1%(143),O(12)                                  666,946       911,553           873,061
  38     Office                 L(48),D(71),O(1)                                       648,434       910,780           841,379
  39     Retail                 L(48),D(72)                                            627,517     1,011,480           926,150
  40     Multifamily            L(25),D(35),5%(12),4%(12),
                                  3%(12),2%(12),1%(9),O(3)                             601,459       885,558           862,608
  40A    Multifamily
  40B    Multifamily
  40C    Multifamily
  40D    Multifamily
  40E    Multifamily
  40F    Multifamily
  40G    Multifamily
  40H    Multifamily
  40I    Multifamily
  40J    Multifamily
  41     Retail                 L(48),D(72)                                            559,307       758,218           740,002
  42     Multifamily            L(26),D(91),O(3)                                       537,846       891,646           829,646
  43     Office                 L(48),D(36)                                            491,424       835,010           762,954
  44     Retail                 L(26),D(94)                                            496,569       624,260           597,716
  45     Office                 L(48),D(69),O(3)                                       486,482       684,560           635,794
  46     Hotel                  L(27),D(90),O(3)                                       675,415     1,120,931         1,003,104
  47     Retail                 L(25),YM1%(143),O(12)                                  502,514       683,322           603,177
  48     Multifamily            L(32),D(87),O(1)                                       485,034       651,998           596,498
  49     Retail                 L(48),D(66),O(6)                                       445,929       723,328           648,579
  50     Retail                 L(26),D(94)                                            428,904       535,697           513,803
  51     Office                 L(48),D(71),O(1)                                       426,783       691,331           585,493
  52     Hotel                  L(37),YM1%(23)                                         497,073       941,195           680,274
  53     Industrial/W'hse       L(48),D(71),O(1)                                       463,916       619,799           564,399
  54     Retail                 L(48),D(11),O(1)                                       345,533       561,113           502,318
  55     Multifamily            L(26),D(34)                                            401,162     1,034,875           962,358
  56     Industrial/W'hse       L(48),D(71),O(1)                                       426,192       724,394           544,394
  57     Retail                 L(25),YM1%(143),O(12)                                  408,656       539,575           491,085
  58     Multifamily            L(27),D(90),O(3)                                       352,558       645,715           565,907
  59     Multifamily            L(48),D(72)                                            356,340       536,200           469,200
  60     Multifamily            L(26),D(91),O(3)                                       343,624       619,659           545,659
  61     Office                 L(36),D(84)                                            360,984       489,552           461,606
  62     Industrial/W'hse       L(48),YM1%(72)                                         372,917       553,762           483,658
  63     Retail                 L(48),D(72)                                            382,060       486,910           459,414
  64     Retail                 L(48),D(71),O(1)                                       345,186       538,147           492,197
  65     Office                 L(48),D(72)                                            344,039       495,876           447,139
  66     Industrial/W'hse       L(48),D(71),O(1)                                       335,796       606,534           526,326
  67     Industrial/W'hse       L(48),D(72)                                            366,663       821,188           693,118
  68     Industrial/W'hse       L(26),D(93),O(1)                                       347,924       469,625           420,873
  69     Multifamily            L(26),D(91),O(3)                                       321,063       501,310           454,310
  70     Retail                 L(25),D(92),O(3)                                       327,919       442,261           432,046
  71     Multifamily            L(26),D(91),O(3)                                       316,234       530,322           467,256
  72     Multifamily            L(27),D(90),O(3)                                       337,603       490,785           457,035
  73     Mobile Home Park       L(27),D(31),O(2)                                       348,738       454,448           437,948
  74     Retail                 L(25),D(92),O(3)                                       308,728       408,758           406,710
  75     Retail                 L(48),D(12)                                            292,348       468,620           407,832
  76     Retail                 L(48),D(72)                                            284,791       475,714           398,544
  77     Multifamily            L(26),D(91),O(3)                                       275,636       474,061           413,758
  78     Industrial/W'hse       L(48),D(72)                                            304,191       516,420           442,158
  79     Hotel                  L(48),D(72)                                            302,523       517,965           457,296
  80     Retail                 L(26),D(91),O(3)                                       277,282       366,788           350,080
  81     Retail                 L(25),D(92),O(3)                                       263,410       413,027           397,325
  82     Retail                 L(25),YM1%(143),O(12)                                  282,927       355,194           339,552
  83     Retail                 L(25),D(93),O(3)                                       213,955       308,750           306,678
  84     Retail                 L(48),D(71),O(1)                                       284,123       393,121           374,121
  85     Multifamily            L(30),D(87),O(3)                                       249,941       352,460           326,374
  86     Multifamily            L(48),D(72)                                            244,881       330,462           306,462
  87     Retail                 L(25),YM1%(143),O(12)                                  262,430       348,682           328,471
  88     Multifamily            L(26),D(91),O(3)                                       236,682       392,019           350,563
  89     Retail                 L(48),D(11),O(1)                                       237,750       419,612           367,594
  90     Retail                 L(26),D(91),O(3)                                       259,807       372,446           363,468
  91     Mixed-Use              L(25),D(93),O(3)                                       263,591       391,881           375,395
  91A    Mobile Home Park
  91B    Self-Storage
  92     Retail                 L(48),D(71),O(1)                                       231,926       334,990           328,023
  93     Retail                 L(25),D(93),O(3)                                       192,255       277,435           275,363
  94     Retail                 L(25),YM1%(143),O(12)                                  244,447       314,973           296,548
  95     Industrial/W'hse       L(48),D(72)                                            242,784       315,018           294,682
  96     Self-Storage           L(48),D(72)                                            221,976       364,654           360,209
  97     Industrial/W'hse       L(48),D(71),O(1)                                       228,440       331,508           295,624
  98     Retail                 L(28),D(91),O(1)                                       204,810       288,482           277,054
  99     Retail                 L(26),D(91),O(3)                                       209,071       287,543           278,327
  100    Retail                 L(48),D(72)                                            203,380       268,329           255,066
  101    Retail                 L(25),D(92),O(3)                                       181,085       395,225           348,206
  102    Multifamily            L(25),D(93),O(3)                                       177,640       258,790           236,540
  103    Self-Storage           L(48),D(72)                                            177,366       239,629           230,629
  104    Retail                 L(25),D(92),O(3)                                       165,789       234,379           211,790
  105    Retail                 L(48),D(72)                                            167,025       240,718           210,345
  106    Self-Storage           L(48),D(72)                                            150,436       227,601           223,047
  107    Retail                 L(26),D(93),O(1)                                       140,615       199,437           180,866
  108    Retail                 L(25),YM1%(143),O(12)                                  146,686       207,948           176,310
  109    Retail                 L(27),D(93)                                            115,422       222,045           196,248
  110    Self-Storage           L(48),D(71),O(1)                                       107,376       161,273           153,102
  111    Self-Storage           L(27),YM1%(90),O(3)                                    101,699       140,218           132,208
  112    Retail                 L(48),D(72)                                             76,119       117,649           109,033




                                                                                    U/W
CONTROL   FOOTNOTE                                                                  NCF               APPRAISED         APPRAISAL
  NO.        NO.                            PROPERTY NAME                         DSCR (X)            VALUE ($)            DATE
-----------------------------------------------------------------------------------------------------------------------------------

   1         (1)     200 Park Avenue                                                   1.65 (b, c) 1,850,000,000         5/1/2005
   2         (2)     Wachovia Portfolio                                                1.31 (b)      517,805,000 (d)      Various
  2A1                  Wachovia - Wachovia Center Tower                                               64,000,000         7/1/2004
  2A2                  Wachovia - Plaza                                                               51,000,000        6/16/2004
  2A3                  Wachovia - Mortgage Center                                                     38,000,000        6/13/2004
  2A4                  Wachovia - West End Center                                                     37,000,000         7/1/2004
  2A5                  Wachovia - WVOC-Four Story Operations                                          33,900,000        6/15/2004
  2A6                  Wachovia - Atlanta Operations Center                                           27,000,000        6/22/2004
  2A7                  Wachovia - NBOC Operations Center                                              22,300,000        6/23/2004
  2A8                  Wachovia - Columbia Greystone Administrative Ctr                               18,350,000        6/30/2004
  2A9                  Wachovia - Winston Salem Linden Center                                         13,900,000         7/1/2004
 2A10                  Wachovia - Greenville Sales Finance Center                                      9,800,000         7/1/2004
 2A11                  Wachovia - Wheat Innsbrook Centre II                                            9,800,000        6/17/2004
 2A12                  Wachovia - Wheat Innsbrook Centre I                                             8,400,000        6/17/2004
 2A13                  Wachovia - Reflections One                                                      7,900,000        6/22/2004
 2A14                  Wachovia - Reflections Two                                                      7,600,000        6/22/2004
 2A15                  Wachovia - Lancaster Square                                                     7,200,000        6/18/2004
 2A16                  Wachovia - Trap Falls Office                                                    6,500,000         7/1/2004
 2A17                  Wachovia - Haddon Township                                                      6,500,000        6/14/2004
 2A18                  Wachovia - Asheville Main Retail                                                5,400,000         7/1/2004
 2A19                  Wachovia - Morristown Office                                                    5,200,000        6/24/2004
 2A20                  Wachovia - Charlottesville Western Region HQ                                    5,000,000        6/16/2004
 2A21                  Wachovia - Charleston 16 Broad                                                  4,800,000        6/23/2004
 2A22                  Wachovia - Tom's River Main Street Office                                       4,000,000        6/21/2004
 2A23                  Wachovia - Columbus Main                                                        3,600,000        6/18/2004
 2A24                  Wachovia - 1 Jefferson Square                                                   3,400,000         7/1/2004
 2A25                  Wachovia - Columbia Browning Rd. Ops. Center                                    3,400,000        6/30/2004
 2A26                  Wachovia - Red Bank Main Office                                                 3,200,000        6/21/2004
 2A27                  Wachovia - South Fort Myers                                                     3,100,000        6/10/2004
 2A28                  Wachovia - Downtown West Palm                                                   3,000,000        6/22/2004
 2A29                  Wachovia - York Square                                                          2,700,000        6/18/2004
 2A30                  Wachovia - West Chester Office                                                  2,550,000        6/11/2004
 2A31                  Wachovia - Okeechobee Turnpike                                                  2,200,000        6/22/2004
 2A32                  Wachovia - Spartanburg Main                                                     2,100,000        6/30/2004
 2A33                  Wachovia - Norristown                                                           2,050,000        6/14/2004
 2A34                  Wachovia - Norwalk Office                                                       2,000,000         7/1/2004
 2A35                  Wachovia - Dalton Main                                                          2,000,000        6/22/2004
 2A36                  Wachovia - Media Office                                                         2,000,000        6/11/2004
 2A37                  Wachovia - North Washington Branch                                              2,000,000        6/16/2004
 2A38                  Wachovia - Burlington                                                           1,900,000         7/1/2004
 2A39                  Wachovia - Goldsboro                                                            1,900,000         7/1/2004
 2A40                  Wachovia - Brick Office                                                         1,900,000        6/21/2004
 2A41                  Wachovia - Virginia Beach Pembroke                                              1,900,000        6/18/2004
 2A42                  Wachovia - Market Street Office                                                 1,800,000        6/17/2004
 2A43                  Wachovia - Jenkintown Financial Center                                          1,750,000        6/14/2004
 2A44                  Wachovia - Deland Main                                                          1,700,000        6/11/2004
 2A45                  Wachovia - New Paltz Office                                                     1,700,000        6/17/2004
 2A46                  Wachovia - Hanover                                                              1,700,000        6/18/2004
 2A47                  Wachovia - Jasmine Lakes                                                        1,650,000        6/10/2004
 2A48                  Wachovia - Canton Operation Center                                              1,650,000        6/21/2004
 2A49                  Wachovia - Downtown Daytona                                                     1,600,000        6/11/2004
 2A50                  Wachovia - Kings Point                                                          1,600,000        6/22/2004
 2A51                  Wachovia - Downtown Lakeland                                                    1,600,000        6/11/2004
 2A52                  Wachovia - Airport Road                                                         1,500,000        6/10/2004
 2A53                  Wachovia - Beaufort Main Financial Center                                       1,500,000        6/24/2004
 2A54                  Wachovia - Hendersonville                                                       1,400,000        6/21/2004
 2A55                  Wachovia - Bassett Main Office                                                  1,400,000        6/15/2004
 2A56                  Wachovia - Vienna Tyson's Corner                                                1,400,000        6/16/2004
 2A57                  Wachovia - Phoenixville Office                                                  1,375,000        6/11/2004
 2A58                  Wachovia - Doylestown Office                                                    1,350,000        6/14/2004
 2A59                  Wachovia - Anderson Main                                                        1,350,000        6/30/2004
 2A60                  Wachovia - Pennington                                                           1,300,000        6/21/2004
 2A61                  Wachovia - Scranton Downtown                                                    1,275,000        6/17/2004
 2A62                  Wachovia - New Warrington Road                                                  1,250,000        6/10/2004
 2A63                  Wachovia - Harbor City Boulevard                                                1,200,000        6/11/2004
 2A64                  Wachovia - Ocean Ridge                                                          1,200,000        6/21/2004
 2A65                  Wachovia - Riverside                                                            1,200,000        6/11/2004
 2A66                  Wachovia - Cranford Office & Drive-In                                           1,200,000        6/21/2004
 2A67                  Wachovia - Independence Hall                                                    1,175,000        6/28/2004
 2A68                  Wachovia - Florida Avenue                                                       1,100,000        6/10/2004
 2A69                  Wachovia - Pikesville Branch & Op.                                              1,100,000        6/14/2004
 2A70                  Wachovia - Peterson Market Street                                               1,100,000        6/24/2004
 2A71                  Wachovia - Trenton-Brunswick Ave. Office                                        1,100,000        6/21/2004
 2A72                  Wachovia - Christiansburg Main                                                  1,100,000        6/14/2004
 2A73                  Wachovia - Williamsburg Main                                                    1,100,000        6/18/2004
 2A74                  Wachovia - Sumter Main                                                          1,050,000        6/21/2004
 2A75                  Wachovia - Castor Avenue Office                                                 1,025,000        6/18/2004
 2A76                  Wachovia - Succasunna Office                                                    1,000,000        6/24/2004
 2A77                  Wachovia - East Naples                                                            950,000        6/10/2004
 2A78                  Wachovia - Woodbridge Tenants                                                     900,000         7/1/2004
 2A79                  Wachovia - Cape Canaveral                                                         900,000         6/9/2004
 2A80                  Wachovia - De Soto Square                                                         900,000        6/11/2004
 2A81                  Wachovia - Washington Off. & Parking Lot                                          900,000        6/24/2004
 2A82                  Wachovia - 21st and Granby                                                        900,000        6/18/2004
 2A83                  Wachovia - Dixie Freeway                                                          850,000        6/11/2004
 2A84                  Wachovia - Southgate                                                              850,000        6/10/2004
 2A85                  Wachovia - Cocoa                                                                  800,000        6/11/2004
 2A86                  Wachovia - South Dillard Street                                                   800,000        6/11/2004
 2A87                  Wachovia - West Hollywood                                                         800,000        6/21/2004
 2A88                  Wachovia - Bristol Office                                                         800,000        6/14/2004
 2A89                  Wachovia - Hillside                                                               775,000        6/23/2004
 2A90                  Wachovia - Mt. Penn Building                                                      750,000        6/17/2004
 2A91                  Wachovia - Scotch Plains Office                                                   760,000        6/21/2004
 2A92                  Wachovia - Dade City                                                              750,000        6/10/2004
 2A93                  Wachovia - Westward                                                               750,000        6/22/2004
 2A94                  Wachovia - Claremont Branch                                                       750,000        6/16/2004
 2A95                  Wachovia - Thomasville                                                            700,000         7/1/2004
 2A96                  Wachovia - Clintwood                                                              675,000        6/14/2004
 2A97                  Wachovia - Warrenton Broadview                                                    675,000        6/16/2004
 2A98                  Wachovia - Belmont Main                                                           650,000         7/1/2004
 2A99                  Wachovia - Milford                                                                650,000        6/18/2004
 2A100                 Wachovia - Blacksburg                                                             625,000        6/14/2004
 2A101                 Wachovia - Perry                                                                  600,000        6/10/2004
 2A102                 Wachovia - Perth Amboy                                                            575,000        6/23/2004
 2A103                 Wachovia - Lebanon                                                                565,000        6/18/2004
 2A104                 Wachovia - Mount Carmel                                                           550,000        6/17/2004
 2A105                 Wachovia - Brookneal Brookneal                                                    550,000        6/15/2004
 2A106                 Wachovia - Downtown Petersburg                                                    550,000        6/17/2004
 2A107                 Wachovia - Union-Larchmont Office                                                 530,000        6/23/2004
 2A108                 Wachovia - Williamston                                                            510,000         7/1/2004
 2A109                 Wachovia - Madison                                                                500,000        6/10/2004
 2A110                 Wachovia - Franklin Main Office                                                   500,000         7/1/2004
 2A111                 Wachovia - Kingston Office                                                        500,000        6/17/2004
 2A112                 Wachovia - Pittston                                                               500,000        6/18/2004
 2A113                 Wachovia - Camden Camden Main                                                     500,000        6/21/2004
 2A114                 Wachovia - Dillon Main                                                            475,000        6/21/2004
 2A115                 Wachovia - Amherst - South Main                                                   475,000        6/15/2004
 2A116                 Wachovia - Belle Glade                                                            470,000        6/22/2004
 2A117                 Wachovia - Bennettsville Main Financial Center                                    450,000        6/21/2004
 2A118                 Wachovia - Market St.                                                             425,000         7/1/2004
 2A119                 Wachovia - Richlands                                                              425,000        6/14/2004
 2A120                 Wachovia - East Haven                                                             400,000         7/1/2004
 2A121                 Wachovia - Wind Gap Office                                                        400,000        6/18/2004
 2A122                 Wachovia - Pottstown                                                              275,000        6/11/2004
 2A123                 Wachovia - Whalley Norton                                                         270,000         7/1/2004
 2A124                 Wachovia - West End Center Annex                                                                  7/1/2004
 2A125                 Wachovia - Winston Salem Linden Center Parking Lot                                                7/1/2004
 2A126                 Wachovia - NBOC Annex                                                                            6/23/2004
 2A127                 Wachovia - Columbia Browning Rd. Annex                                                           6/30/2004
 2A128                 Wachovia - Downtown St Petersburg
 2A129       (2)       Wachovia - Dunedin                                                                        (d)    6/10/2004
 2A130       (2)       Wachovia - Ed Ball Building                                                               (d)    6/11/2004
 2A131       (2)       Wachovia - Wachovia Center Parking Deck
   3         (3)     900 North Michigan Avenue                                         1.57 ( c)     341,000,000         1/5/2005
   4         (4)     Courtyard by Marriott Portfolio                                   1.64 (b,c)    856,500,000 (f)      Various
  4A1                  Courtyard by Marriott Birmingham - Homewood                                    17,500,000         1/5/2005
  4A2                  Courtyard by Marriott San Francisco - Foster City                              16,100,000         1/4/2005
  4A3        (4)       Courtyard by Marriott Fresno                                                   14,000,000       12/30/2004
  4A4                  Courtyard by Marriott Los Angeles - Hacienda Heights                           14,200,000       12/22/2004
  4A5                  Courtyard by Marriott Marin - Larkspur                                         16,300,000         1/3/2005
  4A6                  Courtyard by Marriott Palm Springs                                             13,600,000       12/20/2004
  4A7                  Courtyard by Marriott Torrance                                                 16,000,000       12/21/2004
  4A8                  Courtyard by Marriott Boulder                                                  17,200,000         1/4/2005
  4A9                  Courtyard by Marriott Denver - Southeast Tech Center                           12,900,000         1/3/2005
 4A10                  Courtyard by Marriott Norwalk                                                  20,400,000         1/4/2005
 4A11                  Courtyard by Marriott New Haven - Wallingford                                  14,500,000         1/7/2005
 4A12                  Courtyard by Marriott Birmingham - Hoover                                      12,600,000         1/6/2005
 4A13                  Courtyard by Marriott Ft. Myers                                                14,300,000         1/7/2005
 4A14                  Courtyard by Marriott Ft. Lauderdale - Plantation                              13,200,000         1/9/2005
 4A15                  Courtyard by Marriott St. Petersburg                                           15,700,000         1/6/2005
 4A16                  Courtyard by Marriott Tampa - Westshore                                        17,100,000         1/6/2005
 4A17                  Courtyard by Marriott West Palm Beach                                          15,200,000        1/10/2005
 4A18                  Courtyard by Marriott Atlanta - Airport South                                  11,900,000         1/4/2005
 4A19                  Courtyard by Marriott Atlanta - Perimeter Center                                9,900,000         1/6/2005
 4A20                  Courtyard by Marriott Atlanta - Gwinnett Mall                                  11,200,000         1/5/2005
 4A21                  Courtyard by Marriott Chicago - Arlington Heights                              13,600,000         1/4/2005
 4A22                  Courtyard by Marriott Chicago - Deerfield                                      14,800,000         1/5/2005
 4A23                  Courtyard by Marriott Huntsville                                               12,500,000         1/7/2005
 4A24                  Courtyard by Marriott Chicago - Highland Park                                  14,500,000         1/5/2005
 4A25                  Courtyard by Marriott Chicago - Lincolnshire                                   16,100,000         1/4/2005
 4A26                  Courtyard by Marriott Oakbrook Terrace                                         16,400,000         1/3/2005
 4A27                  Courtyard by Marriott Rockford                                                 12,900,000         1/7/2005
 4A28                  Courtyard by Marriott Waukegan                                                 11,500,000         1/7/2005
 4A29                  Courtyard by Marriott Indianapolis                                             12,700,000         1/6/2005
 4A30                  Courtyard by Marriott Kansas City - Overland Park                              14,600,000         1/7/2005
 4A31                  Courtyard by Marriott Lexington - North                                        12,700,000        1/11/2005
 4A32                  Courtyard by Marriott Boston - Andover                                          5,700,000         1/7/2005
 4A33                  Courtyard by Marriott Annapolis                                                17,800,000         1/7/2005
 4A34                  Courtyard by Marriott Little Rock                                              13,000,000        1/10/2005
 4A35                  Courtyard by Marriott Silver Spring                                            17,700,000        1/11/2005
 4A36                  Courtyard by Marriott Detroit - Livonia                                        16,200,000         1/6/2005
 4A37                  Courtyard by Marriott Detroit - Airport                                        14,500,000         1/7/2005
 4A38                  Courtyard by Marriott Minneapolis - Airport                                    10,300,000       12/29/2004
 4A39                  Courtyard by Marriott St. Louis - Creve Coeur                                  17,700,000         1/6/2005
 4A40                  Courtyard by Marriott St. Louis - Westport                                     15,200,000         1/6/2005
 4A41                  Courtyard by Marriott Raleigh - Cary                                            9,200,000         1/4/2005
 4A42                  Courtyard by Marriott Charlotte - South Park                                    7,700,000         1/5/2005
 4A43                  Courtyard by Marriott Lincroft - Red Bank                                      21,300,000         1/3/2005
 4A44        (4)       Courtyard by Marriott Poughkeepsie                                             21,700,000         1/4/2005
 4A45                  Courtyard by Marriott Phoenix - Mesa                                            9,200,000         1/7/2005
 4A46                  Courtyard by Marriott Rye                                                      20,300,000         1/6/2005
 4A47                  Courtyard by Marriott Toledo - Airport                                         11,100,000         1/4/2005
 4A48                  Courtyard by Marriott Dayton - Miamisburg                                       8,000,000        1/10/2005
 4A49                  Courtyard by Marriott Oklahoma City - Airport                                  12,700,000         1/6/2005
 4A50                  Courtyard by Marriott Portland - Beaverton                                      7,300,000         1/5/2005
 4A51                  Courtyard by Marriott Philadelphia - Devon                                     16,300,000         1/1/2005
 4A52                  Courtyard by Marriott Greenville                                                5,300,000         1/6/2005
 4A53                  Courtyard by Marriott Memphis - Airport                                         9,000,000        1/11/2005
 4A54                  Courtyard by Marriott Nashville - Airport                                      11,900,000        1/12/2005
 4A55                  Courtyard by Marriott Plano Parkway                                             9,700,000       12/29/2004
 4A56                  Courtyard by Marriott Phoenix - Metrocenter                                    10,700,000        1/10/2005
 4A57                  Courtyard by Marriott Richardson - NE Richardson Square                         6,600,000       12/29/2004
 4A58                  Courtyard by Marriott San Antonio - Downtown                                    7,200,000         1/5/2005
 4A59                  Courtyard by Marriott Charlottesville                                          10,400,000        1/13/2005
 4A60                  Courtyard by Marriott Manassas                                                 15,800,000        1/12/2005
 4A61                  Courtyard by Marriott Seattle - South Center                                   13,000,000         1/7/2005
 4A62                  Courtyard by Marriott Tucson - Airport                                         11,800,000         1/7/2005
 4A63                  Courtyard by Marriott Bakersfield                                              11,100,000       12/27/2004
 4A64                  Courtyard by Marriott San Jose - Cupertino                                     15,000,000         1/4/2005
   5         (5)     101 Avenue of the Americas                                        1.70 (a)      250,000,000        3/31/2005
   6         (6)     Crossroads Towne Center                                           1.21 (a)       63,150,000         4/7/2005
   7         (7)     Lakeside Commons                                                  2.08 ( c)      80,400,000         3/1/2005
   8       (8,26)    Pacific Pointe                                                    1.25           50,000,000         6/1/2007
   9         (9)     Macquarie DDR Portfolio III                                       2.24           65,150,000         4/1/2005
  9A                   Grandville Marketplace                                                         33,650,000         4/1/2005
  9B                   Parker Pavilion                                                                24,300,000         4/1/2005
  9C                   McDonough Marketplace                                                           7,200,000         4/1/2005
  10        (10)     Decorative Center of Houston                                      1.52 (b)       50,700,000        2/16/2005
  11        (11)     Cendant Office Building                                           1.37           39,300,000        2/22/2005
  12                 Medlock Crossing                                                  1.20           40,700,000        2/11/2005
  13                 Edgewood Towne Center                                             1.30           40,000,000         4/9/2005
  14                 285 & 355 Riverside Ave.                                          1.35           37,400,000         3/1/2005
  14A                  285 Riverside Ave.                                                             21,000,000         3/1/2005
  14B                  355 Riverside Ave.                                                             16,400,000         3/1/2005
  15                 607 South Hill Street                                             1.42           40,600,000        2/15/2005
  16                 18 Tremont                                                        1.26           39,200,000        4/14/2005
  17      (12, 26)   866 Third Avenue                                                  1.25           34,000,000        4/25/2005
  18        (13)     Commerce Park Realty                                              1.30           34,600,000        2/24/2005
  18A                  3 Commerce Drive
  18B                  7 Commerce Drive
  18C                  14 & 18 Commerce Drive
  18D                  20 Commerce Drive
  18E                  38 Commerce Drive
  18F                  4 Old Newtown Road
  18G                  7 Finance Drive (6-18)
  18H                  14 Finance Drive
  18I                  1 Eagle Road
  18J                  4 Eagle Road
  18K                  10 Eagle Road
  18L                  17 & 19 Eagle Road
  18M                  22 Eagle Road
  18N                  37 Apple Ridge Road
  19                 Estates at Eagle's Pointe                                         1.24           28,100,000        3/31/2005
  20                 4115 - 4275 Spring Mountain Road                                  1.26           26,250,000         1/3/2005
  21                 Commerce Center II                                                1.21           25,100,000        4/25/2005
  22        (26)     Sheraton Studio City                                              1.35           28,500,000         1/1/2005
  23                 The Inn at Fox Hollow                                             2.13           32,000,000         3/1/2005
  24        (14)     Point Dume                                                        1.20           24,000,000        2/23/2005
  25                 Wellington Circle Plaza                                           1.25           22,200,000        3/15/2005
  26        (15)     1919 Park Avenue                                                  4.82           46,400,000         3/2/2005
  27                 University Square                                                 1.20           17,800,000         2/9/2005
  28        (26)     Queen & Crescent Hotel                                            1.36           19,000,000         5/3/2005
  29                 Marketplace @ Spring Creek                                        1.33           16,400,000         4/1/2005
  30                 City Plaza Apartments                                             1.21           18,480,000        2/16/2005
  31                 Swan Lake Apartments                                              1.26           15,000,000        2/24/2005
  32                 Carlyle Place                                                     1.45           13,900,000        3/14/2005
  33                 La Brea and Beverly Retail Center                                 1.36           13,250,000       12/23/2004
  34                 Victory Village                                                   1.72           14,800,000        2/28/2005
  35        (16)     Newtown Road Office                                               1.43           15,000,000         5/3/2005
  36        (17)     Clermont Shopping Center                                          1.50           16,700,000        2/11/2005
  37                 The Crossing                                                      1.31           11,650,000         2/9/2005
  38                 1544 Eureka Road                                                  1.30           14,000,000        3/11/2005
  39                 Kings Point Shopping Center                                       1.48           12,900,000       12/30/2004
  40                 Davanjer Portfolio                                                1.43           11,200,000         5/3/2005
  40A                  2833 San Gabriel
  40B                  2841 San Gabriel
  40C                  1011 West 25th
  40D                  908-910 Keith Lane
  40E                  3410 Speedway
  40F                  1909 Robbins
  40G                  509 Elmwood
  40H                  1903-1905 Robbins
  40I                  2405 Leon
  40J                  2606 Salado
  41        (26)     Marketplace at Four Corners Phase II                              1.32           12,100,000       10/20/2004
  42                 Woodcreek Hollister                                               1.54           12,600,000         3/1/2005
  43                 Harvey Building                                                   1.55           11,000,000         3/9/2005
  44                 Middletown Lowe's                                                 1.20            9,100,000         3/3/2005
  45                 1063 McGaw Avenue                                                 1.31           10,200,000         3/8/2005
  46                 Best Western - Palm Arie                                          1.49           12,000,000        2/23/2005
  47                 Lancaster                                                         1.20            9,200,000        1/31/2005
  48                 Roanoke West                                                      1.23            8,400,000        6/28/2004
  49                 Market Place Shopping Center                                      1.45            8,410,000        3/25/2005
  50                 Terre Haute Lowe's                                                1.20            7,890,000        3/13/2005
  51                 Colorado Springs Medical Center                                   1.37            8,300,000        3/18/2005
  52                 Holiday Inn - Canton                                              1.37            8,600,000         1/6/2005
  53                 9200 East Hampton Drive                                           1.22            8,300,000         5/1/2005
  54                 Overland Stage Shopping Center                                    1.45            7,500,000        1/26/2005
  55                 Walden Pond Apartments                                            2.40           13,600,000        3/15/2005
  56                 South Throop Street                                               1.28            7,200,000       12/29/2004
  57                 Chambersburg                                                      1.20            8,300,000        1/31/2005
  58                 Sterling Bay                                                      1.61            8,250,000         3/1/2005
  59                 Villa Monterrey Apartments                                        1.32            6,700,000        12/7/2004
  60                 Stone Forest                                                      1.59            8,050,000         3/2/2005
  61                 Pima Commerce Center                                              1.28            6,500,000         3/1/2005
  62                 Farrow Road Industrial Building                                   1.30            6,780,000        1/27/2005
  63                 Lochmere Pavilion                                                 1.20            6,600,000        1/28/2005
  64                 Wilmore Center                                                    1.43            6,665,000         3/4/2005
  65                 Snowden Plaza Medical Office                                      1.30            6,375,000        2/28/2005
  66                 North Columbus Industrial Park                                    1.57            6,550,000        3/17/2005
  67        (18)     Mullins Industrial Park                                           1.89            6,825,000        3/21/2005
  68        (19)     Diamonette Industrial                                             1.21            6,400,000         2/4/2005
  69                 Brook                                                             1.42            7,000,000         3/7/2005
  70        (26)     Food Lion - Ocean View Commons                                    1.32            6,100,000         4/1/2005
  71                 Brookbend                                                         1.48            7,500,000         3/2/2005
  72                 Poplar Garden Apartments                                          1.35            6,000,000         1/5/2005
  73                 Ivanhoe Estates                                                   1.26            6,250,000         2/3/2005
  74                 Walgreens - San Leandro                                           1.32            6,940,000         3/9/2005
  75                 Park Place                                                        1.40            5,400,000         3/1/2005
  76                 Silver Bridge Plaza                                               1.40            5,550,000       12/28/2004
  77                 Braeswood Oaks                                                    1.50            6,450,000         3/2/2005
  78                 Holmes Corporate Center                                           1.45            6,400,000        1/10/2005
  79                 TownePlace Suites                                                 1.51            5,800,000        1/20/2005
  80        (20)     8460 Edgewater Drive                                              1.26            6,320,000        4/11/2005
  81        (26)     Food Lion - Circle Plaza                                          1.51            5,175,000         4/1/2005
  82                 Super K Shops                                                     1.20            4,900,000        2/20/2005
  83        (26)     Eckerd - Southern Pines                                           1.43            4,515,000        5/25/2005
  84                 Redstone Ridge Shopping Center                                    1.32            4,975,000         3/6/2005
  85                 Holiday Hills Apartments                                          1.31            4,700,000        11/9/2004
  86                 Parkview Apartments                                               1.25            4,700,000         3/9/2005
  87                 Crosswoods Commons                                                1.25            4,620,000         2/8/2005
  88                 Forest Creek                                                      1.48            5,400,000         3/7/2005
  89                 Bell Embarcadero                                                  1.55            4,920,000         1/6/2005
  90                 Eckerd - Concord                                                  1.40            5,460,000        2/18/2005
  91      (21, 26)   RV Ranch and Stor-More                                            1.42            6,200,000          Various
  91A                  RV Ranch                                                                        4,200,000        7/22/2005
  91B                  Stor-More                                                                       2,000,000        3/28/2005
  92                 Colorado Mills Retail Center                                      1.41            4,400,000         2/9/2005
  93        (26)     Eckerd - Durham                                                   1.43            4,060,000        5/25/2005
  94                 Springboro Discount Drug                                          1.21            4,325,000        2/10/2005
  95                 Doral Commerce Park                                               1.21            4,500,000        2/24/2005
  96                 Daphne Self Storage                                               1.62            4,330,000         2/9/2005
  97                 Ranchester Business Center                                        1.29            4,050,000         3/6/2005
  98                 Amyclae Business Center                                           1.35            3,775,000        2/14/2005
  99                 Eckerd - Fayetteville                                             1.33            4,425,000        1/11/2005
  100                48th St & Chandler                                                1.25            3,550,000        7/27/2004
  101       (22)     Highland Place                                                    1.92            4,450,000         4/4/2005
  102       (26)     Plum Park Apartments                                              1.33            3,258,000       12/16/2004
  103       (23)     Regal Self Storage                                                1.30            3,450,000       10/28/2004
  104                Atlantic 95 Building                                              1.28            4,000,000        3/30/2005
  105                Moundsville Plaza                                                 1.26            3,000,000       12/28/2004
  106                Arlington Self Storage                                            1.48            3,000,000         2/3/2005
  107       (24)     Tower Square                                                      1.29            2,700,000         4/7/2005
  108                Vineland Towne Center                                             1.20            3,100,000         2/4/2005
  109                Meridia Square                                                    1.70            2,400,000       10/20/2004
  110                Alamo Dependable Self Storage                                     1.43            2,040,000         3/2/2005
  111       (25)     Hollytree Storage                                                 1.30            2,790,000        3/14/2005
  112                Giant Eagle Outlot in Parma                                       1.43            1,450,000       10/21/2004




           CUT-OFF         SCHEDULED    HOSPITALITY                                                     SQ FEET,             UNIT
CONTROL      DATE          MATURITY/      AVERAGE              YEAR                   YEAR            PADS, ROOMS             OF
  NO.      LTV (%)          LTV (%)    DAILY RATE ($)         BUILT                 RENOVATED        UNITS OR ACRE          MEASURE
------------------------------------------------------------------------------------------------------------------------------------

   1            45.9 (d)     45.9            0                 1963           1991-1994, 1999-2004        2,850,323     Sq Feet
   2            42.2         38.1            0             1818 - 2000               Various              6,590,826     Sq Feet
  2A1                                        0                 1995                                         546,020     Sq Feet
  2A2                                        0                 1971                                         481,958     Sq Feet
  2A3                                        0                 1996                                         450,393     Sq Feet
  2A4                                        0              1948, 1984                                      343,336     Sq Feet
  2A5                                        0                 1969                                         443,181     Sq Feet
  2A6                                        0              1987, 2000                                      335,608     Sq Feet
  2A7                                        0                 1953                                         260,931     Sq Feet
  2A8                                        0              1976, 1982                                      240,976     Sq Feet
  2A9                                        0                 1983                   1998                  187,743     Sq Feet
 2A10                                        0                 1999                                         111,989     Sq Feet
 2A11                                        0                 1996                                         103,603     Sq Feet
 2A12                                        0                 1988                                          88,584     Sq Feet
 2A13                                        0                 1982                                          57,090     Sq Feet
 2A14                                        0                 1982                                          64,041     Sq Feet
 2A15                                        0                 1977                                          59,045     Sq Feet
 2A16                                        0                 1979                                          84,351     Sq Feet
 2A17                                        0                 1974                                          75,937     Sq Feet
 2A18                                        0                 1971                                          92,601     Sq Feet
 2A19                                        0                 1960                                          39,955     Sq Feet
 2A20                                        0                 1920                                          51,409     Sq Feet
 2A21                                        0                 1835                                          39,558     Sq Feet
 2A22                                        0                 1910                                          35,660     Sq Feet
 2A23                                        0                 1956                                          50,759     Sq Feet
 2A24                                        0                 1969                                          45,369     Sq Feet
 2A25                                        0                 1973                1975, 1982               203,326     Sq Feet
 2A26                                        0                 1966                                          23,856     Sq Feet
 2A27                                        0                 1973                                          25,370     Sq Feet
 2A28                                        0                 1952                                          41,670     Sq Feet
 2A29                                        0                 1929                                          27,967     Sq Feet
 2A30                                        0                 1928                   1989                   19,063     Sq Feet
 2A31                                        0                 1981                                          20,336     Sq Feet
 2A32                                        0                 1991                                          36,630     Sq Feet
 2A33                                        0                 1900                                          19,506     Sq Feet
 2A34                                        0                 1955                                          22,866     Sq Feet
 2A35                                        0                 1970                                          33,496     Sq Feet
 2A36                                        0                 1958                                          11,297     Sq Feet
 2A37                                        0                 1961                                          23,612     Sq Feet
 2A38                                        0                 1972                                          29,760     Sq Feet
 2A39                                        0                 1983                                          27,112     Sq Feet
 2A40                                        0                 1975                                          12,354     Sq Feet
 2A41                                        0                 1990                                          22,403     Sq Feet
 2A42                                        0                 1960                                          18,869     Sq Feet
 2A43                                        0                 1925                                          18,687     Sq Feet
 2A44                                        0                 1964                                          22,397     Sq Feet
 2A45                                        0                 1955                                          15,319     Sq Feet
 2A46                                        0                 1956                                          16,565     Sq Feet
 2A47                                        0                 1972                                          27,606     Sq Feet
 2A48                                        0                 1980                                          23,731     Sq Feet
 2A49                                        0                 1964                                          22,776     Sq Feet
 2A50                                        0                 1981                                          15,890     Sq Feet
 2A51                                        0           1935, 1964, 1974                                    21,479     Sq Feet
 2A52                                        0                 1989                                          10,450     Sq Feet
 2A53                                        0                 1978                                          16,491     Sq Feet
 2A54                                        0                 1996                                          13,176     Sq Feet
 2A55                                        0                 1970                                          14,647     Sq Feet
 2A56                                        0                 1983                                          18,254     Sq Feet
 2A57                                        0                 1925                                          13,693     Sq Feet
 2A58                                        0                 1957                                           9,685     Sq Feet
 2A59                                        0                 1988                                          16,977     Sq Feet
 2A60                                        0                 1979                                          10,711     Sq Feet
 2A61                                        0                 1965                                          30,410     Sq Feet
 2A62                                        0                 1978                                          21,205     Sq Feet
 2A63                                        0                 1965                                          14,924     Sq Feet
 2A64                                        0                 1981                                          11,391     Sq Feet
 2A65                                        0                 1962                                          15,373     Sq Feet
 2A66                                        0                 1940                                          14,361     Sq Feet
 2A67                                        0                 1950                                          11,900     Sq Feet
 2A68                                        0                 1989                                          12,312     Sq Feet
 2A69                                        0                 1970                                          26,540     Sq Feet
 2A70                                        0                 1865                                          18,570     Sq Feet
 2A71                                        0                 1927                   1954                   10,529     Sq Feet
 2A72                                        0                 1950                                           9,644     Sq Feet
 2A73                                        0                 1973                                          13,892     Sq Feet
 2A74                                        0                 1980                                          14,299     Sq Feet
 2A75                                        0                 1970                                          15,065     Sq Feet
 2A76                                        0                 1970                                          10,193     Sq Feet
 2A77                                        0                 1974                                           6,682     Sq Feet
 2A78                                        0                 1970                                          11,837     Sq Feet
 2A79                                        0                 1964                                           9,492     Sq Feet
 2A80                                        0                 1985                                          31,942     Sq Feet
 2A81                                        0                 1865                                          16,650     Sq Feet
 2A82                                        0                 1980                                           9,642     Sq Feet
 2A83                                        0                 1963                                          10,893     Sq Feet
 2A84                                        0                 1972                                          16,547     Sq Feet
 2A85                                        0                 1971                                          11,203     Sq Feet
 2A86                                        0                 1979                                          10,519     Sq Feet
 2A87                                        0                 2000                                           5,167     Sq Feet
 2A88                                        0                 1818                                           9,500     Sq Feet
 2A89                                        0                 1962                                           9,489     Sq Feet
 2A90                                        0                 1954                                           8,707     Sq Feet
 2A91                                        0                 1970                                          11,319     Sq Feet
 2A92                                        0                 1989                                          10,822     Sq Feet
 2A93                                        0                 1963                                           9,181     Sq Feet
 2A94                                        0                 1967                                          11,345     Sq Feet
 2A95                                        0                 1990                                           8,235     Sq Feet
 2A96                                        0                 1980                                          13,495     Sq Feet
 2A97                                        0                 1985                                           9,493     Sq Feet
 2A98                                        0                 1926                                          13,852     Sq Feet
 2A99                                        0                 1970                                           6,403     Sq Feet
 2A100                                       0                 1950                                          10,912     Sq Feet
 2A101                                       0                 1954                                          12,860     Sq Feet
 2A102                                       0                 1900                                          37,270     Sq Feet
 2A103                                       0                 1970                                           9,642     Sq Feet
 2A104                                       0                 1965                                          12,182     Sq Feet
 2A105                                       0                 1960                                           5,339     Sq Feet
 2A106                                       0                 1959                                          11,731     Sq Feet
 2A107                                       0                 1975                                          11,724     Sq Feet
 2A108                                       0                 1969                                           9,079     Sq Feet
 2A109                                       0                 1966                                          10,415     Sq Feet
 2A110                                       0                 1941                                          10,473     Sq Feet
 2A111                                       0                 1957                   1970                   10,168     Sq Feet
 2A112                                       0                 1900                                           8,113     Sq Feet
 2A113                                       0                 1977                                           7,212     Sq Feet
 2A114                                       0                 1972                                           7,327     Sq Feet
 2A115                                       0                 1963                                           6,055     Sq Feet
 2A116                                       0              1954, 1981                                       12,766     Sq Feet
 2A117                                       0                 1975                                           6,527     Sq Feet
 2A118                                       0                 1970                                           8,633     Sq Feet
 2A119                                       0                 1980                                           9,639     Sq Feet
 2A120                                       0                 1976                                           9,129     Sq Feet
 2A121                                       0                 1970                                           7,907     Sq Feet
 2A122                                       0                 1968                                           6,232     Sq Feet
 2A123                                       0                 1900                                           6,321     Sq Feet
 2A124                                       0              1948, 1984                                            0     Sq Feet
 2A125                                       0                 1983                   1998                        0     Sq Feet
 2A126                                       0                 1953                                          26,118     Sq Feet
 2A127                                       0                 1973                1975, 1982                 8,075     Sq Feet
 2A128                                       0              1912, 1960                                       86,755     Sq Feet
 2A129                                       0                 1973                                          37,970     Sq Feet
 2A130                                       0                 1961                                         453,105     Sq Feet
 2A131                                       0                 1995                                               0     Sq Feet
   3            60.9         51.6            0                 1989                                         825,356 (e) Sq Feet
   4            55.7 (d)     46.6          98.08           1985 - 1990             2003 - 2005                9,443 (g) Rooms
  4A1                                      106.63              1985                   2004                      140     Rooms
  4A2                                      103.13              1987                   2003                      147     Rooms
  4A3                                      101.02              1986                                             146     Rooms
  4A4                                      93.63               1989                                             150     Rooms
  4A5                                      115.72              1987                   2004                      146     Rooms
  4A6                                      98.16               1988                                             149     Rooms
  4A7                                      101.72              1988                   2005                      149     Rooms
  4A8                                      104.18              1988                   2005                      149     Rooms
  4A9                                      75.24               1987                   2005                      155     Rooms
 4A10                                      112.80              1988                2003, 2005                   145     Rooms
 4A11                                      101.60              1990                2004, 2005                   149     Rooms
 4A12                                      90.16               1987                   2005                      153     Rooms
 4A13                                      111.22              1988                2004, 2005                   149     Rooms
 4A14                                      93.76               1988                1997, 2005                   149     Rooms
 4A15                                      105.62              1989                1999, 2005                   149     Rooms
 4A16                                      127.12              1986                2004, 2005                   145     Rooms
 4A17                                      121.67              1989                2004, 2005                   149     Rooms
 4A18                                      97.15               1986                   2005                      144     Rooms
 4A19                                      97.67               1987                2004, 2005                   145     Rooms
 4A20                                      80.07               1986                   2005                      146     Rooms
 4A21                                      92.40               1985                   2004                      146     Rooms
 4A22                                      91.53               1986                   2005                      131     Rooms
 4A23                                      81.25               1987                   2005                      149     Rooms
 4A24                                      87.18               1987                   2005                      149     Rooms
 4A25                                      91.70               1987                2004, 2005                   146     Rooms
 4A26                                      100.00              1986                   2003                      147     Rooms
 4A27                                      81.32               1986                   2005                      147     Rooms
 4A28                                      88.02               1988                2004, 2005                   149     Rooms
 4A29                                      87.01               1987                   2005                      146     Rooms
 4A30                                      97.11               1988                   2005                      149     Rooms
 4A31                                      90.49               1988          1999, 2003, 2004, 2005             146     Rooms
 4A32                                      91.41               1988                   2005                      146     Rooms
 4A33                                      105.84              1989                   2005                      149     Rooms
 4A34                                      85.35               1988                1999, 2005                   149     Rooms
 4A35                                      110.31              1988                   2005                      146     Rooms
 4A36                                      105.04              1988                2004, 2005                   149     Rooms
 4A37                                      97.57               1987                   2005                      146     Rooms
 4A38                                      92.30               1988                2004, 2005                   146     Rooms
 4A39                                      95.41               1988                2004, 2005                   154     Rooms
 4A40                                      94.24               1988                   2005                      149     Rooms
 4A41                                      83.09               1988                2004, 2005                   149     Rooms
 4A42                                      80.65               1989                1999, 2005                   149     Rooms
 4A43                                      116.85              1988                   2004                      146     Rooms
 4A44                                      115.10              1987                2004, 2005                   149     Rooms
 4A45                                      83.72               1988                   2005                      149     Rooms
 4A46                                      126.50              1988                2004, 2005                   145     Rooms
 4A47                                      89.30               1988                   2005                      149     Rooms
 4A48                                      78.28               1987             1997, 2000, 2005                146     Rooms
 4A49                                      79.61               1988                   2005                      149     Rooms
 4A50                                      76.82               1989                   2005                      149     Rooms
 4A51                                      113.55              1988                   2004                      149     Rooms
 4A52                                      72.33               1988                   2005                      146     Rooms
 4A53                                      76.36               1987                   2005                      145     Rooms
 4A54                                      90.44               1988                   2005                      145     Rooms
 4A55                                      88.61               1988                2004, 2005                   149     Rooms
 4A56                                      97.26               1987                   2005                      146     Rooms
 4A57                                      80.38               1988                2004, 2005                   149     Rooms
 4A58                                      90.97               1990                2004, 2005                   149     Rooms
 4A59                                      77.20               1987                                             150     Rooms
 4A60                                      95.12               1989                                             149     Rooms
 4A61                                      99.28               1989                1999, 2005                   149     Rooms
 4A62                                      81.47               1988                   2005                      149     Rooms
 4A63                                      91.09               1988                   2004                      146     Rooms
 4A64                                      115.85              1988                   2004                      149     Rooms
   5            59.9 (b)     54.0           0.00               1990                                         411,097     Sq Feet
   6            80.0         73.4           0.00               2005                                         254,589 (b) Sq Feet
   7            57.8         57.8           0.00            1986, 1997                                      513,677     Sq Feet
   8            80.0         80.0           0.00            1988, 1989                                      256,136     Sq Feet
   9            60.3         60.3           0.00             Various                                        354,584     Sq Feet
  9A                                        0.00               2000                                         216,901     Sq Feet
  9B                                        0.00               2001                                          97,153     Sq Feet
  9C                                        0.00               2001                                          40,530     Sq Feet
  10            67.1         59.6           0.00            1974, 1985                                      508,900     Sq Feet
  11            82.6         69.3           0.00      1985, 1997, 1998, 2005          2004                  229,500     Sq Feet
  12            79.4         67.3           0.00           1998 - 1999                                      159,060     Sq Feet
  13            79.9         66.3           0.00               1990                                         339,716     Sq Feet
  14            78.2         78.2           0.00             Various                 Various                 96,036     Sq Feet
  14A                                       0.00               1900                1981 & 2003               54,700     Sq Feet
  14B                                       0.00               1984                   2003                   41,336     Sq Feet
  15            69.0         54.7           0.00               1910             1985, 1993 - 1995           149,767     Sq Feet
  16            70.8         65.6           0.00               1902                   2001                  191,917     Sq Feet
  17            76.5         76.5           0.00               1965                 1998-1999                16,630     Sq Feet
  18            75.0         63.2           0.00             Various                 Various                393,463     Sq Feet
  18A                                       0.00               1963                                           7,000     Sq Feet
  18B                                       0.00               1963                                          72,710     Sq Feet
  18C                                       0.00               1977                   1987                   30,000     Sq Feet
  18D                                       0.00               1977                   2002                   26,000     Sq Feet
  18E                                       0.00               1998                                           5,000     Sq Feet
  18F                                       0.00               1956                   2003                   86,850     Sq Feet
  18G                                       0.00            1966, 1972                                       28,376     Sq Feet
  18H                                       0.00               1973                   2004                   18,000     Sq Feet
  18I                                       0.00               1968                   2000                    3,494     Sq Feet
  18J                                       0.00               1965                   2001                   10,200     Sq Feet
  18K                                       0.00               1963                   2002                   16,753     Sq Feet
  18L                                       0.00               1965                   2000                   11,700     Sq Feet
  18M                                       0.00               1964                   1992                   17,380     Sq Feet
  18N                                       0.00               1996                                          60,000     Sq Feet
  19            74.7         65.7           0.00         1958, 1960, 1970             1998                      450     Units
  20            76.2         67.0           0.00            1995, 1997                                       84,759     Sq Feet
  21            77.7         69.3           0.00               1989                   2001                  127,953     Sq Feet
  22            64.9         58.3          85.51               1974                   1999                      302     Rooms
  23            56.6         43.0          191.35              2002                                             145     Rooms
  24            72.1         63.3           0.00               1969                                          55,947     Sq Feet
  25            76.6         66.5           0.00         1947, 1985, 1999          1985 - 1986               53,962     Sq Feet
  26            32.3         32.3           0.00               1988                                         208,633     Sq Feet
  27            79.4         67.2           0.00               1998                                          76,360     Sq Feet
  28            68.9         53.8          96.19               1913                1996, 1999                   196     Rooms
  29            78.1         66.1           0.00               1999                                         109,603     Sq Feet
  30            68.8         57.7           0.00               1972                   1997                      137     Units
  31            79.9         74.0           0.00               1982           2000/2001, 2004, 2005             244     Units
  32            79.1         79.1           0.00               1996                                             184     Units
  33            79.1         65.8           0.00               1934                2003 - 2004               45,995     Sq Feet
  34            67.6         67.6           0.00               1999             2002, 2003, 2005             55,809     Sq Feet
  35            66.7         55.3           0.00      1977, 1978, 2000, 2003          1999                   73,836     Sq Feet
  36            56.8         44.3           0.00               1994                                         191,946     Sq Feet
  37            80.0         67.8           0.00               1997                                          95,378     Sq Feet
  38            66.4         59.7           0.00               2002                                          51,357     Sq Feet
  39            69.8         60.1           0.00               1981                                          77,191     Sq Feet
  40            78.1         65.4           0.00             Various                 Various                    153     Bedrooms
  40A                                       0.00               1996                                               6     Bedrooms
  40B                                       0.00               1961                   1996                        8     Bedrooms
  40C                                       0.00               2000                                               9     Bedrooms
  40D                                       0.00               2003                                              24     Bedrooms
  40E                                       0.00            1918, 1999                1999                       10     Bedrooms
  40F                                       0.00               2002                                              12     Bedrooms
  40G                                       0.00            1925, 2001                2001                        9     Bedrooms
  40H                                       0.00               2002                                              37     Bedrooms
  40I                                       0.00               1997                                              18     Bedrooms
  40J                                       0.00               2000                                              20     Bedrooms
  41            69.4         57.9           0.00               2004                                          57,322     Sq Feet
  42            65.0         59.0           0.00               1979                   2004                      248     Units
  43            68.2         63.0           0.00               1926                                          71,398     Sq Feet
  44            79.9         66.9           0.00               1994                                         126,400     Sq Feet
  45            69.9         58.5           0.00               1986                                          54,741     Sq Feet
  46            58.1         40.4          51.78            1984, 1996                2004                      193     Rooms
  47            74.1         63.3           0.00               1970                                         166,358     Sq Feet
  48            80.0         72.3           0.00               1948                   1997                      222     Units
  49            79.8         66.3           0.00               1989                                         126,435     Sq Feet
  50            79.6         66.6           0.00               1993                                         104,259     Sq Feet
  51            75.3         67.4           0.00           1963 - 1985                1997                   77,251     Sq Feet
  52            72.5         66.0          73.73               1970                 2003-2004                   194     Rooms
  53            74.7         64.0           0.00               1981                   2005                  138,500     Sq Feet
  54            80.0         80.0           0.00               1985                                          96,111     Sq Feet
  55            44.1         40.9           0.00               1994                                             290     Units
  56            79.9         68.3           0.00         1926, 1928, 1931             2003                  450,000     Sq Feet
  57            68.4         58.0           0.00               1974                   1979                  138,741     Sq Feet
  58            65.0         59.0           0.00               1976                1995, 2004                   324     Units
  59            79.1         69.1           0.00               1979                   2004                      268     Units
  60            65.0         59.0           0.00               1978                   2002                      296     Units
  61            79.9         67.2           0.00               2004                                          24,428     Sq Feet
  62            76.6         65.0           0.00            1971, 1988                                      280,657     Sq Feet
  63            77.3         63.7           0.00               2002                                          32,500     Sq Feet
  64            76.5         66.9           0.00               1986                                          53,007     Sq Feet
  65            79.9         66.6           0.00               1985                                          50,562     Sq Feet
  66            76.3         63.5           0.00            1988-2000                                       164,275     Sq Feet
  67            73.2         55.7           0.00            1973-1982                                       640,350     Sq Feet
  68            76.8         64.9           0.00               1988                                         112,634     Sq Feet
  69            70.0         63.5           0.00               1969                                             188     Units
  70            80.0         66.6           0.00               2003                                          45,000     Sq Feet
  71            64.1         58.2           0.00               1983                   1998                      252     Units
  72            80.0         70.6           0.00               1962                   2004                      135     Units
  73            75.9         71.3           0.00               1970                   2003                      330     Pads
  74            66.9         55.5           0.00               2005                                          13,650     Sq Feet
  75            79.6         74.0           0.00               1985                                         135,375     Sq Feet
  76            76.3         63.7           0.00               1972                   2003                  133,333     Sq Feet
  77            65.0         59.0           0.00               1978                   1998                      240     Units
  78            64.0         48.9           0.00               1955                   2004                  142,014     Sq Feet
  79            69.8         53.4          60.76               1999                   2005                       89     Rooms
  80            63.5         53.3           0.00               2005                                           9,881     Sq Feet
  81            75.7         63.0           0.00               2004                                          53,463     Sq Feet
  82            79.6         67.7           0.00               1998                                          21,800     Sq Feet
  83            85.0         85.0           0.00               2003                                          13,813     Sq Feet
  84            76.3         58.4           0.00               2003                                          37,338     Sq Feet
  85            79.9         70.4           0.00               1961                                             104     Units
  86            79.7         65.9           0.00           1996 - 1998                                           96     Units
  87            80.0         67.6           0.00               1998                                          20,000     Sq Feet
  88            66.7         60.5           0.00               1969                                             166     Units
  89            73.0         67.7           0.00               1986                                          38,897     Sq Feet
  90            65.0         55.4           0.00               2005                                          13,813     Sq Feet
  91            56.5         43.3           0.00             Various                 Various           166 / 40,928     Pads/Sq Feet
  91A                                       0.00               2000                   2005                      166     Pads
  91B                                       0.00               1982                   2001                   40,928     Sq Feet
  92            79.4         65.9           0.00               2004                                          10,000     Sq Feet
  93            84.9         84.9           0.00               2001                                          13,813     Sq Feet
  94            78.5         66.6           0.00               1999                                          40,819     Sq Feet
  95            75.4         63.9           0.00               2000                                          77,140     Sq Feet
  96            76.7         63.7           0.00           1996 / 1998                                       81,995     Sq Feet
  97            73.9         57.1           0.00               1979                2004, 2005                77,695     Sq Feet
  98            78.2         65.8           0.00               1999                   2004                   16,622     Sq Feet
  99            63.2         54.2           0.00               2005                                          13,813     Sq Feet
  100           78.3         67.1           0.00               2003                                          11,400     Sq Feet
  101           58.4         51.4           0.00            1990, 1994                                       38,783     Sq Feet
  102           79.8         66.7           0.00               1975                   2000                       89     Units
  103           72.3         61.2           0.00               2002                                          59,715     Sq Feet
  104           60.0         50.3           0.00               1984                                          32,500     Sq Feet
  105           76.3         58.1           0.00               1972                   2003                  104,681     Sq Feet
  106           75.0         62.3           0.00         1998, 1999, 2001                                    81,900     Sq Feet
  107           75.1         63.1           0.00            1977, 1988                                       21,688     Sq Feet
  108           65.0         55.3           0.00               1976                                          86,820     Sq Feet
  109           68.6         57.9           0.00               1990                2003, 2004                47,430     Sq Feet
  110           74.6         63.0           0.00               1986                                          55,275     Sq Feet
  111           50.1         42.7           0.00            2000, 2004                                       53,400     Sq Feet
  112           78.8         65.7           0.00               2004                                           5,600     Sq Feet




          LOAN                               RENT                                                       LARGEST
CONTROL    PER         OCCUPANCY             ROLL           OWNERSHIP                                    TENANT
  NO.     UNIT    PERCENTAGE (%) (29)        DATE            INTEREST                                     NAME
----------------------------------------------------------------------------------------------------------------------------------

   1          298                100.0       1/1/05         Fee Simple      (h) The Dreyfus Corporation
   2           33                 88.0      2/28/05         Fee Simple      (f) N/A
  2A1                             60.5      2/28/05         Fee Simple          Wachovia
  2A2                             99.8      2/28/05         Fee Simple          Wachovia
  2A3                            100.0      2/28/05         Fee Simple          Wachovia
  2A4                            100.0      2/28/05         Fee Simple          Wachovia
  2A5                            100.0      2/28/05         Fee Simple          Wachovia
  2A6                            100.0      2/28/05         Fee Simple          Wachovia
  2A7                            100.0      2/28/05         Fee Simple          Wachovia
  2A8                            100.0      2/28/05         Fee Simple          Wachovia
  2A9                            100.0      2/28/05         Fee Simple          Wachovia
 2A10                            100.0      2/28/05         Fee Simple          Wachovia
 2A11                            100.0      2/28/05         Fee Simple          Wachovia
 2A12                            100.0      2/28/05         Fee Simple          Wachovia
 2A13                             79.0      2/28/05         Fee Simple          Billing Cochran
 2A14                             66.7      2/28/05         Fee Simple          Wachovia
 2A15                            100.0      2/28/05         Fee Simple          Wachovia
 2A16                            100.0      2/28/05         Fee Simple          Wachovia
 2A17                            100.0      2/28/05         Fee Simple          Wachovia
 2A18                             71.7      2/28/05         Fee Simple          Wachovia
 2A19                             95.5      2/28/05         Fee Simple          Wachovia
 2A20                             93.5      2/28/05         Fee Simple          Wachovia
 2A21                            100.0      2/28/05         Fee Simple          Wachovia
 2A22                            100.0      2/28/05         Fee Simple          Wachovia
 2A23                            100.0      2/28/05         Fee Simple          Wachovia
 2A24                            100.0      2/28/05         Fee Simple          Wachovia
 2A25                            100.0      2/28/05         Fee Simple          Wachovia
 2A26                            100.0      2/28/05         Fee Simple          Wachovia
 2A27                             90.6      2/28/05         Fee Simple          Wachovia
 2A28                             66.2      2/28/05         Fee Simple          Wachovia
 2A29                            100.0      2/28/05         Fee Simple          Wachovia
 2A30                            100.0      2/28/05         Fee Simple          Wachovia
 2A31                             96.3      2/28/05         Fee Simple          Wachovia
 2A32                             48.4      2/28/05         Fee Simple          Wachovia
 2A33                             74.6      2/28/05         Fee Simple          Wachovia
 2A34                            100.0      2/28/05         Fee Simple          Wachovia
 2A35                             44.0      2/28/05         Fee Simple          Wachovia
 2A36                            100.0      2/28/05         Fee Simple          Wachovia
 2A37                             41.4      2/28/05         Fee Simple          Wachovia
 2A38                             92.0      2/28/05         Fee Simple          Wachovia
 2A39                            100.0      2/28/05         Fee Simple          Life, Inc.
 2A40                             62.1      2/28/05         Fee Simple          Wachovia
 2A41                            100.0      2/28/05         Fee Simple          Wachovia
 2A42                             88.6      2/28/05         Fee Simple          Wachovia
 2A43                             80.9      2/28/05         Fee Simple          Wachovia
 2A44                             73.4      2/28/05         Fee Simple          Wachovia
 2A45                             72.3      2/28/05         Fee Simple          Wachovia
 2A46                             65.0      2/28/05         Fee Simple          Wachovia
 2A47                             43.6      2/28/05         Fee Simple          Wachovia
 2A48                              0.0      2/28/05         Fee Simple          N/A
 2A49                             68.1      2/28/05         Fee Simple          Wachovia
 2A50                            100.0      2/28/05         Fee Simple          Wachovia
 2A51                            100.0      2/28/05         Fee Simple          Wachovia
 2A52                             67.5      2/28/05         Fee Simple          Wachovia
 2A53                             72.9      2/28/05         Fee Simple          Wachovia
 2A54                            100.0      2/28/05         Fee Simple          Wachovia
 2A55                             70.2      2/28/05         Fee Simple          Wachovia
 2A56                             22.6      2/28/05         Fee Simple          Wachovia
 2A57                             64.2      2/28/05         Fee Simple          Wachovia
 2A58                             74.0      2/28/05         Fee Simple          Wachovia
 2A59                             77.1      2/28/05         Fee Simple          Wachovia
 2A60                             54.7      2/28/05         Fee Simple          Wachovia
 2A61                             66.3      2/28/05         Fee Simple          Wachovia
 2A62                             33.0      2/28/05         Fee Simple          Wachovia
 2A63                             66.8      2/28/05         Fee Simple          Wachovia
 2A64                             81.7      2/28/05         Fee Simple          Wachovia
 2A65                             47.8      2/28/05         Fee Simple          Wachovia
 2A66                            100.0      2/28/05         Fee Simple          Wachovia
 2A67                             70.2      2/28/05         Fee Simple          Wachovia
 2A68                            100.0      2/28/05         Fee Simple          Hillsboro County School District
 2A69                             90.9      2/28/05         Fee Simple          Association of Jewish Comm. Of Baltimore
 2A70                             80.4      2/28/05         Fee Simple          Wachovia
 2A71                            100.0      2/28/05         Fee Simple          Wachovia
 2A72                            100.0      2/28/05         Fee Simple          Wachovia
 2A73                             78.6      2/28/05         Fee Simple          Wachovia
 2A74                             53.4      2/28/05         Fee Simple          Wachovia
 2A75                             46.9      2/28/05         Fee Simple          Wachovia
 2A76                            100.0      2/28/05         Fee Simple          Wachovia
 2A77                             84.0      2/28/05         Fee Simple          Wachovia
 2A78                             58.9      2/28/05         Fee Simple          Wachovia
 2A79                             53.9      2/28/05         Fee Simple          Wachovia
 2A80                             78.5      2/28/05         Fee Simple          Wachovia
 2A81                             32.5      2/28/05         Fee Simple          Wachovia
 2A82                             72.4      2/28/05         Fee Simple          Wachovia
 2A83                             62.7      2/28/05         Fee Simple          Wachovia
 2A84                             68.0      2/28/05         Fee Simple          Wachovia
 2A85                             59.3      2/28/05         Fee Simple          Wachovia
 2A86                             50.3      2/28/05         Fee Simple          Wachovia
 2A87                              0.0      2/28/05         Fee Simple          N/A
 2A88                            100.0      2/28/05         Fee Simple          Wachovia
 2A89                             69.6      2/28/05         Fee Simple          Wachovia
 2A90                             71.7      2/28/05         Fee Simple          Wachovia
 2A91                             60.6      2/28/05         Fee Simple          Wachovia
 2A92                            100.0      2/28/05         Fee Simple          Wachovia
 2A93                             60.1      2/28/05         Fee Simple          Wachovia
 2A94                             65.6      2/28/05         Fee Simple          Wachovia
 2A95                             70.0      2/28/05         Fee Simple          Wachovia
 2A96                             75.6      2/28/05         Fee Simple          Wachovia
 2A97                             40.1      2/28/05         Fee Simple          Wachovia
 2A98                             69.1      2/28/05         Fee Simple          Wachovia
 2A99                             65.8      2/28/05         Fee Simple          Wachovia
 2A100                            85.4      2/28/05         Fee Simple          Wachovia
 2A101                            51.0      2/28/05         Fee Simple          Wachovia
 2A102                            48.6      2/28/05         Fee Simple          Wachovia
 2A103                            96.2      2/28/05         Fee Simple          Wachovia
 2A104                            29.7      2/28/05         Fee Simple          Wachovia
 2A105                           100.0      2/28/05         Fee Simple          Wachovia
 2A106                            53.6      2/28/05         Fee Simple          Wachovia
 2A107                           100.0      2/28/05         Fee Simple          Wachovia
 2A108                            69.3      2/28/05         Fee Simple          Wachovia
 2A109                           100.0      2/28/05         Fee Simple          Wachovia
 2A110                            57.1      2/28/05         Fee Simple          Wachovia
 2A111                            48.5      2/28/05         Fee Simple          Wachovia
 2A112                            54.8      2/28/05         Fee Simple          Wachovia
 2A113                            54.7      2/28/05         Fee Simple          Wachovia
 2A114                            51.1      2/28/05         Fee Simple          Wachovia
 2A115                           100.0      2/28/05         Fee Simple          Wachovia
 2A116                            48.4      2/28/05         Fee Simple          Wachovia
 2A117                           100.0      2/28/05         Fee Simple          Wachovia
 2A118                            88.6      2/28/05         Fee Simple          Wachovia
 2A119                            51.3      2/28/05         Fee Simple          Wachovia
 2A120                            61.9      2/28/05         Fee Simple          Wachovia
 2A121                            34.5      2/28/05         Fee Simple          Wachovia
 2A122                            72.0      2/28/05         Fee Simple          Wachovia
 2A123                            54.4      2/28/05         Fee Simple          Wachovia
 2A124                             0.0      2/28/05         Fee Simple          Not Listed
 2A125                             0.0      2/28/05         Fee Simple          N/A
 2A126                           100.0      2/28/05         Fee Simple          Wachovia
 2A127                           100.0      2/28/05         Fee Simple          Wachovia
 2A128                            69.6      2/28/05         Leasehold       (f) Wachovia
 2A129                            71.4      2/28/05         Leasehold       (f) Schroeder Measurement Tech
 2A130                            80.1      2/28/05         Leasehold       (f) Wachovia
 2A131                             0.0      2/28/05         Leasehold       (f) N/A
   3          252                 95.7 (j)  4/26/05         Fee Simple          Bloomingdale's
   4       50,545                 70.2      5/20/05    Fee Simple/Leasehold (g) N/A
  4A1                             67.1      5/20/05         Fee Simple          N/A
  4A2                             69.5      5/20/05         Leasehold           N/A
  4A3                             78.0      5/20/05         Leasehold           N/A
  4A4                             77.3      5/20/05         Leasehold           N/A
  4A5                             70.2      5/20/05         Leasehold           N/A
  4A6                             69.3      5/20/05         Leasehold           N/A
  4A7                             74.5      5/20/05         Leasehold           N/A
  4A8                             63.7      5/20/05         Leasehold           N/A
  4A9                             65.2      5/20/05         Leasehold           N/A
 4A10                             82.5      5/20/05         Leasehold           N/A
 4A11                             68.0      5/20/05         Leasehold           N/A
 4A12                             71.3      5/20/05         Leasehold           N/A
 4A13                             78.0      5/20/05         Leasehold           N/A
 4A14                             74.2      5/20/05         Leasehold           N/A
 4A15                             63.1      5/20/05         Leasehold           N/A
 4A16                             70.1      5/20/05         Leasehold           N/A
 4A17                             67.7      5/20/05         Leasehold           N/A
 4A18                             67.2      5/20/05         Fee Simple          N/A
 4A19                             65.1      5/20/05         Leasehold           N/A
 4A20                             64.8      5/20/05         Leasehold           N/A
 4A21                             69.4      5/20/05         Fee Simple          N/A
 4A22                             69.9      5/20/05         Fee Simple          N/A
 4A23                             64.7      5/20/05         Leasehold           N/A
 4A24                             68.8      5/20/05         Leasehold           N/A
 4A25                             64.9      5/20/05         Fee Simple          N/A
 4A26                             69.6      5/20/05         Fee Simple          N/A
 4A27                             71.0      5/20/05         Fee Simple          N/A
 4A28                             64.2      5/20/05         Leasehold           N/A
 4A29                             71.6      5/20/05         Leasehold           N/A
 4A30                             66.4      5/20/05         Leasehold           N/A
 4A31                             66.2      5/20/05         Leasehold           N/A
 4A32                             54.2      5/20/05         Leasehold           N/A
 4A33                             74.6      5/20/05         Leasehold           N/A
 4A34                             72.2      5/20/05         Leasehold           N/A
 4A35                             77.1      5/20/05         Leasehold           N/A
 4A36                             65.8      5/20/05         Leasehold           N/A
 4A37                             71.1      5/20/05         Leasehold           N/A
 4A38                             69.1      5/20/05         Leasehold           N/A
 4A39                             68.5      5/20/05         Leasehold           N/A
 4A40                             70.5      5/20/05         Leasehold           N/A
 4A41                             68.2      5/20/05         Leasehold           N/A
 4A42                             67.4      5/20/05         Leasehold           N/A
 4A43                             80.3      5/20/05         Leasehold           N/A
 4A44                             72.0      5/20/05         Leasehold           N/A
 4A45                             70.4      5/20/05         Leasehold           N/A
 4A46                             75.9      5/20/05         Leasehold           N/A
 4A47                             66.5      5/20/05         Leasehold           N/A
 4A48                             66.4      5/20/05         Leasehold           N/A
 4A49                             71.1      5/20/05         Leasehold           N/A
 4A50                             60.6      5/20/05         Leasehold           N/A
 4A51                             72.5      5/20/05         Leasehold           N/A
 4A52                             67.9      5/20/05         Leasehold           N/A
 4A53                             78.4      5/20/05         Leasehold           N/A
 4A54                             66.2      5/20/05         Leasehold           N/A
 4A55                             63.6      5/20/05         Fee Simple          N/A
 4A56                             57.8      5/20/05         Leasehold           N/A
 4A57                             60.8      5/20/05         Leasehold           N/A
 4A58                             76.7      5/20/05         Leasehold           N/A
 4A59                             72.7      5/20/05         Leasehold           N/A
 4A60                             80.5      5/20/05         Leasehold           N/A
 4A61                             71.2      5/20/05         Leasehold           N/A
 4A62                             78.5      5/20/05         Leasehold           N/A
 4A63                             70.3      5/20/05         Leasehold           N/A
 4A64                             56.9      5/20/05         Leasehold           N/A
   5          365                100.0       1/1/05         Leasehold           32B-32J Service Employees International Union
   6          198                 95.4 (c)  5/11/05         Fee Simple          Ross
   7           91                 86.9       1/1/05         Fee Simple          Porsche Cars of North America, Inc.
   8          156                 81.5      5/24/05         Fee Simple          Northrop Grumman Federal Credit Union
   9          111                 98.0      3/15/05         Fee Simple          N/A
  9A                              97.5      3/15/05         Fee Simple          Circuit City
  9B                              98.1      3/15/05         Fee Simple          Office Depot
  9C                              99.6      3/15/05         Fee Simple          Cracker Barrel
  10           67                 68.2       3/1/05         Fee Simple          Robert Allen Group, Inc.
  11          141                100.0      4/12/05         Fee Simple          Cendant Operations, Inc.
  12          203                 95.9      4/11/05         Fee Simple          Regal Cinemas
  13           94                 96.2      4/27/05         Fee Simple          Kmart
  14          304                100.0       4/1/05         Fee Simple          N/A
  14A                            100.0       4/1/05         Fee Simple          I. Phillip Bender and Associates
  14B                            100.0       4/1/05         Fee Simple          Allied Domecq
  15          187                 99.7      4/11/05         Fee Simple          Kohan & Suleminian Enterprise
  16          145                 87.2      4/26/05         Fee Simple          Archibus Inc.
  17        1,563                 90.9       4/1/05         Fee Simple          Duane Reade
  18           66                100.0      3/28/05         Fee Simple          N/A
  18A                            100.0      3/28/05         Fee Simple          Rapid Repro
  18B                            100.0      3/28/05         Fee Simple          Advanced Technology Materials, Inc.
  18C                            100.0      3/28/05         Fee Simple          Power Designs, Inc. aka Constant Power
  18D                            100.0      3/28/05         Fee Simple          Good Directions, Inc.
  18E                            100.0      3/28/05         Fee Simple          United Advertising Publications, Inc.
  18F                            100.0      3/28/05         Fee Simple          Amphenol Corporation
  18G                            100.0      3/28/05         Fee Simple          Powers Construction Company
  18H                            100.0      3/28/05         Fee Simple          Wind Corp.
  18I                            100.0      3/28/05         Fee Simple          Wachovia Bank
  18J                            100.0      3/28/05         Fee Simple          Putnam Imaging
  18K                            100.0      3/28/05         Fee Simple          U.S. Army Reserve Center
  18L                            100.0      3/28/05         Fee Simple          Conoptics, Inc.
  18M                            100.0      3/28/05         Fee Simple          Hat City Paper Company
  18N                            100.0      3/28/05         Fee Simple          Lorad (Hologic)
  19       46,667                 98.2      4/10/05         Fee Simple          N/A
  20          236                 84.9      2/28/05         Fee Simple          99 Ranch Market
  21          152                100.0       5/1/05         Fee Simple          Lockheed Martin Corporation
  22       61,258                 73.2      4/30/05         Fee Simple          N/A
  23      124,997                 75.2     12/31/04         Fee Simple          N/A
  24          309                100.0      3/28/05         Fee Simple          Cookes Market
  25          315                 91.3      4/15/05         Fee Simple          CVS Pharmacy
  26           72                100.0       2/1/05         Fee Simple          Citicorp North America, Inc.
  27          185                 92.5      4/25/05         Fee Simple          Bassett Furniture
  28       66,837                 64.8      4/30/05         Fee Simple          N/A
  29          117                 96.8       4/7/05         Fee Simple          99 Cents Only
  30       92,835                 96.4      4/13/05         Fee Simple          N/A
  31       49,131                 96.3       3/9/05         Fee Simple          N/A
  32       59,783                 97.8      3/29/05         Fee Simple          N/A
  33          228                100.0      3/11/05         Fee Simple          World Caravan, Inc.
  34          179                 80.3      4/15/05         Fee Simple          Hollywood Video
  35          135                100.0       5/3/05         Fee Simple          Advanced Specialty Care, P.C.
  36           49                100.0       2/1/05         Fee Simple          Kmart Corporation
  37           98                 89.1      4/11/05         Fee Simple          Office Max
  38          181                100.0      3/21/05         Fee Simple          John Laing Homes
  39          117                 93.0      4/26/05         Fee Simple          America's Health Choice (Medser LLC)
  40       57,190                100.0      4/27/05         Fee Simple          N/A
  40A                            100.0      4/27/05         Fee Simple          N/A
  40B                            100.0      4/27/05         Fee Simple          N/A
  40C                            100.0      4/27/05         Fee Simple          N/A
  40D                            100.0      4/27/05         Fee Simple          N/A
  40E                            100.0      4/27/05         Fee Simple          N/A
  40F                            100.0      4/27/05         Fee Simple          N/A
  40G                            100.0      4/27/05         Fee Simple          N/A
  40H                            100.0      4/27/05         Fee Simple          N/A
  40I                            100.0      4/27/05         Fee Simple          N/A
  40J                            100.0      4/27/05         Fee Simple          N/A
  41          146                100.0       6/2/05         Fee Simple          Circuit City
  42       33,024                 91.5      4/30/05         Fee Simple          N/A
  43          105                 89.2      3/15/05         Fee Simple          Keller, Kerroff & Caracuzzo, P.A.
  44           58                100.0       5/4/05         Fee Simple          Lowe's
  45          130                100.0      4/12/05         Fee Simple          Henkel Corporation
  46       36,145                 76.8     12/31/04         Fee Simple          N/A
  47           41                100.0      3/30/05         Fee Simple          Kmart Corp
  48       30,270                 88.7       5/9/05         Fee Simple          N/A
  49           53                100.0      4/27/05         Fee Simple          Big Lots
  50           60                100.0       5/4/05         Fee Simple          Lowe's
  51           81                 85.0      4/19/05         Fee Simple          Memorial Hospital
  52       32,133                 74.3     11/30/04         Fee Simple          N/A
  53           45                100.0      5/31/05         Fee Simple          GRM Information Management Services, LLC
  54           62                 80.0      3/29/05         Fee Simple          Big Lots Stores, Inc.
  55       20,669                 98.9      4/25/05         Fee Simple          N/A
  56           13                100.0      5/26/05         Fee Simple          GRM Information Management Services of Chicago, LLC
  57           41                100.0      3/30/05         Fee Simple          Kmart Corp
  58       16,551                 95.7      4/30/05         Fee Simple          N/A
  59       19,776                 92.2       3/1/05         Fee Simple          N/A
  60       17,677                 91.9      4/30/05         Fee Simple          N/A
  61          213                100.0      3/31/05         Fee Simple          Shea Commercial
  62           18                 95.6       5/1/05         Fee Simple          FN Manufacturing
  63          157                 94.3      2/22/05         Fee Simple          Blue Note Restaurant
  64           96                 95.1      3/25/05         Fee Simple          Healthsouth
  65          101                 96.5      4/29/05         Fee Simple          Trinity Millennium
  66           30                 92.7      5/15/05         Fee Simple          Troy University
  67            8                 87.6 (a)   3/1/05         Fee Simple          Rock Tenn
  68           44                100.0      5/24/05         Fee Simple          ABC Party Rentals, Inc. dba Diamonette Party Rentals
  69       26,064                 89.4      4/30/05         Fee Simple          N/A
  70          108                 89.3       4/7/05         Fee Simple          Food Lion, LLC
  71       19,087                 89.3      4/30/05         Fee Simple          N/A
  72       35,556                 97.0       5/9/05         Fee Simple          N/A
  73       14,369                 80.9       1/1/05         Fee Simple          N/A
  74          340                100.0      3/28/05         Fee Simple          Walgreen Co.
  75           32                 97.3       4/4/05         Fee Simple          Sears
  76           32                 92.8      4/25/05         Fee Simple          Tractor Supply Company
  77       17,469                 89.2      4/30/05         Fee Simple          N/A
  78           29                 88.7       5/1/05         Fee Simple          National Fulfillment I
  79       45,506                 79.8      2/28/05         Fee Simple          N/A
  80          406                100.0      3/22/05         Fee Simple          Omnipoint Communications, Inc.
  81           73                 92.5       4/7/05         Fee Simple          Food Lion, LLC
  82          179                100.0       4/6/05         Fee Simple          Blockbuster Video
  83          278                100.0       4/1/05         Fee Simple          Eckerd Corporation
  84          102                100.0       4/1/05         Fee Simple          Dollar General
  85       36,106                 91.3      2/28/05         Fee Simple          N/A
  86       39,022                 92.7      3/25/05         Fee Simple          N/A
  87          185                 88.0       4/6/05         Fee Simple          Buffalo Wild Wings
  88       21,687                 94.0      4/30/05         Fee Simple          N/A
  89           92                 96.2       5/9/05         Fee Simple          River City Pool
  90          257                100.0      2/25/05         Fee Simple          Eckerd Corporation
  91          N/A                 87.3      Various         Fee Simple          N/A
  91A                             84.0      3/18/05         Fee Simple          N/A
  91B                             94.1      4/11/05         Fee Simple          N/A
  92          349                100.0      3/28/05         Fee Simple          Pei Wei Asian Diner
  93          250                100.0       4/1/05         Fee Simple          Eckerd Corporation
  94           83                100.0      3/29/05         Fee Simple          Discount Drug Mart
  95           44                100.0      4/30/05         Fee Simple          Crescent Trading Group LLC
  96           40                 96.1      5/10/05         Fee Simple          N/A
  97           39                100.0      3/16/05         Fee Simple          Reliant Business Products, Inc.
  98          178                100.0      2/28/05         Fee Simple          Classique Flooring
  99          203                100.0       4/4/05         Fee Simple          Eckerd Corporation
  100         244                100.0       5/1/05         Fee Simple          Payless Shoesource
  101          67                 91.3      4/25/05         Fee Simple          Definitions, Inc.
  102      29,213                 98.9      5/17/05         Fee Simple          N/A
  103          42                 96.2       3/1/05         Fee Simple      (a) N/A
  104          74                100.0       5/5/05         Fee Simple          Pent Enterprises Inc. dba Jerry's Patio
  105          22                 93.6       4/1/05         Fee Simple          Busy Beaver
  106          27                 93.2      5/10/05         Fee Simple          N/A
  107          94                100.0      4/13/05         Fee Simple          Ultimate Designs, Inc.
  108          23                100.0       4/6/05         Fee Simple          Kmart Corp
  109          35                100.0      4/30/05         Fee Simple          Save-A-Lot, Ltd.
  110          28                 80.0      4/30/05         Fee Simple          N/A
  111          26                 52.2       3/1/05         Fee Simple          N/A
  112         204                100.0      3/31/05         Fee Simple          Octane Cafe




              LARGEST        LARGEST                                2ND LARGEST                  2ND LARGEST    2ND LARGEST
CONTROL     TENANT AREA    TENANT LEASE                                TENANT                    TENANT AREA    TENANT LEASE
  NO.    LEASED (SQ. FT.)   EXP. DATE                                   NAME                   LEASED (SQ. FT.)  EXP. DATE
------------------------------------------------------------------------------------------------------------------------------------

   1               351,585       3/31/19        Winston & Strawn LLP                                   335,094       11/23/1  (g)
   2                   N/A           N/A        N/A                                                        N/A            N/A
  2A1              328,299       9/30/24        Surrat & Thompson                                        2,294        3/14/11
  2A2              469,793       9/30/24        Brooks Armored Car                                      11,256        9/30/06
  2A3              450,393       9/30/24        N/A                                                        N/A            N/A
  2A4              343,336       9/30/24        N/A                                                        N/A            N/A
  2A5              443,181       9/30/24        N/A                                                        N/A            N/A
  2A6              335,608       9/30/24        N/A                                                        N/A            N/A
  2A7              260,931       9/30/24        N/A                                                        N/A            N/A
  2A8              240,976       9/30/24        N/A                                                        N/A            N/A
  2A9              187,743       9/30/24        N/A                                                        N/A            N/A
 2A10              111,989       9/30/24        N/A                                                        N/A            N/A
 2A11              103,603       9/30/24        N/A                                                        N/A            N/A
 2A12               88,584       9/30/24        N/A                                                        N/A            N/A
 2A13               11,400       9/30/08        Song & Associates                                        9,935        4/30/09
 2A14               42,722       9/30/24        N/A                                                        N/A            N/A
 2A15               56,935       9/30/24        Brooks Armored Car                                       2,110        8/30/06
 2A16               84,351       9/30/06        N/A                                                        N/A            N/A
 2A17               75,937       9/30/06        N/A                                                        N/A            N/A
 2A18               55,790           MTM        Colossus, Inc                                           10,582       12/31/05
 2A19               38,166       9/30/06        N/A                                                        N/A            N/A
 2A20               30,201       9/30/24        Harren Equity Partners                                   4,883        8/31/09
 2A21               38,984       9/30/24        BPMA, Inc                                                  574       12/31/05
 2A22               35,660       9/30/24        N/A                                                        N/A            N/A
 2A23               50,759       9/30/24        N/A                                                        N/A            N/A
 2A24               45,369       9/30/24        N/A                                                        N/A            N/A
 2A25              203,326       9/30/06        N/A                                                        N/A            N/A
 2A26               23,856       9/30/24        N/A                                                        N/A            N/A
 2A27               17,164       9/30/24        Marc S. Schneider, M.D.                                  5,833        1/31/08
 2A28               17,050       9/30/24        Herbert C. Gibson                                       10,532       11/30/07
 2A29               27,967       9/30/24        N/A                                                        N/A            N/A
 2A30               19,063       9/30/24        N/A                                                        N/A            N/A
 2A31                8,731       9/30/24        Humana Medical Plan                                      6,510        2/28/06
 2A32               17,740       9/30/24        N/A                                                        N/A            N/A
 2A33               14,560       9/30/24        N/A                                                        N/A            N/A
 2A34               22,866       9/30/24        N/A                                                        N/A            N/A
 2A35               14,740       9/30/24        N/A                                                        N/A            N/A
 2A36               11,297       9/30/24        N/A                                                        N/A            N/A
 2A37                7,901       9/30/24        Daniel garner                                            1,429       12/31/05
 2A38               16,956       9/30/24        Laboratory Corp of America                              10,347        6/30/05
 2A39               17,042       9/30/07        Wachovia                                                10,070        9/30/24
 2A40                7,672       9/30/24        N/A                                                        N/A            N/A
 2A41               22,403       9/30/24        N/A                                                        N/A            N/A
 2A42               16,723       9/30/24        N/A                                                        N/A            N/A
 2A43                9,520       9/30/24        1st National Safe Deposit                                5,590        8/31/14
 2A44                8,913       9/30/24        Palm Coast Data, LLC                                     7,516         9/8/06
 2A45               11,081       9/30/24        N/A                                                        N/A            N/A
 2A46                8,369       9/30/24        US Coast Guard                                           2,392       12/31/05
 2A47               10,474       9/30/24        Coalition for Homeless                                   1,241            MTM
 2A48                  N/A           N/A        N/A                                                        N/A            N/A
 2A49               13,521       9/30/06        Children's Musical Theater                               2,000            MTM
 2A50               10,672       9/30/24        Delray Medical Associates                                5,218            MTM
 2A51               21,479       9/30/24        N/A                                                        N/A            N/A
 2A52                3,976       9/30/24        Disney And Associates                                    2,213            MTM
 2A53               11,109       9/30/24        Harold A. Boney                                            915       12/31/05
 2A54               13,176       9/30/24        N/A                                                        N/A            N/A
 2A55                5,717       9/30/24        Computer Learning Center                                 4,564       12/31/05
 2A56                4,143       9/30/24        N/A                                                        N/A            N/A
 2A57                8,788       9/30/24        N/A                                                        N/A            N/A
 2A58                5,315       9/30/24        Renee Blaker                                             1,848       12/31/05
 2A59               13,096       9/30/24        N/A                                                        N/A            N/A
 2A60                5,860       9/30/24        N/A                                                        N/A            N/A
 2A61               20,148       9/30/24        N/A                                                        N/A            N/A
 2A62                7,002       9/30/24        N/A                                                        N/A            N/A
 2A63                9,976       9/30/24        N/A                                                        N/A            N/A
 2A64                4,693       9/30/24        Eric E. Joh                                              2,690        2/28/06
 2A65                7,348       9/30/24        N/A                                                        N/A            N/A
 2A66               14,361       9/30/06        N/A                                                        N/A            N/A
 2A67                8,358       9/30/24        N/A                                                        N/A            N/A
 2A68                6,197       6/30/05        Wachovia                                                 6,115        9/30/24
 2A69               12,391       6/30/09        Wachovia                                                11,743        9/30/24
 2A70               13,100       9/30/24        Youth Advocate Program                                   1,835       12/31/05
 2A71               10,529       9/30/24        N/A                                                        N/A            N/A
 2A72                9,644       9/30/24        N/A                                                        N/A            N/A
 2A73                7,458       9/30/24        The Daily Press                                          3,468        3/31/13
 2A74                7,633       9/30/24        N/A                                                        N/A            N/A
 2A75                7,073       9/30/24        N/A                                                        N/A            N/A
 2A76               10,193       9/30/24        N/A                                                        N/A            N/A
 2A77                3,869       9/30/24        Bradanna, Inc.                                           1,744       12/31/05
 2A78                2,814       9/30/24        Mason & Kichar                                           2,260       12/31/05
 2A79                5,115       9/30/24        N/A                                                        N/A            N/A
 2A80                6,654       9/30/24        State of Florida Dept. of Revenue                        6,090        7/31/07
 2A81                5,412       9/30/24        N/A                                                        N/A            N/A
 2A82                6,985       9/30/24        N/A                                                        N/A            N/A
 2A83                6,835       9/30/24        N/A                                                        N/A            N/A
 2A84               11,260       9/30/24        N/A                                                        N/A            N/A
 2A85                5,730       9/30/24        March of Dimes                                             914       12/31/05
 2A86                5,293       9/30/24        N/A                                                        N/A            N/A
 2A87                  N/A           N/A        N/A                                                        N/A            N/A
 2A88                9,500       9/30/24        N/A                                                        N/A            N/A
 2A89                6,604       9/30/06        N/A                                                        N/A            N/A
 2A90                6,242       9/30/24        N/A                                                        N/A            N/A
 2A91                3,687       9/30/24        RJM Sales, Inc                                           3,172       12/31/05
 2A92               10,822       9/30/24        N/A                                                        N/A            N/A
 2A93                4,521       9/30/24        Landmark Title Florida, Inc.                             1,000       12/31/05
 2A94                3,743       9/30/24        Professional Development Center                          3,700        7/31/05
 2A95                5,764       9/30/24        N/A                                                        N/A            N/A
 2A96                7,837       9/30/24        Buddy Wallen                                             1,569       12/31/05
 2A97                3,808       9/30/24        N/A                                                        N/A            N/A
 2A98                4,687       9/30/24        Robinson Blue & Wilson                                   2,818       12/31/05
 2A99                3,547       9/30/24        Patrick Sellito                                            663       12/31/05
 2A100               7,478       9/30/24        Thomas L. DeBusk                                         1,202        9/30/07
 2A101               6,560       9/30/24        N/A                                                        N/A            N/A
 2A102              15,110       9/30/24        Seaman & Clark                                           3,000       12/31/05
 2A103               8,267       9/30/24        United Way Lebanon County                                1,009       12/14/06
 2A104               3,622       9/30/24        N/A                                                        N/A            N/A
 2A105               5,339       9/30/07        N/A                                                        N/A            N/A
 2A106               5,826       9/30/24        Robert Mcilwaine                                           458       12/31/05
 2A107              11,724       9/30/06        N/A                                                        N/A            N/A
 2A108               6,295       9/30/24        N/A                                                        N/A            N/A
 2A109               5,230       9/30/24        North Florida Workforce Development                      5,185        4/30/06
 2A110               5,981       9/30/24        N/A                                                        N/A            N/A
 2A111               4,933       9/30/24        N/A                                                        N/A            N/A
 2A112               4,447       9/30/24        N/A                                                        N/A            N/A
 2A113               3,947       9/30/24        N/A                                                        N/A            N/A
 2A114               3,743       9/30/24        N/A                                                        N/A            N/A
 2A115               6,055       9/30/24        N/A                                                        N/A            N/A
 2A116               6,173       9/30/24        N/A                                                        N/A            N/A
 2A117               6,527       9/30/24        N/A                                                        N/A            N/A
 2A118               6,148       9/30/24        Home Builders Assos. Jhnsn                               1,353       12/31/05
 2A119               4,947       9/30/24        N/A                                                        N/A            N/A
 2A120               3,000       9/30/24        Internal Medical East Haven                              2,650        5/31/06
 2A121               2,725       9/30/24        N/A                                                        N/A            N/A
 2A122               4,485       9/30/24        N/A                                                        N/A            N/A
 2A123               3,437       9/30/24        N/A                                                        N/A            N/A
 2A124                 N/A           N/A        N/A                                                        N/A            N/A
 2A125                 N/A           N/A        N/A                                                        N/A            N/A
 2A126              26,118       9/30/06        N/A                                                        N/A            N/A
 2A127               8,075       9/30/06        N/A                                                        N/A            N/A
 2A128              52,884       9/30/06        Carter & Cartier                                         3,000       10/31/10
 2A129              12,412       6/30/06        Wachovia                                                10,255        9/30/24
 2A130             292,402       9/30/06        General Service Administration                          55,800            MTM
 2A131                 N/A           N/A        N/A                                                        N/A            N/A
   3               250,363       9/30/08 (d, k) JMB Realty Corporation                                  80,584        1/31/20 (g, h)
   4                   N/A           N/A        N/A                                                        N/A            N/A
  4A1                  N/A           N/A        N/A                                                        N/A            N/A
  4A2                  N/A           N/A        N/A                                                        N/A            N/A
  4A3                  N/A           N/A        N/A                                                        N/A            N/A
  4A4                  N/A           N/A        N/A                                                        N/A            N/A
  4A5                  N/A           N/A        N/A                                                        N/A            N/A
  4A6                  N/A           N/A        N/A                                                        N/A            N/A
  4A7                  N/A           N/A        N/A                                                        N/A            N/A
  4A8                  N/A           N/A        N/A                                                        N/A            N/A
  4A9                  N/A           N/A        N/A                                                        N/A            N/A
 4A10                  N/A           N/A        N/A                                                        N/A            N/A
 4A11                  N/A           N/A        N/A                                                        N/A            N/A
 4A12                  N/A           N/A        N/A                                                        N/A            N/A
 4A13                  N/A           N/A        N/A                                                        N/A            N/A
 4A14                  N/A           N/A        N/A                                                        N/A            N/A
 4A15                  N/A           N/A        N/A                                                        N/A            N/A
 4A16                  N/A           N/A        N/A                                                        N/A            N/A
 4A17                  N/A           N/A        N/A                                                        N/A            N/A
 4A18                  N/A           N/A        N/A                                                        N/A            N/A
 4A19                  N/A           N/A        N/A                                                        N/A            N/A
 4A20                  N/A           N/A        N/A                                                        N/A            N/A
 4A21                  N/A           N/A        N/A                                                        N/A            N/A
 4A22                  N/A           N/A        N/A                                                        N/A            N/A
 4A23                  N/A           N/A        N/A                                                        N/A            N/A
 4A24                  N/A           N/A        N/A                                                        N/A            N/A
 4A25                  N/A           N/A        N/A                                                        N/A            N/A
 4A26                  N/A           N/A        N/A                                                        N/A            N/A
 4A27                  N/A           N/A        N/A                                                        N/A            N/A
 4A28                  N/A           N/A        N/A                                                        N/A            N/A
 4A29                  N/A           N/A        N/A                                                        N/A            N/A
 4A30                  N/A           N/A        N/A                                                        N/A            N/A
 4A31                  N/A           N/A        N/A                                                        N/A            N/A
 4A32                  N/A           N/A        N/A                                                        N/A            N/A
 4A33                  N/A           N/A        N/A                                                        N/A            N/A
 4A34                  N/A           N/A        N/A                                                        N/A            N/A
 4A35                  N/A           N/A        N/A                                                        N/A            N/A
 4A36                  N/A           N/A        N/A                                                        N/A            N/A
 4A37                  N/A           N/A        N/A                                                        N/A            N/A
 4A38                  N/A           N/A        N/A                                                        N/A            N/A
 4A39                  N/A           N/A        N/A                                                        N/A            N/A
 4A40                  N/A           N/A        N/A                                                        N/A            N/A
 4A41                  N/A           N/A        N/A                                                        N/A            N/A
 4A42                  N/A           N/A        N/A                                                        N/A            N/A
 4A43                  N/A           N/A        N/A                                                        N/A            N/A
 4A44                  N/A           N/A        N/A                                                        N/A            N/A
 4A45                  N/A           N/A        N/A                                                        N/A            N/A
 4A46                  N/A           N/A        N/A                                                        N/A            N/A
 4A47                  N/A           N/A        N/A                                                        N/A            N/A
 4A48                  N/A           N/A        N/A                                                        N/A            N/A
 4A49                  N/A           N/A        N/A                                                        N/A            N/A
 4A50                  N/A           N/A        N/A                                                        N/A            N/A
 4A51                  N/A           N/A        N/A                                                        N/A            N/A
 4A52                  N/A           N/A        N/A                                                        N/A            N/A
 4A53                  N/A           N/A        N/A                                                        N/A            N/A
 4A54                  N/A           N/A        N/A                                                        N/A            N/A
 4A55                  N/A           N/A        N/A                                                        N/A            N/A
 4A56                  N/A           N/A        N/A                                                        N/A            N/A
 4A57                  N/A           N/A        N/A                                                        N/A            N/A
 4A58                  N/A           N/A        N/A                                                        N/A            N/A
 4A59                  N/A           N/A        N/A                                                        N/A            N/A
 4A60                  N/A           N/A        N/A                                                        N/A            N/A
 4A61                  N/A           N/A        N/A                                                        N/A            N/A
 4A62                  N/A           N/A        N/A                                                        N/A            N/A
 4A63                  N/A           N/A        N/A                                                        N/A            N/A
 4A64                  N/A           N/A        N/A                                                        N/A            N/A
   5               411,097      12/31/11        N/A                                                        N/A            N/A
   6                30,187       3/31/15        Linens 'N Things                                        28,000        3/31/15
   7                55,172        2/1/10        Argosy Education Group, Inc.                            33,615        1/31/15
   8                35,038       4/30/09        Bowman and Brooke LLP                                   25,350        6/14/13
   9                   N/A           N/A        N/A                                                        N/A            N/A
  9A                32,900       1/31/17        Linens N'  Things, Inc.                                 32,000        1/31/13
  9B                20,732      12/31/16        Petsmart                                                18,905        2/28/17
  9C                10,030      12/31/32        Deals, Nothing Over A Dollar                             9,500        8/31/08
  10                17,486       8/31/14        Baker Knapp Tubbs                                       17,279        2/28/11
  11               229,500      11/30/15        N/A                                                        N/A            N/A
  12                70,770       2/28/19        Garrisons                                                8,010       12/31/14
  13                86,479      11/30/16        Giant Eagle                                             65,000        1/31/11
  14                   N/A           N/A        N/A                                                        N/A            N/A
  14A               17,070       2/28/14        Roger Ferris & Partners, LLC                            11,988        7/31/12
  14B               41,336        4/9/09        N/A                                                        N/A            N/A
  15                 5,182      12/31/05        Centerstone Diamonds Co.                                 5,097        2/28/06
  16                15,836       2/28/07        Rogers Powers - Pyle, Rome                               9,919        5/31/09
  17                 9,594       4/30/08        Wachovia Bank                                            4,269        5/31/14
  18                   N/A           N/A        N/A                                                        N/A            N/A
  18A                7,000       9/30/08        N/A                                                        N/A            N/A
  18B               72,710       6/30/08        N/A                                                        N/A            N/A
  18C               15,000       7/14/12        Sensir Technologies, LLC                                15,000       11/14/12
  18D               26,000       4/30/09        N/A                                                        N/A            N/A
  18E                5,000      12/31/08        N/A                                                        N/A            N/A
  18F               46,000       8/31/08        Westchester Book, Inc.                                  15,600        3/31/10
  18G                8,000       3/31/25        Credit Center, Inc.                                      6,400        3/14/08
  18H               18,000       7/31/09        N/A                                                        N/A            N/A
  18I                3,494       8/31/21        N/A                                                        N/A            N/A
  18J               10,200       7/31/11        N/A                                                        N/A            N/A
  18K               16,753       4/30/08        N/A                                                        N/A            N/A
  18L                8,100       8/31/11        Sid Harvey Industries                                    3,600         9/1/06
  18M               10,580       2/29/08        Nouvelle Images, Inc.                                    6,800       11/30/10
  18N               60,000      12/16/06        N/A                                                        N/A            N/A
  19                   N/A           N/A        N/A                                                        N/A            N/A
  20                14,500       12/1/09        Harbor Palace Restaurant                                 6,825         8/1/08
  21                74,513       1/31/10        The Presidio Corporation                                51,540        3/31/15
  22                   N/A           N/A        N/A                                                        N/A            N/A
  23                   N/A           N/A        N/A                                                        N/A            N/A
  24                21,378       3/31/16        B of A                                                   5,670        9/14/09
  25                10,125       1/31/25        Lenscrafter                                              6,428       12/31/11
  26               208,633       1/31/11 (a)    N/A                                                        N/A            N/A
  27                26,250      11/30/08        Good Sports                                              7,000       12/31/09
  28                   N/A           N/A        N/A                                                        N/A            N/A
  29                24,875       1/31/12        Express Fitness                                         21,577       12/31/14
  30                   N/A           N/A        N/A                                                        N/A            N/A
  31                   N/A           N/A        N/A                                                        N/A            N/A
  32                   N/A           N/A        N/A                                                        N/A            N/A
  33                 9,000       3/31/08        John Verea                                               7,000        3/14/08
  34                 6,500        8/5/13        West Marine Products                                     5,946        6/24/09
  35                15,985        3/1/17        Physicians for Women's Health, LLC                      13,248       12/14/10
  36                99,469       6/30/19        Publix Super Markets, Inc.                              47,814         6/4/14
  37                30,000       6/30/12        Total Wine                                              21,286        2/28/12
  38                15,609        6/1/08        Meritage Homes                                          12,940        5/15/08
  39                 6,550      11/30/06        Manzu & Kahn Inc. (d/b/a Famous Deli)                    5,745        1/31/12
  40                   N/A           N/A        N/A                                                        N/A            N/A
  40A                  N/A           N/A        N/A                                                        N/A            N/A
  40B                  N/A           N/A        N/A                                                        N/A            N/A
  40C                  N/A           N/A        N/A                                                        N/A            N/A
  40D                  N/A           N/A        N/A                                                        N/A            N/A
  40E                  N/A           N/A        N/A                                                        N/A            N/A
  40F                  N/A           N/A        N/A                                                        N/A            N/A
  40G                  N/A           N/A        N/A                                                        N/A            N/A
  40H                  N/A           N/A        N/A                                                        N/A            N/A
  40I                  N/A           N/A        N/A                                                        N/A            N/A
  40J                  N/A           N/A        N/A                                                        N/A            N/A
  41                33,862       1/31/20        Classic Design Furnishings, Inc.                        15,000        2/28/15
  42                   N/A           N/A        N/A                                                        N/A            N/A
  43                 3,559       8/31/05        Ignacio Garcia                                           2,465        8/31/05
  44               126,400       3/31/14        N/A                                                        N/A            N/A
  45                34,000      12/31/09        Loan Management Services                                13,000        2/28/10
  46                   N/A           N/A        N/A                                                        N/A            N/A
  47               124,725       5/31/08        Lone Star Steakhouse & Saloon                            6,800       10/31/05
  48                   N/A           N/A        N/A                                                        N/A            N/A
  49                35,000       1/31/10        Bi-Lo                                                   33,000        4/30/09
  50               104,259       5/12/13        N/A                                                        N/A            N/A
  51                27,676      10/31/07        Community Health Centers Inc.                           27,360       11/14/12
  52                   N/A           N/A        N/A                                                        N/A            N/A
  53               138,500       5/31/20        N/A                                                        N/A            N/A
  54                32,850       1/31/15        Pancho's Mexican Buffet                                  9,200        6/30/08
  55                   N/A           N/A        N/A                                                        N/A            N/A
  56               450,000       5/25/20        N/A                                                        N/A            N/A
  57                84,180      10/31/09        Staples, Inc.                                           27,061        5/31/09
  58                   N/A           N/A        N/A                                                        N/A            N/A
  59                   N/A           N/A        N/A                                                        N/A            N/A
  60                   N/A           N/A        N/A                                                        N/A            N/A
  61                16,809      12/31/19        Pinnacle Bank                                            5,201        3/31/10
  62               138,067       8/31/13        Farrow Road Warehouse                                  130,370       10/31/08
  63                 5,250      12/31/14        Sykes Enterprises                                        3,400        3/31/06
  64                11,690      12/16/07        Metro News Service                                       4,418        9/30/08
  65                 9,350       3/31/10        Eye Institute of San Antonio                             6,351        7/31/07
  66                15,000       1/31/08        Leisure Lifestyles                                      12,000        2/28/06
  67                75,000       9/30/09        Melaleuca                                               72,500            MTM (a)
  68                61,209       4/30/20        International Cruise Liquor & Tobacco, LLC              27,567        1/31/06
  69                   N/A           N/A        N/A                                                        N/A            N/A
  70                33,000        4/6/24        Movie Gallery                                            2,400        6/30/09
  71                   N/A           N/A        N/A                                                        N/A            N/A
  72                   N/A           N/A        N/A                                                        N/A            N/A
  73                   N/A           N/A        N/A                                                        N/A            N/A
  74                13,650       3/31/80        N/A                                                        N/A            N/A
  75                67,040      10/30/09        TCIM                                                    31,395       12/31/07
  76                35,868       9/30/13        Kroger Company                                          27,104        5/31/08
  77                   N/A           N/A        N/A                                                        N/A            N/A
  78                39,552       2/28/06        Aerotech Filtration                                     37,870       12/31/10
  79                   N/A           N/A        N/A                                                        N/A            N/A
  80                 2,993       1/31/10        Payless ShoeSource, Inc.                                 2,700         3/1/10
  81                28,853        6/1/24        Family Dollar Stores of
                                                  North Carolina, Inc.                                   9,200        3/31/10
  82                 5,600      11/30/08        Dollar Tree                                              5,000        2/28/09
  83                13,813       11/1/22        N/A                                                        N/A            N/A
  84                 9,000       1/31/09        Hibbett's Sports                                         5,000        1/31/09
  85                   N/A           N/A        N/A                                                        N/A            N/A
  86                   N/A           N/A        N/A                                                        N/A            N/A
  87                 6,000       3/31/09        Panera Bread World                                       4,000        4/15/09
  88                   N/A           N/A        N/A                                                        N/A            N/A
  89                 5,710      10/31/10        Intelli-School                                           4,984        6/30/09
  90                13,813       3/16/25        N/A                                                        N/A            N/A
  91                   N/A           N/A        N/A                                                        N/A            N/A
  91A                  N/A           N/A        N/A                                                        N/A            N/A
  91B                  N/A           N/A        N/A                                                        N/A            N/A
  92                 3,000      10/31/24        Ritz Camera Centers                                      2,900       12/31/14
  93                13,813        1/1/27        N/A                                                        N/A            N/A
  94                24,012       3/31/15        Sherwin Williams                                         5,000        1/31/07
  95                30,400      11/30/06        Inland Fresh Seafood                                    16,340        7/31/08
  96                   N/A           N/A        N/A                                                        N/A            N/A
  97                17,000       4/30/07        Tex Styles International, Inc.                          12,570        2/28/06
  98                 4,516      11/30/13        My Gym                                                   2,976        6/30/09
  99                13,813      12/14/24        N/A                                                        N/A            N/A
  100                2,807      11/30/13        Dine, LLC dba Club Del Sol                               2,328        6/30/09
  101                5,879       9/30/14        Moore Family Enterprises, Inc. dba
                                                  Sunshine Cleaners                                      4,517        4/30/14
  102                  N/A           N/A        N/A                                                        N/A            N/A
  103                  N/A           N/A        N/A                                                        N/A            N/A
  104               17,500       6/30/09        Dinettes by Design of Florida, Inc.                     12,500       11/30/10
  105               35,090       8/31/14        Goodwill Industries, Inc. -
                                                  Zanesville                                            22,800        8/31/11
  106                  N/A           N/A        N/A                                                        N/A            N/A
  107                4,071       6/30/06        Dong Fu Lin dba Panda Garden
                                                  Chinese Restaurant                                     3,200        4/30/14
  108               84,180       8/31/06        Mro Mid Atlantic                                         2,640       12/31/05
  109               16,304      10/31/09        Family Dollar                                           11,156        6/30/10
  110                  N/A           N/A        N/A                                                        N/A            N/A
  111                  N/A           N/A        N/A                                                        N/A            N/A
  112                2,700       8/31/09        Carvel Ice Cream                                         1,500        6/30/09




                             3RD LARGEST                      3RD LARGEST        3RD LARGEST
 CONTROL                        TENANT                        TENANT AREA        TENANT LEASE      CONTROL    FOOTNOTE
   NO.                           NAME                       LEASED (SQ. FT.)       EXP. DATE         NO.         NO.
------------------------------------------------------------------------------------------------------------------------

    1       Barclays Bank PLC                                        333,822          07/31/17        1          (1)
    2       N/A                                                          N/A               N/A        2          (2)
   2A1      N/A                                                          N/A               N/A       2A1
   2A2      N/A                                                          N/A               N/A       2A2
   2A3      N/A                                                          N/A               N/A       2A3
   2A4      N/A                                                          N/A               N/A       2A4
   2A5      N/A                                                          N/A               N/A       2A5
   2A6      N/A                                                          N/A               N/A       2A6
   2A7      N/A                                                          N/A               N/A       2A7
   2A8      N/A                                                          N/A               N/A       2A8
   2A9      N/A                                                          N/A               N/A       2A9
  2A10      N/A                                                          N/A               N/A       2A10
  2A11      N/A                                                          N/A               N/A       2A11
  2A12      N/A                                                          N/A               N/A       2A12
  2A13      General Services Admin                                     7,300               MTM       2A13
  2A14      N/A                                                          N/A               N/A       2A14
  2A15      N/A                                                          N/A               N/A       2A15
  2A16      N/A                                                          N/A               N/A       2A16
  2A17      N/A                                                          N/A               N/A       2A17
  2A18      N/A                                                          N/A               N/A       2A18
  2A19      N/A                                                          N/A               N/A       2A19
  2A20      Morin Barkley                                              4,797          02/28/06       2A20
  2A21      N/A                                                          N/A               N/A       2A21
  2A22      N/A                                                          N/A               N/A       2A22
  2A23      N/A                                                          N/A               N/A       2A23
  2A24      N/A                                                          N/A               N/A       2A24
  2A25      N/A                                                          N/A               N/A       2A25
  2A26      N/A                                                          N/A               N/A       2A26
  2A27      N/A                                                          N/A               N/A       2A27
  2A28      N/A                                                          N/A               N/A       2A28
  2A29      N/A                                                          N/A               N/A       2A29
  2A30      N/A                                                          N/A               N/A       2A30
  2A31      Atlantic Office Services, Inc                              4,341          09/30/05       2A31
  2A32      N/A                                                          N/A               N/A       2A32
  2A33      N/A                                                          N/A               N/A       2A33
  2A34      N/A                                                          N/A               N/A       2A34
  2A35      N/A                                                          N/A               N/A       2A35
  2A36      N/A                                                          N/A               N/A       2A36
  2A37      Charles Smith                                                445          12/31/05       2A37
  2A38      68 Designs, LLC                                               72               MTM       2A38
  2A39      N/A                                                          N/A               N/A       2A39
  2A40      N/A                                                          N/A               N/A       2A40
  2A41      N/A                                                          N/A               N/A       2A41
  2A42      N/A                                                          N/A               N/A       2A42
  2A43      N/A                                                          N/A               N/A       2A43
  2A44      N/A                                                          N/A               N/A       2A44
  2A45      N/A                                                          N/A               N/A       2A45
  2A46      N/A                                                          N/A               N/A       2A46
  2A47      Michael A. Latini                                            323          12/31/05       2A47
  2A48      N/A                                                          N/A               N/A       2A48
  2A49      N/A                                                          N/A               N/A       2A49
  2A50      N/A                                                          N/A               N/A       2A50
  2A51      N/A                                                          N/A               N/A       2A51
  2A52      Peter Flood                                                  868          12/31/05       2A52
  2A53      N/A                                                          N/A               N/A       2A53
  2A54      N/A                                                          N/A               N/A       2A54
  2A55      N/A                                                          N/A               N/A       2A55
  2A56      N/A                                                          N/A               N/A       2A56
  2A57      N/A                                                          N/A               N/A       2A57
  2A58      N/A                                                          N/A               N/A       2A58
  2A59      N/A                                                          N/A               N/A       2A59
  2A60      N/A                                                          N/A               N/A       2A60
  2A61      N/A                                                          N/A               N/A       2A61
  2A62      N/A                                                          N/A               N/A       2A62
  2A63      N/A                                                          N/A               N/A       2A63
  2A64      Michael Lavery, P.A.                                         790          08/31/05       2A64
  2A65      N/A                                                          N/A               N/A       2A65
  2A66      N/A                                                          N/A               N/A       2A66
  2A67      N/A                                                          N/A               N/A       2A67
  2A68      N/A                                                          N/A               N/A       2A68
  2A69      N/A                                                          N/A               N/A       2A69
  2A70      N/A                                                          N/A               N/A       2A70
  2A71      N/A                                                          N/A               N/A       2A71
  2A72      N/A                                                          N/A               N/A       2A72
  2A73      N/A                                                          N/A               N/A       2A73
  2A74      N/A                                                          N/A               N/A       2A74
  2A75      N/A                                                          N/A               N/A       2A75
  2A76      N/A                                                          N/A               N/A       2A76
  2A77      N/A                                                          N/A               N/A       2A77
  2A78      Finer, Chase & Merrell, LLC                                1,900               MTM       2A78
  2A79      N/A                                                          N/A               N/A       2A79
  2A80      Housecall  Medical                                         2,700          10/31/05       2A80
  2A81      N/A                                                          N/A               N/A       2A81
  2A82      N/A                                                          N/A               N/A       2A82
  2A83      N/A                                                          N/A               N/A       2A83
  2A84      N/A                                                          N/A               N/A       2A84
  2A85      N/A                                                          N/A               N/A       2A85
  2A86      N/A                                                          N/A               N/A       2A86
  2A87      N/A                                                          N/A               N/A       2A87
  2A88      N/A                                                          N/A               N/A       2A88
  2A89      N/A                                                          N/A               N/A       2A89
  2A90      N/A                                                          N/A               N/A       2A90
  2A91      N/A                                                          N/A               N/A       2A91
  2A92      N/A                                                          N/A               N/A       2A92
  2A93      N/A                                                          N/A               N/A       2A93
  2A94      N/A                                                          N/A               N/A       2A94
  2A95      N/A                                                          N/A               N/A       2A95
  2A96      Dickenson City Ind.                                          800          06/30/05       2A96
  2A97      N/A                                                          N/A               N/A       2A97
  2A98      Randy Morris                                                 584          09/30/05       2A98
  2A99      N/A                                                          N/A               N/A       2A99
  2A100     Joseph Kunznicki                                             643          05/31/09      2A100
  2A101     N/A                                                          N/A               N/A      2A101
  2A102     N/A                                                          N/A               N/A      2A102
  2A103     N/A                                                          N/A               N/A      2A103
  2A104     N/A                                                          N/A               N/A      2A104
  2A105     N/A                                                          N/A               N/A      2A105
  2A106     N/A                                                          N/A               N/A      2A106
  2A107     N/A                                                          N/A               N/A      2A107
  2A108     N/A                                                          N/A               N/A      2A108
  2A109     N/A                                                          N/A               N/A      2A109
  2A110     N/A                                                          N/A               N/A      2A110
  2A111     N/A                                                          N/A               N/A      2A111
  2A112     N/A                                                          N/A               N/A      2A112
  2A113     N/A                                                          N/A               N/A      2A113
  2A114     N/A                                                          N/A               N/A      2A114
  2A115     N/A                                                          N/A               N/A      2A115
  2A116     N/A                                                          N/A               N/A      2A116
  2A117     N/A                                                          N/A               N/A      2A117
  2A118     Johnston County Assoc. of Rltrs                            1,132          12/31/05      2A118
  2A119     N/A                                                          N/A               N/A      2A119
  2A120     N/A                                                          N/A               N/A      2A120
  2A121     N/A                                                          N/A               N/A      2A121
  2A122     N/A                                                          N/A               N/A      2A122
  2A123     N/A                                                          N/A               N/A      2A123
  2A124     N/A                                                          N/A               N/A      2A124
  2A125     N/A                                                          N/A               N/A      2A125
  2A126     N/A                                                          N/A               N/A      2A126
  2A127     N/A                                                          N/A               N/A      2A127
  2A128     Marian McGrath                                             1,916          11/30/05      2A128
  2A129     Applied Air Engineering, Inc                               2,000               MTM      2A129        (2)
  2A130     Witten & witten                                            2,682          08/31/08      2A130        (2)
  2A131     N/A                                                          N/A               N/A      2A131        (2)
    3       Grosvenor Capital Management, L.P.                        72,883          09/30/18 (i)    3          (3)
    4       N/A                                                          N/A               N/A        4          (4)
   4A1      N/A                                                          N/A               N/A       4A1
   4A2      N/A                                                          N/A               N/A       4A2
   4A3      N/A                                                          N/A               N/A       4A3         (4)
   4A4      N/A                                                          N/A               N/A       4A4
   4A5      N/A                                                          N/A               N/A       4A5
   4A6      N/A                                                          N/A               N/A       4A6
   4A7      N/A                                                          N/A               N/A       4A7
   4A8      N/A                                                          N/A               N/A       4A8
   4A9      N/A                                                          N/A               N/A       4A9
  4A10      N/A                                                          N/A               N/A       4A10
  4A11      N/A                                                          N/A               N/A       4A11
  4A12      N/A                                                          N/A               N/A       4A12
  4A13      N/A                                                          N/A               N/A       4A13
  4A14      N/A                                                          N/A               N/A       4A14
  4A15      N/A                                                          N/A               N/A       4A15
  4A16      N/A                                                          N/A               N/A       4A16
  4A17      N/A                                                          N/A               N/A       4A17
  4A18      N/A                                                          N/A               N/A       4A18
  4A19      N/A                                                          N/A               N/A       4A19
  4A20      N/A                                                          N/A               N/A       4A20
  4A21      N/A                                                          N/A               N/A       4A21
  4A22      N/A                                                          N/A               N/A       4A22
  4A23      N/A                                                          N/A               N/A       4A23
  4A24      N/A                                                          N/A               N/A       4A24
  4A25      N/A                                                          N/A               N/A       4A25
  4A26      N/A                                                          N/A               N/A       4A26
  4A27      N/A                                                          N/A               N/A       4A27
  4A28      N/A                                                          N/A               N/A       4A28
  4A29      N/A                                                          N/A               N/A       4A29
  4A30      N/A                                                          N/A               N/A       4A30
  4A31      N/A                                                          N/A               N/A       4A31
  4A32      N/A                                                          N/A               N/A       4A32
  4A33      N/A                                                          N/A               N/A       4A33
  4A34      N/A                                                          N/A               N/A       4A34
  4A35      N/A                                                          N/A               N/A       4A35
  4A36      N/A                                                          N/A               N/A       4A36
  4A37      N/A                                                          N/A               N/A       4A37
  4A38      N/A                                                          N/A               N/A       4A38
  4A39      N/A                                                          N/A               N/A       4A39
  4A40      N/A                                                          N/A               N/A       4A40
  4A41      N/A                                                          N/A               N/A       4A41
  4A42      N/A                                                          N/A               N/A       4A42
  4A43      N/A                                                          N/A               N/A       4A43
  4A44      N/A                                                          N/A               N/A       4A44        (4)
  4A45      N/A                                                          N/A               N/A       4A45
  4A46      N/A                                                          N/A               N/A       4A46
  4A47      N/A                                                          N/A               N/A       4A47
  4A48      N/A                                                          N/A               N/A       4A48
  4A49      N/A                                                          N/A               N/A       4A49
  4A50      N/A                                                          N/A               N/A       4A50
  4A51      N/A                                                          N/A               N/A       4A51
  4A52      N/A                                                          N/A               N/A       4A52
  4A53      N/A                                                          N/A               N/A       4A53
  4A54      N/A                                                          N/A               N/A       4A54
  4A55      N/A                                                          N/A               N/A       4A55
  4A56      N/A                                                          N/A               N/A       4A56
  4A57      N/A                                                          N/A               N/A       4A57
  4A58      N/A                                                          N/A               N/A       4A58
  4A59      N/A                                                          N/A               N/A       4A59
  4A60      N/A                                                          N/A               N/A       4A60
  4A61      N/A                                                          N/A               N/A       4A61
  4A62      N/A                                                          N/A               N/A       4A62
  4A63      N/A                                                          N/A               N/A       4A63
  4A64      N/A                                                          N/A               N/A       4A64
    5       N/A                                                          N/A               N/A        5          (5)
    6       Barnes & Noble                                            25,000          03/31/15        6          (6)
    7       BancMortgage                                              30,850          10/01/06 (b)    7          (7)
    8       Corporate Office Centers of California LLC                22,897          03/31/10        8          (8)
    9       N/A                                                          N/A               N/A        9          (9)
   9A       Gander Mountain                                           31,080          03/31/16        9A
   9B       Hollywood Video                                            6,000          01/31/15        9B
   9C       Shoe Show                                                  3,500          08/31/09        9C
   10       Stark Carpets                                             14,266          06/30/10        10        (10)
   11       N/A                                                          N/A               N/A        11        (11)
   12       Macaroni Grill                                             7,638          07/31/09        12
   13       Busy Beaver                                               62,100          04/30/15        13
   14       N/A                                                          N/A               N/A        14
   14A      Preferred Retreats, LLC.                                  10,106          02/29/12       14A
   14B      N/A                                                          N/A               N/A       14B
   15       A&P Trading Inc.                                           4,432          12/31/09        15
   16       Unicco Service Corp.                                       9,805          05/31/07        16
   17       Turtle Bay Burrito                                         1,260          11/28/09        17      (12, 26)
   18       N/A                                                          N/A               N/A        18        (13)
   18A      N/A                                                          N/A               N/A       18A
   18B      N/A                                                          N/A               N/A       18B
   18C      N/A                                                          N/A               N/A       18C
   18D      N/A                                                          N/A               N/A       18D
   18E      N/A                                                          N/A               N/A       18E
   18F      National Retail Services                                  13,000          02/28/06       18F
   18G      Peperridge Farm                                            4,400          02/28/10       18G
   18H      N/A                                                          N/A               N/A       18H
   18I      N/A                                                          N/A               N/A       18I
   18J      N/A                                                          N/A               N/A       18J
   18K      N/A                                                          N/A               N/A       18K
   18L      N/A                                                          N/A               N/A       18L
   18M      N/A                                                          N/A               N/A       18M
   18N      N/A                                                          N/A               N/A       18N
   19       N/A                                                          N/A               N/A        19
   20       Emperor's Garden Restaurant                                4,650          01/01/12        20
   21       Bank of America, N.A.                                      1,900          06/30/09        21
   22       N/A                                                          N/A               N/A        22        (26)
   23       N/A                                                          N/A               N/A        23
   24       Mallibu Gym                                                3,000               MTM (a)    24        (14)
   25       The Mens Wearhouse                                         5,483          06/30/09        25
   26       N/A                                                          N/A               N/A        26        (15)
   27       Compass Family                                             7,000          02/28/08        27
   28       N/A                                                          N/A               N/A        28        (26)
   29       Peter Piper Pizza                                         13,200          10/31/14        29
   30       N/A                                                          N/A               N/A        30
   31       N/A                                                          N/A               N/A        31
   32       N/A                                                          N/A               N/A        32
   33       Barclay Butera, Inc.                                       7,000          05/31/08        33
   34       Leslie's Poolmart                                          3,847          10/31/06        34
   35       Center for Pediatric Medicine                              7,618          01/01/15        35        (16)
   36       CVS EGL Clermont FL, LLC                                   9,504          04/18/14        36        (17)
   37       Guitar Center                                             15,170          10/31/11        37
   38       David Evans & Assc.                                        5,386          04/30/07        38
   39       Gold Coast Medical, PA                                     4,650          12/31/14        39
   40       N/A                                                          N/A               N/A        40
   40A      N/A                                                          N/A               N/A       40A
   40B      N/A                                                          N/A               N/A       40B
   40C      N/A                                                          N/A               N/A       40C
   40D      N/A                                                          N/A               N/A       40D
   40E      N/A                                                          N/A               N/A       40E
   40F      N/A                                                          N/A               N/A       40F
   40G      N/A                                                          N/A               N/A       40G
   40H      N/A                                                          N/A               N/A       40H
   40I      N/A                                                          N/A               N/A       40I
   40J      N/A                                                          N/A               N/A       40J
   41       Mattress Matters                                           3,060          05/31/08        41        (26)
   42       N/A                                                          N/A               N/A        42
   43       Steven L. Apple                                            2,000          08/31/07        43
   44       N/A                                                          N/A               N/A        44
   45       Lanier Worldwide                                           7,741          09/30/09        45
   46       N/A                                                          N/A               N/A        46
   47       Kalhouns Restaurant & Bar                                  6,713          11/30/07        47
   48       N/A                                                          N/A               N/A        48
   49       Burke's Outlet                                            19,000          04/30/10        49
   50       N/A                                                          N/A               N/A        50
   51       IBR-BYR, LLC                                              10,604          03/31/12        51
   52       N/A                                                          N/A               N/A        52
   53       N/A                                                          N/A               N/A        53
   54       Dollar General Store                                       7,769          08/31/07        54
   55       N/A                                                          N/A               N/A        55
   56       N/A                                                          N/A               N/A        56
   57       L.A. Cameras                                               7,000          09/30/09        57
   58       N/A                                                          N/A               N/A        58
   59       N/A                                                          N/A               N/A        59
   60       N/A                                                          N/A               N/A        60
   61       Chicago Title                                              2,418          02/28/10        61
   62       N/A                                                          N/A               N/A        62
   63       Krishna Dry Clean                                          2,400          10/31/09        63
   64       Wellmore Family Practice                                   4,200          04/30/06        64
   65       Joseph Diaz, MD                                            5,524          08/31/09        65
   66       Anthony International                                     11,500          11/30/06        66
   67       White Lily                                                59,700          02/28/06        67        (18)
   68       Millennium MM, Inc.                                       21,946          04/30/07        68        (19)
   69       N/A                                                          N/A               N/A        69
   70       Subway Real Estate Corp.                                   1,200          05/31/09        70        (26)
   71       N/A                                                          N/A               N/A        71
   72       N/A                                                          N/A               N/A        72
   73       N/A                                                          N/A               N/A        73
   74       N/A                                                          N/A               N/A        74
   75       Big Lots                                                  20,000          01/31/08        75
   76       Fabri - Centers of America                                14,000          01/31/06        76
   77       N/A                                                          N/A               N/A        77
   78       Bryn Hill                                                 19,180          05/31/06        78
   79       N/A                                                          N/A               N/A        79
   80       Electronic Boutique of America Inc.                        1,688          03/31/15        80        (20)
   81       Auto Zone Development Corporation                          6,000          03/22/12        81        (26)
   82       Norfolk Pediatrics                                         2,000          08/31/06        82
   83       N/A                                                          N/A               N/A        83        (26)
   84       Cato's                                                     3,800          01/31/09        84
   85       N/A                                                          N/A               N/A        85
   86       N/A                                                          N/A               N/A        86
   87       Sushi Ko.                                                  2,800          10/31/05        87
   88       N/A                                                          N/A               N/A        88
   89       Earl's Academy of Beauty                                   4,700          01/31/14        89
   90       N/A                                                          N/A               N/A        90
   91       N/A                                                          N/A               N/A        91      (21, 26)
   91A      N/A                                                          N/A               N/A       91A
   91B      N/A                                                          N/A               N/A       91B
   92       Chipotle Mexican Grill                                     2,600          11/30/24        92
   93       N/A                                                          N/A               N/A        93        (26)
   94       La Pinata                                                  3,586          03/31/08        94
   95       XXC Logistic                                              15,200          07/31/07        95
   96       N/A                                                          N/A               N/A        96
   97       Charrelte LLC                                              7,507          08/31/09        97
   98       APG Federal Credit Union                                   2,652          02/28/10        98
   99       N/A                                                          N/A               N/A        99
   100      Bamboo Nails & Spa                                         1,699          01/31/09       100
   101      Cornerstone Rehabilitation of Baton Rouge, Inc.            4,187          10/31/07       101        (22)
   102      N/A                                                          N/A               N/A       102        (26)
   103      N/A                                                          N/A               N/A       103        (23)
   104      Dream World Management, Inc.                               2,500          04/29/10       104
   105      Edmark, Inc.                                              20,146          01/31/13       105
   106      N/A                                                          N/A               N/A       106
   107      Margaret M. Powers dba Wild Bird Trail, LLC                2,400          03/31/10       107        (24)
   108      N/A                                                          N/A               N/A       108
   109      Rent King                                                  6,000          03/31/07       109
   110      N/A                                                          N/A               N/A       110
   111      N/A                                                          N/A               N/A       111        (25)
   112      Supercuts                                                  1,400          08/31/09       112


FOOTNOTES TO ANNEX A-1



(1) 200 Park Avenue       (a)      Reflects in-place U/W Net Operating Income and in-place
                                   U/W Net Cash Flow. The U/W Net Operating Income and
                                   U/W Net Cash Flow of the 200 Park Mortgaged Property
                                   is projected to be $135,778,637 and $129,864,120,
                                   respectively, based on assumed mark-to-market rent
                                   adjustment and certain other lease-up assumptions.

                          (b)      Calculated based on the in-place U/W Net Cash Flow.

                          (c)      Based on the loan amount of $848,763,796 including the
                                   $570,263,796 200 Park Avenue Non-Trust Loans and the
                                   $278,500,000 200 Park Avenue Pooled Component. Based
                                   on the projected U/W Net Cash Flow, the U/W NCF
                                   DSCR is 2.74x.

                          (d)      Based on a loan amount of $848,763,796 including the
                                   $570,263,796 200 Park Avenue Non Trust Loans and the
                                   $278,500,000 200 Park Avenue Pooled Component.

                          (e)      The 200 Park Avenue Mortgage loan also includes a
                                   non-pooled junior component of $51,236,204.

                          (f)      Weighted average rate of the entire 200 Park Avenue Loan
                                   Combination. The rate on the 200 Park Avenue Pooled
                                   Component may be different, and possibly lower, than that
                                   weighed average rate.

                          (g)      Winston & Strawn LLP's expiration consists of 112,951
                                   square feet and 93,599 square feet expiring November 23
                                   and 30, respectively, in year 2011, 125,105 square feet
                                   expiring April 30, 2007 and 3,439 square feet on a month
                                   to month basis.

                          (h)      The 200 Park Avenue Mortgage Loan is secured by a first
                                   priority mortgage lien on both the underlying fee simple
                                   interest and the leasehold interest in the 200 Park Avenue
                                   Mortgaged Property.

(2) Wachovia Portfolio    (a)      Reflects in-place U/W Net Operating Income and in-place
                                   U/W Net Cash Flow. The U/W Net Operating Income and
                                   U/W Net Cash Flow of the Wachovia Portfolio Mortgaged
                                   Property are projected to be $38,162,467 and $36,375,570,
                                   respectively.

                          (b)      Calculated based on the in-place U/W Net Cash Flow.

                          (c)      As per the Amended and Restated Promisory Note
                                   amended and restated as of June 7, 2005 and dated as of
                                   September 22, 2004, the original loan amount, after the
                                   release of Wachovia Portfolio -- South Amboy Office
                                   property is $218,911,304.


FOOTNOTES TO ANNEX A-1 -- CONTINUED


                          (d)      The Wachovia -- Dunedin and the Wachovia -- Ed Ball
                                   Building real properties (which are part of the Wachovia
                                   Portfolio Mortgaged Properties) have appraised values of
                                   $1,700,000 and $30,300,000 respectively. These values are
                                   not part of the collateral value of $517,805,000. With
                                   respect to the Wachovia - Winston Salem Linden Center
                                   real property, as per the letter addendum dated May 2,
                                   2005, the property appraised value was changed from
                                   $14,200,000 to $13,900,000 (resulting in the overall
                                   portfolio value of $517,805,000) because of the removal of one parking lot that was not part of the collateral at the time of closing.

                          (e)      Based on the Amended and Restated Promissory Note and
                                   Loan Agreement, the first payment date is June 11, 2005
                                   for the fixed rate amortization schedule. From the time of origination and up to and including the monthly payment
                                   made on April 11, 2005 the loan had floating rate
                                   interest-only payments. The Original Term of 77 months is
                                   not inclusive of the initial 6 months interest-only period.

                          (f)      Four of the 131 Wachovia Portfolio Mortgaged Properties,
                                   Wachovia -- Dunedin, Wachovia -- Ed Ball Building,
                                   Wachovia -- Downtown St Petersburg, Wachovia --
                                   Wachovia Center Parking Deck, are secured by the
                                   Wachovia Portfolio Borrower's leasehold interest in the
                                   respective properties.

                          (g)      A $15,157,150 portion of the subject mortgage loan is
                                   freely prepayable at any time without any prepayment
                                   consideration, and a $36,942,851 portion of the subject
                                   mortgage loan is prepayable at any time but is required to be paid together with a yield maintenance charge.

(3) 900 North Michigan    (a)      Weighted average rate of the entire 900 North Michigan
                                   Loan Combination. The rate on the 900 North Michigan
                                   Mortgage Loan may be different, and possibly, lower than
                                   that of weighted average rate.

                          (b)      Reflects in-place U/W Net Operating Income and in-place
                                   U/W Net Cash Flow. The U/W Net Operating Income and
                                   U/W Net Cash Flow of the 900 North Michigan Mortgaged
                                   Property is projected to be $24,071,945 and $23,324,253,
                                   respectively, based on assumed lease-up of in-line retail
                                   component space to market occupancy of 95.0% at average
                                   market rent concluded by appraiser and certain other
                                   lease-up assumptions.

                          (c)      Calculated based on the in-place U/W Net Cash Flow.
                                   Based on the projected U/W Net Cash Flow, the U/W
                                   NCF DSCR is 1.62x.

                          (d)      Bloomingdale's lease provides for eight, five-year renewal options.


FOOTNOTES TO ANNEX A-1 -- CONTINUED


                                       (e)      Consists of 475,438 square feet of retail space, 349,918
                                                square feet of office space. The property also includes a
                                                parking garage with approximately 1,660 parking spaces.

                                       (f)      A portion of the subject mortgage loan is prepayable prior to the 900 North Michigan Avenue Lockout Expiration
                                                Date, in connection with a partial release of property, in an amount equal to its pro rata share of the $4,000,000
                                                permitted release price (based on the respective principal balances of the 900 North Michigan Avenue Mortgage
                                                Loan and the 900 North Michigan Avenue Non-Trust
                                                Loan), together with prepayment consideration equal to
                                                the greater of (i) one percent of the amount to be prepaid, and (ii) a yield maintenance charge specified in the related loan agreement.

                                       (g)      JMB Realty Corporation subleases approximately 53,000
                                                square feet of its space to Urban Retail Properties Co.

                                       (h)      JMB Realtly Corporation's lease expiration consists of
                                                3,363 square feet of storage space expiring January 31,
                                                2015 and 77,221 square feet expiring January 31, 2020.

                                       (i)      Grosvenor Capital Management, L.P. has a one-time right
                                                to terminate its lease effective as of September 30, 2013
                                                upon notice provided no later than October 1, 2012 and
                                                payment of a lease termination fee.

                                       (j)      Weighted average occupancy based on overall retail
                                                occupancy of 96.0% as of March 31, 2005 and office
                                                occupancy of 95.2% as of April 26, 2005, as weighted by
                                                square footage.

                                       (k)      In the event Bloomingdale's fails to renew its lease or
                                                enter into a new lease for all or a substantial portion of its space on or prior to March 30, 2008, the 900 North
                                                Michigan Avenue Borrower is required to make monthly
                                                escrow deposits in the amount of $210,000 on each
                                                payment date commencing April 2008 through and
                                                including the payment date in September 2008.

(4) Courtyard By Marriott Portfolio    (a)      Reflects in-place U/W Net Operating Income and in-place
                                                U/W Net Cash Flow. The U/W Net Operating Income and
                                                U/W Net Cash Flow of the Courtyard by Marriott
                                                Portfolio Mortgaged Properties is projected to be
                                                $92,371,885 and $78,694,913, respectively.

                                       (b)      Calculated based on the in-place U/W Net Cash Flow.

                                       (c)      Based on the monthly debt service payments for the
                                                Courtyard by Marriott Pooled Component and the
                                                Courtyard by Marriott Pari Passu Non-Trust Loans.

                                       (d)      Based on a $477,300,000 loan amount that includes the
                                                Courtyard by Marriott Pooled Component and the
                                                Courtyard by Marriott Pari Passu Non-Trust Loans.


FOOTNOTES TO ANNEX A-1 -- CONTINUED



                                  (e)      The allocated loan amounts for the Courtyard by Marriott
                                           Portfolio Mortgaged Properties identified as Courtyard by
                                           Marriott Poughkeepsie and Courtyard by Marriott Fresno,
                                           have amortization terms of 156 and 126 months,
                                           respectively. The allocated loan amount for the other
                                           Courtyard by Marriott Portfolio Mortgaged Properties has
                                           an amortization term of 300 months. The weighted average
                                           amortization term of the portfolio by allocated balance, is approximately 294 months.

                                  (f)      Reflects the market values assuming fully funded reserves
                                           for reinvention project, as of December 2004--January
                                           2005. This market value assumes that any costs for a
                                           planned 2005 reinvention project have already been funded
                                           and thus would not be funded by a new owner.

                                  (g)      The Courtyard by Marriott Portfolio Mortgage Loan is
                                           secured by an additional six hotel properties, the
                                           Courtyard by Marriott Excluded Properties, with a total of
                                           893 rooms, of which five are secured by the borrower's
                                           leasehold interest and one secured by the borrower's fee
                                           interest in the respective property.

                                  (h)      There is a Courtyard by Marriott Portfolio Non-Pooled
                                           Component of $42,700,000 and a $30,000,000 Courtyard by
                                           Marriott Portfolio Subordinate Non-Trust Loan.

                                  (i)      Weighted average rate of the entire Courtyard by Mariott
                                           Portfolio Loan Combination. The rate on the Courtyard by
                                           Mariott Portfolio Pooled Component Loan may be
                                           different, and possibly lower, than that weighted average
                                           rate.

(5) 101 Avenue of the Americas    (a)      Calculated using total debt service attributed to the entire
                                           101 Avenue of the Americas Loan Combination (taking
                                           into account the 101 Avenue of the Americas Non-Trust
                                           Loan).

                                  (b)      Based on a loan amount of $149,853,009 comprised of the
                                           entire 101 Avenue of the Americas Loan Combination
                                           (taking into account the 101 Avenue of the Americas
                                           Non-Trust Loan).


FOOTNOTES TO ANNEX A-1 -- CONTINUED



(6) Crossroads Towne Center    (a)      At closing, the Crossroads Towne Center Borrower
                                        deposited $4,280,000 into a reserve account to be disbursed as follows: (a) a disbursement in an amount equal to
                                        $1,910,000.00 shall be made provided that: (i) no default
                                        shall exist under the loan documents, and (ii) the
                                        Crossroads Towne Center Borrower shall deliver to lender
                                        an estoppel certificate from Michaels Stores, Inc., a
                                        Delaware corporation ("Michaels"), confirming, among
                                        other things, that Michaels has commenced the payment of
                                        its minimum rent, and its normal business operations in the entire premises covered by its lease at the property (the
                                        "Michaels Lease"), and has waived its right to terminate its lease in connection with a violation of the exclusive use
                                        provisions in the Michaels Lease; or (b) a disbursement in an amount equal to the entire Michaels' holdback shall be
                                        made provided that: (i) no default shall exist under the
                                        loan documents; and (ii) the Crossroads Towne Center
                                        Borrower shall deliver to lender an estoppel certificate
                                        from Michaels confirming, among other things, that
                                        Michaels has commenced the payment of its full minimum
                                        rent, and its normal business operations in the entire
                                        premises covered by the Michaels Lease, and has waived
                                        its right to pay a reduced minimum rent and to terminate
                                        its lease in connection with a violation of the exclusive use provisions in the Michaels Lease.

                               (b)      The total gross leasable area is a combination of the
                                        collateral square footage of 212,274 square feet and the
                                        42,315 square feet of tenant-owned improvements on seven
                                        pads. The collateral square footage of the Crossroads
                                        Towne Center Mortgaged Property, excludes shadow
                                        anchor Super Target, and is comprised of major retail
                                        stores aggregating 134,787 square feet, in-line stores
                                        aggregating 57,621 square feet and 19,866 square feet of
                                        pad store improvements.

                               (c)      Overall occupancy is based on square footage leased
                                        including all pad leases and related square footage of
                                        tenant-owned pad improvements even if pad improvements
                                        are not part of the collateral. Physical overall occupancy is
                                        82.9%.

(7) Lakeside Commons           (a)      Reflects in-place U/W Net Operating Income and in-place
                                        U/W Net Cash Flow. The U/W Net Operating Income and
                                        U/W Net Cash Flow of the Lakeside Commons Mortgaged
                                        Property are projected to be $6,573,400 and $5,963,973,
                                        respectively, based on assumed lease-up of renewal and
                                        new leases out for signature at market rents and certain
                                        other lease-up assumptions.

                               (b)      4,756 square feet of space expires on September 1, 2010.


FOOTNOTES TO ANNEX A-1 -- CONTINUED



                                   (c)      Calculated based on the in-place U/W Net Cash Flow.
                                            Based on projected U/W NCF, the U/W NCF DSCR is
                                            2.25x.

(8) Pacific Pointe                          Occupancy Percentage, U/W Net Cash Flow and U/W
                                            NCF DSCR were calculated based upon potential lease-up
                                            at the mortgaged real property (no potential tenants have
                                            been specifically identified). The potential lease-up was
                                            calculated based on a projected underwritten occupancy of
                                            approximately 81.5%, at which level the projected DSCR
                                            would be 1.25x. At closing, the related borrower escrowed
                                            the amount of $4,000,000, representing proceeds allocable
                                            to the cash flow differential between the current net cash flow and the net cash flow based upon the projected
                                            underwritten occupancy. Within 24 months of the closing
                                            date of the mortgage loan, the related borrower will have
                                            two opportunities to release the $4,000,000 holdback, in
                                            whole or in part, upon the satisfaction of certain conditions contained in the mortgage loan documentation, including
                                            but not limited to achievement of a 1.25x DSCR and 80.0%
                                            LTV. Currently, the property is 75.2% occupied, with a
                                            DSCR of 1.14x. Additionally, Appraised Value, Original
                                            LTV, Current LTV and Maturity Date LTV are based upon
                                            an "as-stabilized" value as of June 1, 2007. The "as-is"
                                            value as of May 11, 2005 is $45,000,000.

                                            Northrop Grumman Federal Credit Union has the right to
                                            terminate its lease on April 30, 2006 with 9 months prior
                                            written notice, subject to the payment of a termination fee in accordance with the lease. Bowman and Brooke LLP
                                            has the right to terminate its lease on May 31, 2010 with 9 months prior written notice, subject to the payment of a
                                            termination fee in accordance with the lease.

(9) Macquarie DDR Portfolio III             Occupancy percentages shown are for the physical
                                            occupancy on the gross square footage of each property.
                                            The physical occupancy percentages of collateral space are
                                            95.7%, 91.5% and 95.4% for Grandville Marketplace,
                                            Parker Pavilion and McDonough Marketplace, respectively.
                                            Including master-leased space, all of the properties are
                                            100% leased. The three anchored retail centers contain
                                            approximately 1,115,908 square feet of total space, of
                                            which approximately 321,857 square feet are collateral and
                                            32,727 square feet are subject to ground leases and
                                            therefore the land is included as collateral and the
                                            improvements are excluded from the collateral.


FOOTNOTES TO ANNEX A-1 -- CONTINUED



                                              U/W Net Cash Flow and U/W NCF DSCR were calculated
                                              including approximately $339,872 of income from three
                                              master leases to Developers Diversified Realty
                                              Corporation ("DDR", rated BBB/Baa3). In addition, DDR
                                              is master leasing 2,480 square feet currently leased to two tenants at the Parker Pavilion property. Also included in
                                              U/W Net Cash Flow and U/W NCF DSCR is rent which
                                              Hollywood Video would have otherwise had to pay during
                                              its free rent period extending through February 28, 2006.
                                              The related borrower is required to pay on a monthly basis the amount that would otherwise be due under the
                                              Hollywood Video lease during such free rent period.

                                              The land and improvements for Wal-Mart Supercenter and
                                              Home Depot at Parker Pavilion, the Lowe's at Grandville
                                              Marketplace and the Wal-Mart and Lowe's at McDonough
                                              Marketplace are not owned by the related borrower and
                                              therefore are not part of the collateral. Cracker Barrel is subject to a ground lease and therefore their improvements are not part of the collateral.

                                              With respect to the Macquarie DDR Portfolio III
                                              Mortgage Loan, the mortgage loan will be locked out until
                                              May 5, 2006; thereafter, the mortgage loan may be prepaid, with yield maintenance, in full or in part (in connection
                                              with the one-time right of the related borrower to a
                                              property release). In addition, the mortgage loan may be
                                              defeased in whole or in part two years after securitization.
                                              The mortgage loan may be prepaid without penalty for the
                                              six months prior to the maturity date.

(10) Decorative Center of Houston    (a)      Reflects in-place U/W Net Operating Income and U/W Net
                                              Cash Flow. The U/W Net Operating Income and U/W Net
                                              Cash Flow of the Decorative Center of Houston
                                              Mortgaged Property are projected to be $4,230,261 and
                                              $3,815,659 respectively.

                                     (b)      Calculated based on the in-place U/W Net Cash Flow.


FOOTNOTES TO ANNEX A-1 -- CONTINUED



(11) Cendant Office Building   Property Size, Occupancy Percentage, U/W Net Cash Flow
                               and U/W NCF DSCR were calculated excluding expansion
                               space of Cendant Mobility totaling 30,000 square feet. A
                               second amendment to the lease with Cendant Mobility has
                               been executed for the 30,000 square feet of expansion
                               space. The amount of $1,300,000 was escrowed at the
                               closing of the mortgage loan, to be released upon, among
                               other things, delivery of a certificate of occupancy on the expansion space, delivery of a satisfactory estoppel from
                               Cendant Mobility, delivery of an additional 150 parking
                               spaces and Cendant Mobility taking occupancy and paying
                               full, unabated rent. Upon completion of the 30,000
                               square-foot expansion space and occupancy of such space
                               by Cendant Mobility, the mortgaged real property will total
                               259,500 square feet, the net cash flow will provide a 1.58x coverage on the scheduled debt service and the
                               "as-stabilized" November 1, 2005 appraised value of
                               $43,500,000 will result in a 74.6% Current LTV.

(12) 866 Third Avenue          Occupancy Percentage, U/W Net Cash Flow and U/W
                               NCF DSCR were calculated including a master lease of
                               1,507 square feet by an affiliate of the related borrower. At the closing of the mortgage loan, the related borrower will be required to post a letter of credit in the amount of
                               $3,000,000 as additional collateral for the master lease. The physical occupancy is 90.9%.

(13) Commerce Center II        Lockheed Martin Corporation has the right to terminate its lease on August 1, 2008 with 6 months notice, subject to
                               the payment of a termination fee in accordance with the
                               lease. In the event Lockheed Martin Corporation exercises
                               its termination option, the key principal of the related
                               borrower will guarantee $1,250,000. Additionally, a 50%
                               excess cash flow sweep will commence July 11, 2007 (12
                               months prior to the potential lease expiration), which will increase to a 100% excess cash flow sweep on February 11,
                               2008. In the event that after February 11, 2008, lender
                               receives an estoppel or written confirmation that Lockheed
                               Martin Corporation has not exercised its termination
                               option (or Lockheed Martin Corporation has waived the
                               termination option), the excess cash flow sweep will cease.


FOOTNOTES TO ANNEX A-1 -- CONTINUED



                                    Occupancy Percentage, U/W Net Cash Flow and U/W
                                    NCF DSCR were calculated including (i) 74,513 square
                                    feet leased to Lockheed Martin Corporation, which tenant
                                    is in partial occupancy and has a six-month rent abatement through July 31, 2005 (commencing August 1, 2005 through
                                    January 31, 2006, the tenant pays 50% of the annual rent in the amount of $436,522 on the 47,838 square-foot space
                                    and 50% of the annual rent in the amount of $257,014 on
                                    the 26,675 square-foot space), and (ii) 26,294 square feet of expansion space leased to The Presidio Corporation, which
                                    tenant has completed its build-out, but has not yet taken
                                    occupancy and has a 50% rent abatement through March
                                    31, 2006. The amount of $230,000 was escrowed at the
                                    closing of the mortgage loan, to be released upon
                                    Lockheed Martin Corporation and The Presidio
                                    Corporation taking occupancy, being open for business,
                                    paying full, unabated rent, and delivering certificates of occupancy to the lender. Additionally, the amounts of
                                    $613,400 and $314,480 were escrowed at the closing of the
                                    mortgage loan as landlord allowances for Lockheed Martin
                                    Corporation and The Presidio Corporation, respectively, to be released to the tenants pursuant to their respective
                                    leases.

(14) Point Dume            (a)      The third largest tenant, Mallibu Gym is currently paying
                                    rent on a month-to-month basis.

(15) 1919 Park Avenue      (a)      Citicorp North America, Inc.'s lease provides for one
                                    remaining five-year renewal option.

(16) Newton Road Office             Occupancy Percentage, U/W Net Cash Flow and U/W
                                    NCF DSCR include 3,268 square feet of space leased to a
                                    tenant that is paying rent, but is not in occupancy. The
                                    property is 100% leased and 95.6% occupied.


FOOTNOTES TO ANNEX A-1 -- CONTINUED



(17) Clermont Shopping Center             If (A) either CVS EGL Clermont FL, LLC ("CVS") or
                                          Gold's Gym ("Gold's") delivers notice that they are
                                          vacating their respective premises or not renewing their
                                          respective leases (or if either has not renewed its
                                          respective lease by November 11, 2013 for CVS and March
                                          11, 2013 for Gold's) or (B) either Kmart Corporation
                                          ("Kmart") or Gold's goes dark, then 100% of the excess
                                          cash flow will be swept into a reserve account. In the event the sweep is initiated as a result of Kmart or Gold's going dark, then the cash flow sweep will remain in place until
                                          the earliest to occur of (1) the reletting of applicable space to tenants acceptable to the lender under lease terms
                                          acceptable to the lender or (2) the delivery by Kmart or
                                          Gold's, as applicable, of evidence to lender that they are back in actual physical occupancy, open for business to the general public and paying full, unabated rent, or (3) the
                                          delivery by the related borrower of a Letter of Credit to
                                          the lender in the amount, as determined by lender, in its
                                          sole and absolute discretion, equal to the projected Net
                                          Operating Income (as defined in the mortgage loan
                                          documentation) for the mortgaged real property, for the
                                          succeeding twelve (12) calendar months following the date
                                          that the applicable tenant goes dark. In the event the
                                          sweep is initiated for CVS or Gold's as a result of their
                                          giving notice that they are vacating or not renewing their respective leases, then the cash flow sweep will remain in place until the earlier to occur of (1) the reletting of the applicable spaces to tenants acceptable to lender under
                                          lease terms acceptable to the lender, (2) the renewal of
                                          leases by the respective tenants for no less than five years, or (3) the delivery by the related borrower of a Letter of
                                          Credit to the lender in the amount of $900,000 (for each
                                          tenant).

(18) Mullins Industrial Park     (a)      Occupancy is calculated on the total collateral space which doesn't include 22,150 square feet of common area. The
                                          third largest tenant, Melaleuca, is currently paying rent on a month-to-month basis.

(19) Diamonette Industrial                The leases for ABC Party Rentals, Inc., International
                                          Cruise Liquor & Tobacco, LLC and Doral Freight
                                          Logistics, Inc. are guaranteed by the principals of the
                                          related borrower. The guaranty can be released only upon
                                          the renewal of the International Cruise Liquor & Tobacco,
                                          LLC and Doral Freight Logistics, Inc. leases, or if new
                                          leases are executed to tenants acceptable to the lender at equal or higher rents for a minimum lease term of three
                                          years.


FOOTNOTES TO ANNEX A-1 -- CONTINUED



                                        Occupancy Percentage, U/W Net Cash Flow and U/W
                                        NCF DSCR were calculated including income from ABC
                                        Party Rentals, Inc. dba Diamonette Party Rentals, which
                                        has executed a lease for 61,209 square feet, but is not yet in occupancy. The principals executed a payment guaranty
                                        agreement, guaranteeing the rent for the term of the
                                        mortgage loan. Excluding the 61,209 square feet, the
                                        property is 45.7% occupied.

(20) 8460 Edgewater Drive               Occupancy Percentage, U/W Net Cash Flow and U/W
                                        NCF DSCR were calculated including income from Payless
                                        ShoeSource, Inc., which has an executed lease, but is not
                                        yet in occupancy. The principals of the related borrower
                                        executed a Guaranty of Payment, which provides that the
                                        mortgage loan is fully recourse to the principals until,
                                        among other things, the lender has received tenant
                                        estoppel certificates stating that Payless ShoeSource, Inc.,
                                        Electronics Boutique of America, Inc. and RMSI, Inc. are
                                        open for business and paying full, unabated rent.
                                        According to the rent roll dated March 22, 2005, the
                                        subject property is 100% leased and 72.7% occupied.

(21) RV Ranch and Stor-More             Appraised Value, Original LTV, Cut-Off Date LTV and
                                        Maturity Date LTV are based upon an "as-stabilized"
                                        value as of July 22, 2005 for RV Ranch. The "as-is" value
                                        dated March 22, 2005 is $3,700,000.

(22) Highland Place                     Definitions, Inc. occupies two spaces at the mortgaged real property, totaling 5,879 square feet. U/W Net Cash Flow
                                        and U/W NCF DSCR were calculated including full rental
                                        payments for both spaces, although the tenant has a 50%
                                        rent abatement for the 1,638 square-foot space from
                                        January 2005 through June 2005.

(23) Regal Self Storage        (a)      Related mortgage loan is secured by related borrower's
                                        leasehold interest in a ground lease covering the subject
                                        mortgage real property.

(24) Tower Square                       Occupancy Percentage, U/W Net Cash Flow and U/W
                                        NCF DSCR were calculated including 2,400 square feet
                                        leased to Margaret M. Powers dba Wild Bird Trail, LLC,
                                        which tenant is not yet in occupancy. The amount of $2,950 was escrowed at the closing of the mortgage loan, to be
                                        released upon, among other things, Wild Bird Trail taking
                                        occupancy, being open for business and paying full,
                                        unabated rent. Excluding the 2,400 square feet leased to
                                        Margaret M. Powers dba Wild Bird Trail, the occupancy is
                                        88.9%.


FOOTNOTES TO ANNEX A-1 -- CONTINUED



(25) Hollytree Storage             Occupancy Percentage, U/W Net Cash Flow and U/W
                                   NCF DSCR were calculated based upon potential lease-up
                                   at the mortgaged real property (no potential tenants have
                                   been specifically identified). The potential lease-up was
                                   calculated based upon a projected underwritten occupancy
                                   of 52.2%, at which level the projected DSCR would be
                                   1.30x. At the closing of the mortgage loan, the related
                                   borrower escrowed the amount of $450,000, representing
                                   proceeds allocable to the cash flow differential between the current net cash flow and the net cash flow based upon the projected underwritten occupancy. Prior to April 1, 2007,
                                   the related borrower shall have the one-time right to
                                   request in writing that the lender make a determination
                                   whether or not the $450,000 will be released, in whole or
                                   in part, upon the satisfaction of certain conditions
                                   contained in the mortgage loan documentation, including
                                   but not limited to achievement of a 1.30x NCF DSCR for
                                   a period of three consecutive months. Currently, the
                                   mortgaged real property is 47.1% physically occupied, with a debt service coverage ratio of 0.86x.

(26) Pacific Pointe                Those mortgage loans (collectively representing 6.5% of
     866 Third Avenue              the initial mortgage pool balance) have not closed and/or
     Sheraton Studio City          rate-locked as of the date that this prospectus supplement
     Queen & Crescent Hotel        was prepared and therefore, certain mortgage loan
     Food Lion -- Ocean View       characteristics, including the interest rate, have been
     Commons                       estimated. As a result, certain information in the
     Food Lion -- Circle Plaza     prospectus supplement may change if and when those
     Eckerd -- Southern Pines      mortgage loans close if the terms and conditions, including
     RV Ranch and Stor-More        the final interest rate, are different than estimated.
     Eckerd -- Durham
     Plum Park Apartments
     Marketplace at Four Corners
     Phase II

(27)                               With regard to multi-property mortgage loans or
                                   cross-collateralized mortgaged loans, each such mortgage
                                   loan or related mortgage real property with a particular
                                   letter designation in the "Cross-Collateralized Groups"
                                   column is either part of a multi-property loan or
                                   cross-collateralized with each of the other mortgage loans or mortgaged properties with the same letter designation.

(28)                               The number in any parenthetical reflects the number of
                                   months in the applicable period during which the subject
                                   prepayment provision is in effect.

(29)                               The weighted average occupancy for multi-property loans
                                   is based on allocated loan amounts.


                                   ANNEX A-2
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX A-2-1

                              AMORTIZATION TYPES
                                (MORTGAGE POOL)



                                              TOTAL         % BY TOTAL       AVERAGE
                                          CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
                              NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TYPES           OF LOANS        BALANCE          BALANCE        BALANCE
------------------           --------        -------          -------        -------

Amortizing Balloon(2) .....     100     $ 1,468,193,520         74.3%     $ 14,681,935
Interest Only .............      12         508,824,466         25.7        42,402,039
                                ---     ---------------        -----      ------------
TOTAL/AVG/WTD AVG: ........     112     $ 1,977,017,986        100.0%     $ 17,651,946

                                 MAXIMUM
                              CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                                PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TYPES               BALANCE           LTV          DSCR      RATE(1)      RATE
------------------               -------           ---          ----      -------      ----

Amortizing Balloon(2) .....  $ 218,704,629         64.7%        1.42x       93.9%      5.744%
Interest Only .............    278,500,000         55.9         1.75        96.1       5.448
                             -------------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ........  $ 278,500,000         62.5%        1.51x       94.5%      5.668%


-------
(1)   Excludes mortgage loans secured by hospitality properties.

(2)   Includes mortgage loans, representing 25.9% of the initial mortgage pool balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 67.1% of these loans, by balance, have three years or less of interest-only payments.

                                                                     ANNEX A-2-2

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS
                                (MORTGAGE POOL)



                                                TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF DATE           NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)       OF LOANS        BALANCE          BALANCE        BALANCE
------------------------       --------        -------          -------        -------

30.1 - 35.0 .................       1     $    15,000,000          0.8%     $ 15,000,000
40.1 - 45.0 .................       2         224,698,737         11.4       112,349,368
45.1 - 50.0 .................       1         278,500,000         14.1       278,500,000
50.1 - 55.0 .................       1           1,397,490          0.1         1,397,490
55.1 - 60.0 .................       9         301,000,751         15.2        33,444,528
60.1 - 65.0 .................      13         309,863,277         15.7        23,835,637
65.1 - 70.0 .................      17         173,661,935          8.8        10,215,408
70.1 - 75.0 .................      13         129,092,076          6.5         9,930,160
75.1 - 80.0 .................      52         504,049,184         25.5         9,693,254
(greater than) = 80.1 .......       3          39,754,538          2.0        13,251,513
                                  ---     ---------------        -----      ------------
TOTAL/AVG/WTD AVG: ..........     112     $ 1,977,017,986        100.0%     $ 17,651,946

                                   MAXIMUM
                                CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF DATE             PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)           BALANCE           LTV          DSCR      RATE(1)      RATE
------------------------           -------           ---          ----      -------      ----

30.1 - 35.0 .................  $  15,000,000         32.3%        4.82x       100.0%     5.190%
40.1 - 45.0 .................    218,704,629         42.3         1.34         88.3      6.374
45.1 - 50.0 .................    278,500,000         45.9         1.65        100.0      5.505
50.1 - 55.0 .................      1,397,490         50.2         1.30         52.2      6.090
55.1 - 60.0 .................    121,500,000         57.5         1.74         95.6      5.625
60.1 - 65.0 .................    207,810,357         61.6         1.63         95.7      5.543
65.1 - 70.0 .................     34,000,000         68.2         1.43         90.1      5.666
70.1 - 75.0 .................     27,750,000         73.3         1.30         95.7      5.660
75.1 - 80.0 .................     50,500,000         78.7         1.29         93.9      5.567
(greater than) = 80.1 .......     32,470,072         83.0         1.38        100.0      5.574
                               -------------         ----         ----        -----      -----
TOTAL/AVG/WTD AVG: ..........  $ 278,500,000         62.5%        1.51x        94.5%     5.668%


Weighted Average Cut-off Date LTV Ratio for all Mortgage Loans: 62.5%
-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-3

                           ORIGINAL TERM TO MATURITY
                                (MORTGAGE POOL)



                                               TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF ORIGINAL TERMS        NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS        BALANCE          BALANCE        BALANCE
---------------------------- ---------- ------------------ -------------- --------------

49 - 72 ....................      11     $   151,650,591          7.7%     $ 13,786,417
73 - 84 ....................       5         390,366,434         19.7        78,073,287
109 - 120 ..................      80       1,286,242,851         65.1        16,078,036
121 - 144 ..................       7          67,484,466          3.4         9,640,638
169 - 180 ..................       9          81,273,644          4.1         9,030,405
                                 ---     ---------------        -----      ------------
TOTAL/AVG/WTD AVG: .........     112     $ 1,977,017,986        100.0%     $ 17,651,946

                                  MAXIMUM
                               CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF ORIGINAL TERMS          PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   ORIGINAL
TO MATURITY (MONTHS)              BALANCE           LTV          DSCR      RATE(1)       RATE       TERM
---------------------------- ---------------- -------------- ----------- ----------- ----------- ----------

49 - 72 ....................  $  40,000,000         70.9%        1.60x       91.1%       5.308%       60
73 - 84 ....................    218,704,629         50.7         1.49        90.6        5.963        79
109 - 120 ..................    278,500,000         63.9         1.49        96.2        5.605       119
121 - 144 ..................     26,000,000         65.2         2.10        94.8        5.582       121
169 - 180 ..................     32,325,000         77.9         1.22        95.3        5.984       180
                              -------------         ----         ----        ----        -----       ---
TOTAL/AVG/WTD AVG: .........  $ 278,500,000         62.5%        1.51x       94.5%       5.668%      109


Weighted Average Original Term to Maturity: 109 months.
-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-4

                          REMAINING TERM TO MATURITY
                                (MORTGAGE POOL)



                                               TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING TERMS       NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS        BALANCE          BALANCE        BALANCE
---------------------------- ---------- ------------------ -------------- --------------

49 - 72 ....................      11     $   151,650,591          7.7%     $ 13,786,417
73 - 84 ....................       5         390,366,434         19.7        78,073,287
109 - 144 ..................      87       1,353,727,317         68.5        15,560,084
169 - 180 ..................       9          81,273,644          4.1         9,030,405
                                  --     ---------------        -----      ------------
TOTAL/AVG/WTD AVG: .........     112     $ 1,977,017,986        100.0%     $ 17,651,946

                                  MAXIMUM
                               CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING TERMS         PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   REMAINING
TO MATURITY (MONTHS)              BALANCE           LTV          DSCR      RATE(1)       RATE       TERM
---------------------------- ---------------- -------------- ----------- ----------- ----------- ----------

49 - 72 ....................  $  40,000,000         70.9%        1.60x       91.1%       5.308%       59
73 - 84 ....................    218,704,629         50.7         1.49        90.6        5.963        78
109 - 144 ..................    278,500,000         64.0         1.52        96.2        5.604       118
169 - 180 ..................     32,325,000         77.9         1.22        95.3        5.984       179
                              -------------         ----         ----        ----        -----       ---
TOTAL/AVG/WTD AVG: .........  $ 278,500,000         62.5%        1.51x       94.5%       5.668%      108


Weighted Average Remaining Term to Maturity: 108 months.
-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-5

                   MORTGAGED PROPERTIES BY PROPERTY TYPE(1)
                                (MORTGAGE POOL)



                                                    TOTAL         % BY TOTAL       AVERAGE
                                                CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
                                  NUMBER          PRINCIPAL        PRINCIPAL      PRINCIPAL
PROPERTY TYPE                 OF PROPERTIES        BALANCE          BALANCE        BALANCE
---------------------------- --------------- ------------------ -------------- --------------

Office .....................       150        $   910,050,177         46.0%     $ 6,067,001
Retail .....................        52            656,124,874         33.2       12,617,786
Hotel ......................        70            188,484,474          9.5        2,692,635
Multifamily ................        28            134,658,940          6.8        4,809,248
Industrial/Warehouse .......        23             68,472,982          3.5        2,977,086
Self Storage ...............         6             12,113,898          0.6        2,018,983
Mobile Home Park ...........         2              7,112,641          0.4        3,556,321
                                   ---        ---------------        -----      -----------
TOTAL/AVG/WTD AVG: .........       331        $ 1,977,017,986        100.0%     $ 5,972,864

                                  MAXIMUM
                               CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                                 PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
PROPERTY TYPE                     BALANCE           LTV          DSCR      RATE(2)      RATE
---------------------------- ---------------- -------------- ----------- ----------- ----------

Office .....................  $ 278,500,000         55.0%        1.56x       93.8%      5.710%
Retail .....................    207,810,357         70.4         1.44        95.4       5.608
Hotel ......................     18,500,000         58.6         1.62          --       5.791
Multifamily ................     21,000,000         72.4         1.41        95.1       5.411
Industrial/Warehouse .......      6,200,000         74.9         1.35        97.6       5.807
Self Storage ...............      3,320,000         70.3         1.45        88.3       5.625
Mobile Home Park ...........      4,741,674         69.4         1.31        81.9       6.035
                              -------------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .........  $ 278,500,000         62.5%        1.51x       94.6%      5.668%


-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-6

                        CUT-OFF DATE PRINCIPAL BALANCES
                                (MORTGAGE POOL)



                                                       TOTAL         % BY TOTAL       AVERAGE
                                                   CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF                       NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
DATE PRINCIPAL BALANCES ($)           OF LOANS        BALANCE          BALANCE        BALANCE
------------------------------------ ---------- ------------------ -------------- --------------

1. - 2,000,000 .....................       4     $     5,708,697          0.3%     $  1,427,174
2,000,001. - 4,000,000 .............      28          88,135,467          4.5         3,147,695
4,000,001. - 6,000,000 .............      27         133,560,258          6.8         4,946,676
6,000,001. - 8,000,000 .............      11          74,098,653          3.7         6,736,241
8,000,001. - 10,000,000 ............       9          82,441,874          4.2         9,160,208
10,000,001. - 15,000,000 ...........       8         101,219,325          5.1        12,652,416
15,000,001. - 20,000,000 ...........       6         110,424,636          5.6        18,404,106
20,000,001. - 25,000,000 ...........       1          21,000,000          1.1        21,000,000
25,000,001. - 50,000,000 ...........      12         393,502,284         19.9        32,791,857
50,000,001. - 75,000,000 ...........       1          50,500,000          2.6        50,500,000
75,000,001. - 100,000,000 ..........       1          89,911,806          4.5        89,911,806
100,000,001. - 125,000,000 .........       1         121,500,000          6.1       121,500,000
150,000,001.  (greater than) = .....       3         705,014,986         35.7       235,004,995
                                         ---     ---------------        -----      ------------
TOTAL/AVG/WTD AVG: .................     112     $ 1,977,017,986        100.0%     $ 17,651,946

                                          MAXIMUM
                                       CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                         PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DATE PRINCIPAL BALANCES ($)               BALANCE           LTV          DSCR      RATE(1)      RATE
------------------------------------ ---------------- -------------- ----------- ----------- ----------

1. - 2,000,000 .....................  $   1,646,803         67.7%        1.48x       83.0%      5.742%
2,000,001. - 4,000,000 .............      3,920,000         74.3         1.37        96.7       5.639
4,000,001. - 6,000,000 .............      6,000,000         72.3         1.44        93.7       5.549
6,000,001. - 8,000,000 .............      7,500,000         73.7         1.33        95.9       5.888
8,000,001. - 10,000,000 ............     10,000,000         68.8         1.45        94.8       5.569
10,000,001. - 15,000,000 ...........     15,000,000         69.6         1.83        97.0       5.568
15,000,001. - 20,000,000 ...........     20,000,000         70.8         1.40        93.9       5.459
20,000,001. - 25,000,000 ...........     21,000,000         74.7         1.24        98.2       5.640
25,000,001. - 50,000,000 ...........     46,500,000         72.3         1.50        91.5       5.533
50,000,001. - 75,000,000 ...........     50,500,000         80.0         1.21        95.4       5.840
75,000,001. - 100,000,000 ..........     89,911,806         59.9         1.70       100.0       5.339
100,000,001. - 125,000,000 .........    121,500,000         55.7         1.64           -       5.723
150,000,001.  (greater than) = .....    278,500,000         49.2         1.52        95.0       5.825
                                      -------------         ----         ----       -----       -----
TOTAL/AVG/WTD AVG: .................  $ 278,500,000         62.5%        1.51x       94.5%      5.668%


Average Cut-off Date Principal Balance: $17,651,946
-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-7

                                 U/W NCF DSCR
                                (MORTGAGE POOL)



                                               TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF U/W NCF               NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
DSCR (X)                      OF LOANS        BALANCE          BALANCE        BALANCE
--------                      --------        -------          -------        -------

1.20 - 1.29 ................      36     $   411,528,216         20.8%     $ 11,431,339
1.30 - 1.39 ................      28         489,544,124         24.8        17,483,719
1.40 - 1.49 ................      23         140,221,892          7.1         6,096,604
1.50 - 1.59 ................      11         292,970,991         14.8        26,633,726
1.60 - 1.69 ................       4         408,682,500         20.7       102,170,625
1.70 - 1.79 ................       3         101,558,608          5.1        33,852,869
1.80 - 1.89 ................       1           4,992,910          0.3         4,992,910
1.90 - 1.99 ................       1           2,600,000          0.1         2,600,000
2.00  (greater than) = .....       5         124,918,745          6.3        24,983,749
                                 ---     ---------------        -----      ------------
TOTAL/AVG/WTD AVG: .........     112     $ 1,977,017,986        100.0%     $ 17,651,946

                                  MAXIMUM
                               CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF U/W NCF                 PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DSCR (X)                          BALANCE           LTV          DSCR      RATE(1)      RATE
--------                          -------           ---          ----      -------      ----

1.20 - 1.29 ................  $  50,500,000         76.7%        1.23x       93.5%      5.626%
1.30 - 1.39 ................    218,704,629         60.8         1.32        92.8       5.971
1.40 - 1.49 ................     28,000,000         72.1         1.44        95.9       5.545
1.50 - 1.59 ................    207,810,357         62.7         1.56        92.1       5.673
1.60 - 1.69 ................    278,500,000         49.3         1.65        99.9       5.564
1.70 - 1.79 ................     89,911,806         60.8         1.70        98.1       5.340
1.80 - 1.89 ................      4,992,910         73.2         1.89        87.6       5.450
1.90 - 1.99 ................      2,600,000         58.4         1.92        91.3       5.700
2.00  (greater than) = .....     46,500,000         54.7         2.48        93.5       5.355
                              -------------         ----         ----         ----       -----
TOTAL/AVG/WTD AVG: .........  $ 278,500,000         62.5%        1.51x       94.5%      5.668%


Weighted Average U/W NCF DSCR: 1.51x.
-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-8

                             OCCUPANCY RATES(1)(2)
                               (MORTGAGED POOL)



                                                    TOTAL         % BY TOTAL       AVERAGE
                                                CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY                NUMBER          PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                     OF PROPERTIES        BALANCE          BALANCE        BALANCE
---------                     -------------        -------          -------        -------

(less than) = 65.0 ... .....        43        $    43,798,142         2.2%      $ 1,018,561
65.1 - 70.0 ................        15             42,889,574         2.2         2,859,305
70.1 - 75.0 ................        12              7,692,200         0.4           641,017
75.1 - 80.0 ................         7             12,555,711         0.6         1,793,673
80.1 - 85.0 ................        11             85,473,178         4.3         7,770,289
85.1 - 90.0 ................        15            130,557,731         6.6         8,703,849
90.1 - 95.0 ................        22            127,164,676         6.4         5,780,213
95.1  (greater than) = .....       136          1,338,402,300        67.7         9,841,193
                                   ---        ---------------        ----       -----------
TOTAL/AVG/WTD AVG: .........       261        $ 1,788,533,512        90.5%      $ 6,852,619

                                  MAXIMUM
                               CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF OCCUPANCY               PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                         BALANCE           LTV          DSCR        RATE       RATE
---------                         -------           ---          ----        ----       ----

(less than) = 65.0 ... .....  $  27,014,850         42.5%        1.31x       55.3%      6.393%
65.1 - 70.0 ................     34,000,000         61.9         1.48        68.0       6.254
70.1 - 75.0 ................      2,279,378         42.2         1.31        72.3       6.403
75.1 - 80.0 ................      6,000,000         64.2         1.39        79.4       5.984
80.1 - 85.0 ................     40,000,000         75.5         1.32        82.4       5.400
85.1 - 90.0 ................     46,500,000         66.9         1.63        87.8       5.520
90.1 - 95.0 ................     26,000,000         73.3         1.35        92.1       5.475
95.1  (greater than) = .....    278,500,000         61.5         1.52        98.6       5.650
                              -------------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .........  $ 278,500,000         62.9%        1.50x       94.6%      5.655%


Weighted average occupancy rate: 94.6%

-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-9

                         REMAINING AMORTIZATION TERMS
                                (MORTGAGE POOL)



                                                    TOTAL         % BY TOTAL       AVERAGE
                                                CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING                  NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TERMS (MONTHS)(1)     OF LOANS        BALANCE          BALANCE        BALANCE
------------------------------     --------        -------          -------        -------

IO (2) ..........................      12     $   508,824,466         25.7%     $ 42,402,039
229 - 240 .......................       1           6,976,011          0.4         6,976,011
289 - 300 .......................      14         217,760,032         11.0        15,554,288
313 - 324 .......................       1          28,000,000          1.4        28,000,000
325 - 336 .......................       1         218,704,629         11.1       218,704,629
349 - 360 .......................      83         996,752,849         50.4        12,009,070
                                      ---     ---------------        -----      ------------
TOTAL/AVG/WTD AVG: ..............     112     $ 1,977,017,986        100.0%     $ 17,651,946

                                       MAXIMUM                                                          WTD. AVG.
                                    CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.    REMAINING
RANGE OF REMAINING                    PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   AMORTIZATION
AMORTIZATION TERMS (MONTHS)(1)         BALANCE           LTV          DSCR      RATE(3)       RATE       TERM(4)
------------------------------         -------           ---          ----      -------       ----       -------

IO (2) ..........................  $ 278,500,000         55.9%        1.75x       96.1%       5.448%        --
229 - 240 .......................      6,976,011         58.1         1.49          --        7.475        238
289 - 300 .......................    121,500,000         60.0         1.60        94.6        5.732        296
313 - 324 .......................     28,000,000         69.0         1.42        99.7        5.460        324
325 - 336 .......................    218,704,629         42.2         1.31        88.0        6.403        329
349 - 360 .......................    207,810,357         70.6         1.41        95.1        5.597        359
                                   -------------         ----         ----        ----        -----        ---
TOTAL/AVG/WTD AVG: ..............  $ 278,500,000         62.5%        1.51x       94.5%       5.668%       344


Weighted Average Remaining Amortization Term: 344 months.(4)
-------
(1)   Ranges of Remaining Amortization Terms (other than IO) may include mortgage loans that have an interest-only period ending prior to maturity date, but exclude mortgage loans that provide for payments of interest only up to the maturity date.

(2)   Interest-only up to maturity date.

(3)   Excludes mortgage loans secured by hospitality properties.

(4)   Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

                                                                    ANNEX A-2-10

                                MORTGAGE RATES
                                (MORTGAGE POOL)


                                            TOTAL         % BY TOTAL       AVERAGE
                                        CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF MORTGAGE           NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                  OF LOANS        BALANCE          BALANCE        BALANCE
---------                  --------        -------          -------        -------

5.001 - 5.250 ...........      20     $   208,442,055         10.5%     $ 10,422,103
5.251 - 5.500 ...........      28         347,940,741         17.6        12,426,455
5.501 - 5.750 ...........      33         941,114,883         47.6        28,518,633
5.751 - 6.000 ...........      12         135,283,820          6.8        11,273,652
6.001 - 6.250 ...........      13          97,574,133          4.9         7,505,703
6.251 - 6.500 ...........       5         239,686,343         12.1        47,937,269
7.251 - 7.500 ...........       1           6,976,011          0.4         6,976,011
                               --     ---------------        -----      ------------
TOTAL/AVG/WTD AVG: ......     112     $ 1,977,017,986        100.0%     $ 17,651,946

                               MAXIMUM
                            CUT-OFF DATE      WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MORTGAGE             PRINCIPAL     CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                      BALANCE           LTV          DSCR      RATE(1)      RATE
---------                      -------           ---          ----      -------      ----

5.001 - 5.250 ...........  $  40,000,000         68.4%        1.78x       93.0%      5.160%
5.251 - 5.500 ...........     89,911,806         69.9         1.51        96.0       5.357
5.501 - 5.750 ...........    278,500,000         59.8         1.55        97.1       5.612
5.751 - 6.000 ...........     50,500,000         79.1         1.23        94.9       5.890
6.001 - 6.250 ...........     34,000,000         69.1         1.38        84.4       6.169
6.251 - 6.500 ...........    218,704,629         45.0         1.31        88.8       6.396
7.251 - 7.500 ...........      6,976,011         58.1         1.49          --       7.475
                           -------------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ......  $ 278,500,000         62.5%        1.51x       94.5%      5.668%


Weighted Average Mortgage Rate: 5.668%

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-2-11

                      MATURITY DATE LOAN-TO-VALUE RATIOS
                                (MORTGAGE POOL)



                                                TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE     CUT-OFF DATE   CUT-OFF DATE
RANGE OF MATURITY DATE          NUMBER        PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)       OF LOANS        BALANCE          BALANCE        BALANCE
------------------------       --------        -------          -------        -------

30.1 - 35.0 .................       1     $    15,000,000          0.8%     $ 15,000,000
35.1 - 40.0 .................       1         218,704,629         11.1       218,704,629
40.1 - 45.0 .................       6          45,480,543          2.3         7,580,091
45.1 - 50.0 .................       3         404,094,316         20.4       134,698,105
50.1 - 55.0 .................       9         354,680,387         17.9        39,408,932
55.1 - 60.0 .................      22         205,931,270         10.4         9,360,512
60.1 - 65.0 .................      21         163,931,549          8.3         7,806,264
65.1 - 70.0 .................      35         362,865,369         18.4        10,367,582
70.1 - 75.0 .................       7          86,805,458          4.4        12,400,780
75.1 - 80.0 .................       5         112,240,000          5.7        22,448,000
80.1 - 85.0 .................       2           7,284,466          0.4         3,642,233
                                  ---     ---------------        -----      ------------
TOTAL/AVG/WTD AVG: ..........     112     $ 1,977,017,986        100.0%     $ 17,651,946

                                   MAXIMUM
                                CUT-OFF DATE      WTD. AVG.     WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MATURITY DATE            PRINCIPAL     MATURITY DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)           BALANCE           LTV           DSCR      RATE(1)      RATE
------------------------           -------           ---           ----      -------      ----

30.1 - 35.0 .................  $  15,000,000         32.3%         4.82x       100.0%     5.190%
35.1 - 40.0 .................    218,704,629         38.1          1.31         88.0      6.403
40.1 - 45.0 .................     18,124,636         42.6          1.86         94.2      5.898
45.1 - 50.0 .................    278,500,000         46.1          1.64         99.8      5.571
50.1 - 55.0 .................    207,810,357         52.6          1.58         97.3      5.580
55.1 - 60.0 .................     46,500,000         58.1          1.57         89.1      5.637
60.1 - 65.0 .................     39,300,000         62.4          1.55         96.9      5.523
65.1 - 70.0 .................     32,470,072         67.0          1.30         94.8      5.559
70.1 - 75.0 .................     50,500,000         73.0          1.24         94.2      5.742
75.1 - 80.0 .................     40,000,000         78.6          1.31         90.0      5.399
80.1 - 85.0 .................      3,836,809         85.0          1.43        100.0      5.500
                               -------------         ----          ----        -----      -----
TOTAL/AVG/WTD AVG: ..........  $ 278,500,000         55.8%         1.51x        94.5%     5.668%


Weighted Average Maturity Date LTV Ratio for all Mortgage Loans: 55.8%

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-2-12

                            PROPERTIES BY STATE(1)
                                (MORTGAGE POOL)

                                            TOTAL           % BY TOTAL
                                        CUT-OFF DATE       CUT-OFF DATE
                        NUMBER            PRINCIPAL         PRINCIPAL
STATE               OF PROPERTIES          BALANCE           BALANCE
-----               -------------          -------           -------
NY .............           9          $   424,223,047          21.5%
IL .............          10              232,459,299          11.8
TX .............          35              161,144,845           8.2
CA .............          18              152,578,718           7.7
NC .............          28              120,415,542           6.1
CT .............          27              110,323,975           5.6
GA .............          11              106,638,118           5.4
FL .............          47              106,353,999           5.4
PA .............          27               87,934,227           4.4
AZ .............           7               66,565,201           3.4
MA .............           3               45,558,581           2.3
NJ .............          20               42,130,322           2.1
VA .............          23               38,609,846           2.0
OH .............           9               37,078,191           1.9
MD .............           6               34,151,640           1.7
CO .............           6               33,732,786           1.7
IN .............           4               32,829,796           1.7
NV .............           2               30,000,000           1.5
MI .............           3               25,354,991           1.3
SC .............          14               24,333,348           1.2
LA .............           2               15,700,000           0.8
AL .............           6               15,407,893           0.8
MO .............           3               11,387,075           0.6
TN .............           3                7,957,709           0.4
WV .............           1                2,289,643           0.1
KS .............           1                2,071,103           0.1
AR .............           1                1,844,133           0.1
WA .............           1                1,844,133           0.1
OK .............           1                1,801,576           0.1
KY .............           1                1,801,576           0.1
MN .............           1                1,461,121           0.1
OR .............           1                1,035,552           0.1
                         ---          ---------------         -----
TOTAL: .........         331          $ 1,977,017,986         100.0%

-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan.

                                   ANNEX A-3
            CERTAIN MONETARY TERMS OF THE UNDERLYING MORTGAGE LOANS

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX A-3-1

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C3


                                                                  ORIGINAL         REMAINING
 CONTROL                                                       INTEREST-ONLY     INTEREST-ONLY          AMORTIZATION
   NO.     FOOTNOTE               PROPERTY NAME                PERIOD (MOS.)     PERIOD (MOS.)              TYPE
----------------------------------------------------------------------------------------------------------------------------

    1         (1)    200 Park Avenue                                        120             119   Interest-Only
    2         (2)    Wachovia Portfolio                                       0               0   Balloon
    3         (3)    900 North Michigan Avenue                                0               0   Balloon
    4         (4)    Courtyard by Marriott Portfolio                         36              34   Interest-Only, Balloon
    5         (5)    101 Avenue of the Americas                               0               0   Balloon
    6                Crossroads Towne Center                                 48              48   Interest-Only, Balloon
    7         (6)    Lakeside Commons                                        84              83   Interest-Only
    8       (7,21)   Pacific Pointe                                          61              61   Interest-Only
    9         (8)    Macquarie DDR Portfolio III                             60              58   Interest-Only
    10        (9)    Decorative Center of Houston                            23              20   Interest-Only, Balloon
    11       (10)    Cendant Office Building                                  0               0   Balloon
    12               Medlock Crossing                                        60              59   Interest-Only, Balloon
    13               Edgewood Towne Center                                    0               0   Balloon
    14       (11)    285 & 355 Riverside Ave.                               120             119   Interest-Only
    15               607 South Hill Street                                    0               0   Balloon
    16               18 Tremont                                              24              23   Interest-Only, Balloon
    17      (12,21)  866 Third Avenue                                       121             121   Interest-Only
    18       (13)    Commerce Park Realty                                     0               0   Balloon
    19               Estates at Eagle's Pointe                               24              23   Interest-Only, Balloon
    20               4115 - 4275 Spring Mountain Road                        24              23   Interest-Only, Balloon
    21               Commerce Center II                                      36              35   Interest-Only, Balloon
    22       (21)    Sheraton Studio City                                     1               1   Balloon
    23               The Inn at Fox Hollow                                    0               0   Balloon
    24               Point Dume                                              24              22   Interest-Only, Balloon
    25               Wellington Circle Plaza                                 24              23   Interest-Only, Balloon
    26       (14)    1919 Park Avenue                                       121             119   Interest-Only
    27               University Square                                       60              59   Interest-Only, Balloon
    28       (21)    Queen & Crescent Hotel                                   1               1   Balloon
    29               Marketplace @ Spring Creek                               0               0   Balloon
    30               City Plaza Apartments                                    0               0   Balloon
    31               Swan Lake Apartments                                     0               0   Balloon
    32               Carlyle Place                                           60              59   Interest-Only
    33               La Brea and Beverly Retail Center                        0               0   Balloon
    34               Victory Village                                        120             119   Interest-Only
    35       (22)    Newtown Road Office                                      0               0   Balloon
    36               Clermont Shopping Center                                 0               0   Balloon
    37               The Crossing                                            60              59   Interest-Only, Balloon
    38               1544 Eureka Road                                        36              34   Interest-Only, Balloon
    39               Kings Point Shopping Center                             12              11   Interest-Only, Balloon
    40               Davanjer Portfolio                                       0               0   Balloon
    41       (21)    Marketplace at Four Corners Phase II                     0               0   Balloon
    42               Woodcreek Hollister                                     48              47   Interest-Only, Balloon
    43               Harvey Building                                         24              22   Interest-Only, Balloon
    44               Middletown Lowe's                                        0               0   Balloon
    45               1063 McGaw Avenue                                        0               0   Balloon
    46               Best Western - Palm Arie                                 0               0   Balloon
    47               Lancaster                                               60              58   Interest-Only, Balloon
    48               Roanoke West                                            36              29   Interest-Only, Balloon
    49               Market Place Shopping Center                             0               0   Balloon
    50               Terre Haute Lowe's                                       0               0   Balloon
    51               Colorado Springs Medical Center                         36              35   Interest-Only, Balloon
    52               Holiday Inn - Canton                                     0               0   Balloon
    53               9200 East Hampton Drive                                  0               0   Balloon
    54               Overland Stage Shopping Center                          60              58   Interest-Only
    55               Walden Pond Apartments                                   0               0   Balloon
    56               South Throop Street                                      0               0   Balloon
    57               Chambersburg                                            60              58   Interest-Only, Balloon
    58               Sterling Bay                                            48              46   Interest-Only, Balloon
    59               Villa Monterrey Apartments                              24              19   Interest-Only, Balloon
    60               Stone Forest                                            48              47   Interest-Only, Balloon
    61               Pima Commerce Center                                     0               0   Balloon
    62               Farrow Road Industrial Building                          0               0   Balloon
    63               Lochmere Pavilion                                       24              22   Interest-Only, Balloon
    64               Wilmore Center                                          24              22   Interest-Only, Balloon
    65               Snowden Plaza Medical Office                             0               0   Balloon
    66               North Columbus Industrial Park                           0               0   Balloon
    67               Mullins Industrial Park                                  0               0   Balloon
    68       (15)    Diamonette Industrial                                    0               0   Balloon
    69               Brook                                                   48              47   Interest-Only, Balloon
    70       (21)    Food Lion - Ocean View Commons                           0               0   Balloon
    71               Brookbend                                               48              47   Interest-Only, Balloon
    72               Poplar Garden Apartments                                24              22   Interest-Only, Balloon
    73               Ivanhoe Estates                                          0               0   Balloon
    74               Walgreens - San Leandro                                  0               0   Balloon
    75               Park Place                                               0               0   Balloon
    76               Silver Bridge Plaza                                      0               0   Balloon
    77               Braeswood Oaks                                          48              47   Interest-Only, Balloon
    78               Holmes Corporate Center                                  0               0   Balloon
    79               TownePlace Suites                                        0               0   Balloon
    80       (16)    8460 Edgewater Drive                                     0               0   Balloon
    81       (21)    Food Lion - Circle Plaza                                 0               0   Balloon
    82               Super K Shops                                           60              58   Interest-Only, Balloon
    83       (21)    Eckerd - Southern Pines                                121             121   Interest-Only
    84               Redstone Ridge Shopping Center                           0               0   Balloon
    85               Holiday Hills Apartments                                30              25   Interest-Only, Balloon
    86               Parkview Apartments                                      0               0   Balloon
    87               Crosswoods Commons                                      60              58   Interest-Only, Balloon
    88               Forest Creek                                            48              47   Interest-Only, Balloon
    89               Bell Embarcadero                                         0               0   Balloon
    90               Eckerd - Concord                                         0               0   Balloon
    91      (17,21)  RV Ranch and Stor-More                                   1               1   Balloon
    92               Colorado Mills Retail Center                             0               0   Balloon
    93       (21)    Eckerd - Durham                                        121             121   Interest-Only
    94               Springboro Discount Drug                                60              58   Interest-Only, Balloon
    95               Doral Commerce Park                                      0               0   Balloon
    96               Daphne Self Storage                                      0               0   Balloon
    97               Ranchester Business Center                               0               0   Balloon
    98               Amyclae Business Center                                  0               0   Balloon
    99               Eckerd - Fayetteville                                    0               0   Balloon
   100               48th St & Chandler                                       0               0   Balloon
   101       (18)    Highland Place                                          24              24   Interest-Only, Balloon
   102       (21)    Plum Park Apartments                                     1               1   Balloon
   103               Regal Self Storage                                       0               0   Balloon
   104               Atlantic 95 Building                                     0               0   Balloon
   105               Moundsville Plaza                                        0               0   Balloon
   106               Arlington Self Storage                                   0               0   Balloon
   107       (19)    Tower Square                                             0               0   Balloon
   108               Vineland Towne Center                                   60              58   Interest-Only, Balloon
   109               Meridia Square                                           0               0   Balloon
   110               Alamo Dependable Self Storage                            0               0   Balloon
   111       (20)    Hollytree Storage                                        0               0   Balloon
   112               Giant Eagle Outlot in Parma                              0               0   Balloon


                                     LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C3


                                     ORIGINAL                    REMAINING           REMAINING          U/W       CUT-OFF  SCHEDULED
CONTROL  MATURITY    MORTGAGE      AMORTIZATION    SEASONING      TERM TO        LOCKOUT/DEFEASANCE     NCF         DATE   MATURITY
  NO.      DATE      RATE(%)       TERM (MOS.)      (MOS.)    MATURITY (MOS.)      PERIOD (MOS.)      DSCR (X)     LTV (%)  LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

   1      5/11/2015     5.505347              0           1              119                   116    1.65 a      45.9 b    45.9
   2     10/11/2011     6.403000            330           1               76 b                  73    1.31 a      42.2      38.1
   3      1/11/2015     5.644000            360           1              115                   109    1.57 a      60.9      51.6
   4      4/11/2015     5.722500            294 d         2              118                   115    1.64 a,b    55.7 c    46.6
   5     12/11/2011     5.338500            360           1               78                    75    1.70 a      59.9 b    54.0
   6      6/11/2015     5.840000            360           0              120                   116    1.21        80.0      73.4
   7      5/11/2012     5.630000              0           1               83                    80    2.08 a      57.8      57.8
   8      7/11/2010     5.108000              0           0               61                     6    1.25        80.0      80.0
   9       4/5/2010     5.098000              0           2               58                    11    2.24        60.3      60.3
   10     3/11/2015     6.215000            360           3              117                   111    1.52 a      67.1      59.6
   11     5/11/2015     5.590000            360           1              119                   117    1.37        82.6      69.3
   12     5/11/2020     5.947800            360           1              179                    24    1.20        79.4      67.3
   13     5/11/2015     5.260000            360           1              119                   113    1.30        79.9      66.3
   14     5/11/2015     5.720000              0           1              119                   117    1.35 a      78.2      78.2
   15     6/11/2015     5.460000            324           0              120                   116    1.42        69.0      54.7
   16     5/11/2012     5.290000            360           1               83                    77    1.26        70.8      65.6
   17     7/11/2015     5.482000              0           0              121                   118    1.25        76.5      76.5
   18     4/11/2015     5.700000            360           2              118                   116    1.30        75.0      63.2
   19     5/11/2015     5.640000            360           1              119                   116    1.24        74.7      65.7
   20     5/11/2015     5.670000            360           1              119                   119    1.26        76.2      67.0
   21     5/11/2015     5.340000            360           1              119                   116    1.21        77.7      69.3
   22     7/11/2010     5.578000            300           0               61                    58    1.35        64.9      58.3
   23     4/11/2015     5.350000            300           2              118                   115    2.13        56.6      43.0
   24     4/11/2015     5.630000            360           2              118                   115    1.20        72.1      63.3
   25     5/11/2015     5.160000            360           1              119                    47    1.25        76.6      66.5
   26     5/11/2015     5.190000              0           2              119                   116    4.82 a      32.3      32.3
   27     5/11/2020     5.940000            360           1              179                    24    1.20        79.4      67.2
   28     7/11/2015     6.250000            300           0              121                   118    1.36        68.9      53.8
   29    10/11/2014     5.700000            360           8              112                   112    1.33        78.1      66.1
   30     5/11/2015     5.610000            360           1              119                   116    1.21        68.8      57.7
   31     5/11/2010     5.210000            360           1               59                    59    1.26        79.9      74.0
   32     5/11/2010     5.250000              0           1               59                    56    1.45        79.1      79.1
   33     4/11/2015     5.290000            360           2              118                   118    1.36        79.1      65.8
   34     5/11/2015     5.290000              0           1              119                   119    1.72        67.6      67.6
   35     6/11/2015     5.250000            360           0              120                   117    1.43        66.7      55.3
   36     5/11/2015     6.180000            300           1              119                   118    1.50        56.8      44.3
   37     5/11/2020     5.950000            360           1              179                    24    1.31        80.0      67.8
   38     4/11/2015     5.710000            360           2              118                   117    1.30        66.4      59.7
   39     5/11/2015     5.710000            360           1              119                   119    1.48        69.8      60.1
   40     6/11/2015     5.580000            360           0              120                    60    1.43        78.1      65.4
   41    12/11/2014     5.240000            360           6              114                   114    1.32        69.4      57.9
   42     5/11/2015     5.170000            360           1              119                   116    1.54        65.0      59.0
   43     4/11/2012     5.150000            360           2               82                    82    1.55        68.2      63.0
   44     5/11/2015     5.510000            360           1              119                   119    1.20        79.9      66.9
   45     5/11/2015     5.500000            360           1              119                   116    1.31        69.9      58.5
   46     4/11/2015     7.475000            240           2              118                   115    1.49        58.1      40.4
   47     4/11/2020     6.230800            360           2              178                    23    1.20        74.1      63.3
   48    11/11/2014     6.030000            360           7              113                   112    1.23        80.0      72.3
   49     5/11/2015     5.260000            360           1              119                   113    1.45        79.8      66.3
   50     5/11/2015     5.510000            360           1              119                   119    1.20        79.6      66.6
   51     5/11/2015     5.520000            360           1              119                   118    1.37        75.3      67.4
   52     4/11/2010     6.300000            300           2               58                    35    1.37        72.5      66.0
   53     6/11/2015     6.370000            360           0              120                   119    1.22        74.7      64.0
   54     4/11/2010     5.680000              0           2               58                    57    1.45        80.0      80.0
   55     5/11/2010     5.330000            360           1               59                    59    2.40        44.1      40.9
   56     6/11/2015     6.280000            360           0              120                   119    1.28        79.9      68.3
   57     4/11/2020     6.010000            360           2              178                    23    1.20        68.4      58.0
   58     4/11/2015     5.180000            360           2              118                   115    1.61        65.0      59.0
   59     1/11/2015     5.380000            360           5              115                   115    1.32        79.1      69.1
   60     5/11/2015     5.170000            360           1              119                   116    1.59        65.0      59.0
   61     5/11/2015     5.670000            360           1              119                   119    1.28        79.9      67.2
   62     4/11/2015     5.970000            360           2              118                    46    1.30        76.6      65.0
   63     4/11/2015     5.670000            300           2              118                   118    1.20        77.3      63.7
   64     4/11/2015     5.440000            360           2              118                   117    1.43        76.5      66.9
   65     5/11/2015     5.410000            360           1              119                   119    1.30        79.9      66.6
   66     5/11/2015     5.370000            360           1              119                   118    1.57        76.3      63.5
   67     5/11/2015     5.450000            300           1              119                   119    1.89        73.2      55.7
   68     5/11/2015     5.840000            360           1              119                   118    1.21        76.8      64.9
   69     5/11/2015     5.150000            360           1              119                   116    1.42        70.0      63.5
   70     6/11/2015     5.375000            360           0              120                   117    1.32        80.0      66.6
   71     5/11/2015     5.180000            360           1              119                   116    1.48        64.1      58.2
   72     4/11/2015     5.790000            360           2              118                   115    1.35        80.0      70.6
   73     4/11/2010     6.190000            360           2               58                    56    1.26        75.9      71.3
   74     6/11/2015     5.275000            360           0              120                   117    1.32        66.9      55.5
   75     5/11/2010     5.470000            360           1               59                    59    1.40        79.6      74.0
   76     3/11/2015     5.350000            360           3              117                   117    1.40        76.3      63.7
   77     5/11/2015     5.180000            360           1              119                   116    1.50        65.0      59.0
   78     5/11/2015     5.570000            300           1              119                   119    1.45        64.0      48.9
   79     6/11/2015     5.640000            300           0              120                   120    1.51        69.8      53.4
   80     5/11/2015     5.625000            360           1              119                   116    1.26        63.5      53.3
   81     6/11/2015     5.375000            360           0              120                   117    1.51        75.7      63.0
   82     4/11/2020     6.077600            360           2              178                    23    1.20        79.6      67.7
   83     7/11/2015     5.500000              0           0              121                   118    1.43        85.0      85.0
   84     5/11/2015     5.650000            300           1              119                   118    1.32        76.3      58.4
   85     1/11/2015     5.290000            360           5              115                   112    1.31        79.9      70.4
   86     5/11/2015     5.120000            360           1              119                   119    1.25        79.7      65.9
   87     4/11/2020     5.880000            360           2              178                    23    1.25        80.0      67.6
   88     5/11/2015     5.180000            360           1              119                   116    1.48        66.7      60.5
   89     4/11/2010     5.220000            360           2               58                    57    1.55        73.0      67.7
   90     5/11/2015     6.160000            360           1              119                   116    1.40        65.0      55.4
   91     7/11/2015     5.725000            300           0              121                   118    1.42        56.5      43.3
   92     4/11/2015     5.250000            360           2              118                   117    1.41        79.4      65.9
   93     7/11/2015     5.500000              0           0              121                   118    1.43        84.9      84.9
   94     4/11/2020     6.010000            360           2              178                    23    1.21        78.5      66.6
   95     4/11/2015     5.930000            360           2              118                   118    1.21        75.4      63.9
   96     6/11/2015     5.330000            360           0              120                   120    1.62        76.7      63.7
   97     4/11/2015     5.840000            300           2              118                   117    1.29        73.9      57.1
   98     3/11/2015     5.640000            360           3              117                   116    1.35        78.2      65.8
   99     5/11/2015     6.350000            360           1              119                   116    1.33        63.2      54.2
  100    10/11/2014     6.080000            360           8              112                   112    1.25        78.3      67.1
  101     6/11/2015     5.700000            360           0              120                   117    1.92        58.4      51.4
  102     7/11/2015     5.525000            360           0              121                   118    1.33        79.8      66.7
  103     4/11/2015     5.870000            360           2              118                   118    1.30        72.3      61.2
  104     6/11/2015     5.625000            360           0              120                   117    1.28        60.0      50.3
  105     3/11/2015     5.350000            300           3              117                   117    1.26        76.3      58.1
  106     6/11/2015     5.330000            360           0              120                   120    1.48        75.0      62.3
  107     5/11/2015     5.650000            360           1              119                   118    1.29        75.1      63.1
  108     4/11/2020     6.106800            360           2              178                    23    1.20        65.0      55.3
  109     4/11/2015     5.740000            360           2              118                   118    1.70        68.6      57.9
  110     4/11/2015     5.800000            360           2              118                   117    1.43        74.6      63.0
  111     4/11/2015     6.090000            360           2              118                    25    1.30        50.1      42.7
  112    12/11/2014     5.240000            360           6              114                   114    1.43        78.8      65.7


FOOTNOTES TO ANNEX A-3



(1) 200 Park Avenue                    (a)      Based on monthly debt service payments for the 200 Park
                                                Avenue Pooled Component and the 200 Park Avenue
                                                Non-Trust Loans.

                                       (b)      Based on an $848,763,796 loan amount consisting of the
                                                200 Park Avenue Pooled Component and the 200 Park
                                                Avenue Non-Trust Loans.

(2) Wachovia Portfolio                 (a)      Calculated based on the in-place U/W Net Cash Flow.

                                       (b)      Based on the Amended and Restated Promissory Note and
                                                Loan Agreement, the first payment date is June 11, 2005
                                                for the fixed rate amortization schedule. From the time of origination, and up to and including the monthly payment
                                                made on April 11, 2005 the loan had a floating rate
                                                interest-only payments. The Original Term of 77 months is
                                                not inclusive of the initial 6 months interest-only period.

(3) 900 North Michigan                 (a)      Calculated based on the in-place U/W Net Cash Flow.

(4) Courtyard By Marriott Portfolio    (a)      Calculated based on the in-place U/W Net Cash Flow.

                                       (b)      Based on monthly debt service payments for the Courtyard
                                                by Marriott Pooled Component and the Courtyard by
                                                Marriott Pari Passu Non-Trust Loans.

                                       (c)      Based on a $477,300,000 loan amount consisting of the
                                                Courtyard by Marriott Portfolio Pooled Component and
                                                the Courtyard by Marriott Pari Passu Non-Trust Loans.

                                       (d)      Allocated loan amounts for two Courtyard By Marriott
                                                Portfolio Mortgaged Properties, Courtyard by Marriott
                                                Poughkeepsie and Courtyard by Marriott Fresno, have
                                                amortization terms of 156 and 126 months, respectively.
                                                Allocated loan amount for remaining Courtyard by
                                                Marriott Mortgaged Properties has an amortization term of
                                                300 months. The weighted average amortization term of
                                                the whole portfolio by allocated loan amount, is
                                                approximately 294 months.

(5) 101 Avenue of the Americas         (a)      Based on the monthly debt service payments for the entire
                                                101 Avenue of the Americas Loan Combination.

                                       (b)      Based on entire 101 Avenue of the Americas
                                                Loan Combination.

(6) Lakeside Commons                   (a)      Calculated based on the in-place U/W Net Cash Flow.


FOOTNOTES TO ANNEX A-3 -- CONTINUED



(7) Pacific Pointe                           U/W Net Cash Flow and U/W NCF DSCR were calculated
                                             based upon potential lease-up at the mortgaged real
                                             property (no potential tenants have been specifically
                                             identified). The potential lease-up was calculated based on a projected underwritten occupancy of approximately
                                             81.5%, at which level the projected DSCR would be 1.25x.
                                             At closing, the related borrower escrowed the amount of
                                             $4,000,000, representing proceeds allocable to the cash flow differential between the current net cash flow and the net cash flow based upon the projected underwritten
                                             occupancy. Within 24 months of the closing date of the
                                             mortgage loan, the related borrower will have two
                                             opportunities to release the $4,000,000 holdback, in whole or in part, upon the satisfaction of certain conditions
                                             contained in the mortgage loan documentation, including
                                             but not limited to achievement of a 1.25x DSCR and 80.0%
                                             LTV. Currently, the property is 75.2% occupied, with a
                                             DSCR of 1.14x. Additionally, Appraised Value, Original
                                             LTV, Current LTV and Maturity Date LTV are based upon
                                             an "as-stabilized" value as of June 1, 2007. The "as-is"
                                             value as of May 11, 2005 is $45,000,000.

(8) Macquarie DDR Portfolio III              U/W Net Cash Flow and U/W NCF DSCR were calculated
                                             including approximately $339,872 of income from three
                                             master leases to Developers Diversified Realty
                                             Corporation ("DDR", rated BBB/Baa3). In addition, DDR
                                             is master leasing 2,480 square feet currently leased to two tenants at the Parker Pavilion property. Also included in
                                             U/W Net Cash Flow and U/W NCF DSCR is rent which
                                             Hollywood Video would have otherwise had to pay during
                                             its free rent period extending through February 28, 2006.
                                             The related borrower is required to pay on a monthly basis the amount that would otherwise be due under the
                                             Hollywood Video lease during such free rent period.

                                             With respect to the Macquarie DDR Portfolio III
                                             Mortgage Loan, the mortgage loan will be locked out until
                                             May 5, 2006; thereafter, the mortgage loan may be prepaid, with yield maintenance, in full or in part (in connection
                                             with the one-time right of the related borrower to a
                                             property release). In addition, the mortgage loan may be
                                             defeased in whole or in part two years after securitization.
                                             The mortgage loan may be prepaid without penalty for the
                                             six months prior to the maturity date.

(9) Decorative Center of Houston    (a)      Calculated based on the in-place U/W Net Cash Flow.


FOOTNOTES TO ANNEX A-3 -- CONTINUED



(10) Cendant Office Building              U/W Net Cash Flow and U/W NCF DSCR were calculated
                                          excluding expansion space of Cendant Mobility totaling
                                          30,000 square feet. A second amendment to the lease with
                                          Cendant Mobility has been executed for the 30,000 square
                                          feet of expansion space. The amount of $1,300,000 was
                                          escrowed at the closing of the mortgage loan, to be
                                          released upon, among other things, delivery of a certificate of occupancy on the expansion space, delivery of a
                                          satisfactory estoppel from Cendant Mobility, delivery of an additional 150 parking spaces and Cendant Mobility taking
                                          occupancy and paying full, unabated rent. Upon
                                          completion of the 30,000 square-foot expansion space and
                                          occupancy of such space by Cendant Mobility, the
                                          mortgaged real property will total 259,500 square feet, the net cash flow will provide a 1.58x coverage on the
                                          scheduled debt service and the "as-stabilized" November 1,
                                          2005 appraised value of $43,500,000 will result in a 74.6%
                                          Current LTV.

(11) 285 & 355 Riverside Ave.    (a)      Calculated based on the in-place U/W Net Cash Flow.

(12) 866 Third Avenue                     U/W Net Cash Flow and U/W NCF DSCR were calculated
                                          including a master lease of 1,507 square feet by an affiliate of the related borrower. At the closing of the mortgage
                                          loan, the related borrower will be required to post a letter of credit in the amount of $3,000,000 as additional
                                          collateral for the master lease. The physical occupancy is
                                          90.9%.

(13) Commerce Center II                   U/W Net Cash Flow and U/W NCF DSCR were calculated
                                          including (i) 74,513 square feet leased to Lockheed Martin
                                          Corporation, which tenant is in partial occupancy and has
                                          a six-month rent abatement through July 31, 2005
                                          (commencing August 1, 2005 through January 31, 2006, the
                                          tenant pays 50% of the annual rent in the amount of
                                          $436,522 on the 47,838 square-foot space and 50% of the
                                          annual rent in the amount of $257,014 on the 26,675
                                          square-foot space), and (ii) 26,294 square feet of expansion space leased to The Presidio Corporation, which tenant has completed its build-out, but has not yet taken occupancy
                                          and has a 50% rent abatement through March 31, 2006.
                                          The amount of $230,000 was escrowed at the closing of the
                                          mortgage loan, to be released upon Lockheed Martin
                                          Corporation and The Presidio Corporation taking
                                          occupancy, being open for business, paying full, unabated
                                          rent, and delivering certificates of occupancy to the lender.
                                          Additionally, the amounts of $613,400 and $314,480 were
                                          escrowed at the closing of the mortgage loan as landlord
                                          allowances for Lockheed Martin Corporation and The
                                          Presidio Corporation, respectively, to be released to the
                                          tenants pursuant to their respective leases.


FOOTNOTES TO ANNEX A-3 -- CONTINUED



(14) 1919 Park Avenue          (a)      Calculated based on the in-place U/W Net Cash Flow.

(15) Diamonette Industrial              U/W Net Cash Flow and U/W NCF DSCR were calculated
                                        including income from ABC Party Rentals, Inc. dba
                                        Diamonette Party Rentals, which has executed a lease for
                                        61,209 square feet, but is not yet in occupancy. The
                                        principals executed a payment guaranty agreement,
                                        guaranteeing the rent for the term of the mortgage loan.
                                        Excluding the 61,209 square feet, the property is 45.7%
                                        occupied.

(16) 8460 Edgewater Drive               U/W Net Cash Flow and U/W DSCR were calculated
                                        including income from Payless ShoeSource, Inc., which has
                                        an executed lease, but is not yet in occupancy. The
                                        principals of the related borrower executed a Guaranty of
                                        Payment, which provides that the mortgage loan is fully
                                        recourse to the principals until, among other things, the
                                        lender has received tenant estoppel certificates stating that
                                        Payless ShoeSource, Inc., Electronics Boutique of America,
                                        Inc. and RMSI, Inc. are open for business and paying full, unabated rent. According to the rent roll dated March 22,
                                        2005, the subject property is 100% leased and 72.7%
                                        occupied.

(17) RV Ranch and Stor-More             Appraised Value, Original LTV, Current LTV and Maturity
                                        Date LTV are based upon an "as-stabilized" value as of
                                        July 22, 2005 for RV Ranch. The "as-is" value dated
                                        March 22, 2005 is $3,700,000.

(18) Highland Place                     Definitions, Inc. occupies two spaces at the mortgaged real property, totaling 5,879 square feet. U/W Net Cash Flow
                                        and U/W NCF DSCR were calculated including full rental
                                        payments for both spaces, although the tenant has a 50%
                                        rent abatement for the 1,638 square-foot space from
                                        January 2005 through June 2005.

(19) Tower Square                       U/W Net Cash Flow and U/W NCF DSCR were calculated
                                        including 2,400 square feet leased to Margaret M. Powers
                                        dba Wild Bird Trail, LLC, which tenant is not yet in
                                        occupancy. The amount of $2,950 was escrowed at the
                                        closing of the mortgage loan, to be released upon, among
                                        other things, Wild Bird Trail taking occupancy, being open for business and paying full, unabated rent. Excluding the
                                        2,400 square feet leased to Margaret M. Powers dba Wild
                                        Bird Trail, the occupancy is 88.9%.


FOOTNOTES TO ANNEX A-3 -- CONTINUED



(20) Hollytree Storage                             U/W Net Cash Flow and U/W NCF DSCR were calculated
                                                   based upon potential lease-up at the mortgaged real
                                                   property (no potential tenants have been specifically
                                                   identified). The potential lease-up was calculated based
                                                   upon a projected underwritten occupancy of 52.2%, at
                                                   which level the projected DSCR would be 1.30x. At the
                                                   closing of the mortgage loan, the related borrower
                                                   escrowed the amount of $450,000, representing proceeds
                                                   allocable to the cash flow differential between the current net cash flow and the net cash flow based upon the
                                                   projected underwritten occupancy. Prior to April 1, 2007,
                                                   the related borrower shall have the one-time right to
                                                   request in writing that the lender make a determination
                                                   whether or not the $450,000 will be released, in whole or
                                                   in part, upon the satisfaction of certain conditions
                                                   contained in the mortgage loan documentation, including
                                                   but not limited to achievement of a 1.30x DSCR for a
                                                   period of three consecutive months. Currently, the
                                                   mortgaged real property is 47.1% physically occupied, with an U/W NCF DSCR of 0.86x.

(21)    Pacific Pointe                             Those mortgage loans (collectively representing 6.5% of
        866 Third Avenue                           the initial mortgage pool balance) have not closed and/or
        Sheraton Studio City                       rate-locked as of the date that this prospectus supplement
        Queen & Crescent Hotel                     was prepared and therefore, certain mortgage loan
        Food Lion -- Ocean View Commons            characteristics, including the interest rate, have been
        Food Lion -- Circle Plaza                  estimated. As a result, certain information in the
        Eckerd -- Southern Pines                   prospectus supplement may change if and when those
        RV Ranch and Stor-More                     mortgage loans close if the terms and conditions, including
        Eckerd -- Durham                           the final interest rate, are different than estimated.
        Plum Park Apartments
        Marketplace at Four Corners Phase II

(22) Newtown Road Office                           U/W Net Cash Flow and U/W NCF DSCR include 3,268
                                                   square feet of space leased to a tenant that is paying rent, but is not in occupancy. The property is 100% leased and
                                                   95.6% occupied.


                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   ANNEX A-4
                     CERTAIN INFORMATION REGARDING RESERVES

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX A-4-1
                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C3



                                                                                                    INITIAL DEPOSIT
                                                                                                    TO THE DEFERRED
 CONTROL                                                         PROPERTY                             MAINTENANCE
   NO.     FOOTNOTE              PROPERTY NAME                     TYPE               SPECIFIC        ACCOUNT ($)
---------------------------------------------------------------------------------------------------------------------

    1                200 Park Avenue                       Office                                       3,406,712.00
    2         (1)    Wachovia Portfolio                    Office                                       2,391,389.00
    3         (2)    900 North Michigan Avenue             Retail                Anchored                       0.00
    4         (3)    Courtyard by Marriott Portfolio       Hotel                 Limited Service                0.00
    5         (4)    101 Avenue of the Americas            Office                                               0.00
    6                Crossroads Towne Center               Retail                Anchored                       0.00
    7                Lakeside Commons                      Office                                               0.00
    8         (5)    Pacific Pointe                        Office                                               0.00
    9         (6)    Macquarie DDR Portfolio III           Retail                Anchored                       0.00
    10               Decorative Center of Houston          Office                                               0.00
    11               Cendant Office Building               Office                                          39,125.00
    12               Medlock Crossing                      Retail                Anchored                     150.00
    13               Edgewood Towne Center                 Retail                Anchored                  18,125.00
    14        (7)    285 & 355 Riverside Ave.              Office                                          88,979.00
    15               607 South Hill Street                 Office                                           1,250.00
    16        (8)    18 Tremont                            Office                                               0.00
    17               866 Third Avenue                      Retail                Unanchored                     0.00
    18        (9)    Commerce Park Realty                  Industrial/Warehouse                            64,938.00
    19               Estates at Eagle's Pointe             Multifamily                                      5,000.00
    20       (10)    4115 - 4275 Spring Mountain Road      Retail                Unanchored                     0.00
    21               Commerce Center II                    Office                                               0.00
    22               Sheraton Studio City                  Hotel                                                0.00
    23               The Inn at Fox Hollow                 Hotel                 Limited Service                0.00
    24               Point Dume                            Retail                Unanchored               103,283.00
    25               Wellington Circle Plaza               Retail                Unanchored                 3,750.00
    26               1919 Park Avenue                      Office                                               0.00
    27       (11)    University Square                     Retail                Unanchored                 5,625.00
    28               Queen & Crescent Hotel                Hotel                                                0.00
    29               Marketplace @ Spring Creek            Retail                Unanchored                     0.00
    30               City Plaza Apartments                 Multifamily                                      9,920.00
    31               Swan Lake Apartments                  Multifamily                                     20,375.00
    32               Carlyle Place                         Multifamily                                     80,500.00
    33       (12)    La Brea and Beverly Retail Center     Retail                Unanchored                     0.00
    34               Victory Village                       Retail                Anchored                       0.00
    35       (13)    Newtown Road Office                   Office                                               0.00
    36               Clermont Shopping Center              Retail                Anchored                       0.00
    37               The Crossing                          Retail                Unanchored                 2,269.00
    38       (14)    1544 Eureka Road                      Office                                               0.00
    39               Kings Point Shopping Center           Retail                Unanchored                     0.00
    40               Davanjer Portfolio                    Multifamily                                          0.00
    41               Marketplace at Four Corners Phase II  Retail                Anchored                       0.00
    42               Woodcreek Hollister                   Multifamily                                          0.00
    43               Harvey Building                       Office                                               0.00
    44       (15)    Middletown Lowe's                     Retail                Single Tenant                  0.00
    45       (16)    1063 McGaw Avenue                     Office                                               0.00
    46               Best Western - Palm Arie              Hotel                                                0.00
    47       (17)    Lancaster                             Retail                Anchored                   1,875.00
    48               Roanoke West                          Multifamily                                     70,000.00
    49               Market Place Shopping Center          Retail                Anchored                       0.00
    50       (18)    Terre Haute Lowe's                    Retail                Single Tenant                  0.00
    51               Colorado Springs Medical Center       Office                                           6,500.00
    52               Holiday Inn - Canton                  Hotel                                                0.00
    53               9200 East Hampton Drive               Industrial/Warehouse                            32,500.00
    54       (19)    Overland Stage Shopping Center        Retail                Unanchored                24,250.00
    55               Walden Pond Apartments                Multifamily                                     11,250.00
    56               South Throop Street                   Industrial/Warehouse                                 0.00
    57               Chambersburg                          Retail                Anchored                   1,250.00
    58               Sterling Bay                          Multifamily                                     31,950.00
    59               Villa Monterrey Apartments            Multifamily                                      2,031.25
    60               Stone Forest                          Multifamily                                     12,762.50
    61               Pima Commerce Center                  Office                                               0.00
    62               Farrow Road Industrial Building       Industrial/Warehouse                            53,125.00
    63               Lochmere Pavilion                     Retail                Unanchored                     0.00
    64               Wilmore Center                        Retail                Unanchored                41,875.00
    65               Snowden Plaza Medical Office          Office                                          10,125.00
    66               North Columbus Industrial Park        Industrial/Warehouse                                 0.00
    67               Mullins Industrial Park               Industrial/Warehouse                            25,000.00
    68               Diamonette Industrial                 Industrial/Warehouse                                 0.00
    69               Brook                                 Multifamily                                      6,600.00
    70               Food Lion - Ocean View Commons        Retail                Anchored                       0.00
    71               Brookbend                             Multifamily                                     34,375.00
    72               Poplar Garden Apartments              Multifamily                                          0.00
    73               Ivanhoe Estates                       Mobile Home Park                                35,000.00
    74               Walgreens - San Leandro               Retail                Single Tenant                  0.00
    75       (20)    Park Place                            Retail                Anchored                   1,187.50
    76               Silver Bridge Plaza                   Retail                Unanchored                     0.00
    77               Braeswood Oaks                        Multifamily                                     19,012.50
    78               Holmes Corporate Center               Industrial/Warehouse                            17,500.00
    79               TownePlace Suites                     Hotel                                          393,267.14
    80               8460 Edgewater Drive                  Retail                Shadow Anchored                0.00
    81               Food Lion - Circle Plaza              Retail                Anchored                       0.00
    82               Super K Shops                         Retail                Anchored                   1,250.00
    83               Eckerd - Southern Pines               Retail                Single Tenant                  0.00
    84               Redstone Ridge Shopping Center        Retail                Unanchored                     0.00
    85               Holiday Hills Apartments              Multifamily                                      5,653.00
    86               Parkview Apartments                   Multifamily                                          0.00
    87               Crosswoods Commons                    Retail                Unanchored                 9,525.00
    88               Forest Creek                          Multifamily                                     24,000.00
    89               Bell Embarcadero                      Retail                Unanchored                73,833.75
    90       (21)    Eckerd - Concord                      Retail                Single Tenant                  0.00
    91               RV Ranch and Stor-More                Mixed Use             Various                        0.00
    92               Colorado Mills Retail Center          Retail                Unanchored                     0.00
    93               Eckerd - Durham                       Retail                Single Tenant                  0.00
    94               Springboro Discount Drug              Retail                Unanchored                     0.00
    95               Doral Commerce Park                   Industrial/Warehouse                                 0.00
    96               Daphne Self Storage                   Self Storage                                     1,250.00
    97               Ranchester Business Center            Industrial/Warehouse                                 0.00
    98               Amyclae Business Center               Retail                Unanchored                     0.00
    99               Eckerd - Fayetteville                 Retail                Single Tenant                  0.00
   100               48th St & Chandler                    Retail                Anchored                       0.00
   101               Highland Place                        Retail                Unanchored                 3,750.00
   102               Plum Park Apartments                  Multifamily                                          0.00
   103               Regal Self Storage                    Self Storage                                         0.00
   104               Atlantic 95 Building                  Retail                Unanchored                     0.00
   105       (22)    Moundsville Plaza                     Retail                Anchored                  15,848.00
   106               Arlington Self Storage                Self Storage                                         0.00
   107       (23)    Tower Square                          Retail                Unanchored                 3,750.00
   108       (24)    Vineland Towne Center                 Retail                Anchored                     981.25
   109               Meridia Square                        Retail                Unanchored                11,300.00
   110               Alamo Dependable Self Storage         Self Storage                                         0.00
   111       (25)    Hollytree Storage                     Self Storage                                         0.00
   112               Giant Eagle Outlot in Parma           Retail                Anchored                     456.25




                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C3

               ANNUAL DEPOSIT              ANNUAL             CURRENT          AS OF
             TO THE REPLACEMENT        DEPOSIT TO THE     BALANCE OF THE      DATE OF
 CONTROL           RESERVE                TI & LC             TI & LC         TI & LC
   NO.           ACCOUNT ($)            ACCOUNT ($)         ACCOUNT ($)       ACCOUNT
---------------------------------------------------------------------------------------

    1                   420,000.00               0.00       16,671,640.00       May-05
    2                         0.00               0.00                0.00       May-05
    3                         0.00         600,000.00        4,013,098.00       May-05
    4                         0.00               0.00                0.00       May-05
    5                   102,780.00       7,846,437.84                0.00       May-05
    6                    25,428.00          80,880.00            6,740.00       May-05
    7                         0.00               0.00          575,984.00       May-05
    8                    38,209.00         254,727.00                0.00       May-05
    9                         0.00               0.00                0.00       May-05
    10                  150,780.00         600,000.00          100,000.00       May-05
    11                   51,900.00         500,000.00              570.44       May-05
    12                   27,039.96          15,000.00                0.00       May-05
    13                   78,134.64          84,929.04            7,077.42       May-05
    14                   22,104.00               0.00          559,037.00       May-05
    15                   21,180.00         213,288.00           17,774.00       May-05
    16                   28,788.00         227,808.00          400,000.00       May-05
    17                    2,495.04          39,927.96                0.00       May-05
    18                   78,692.64         156,306.00           13,030.60       May-05
    19                  112,500.00               0.00                0.00       May-05
    20                        0.00          57,000.00          270,000.00       May-05
    21                   29,400.00         140,100.00                0.00       May-05
    22                  367,122.96               0.00                0.00       May-05
    23                  335,445.96               0.00                0.00       May-05
    24                    8,040.00          31,404.00            2,617.00       May-05
    25                    5,400.00          19,110.96                0.00       May-05
    26                        0.00               0.00                0.00       May-05
    27                   15,272.04          45,000.00           35,000.00       May-05
    28                  197,877.00               0.00                0.00       May-05
    29                   10,960.32          64,021.44           37,386.53       May-05
    30                   35,072.04               0.00                0.00       May-05
    31                   62,463.96               0.00                0.00       May-05
    32                   36,800.04               0.00                0.00       May-05
    33                    6,900.00          62,004.00          105,167.00       May-05
    34                   11,520.00          41,538.00                0.00       May-05
    35                   11,067.00          73,836.00                0.00       May-05
    36                   28,791.96          43,212.96                0.00       May-05
    37                   19,076.04           6,999.96                0.00       May-05
    38                    5,136.00          64,302.96          300,000.00       May-05
    39                   14,666.28          50,000.04           75,000.00       May-05
    40                   22,950.00               0.00                0.00       May-05
    41                    6,752.04          11,400.00            5,700.00       May-05
    42                        0.00               0.00                0.00       May-05
    43                   10,709.76          35,000.04            2,916.67       May-05
    44                        0.00               0.00                0.00       May-05
    45                    8,211.00          40,567.92          300,000.00       May-05
    46                  120,000.00               0.00                0.00       May-05
    47                   24,954.00          30,000.00          102,500.00       May-05
    48                   55,500.00               0.00                0.00       May-05
    49                   31,608.72          35,401.80            2,950.15       May-05
    50                        0.00               0.00                0.00       May-05
    51                   11,592.00          94,248.00          200,000.00       May-05
    52                  208,736.88               0.00                0.00       May-05
    53                   55,400.04               0.00                0.00       May-05
    54                   14,057.04          62,000.04          125,037.26       May-05
    55                   72,517.44               0.00                0.00       May-05
    56                  180,000.00               0.00                0.00       May-05
    57                   20,811.00          30,000.00          100,000.00       May-05
    58                        0.00               0.00                0.00       May-05
    59                   66,999.96               0.00                0.00       May-05
    60                        0.00               0.00                0.00       May-05
    61                    2,448.00          15,600.00            1,300.00       May-05
    62                   41,106.00         114,999.96            9,583.33       May-05
    63                    3,249.96          32,499.96                0.00       May-05
    64                    7,951.08          29,153.88            4,858.98       May-05
    65                   10,618.08          51,560.04          100,000.00       May-05
    66                   24,641.28          82,140.00                0.00       May-05
    67                   99,375.00         165,624.96                0.00       May-05
    68                   21,399.96          27,351.96           50,027.12       May-05
    69                        0.00               0.00                0.00       May-05
    70                    6,750.00          13,500.00                0.00       May-05
    71                        0.00               0.00                0.00       May-05
    72                   33,750.00               0.00                0.00       May-05
    73                        0.00               0.00                0.00       May-05
    74                    2,048.04               0.00                0.00       May-05
    75                   20,190.72          40,560.00           50,000.00       May-05
    76                   24,096.00          53,136.00          175,122.30       May-05
    77                        0.00               0.00                0.00       May-05
    78                   31,341.48          43,716.00          200,000.00       May-05
    79                        0.00               0.00                0.00       May-05
    80                    1,483.20          15,225.00          106,363.75       May-05
    81                    8,019.48          16,038.96                0.00       May-05
    82                    4,578.00          15,000.00                0.00       May-05
    83                        0.00               0.00                0.00       May-05
    84                    3,723.84          37,236.00           72,000.00       May-05
    85                   26,088.00               0.00                0.00       May-05
    86                   24,000.00               0.00                0.00       May-05
    87                    3,200.04          11,292.00              941.00       May-05
    88                        0.00               0.00                0.00       May-05
    89                    9,768.00          19,548.00            3,258.84       May-05
    90                    2,071.92           6,906.48                0.00       May-05
    91                   16,485.60               0.00                0.00       May-05
    92                      999.96           5,966.76              497.23       May-05
    93                        0.00               0.00                0.00       May-05
    94                    5,000.04           5,000.04                0.00       May-05
    95                        0.00          24,999.96           77,083.33       May-05
    96                   11,111.28               0.00                0.00       May-05
    97                   11,654.04          19,999.92           15,000.00       May-05
    98                    2,531.04           8,897.04            1,482.84       May-05
    99                    2,072.04           6,906.96                0.00       May-05
   100                    1,140.00          27,552.00           16,072.00       May-05
   101                    5,817.48          33,000.00          100,000.00       May-05
   102                   22,250.04               0.00                0.00       May-05
   103                    9,000.00               0.00                0.00       May-05
   104                    6,500.04          16,250.04                0.00       May-05
   105                   12,600.00          20,004.00           68,370.60       May-05
   106                   11,385.00               0.00                0.00       May-05
   107                    3,253.20          16,266.00           25,000.00       May-05
   108                   13,023.00          24,999.96          202,083.33       May-05
   109                    7,908.00          19,200.00            4,800.00       May-05
   110                    8,343.96               0.00                0.00       May-05
   111                    8,010.00               0.00                0.00       May-05
   112                      951.96           2,820.00            1,410.00       May-05


FOOTNOTES TO ANNEX A-4



WACHOVIA PORTFOLIO                       (1)    If (a) the U/W NCF DSCR falls below 1.50x, and
                                                (b) less than 75% of the occupancy (as a
                                                percentage of total number of rentable square
                                                feet) is leased to the Wachovia Tenant, then the
                                                Wachovia Portfolio borrower shall be required to
                                                make a monthly Replacement Reserve Account
                                                Deposit of $213,075.

900 NORTH MICHIGAN                       (2)    Commencing on the April 2006 payment date and
                                                each April payment date thereafter, the borrower
                                                will be required to make a deposit into the
                                                Replacement Reserve account in an account equal
                                                to the excess of $150,000 over the amount actually
                                                spent on replacement during the prior 12-month
                                                period.

COURTYARD BY MARRIOTT PORTFOLIO          (3)    Borrower is required to make monthly deposits
                                                into an FF&E reserve account in an amount equal
                                                to 5.0% of the total gross revenues for each
                                                accounting period.

101 AVENUE OF THE AMERICAS               (4)    Rollover Reserve Fund: Commencing October 11,
                                                2009 and each monthly payment date thereafter, if
                                                the 101 Avenue of the Americas tenant has not
                                                extended its lease, the 101 Avenue of the Americas
                                                Borrower is required to make monthly deposits in
                                                the amount of $653,690.

PACIFIC POINTE                           (5)    Ongoing reserves for TI/LC's will be capped at two
                                                years. Ongoing reserves for capital expenditures
                                                will be capped at one year.

MACQUARIE DDR PORTFOLIO III              (6)    Ongoing reserves for TI/LC's and CapEx will only
                                                be required following an event of default.

285-355 RIVERSIDE AVE.                   (7)    If Allied Domecq has not extended their lease
                                                prior to April 9, 2008, then commencing on April
                                                11, 2008 the borrower shall make monthly deposits
                                                in the TI/LC reserve account until such time when
                                                the balance in the account equals $2,000,000. In
                                                lieu of making the cash deposits, the borrower has
                                                an option of delivering a letter of credit for
                                                $2,000,000 (the Allied Domecq Letter of Credit)
                                                on or before the expiration of the Allied Domecq
                                                Lease.

18 TREMONT                               (8)    After April 27, 2009, the TI/LC cap shall be
                                                reduced to $200,000 provided that (i) U/W NCF
                                                DSCR is at lease 1.25x and (ii) tenants are in
                                                occupancy and conducting normal business in at
                                                lease 87% of the gross leaseable area.

COMMERCE PARK REALTY                     (9)    Ongoing reserves for TI/LC's will be capped at
                                                $ 781,530.


FOOTNOTES TO ANNEX A-4 -- CONTINUED



4115 - 4275 SPRING MOUNTAIN ROAD         (10)    Monthly TI/LC Deposit shall not be required if on
                                                 any Monthly Payment Date, either (i) the Imputed
                                                 Gross Annual Income equals or exceeds
                                                 $2,395,237, or (ii) the balance in the TI/LC account
                                                 equals or exceeds $270,000. Borrower shall also be
                                                 entitled to deliver lender a Letter of Credit LOC
                                                 in the aggregate amount of $270,000 in lieu of the
                                                 Initial Deposit ($270,000) provided that the LOC is
                                                 in the form acceptable to the lender. The term
                                                 "Imputed Gross Annual Income" shall mean, with
                                                 respect to each Monthly Payment Date, 90% of an
                                                 amount equal to the sum, as of the related
                                                 Determination Date, of (i) the annualized base
                                                 rent, tax and expense reimbursement payments
                                                 then payable by tenants of the property to the
                                                 borrower, and (ii) the product of (x) $14.23 and (y)
                                                 the total net rentable square feet of space that is
                                                 not leased as of the Determination Date. (The
                                                 term "Determination Date" shall mean, as to each
                                                 Monthly Payment Date, the immediately preceding
                                                 January 1st.)

UNIVERSITY SQUARE                        (11)    The Monthly TI/LC Deposit shall be $2,083.33
                                                 commencing on the later of (i) January 1, 2010 and
                                                 (ii) the monthly payment date succeeding the
                                                 month in which the Leasing Condition is satisfied,
                                                 provided, however, that the balance in the TI/LC
                                                 account exceeds $75,000 the Monthly TI/LC
                                                 Deposit shall be zero. The Leasing Condition is
                                                 defined such that the property must have tenants
                                                 under leases covering not less than 71,015 square
                                                 feet of gross leasable space, which tenants must be
                                                 (i) in occupancy, (ii) paying full base rent as
                                                 required under respective leases, and (iii)
                                                 conducting normal business operations.

LA BREA AND BEVERLY RETAIL CENTER        (12)    Provided that the Borrower delivers an acceptable
                                                 Letter of Credit in the aggregate amount of
                                                 $100,000 to Lender, $100,000 of the Initial TI/LC
                                                 Deposit shall be released to the Borrower.

NEWTOWN ROAD OFFICE                      (13)    Ongoing Reserves for TI/LC's will be capped at
                                                 $33,750. Ongoing reserves for Replacement
                                                 Reserves will be capped at $225,000.

1544 EUREKA ROAD                         (14)    The TI/LC Annual Deposit of $64,302.96 is not
                                                 currently collected by the servicer because the
                                                 current TI/LC Account balance is $300,000 (the
                                                 capped amount).


FOOTNOTES TO ANNEX A-4 -- CONTINUED



MIDDLETOWN LOWE'S         (15)    The Monthly Replacement Reserve Deposit shall
                                  not be required if the Lowe's Condition shall
                                  remain satisfied. The Lowe's Condition shall mean
                                  that (i) no Event of Default has occurred, (ii) no
                                  default shall have occurred under the Lowe's
                                  Lease, (iii)the long term unsecured debt of Lowe's
                                  is rated at least investment grade by both S&P and
                                  Moody's, and (iv) Lowe's is responsible for all
                                  maintenance and structural repair with respect to
                                  the property. Otherwise, a monthly replacement
                                  reserve account deposit of $1,580 shall be
                                  collected.

1063 MCGAW AVENUE         (16)    If Henkel Corporation doesn't renew its lease of a
                                  portion of the property by June 30, 2009, then the
                                  TI/LC Account Cap amount shall be increased to
                                  $350,000, and commencing July 11, 2009, the
                                  borrower shall pay a Monthly TI/LC Deposit equal
                                  to greater of: (i) $5,833.33 per month, or (ii) an
                                  amount sufficient, when paid in equal monthly
                                  installments beginning on July 11, 2009 to cause
                                  the balance of the TI/LC Account to equal
                                  $350,000 by December 11, 2009. If Henkel
                                  Corporation doesn't elect to extend its lease term
                                  and the TI/LC Account balance as of July 10, 2009
                                  is $290,000, the Monthly TI/LC Deposit shall be
                                  increased to $10,000 per month.

LANCASTER                 (17)    Upon satisfaction of the Lone Star Leasing
                                  Condition, $50,000 shall be released to the
                                  borrower from the TI/LC Account. Lone Star
                                  Leasing Condition means that the Lone Star Lease
                                  must either (i) be renewed for an additional five
                                  years, or (ii) have a replacement tenant with
                                  equivalent occupancy, rent, and business operation.
                                  Also, upon satisfaction of the Kmart Leasing
                                  Condition, (i) one-half of the funds in the TI/LC
                                  account shall be released to the borrower and (ii)
                                  and the TI/LC cap shall now be $100,000.

TERRE HAUTE LOWE'S        (18)    The Monthly Replacement Reserve Deposit shall
                                  not be required if the Lowe's Condition shall
                                  remain satisfied. The Lowe's Condition shall mean
                                  that (i) no Event of Default has occurred, (ii) no
                                  default shall have occurred under the Lowe's
                                  Lease, (iii)the long term unsecured debt of Lowe's
                                  is rated at least investment grade by both S&P and
                                  Moody's, and (iv) Lowe's is responsible for all
                                  maintenance and structural repair with respect to
                                  the property. Otherwise, a monthly replacement
                                  account deposit of $1,303.24 shall be collected.


FOOTNOTES TO ANNEX A-4 -- CONTINUED



OVERLAND STAGE SHOPPING CENTER        (19)    The TI/LC Annual Deposit of $62,000.00 is not
                                              being currently collected by the servicer because
                                              the current TI/LC Account balance is $125,000
                                              (the TI/LC cap amount).

PARK PLACE                            (20)    The Monthly TI/LC Deposit shall be $3,380.
                                              However, provided that, during the period
                                              commencing on the date that is six months prior to
                                              the expiration of the Sears Lease (dated June 28,
                                              1989) between Sears, Roebuck and Co., as tenants,
                                              and B.H.R. Partnership, as landlord, and ending
                                              on the Renewal Date, the Monthly TI/LC Deposit
                                              shall be equal to $6,670. Provided further that, so
                                              long as (i) either (A) Sears renews the Sears
                                              Lease, or (B) a subsitute tenant acceptable to
                                              lender takes occupancy of and commences
                                              payment of rent and normal business operations at
                                              the entire premises covered by the Sears Lease,
                                              and (ii) the balance in the TI/LC exceeds $266,148,
                                              the Monthly TI/LC Deposit shall be equal to $0.
                                              The term Renewal Date means the date on which
                                              either of the conditions in the foregoing clause (i)
                                              is met. Upon the Renewal Date, the Monthly
                                              TI/LC Deposit shall be restored to $3,380 and the
                                              Initial Deposit shall be refunded to borrower.

ECKERD - CONCORD                      (21)    Ongoing reserves for Replacement Reserves will
                                              be capped at $5,000.

MOUNDSVILLE PLAZA                     (22)    $135,000 of the $200,000 TI/LC initial deposit will
                                              be released to the borrower if the borrower
                                              delivers an acceptable Letter of Credit for
                                              $ 135,000.

TOWER SQUARE                          (23)    Ongoing reserves for TI/LCs will be capped at
                                              $30,000 after two years from the closing of the
                                              mortgage loan.

VINELAND TOWNE CENTER                 (24)    If the Leasing Condition is satisfied, (i) fifty
                                              percent of the funds in the TI/LC shall be released
                                              to the borrower and (ii) the Monhtly TI/LC
                                              Deposit shall be zero if the balance in the TI/LC
                                              exceeds $112,500. Leasing Condition is defined as
                                              (i) the Kmart Lease dated February 26, 1974 shall
                                              be renewed for at least five years or (ii) a
                                              replacement tenant acceptable to lender shall have
                                              entered into a lease. The replacement tenant shall
                                              be (i) in occupancy, (ii) paying full base rent, and
                                              (iii) conducting normal business operations as
                                              previously covered by the Kmart Lease.

HOLLYTREE STORAGE                     (25)    The amount of $24,030 was escrowed at the closing
                                              of the mortgage loan for capital expenditures.
                                              Ongoing deposits for Replacement Reserves will
                                              be capped at $24,030.


                                    ANNEX B
              CERTAIN INFORMATION REGARDING MULTIFAMILY PROPERTIES

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C3

                                                                     ANNEX B-1-1



 CONTROL                             PROPERTY                          CUT-OFF DATE    UTILITIES PAID
   NO.       FOOTNOTE                  NAME                  COUNTY     BALANCE ($)      BY TENANT
------------------------------------------------------------------------------------------------------

    19                   Estates at Eagle's Pointe        Miami           21,000,000   Yes
    30                   City Plaza Apartments            Orange          12,718,336   Yes
    31                   Swan Lake Apartments             Hillsborough    11,987,869   Yes
    32                   Carlyle Place                    Bexar           11,000,000   Yes
    40          (1)      Davanjer Portfolio               Travis           8,750,000   Yes
   40A                       2833 San Gabriel             Travis                       Yes
   40B                       2841 San Gabriel             Travis                       Yes
   40C                       1011 West 25th               Travis                       Yes
   40D                       908-910 Keith Lane           Travis                       Yes
   40E                       3410 Speedway                Travis                       Yes
   40F                       1909 Robbins                 Travis                       Yes
   40G                       509 Elmwood                  Travis                       Yes
   40H                       1903-1905 Robbins            Travis                       Yes
   40I                       2405 Leon                    Travis                       Yes
   40J                       2606 Salado                  Travis                       Yes
    42                   Woodcreek Hollister              Harris           8,190,000   Yes
    48                   Roanoke West                     Jackson          6,720,000   Yes
    55                   Walden Pond Apartments           Miami-Dade       5,994,108   Yes
    58                   Sterling Bay                     Harris           5,362,500   Yes
    59                   Villa Monterrey Apartments       Harris           5,300,000   Yes
    60                   Stone Forest                     Harris           5,232,500   Yes
    69                   Brook                            Travis           4,900,000   Yes
    71                   Brookbend                        Harris           4,810,000   Yes
    72                   Poplar Garden Apartments         Monroe           4,800,000   Yes
    73                   Ivanhoe Estates                  Champaign        4,741,674   Yes
    77                   Braeswood Oaks                   Harris           4,192,500   Yes
    85                   Holiday Hills Apartments         Dallas           3,755,000   Yes
    86                   Parkview Apartments              Boone            3,746,127   Yes
    88                   Forest Creek                     Travis           3,600,000   Yes
    91                   RV Ranch and Stor-More           Various          3,500,000   No/Yes
   91A          (2)          RV Ranch                     Johnson                      No/Yes
                               Daily RV Pads              N/A                          No
                               Weekly RV Pads             N/A                          No
                               Monthly RV Pads            N/A                          Yes
   102                   Plum Park Apartments             Allegheny        2,600,000   Yes


                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C3



CONTROL                          UTILITIES PAID                         # OF    AVG. RENT     MAX. RENT       # OF       AVG. RENT
  No.                              BY TENANT                            PADS     PADS ($)      PADS ($)     STUDIOS     STUDIOS ($)
------------------------------------------------------------------------------------------------------------------------------------

   19     Electric, Water, Sewer, Gas                                       0              0            0            0             0
   30     Electric                                                          0              0            0           28           853
   31     Electric, Gas, Water, Trash and Sewer                             0              0            0           32           495
   32     Electric, Gas, Trash                                              0              0            0            0             0
   40     Electric, Water                                                   0              0            0          153           700
  40A     Electric, Water                                                   0              0            0            6           667
  40B     Electric, Water                                                   0              0            0            8           700
  40C     Electric, Water                                                   0              0            0            9           717
  40D     Electric, Water                                                   0              0            0           24           683
  40E     Electric, Water                                                   0              0            0           10           680
  40F     Electric, Water                                                   0              0            0           12           717
  40G     Electric, Water                                                   0              0            0            9           667
  40H     Electric, Water                                                   0              0            0           37           627
  40I     Electric, Water                                                   0              0            0           18           850
  40J     Electric, Water                                                   0              0            0           20           738
   42     Electric, Water, Sewer and Gas                                    0              0            0            0             0
   48     Electric and Gas                                                  0              0            0           78           466
   55     Electric, Gas, Water, Trash and Sewer                             0              0            0            0             0
   58     Electric, Water and Sewer                                         0              0            0            0             0
   59     Electric, Water                                                   0              0            0            0             0
   60     Electric, Water, Sewer and Gas                                    0              0            0            0             0
   69     Electric, Gas, Water, Sewer and Trash                             0              0            0            0             0
   71     Electric, Water, Sewer and Gas                                    0              0            0            0             0
   72     Electric                                                          0              0            0            3           475
   73     Electric, Water, Sewer, Gas                                     330            224          295            0             0
   77     Electric, Water, Sewer and Gas                                    0              0            0            0             0
   85     Electric                                                          0              0            0            0             0
   86     Electric, Gas                                                     0              0            0            0             0
   88     Electric, Gas, Water, Trash and Sewer                             0              0            0            0             0
   91     None (Daily and Weekly Tenants), Electric (Monthly Tenants)     166            252          514            0             0
  91A     None (Daily and Weekly Tenants), Electric (Monthly Tenants)     166            252          514            0             0
          None                                                             45             29          870          N/A           N/A
          None                                                             10            170          736          N/A           N/A
          Electric                                                        111            350          350          N/A           N/A
  102     Electric                                                          0              0            0            0             0


                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C3



 CONTROL     MAX. RENT       # OF 1         AVG. RENT         MAX. RENT         # OF 2         AVG. RENT          MAX. RENT
   NO.      STUDIOS ($)     BEDROOMS      1 BEDROOMS ($)    1 BEDROOMS ($)     BEDROOMS      2 BEDROOMS ($)     2 BEDROOMS ($)
---------------------------------------------------------------------------------------------------------------------------------

    19                  0             0                  0                0            132                569              1,095
    30                900            43                925              995             66              1,141              1,265
    31                585           112                596            1,275            100                702              1,465
    32                  0            96                705              812             88                851                983
    40                900             0                  0                0              0                  0                  0
   40A                667             0                  0                0              0                  0                  0
   40B                700             0                  0                0              0                  0                  0
   40C                717             0                  0                0              0                  0                  0
   40D                700             0                  0                0              0                  0                  0
   40E                700             0                  0                0              0                  0                  0
   40F                717             0                  0                0              0                  0                  0
   40G                683             0                  0                0              0                  0                  0
   40H                750             0                  0                0              0                  0                  0
   40I                900             0                  0                0              0                  0                  0
   40J                800             0                  0                0              0                  0                  0
    42                  0             0                  0                0            168                670              1,380
    48                470            81                565              570             63                665                670
    55                  0            82                461              548            128                633                652
    58                  0           132                398              520            148                506                600
    59                  0           203                342              430             65                440                545
    60                  0           136                435              900            144                513                675
    69                  0            96                560              875             78                698                925
    71                  0           168                402              465             84                556                600
    72                495            76                561              640             51                662                700
    73                  0             0                  0                0              0                  0                  0
    77                  0            72                439              660            152                549                695
    85                  0            20                539              540             59                666                715
    86                  0            28                476              525             68                567                650
    88                  0            81                605              680             85                767                920
    91                  0             0                  0                0              0                  0                  0
   91A                  0             0                  0                0              0                  0                  0
                      N/A           N/A                N/A              N/A            N/A                N/A                N/A
                      N/A           N/A                N/A              N/A            N/A                N/A                N/A
                      N/A           N/A                N/A              N/A            N/A                N/A                N/A
   102                  0            86                393              459              0                  0                  0




                                        LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C3

 CONTROL    # OF 3           AVG. RENT          MAX. RENT            # OF 4            AVG. RENT        MAX. RENT         # OF 5
   NO.     BEDROOMS        3 BEDROOMS ($)     3 BEDROOMS ($)        BEDROOMS        4 BEDROOMS ($)    4 BEDROOMS ($)     BEDROOMS
-----------------------------------------------------------------------------------------------------------------------------------

    19            318                620              1,156                0                     0                 0            0
    30              0                  0                  0                0                     0                 0            0
    31              0                  0                  0                0                     0                 0            0
    32              0                  0                  0                0                     0                 0            0
    40              0                  0                  0                0                     0                 0            0
   40A              0                  0                  0                0                     0                 0            0
   40B              0                  0                  0                0                     0                 0            0
   40C              0                  0                  0                0                     0                 0            0
   40D              0                  0                  0                0                     0                 0            0
   40E              0                  0                  0                0                     0                 0            0
   40F              0                  0                  0                0                     0                 0            0
   40G              0                  0                  0                0                     0                 0            0
   40H              0                  0                  0                0                     0                 0            0
   40I              0                  0                  0                0                     0                 0            0
   40J              0                  0                  0                0                     0                 0            0
    42             80                829                875                0                     0                 0            0
    48              0                  0                  0                0                     0                 0            0
    55             80                713                744                0                     0                 0            0
    58             44                643                690                0                     0                 0            0
    59              0                  0                  0                0                     0                 0            0
    60             16                693                695                0                     0                 0            0
    69             14              1,050              1,285                0                     0                 0            0
    71              0                  0                  0                0                     0                 0            0
    72              5                762                775                0                     0                 0            0
    73              0                  0                  0                0                     0                 0            0
    77             16                721                750                0                     0                 0            0
    85             25                803                815                0                     0                 0            0
    86              0                  0                  0                0                     0                 0            0
    88              0                  0                  0                0                     0                 0            0
    91              0                  0                  0                0                     0                 0            0
   91A              0                  0                  0                0                     0                 0            0
                  N/A                N/A                N/A              N/A                   N/A               N/A          N/A
                  N/A                N/A                N/A              N/A                   N/A               N/A          N/A
                  N/A                N/A                N/A              N/A                   N/A               N/A          N/A
   102              3                665                670                0                     0                 0            0



                                        LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C3


 CONTROL      AVG. RENT        MAX. RENT     # OF COMMERCIAL          AVG. RENT               MAX. RENT                     TOTAL
   NO.      5 BEDROOMS ($)  5 BEDROOMS ($)        UNITS         COMMERCIAL UNITS ($)    COMMERCIAL UNITS ($)    ELEVATOR    UNITS
-----------------------------------------------------------------------------------------------------------------------------------

    19                    0               0                  0                       0                       0 No              450
    30                    0               0                  0                       0                       0 No              137
    31                    0               0                  0                       0                       0 No              244
    32                    0               0                  0                       0                       0 No              184
    40                    0               0                  0                       0                       0 Yes             153
   40A                    0               0                  0                       0                       0 No                6
   40B                    0               0                  0                       0                       0 No                8
   40C                    0               0                  0                       0                       0 No                9
   40D                    0               0                  0                       0                       0 No               24
   40E                    0               0                  0                       0                       0 No               10
   40F                    0               0                  0                       0                       0 No               12
   40G                    0               0                  0                       0                       0 No                9
   40H                    0               0                  0                       0                       0 Yes              37
   40I                    0               0                  0                       0                       0 No               18
   40J                    0               0                  0                       0                       0 No               20
    42                    0               0                  0                       0                       0 No              248
    48                    0               0                  0                       0                       0 No              222
    55                    0               0                  0                       0                       0 No              290
    58                    0               0                  0                       0                       0 No              324
    59                    0               0                  0                       0                       0 No              268
    60                    0               0                  0                       0                       0 No              296
    69                    0               0                  0                       0                       0 No              188
    71                    0               0                  0                       0                       0 No              252
    72                    0               0                  0                       0                       0 No              135
    73                    0               0                  0                       0                       0 N/A             330
    77                    0               0                  0                       0                       0 No              240
    85                    0               0                  0                       0                       0 No              104
    86                    0               0                  0                       0                       0 No               96
    88                    0               0                  0                       0                       0 No              166
    91                    0               0                  0                       0                       0 N/A             166
   91A                    0               0                  0                       0                       0 N/A             166
                        N/A             N/A                N/A                     N/A                     N/A N/A              45
                        N/A             N/A                N/A                     N/A                     N/A N/A              10
                        N/A             N/A                N/A                     N/A                     N/A N/A             111
   102                    0               0                  0                       0                       0 No               89


FOOTNOTES TO ANNEX B



Davanjer Portfolio          (1)    Units shown in the column labeled "Studios"
                                   represent number of beds for the mortgaged real
                                   properties securing the Davanjer Portfolio, as
                                   indicated on the rent roll dated April 27, 2005. The
                                   size of the mortgaged real properties are indicated
                                   in units of beds due to their concentration of
                                   student housing.

RV Ranch                    (2)    Please note that the mortgaged real property is
                                   one of two properties securing a whole loan of
                                   $3,500,000, the second property of which is a
                                   self-storage facility. Please also note that pads at
                                   the RV Ranch property are leased on either a
                                   daily, weekly, or monthly basis. The column
                                   labeled "Pad Rent" indicates the asking rate for
                                   each particular type of space and the column
                                   labeled "Pad Max" indicates the implied monthly
                                   rent for each rental space category.


                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   ANNEX C-1
                               PRICE/YIELD TABLES

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   ANNEX C-2
                                DECREMENT TABLES

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX C-2-1



                       PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES

                                                           0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                     OTHERWISE AT INDICATED CPR
                                 --------------------------------------------------------------------------------------------------
DISTRIBUTION DATE                     0% CPR              25% CPR              50% CPR             75% CPR              100% CPR
-----------------                --------------       --------------       --------------      ---------------      ---------------

Initial Percentage .............        100%                100%               100%                100%                100%
June 2006 ......................         85                   80                  76                   71                   67
June 2007 ......................         68                   60                  54                   51                   50
June 2008 ......................         47                   37                  32                   30                   30
June 2009 ......................         22                   11                   6                    5                    5
June 2010 and thereafter .......          0                    0                   0                    0                    0

Weighted Average Life (in years)       2.71                 2.35                2.16                 2.04                 1.92


                                                                     ANNEX C-2-2



                          PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES

                                                           0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                     OTHERWISE AT INDICATED CPR
                                  --------------------------------------------------------------------------------------------------
DISTRIBUTION DATE                      0% CPR              25% CPR              50% CPR             75% CPR              100% CPR
-----------------                 --------------       --------------       --------------      ---------------      ---------------

Initial Percentage .............         100%                100%               100%                100%                100%
June 2006 ......................         100                  100                 100                  100                  100
June 2007 ......................         100                  100                 100                  100                  100
June 2008 ......................         100                  100                 100                  100                  100
June 2009 ......................         100                  100                 100                  100                  100
June 2010 ......................          38                   28                  23                   17                    0
June 2011 and thereafter .......           0                    0                   0                    0                    0

Weighted Average Life (in years)        4.87                 4.83                4.80                 4.77                 4.59


                                                                     ANNEX C-2-3



                          PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES

                                                          0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                     OTHERWISE AT INDICATED CPR
                                  --------------------------------------------------------------------------------------------------
DISTRIBUTION DATE                      0% CPR              25% CPR              50% CPR             75% CPR              100% CPR
-----------------                 --------------       --------------       --------------      ---------------      ---------------

Initial Percentage .............         100%                100%               100%                100%                100%
June 2006 ......................         100                  100                 100                  100                  100
June 2007 ......................         100                  100                 100                  100                  100
June 2008 ......................         100                  100                 100                  100                  100
June 2009 ......................         100                  100                 100                  100                  100
June 2010 ......................         100                  100                 100                  100                   96
June 2011 ......................         100                   97                  96                   96                   96
June 2012 and thereafter .......           0                    0                   0                    0                    0

Weighted Average Life (in years)        6.46                 6.41                6.39                 6.36                 6.16


                                                                     ANNEX C-2-4



                              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-AB CERTIFICATES

                                                  0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                           OTHERWISE AT INDICATED CPR
                                  --------------------------------------------------------------------------------------------------
DISTRIBUTION DATE                      0% CPR              25% CPR              50% CPR             75% CPR              100% CPR
-----------------                 --------------       --------------       --------------      ---------------      ---------------

Initial Percentage .............         100%                100%               100%                100%                100%
June 2006 ......................         100                  100                 100                  100                  100
June 2007 ......................         100                  100                 100                  100                  100
June 2008 ......................         100                  100                 100                  100                  100
June 2009 ......................         100                  100                 100                  100                  100
June 2010 ......................          98                   98                  98                   98                   98
June 2011 ......................          69                   69                  69                   69                   70
June 2012 ......................          57                   57                  57                   57                   57
June 2013 ......................          33                   33                  33                   33                   33
June 2014 ......................           7                    7                   7                    7                    7
June 2015 and thereafter .......           0                    0                   0                    0                    0

Weighted Average Life (in years)        7.12                 7.11                7.11                 7.11                 7.11


                                                                     ANNEX C-2-5



                                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-4 CERTIFICATES

                                                     0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                           OTHERWISE AT INDICATED CPR
                                  --------------------------------------------------------------------------------------------------
DISTRIBUTION DATE                      0% CPR              25% CPR              50% CPR             75% CPR              100% CPR
-----------------                 --------------       --------------       --------------      ---------------      ---------------

Initial Percentage .............         100%                100%               100%                100%                100%
June 2006 ......................         100                  100                 100                  100                  100
June 2007 ......................         100                  100                 100                  100                  100
June 2008 ......................         100                  100                 100                  100                  100
June 2009 ......................         100                  100                 100                  100                  100
June 2010 ......................         100                  100                 100                  100                  100
June 2011 ......................         100                  100                 100                  100                  100
June 2012 ......................         100                  100                 100                  100                  100
June 2013 ......................         100                  100                 100                  100                  100
June 2014 ......................         100                  100                 100                  100                  100
June 2015 and thereafter .......           0                    0                   0                    0                    0

Weighted Average Life (in years)        9.73                 9.70                9.67                 9.62                 9.42


                                                                     ANNEX C-2-6



                             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-M CERTIFICATES

                                                           0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                     OTHERWISE AT INDICATED CPR
                                  --------------------------------------------------------------------------------------------------
DISTRIBUTION DATE                      0% CPR              25% CPR              50% CPR             75% CPR              100% CPR
-----------------                 --------------       --------------       --------------      ---------------      ---------------

Initial Percentage .............         100%                100%               100%                100%                100%
June 2006 ......................         100                  100                 100                  100                  100
June 2007 ......................         100                  100                 100                  100                  100
June 2008 ......................         100                  100                 100                  100                  100
June 2009 ......................         100                  100                 100                  100                  100
June 2010 ......................         100                  100                 100                  100                  100
June 2011 ......................         100                  100                 100                  100                  100
June 2012 ......................         100                  100                 100                  100                  100
June 2013 ......................         100                  100                 100                  100                  100
June 2014 ......................         100                  100                 100                  100                  100
June 2015 and thereafter .......           0                    0                   0                    0                    0

Weighted Average Life (in years)        9.88                 9.88                9.88                 9.88                 9.63


                                                                     ANNEX C-2-7



                                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-J CERTIFICATES

                                                0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                          OTHERWISE AT INDICATED CPR
                                  -------------------------------------------------------------------------------------------------
DISTRIBUTION DATE                     0% CPR              25% CPR              50% CPR             75% CPR              100% CPR
-----------------                 -------------       --------------       --------------      ---------------      ---------------

Initial Percentage .............        100%                100%               100%                100%                100%
June 2006 ......................        100                  100                 100                  100                  100
June 2007 ......................        100                  100                 100                  100                  100
June 2008 ......................        100                  100                 100                  100                  100
June 2009 ......................        100                  100                 100                  100                  100
June 2010 ......................        100                  100                 100                  100                  100
June 2011 ......................        100                  100                 100                  100                  100
June 2012 ......................        100                  100                 100                  100                  100
June 2013 ......................        100                  100                 100                  100                  100
June 2014 ......................        100                  100                 100                  100                  100
June 2015 and thereafter .......          0                    0                   0                    0                    0

Weighted Average Life (in years)       9.89                 9.88                9.88                 9.88                 9.73


                                                                     ANNEX C-2-8



                                  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                                            0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                     OTHERWISE AT INDICATED CPR
                                 --------------------------------------------------------------------------------------------------
DISTRIBUTION DATE                     0% CPR              25% CPR              50% CPR             75% CPR              100% CPR
-----------------                --------------       --------------       --------------      ---------------      ---------------

Initial Percentage .............        100%                100%               100%                100%                100%
June 2006 ......................        100                  100                 100                  100                  100
June 2007 ......................        100                  100                 100                  100                  100
June 2008 ......................        100                  100                 100                  100                  100
June 2009 ......................        100                  100                 100                  100                  100
June 2010 ......................        100                  100                 100                  100                  100
June 2011 ......................        100                  100                 100                  100                  100
June 2012 ......................        100                  100                 100                  100                  100
June 2013 ......................        100                  100                 100                  100                  100
June 2014 ......................        100                  100                 100                  100                  100
June 2015 and thereafter .......          0                    0                   0                    0                    0

Weighted Average Life (in years)       9.96                 9.96                9.96                 9.91                 9.79


                                                                     ANNEX C-2-9



                                      PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                                           0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                     OTHERWISE AT INDICATED CPR
                                  --------------------------------------------------------------------------------------------------
DISTRIBUTION DATE                      0% CPR              25% CPR              50% CPR             75% CPR              100% CPR
-----------------                 --------------       --------------       --------------      ---------------      ---------------

Initial Percentage .............         100%                100%               100%                100%                100%
June 2006 ......................         100                  100                 100                  100                  100
June 2007 ......................         100                  100                 100                  100                  100
June 2008 ......................         100                  100                 100                  100                  100
June 2009 ......................         100                  100                 100                  100                  100
June 2010 ......................         100                  100                 100                  100                  100
June 2011 ......................         100                  100                 100                  100                  100
June 2012 ......................         100                  100                 100                  100                  100
June 2013 ......................         100                  100                 100                  100                  100
June 2014 ......................         100                  100                 100                  100                  100
June 2015 and thereafter .......           0                    0                   0                    0                    0

Weighted Average Life (in years)        9.96                 9.96                9.96                 9.96                 9.82


                                                                    ANNEX C-2-10



                                         PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                                          0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                    OTHERWISE AT INDICATED CPR
                                 --------------------------------------------------------------------------------------------------
DISTRIBUTION DATE                     0% CPR              25% CPR              50% CPR             75% CPR              100% CPR
-----------------                --------------       --------------       --------------      ---------------      ---------------

Initial Percentage .............        100%                100%               100%                100%                100%
June 2006 ......................        100                  100                 100                  100                  100
June 2007 ......................        100                  100                 100                  100                  100
June 2008 ......................        100                  100                 100                  100                  100
June 2009 ......................        100                  100                 100                  100                  100
June 2010 ......................        100                  100                 100                  100                  100
June 2011 ......................        100                  100                 100                  100                  100
June 2012 ......................        100                  100                 100                  100                  100
June 2013 ......................        100                  100                 100                  100                  100
June 2014 ......................        100                  100                 100                  100                  100
June 2015 and thereafter .......          0                    0                   0                    0                    0

Weighted Average Life (in years)       9.96                 9.96                9.96                 9.96                 9.88


                                                                    ANNEX C-2-11



                                  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                                             0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                    OTHERWISE AT INDICATED CPR
                                  --------------------------------------------------------------------------------------------------
DISTRIBUTION DATE                     0% CPR              25% CPR              50% CPR             75% CPR              100% CPR
-----------------                 --------------       --------------       --------------      ---------------      ---------------
Initial Percentage .............         100%                100%               100%                100%                100%
June 2006 ......................         100                  100                 100                  100                  100
June 2007 ......................         100                  100                 100                  100                  100
June 2008 ......................         100                  100                 100                  100                  100
June 2009 ......................         100                  100                 100                  100                  100
June 2010 ......................         100                  100                 100                  100                  100
June 2011 ......................         100                  100                 100                  100                  100
June 2012 ......................         100                  100                 100                  100                  100
June 2013 ......................         100                  100                 100                  100                  100
June 2014 ......................         100                  100                 100                  100                  100
June 2015 and thereafter .......           0                    0                   0                    0                    0

Weighted Average Life (in years)        9.96                 9.96                9.96                 9.96                 9.88


                                                                    ANNEX C-2-12



                                    PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES

                                                          0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                    OTHERWISE AT INDICATED CPR
                                  --------------------------------------------------------------------------------------------------
DISTRIBUTION DATE                      0% CPR             25% CPR              50% CPR             75% CPR              100% CPR
-----------------                 --------------       --------------       --------------      ---------------      ---------------

Initial Percentage .............         100%                100%               100%                100%                100%
June 2006 ......................         100                  100                 100                  100                  100
June 2007 ......................         100                  100                 100                  100                  100
June 2008 ......................         100                  100                 100                  100                  100
June 2009 ......................         100                  100                 100                  100                  100
June 2010 ......................         100                  100                 100                  100                  100
June 2011 ......................         100                  100                 100                  100                  100
June 2012 ......................         100                  100                 100                  100                  100
June 2013 ......................         100                  100                 100                  100                  100
June 2014 ......................         100                  100                 100                  100                  100
June 2015 ......................          41                   24                   2                    0                    0
June 2016 and thereafter .......           0                    0                   0                    0                    0

Weighted Average Life (in years)        9.99                 9.98                9.96                 9.96                 9.88


                                    ANNEX D
                      FORM OF DISTRIBUTION DATE STATEMENT

                    [THIS PAGE INTENTIONALLY LEFT BLANK.]



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       7/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         7/15/2005
135 S. LaSalle Street Suite 1625                           SERIES 2005-C3                         Prior Payment:              N/A
Chicago, IL   60603                                                                               Next Payment:         8/17/2005
                                                                                                  Record Date:
                                                       ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                    Analyst:
                                                   REPORTING PACKAGE TABLE OF CONTENTS
====================================================================================================================================

===============================   =======================================================  =========================================
                                |                                                Page(s) |  Closing Date:
Issue Id:              LUBS05C3 | REMIC Certificate Report                               |  First Payment Date:           7/15/2005
Monthly Data File Name:         | Bond Interest Reconciliation                           |  Assumed Final Payment Date:
          LUBS05C3_YYYYMM_3.zip | Cash Reconciliation Summary                            |  ========================================
=============================== | 15 Month Historical Loan Status Summary                |
                                | 15 Month Historical Payoff/Loss Summary                |
                                | Historical Collateral Level Prepayment Report          |
                                | Delinquent Loan Detail                                 |
                                | Mortgage Loan Characteristics                          |
                                | Loan Level Detail                                      |
                                | Specially Serviced Report                              |
                                | Modified Loan Detail                                   |
                                | Realized Loss Detail                                   |
                                | Appraisal Reduction Detail                             |
===============================   =======================================================  =========================================

====================================================================================================================================
                                                     PARTIES TO THE TRANSACTION
------------------------------------------------------------------------------------------------------------------------------------
                                        DEPOSITOR: Structured Asset Securities Corporation II
                                        UNDERWRITER: Lehman Brothers Inc., UBS Securities LLC
                                       MASTER SERVICER: Wells Fargo Bank, National Association
                                             SPECIAL SERVICER: J.E. Robert Company, Inc.
                                   RATING AGENCY: Moody's Investors Service, Inc., Standard & Poor's

====================================================================================================================================

====================================================================================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
------------------------------------------------------------------------------------------------------------------------------------
                                LaSalle Web Site                                    www.etrustee.net
                                Servicer Website
                                LaSalle Factor Line                                   (800) 246-5761
====================================================================================================================================



06/11/2005 - 00:47 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO
LaSalle Bank N.A.
                                                 LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       7/15/2005
WAC:                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         7/15/2005
WA Life Term:                                              SERIES 2005-C3                         Prior Payment:              N/A
WA Amort Term:                                                                                    Next Payment:         8/17/2005
Current Index:                                                                                    Record Date:
Next Index:                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                                        REMIC CERTIFICATE REPORT




===================================================================================================================================
          ORIGINAL    |  OPENING     PRINCIPAL    PRINCIPAL       NEGATIVE   |   CLOSING    INTEREST      INTEREST     PASS-THROUGH
 CLASS  FACE VALUE (1)|  BALANCE      PAYMENT    ADJ. OR LOSS   AMORTIZATION |   BALANCE   PAYMENT (2)   ADJUSTMENT        RATE
 CUSIP    Per 1,000   | Per 1,000    Per 1,000    Per 1,000       Per 1,000  |  Per 1,000   Per 1,000    Per 1,000     Next Rate (3)
----------------------|------------------------------------------------------|------------------------------------------------------

                      |                                                      |
                      |                                                      |
                      |                                                      |
                      |                                                      |
                      |                                                      |
                      |                                                      |
                      |                                                      |
------------------------------------------------------------------------------------------------------------------------------------
             0.00           0.00          0.00        0.00           0.00            0.00         0.00      0.00
====================================================================================================================================
                                                                               Total P&I Payment  0.00
                                                                               ========================


Notes:  (1) N denotes notional balance not included in total
        (2) Accrued Interest plus/minus Interest Adjustment minus Deferred
            Interest equals Interest Payment
        (3) Estimated

06/11/2005 - 00:47 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                          LB-UBS COMMERCIAL MORTGAGE TRUST                Statement Date:       7/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         7/15/2005
                                                          SERIES 2005-C3                          Prior Payment:              N/A
                                                                                                  Next Payment:         8/17/2005
                                                                                                  Record Date:
                                                   ABN AMRO ACCT: XX-XXXX-XX-X

                                                  BOND INTEREST RECONCILIATION


================================================================
         |                   |                 |
         |                   |                 |
         |     Accrual       |                 |     Accrued
         |  -------------    |    Pass Thru    |   Certificate
  Class  |   Method  Days    |       Rate      |     Interest
---------|-------------------|-----------------|----------------
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |    ----------
         |                   |                 |        0.00
===============================================================



========================================================================================================
                Deductions               |                         Additions
-----------------------------------------|--------------------------------------------------------------
               Deferred &                |     Prior         Int Accrual        Prepay-        Other
 Allocable     Accretion       Interest  |   Int. Short-       on prior          ment         Interest
   PPIS         Interest       Loss/Exp  |    falls Due      Shortfall (3)     Penalties    Proceeds (1)
-----------------------------------------|--------------------------------------------------------------

           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
--------------------------------------------------------------------------------------------------------
    0.00          0.00          0.00            0.00                                  0.00         0.00
========================================================================================================





=================================================================================
              |          |                |   Remaining  |
Distributable | Interest | Current Period |  Outstanding |   Credit Support
 Certificate  |  Payment | (Shortfall)/   |   Interest   |-----------------------
Interest (2)  |  Amount  |   Recovery     |  Shortfalls  | Original | Current (4)
---------------------------------------------------------------------------------
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
---------------------------------------------------------
         0.00     0.00                               0.00
=================================================================================


(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Distributable Interest of the bonds.
(2) Accrued - Deductions + Additional Interest.
(3) Where applicable.
(4) Determined as follows: (A) the ending balance of all the classes less (B)
    the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

06/11/2005 - 00:47 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       7/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         7/15/2005
                                                          SERIES 2005-C3                          Prior Payment:              N/A
                                                                                                  Next Payment:         8/17/2005
                                                                                                  Record Date:
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                 CASH RECONCILIATION SUMMARY




========================================================             ========================================================

-----------------------------------------------------                --------------------------------------------------------
         INTEREST SUMMARY                                                           PRINCIPAL SUMMARY
-----------------------------------------------------                --------------------------------------------------------
Current Scheduled Interest                                           SCHEDULED PRINCIPAL:
Less Deferred Interest                                               --------------------
Less PPIS Reducing Scheduled Int                                     Current Scheduled Principal
Plus Gross Advance Interest                                          Advanced Scheduled Principal
Less ASER Interest Adv Reduction                                     --------------------------------------------------------
Less Other Interest Not Advanced                                     Scheduled Principal
Less Other Adjustment                                                --------------------------------------------------------
-----------------------------------------------------                UNSCHEDULED PRINCIPAL:
Total                                                                ----------------------
-----------------------------------------------------                Curtailments
UNSCHEDULED INTEREST:                                                Advanced Scheduled Principal
-----------------------------------------------------                Liquidation Proceeds
Prepayment Penalties                                                 Repurchase Proceeds
Yield Maintenance Penalties                                          Other Principal Proceeds
Other Interest Proceeds                                              --------------------------------------------------------
-----------------------------------------------------                Total Unscheduled Principal
Total                                                                --------------------------------------------------------
-----------------------------------------------------                Remittance Principal
Less Fees Paid to Servicer                                           --------------------------------------------------------
Less Fee Strips Paid by Servicer                                     Remittance P&I Due Trust
-----------------------------------------------------                --------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER                             Remittance P&I Due Certs
-----------------------------------------------------                --------------------------------------------------------
Special Servicing Fees
Workout Fees
Liquidation Fees
Interest Due Serv on Advances
Non Recoverable Advances                                             --------------------------------------------------------
Misc. Fees & Expenses                                                                   POOL BALANCE SUMMARY
-----------------------------------------------------                --------------------------------------------------------
Plus Trustee Fees Paid by Servicer                                                                 Balance           Count
-----------------------------------------------------                --------------------------------------------------------
Total Unscheduled Fees & Expenses                                    Beginning Pool
-----------------------------------------------------                Scheduled Principal
Total Interest Due Trust                                             Unscheduled Principal
-----------------------------------------------------                Deferred Interest
LESS FEES & EXPENSES PAID BY/TO TRUST                                Liquidations
-----------------------------------------------------                Repurchases
Trustee Fee                                                          --------------------------------------------------------
Fee Strips                                                           Ending Pool
Misc. Fees                                                           --------------------------------------------------------
Interest Reserve Withholding
Plus Interest Reserve Deposit
-----------------------------------------------------
Total
-----------------------------------------------------
Total Interest Due Certs
-----------------------------------------------------

========================================================

-------------------------------------------------------
             SERVICING FEE SUMMARY
-------------------------------------------------------
Current Servicing Fees
Plus Fees Advanced for PPIS
Less Reduction for PPIS
Plus Delinquent Servicing Fees
-------------------------------------------------------
Total Servicing Fees
-------------------------------------------------------

-------------------------------------------------------
                   PPIS SUMMARY
-------------------------------------------------------
Gross PPIS
Reduced by PPIE
Reduced by Shortfalls in Fees
Reduced by Other Amounts
-------------------------------------------------------
PPIS Reducing Scheduled Interest
-------------------------------------------------------
PPIS Reducing Servicing Fee
-------------------------------------------------------
PPIS Due Certificate
-------------------------------------------------------

-------------------------------------------------------
      ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
-------------------------------------------------------
                           Principal         Interest
-------------------------------------------------------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
-------------------------------------------------------
Ending Outstanding
-------------------------------------------------------


06/11/2005 - 00:47 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       7/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         7/15/2005
                                                          SERIES 2005-C3                          Prior Payment:              N/A
                                                                                                  Next Payment:         8/17/2005
                                                                                                  Record Date:
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                   ASSET BACKED FACTS ~15 MONTH HISTORICAL LOAN STATUS SUMMARY




=================   =======================================================================================================
                                                           Delinquency Aging Categories
                    -------------------------------------------------------------------------------------------------------
 Distribution            Delinq 1 Month       Delinq 2 Months     Delinq 3+ Months      Foreclosure           REO
                    -------------------------------------------------------------------------------------------------------
     Date              #       Balance        #      Balance      #      Balance       #      Balance     #       Balance
================    =======================================================================================================

   07/15/05

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

================    =======================================================================================================


===============================================================
              Special Event Categories (1)
---------------------------------------------------------------
    Modifications      Specially Serviced      Bankruptcy
---------------------------------------------------------------
   #       Balance      #      Balance       #      Balance
===============================================================

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

===============================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the
    Appropriate Delinquency Aging Category.

06/11/2005 - 00:47 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       7/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         7/15/2005
                                                          SERIES 2005-C3                          Prior Payment:              N/A
                                                                                                  Next Payment:         8/17/2005
                                                                                                  Record Date:
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                     ASSET BACKED FACTS ~15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY




====================================================================================================================================
Distribution   Ending Pool (1)       Payoffs (2)          Penalties     Appraisal Reduct. (2)  Liquidations (2)  Realized Losses (2)
            ------------------------------------------------------------------------------------------------------------------------
    Date       #       Balance     #       Balance     #      Amount      #       Balance       #      Balance      #      Amount
====================================================================================================================================

  07/15/05

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================



===========================================
  Remaining Term     Curr Weighted Avg.
-------------------------------------------
  Life     Amort.    Coupon       Remit
===========================================

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

===========================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

06/11/2005 - 00:47 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       7/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         7/15/2005
                                                          SERIES 2005-C3                          Prior Payment:              N/A
                                                                                                  Next Payment:         8/17/2005
                                                                                                  Record Date:
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                          HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT





=========================== =====================================================================
  Disclosure      Payoff        Initial                                 Payoff        Penalty
   Control #      Period        Balance               Type              Amount        Amount
--------------------------- =====================================================================

================================================================================================
                            CURRENT                                              0             0
                            CUMULATIVE
                                                                    ============================


===========================  ============================================
 Prepayment     Maturity            Property             Geographic
    Date          Date                Type                Location
===========================  ============================================

============================================================================

06/11/2005 - 00:47 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       7/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         7/15/2005
                                                          SERIES 2005-C3                          Prior Payment:              N/A
                                                                                                  Next Payment:         8/17/2005
                                                                                                  Record Date:
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                      DELINQUENT LOAN DETAIL





============================================================================================================
                                         Paid                          Outstanding         Out. Property
   Disclosure                            Thru         Current P&I          P&I               Protection
    Control #                            Date           Advance         Advances**            Advances
============================================================================================================

=============================================================================================================
A.  P&I Advance - Loan in Grace Period                             1.  P&I Advance - Loan delinquent 1 month
B.  P&I Advance - Late Payment but (less than) 1 month delinq      2.  P&I Advance - Loan delinquent 2 months
=============================================================================================================




======================================================================================
                      Special
     Advance          Servicer       Foreclosure       Bankruptcy          REO
 Description (1)   Transfer Date         Date             Date             Date
======================================================================================

======================================================================================

3.  P&I Advance - Loan delinquent 3 months or More    7. P&I Advance (Foreclosure)
4.  Matured Balloon/Assumed Scheduled Payment         9. P&I Advance (REO)
5.  Prepaid in Full                                   9. REO
6.  Specially Serviced                               10. DPO
                                                     11. Modification
======================================================================================


**  Outstanding P&I Advances include the current period P&I Advance

06/11/2005 - 00:47 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       7/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         7/15/2005
                                                          SERIES 2005-C3                          Prior Payment:              N/A
                                                                                                  Next Payment:         8/17/2005
                                                                                                  Record Date:
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                  MORTGAGE LOAN CHARACTERISTICS



                  DISTRIBUTION OF PRINCIPAL BALANCES
================================================================================
 Current Scheduled     # of     Scheduled     % of        Weighted Average
                                                     ---------------------------
     Balances          Loans    Balance     Balance    Term    Coupon    DSCR
================================================================================

================================================================================
                           0              0    0.00%
================================================================================
Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance

              DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
===============================================================================
  Fully Amortizing    # of     Scheduled     % of         Weighted Average
                                                    ---------------------------
   Mortgage Loans     Loans     Balance    Balance    Term    Coupon    DSCR
===============================================================================

===============================================================================
                          0           0      0.00%
===============================================================================
                                             Minimum Remaining Term
                                             Maximum Remaining Term

                    DISTRIBUTION OF MORTGAGE INTEREST RATES
================================================================================
   Current Mortgage      # of    Scheduled    % of         Weighted Average
                                                     ---------------------------
    Interest Rate       Loans     Balance    Balance   Term    Coupon     DSCR
================================================================================

================================================================================
                             0          0     0.00%
================================================================================
Minimum Mortgage Interest Rate              10.0000%
Maximum Mortgage Interest Rate              10.0000%

                   DISTRIBUTION OF REMAINING TERM (BALLOON)
================================================================================
        Balloon            # of   Scheduled    % of         Weighted Average
                                                       -------------------------
    Mortgage Loans        Loans    Balance    Balance   Term   Coupon    DSCR
================================================================================
   0       to       60
  61       to      120
 121       to      180
 181       to      240
 241       to      360

================================================================================
                               0        0     0.00%
================================================================================
Minimum Remaining Term        0
Maximum Remaining Term        0

06/11/2005 - 00:47 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       7/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         7/15/2005
                                                           SERIES 2005-C3                         Prior Payment:              N/A
                                                                                                  Next Payment:         8/17/2005
                                                                                                  Record Date:
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                  MORTGAGE LOAN CHARACTERISTICS



                       DISTRIBUTION OF DSCR (CURRENT)
================================================================================
   Debt Service         # of     Scheduled     % of
  Coverage Ratio        Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================

================================================================================
                            0              0    0.00%
================================================================================
Maximum  DSCR               0.000
Minimum  DSCR               0.000

                      DISTRIBUTION OF DSCR (CUTOFF)
================================================================================
   Debt Service        # of     Scheduled     % of
  Coverage Ratio       Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================

================================================================================
                           0              0    0.00%
================================================================================
Maximum  DSCR            0.00
Minimum  DSCR            0.00

                         GEOGRAPHIC DISTRIBUTION
================================================================================
                       # of     Scheduled    % of
  Geographic Location  Loans     Balance    Balance   WAMM     WAC       DSCR
================================================================================

================================================================================
                                     0                 0.00%
================================================================================

06/11/2005 - 00:47 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       7/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         7/15/2005
                                                          SERIES 2005-C3                          Prior Payment:              N/A
                                                                                                  Next Payment:         8/17/2005
                                                                                                  Record Date:
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                  MORTGAGE LOAN CHARACTERISTICS



                    DISTRIBUTION OF PROPERTY TYPES
================================================================================
                        # of     Scheduled     % of
   Property Types       Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================

================================================================================
                            0              0    0.00%
================================================================================

                   DISTRIBUTION OF AMORTIZATION TYPE
================================================================================
                        # of     Scheduled     % of
   Amortization Type    Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================

================================================================================

================================================================================

                       DISTRIBUTION OF LOAN SEASONING
================================================================================
                      # of      Scheduled    % of
  Number of Years     Loans     Balance    Balance   WAMM     WAC       DSCR
================================================================================

================================================================================
                         0           0    0.00%
================================================================================

                  DISTRIBUTION OF YEAR LOANS MATURING
================================================================================
                     # of    Scheduled     % of
        Year        Loans     Balance     Balance    WAMM     WAC    DSCR
================================================================================
        2003
        2004
        2005
        2006
        2007
        2008
        2009
        2010
        2011
        2012
        2013
   2014 & Longer
================================================================================
                       0          0      0.00%
================================================================================

06/11/2005 - 00:47 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       7/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         7/15/2005
                                                       SERIES 2005-C3                             Prior Payment:              N/A
                                                                                                  Next Payment:         8/17/2005
                                                                                                  Record Date:
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                        LOAN LEVEL DETAIL





======================================================================================================
                                                                      Operating                Ending
   Disclosure              Property                                   Statement   Maturity   Principal
   Control #     Grp         Type         State    DSCR      NOI        Date       Date       Balance
======================================================================================================

======================================================================================================
======================================================================================================
                                          W/Avg    0.00           0                                 0
======================================================================================================


================================================================================
                              Spec.       Loan

  Note      Scheduled   Mod.  Serv  ASER  Status            Prepayment
                                                 -------------------------------
  Rate         P&I      Flag  Flag  Flag  Code(1)  Amount     Penalty      Date
================================================================================

================================================================================
                   0                                   0           0
================================================================================

================================================================================
    *   NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1)   Legend:    A.  P&I Adv -  in Grace Period
                 B.  P&I Adv -  (less than) one month delinq
                 1.  P&I Adv -  delinquent 1 month
                 2.  P&I Adv -  delinquent 2 months
                 3.  P&I Adv -  delinquent 3+ months
                 4.  Mat. Balloon/Assumed  P&I
                 5.  Prepaid in Full
                 6.  Specially  Serviced
                 7.  Foreclosure
                 8.  Bankruptcy
                 9.  REO
                 10. DPO
                 11. Modification
 ===============================================================================

06/11/2005 - 00:47 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       7/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         7/15/2005
                                                         SERIES 2005-C3                           Prior Payment:              N/A
                                                                                                  Next Payment:         8/17/2005
                                                                                                  Record Date:
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL



=========================== =========== ==================================
  Disclosure    Transfer    Loan Status               Balance
                                        ----------------------------------
  Control #       Date       Code (1)      Scheduled          Actual
=========================== =========== ==================================

=========================== =========== ==================================



========================================= ================================== ====================================
  Note       Maturity    Remaining Term            Property                                             NOI
                         ----------------
  Rate         Date       Life   Amort.              Type             State       NOI        DSCR      Date
========================================= ================================== ====================================

========================================= ================================== ====================================


(1)   Legend:    A.  P&I Adv -  in Grace Period
                 B.  P&I Adv -  (less than) one month delinq
                 1.  P&I Adv -  delinquent 1 month
                 2.  P&I Adv -  delinquent 2 months
                 3.  P&I Adv -  delinquent 3+ months
                 4.  Mat. Balloon/Assumed  P&I
                 5.  Prepaid in Full
                 6.  Specially  Serviced
                 7.  Foreclosure
                 8.  Bankruptcy
                 9.  REO
                 10. DPO
                 11. Modification

06/11/2005 - 00:47 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       7/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         7/15/2005
                                                         SERIES 2005-C3                           Prior Payment:              N/A
                                                                                                  Next Payment:         8/17/2005
                                                                                                  Record Date:
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS





=========================================================================================================
   Disclosure                Resolution
    Control #                 Strategy                                      Comments
=========================================================================================================

=========================================================================================================


06/11/2005 - 00:47 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       7/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         7/15/2005
                                                         SERIES 2005-C3                           Prior Payment:              N/A
                                                                                                  Next Payment:         8/17/2005
                                                                                                  Record Date:
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                    MODIFIED LOAN DETAIL





========================================================================================================================
                                 Cutoff       Modified
  Disclosure    Modification    Maturity      Maturity                                      Modification
   Control #        Date          Date          Date                                         Description
------------------------------------------------------------------------------------------------------------------------

========================================================================================================================


06/11/2005 - 00:47 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       7/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         7/15/2005
                                                         SERIES 2005-C3                           Prior Payment:              N/A
                                                                                                  Next Payment:         8/17/2005
                                                                                                  Record Date:
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                     REALIZED LOSS DETAIL





=====================================================================================================
                                                                     Beginning
                     Disclosure       Appraisal      Appraisal       Scheduled           Gross
     Period          Control #          Date           Value          Balance          Proceeds
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
CURRENT TOTAL                                                                 0.00              0.00
CUMULATIVE                                                                    0.00              0.00
=====================================================================================================


================================================================================
   Gross Proceeds       Aggregate       Net        Net Proceeds
    as a % of         Liquidation   Liquidation      as a % of      Realized
  Sched Principal      Expenses *    Proceeds     Sched. Balance      Loss
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             0.00            0.00                           0.00
                             0.00            0.00                           0.00
================================================================================

 * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

06/11/2005 - 00:47 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.



ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:       7/15/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:         7/15/2005
                                                         SERIES 2005-C3                           Prior Payment:              N/A
                                                                                                  Next Payment:         8/17/2005
                                                                                                  Record Date:
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                  APPRAISAL REDUCTION DETAIL



=========================== ==================================================
  Disclosure    Appraisal    Scheduled       ARA      Current P&I
   Control #    Red. Date     Balance       Amount      Advance       ASER
=========================== ==================================================

=========================== ==================================================



========================================== ============================= ======== ============================
  Note       Maturity     Remaining Term          Property                                  Appraisal
                         -----------------                                        ----------------------------
  Rate         Date        Life   Amort.            Type          State   DSCR        Value         Date
========================================== ============================= ======== ============================

========================================== ============================= ======== ============================


06/11/2005 - 00:47 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX E
                            REFERENCE RATE SCHEDULE

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX F
                 CLASS A-AB PLANNED PRINCIPAL BALANCE SCHEDULE

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX G

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered LB-UBS Commercial
Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through Certificates, Series
2005-C3, Class X-CP, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4,
Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F, will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or
Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement.
Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the
11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including
June 11, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC

                                      G-1

participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of
Clearstream or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two
DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including June 11, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.
Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o   borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
         Euroclear accounts, in accordance with the clearing system's customary procedures;

     o   borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

                                      G-2

     o   staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A
non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

     1.  from a non-U.S. holder that is classified as a corporation for U.S.
         federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form
         W-8BEN (or any successor form);

     2.  from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form
         W-8ECI (or any successor form);

     3.  from a non-U.S. holder that is classified as a partnership for U.S.
         federal income tax purposes, a duly completed and executed IRS Form
         W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4.  from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

         (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
             Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)

             (i)   stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the
                   qualified intermediary is created, incorporated or governed,

             (ii)  certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under
                   section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

             (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified
                   intermediary, and

             (iv)  providing any other information, certifications, or
                   statements that may be required by the IRS Form W-8IMY or
                   accompanying instructions in addition to, or in lieu of, the information and certifications described in section
                   1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
                   Regulations; or

         (b) if the intermediary is not a qualified intermediary (a
             "nonqualified intermediary"), a duly completed and executed IRS
             Form W-8IMY (or any successor or substitute form)--

             (i)   stating the name and permanent residence address of the
                   nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

             (ii)  certifying that the nonqualified intermediary is not acting for its own account,

             (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to
                   substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

             (iv)  providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section
                   1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations;
                   or

                                      G-3

     5.  from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any
         non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form
W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

     o   provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

     o   provides a duly completed and executed IRS Form W-9, if the holder is a
         U.S. person; or

     o   can be treated as an "exempt recipient" within the meaning of section
         1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
         corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                      G-4

PROSPECTUS

                  STRUCTURED ASSET SECURITIES CORPORATION II,

                                 THE DEPOSITOR

                      MORTGAGE PASS-THROUGH CERTIFICATES,

                              ISSUABLE IN SERIES

     Our name is Structured Asset Securities Corporation II. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See
"Method of Distribution."

                    THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. Each series of offered certificates will--

o    have its own series designation,

o    consist of one or more classes with various payment characteristics,

o    evidence beneficial ownership interests in a trust established by us, and

o    be payable solely out of the related trust assets.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

                    THE TRUST ASSETS:

The assets of each of our trusts will include--

o    mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties,

o    mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

o    some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters'
compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

-------------------------------------------------------------------------------

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 13 IN THIS
PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT,
PRIOR TO INVESTING.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

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                 THE DATE OF THIS PROSPECTUS IS JUNE 13, 2005.

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                        -----

      IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

               AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus is part of that registration statement, but the registration statement contains additional information. Our registration statement and the exhibits to it may be read and copied at prescribed rates at the SEC's Public Reference Room at 100 F Street,
N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
The SEC maintains an internet website that contains reports and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at
http://www.sec.gov.

     All documents that are subsequently filed for the related trust pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as
amended, prior to the termination of an offering of certificates by this prospectus, shall be deemed incorporated by reference into this prospectus.
Upon written or oral request, we will provide, at no charge, to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference and that have not been delivered with the prospectus. All requests should be directed to
Structured Asset Securities Corporation II, 745 Seventh Avenue, New York, New
York 10019. Our main telephone number is 212-526-7000.

                             SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE....................   Structured Asset Securities Corporation II.
                                 We are a Delaware corporation. Our principal
                                 offices are located at 745 Seventh Avenue, New
                                 York, New York 10019. Our main telephone number
                                 is 212-526-7000. See "Structured Asset
                                 Securities Corporation II."

THE SECURITIES BEING OFFERED...  The securities that will be offered by this prospectus and the related prospectus
                                 supplements consist of mortgage pass-through
                                 certificates. These certificates will be issued
                                 in series, and each series will, in turn,
                                 consist of one or more classes. Each class of
                                 offered certificates must, at the time of
                                 issuance, be assigned an investment grade
                                 rating by at least one nationally recognized
                                 statistical rating organization. Typically, the
                                 four highest rating categories, within which
                                 there may be sub-categories or gradations to
                                 indicate relative standing, signify investment
                                 grade. See "Rating."

                                 Each series of offered certificates will
                                 evidence beneficial ownership interests in a
                                 trust established by us and containing the
                                 assets described in this prospectus and the
                                 related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES.. We may not publicly offer all the mortgage pass-through certificates evidencing interests
                                 in one of our trusts. We may elect to retain
                                 some of those certificates, to place some
                                 privately with institutional investors or to
                                 deliver some to the applicable seller as
                                 partial consideration for the related mortgage
                                 assets. In addition, some of those certificates
                                 may not satisfy the rating requirement for
                                 offered certificates described under "--The
                                 Securities Being Offered" above.

THE GOVERNING DOCUMENTS.......   In general, a pooling and servicing agreement
                                 or other similar agreement or collection of
                                 agreements will govern, among other things--

                                 o  the issuance of each series of offered
                                    certificates,

                                 o  the creation of and transfer of assets to
                                    the related trust, and

                                 o  the servicing and administration of those
                                    assets.

                                 The parties to the governing document(s) for a
                                 series of offered certificates will always
                                 include us and a trustee. We will be
                                 responsible for establishing the trust
                                 relating to each series of offered
                                 certificates. In addition, we will transfer or
                                 arrange for the transfer of the initial trust
                                 assets to that trust.

                                 In general, the trustee for a series of
                                 offered certificates will be responsible for,
                                 among other things, making payments and
                                 preparing and disseminating various reports to
                                 the holders of those offered certificates.

                                 If the trust assets for a series of offered
                                 certificates include mortgage loans, the
                                 parties to the governing document(s) will also
                                 include--

                                 o  a master servicer that will generally be
                                    responsible for performing customary
                                    servicing duties with respect to those
                                    mortgage loans that are not defaulted,
                                    nonperforming or otherwise problematic in
                                    any material respect, and

                                 o  a special servicer that will generally be
                                    responsible for servicing and administering
                                    those mortgage loans that are defaulted,
                                    nonperforming or otherwise problematic in
                                    any material respect and real estate assets
                                    acquired as part of the related trust with
                                    respect to defaulted mortgage loans.

                                 The same person or entity, or affiliated
                                 entities, may act as both master servicer and
                                 special servicer for any trust.

                                 If the trust assets for a series of offered
                                 certificates include mortgage-backed
                                 securities, the parties to the governing
                                 document(s) may also include a manager that
                                 will be responsible for performing various
                                 administrative duties with respect to those
                                 mortgage-backed securities. If the related
                                 trustee assumes those duties, however, there
                                 will be no manager.

                                 In the related prospectus supplement, we will
                                 identify the trustee and any master servicer,
                                 special servicer or manager for each series of
                                 offered certificates and will describe their
                                 respective duties in further detail. See
                                 "Description of the Governing Documents."
CHARACTERISTICS OF THE
 MORTGAGE ASSETS...............  The trust assets with respect to any series of offered certificates will, in general, include
                                 mortgage loans. Each of those mortgage loans
                                 will constitute the obligation of one or more
                                 persons to repay a debt. The performance of
                                 that obligation will be secured by a first or
                                 junior lien on, or security interest in, the
                                 ownership, leasehold or other interest(s) of
                                 the related borrower or another person in or
                                 with respect to one or more commercial or
                                 multifamily real properties. In particular,
                                 those properties may include:

                                 o  rental or cooperatively-owned buildings with
                                    multiple dwelling units;

                                 o  retail properties related to the sale of
                                    consumer goods and other products, or
                                    related to providing entertainment,
                                    recreational or personal services, to the
                                    general public;

                                 o  office buildings;

                                 o  hospitality properties;

                                 o  casino properties;

                                 o  health care-related facilities;

                                 o  industrial facilities;

                                 o  warehouse facilities, mini-warehouse
                                    facilities and self-storage facilities;

                                 o  restaurants, taverns and other
                                    establishments involved in the food and
                                    beverage industry;

                                 o  manufactured housing communities, mobile
                                    home parks and recreational vehicle parks;

                                 o  recreational and resort properties;

                                 o  arenas and stadiums;

                                 o  churches and other religious facilities;

                                 o  parking lots and garages;

                                 o  mixed use properties;

                                 o  other income-producing properties; and/or

                                 o  unimproved land.

                                 The mortgage loans underlying a series of
                                 offered certificates may have a variety of
                                 payment terms. For example, any of those
                                 mortgage loans--

                                 o  may provide for the accrual of interest at a
                                    mortgage interest rate that is fixed over
                                    its term, that resets on one or more
                                    specified dates or that otherwise adjusts
                                    from time to time;

                                 o  may provide for the accrual of interest at a
                                    mortgage interest rate that may be converted
                                    at the borrower's election from an
                                    adjustable to a fixed interest rate or from
                                    a fixed to an adjustable interest rate;

                                 o  may provide for no accrual of interest;

                                 o  may provide for level payments to stated
                                    maturity, for payments that reset in amount
                                    on one or more specified dates or for
                                    payments that otherwise adjust from time to
                                    time to accommodate changes in the mortgage
                                    interest rate or to reflect the occurrence
                                    of specified events;

                                 o  may be fully amortizing or, alternatively,
                                    may be partially amortizing or
                                    nonamortizing, with a substantial payment of
                                    principal due on its stated maturity date;

                                 o  may permit the negative amortization or
                                    deferral of accrued interest;

                                 o  may prohibit some or all voluntary
                                    prepayments or require payment of a premium,
                                    fee or charge in connection with those
                                    prepayments;

                                 o  may permit defeasance and the release of
                                    real property collateral in connection with
                                    that defeasance;

                                 o  may provide for payments of principal,
                                    interest or both, on due dates that occur
                                    monthly, bi-monthly, quarterly,
                                    semi-annually, annually or at some other
                                    interval; and/or

                                 o  may have two or more component parts, each
                                    having characteristics that are otherwise
                                    described in this prospectus as being
                                    attributable to separate and distinct
                                    mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates
                                 will be secured by liens on real properties
                                 located in the United States, its territories
                                 and possessions. However, some of those
                                 mortgage loans may be secured by liens on real
                                 properties located outside the United States,
                                 its territories and possessions, provided that
                                 foreign mortgage loans do not represent more
                                 than 10% of the related mortgage asset pool,
                                 by balance.

                                 We do not originate mortgage loans. However,
                                 some or all of the mortgage loans included in
                                 one of our trusts may be originated by our
                                 affiliates.

                                 Neither we nor any of our affiliates will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates. Unless we expressly state
                                 otherwise in the related prospectus
                                 supplement, no governmental agency or
                                 instrumentality will guarantee or insure
                                 repayment of any of the mortgage loans
                                 underlying a series of offered certificates.
                                 See "Description of the Trust Assets--Mortgage
                                 Loans."

                                 The trust assets with respect to any series of
                                 offered certificates may also include mortgage
                                 participations, mortgage pass-through
                                 certificates, collateralized mortgage
                                 obligations and other mortgage-backed
                                 securities, that evidence an interest in, or
                                 are secured by a pledge of, one or more
                                 mortgage loans of the type described above. We
                                 will not include a mortgage-backed security
                                 among the trust assets with respect to any
                                 series of offered certificates unless--

                                 o  the security has been registered under the
                                    Securities Act of 1933, as amended, or

                                 o  we would be free to publicly resell the
                                    security without registration.

                                 See "Description of the Trust Assets--Mortgage-
                                 Backed Securities."

                                 We will describe the specific characteristics
                                 of the mortgage assets underlying a series of
                                 offered certificates in the related prospectus
                                 supplement.

                                 In general, the total outstanding principal
                                 balance of the mortgage assets transferred by
                                 us to any particular trust will equal or
                                 exceed the initial total outstanding principal
                                 balance of the related series of certificates.
                                 In the event that the total outstanding
                                 principal balance of the related mortgage
                                 assets initially delivered by us to the
                                 related trustee is less than the initial total
                                 outstanding principal balance of any series of
                                 certificates, we may deposit or arrange for
                                 the deposit of cash or liquid investments on
                                 an interim basis with the related trustee to
                                 cover the shortfall. For 90 days following the
                                 date of initial issuance of that series of
                                 certificates, we will be entitled to obtain a
                                 release of the deposited cash or investments
                                 if we deliver or arrange for delivery of a
                                 corresponding amount of mortgage assets. If we
                                 fail, however, to deliver mortgage assets
                                 sufficient to make up the entire shortfall,
                                 any of the cash or, following liquidation,
                                 investments remaining on deposit with the
                                 related trustee will be used by the related
                                 trustee to pay down the total principal
                                 balance of the related series of certificates,
                                 as described in the related prospectus
                                 supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS....   If so specified in the related prospectus
                                 supplement, we or another specified person or
                                 entity may be permitted, at our or its option,
                                 but subject to the conditions specified in that
                                 prospectus supplement, to acquire from the
                                 related trust particular mortgage assets
                                 underlying a series of certificates in exchange
                                 for:

                                 o  cash that would be applied to pay down the
                                    principal balances of certificates of that
                                    series; and/or

                                 o  other mortgage loans or mortgage-backed
                                    securities that--

                                    1.  conform to the description of mortgage
                                        assets in this prospectus, and

                                    2.  satisfy the criteria set forth in the
                                        related prospectus supplement.

                                 In addition, if so specified in the related
                                 prospectus supplement, the related trustee may
                                 be authorized or required, to apply
                                 collections on the mortgage assets underlying
                                 a series of offered certificates to acquire
                                 new mortgage loans or mortgage-backed
                                 securities that--

                                    1.  conform to the description of mortgage
                                        assets in this prospectus, and

                                    2.  satisfy the criteria set forth in the
                                        related prospectus supplement.

                                 No replacement of mortgage assets or
                                 acquisition of new mortgage assets will be
                                 permitted if it would result in a
                                 qualification, downgrade or withdrawal of the
                                 then-current rating assigned by any rating
                                 agency to any class of affected offered
                                 certificates.

                                 Further, if so specified under circumstances
                                 described in the related prospectus
                                 supplement, a certificateholder of a series of
                                 certificates that includes offered
                                 certificates may exchange the certificates it
                                 holds for one or more of the mortgage loans or
                                 mortgage-backed securities constituting part
                                 of the mortgage pool underlying those
                                 certificates.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES..................   An offered certificate may entitle the holder
                                 to receive:

                                 o  a stated principal amount;

                                 o  interest on a principal balance or notional
                                    amount, at a fixed, variable or adjustable
                                    pass-through rate;

                                 o  specified, fixed or variable portions of the
                                    interest, principal or other amounts
                                    received on the related mortgage assets;

                                 o  payments of principal, with
                                    disproportionate, nominal or no payments of
                                    interest;

                                 o  payments of interest, with disproportionate,
                                    nominal or no payments of principal;

                                 o  payments of interest or principal that
                                    commence only as of a specified date or only
                                    after the occurrence of specified events,
                                    such as the payment in full of the interest
                                    and principal outstanding on one or more
                                    other classes of certificates of the same
                                    series;

                                 o  payments of principal to be made, from time
                                    to time or for designated periods, at a rate
                                    that is--

                                    1.  faster and, in some cases,
                                        substantially faster, or

                                    2.  slower and, in some cases,
                                        substantially slower,

                                    than the rate at which payments or other
                                    collections of principal are received on
                                    the related mortgage assets;

                                 o  payments of principal to be made, subject to
                                    available funds, based on a specified
                                    principal payment schedule or other
                                    methodology; or

                                 o  payments of all or part of the prepayment or
                                    repayment premiums, fees and charges, equity
                                    participations payments or other similar
                                    items received on the related mortgage
                                    assets.

                                 Any class of offered certificates may be
                                 senior or subordinate to one or more other
                                 classes of certificates of the same series,
                                 including a non-offered class of certificates
                                 of that series, for purposes of some or all
                                 payments and/or allocations of losses.

                                 A class of offered certificates may have two
                                 or more component parts, each having
                                 characteristics that are otherwise described
                                 in this prospectus as being attributable to
                                 separate and distinct classes.

                                 We will describe the specific characteristics
                                 of each class of offered certificates in the
                                 related prospectus supplement. See
                                 "Description of the Certificates."

CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY
RELATED PROTECTION FOR THE
OFFERED CERTIFICATES...........  Some classes of offered certificates may be protected in full or in part against defaults
                                 and losses, or select types of defaults and
                                 losses, on the related mortgage assets through
                                 the subordination of one or more other classes
                                 of certificates of the same series or by other
                                 types of credit support. The other types of
                                 credit support may include a letter of credit,
                                 a surety bond, an insurance policy, a
                                 guarantee, a credit derivative or a reserve
                                 fund. We will describe the credit support, if
                                 any, for each class of offered certificates in
                                 the related prospectus supplement.

                                 The trust assets with respect to any series of
                                 offered certificates may also include any of
                                 the following agreements:

                                 o  guaranteed investment contracts in
                                    accordance with which moneys held in the
                                    funds and accounts established with respect
                                    to those offered certificates will be
                                    invested at a specified rate;

                                 o  interest rate exchange agreements, interest
                                    rate cap or floor agreements, or other
                                    agreements and arrangements designed to
                                    reduce the effects of interest rate
                                    fluctuations on the related mortgage assets
                                    or on one or more classes of those offered
                                    certificates; or

                                 o  currency exchange agreements or other
                                    agreements and arrangements designed to
                                    reduce the effects of currency exchange rate
                                    fluctuations with respect to the related
                                    mortgage assets and one or more classes of
                                    those offered certificates.

                                 We will describe the types of reinvestment,
                                 interest rate and currency related protection,
                                 if any, for each class of offered certificates
                                 in the related prospectus supplement.

                                 See "Risk Factors," "Description of the Trust
                                 Assets" and "Description of Credit Support."

ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS...............   If the trust assets for a series of offered
                                 certificates include mortgage loans, then, as
                                 and to the extent described in the related
                                 prospectus supplement, the related master
                                 servicer, the related special servicer, the
                                 related trustee, any related provider of credit
                                 support and/or any other specified person

                                       10

                                 may be obligated to make, or may have the
                                 option of making, advances with respect to
                                 those mortgage loans to cover--

                                 o  delinquent scheduled payments of principal
                                    and/or interest, other than balloon
                                    payments,

                                 o  property protection expenses,

                                 o  other servicing expenses, or

                                 o  any other items specified in the related
                                    prospectus supplement.

                                 Any party making advances will be entitled to
                                 reimbursement from subsequent recoveries on
                                 the related mortgage loan and as otherwise
                                 described in this prospectus or the related
                                 prospectus supplement. That party may also be
                                 entitled to receive interest on its advances
                                 for a specified period. See "Description of
                                 the Certificates--Advances."

                                 If the trust assets for a series of offered
                                 certificates include mortgage-backed
                                 securities, we will describe in the related
                                 prospectus supplement any comparable advancing
                                 obligations with respect to those
                                 mortgage-backed securities or the underlying
                                 mortgage loans.

OPTIONAL TERMINATION..........   We will describe in the related prospectus
                                 supplement any circumstances in which a
                                 specified party is permitted or obligated to
                                 purchase or sell any of the mortgage assets
                                 underlying a series of offered certificates. In
                                 particular, a master servicer, special servicer
                                 or other designated party may be permitted or
                                 obligated to purchase or sell--

                                 o  all the mortgage assets in any particular
                                    trust, thereby resulting in a termination of
                                    the trust, or

                                 o  that portion of the mortgage assets in any
                                    particular trust as is necessary or
                                    sufficient to retire one or more classes of
                                    offered certificates of the related series.

                                 See "Description of the Certificates--
                                 Termination."

FEDERAL INCOME
 TAX CONSEQUENCES..............  Any class of offered certificates will constitute or evidence ownership of:

                                 o  regular interests or residual interests in a
                                    real estate mortgage investment conduit
                                    under Sections 860A through 860G of the
                                    Internal Revenue Code of 1986; or

                                 o  interests in a grantor trust under Subpart E
                                    of Part I of Subchapter J of the Internal
                                    Revenue Code of 1986.

                                 See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS..........   If you are a fiduciary or any other person
                                 investing assets of an employee benefit plan or
                                 other retirement plan or arrangement, you
                                 should review with your legal advisor whether
                                 the purchase or holding of offered certificates
                                 could give rise to

                                       11

                                 a transaction that is prohibited under the
                                 Employee Retirement Income Security Act of
                                 1974, as amended, or the Internal Revenue Code
                                 of 1986. See "ERISA Considerations."

LEGAL INVESTMENT..............   If your investment authority is subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements, or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the offered
                                 certificates. You should consult your legal
                                 advisor to determine whether and to what extent
                                 the offered certificates constitute a legal
                                 investment for you. We will specify in the
                                 related prospectus supplement which classes of
                                 the offered certificates will constitute
                                 mortgage related securities for purposes of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984, as amended. See "Legal Investment."

                                       12

                                 RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES
AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop.
There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     o  the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

     o  legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     o  investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties,
        and

     o  investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

                                       13

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED
ASSETS OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL
REQUIRED PAYMENTS ON THOSE CERTIFICATES

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See
"Description of the Certificates--Allocation of Losses and Shortfalls" and
"Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses.
For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o  an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

                                       14

     o  a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o  the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     o  the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o  vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     o  be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your
Offered Certificates; and the Rate and Timing of Those Prepayments May Be
Highly Unpredictable. If you purchase your

                                       15

offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans.
If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, Are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     There Is an Increased Risk of Default Associated with Balloon
Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

     o  the fair market value and condition of the underlying real property;

     o  the level of interest rates;

     o  the borrower's equity in the underlying real property;

     o  the borrower's financial condition;

     o  the operating history of the underlying real property;

     o  changes in zoning and tax laws;

     o  changes in competition in the relevant area;

     o  changes in rental rates in the relevant area;

                                       16

     o  changes in governmental regulation and fiscal policy;

     o  prevailing general and regional economic conditions;

     o  the state of the fixed income and mortgage markets; and

     o  the availability of credit for multifamily rental or commercial properties.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS UPON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     o  the sufficiency of the net operating income of the applicable real property;

     o  the market value of the applicable real property at or prior to maturity; and

     o  the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     o  the age, design and construction quality of the property;

     o  perceptions regarding the safety, convenience and attractiveness of the property;

     o  the characteristics of the neighborhood where the property is located;

                                       17

     o  the proximity and attractiveness of competing properties;

     o  the existence and construction of competing properties;

     o  the adequacy of the property's management and maintenance;

     o  national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o  local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o  demographic factors;

     o  customer tastes and preferences;

     o  retroactive changes in building codes; and

     o  changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     o  an increase in interest rates, real estate taxes and other operating expenses;

     o  an increase in the capital expenditures needed to maintain the property or make improvements;

     o  a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o  an increase in vacancy rates;

     o  a decline in rental rates as leases are renewed or replaced; and

     o  natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     o  the length of tenant leases;

     o  the creditworthiness of tenants;

     o  the rental rates at which leases are renewed or replaced;

     o  the percentage of total property expenses in relation to revenue;

     o  the ratio of fixed operating expenses to those that vary with revenues;
        and

     o  the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends
on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     o  to pay for maintenance and other operating expenses associated with the property;

     o  to fund repairs, replacements and capital improvements at the property;
        and

     o  to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

                                       18

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

     o  an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o  an increase in tenant payment defaults;

     o  a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o  an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o  a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include:

     o  the business operated by the tenants;

     o  the creditworthiness of the tenants; and

     o  the number of tenants.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a
Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property.
Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     o  the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

     o  an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected Even When Current Operating
Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

                                       19

     o  changes in interest rates;

     o  the availability of refinancing sources;

     o  changes in governmental regulations, licensing or fiscal policy;

     o  changes in zoning or tax laws; and

     o  potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The
operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

     o  responding to changes in the local market;

     o  planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o  operating the property and providing building services;

     o  managing operating expenses; and

     o  ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o  maintain or improve occupancy rates, business and cash flow,

     o  reduce operating and repair costs, and

     o  preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition Is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     o  rental rates;

     o  location;

     o  type of business or services and amenities offered; and

     o  nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     o  offers lower rents;

     o  has lower operating costs;

                                       20

     o  offers a more favorable location; or

     o  offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special
Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     o  Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

     o  Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

     o  Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

     o  Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

     o  Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     o  Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

     o  Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

     o  Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See
"Description of the Trust Assets--Mortgage Loans--A Discussion of the Various
Types of Multifamily and Commercial Properties that May Secure Mortgage Loans
Underlying a Series of Offered Certificates."

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

     o  the operation of all of the related real properties, and

     o  the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might

                                       21

have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     o  any adverse economic developments that occur in the locale, state or region where the properties are located;

     o  changes in the real estate market where the properties are located;

     o  changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o  acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A
MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

                                       22

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage
Loans--Subordinate Financing."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE
LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.
This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o  grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o  reduce monthly payments due under a mortgage loan;

     o  change the rate of interest due on a mortgage loan; or

     o  otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

JURISDICTIONS WITH ONE ACTION OR SECURITY FIRST RULES AND/OR ANTI-DEFICIENCY
LEGISLATION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO FORECLOSE ON A
REAL PROPERTY OR TO REALIZE ON OBLIGATIONS SECURED BY A REAL PROPERTY

     Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender's realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which "one action", "security first" and/or
"anti-deficiency" rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust's

                                       23

rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional -- and perhaps significantly additional -- delay and expense in foreclosing on the underlying real properties located in states affected by "one action",
"security first" or "anti-deficiency" rules. See "Legal Aspects of Mortgage
Loans--Foreclosure--One Action and Security First Rules" and
"--Foreclosure--Anti-Deficiency Legislation".

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

     o  any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section
        856(d) of the Internal Revenue Code of 1986; and

     o  any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

     o  as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o  that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o  that the results of the environmental testing were accurately evaluated in all cases;

     o  that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o  that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o  tenants at the property, such as gasoline stations or dry cleaners, or

     o  conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was

                                       24

responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument.
In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o  agents or employees of the lender are deemed to have participated in the management of the borrower, or

     o  the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980,
as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to
1978--

     o  to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

     o  to deliver to potential residents or purchasers a United States
        Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o  the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

                                       25

          4.   was not able to pay its debts as they matured; and

     o  the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o  the related real property, or

     o  a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     o  the default is deemed to be immaterial,

     o  the exercise of those remedies would be inequitable or unjust, or

     o  the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required
United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

                                       26

CERTAIN ASPECTS OF SUBORDINATION AGREEMENTS, INCLUDING CO-LENDER AGREEMENTS
EXECUTED IN CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES
THAT ARE PART OF A SPLIT LOAN STRUCTURE, MAY BE UNENFORCEABLE.

     Pursuant to co-lender agreements for certain of the mortgage loans included in one of our trusts, which mortgage loans are either part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan, or are senior to a second mortgage loan made to a common borrower, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust (through an applicable servicer) will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re
203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10,
2000), the United States Bankruptcy Court for the Northern District of Illinois
refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.
In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL
HAZARD LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

     o  war,

     o  revolution,

     o  governmental actions,

     o  floods and other water-related causes,

     o  earth movement, including earthquakes, landslides and mudflows,

     o  wet or dry rot,

     o  vermin, and

     o  domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN
ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

                                       27

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right.
If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S.
App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S.
Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to
Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to
Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

     o  breach of contract involving a tenant, a supplier or other party;

     o  negligence resulting in a personal injury, or

     o  responsibility for an environmental problem.

                                       28

     Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE
TAX CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     o  generally will not be reduced by losses from other activities,

     o  for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o  for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Certain Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o  individuals,

     o  estates,

     o  trusts beneficially owned by any individual or estate, and

     o  pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to--

     o  a foreign person under the Internal Revenue Code of 1986, or

     o  a U.S. person that is classified as a partnership under the Internal
        Revenue Code of 1986, unless all of its beneficial owners are U.S.
        taxpayers, or

     o  a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. taxpayer

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates."

                                       29

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o  you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o  you may have only limited access to information regarding your offered certificates;

     o  you may suffer delays in the receipt of payments on your offered certificates; and

     o  your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                   CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary"
attached to this prospectus.

                                       30

                        DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

     o  various types of multifamily and/or commercial mortgage loans;

     o  mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o  a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     o  rental or cooperatively-owned buildings with multiple dwelling units;

     o  retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o  retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o  office properties;

     o  hospitality properties, such as hotels, motels and other lodging facilities;

     o  casino properties;

     o  health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o  industrial properties;

     o  warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o  restaurants, taverns and other establishments involved in the food and beverage industry;

     o  manufactured housing communities, mobile home parks and recreational vehicle parks;

     o  recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

     o  arenas and stadiums;

                                       31

     o  churches and other religious facilities;

     o  parking lots and garages;

     o  mixed use properties;

     o  other income-producing properties; and

     o  unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o  a fee interest or estate, which consists of ownership of the property for an indefinite period,

     o  an estate for years, which consists of ownership of the property for a specified period of years,

     o  a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     o  shares in a cooperative corporation which owns the property, or

     o  any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     o  first, to the payment of court costs and fees in connection with the foreclosure,

     o  second, to the payment of real estate taxes, and

     o  third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o  the period of the delinquency,

     o  any forbearance arrangement then in effect,

     o  the condition of the related real property, and

     o  the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

                                       32

     A Discussion of the Various Types of Multifamily and Commercial Properties
that May Secure Mortgage Loans Underlying a Series of Offered Certificates. The
mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to
Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

     o  the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     o  the types of services offered at the property;

     o  the location of the property;

     o  the characteristics of the surrounding neighborhood, which may change over time;

     o  the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o  the ability of management to provide adequate maintenance and insurance;

     o  the property's reputation;

     o  the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o  the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o  the dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

     o  the ability of management to respond to competition;

     o  the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     o  adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o  state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o  the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o  the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     o  the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

                                       33

     o  require written leases;

     o  require good cause for eviction;

     o  require disclosure of fees;

     o  prohibit unreasonable rules;

     o  prohibit retaliatory evictions;

     o  prohibit restrictions on a resident's choice of unit vendors;

     o  limit the bases on which a landlord may increase rent; or

     o  prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state
Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     o  fixed percentages,

     o  percentages of increases in the consumer price index,

     o  increases set or approved by a governmental agency, or

     o  increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

     Some mortgage loans underlying the offered certificates will be secured by--

     o  the related borrower's interest in multiple units in a residential condominium project, and

     o  the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected.
Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

                                       34

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o  mortgage loan payments,

     o  real property taxes,

     o  maintenance expenses, and

     o  other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o  maintenance payments from the tenant/shareholders, and

     o  any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

     o  the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

     o  the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights law, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

                                       35

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o  shopping centers,

     o  factory outlet centers,

     o  malls,

     o  automotive sales and service centers,

     o  consumer oriented businesses,

     o  department stores,

     o  grocery stores,

     o  convenience stores,

     o  specialty shops,

     o  gas stations,

     o  movie theaters,

     o  fitness centers,

     o  bowling alleys,

     o  salons, and

     o  dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

     o  lower rents,

     o  grant a potential tenant a free rent or reduced rent period,

     o  improve the condition of the property generally, or

     o  make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

     o  competition from other retail properties;

     o  perceptions regarding the safety, convenience and attractiveness of the property;

     o  perceptions regarding the safety of the surrounding area;

     o  demographics of the surrounding area;

     o  the strength and stability of the local, regional and national economies;

     o  traffic patterns and access to major thoroughfares;

     o  the visibility of the property;

     o  availability of parking;

     o  the particular mixture of the goods and services offered at the property;

                                       36

     o  customer tastes, preferences and spending patterns; and

     o  the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.
Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including:

     o  an anchor tenant's failure to renew its lease;

     o  termination of an anchor tenant's lease;

     o  the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     o  the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     o  a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     o  factory outlet centers;

     o  discount shopping centers and clubs;

     o  catalogue retailers;

     o  television shopping networks and programs;

     o  internet web sites; and

     o  telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

                                       37

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include:

     o  the number and quality of the tenants, particularly significant tenants, at the property;

     o  the physical attributes of the building in relation to competing buildings;

     o  the location of the property with respect to the central business district or population centers;

     o  demographic trends within the metropolitan area to move away from or towards the central business district;

     o  social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o  tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o  local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o  the quality and philosophy of building management;

     o  access to mass transportation; and

     o  changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     o  rental rates;

     o  the building's age, condition and design, including floor sizes and layout;

     o  access to public transportation and availability of parking; and

     o  amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

     o  the cost and quality of labor;

     o  tax incentives; and

     o  quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

     o  full service hotels;

     o  resort hotels with many amenities;

     o  limited service hotels;

                                       38

     o  hotels and motels associated with national or regional franchise chains;

     o  hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o  other lodging facilities.

     Factors affecting the economic performance of a hospitality property include:

     o  the location of the property and its proximity to major population centers or attractions;

     o  the seasonal nature of business at the property;

     o  the level of room rates relative to those charged by competitors;

     o  quality and perception of the franchise affiliation;

     o  economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o  the existence or construction of competing hospitality properties;

     o  nature and quality of the services and facilities;

     o  financial strength and capabilities of the owner and operator;

     o  the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o  increases in operating costs, which may not be offset by increased room rates;

     o  the property's dependence on business and commercial travelers and tourism;

     o  changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

     o  changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

                                       39

     o  the continued existence and financial strength of the franchisor;

     o  the public perception of the franchise service mark; and

     o  the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.

     A lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties. Factors affecting the economic performance of a casino property include:

     o  location, including proximity to or easy access from major population centers;

     o  appearance;

     o  economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o  the existence or construction of competing casinos;

     o  dependence on tourism; and

     o  local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o  providing alternate forms of entertainment, such as performers and sporting events, and

     o  offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health-care related properties include:

     o  hospitals;

     o  medical offices;

     o  skilled nursing facilities;

     o  nursing homes;

                                       40

     o  congregate care facilities; and

     o  in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

     o  statutory and regulatory changes;

     o  retroactive rate adjustments;

     o  administrative rulings;

     o  policy interpretations;

     o  delays by fiscal intermediaries; and

     o  government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     o  federal and state licensing requirements;

     o  facility inspections;

     o  rate setting;

     o  reimbursement policies; and

     o  laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

                                       41

     The value and operation of an industrial property depends on:

     o  location of the property, the desirability of which in a particular instance may depend on--

        1.   availability of labor services,

        2.   proximity to supply sources and customers, and

        3.   accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o  building design of the property, the desirability of which in a particular instance may depend on--

        1.   ceiling heights,

        2.   column spacing,

        3.   number and depth of loading bays,

        4.   divisibility,

        5.   floor loading capacities,

        6.   truck turning radius,

        7.   overall functionality, and

        8.   adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities;
             and

     o  the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

     o  building design,

     o  location and visibility,

     o  tenant privacy,

     o  efficient access to the property,

     o  proximity to potential users, including apartment complexes or commercial users,

     o  services provided at the property, such as security,

     o  age and appearance of the improvements, and

     o  quality of management.

     In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities.
Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to

                                       42

provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

     o  competition from facilities having businesses similar to a particular restaurant or tavern;

     o  perceptions by prospective customers of safety, convenience, services and attractiveness;

     o  the cost, quality and availability of food and beverage products;

     o  negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o  changes in demographics, consumer habits and traffic patterns;

     o  the ability to provide or contract for capable management; and

     o  retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o  market segment,

     o  product,

     o  price,

     o  value,

     o  quality,

     o  service,

     o  convenience,

     o  location, and

     o  the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o  lower operating costs,

     o  more favorable locations,

     o  more effective marketing,

     o  more efficient operations, or

     o  better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

                                       43

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     o  actions and omissions of any franchisor, including management practices that--

        1.   adversely affect the nature of the business, or

        2.   require renovation, refurbishment, expansion or other
             expenditures;

     o  the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o  the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     o  location of the manufactured housing property;

     o  the ability of management to provide adequate maintenance and insurance;

     o  the number of comparable competing properties in the local market;

     o  the age, appearance, condition and reputation of the property;

     o  the quality of management; and

     o  the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

                                       44

     o  multifamily rental properties,

     o  cooperatively-owned apartment buildings,

     o  condominium complexes, and

     o  single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o  fixed percentages,

     o  percentages of increases in the consumer price index,

     o  increases set or approved by a governmental agency, or

     o  increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite.
Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.
Factors affecting the economic performance of a property of this type include:

     o  the location and appearance of the property;

     o  the appeal of the recreational activities offered;

     o  the existence or construction of competing properties, whether or not they offer the same activities;

     o  the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o  geographic location and dependence on tourism;

     o  changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o  seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o  sensitivity to weather and climate changes; and

                                       45

     o  local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

     o  sporting events;

     o  musical events;

     o  theatrical events;

     o  animal shows; and/or

     o  circuses.

     The ability to attract patrons is dependent on, among others, the following factors:

     o  the appeal of the particular event;

     o  the cost of admission;

     o  perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o  perceptions by prospective patrons of the safety of the surrounding area; and

     o  the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

     o  the number of rentable parking spaces and rates charged;

     o  the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o  the amount of alternative parking spaces in the area;

     o  the availability of mass transit; and

     o  the perceptions of the safety, convenience and services of the lot or garage.

                                       46

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o  its location,

     o  its size,

     o  the surrounding neighborhood, and

     o  local zoning laws.

     Default and Loss Considerations with Respect to Commercial and Multifamily
Mortgage Loans.  Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o  the successful operation of the property, and

     o  its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o  the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

     o  the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o  make the loan payments on the related mortgage loan,

     o  cover operating expenses, and

     o  fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o  some health care-related facilities,

     o  hotels and motels,

     o  recreational vehicle parks, and

     o  mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o  warehouses,

     o  retail stores,

                                       47

     o  office buildings, and

     o  industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     o  increases in energy costs and labor costs;

     o  increases in interest rates and real estate tax rates; and

     o  changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o  the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

     o  the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o  the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     o  the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o  the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o  the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o  the income capitalization method, which takes into account the property's projected net cash flow; or

     o  a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     o  it is often difficult to find truly comparable properties that have recently been sold;

                                       48

     o  the replacement cost of a property may have little to do with its current market value; and

     o  income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance."

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

     o  an original term to maturity of not more than approximately 40 years;
        and

     o  scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

     o  provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o  provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o  provide for no accrual of interest;

     o  provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o  be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated
        maturity date;

     o  permit the negative amortization or deferral of accrued interest;

     o  permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o  prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     o  the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

                                       49

     o  the type or types of property that provide security for repayment of the mortgage loans;

     o  the earliest and latest origination date and maturity date of the mortgage loans;

     o  the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o  loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o  the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o  if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o  information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o  debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios;
        and

     o  the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o  more general information in the related prospectus supplement, and

     o  specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage-backed securities underlying a series of offered certificates may include:

     o  mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     o  certificates issued and/or insured or guaranteed by Freddie Mac, Fannie
        Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o  will have been registered under the Securities Act of 1933, as amended,
        or

     o  will be exempt from the registration requirements of that Act, or

     o  will have been held for at least the holding period specified in Rule
        144(k) under that Act, or

     o  may otherwise be resold by us publicly without registration under that
        Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

                                       50

     o  the initial and outstanding principal amount(s) and type of the securities;

     o  the original and remaining term(s) to stated maturity of the securities;

     o  the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o  the payment characteristics of the securities;

     o  the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o  a description of the related credit support, if any;

     o  the type of mortgage loans underlying the securities;

     o  the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o  the terms and conditions for substituting mortgage loans backing the securities; and

     o  the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

     o  cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     o  other mortgage loans or mortgage-backed securities that--

        1.   conform to the description of mortgage assets in this prospectus,
             and

        2.   satisfy the criteria set forth in the related prospectus
             supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

        1.   conform to the description of mortgage assets in this prospectus,
             and

        2.   satisfy the criteria set forth in the related prospectus
             supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of

                                       51

certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

     o  the subordination of one or more other classes of certificates of the same series;

     o  a letter of credit;

     o  a surety bond;

     o  an insurance policy;

     o  a guarantee;

     o  a credit derivative; and/or

     o  a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     o  interest rate exchange agreements;

     o  interest rate cap agreements;

     o  interest rate floor agreements;

     o  currency exchange agreements; or

     o  other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                                       52

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     o  the price you paid for your offered certificates,

     o  the pass-through rate on your offered certificates,

     o  the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

     o  the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o  the dates on which any balloon payments are due; and

     o  the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o  whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     o  when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

                                       53

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o  be based on the principal balances of some or all of the mortgage assets in the related trust, or

     o  equal the total principal balance of one or more of the other classes of certificates of the same series.

     Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o  payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

     o  payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     o  the availability of mortgage credit;

     o  the relative economic vitality of the area in which the related real properties are located;

     o  the quality of management of the related real properties;

     o  the servicing of the mortgage loans;

     o  possible changes in tax laws; and

     o  other opportunities for investment.

In general, those factors that increase--

     o  the attractiveness of selling or refinancing a commercial or multifamily property, or

     o  the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o  prepayment lock-out periods, and

     o  requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case

                                       54

of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

    o to convert to a fixed rate loan and thereby lock in that rate, or

    o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

    o realize its equity in the property,

    o meet cash flow needs or

    o make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

    o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

    o the relative importance of those factors,

    o the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

    o the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o  scheduled amortization, or

     o  prepayments, including--

        1.   voluntary prepayments by borrowers, and

        2.   involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2%
per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of

                                       55

mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     o  the projected weighted average life of each class of those offered certificates with principal balances, and

     o  the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o  to refinance the loan, or

     o  to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o  the bankruptcy of the borrower, or

     o  adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     o  limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o  provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o  provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.
We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may

                                       56

be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o  the number of foreclosures with respect to the underlying mortgage loans; and

     o  the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     o  a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o  the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     o  amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o  interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

                                       57

     o  prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o  any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                  STRUCTURED ASSET SECURITIES CORPORATION II

     We were incorporated in Delaware on October 25, 2002. We were organized, among other things, for the purposes of:

     o  acquiring mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

     o  acquiring mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

     o  forming pools of mortgage loans and mortgage-backed securities; and

     o  acting as depositor of one or more trusts formed to issue bonds, certificates of interest or other evidences of indebtedness that are secured by or represent interests in, pools of mortgage loans and mortgage-backed securities.

Our principal executive offices are located at 745 Seventh Avenue, New York,
New York 10019. Our telephone number is 212-526-7000. There can be no assurance that at any particular time we will have any significant assets.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o  have the same series designation;

     o  were issued under the same Governing Document; and

     o  represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o  have the same class designation; and

     o  have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     o  a stated principal amount, which will be represented by its principal balance;

     o  interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     o  specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     o  payments of principal, with disproportionate, nominal or no payments of interest;

                                       58

     o  payments of interest, with disproportionate, nominal or no payments of principal;

     o  payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o  payments of principal to be made, from time to time or for designated periods, at a rate that is--

        1.   faster and, in some cases, substantially faster, or

        2.   slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

     o  payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o  payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking Luxembourg or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

     o  the periodic payment date for that series, and

     o  the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

                                       59

     o  by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date, or a specified number of days prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

     o  by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of:

     o  a 360-day year consisting of 12 30-day months,

     o  the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

     o  the actual number of days elapsed during each relevant period in a normal calendar year, or

     o  any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     o  based on the principal balances of some or all of the related mortgage assets; or

     o  equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

                                       60

     o  payments of principal actually made to the holders of that class, and

     o  if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

     o  amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o  interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o  prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o  any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     o  by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o  by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o  delinquent payments of principal and/or interest, other than balloon payments,

     o  property protection expenses,

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     o  other servicing expenses, or

     o  any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o  subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     o  any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o  periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     o  at any other times and from any sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward, upon request, or otherwise make available, to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o  the payments made on that payment date with respect to the applicable class of offered certificates, and

     o  the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o  that calendar year, or

     o  the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

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     o  with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment," or

     o  as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following:

     o  the final payment or other liquidation of the last mortgage asset in that trust; and

     o  the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee.
If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking
Luxembourg,, for so long as they are participants in DTC.

     DTC, Euroclear and Clearstream. DTC is:

     o  a limited-purpose trust company organized under the New York Banking
        Law,

     o  a "banking corporation" within the meaning of the New York Banking Law,

     o  a member of the Federal Reserve System,

     o  a "clearing corporation" within the meaning of the New York Uniform
        Commercial Code, and

     o  a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                                       63

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in over 28 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur
Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's
U.S. customers are limited to securities brokers and dealers, and banks.
Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of
Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over
30 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry
Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as
Euroclear Operator, under a license agreement with Euroclear Clearance System
Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECSPLC. ECSPLC establishes policy for the Euroclear system on behalf of more than 120 member organizations of
Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries.
Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Euroclear Terms and Conditions. The Euroclear
Terms and Conditions govern transfers of securities and cash within the
Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.
All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.
The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

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     The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of
Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date.
Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o  governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

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     o  the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through
DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     o  we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o  we notify DTC of our intent to terminate the book-entry system through
        DTC with respect to those offered certificates and, in the event applicable law and/or DTC's procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

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                    DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing
Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the
Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing
Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Structured Asset Securities Corporation II."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     o  in the case of a mortgage loan--

        1.   the address of the related real property,

        2.   the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap
             information,

        3.   the remaining term to maturity,

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        4.   if the mortgage loan is a balloon loan, the remaining
             amortization term, and

        5.   the outstanding principal balance; and

     o  in the case of a mortgage-backed security--

        1.   the outstanding principal balance, and

        2.   the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     o  the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing
        Document for that series;

     o  the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

     o  in the case of a mortgage loan--

        1.   the enforceability of the related mortgage note and mortgage,

        2.   the existence of title insurance insuring the lien priority of the related mortgage, and

        3.   the payment status of the mortgage loan.

     We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

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     o  maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o  ensuring that the related properties are properly insured;

     o  attempting to collect delinquent payments;

     o  supervising foreclosures;

     o  negotiating modifications;

     o  responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o  protecting the interests of certificateholders with respect to senior lienholders;

     o  conducting inspections of the related real properties on a periodic or other basis;

     o  collecting and evaluating financial statements for the related real properties;

     o  managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o  maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     o  mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o  mortgage loans as to which there is a material non-monetary default;

     o  mortgage loans as to which the related borrower has--

        1.   entered into or consented to bankruptcy, appointment of a
             receiver or conservator or similar insolvency proceeding, or

        2.   become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o  real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can--

                                       69

     o  make the initial determination of appropriate action,

     o  evaluate the success of corrective action,

     o  develop additional initiatives,

     o  institute foreclosure proceedings and actually foreclose, or

     o  accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o  performing property inspections and collecting, and

     o  evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o  continuing to receive payments on the mortgage loan,

     o  making calculations with respect to the mortgage loan, and

     o  making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing
Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

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     o  that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o  the related trustee will receive payments on that mortgage-backed security; and

     o  subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     o  the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     o  a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other parties to the related Governing Document will be protected, however, against any liability that would otherwise be imposed by reason of--

     o  willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

     o  reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any such loss, liability or expense:

     o  specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o  incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o  incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that
        Governing Document or reckless disregard of those obligations and duties.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

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     o  the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o  either--

        1.   that party is specifically required to bear the expense of the action, or

        2.   the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be
             reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o  into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     o  resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

     o  succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

     1. to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

     3. to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4. to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue
        Code relating to REMICs or grantor trusts if the provisions of the
        Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     5. to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

                                       72

     6. to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

     7. to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC; or

     8. to otherwise modify or delete existing provisions of the Governing
        Document.

     However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, then no such amendment may significantly change the activities of the related trust.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 662/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     o  reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

     o  adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

     o  if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered and/or non-offered certificates of that series representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

     o  modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o  modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing
Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

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DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o  make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

     o  be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related
Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing
Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related
Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

     The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as authenticating agent, certificate registrar, tax administrator and custodian for that trust.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time.
We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document

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or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

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                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

     o  the subordination of one or more other classes of certificates of the same series;

     o  the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     o  the establishment of one or more reserve funds; or

     o  any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     o  the nature and amount of coverage under that credit support;

     o  any conditions to payment not otherwise described in this prospectus;

     o  any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o  the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

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INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls.
Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

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CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                        LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the
United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage
Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o  the terms of the mortgage,

     o  the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     o  the knowledge of the parties to the mortgage, and

     o  in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o  a mortgagor, who is the owner of the encumbered interest in the real property, and

     o  a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o  the trustor, who is the equivalent of a mortgagor,

                                       78

     o  the trustee to whom the real property is conveyed, and

     o  the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     o  the express provisions of the related instrument,

     o  the law of the state in which the real property is located,

     o  various federal laws, and

     o  in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of

                                       79

rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

     If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o  without a hearing or the lender's consent, or

     o  unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o  judicial foreclosure, involving court proceedings, and

     o  nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

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     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o  all parties having a subordinate interest of record in the real property, and

     o  all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.
These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     o  alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o  require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o  require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o  limit the right of the lender to foreclose in the case of a nonmonetary default, such as

        1.   a failure to adequately maintain the mortgaged property, or

        2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o  upheld the reasonableness of the notice provisions, or

     o  found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o  a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     o  notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o  record a notice of default and notice of sale, and

     o  send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

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In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.
Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o  the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

     o  the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o  to enable the lender to realize upon its security, and

     o  to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a

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foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     One Action and Security First Rules. Some states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term "judicial action" broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" and/or "security first" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with "one action" rules might be precluded because of a prior first action, even if such first action occurred in a state without "one action" rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a "one action" or "security first" jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust
(unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will generally be limited to the underlying real property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the "power of sale" under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     o  requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

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     o  permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

     o  contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid.
Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o  reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o  reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o  extend or shorten the term to maturity of the loan;

     o  permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o  permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

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     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o  past due rent,

     o  accelerated rent,

     o  damages, or

     o  a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

     o  assume the lease and either retain it or assign it to a third party, or

     o  reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to:

     o  the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     o  unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or

                                       85

"operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of
"owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that
"merely having the capacity to influence, or unexercised right to control"
operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o  it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     o  assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may

     o  impose liability for releases of or exposure to asbestos-containing materials, and

     o  provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to
1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

                                       86

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St
Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     o  first, to the payment of court costs and fees in connection with the foreclosure;

     o  second, to real estate taxes;

     o  third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o  last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     o  the borrower may have difficulty servicing and repaying multiple loans;

     o  if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

                                       87

     o  acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o  if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o  the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable"
standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are

                                       88

members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money-laundering laws and regulations, including the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the
"USA Patriot Act") and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the
Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o  its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

     o  the lender was, at the time of execution of the mortgage, "reasonably without cause to believe that the property was subject to forfeiture."

     However, there is no assurance that such defense will be successful.

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                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

     o  banks,

     o  insurance companies,

     o  foreign investors.

     o  tax exempt investors,

     o  holders whose "functional currency" is not the United States dollar,

     o  United States expatriates, and

     o  holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o  given with respect to events that have occurred at the time the advice is rendered, and

     o  is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "State and Other
Tax Consequences."

     The following discussion addresses securities of two general types:

     o  REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Internal Revenue Code; and

     o  grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related
Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust
Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related
Protection."

                                       90

     The following discussion is based in part on the rules governing original issue discount in sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in sections 860A-860G of the Internal
Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     o  the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

     o  those offered certificates will represent--

        1.   regular interests in the REMIC, or

        2.   residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either--

     o  REMIC regular certificates, representing regular interests in the REMIC,
        or

     o  REMIC residual certificates, representing residual interests in the
        REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the
Internal Revenue Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o  "real estate assets" within the meaning of section 856(c)(5)(B) of the
        Internal Revenue Code in the hands of a real estate investment trust,
        and

     o  "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under section
7701(a)(19)(C) of the Internal Revenue Code. If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate

                                       91

investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the
Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans--

     o  collections on mortgage loans held pending payment on the related offered certificates, and

     o  any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the
Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal
Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     o  a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

     o  a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue Code;
        and

     o  the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of
REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

     o  whether the related REMIC certificates will be "real estate assets"
        within the meaning of section 856(c)(5)(B) of the Internal Revenue Code,

     o  whether the related REMIC certificates will be "loans secured by an interest in real property" under section 7701(a)(19)(C) of the Internal
        Revenue Code, and

     o  whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Internal Revenue Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of
REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the
Internal Revenue Code. Any holders of REMIC

                                       92

regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under sections 1271 to
1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. section 1272(a)(6) of the
Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The
Treasury Department has not issued regulations under that section. You should be aware, however, that section 1272(a)(6) and the regulations under sections
1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the
Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

     o  a single fixed rate,

     o  a "qualified floating rate,"

     o  an "objective rate,"

     o  a combination of a single fixed rate and one or more "qualified floating rates,"

     o  a combination of a single fixed rate and one "qualified inverse floating rate," or

     o  a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer

                                       93

than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the
REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     o  the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     o  a fraction--

        1.   the numerator of which is the amount of the payment, and

        2.   the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o  the total amount of the de minimis original issue discount, and

     o  a fraction--

        1.   the numerator of which is the amount of the principal payment,
             and

        2.   the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" below for a description of that election under the applicable
Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue
Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in

                                       94

the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o  the sum of:

        1.   the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

        2.   the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     o  the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     o  the issue price of the certificate, increased by

     o  the total amount of original issue discount previously accrued on the certificate, reduced by

     o  the amount of all prior payments of amounts included in its stated
        redemption price.

     The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     o  assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o  using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o  taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o  the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

     o  the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be

                                       95

a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment Performance of Your Offered
Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses may be Highly
Unpredictable."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations.
The change is proposed to be made on a cut-off basis and, thus, does not affect
REMIC regular interests certificates before the date the final regulations are published in the Federal Register.

     The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the
IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC ("REMIC
IOs"), high-yield REMIC regular interests, and apparent negative-yield instruments. The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to
REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o  in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated
        principal amount, or

     o  in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under section 1276 of the Internal
Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with

                                       96

the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC
Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury
Department, the relevant rules described in the Committee Report apply. The
Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

     o  on the basis of a constant yield method,

     o  in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

     o  in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

                                       97

     Further, section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under section 171 of the Internal Revenue
Code to amortize the premium over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.
The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o  the purchase price paid for your offered certificate, and

     o  the payments remaining to be made on your offered certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o  you will not be entitled to deduct a loss under section 166 of the
        Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero,
        and

     o  the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income.
However, the law is unclear with respect to the timing and character of this loss or reduction in income.

                                       98

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other
Taxes" below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.
Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the
REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC." Holders
of REMIC residual certificates must report the taxable income of the related
REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under section 469 of the Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

     The Treasury Department has issued final regulations, effective May 11,
2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United
States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe

                                       99

harbor method to the other safe harbor method). Prospective purchasers of the
REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.
Consequently, you should have--

     o  other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

     o  unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

     o  excess inclusions,

     o  residual interests without significant value, and

     o  noneconomic residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

     o  the income from the mortgage loans and other assets of the REMIC; plus

     o  any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

        1.   the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

        2.   amortization of any premium on the mortgage loans held by the
             REMIC,

        3.   bad debt losses with respect to the mortgage loans held by the
             REMIC, and

        4.   except as described below in this "--Taxable Income of the REMIC"
             subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be

                                      100

equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of
Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a
REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the
REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of section 67 of the Internal
Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions"
below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

     o  the amount paid for that REMIC residual certificate,

     o  increased by amounts included in the income of the holder of that REMIC residual certificate, and

     o  decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent

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a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions.
This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

     o  through distributions,

     o  through the deduction of any net losses of the REMIC, or

     o  upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual
Certificates--General" above. These adjustments could require a holder of a
REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

     o  the daily portions of REMIC taxable income allocable to that certificate, over

     o  the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

     o  the issue price of the certificate, increased by

     o  the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     o  any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a
REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

     o  will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

                                      102

     o  will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     o  will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax:

     o  excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     o  alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the
REIT in proportion to the dividends received by the shareholders from the REIT.
Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2)
of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

     o  regulated investment companies,

     o  common trusts, and

     o  some cooperatives.

The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

     o  the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     o  the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     o  from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

                                      103

     o  from the prospective transferee, providing representations as to its financial condition and that it understands that, as the transferee of the non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

     o  from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor
Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a
"foreign branch") of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations. A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer
(specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.
The "formula test" makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

     o  the present value of any consideration given to the transferee to acquire the interest,

     o  the present value of the expected future distributions on the interest,
        and

     o  the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

     If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

     The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered
REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However,

                                      104

we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Regulations under section 475 of the Internal
Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the
Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Transfers of REMIC Residual Certificates to Investors That Are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing
Documents.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

     o  an individual,

     o  an estate or trust, or

     o  a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

     then--

     o  an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

     o  the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

     In addition, section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. Such reduction is scheduled to be phased out between 2006 and 2010.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o  an individual,

     o  an estate or trust, or

     o  a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

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     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or
Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

     o  an individual,

     o  an estate or trust, or

     o  a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

     o  the cost of the certificate to that certificateholder, increased by

     o  income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

     o  payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o  entitle the holder to a specified principal amount,

     o  pay interest at a fixed or variable rate, and

     o  are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

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     o  the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable
        Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     o  the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction"
within the meaning of section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

     o  reacquires that same REMIC residual certificate,

     o  acquires any other residual interest in a REMIC, or

     o  acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Internal Revenue Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     o  the disposition of a non-defaulted mortgage loan,

     o  the receipt of income from a source other than a mortgage loan or other permitted investments,

     o  the receipt of compensation for services, or

     o  the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the

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contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under section 860G(a)(5) of the Internal
Revenue Code.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o  the person has sufficient assets to do so, and

     o  the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

     o  the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

     o  the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     o  events that have occurred up to the time of the transfer,

     o  the prepayment assumption, and

     o  any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     o  the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

     o  as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o  the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified
        Organization, and

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     o  the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

     o  the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

     o  a statement under penalties of perjury that the record holder is not a
        Disqualified Organization.

     If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large
Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o  the residual interests in the entity are not held by Disqualified
        Organizations, and

     o  the information necessary for the application of the tax described in this prospectus will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o  income,

     o  deductions,

     o  gains,

     o  losses, and

     o  classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related
REMIC's tax return. In addition, these holders may in

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some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter under section 6111 of the
Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o  corporations,

     o  trusts,

     o  securities dealers, and

     o  various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

     o  30 days after the end of the quarter for which the information was requested, or

     o  two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o  income,

     o  excess inclusions,

     o  investment expenses, and

     o  relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

     o  fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

     o  otherwise fail to establish an exemption from this tax.

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     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

     o  a foreign person, and

     o  not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements.
These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o  owns 10% or more of one or more underlying mortgagors, or

     o  if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

     o  foreign persons, or

     o  U.S. Persons, if classified as a partnership under the Internal Revenue
        Code, unless all of their beneficial owners are U.S. Persons.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

     A grantor trust certificate may be classified as either of the following types of certificate:

     o  a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

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     o  a grantor trust strip certificate representing ownership of all or a portion of the difference between--

        1.   interest paid on the mortgage loans constituting the related grantor trust, minus

        2.   the sum of:

     o  normal administration fees, and

     o  interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     o  "loans . . . secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

     o  "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of section 860G(a)(3) of the
        Internal Revenue Code; and

     o  "real estate assets" within the meaning of section 856(c)(5)(B) of the
        Internal Revenue Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Internal
Revenue Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o  consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of section
        7701(a)(19)(C)(v) of the Internal Revenue Code,

     o  consisting of mortgage loans that are "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code, and

     o  the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the
        Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are]
principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally:

     o  will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o  will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

                                      112

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Such reduction is scheduled to be phased out between 2006 and 2010.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

     o  a class of grantor trust strip certificates is issued as part of the same series, or

     o  we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

     o  a master servicer,

     o  a special servicer,

     o  any sub-servicer, or

     o  their respective affiliates.

     With respect to certain categories of debt instruments, section 1272(a)(6)
of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of section 1272(a)(6) of the
Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

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     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do
so.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

     o  the treatment of some stripped bonds as market discount bonds, and

     o  de minimis market discount.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates-- Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

     o  the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in
        "--Grantor Trusts--Sales of Grantor Trust Certificates," and

     o  the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the
Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption

                                      114

generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o  a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

     o  a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o  the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     o  the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

     o  there is no original issue discount or only a de minimis amount of original issue discount, or

     o  the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     o  0.25% of the stated redemption price, and

     o  the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do
Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between:

     o  the stated redemption price of the mortgage loans, and

                                      115

     o  their issue price.

     For a definition of "stated redemption price," see "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     o  the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o  the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

     o  the issue price of the mortgage loan, increased by

     o  the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

     o  the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o  a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

     o  a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o  the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

                                      116

    o the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue
Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o  in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     o  in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Internal
Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

     o  be allocated among the payments of stated redemption price on the mortgage loan, and

     o  be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

                                      117

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Internal Revenue
Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

     o  the price paid for that grantor trust strip certificate by you, and

     o  the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

     o  an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     Such yield will accrue based generally on the method described in section
1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate.
Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

     o  the prepayment assumption we will disclose in the related prospectus supplement, and

     o  a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

                                      118

     o  the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

     o  the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

     o  the amount realized on the sale or exchange of a grantor trust certificate, and

     o  its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal:

     o  its cost, increased by

     o  any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     o  any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.
Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o  entitle the holder to a specified principal amount,

     o  pay interest at a fixed or variable rate, and

     o  are not convertible into the stock of the issuer or a related party,

                                      119

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o  the amount of servicing compensation received by a master servicer or special servicer, and

     o  all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Treasury Department published proposed regulations, which will, when effective, establish a reporting framework for interests in
"widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o  a custodian of a person's account,

     o  a nominee, and

     o  a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective on January 1, 2004.

     Backup Withholding. In general, the rules described under
"--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates"
above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Internal Revenue Code from United
States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered

                                      120

certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                                      121

                             ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on--

     o  ERISA Plans, and

     o  persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and
501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

     o  investment prudence and diversification, and

     o  compliance with the investing ERISA Plan's governing documents.

     Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption applies.
Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of an I.R.C. Plan. For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts, Keogh plans and other I.R.C. Plans.

     The types of transactions between Plans and Parties in Interest that are prohibited include:

     o  sales, exchanges or leases of property;

     o  loans or other extensions of credit; and

     o  the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue
Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA or
Section 4975 of the Internal Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25%
or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

                                      122

     1. those with discretionary authority or control over the assets of the entity,

     2. those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

     3. those who are affiliates of the persons described in the preceding clauses 1. and 2.

     In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     o  has discretionary authority or control over the management or disposition of the assets of that Plan, or

     o  provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     o  deemed to be a fiduciary with respect to the investing Plan, and

     o  subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a
"guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a
"guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac.
Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset
Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

PROHIBITED TRANSACTION EXEMPTIONS

     If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

     o  Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

     o  Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in
        Interest;

     o  Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in
        Interest;

                                      123

     o  Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

     o  Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in
        Interest; and

     o  Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued
Prohibited Transaction Exemption 91-14 to a predecessor in interest to Lehman
Brothers Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 91-14, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, various transactions relating to, among other things--

     o  the servicing and operation of some mortgage assets pools, such as the types of mortgage assets pools that will be included in our trusts, and

     o  the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Lehman Brothers Inc. or any person affiliated with Lehman Brothers Inc., such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 91-14 is or may be available with respect to any offered certificates underwritten by Lehman
Brothers Inc.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section
401(c) of ERISA, may be treated as Plan assets. In addition, because Section
401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

                                      124

     o  consider your general fiduciary obligations under ERISA, and

     o  consult with your legal counsel as to--

        1.   the potential applicability of ERISA and Section 4975 of the
             Internal Revenue Code to that investment, and

        2.   the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a
REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" in this prospectus.

                               LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended.

     Generally, the only classes of offered certificates that will qualify as
"mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties.
All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

     "Mortgage related securities" are legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

     o  that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     o  whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures,

                                      125

states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o  federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"
        without limitation as to the percentage of their assets represented by those securities; and

     o  federal credit unions may invest in "mortgage related securities" and national banks may purchase "mortgage related securities" for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. Section 24 (Seventh),

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some "Type IV securities", defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a "mortgage related security" within the meaning of SMMEA, provided that, in the case of a
"commercial mortgage-related security", it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
we make no representation as to whether any class of offered certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" (other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16 for investing in those securities), residual interests in mortgage related securities and commercial mortgage related securities), subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the
NCUA's "investment pilot program" under 12 C.F.R.  Section  703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R.  Section  742.4(b)(2).

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the FDIC, the OCC and the OTS
effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational
(transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing

                                      126

any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statues, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

     Except as to the status of certain classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisors in determining whether and to what extent--

     o  the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions;
        and

     o  if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

                                USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                            METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

     1. by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2. by placements by us with institutional investors through dealers; and

     3. by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their

                                      127

own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of
1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o  the obligations of the underwriters will be subject to various conditions precedent,

     o  the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

     o  in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the
        Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                 LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o  Sidley Austin Brown & Wood LLP;

     o  Cadwalader, Wickersham & Taft LLP;

     o  Skadden, Arps, Slate, Meagher & Flom LLP; or

     o  Thacher Proffitt & Wood LLP.

                             FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                      128

                                    RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o  whether the price paid for those certificates is fair;

     o  whether those certificates are a suitable investment for any particular investor;

     o  the tax attributes of those certificates or of the related trust;

     o  the yield to maturity or, if they have principal balances, the average life of those certificates;

     o  the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o  the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o  whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o  the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o  if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      129

                                   GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "Clearstream" means Clearstream Banking Luxembourg.

     "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means:

     o  the United States,

     o  any State or political subdivision of the United States,

     o  any foreign government,

     o  any international organization,

     o  any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal
        Revenue Code or the Freddie Mac,

     o  any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the
        Internal Revenue Code, or

     o  any organization described in Section 1381(a)(2)(C) of the Internal
        Revenue Code.

     "DTC" means The Depository Trust Company.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "ECSPLC" means Euroclear Clearance System Public Limited Company.

     "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear System, or any successor entity in that capacity.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System,
Belgian law.

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FASB 140" means the Financial Accounting Standards Board's Statement No.
140, entitled "Accounting for Transfers and Servicing of Financial Assets and
Extinguishment of Liabilities," issued in September 2002.

     "FDIC" means the Federal Deposit Insurance Corporation.

                                      130

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation Lender Liability and
Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party In Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of Section
4975 of the Internal Revenue Code.

     "Pass-Through Entity" means any:

     o  regulated investment company,

     o  real estate investment trust,

     o  trust,

     o  partnership, or

     o  other entities described in Section 860E(e)(6) of the Internal Revenue
        Code.

     "Plan" means an ERISA Plan or an I.R.C. Plan.

     "Plan Asset Regulations" means the regulations of the U.S. Department of
Labor promulgated under ERISA describing what constitutes the assets of a Plan.

     "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section
856(a) of the Internal Revenue Code.

     "Relief Act" means the Servicemembers Civil Relief Act.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and
Sections 860A through 860G of the Internal Revenue Code.

     "Safe Harbor Regulations" means the final Treasury regulations issued on
July 18, 2002.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

                                      131

     "USA Patriot Act" means the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

     "U.S. Person" means:

     o  a citizen or resident of the United States;

     o  a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
        Columbia;

     o  an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o  a trust as to which--

        1.   a court in the United States is able to exercise primary
             supervision over the administration of the trust, and

        2.   one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

                                      132

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                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is
"LBUBS05C3.XLS." The spreadsheet file "LBUBS05C3.XLS" is a Microsoft Excel(1),
Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the
Mortgage Pool" in, and on Annexes A-1, A-3, A-4 and B to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

                             PROSPECTUS SUPPLEMENT

Important Notice About the Information Contained in this

ANNEX A-1--Certain Characteristics of Individual Underlying
  Mortgage Loans .......................................................     A-1
ANNEX A-2--Certain Characteristics of the Mortgage Pool ................     A-2
ANNEX A-3--Certain Monetary Terms of the Underlying Mortgage
  Loans ................................................................     A-3
ANNEX A-4--Certain Information Regarding Reserves ......................     A-4
ANNEX B--Certain Information Regarding Multifamily Properties ..........      B
ANNEX C-1--Price/Yield Tables ..........................................     C-1
ANNEX C-2--Decrement Tables ............................................     C-2
ANNEX D--Form of Distribution Date Statement ...........................       D
ANNEX E--Reference Rate Schedule .......................................       E
ANNEX F--Class A-AB Planned Principal Balance Schedule .................       F
ANNEX G--Global Clearance and Tax Documentation Procedures .............       G

                          PROSPECTUS

Important Notice About the Information Presented in this

      Until       , 2005, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver this prospectus supplement and the accompanying prospectus. This delivery requirement is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================

                                 $1,860,868,000
                                 (APPROXIMATE)

                               LB-UBS COMMERCIAL
                            MORTGAGE TRUST 2005-C3

                        COMMERCIAL MORTGAGE PASS-THROUGH
                         CERTIFICATES, SERIES 2005-C3

                        CLASS A-1, CLASS A-2, CLASS A-3,
                       CLASS A-AB, CLASS A-4, CLASS A-M,
                          CLASS A-J, CLASS B, CLASS C,
                    CLASS D, CLASS E, CLASS F AND CLASS X-CP

          -----------------------------------------------------------

                             PROSPECTUS SUPPLEMENT

          -----------------------------------------------------------

                              UBS INVESTMENT BANK

                                LEHMAN BROTHERS

                                 JUNE   , 2005

================================================================================

                                   Diskette
                              Dated June 13, 2005
                    to the Preliminary Prospectus Supplement

                   LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C3

                              Commercial Mortgage
                           Pass-Through Certificates
                                 Series 2005-C3

                                 LBUBS05C3.XLS
                         (Microsoft Excel Version 5.0)

$1,860,868,000 (APPROXIMATE) LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C3,
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-C3